    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2000

                                                      REGISTRATION NO. 333-40478

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              AES RED OAK, L.L.C.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4930                           54-1889658
    (State of Organization)         (Primary Standard Industrial    (I.R.S. Employer Identification
                                       Classification Number)                     No.)

                           --------------------------

                             1001 NORTH 19TH STREET
                           ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                  PATTY ROLLIN
                             1001 NORTH 19TH STREET
                           ARLINGTON, VIRGINIA 22209
                                 (703) 522-1315
       (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                         ------------------------------

  IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF ALL NOTICES,
                         ORDERS AND COMMUNICATIONS TO:

                                MICHAEL B. BARR
                               HUNTON & WILLIAMS
                               1900 K STREET, NW
                              WASHINGTON, DC 20006
                                 (202) 955-1500
                           (202) 778-2201 (FACSIMILE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE PROPOSED EXCHANGE OFFER DESCRIBED HEREIN HAVE BEEN SATISFIED OR WAIVED.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                    [LOGO]]

                              AES RED OAK, L.L.C.

                $224,000,000                                   $160,000,000

      OFFER TO EXCHANGE ALL OUTSTANDING              OFFER TO EXCHANGE ALL OUTSTANDING
8.54% SENIOR SECURED BONDS SERIES A DUE 2019   9.20% SENIOR SECURED BONDS SERIES B DUE 2029
                     FOR                                            FOR
8.54% SENIOR SECURED EXCHANGE BONDS SERIES A   9.20% SENIOR SECURED EXCHANGE BONDS SERIES B
                   DUE 2019                                      DUE 2029

                            ------------------------

        INTEREST PAYABLE FEBRUARY 28, MAY 31, AUGUST 31 AND NOVEMBER 30


    - The exchange offer will expire at 5:00 p.m. New York City time on September 18, 2000, unless otherwise extended. The exchange offer will not be extended beyond March 31, 2001.


    - All outstanding bonds that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for an equal principal amount of exchange bonds that are registered under the Securities Act of 1933.

    - The exchange of outstanding bonds for exchange bonds will not be a taxable event for U.S. federal income tax purposes.

    - We do not intend to list the exchange bonds on any national securities exchange or NASDAQ.


    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 24 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER OR INVESTING IN THE EXCHANGE BONDS ISSUED IN THE EXCHANGE OFFER.


 We are not making this exchange offer in any state or jurisdiction where it is not permitted.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE EXCHANGE BONDS TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is August 11, 2000.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary...................       2
Risk Factors.........................      24
Use of Proceeds......................      32
Capitalization.......................      33
Calculation of Earnings to Fixed
  Charges Deficiency.................      33
The Exchange Offer...................      34
Selected Financial Data..............      44
Management's Discussion and Analysis
  of Financial Condition.............      45
Our Business.........................      47
Our Management.......................      50
Certain Relationships and Related
  Transactions.......................      52
Summary of Principal Project
  Contracts..........................      53

                                           PAGE
                                           ----
Role of The Independent Engineer.....      91
Description of The Exchange Bonds....      93
Summary of The Principal Financing
  Documents..........................     102
Plan of Distribution.................     141
United States Federal Income Tax
  Considerations.....................     142
Experts..............................     142
Legal Matters........................     142
Where You Can Find More Information..     142
Index to Consolidated Financial
  Statements.........................     F-1
Annex A-Glossary of Terms............     A-1
Annex B-Independent Technical
  Review.............................     B-1
Annex C-Independent Market
  Assessment.........................     C-1

                            ------------------------

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

    Unless otherwise indicated:

    - the 8.54% Senior Secured Bonds Series A due 2019 and the 9.20% Senior Secured Bonds Series B due 2029, each issued on March 15, 2000, are collectively referred to in this prospectus as the outstanding bonds;

    - the 8.54% Senior Secured Exchange Bonds Series A due 2019, or Series A exchange bonds, and the 9.20% Senior Secured Exchange Bonds Series B due 2029, or Series B exchange bonds, offered under this prospectus are collectively referred to in this prospectus as the exchange bonds; and

    - the outstanding bonds and the exchange bonds are collectively referred to as the bonds.

    Each broker-dealer that receives exchange bonds for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange bonds. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for outstanding bonds where the outstanding bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 270 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any resale. See "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

    This summary highlights selected information from this prospectus but does not contain all of the information that is important to you. To understand all of the terms of the exchange offer and the exchange bonds and to attain a more complete understanding of our business and financial condition, you should read carefully this entire prospectus. For an explanation of specific technical terms used in this prospectus, please read "ANNEX A: GLOSSARY OF TECHNICAL TERMS."

                              AES RED OAK, L.L.C.

    We were formed to develop, construct, own, lease, operate and maintain a gas-fired electric generating power plant in the Borough of Sayreville, Middlesex County, New Jersey. We are a development stage company and currently have no operating revenues. All of the equity interests in our company is owned by AES Red Oak, Inc., a wholly owned subsidiary of The AES Corporation. The AES Corporation will provide funds to AES Red Oak, Inc. so that AES Red Oak, Inc. can make an equity contribution to us to fund our project costs. AES Red Oak, Inc. currently has no operations outside of its activities in connection with our project and does not anticipate undertaking any unrelated operations. AES Red Oak, Inc. also owns all of the equity interest in AES Sayreville, L.L.C., which will provide development, construction management, and operations and maintenance services to us. AES Sayreville has no operations outside of its activities in connection with our project. AES Red Oak, Inc. has no assets other than its membership interests in us and AES Sayreville. The AES Corporation will supply AES Sayreville with personnel and services necessary to carry out its obligations to us. The AES Corporation is a public company and files reports, proxy statements and other information, including financial reports, with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION."

    We own all of the equity interests in AES Red Oak Urban Renewal Corporation, or AES URC, which was organized as an urban renewal corporation under New Jersey law so that portions of our project can be designated as redevelopment areas or projects in order to provide real estate tax and development benefits for our project. AES URC has no operations outside of its activities in connection with our project.

    The following organizational chart illustrates the relationship among us, AES Red Oak, Inc., AES Sayreville, The AES Corporation, and AES URC:

                                    [CHART]

                                  OUR FACILITY

    Upon completion of construction, our facility will consist of an approximately 830 megawatt (net) gas-fired combined cycle electric generating facility. We expect our facility to become operational on or about December 31, 2001, although we cannot assure you of this. We will sell all of our facility's capacity, and provide fuel conversion and ancillary services, to Williams Energy Marketing & Trading Company under a long-term power purchase agreement. We will not receive material revenues under the power purchase agreement or otherwise before our facility becomes operational. After the expiration of the 20-year term of the power purchase agreement, we expect to operate our facility as a merchant plant. A merchant plant is an electric generation facility with no dedicated long term power purchase agreement.

    Our facility will be located on property that we own in the Borough of Sayreville, Middlesex County, New Jersey. Our facility will be designed, engineered, procured and constructed for us by Raytheon Engineers and Constructors, Inc. under a fixed-price, turnkey construction agreement. Raytheon Engineers is a wholly owned subsidiary of the Morrison Knudsen Company, which recently acquired Raytheon Engineers from the Raytheon Company. Among other components, our facility will use three Siemens Westinghouse model 501F combustion turbines, three heat recovery steam generators and one multicylinder steam turbine. Under a maintenance services agreement, Siemens Westinghouse Power Corporation will provide us with specific combustion turbine maintenance services and spare parts in respect of each combustion turbine until sixteen years after execution of the agreement or the twelfth planned outage of the combustion turbine, whichever is earlier, unless we exercise our right to cancel the agreement after the first major outage of the combustion turbines which will be after approximately the sixth year of operation of the facility. Under the power purchase agreement, Williams Energy or its affiliates will supply fuel necessary to allow us to provide capacity, fuel conversion and ancillary services to Williams Energy. AES Sayreville will provide development, construction management, and operations and maintenance services for our facility under an operations agreement. We will provide installation, operation and maintenance of facilities necessary to interconnect our facility to Jersey Central Power & Light Company's transmission system under an interconnection agreement.
                            ------------------------

    We are a Delaware limited liability company with principal executive offices located at 1001 North 19th Street, Arlington, Virginia, 22209, c/o The AES Corporation. Our telephone number is (703) 522-1315.

                   SUMMARY OF THE TERMS OF THE EXCHANGE BONDS

    This exchange offer relates to the exchange of up to $224,000,000 principal amount of Series A exchange bonds and up to $160,000,000 principal amount of Series B exchange bonds each for an equal principal amount of outstanding bonds. The form and terms of the exchange bonds are substantially identical to the form and terms of the outstanding bonds, except the exchange bonds will be registered under the Securities Act. Therefore, the exchange bonds will not bear legends restricting their transfer. The exchange bonds will evidence the same debt as the outstanding bonds, which they are replacing, and both the outstanding bonds and the exchange bonds are governed by the same indenture.

ISSUER:                  AES Red Oak, L.L.C.

SECURITIES OFFERED:      The exchange bonds will be offered in two series:

                         - $224,000,000 aggregate principal amount of 8.54% Senior
                         Secured Exchange Bonds Series A due 2019; and

                         - $160,000,000 aggregate principal amount of 9.20% Senior
                         Secured Exchange Bonds Series B due 2029.

INTEREST:                We will pay interest on the bonds quarterly in arrears on
                         each February 28, May 31, August 31 and November 30 to the registered owners on the immediately preceding record date.

PRINCIPAL REPAYMENT:     We will pay principal on the bonds in installments quarterly on each February 28, May 31, August 31 and November 30,
                         commencing August 31, 2002, for Series A bonds and
                         February 28, 2019 for Series B bonds, to the registered
                         owners on the immediately preceding record date as described under "DESCRIPTION OF THE EXCHANGE BONDS--Payment of
                         Interest and Principal."

FINAL MATURITY DATE:     Series A bonds, November 30, 2019.
                         Series B bonds, November 30, 2029.

RATINGS:                 The outstanding bonds have been and the exchange bonds, when issued, are expected to be rated "BBB-" by Standard and
                         Poor's Rating Group, or Standard & Poor's, and "Baa3" by
                         Moody's Investors Services, Inc., or Moody's.

SUMMARY OF               You will find projected coverage ratios with respect to the
COVERAGE RATIOS:         bonds in the projections included in the independent
                         technical review, which we have attached as Annex B, and
                         these ratios are subject to the qualifications, limitations and exclusions set forth in the independent technical
                         review. The following projected ratios reflect the base case assumptions set forth in the independent technical review.

                                         SERIES A BONDS         SERIES B BONDS         SERIES B BONDS
                                      --------------------   --------------------   --------------------
                                        (POWER PURCHASE        (POWER PURCHASE      (POST-POWER PURCHASE
                                      AGREEMENT TERM ONLY)   AGREEMENT TERM ONLY)   AGREEMENT TERM ONLY)
Debt Service Coverage

  Minimum...........................          1.55                   1.55                   6.37
  Average...........................          1.57                   1.57                   7.13
Interest Coverage

  Minimum...........................          1.69                   1.69                  12.33
  Average...........................          2.47                   2.78                  35.01

                         Because the term of the power purchase agreement extends beyond the maturity date of the Series A bonds, no post-power purchase agreement coverage ratio has been provided for the Series A bonds.

                         As set forth in the independent technical review, these
                         projections are subject to risks, uncertainties and other
                         factors which could cause actual results to differ
                         materially from those stated. We cannot assure that these
                         projected coverage ratios will be achieved. See "ANNEX B:
                         INDEPENDENT TECHNICAL REVIEW" and "RISK FACTORS" regarding reliance on projections and underlying assumptions.

OPTIONAL REDEMPTION:     We may redeem any of the bonds, in whole or in part, at any time at a redemption price equal to:

                         - 100% of the principal amount; plus

                         - accrued interest; plus

                         - a make-whole premium that is calculated using a discount rate equal to the interest rate on comparable U.S. Treasury securities plus 50 basis points.

MANDATORY                We must redeem the bonds, in whole or in part, at a
REDEMPTION:              redemption price equal to 100% of the principal amount plus accrued interest if:

                         - we receive casualty proceeds, eminent domain proceeds or specific performance liquidated damages from Raytheon
                           Engineers under the construction agreement; and

                         - specified additional conditions are satisfied.

                         In addition, we must redeem the bonds, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued interest when we receive proceeds under the
                         guaranty provided by The Williams Companies, Inc. as
                         security for obligations of Williams Energy under our power purchase agreement if we terminate the power purchase
                         agreement as a result of an event of default by Williams
                         Energy. See "DESCRIPTION OF THE EXCHANGE BONDS--Mandatory
                         Redemption."

RESALE OF THE EXCHANGE   We believe that beneficial interests in the exchange bonds
BONDS:                   may be offered for resale, resold and otherwise transferred by most owners of the exchange bonds without further
                         compliance with the registration and prospectus delivery
                         requirements of the Securities Act so long as:

                         - you are acquiring the exchange bonds in the ordinary course of your business;

                         - you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange bonds; and

                         - you are not an affiliate, insider or a related party of
                           ours.

                         This belief is based upon existing interpretations of the
                         staff of the SEC's Division of Corporation Finance described in several no-action letters issued to third parties
                         unrelated to us and subject to important restrictions
                         described in "THE EXCHANGE OFFER--Purpose and Effect of the
                         Exchange Offer." We do not intend to seek our own no-action letter. If our belief is wrong and you transfer an exchange bond without delivering a prospectus meeting the
                         requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the
                         Securities Act. We do not and will not assume or indemnify you against this liability. We cannot assure you that the
                         staff of the SEC's Division of Corporation Finance would
                         make a similar determination about the exchange bonds as it has in no-action letters regarding similar exchanges of the securities of other companies.

                         Only broker-dealers that acquired the outstanding bonds as a result of market-making or other trading activities may
                         participate in the exchange offer. Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange bonds. This
                         prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with those resales.

                         Broker-dealers that acquired outstanding bonds directly from us may not rely on the interpretations of the SEC referred to above. Accordingly, in order to sell their bonds,
                         broker-dealers that acquired outstanding bonds directly from us must comply with the registration and prospectus delivery requirements, including being named as a selling security
                         holder in any resale prospectus.

EQUITY CONTRIBUTION:     We have entered into an equity subscription agreement with
                         AES Red Oak, Inc. under which AES Red Oak, Inc. has agreed to contribute as base equity the amount of $41,556,431 to us to fund project costs. In addition, AES Red Oak, Inc. will be obligated to contribute up to an additional $14,193,600 in contingent equity to fund construction period
                         contingencies. AES Red Oak, Inc.'s obligation under the
                         equity subscription agreement to contribute base equity must be supported by a letter of credit or insurance company bond which are required to be issued respectively, by a financial institution and insurance company rated at least "A" by
                         Standard & Poor's and "A2" by Moody's. AES Red Oak, Inc. has
                         provided an insurance bond issued by an insurance company
                         meeting the required ratings criteria to support its base
                         equity contribution obligations. AES Red Oak, Inc.'s
                         obligation under the equity subscription agreement to
                         contribute contingent equity is supported by a guaranty of
                         The AES Corporation. AES Red Oak, Inc. will fund base equity amounts available under the equity subscription agreement
                         when all funds in the construction account have been
                         exhausted, during the continuation of an event of default
                         under the indenture, or on the commercial operation date,
                         whichever occurs first.

                         The commercial operation date is the date on which initial startup testing at our facility has been successfully
                         completed and all necessary approvals, permits, and
                         authorizations have been obtained to allow us to begin
                         selling energy and capacity, and must occur prior to June
                         30, 2003 under the power purchase agreement. We have the
                         option of treating a portion or all

                         of the base equity contribution and contingent equity
                         contribution as affiliate subordinated debt. Subject to the conditions set forth in the equity subscription agreement
                         and the collateral agency agreement, any portion of the
                         contingent equity commitment that remains available to fund construction period contingencies, but that has not been
                         required to be funded upon commercial operation of our
                         facility, may be canceled.

RANKING: Other than the bonds, which have an aggregate principal amount of $384 million, we do not have any outstanding long-term debt. The bonds will:

                         - rank equally in right of payment with all other present and future senior debt; and

                         - rank senior in right of payment to all subordinated debt.

COLLATERAL:              The bonds will rank equally with all of our other senior
                         debt and will be secured by a lien on and security interest in the collateral. The indenture accounts, the debt service reserve account and the debt service reserve letter of
                         credit (other than to the extent of the letter of credit
                         provider's right to specific proceeds) will constitute
                         separate collateral solely for the benefit of the holders of the bonds. Additionally, the collateral for the benefit of holders of senior debt (including holders of the bonds) will include:

                         - all of our revenues and those of AES URC, if any;

                         - the project accounts, other than the debt service reserve account;

                         - all of our real and personal property, including ownership interests in AES URC and the real and personal property
                           interests of AES URC;

                         - proceeds of insurance, condemnation and liquidated damages payments, if any;

                         - all project contracts;

                         - all ownership interests in our company; and

                         - the equity contribution and all rights under the equity subscription agreement.

LIMITED RECOURSE:        All obligations in connection with the bonds will be ours
                         alone. The bondholders will have no claim against or
                         recourse to the holders of our member interests or any of
                         our affiliates or any of their incorporators, stockholders, directors, officers or employees for the repayment of the
                         bonds, except to the extent of their obligations under the project and financing agreements, including the equity
                         contribution and the pledge of AES Red Oak, Inc.'s ownership interests in our company.

DEBT SERVICE RESERVE     We will be required to fund or provide for the funding of a
ACCOUNT:                 debt service reserve account on the earlier of the
                         commercial operation date or the guaranteed provisional
                         acceptance date under the construction agreement in an
                         amount sufficient on that date, and thereafter, to pay
                         principal and

                         interest due on the bonds on the next two payment dates. We may satisfy this requirement by providing a letter of credit in lieu of funding the debt service reserve account. We have arranged to satisfy this requirement by obtaining a letter of credit issued by Dresdner Bank AG, New York Branch in an amount equal to the amount required to be in the debt
                         service reserve account plus six months of interest on the maximum amount of the letter of credit. We may replace that letter of credit with one issued by another financial
                         institution rated at least "A" by Standard & Poor's and "A2"
                         by Moody's.

CHANGE IN CONTROL:       While the bonds are outstanding, the indenture requires The
                         AES Corporation to maintain directly or indirectly at least
                         51% of both of the voting and economic interests in our
                         company. If The AES Corporation desires to reduce its voting or economic interest in our company below 51%, either we
                         must receive confirmation of the then current ratings of the bonds or the holders of at least 66-2/3% in aggregate
                         principal amount of the bonds must approve the change in
                         ownership.

OTHER PRINCIPAL          The indenture contains limitations on, among other actions:
COVENANTS:
                         - incurring additional indebtedness;

                         - granting liens on our property;

                         - paying dividends or otherwise making distributions with respect to equity and paying subordinated indebtedness issued by our affiliates;

                         - entering into transactions with affiliates;

                         - amending, terminating or assigning project contracts; and

                         - fundamental changes or disposition of assets.

                         See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--
                         Indenture--Negative Covenants."

FORM, DENOMINATION       Exchange bonds will be issued in fully registered form
AND REGISTRATION         without coupons in denominations of U.S. $100,000 and any
OF BONDS:                integral multiple of U.S. $1,000 in excess thereof and will be represented by one or more global bonds, each registered in the name of a nominee of DTC.

                         Beneficial interests in the global bonds will be shown on, and transfers of the beneficial interests will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including the
                         Euroclear Systems and Clearstream Banking, societe anonyme.

GOVERNING LAW:           The bonds, the indenture and the other principal financing documents, other than the mortgages, are governed by the
                         laws of the State of New York. The mortgages are governed by the laws of the State of New Jersey.

INTERCREDITOR            The collateral agency agreement requires the vote of our
ARRANGEMENTS:            senior creditors holding a majority of our debt to direct
                         specified actions of the collateral agent. The initial
                         collateral agent under the collateral agency agreement is
                         The Bank of New York. The collateral agent is appointed by the senior

                         creditors to act on their behalf and may be directed to exercise remedies following:

                         - an event of default and an acceleration of the
                         indebtedness under the debt service reserve letter of credit and reimbursement agreement under which the letter of
                           credit provider will provide to us a letter of credit to
                           fund the debt service reserve account;

                         - an event of default and an acceleration of the
                         indebtedness under the power purchase agreement letter of
                           credit and reimbursement agreement, under which the letter of credit provider will provide to us a letter of credit
                           to serve as security for certain of our obligations under
                           the power purchase agreement;

                         - an event of default and an acceleration of the indebtedness under the working capital agreement;

                         - an event of default and an acceleration of the indebtedness under the indenture; or

                         - a bankruptcy event with respect to us or AES URC.

                         In respect of matters voted on by the senior creditors, The
                         Bank of New York, as trustee, under the indenture will vote all bonds according to the votes of a majority of
                         bondholders voting. See "SUMMARY OF PRINCIPAL FINANCING
                         DOCUMENTS--Collateral Agency Agreement."

ACCOUNTS AND             Following the commercial operation date, all of our revenues
FLOWS OF FUNDS:          will be deposited in accounts established under the
                         financing documents and held by The Bank of New York, as
                         trustee and collateral agent. In most circumstances,
                         operating revenues will be applied in the following order:

                         - operating and maintenance costs, including any working capital loans and commitment fees;

                         - administrative fees, costs and expenses of:

                             - The Bank of New York as trustee and collateral agent;
                               and

                             - Dresdner Bank AG, acting through its New York Branch,
                             as working capital agent, debt service reserve letter of
                               credit provider and power purchase agreement letter of
                               credit provider;

                         - interest payments on:

                             - the bonds;

                             - the debt service reserve letter of credit loans; and

                             - the power purchase agreement letter of credit loans,
                               if any;

                         - principal payments on the bonds, the debt service reserve letter of credit bonds, the debt service reserve letter of credit term loans, and the power purchase agreement letter of credit loans, if any;

                         - principal payments on debt service reserve letter of
                         credit loans and replenishment of the debt service reserve account;

                         - required deposits in the major maintenance reserve
                           account;

                         - non-dispatch payments to Williams Energy;

                         - fuel conversion volume rebate payments to the account of
                         Williams Energy;

                         - repayment of third-party subordinated debt;

                         - subordinated bonuses, if any, to Raytheon Engineers; and

                         - subject to the restricted payments test, permitted
                         distributions to persons holding ownership interests in our company or for payments of affiliate subordinated debt.

                         Under circumstances involving an expiration, non-renewal or replacement of the debt service reserve letter of credit,
                         the reduction in the credit rating of the issuing bank or
                         specified delays in repayment of the principal amount of
                         debt service reserve letter of credit loans, principal
                         repayments of drawings on the letter of credit will be made at the same priority as principal on the bonds. Under some circumstances, if no default or event of default under the indenture is continuing, we may from time to time withdraw funds then deposited in specified accounts established under the financing documents so long as we provide to the
                         collateral agent acceptable credit support to ensure
                         repayment of the withdrawn funds. See "SUMMARY OF PRINCIPAL
                         FINANCING DOCUMENTS--Collateral Agency Agreement--Payments
                         During Operating Period" and "--Advances."

PREPAYMENT OF            We have prepaid the fixed-price of the construction
CONSTRUCTION             agreement by requisitioning a portion of the proceeds of the
AGREEMENT:               sale of the bonds to pay a discounted fixed-price amount
                         reduced by payments previously made according to the
                         schedule of payments set forth in the construction
                         agreement. As a condition to the construction agreement
                         prepayment, Raytheon Engineers provided us with a letter of credit meeting certain criteria set forth in the financing documents, including being issued by a financial institution rated at least "A" by Standard & Poor's and "A2" by Moody's.
                         The amount available to be drawn under the letters of credit will be reduced from time to time upon submission of a
                         requisition by us specifying, among other things, that the applicable portions of work required to be completed under the construction agreement have been completed in accordance with the terms of the construction agreement. The collateral agent will be entitled to draw on the letters of credit upon the occurrence of certain events, including, but not limited to, a default by
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                         Raytheon Engineers or other events of default under the
                         financing documents.

INDEPENDENT ENGINEER:    Stone & Webster Management Consultants, Inc., the
                         independent engineer, is responsible for confirming the
                         reasonableness of specific statements and projections made in specified certificates required to be provided by us to the collateral agent and the trustee, including with respect to:

                         - satisfaction of specific requirements under the
                           construction agreement;

                         - the cost of and occurrence of the completion of
                         rebuilding, repairing or restoring our facility following an event of loss or event of eminent domain;

                         - under specified circumstances, the calculation of debt
                         service coverage ratios and the consistency of assumptions made in connection therewith;

                         - whether any termination, amendment or modification of any project contract would reasonably be expected to have a
                           material adverse effect; and

                         - specified tests required for the issuance of additional
                           debt.

                         SUMMARY OF THE EXCHANGE OFFER


    We summarize the terms of the exchange offer below. You should read the discussion under the heading "THE EXCHANGE OFFER" beginning on page 34 for further information regarding the exchange offer and resale of the exchange bonds.



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THE EXCHANGE OFFER:      We are offering to exchange up to $384,000,000 aggregate
                         principal amount of exchange bonds, which have been
                         registered under the Securities Act, for up to $384,00,000 aggregate principal amount of outstanding bonds, which we
                         issued in two series on March 15, 2000 in a private
                         offering. In order for your outstanding bonds to be
                         exchanged, you must properly tender them prior to the
                         expiration of the exchange offer. Except as set forth below under "Conditions to the Exchange Offer," all outstanding
                         bonds that are validly tendered and not validly withdrawn
                         will be exchanged. We will issue exchange bonds as soon as practicable after the expiration of the exchange offer.
                         Outstanding bonds may be exchanged for exchange bonds only in integral multiples of $1,000.

REGISTRATION RIGHTS      We sold the outstanding bonds on March 15, 2000 to the
AGREEMENT:               initial purchasers of the outstanding bonds. Simultaneously with that sale, we signed a registration rights agreement
                         with the initial purchasers which requires us to conduct
                         this exchange offer.

                         You have the right pursuant to the registration rights
                         agreement to exchange your outstanding bonds for exchange
                         bonds with substantially identical terms. This exchange
                         offer is intended to satisfy this right. After the exchange offer is complete, you will no longer be entitled to any
                         exchange or registration rights with respect to outstanding bonds you do not tender for exchange.

CONSEQUENCES OF FAILURE  If you do not exchange your outstanding bonds for exchange
TO EXCHANGE YOUR         bonds pursuant to the exchange offer, you will continue to
OUTSTANDING BONDS:       be subject to the restrictions on transfer provided in the outstanding bonds and the indenture. In general, the
                         outstanding bonds may not be offered or sold unless
                         registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the
                         Securities Act and applicable state securities laws. We do not intend to register any untendered outstanding bonds
                         under the Securities Act. To the extent that outstanding
                         bonds are tendered and accepted in the exchange offer, the trading market for untendered outstanding bonds and tendered but unaccepted outstanding bonds will be adversely affected.

EXPIRATION DATE:         The exchange offer will expire at 5:00 p.m., New York City time, on September 18, 2000, or a later date and time to
                         which we may extend it, in which case the term "expiration date" will mean the latest date and time to which the
                         exchange offer is extended. Notwithstanding the preceding
                         sentence, we will not extend the expiration date beyond
                         March 31, 2001.

WITHDRAWAL OF TENDERS:   You may withdraw your tender of outstanding bonds at any
                         time prior to the expiration date by delivering written
                         notice of your withdrawal to the exchange agent in
                         accordance with the withdrawal procedures described in this prospectus. We will return to you, without charge, promptly after the
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                                       12

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                         expiration or termination of the exchange offer any
                         outstanding bonds that you tendered but that were not exchanged.

CONDITIONS TO THE        We will not be required to accept outstanding bonds for
EXCHANGE OFFER:          exchange if the exchange offer would violate applicable law or SEC interpretations or any legal action has been
                         instituted or threatened that would impair our ability to
                         proceed with the exchange offer. The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding bonds being tendered. We reserve the right to
                         terminate the exchange offer if certain specified conditions have not been satisfied and to waive any condition or
                         otherwise amend the terms of the exchange offer in any
                         respect. Please read the section "THE EXCHANGE
                         OFFER--Conditions to the Exchange Offer" on page 37 for more information regarding the conditions to the exchange offer.

PROCEDURES FOR
TENDERING OUTSTANDING    If your outstanding bonds are held through The Depository
BONDS AND                Trust Company and you wish to participate in the exchange
REPRESENTATIONS:         offer, you may do so through one of the following methods:

                         - DELIVERY OF A LETTER OF TRANSMITTAL. You must complete and sign a letter of transmittal in accordance with the
                           instructions contained in the letter of transmittal and
                           forward the letter of transmittal by mail, facsimile
                           transmission or hand delivery, together with any other
                           required documents, to the exchange agent, either with the outstanding bonds to be tendered or in compliance with the specified procedures for guaranteed delivery of the
                           outstanding bonds; or

                         - AUTOMATED TENDER OFFER PROGRAM OF THE DEPOSITORY TRUST
                         COMPANY. If you tender under this program, you will agree to be bound by the letter of transmittal that we are
                           providing with this prospectus as though you had signed
                           the letter of transmittal.

                           Under both methods, by signing or agreeing to be bound by
                           the letter of transmittal, you will represent to us that,
                           among other things:

                             - any exchange bonds that you receive are being acquired
                             in the ordinary course of your business;

                             - you have no arrangement or understanding with any
                             person or entity to participate in any distribution of
                               the exchange bonds;

                             - you are not engaged in and do not intend to engage in
                             any distribution of the exchange bonds;

                             - if you are a broker-dealer that will receive exchange
                             bonds for your own account in exchange for outstanding
                               bonds, you acquired those bonds as a result of
                               market-making activities or other trading activities
                               and you will deliver a prospectus, as required by law,
                               in connection with any resale of the exchange bonds;
                               and
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                                       13

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
                             - you are not our "affiliate," as defined in Rule 405 of
                             the Securities Act.

                         Please do not send your letter of transmittal or
                         certificates representing your outstanding bonds to us.
                         Those documents should only be sent to the exchange agent.
                         Questions regarding how to tender and requests for
                         information should be directed to the exchange agent.

SPECIAL PROCEDURES FOR   If you own a beneficial interest in outstanding bonds that
BENEFICIAL OWNERS:       are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the outstanding bonds in the exchange offer, you should
                         contact the registered holder promptly and instruct the
                         registered holder to tender on your behalf.

CONSEQUENCES OF NOT      You are responsible for complying with all exchange offer
COMPLYING WITH EXCHANGE  procedures. You will only receive exchange bonds in exchange
OFFER PROCEDURES:        for your outstanding bonds if, prior to the expiration date, you deliver to the exchange agent (1) the letter of
                         transmittal, properly completed and duly executed; (2) any other documents or signature guarantees required by the
                         letter of transmittal; (3) certificates for the outstanding bonds or a book-entry confirmation of a book-entry transfer of the outstanding bonds into the exchange agent's account at DTC.

                         Any outstanding bonds you hold and do not tender, or which you tender but which are not accepted for exchange, will
                         remain outstanding. You will not have any appraisal or
                         dissenters' rights in connection with the exchange offer.

                         You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration of the exchange offer. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with
                         respect to your tender of outstanding bonds for exchange.

GUARANTEED DELIVERY      If you wish to tender your outstanding bonds and cannot
PROCEDURES:              comply, prior to the expiration date, with the applicable
                         procedures for tendering outstanding bonds described above and under "THE EXCHANGE OFFER--Procedures for Tendering,"
                         you must tender your outstanding bonds according to the
                         guaranteed delivery procedures described in "THE EXCHANGE
                         OFFER--Procedures for Tendering--Guaranteed Delivery
                         Procedures" beginning on page 40.

U.S. FEDERAL INCOME TAX  The exchange of outstanding bonds for exchange bonds in the
CONSIDERATIONS:          exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "UNITED STATES FEDERAL
                         INCOME TAX CONSIDERATIONS" on page 142.

USE OF PROCEEDS:         We will not receive any cash proceeds from the issuance of exchange bonds. We intend to use the net proceeds from the sale of the outstanding bonds, together with an equity
                         contribution of up to approximately $55.75 million, to:

                         - fund the engineering, procurement, construction, testing and commissioning of our facility;
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                                       14

                         - pay legal, accounting and other related fees and expenses in connection with the financing and development of our
                           project; and

                         - pay project costs, including interest on the bonds.

THE EXCHANGE AGENT:      We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this
                         prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as
                         follows: The Bank of New York, 101 Barclay Street, Floor 7E,
                         New York, New York 10286; Attention: Mr. Santino
                         Ginocchietti, Reorganization Section--Corporate Trust, (212)
                         815-6331. Eligible institutions may make requests by
                         facsimile at (212) 815-6339.

                            SUMMARY OF RISK FACTORS

    You should read the "Risk Factors" section of this prospectus as well as the other cautionary statements contained in this prospectus before tendering your outstanding bonds for exchange bonds or making an investment in the exchange bonds. The following is a summary of the risks that are discussed in detail in this prospectus:

OUR CASH FLOW AND OUR ABILITY TO SERVICE THE BONDS WILL BE ADVERSELY IMPACTED
IF:

    - the commercial operations of our facility are significantly delayed or are otherwise unable to generate sufficient cash flow;

    - the financial condition of parties that we depend on deteriorates and cannot be replaced or those parties breach their obligations to us;

    - we encounter significant construction delays and any liquidated damages, contingency funds, or insurance proceeds available to us are insufficient to cover our financial needs;

    - the insurance we have obtained is inadequate in the event of a total loss or taking of our facility;

    - unexpected events increase our expenses or reduce our projected revenues once we are operational;

    - compliance with environmental and other regulatory matters cause significant delays or expenses; and

    - we incur additional indebtedness as permitted under the indenture or make drawings under letters of credit.

IN THE EVENT OF A DEFAULT, YOU MAY HAVE LIMITED OR NO RECOURSE BECAUSE:

    - we are the sole legally responsible party in the event that the proceeds from the bonds, the equity contribution and the liquidation of the collateral are exhausted; and

    - the collateral agency agreement contains provisions that may limit the remedies that could be exercised in respect of the events of default, other than a bankruptcy event of default, unless and until the required senior parties have directed the collateral agent to do so.

THE SUCCESS OF OUR PROJECT AND FUTURE OPERATIONS MAY BE IMPAIRED BECAUSE:

    - we may incur problems relating to start-up, commissioning and performance; and

    - following the expiration of the power purchase agreement, our facility is expected to become a merchant facility and we may not be able to find adequate purchasers or otherwise compete effectively in the merchant market.

UNDUE RELIANCE SHOULD NOT BE PLACED ON PROJECTIONS AND FORWARD-LOOKING STATEMENTS BECAUSE:

    - projections and their underlying assumptions are subject to significant uncertainties and actual results often differ, perhaps materially, from those projected; and

    - forward-looking statements are based on current expectations and our knowledge of facts as of the date of this prospectus and are subject to various risks and uncertainties that are outside of our control.

FAILURE OF A MARKET IN THE EXCHANGE BONDS TO DEVELOP COULD AFFECT THE LIQUIDITY
  AND PRICE OF YOUR EXCHANGE BONDS:

    - a lack of liquidity could mean that few, if any, buyers are available to purchase your exchange bonds; and

    - a lack of liquidity and prospective purchasers could mean that you might only be able to sell your bonds at a price below your cost.

                    SUMMARY OF INDEPENDENT TECHNICAL REVIEW


    Stone & Webster Management Consultants, Inc., with the assistance of Stone & Webster Engineering Corporation, has prepared the independent technical review concerning specific technical, environmental and economic aspects of our facility. We have attached the independent technical review as Annex B to this prospectus. The independent technical review includes, among other things, a conceptual design review of our facility, a review of the significant project contracts and a review of financial projections, including annual revenues, expenses and debt service coverage for our facility during the period the bonds are scheduled to remain outstanding. We retained Stone & Webster to prepare the independent technical review because it is a leading consulting engineering firm which devotes a substantial portion of its resources to providing services related to the technical, environmental and economic aspects of power projects. Neither we, nor any of our affiliates, are affiliated with Stone & Webster.


    For purposes of reviewing the projected operating results, Stone & Webster relied on specific assumptions regarding material contingencies and other matters that are not within our control or that of Stone & Webster or any other person. Each of these assumptions is described in the independent technical review. These assumptions are inherently subject to significant uncertainties, and actual results may differ, perhaps materially, from those projected. See "RISK FACTORS."

    Subject to the information contained, and the assumptions and qualifications made, in the independent technical review, Stone & Webster expressed the opinions that:

    1. The facility design, as specified in the construction agreement, is in accordance with standard industry practice. Raytheon Engineers possesses the organization and personnel to execute its obligations under the construction agreement, and is familiar with the construction and maintenance of large electrical generation facilities. The project construction schedule proposed by Raytheon Engineers is achievable and is consistent with the terms of the power purchase agreement.

    2. Siemens Westinghouse possesses the organization and personnel to execute its obligations under the maintenance services agreement.

    3. Stone & Webster views the W501FD technology as a refinement on the W501F technology, which has been in operation since 1993, and is typical of normal design improvements by manufacturers. The 501FD technology is similar to the W501FA and W501FC technology, but incorporates advances in low NOx combustion technology, compressor and blade designs, and cooling technology. There are approximately 25 W501F technology units in operation, with over 500,000 hours of operating history and additional
       68 W501F technology units, which will be operational prior to or concurrently with the project. The W501FD design was introduced to the marketplace in 1998 and the first W501FD units are scheduled to commence commercial operations in the first half of 2000. Thirty-seven W501FD's have been sold to date in the United States alone, and 38 W501FD units will be in operation prior to, or concurrently with the project. Three W501FC units (LS Power's Whitewater and Cottage Grove and Empire State Line Unit 2) have upgraded their compressors to the 501FD design and these units have been operating since mid-1999.

    4. The steam turbine and electrical generator designs are acceptable and in accordance with standard industry practice.

    5. If designed and constructed in accordance with the construction agreement and operated and maintained in accordance with the maintenance services agreement and the operations agreement, the facility should be capable of meeting the net output contract requirements specified in the projected operating results. The useful life of the project, provided it is maintained as set forth in the project contracts, should exceed the life of the bonds.

    6. The liquidated damages provisions of the construction agreement are reasonable. The one year warranty period is acceptable based on the commercial terms of the construction agreement in conjunction with the one year warranty in the maintenance services agreement. These two agreements, although independent, are complementary and afford the project a greater degree of protection than is available from the construction agreement alone. The performance testing plan, as specified in the construction agreement, is acceptable, customary, and should adequately demonstrate the project's performance.

    7. Williams Energy possesses the organization and personnel to execute its obligations under the power purchase agreement, and is familiar with the provision of fuel to, and purchase of electricity from, large electrical generation facilities.

    8. The facility can feasibly be electrically integrated into the Pennsylvania/New Jersey/Maryland, or PJM, power pool market, and no known transmission limitations will inhibit the feasible evacuation of the facility's full net capacity both under summer and winter conditions.

    9. Stone & Webster will independently verify the design of the water pipeline when it becomes available. Stone & Webster does not know of any reason why the Borough of Sayreville should be unable to perform its obligations under the water supply agreement.

    10. AES Sayreville, as an affiliate of AES and with the assistance of Siemens Westinghouse under the terms of the maintenance services agreement, should be capable of operating and maintaining the facility in accordance with standard industry practices.

    11. The technical requirements described in the project contracts are comprehensive, reasonable, and achievable as well as consistent within and between the various documents.

    12. The Phase I environmental site assessments, conducted by an independent environmental consultant that indicated no significant environmental issues, were performed in accordance with standard industry practice, and the results appear reasonable.

    13. A majority of the project's required permits have been acquired and the project's permit acquisition plan for those permits not yet required is reasonable.

    14. AES Red Oak, L.L.C. filed for certification of the facility as an exempt wholesale generator under the applicable rules of the Federal Energy Regulatory Commission, or FERC, on September 13, 1999. On November 4, 1999, FERC found that AES Red Oak, L.L.C. is an exempt wholesale generator as defined in section 32 of the Public Utility Holding Company Act of 1935, or PUHCA.

    15. Assuming the facility is constructed, operated, and maintained in accordance with the terms of the construction agreement, power purchase agreement, operations agreement, and maintenance services agreement then it is reasonable to assume that the facility will be able to operate in a manner consistent with applicable permit limits for a period at least equal to the term of the bonds.

    16. The project's construction agreement price is competitive relative to similar facilities and the project's proposed operating and maintenance expenses are consistent with other comparable projects.

    17. The technical assumptions utilized in the ICF Resources Incorporated's market assessment of PJM and the Red Oak plant are reasonable.

    18. Stone & Webster reviewed the technical and commercial assumptions and the calculation methodology of the project financial pro forma model. The technical assumptions assumed in the projected operating results are reasonable and are consistent with the project contracts. The financial pro forma model fairly presents, in Stone & Webster's judgment, projected revenues and projected expenses under the base case assumptions. Therefore, the projected operating results are a reasonable forecast of our financial results under the base case assumptions.

    19. The principal amount of the bonds, when combined with the equity contributions and interest earned during the construction period, should be sufficient to pay the costs of constructing the facility and interest on the bonds through the end of the construction period.

    20. The projected revenues from the sale of capacity and energy are more than adequate to pay the annual operating and maintenance expenses, including provisions for major maintenance, other operating expenses, and debt service based on Stone & Webster's studies and analyses of the project and the assumptions set forth in the independent technical review. The average and minimum debt service coverage ratios for the full term of the bonds are 3.16x and 1.55x, respectively. The average and minimum debt service coverage ratios during the term of the power purchase agreement are 1.57x and 1.55x, respectively. The average and minimum debt service coverage ratios during the post-power purchase agreement period for the debt are 7.13x and 6.37x, respectively.

    21. Assuming deficiencies of up to 6% for heat rate and 4% for capacity, the average minimum debt service coverage ratios over the term of the bonds, after payment of the liquidated damages due to a failure to achieve heat rate and capacity guarantees, are projected to remain approximately the same as the minimum debt service coverage ratios in the base case.

    The independent technical review should be read by all prospective investors in its entirety. Stone & Webster is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the SEC.

                    SUMMARY OF INDEPENDENT MARKET ASSESSMENT

    ICF Resources Incorporated has prepared the independent lenders' market assessment of PJM and the Red Oak plant, which we have attached as Annex C to this prospectus. We have retained ICF Resources to forecast our facility's use and future electric energy prices because ICF Resources is an independent consulting firm which provides various energy-related consulting services, including services related to the marketing and fuel supply aspects of power projects. Neither we, nor any of our affiliates, is affiliated with ICF Resources.

    ICF Resources' report concludes, among other things:

    - The PJM wholesale electricity markets present attractive opportunities for new gas-fired plants, especially efficient, low variable cost plants like our facility.

    - The facility dispatch position on the supply curve will be highly competitive and well below most coal plants in the summer and shoulder seasons during the post-power purchase agreement period, and during the term of the power purchase agreement, due to the facility's high efficiency, low production costs, and the influence of demand growth in conjunction with unit retirements.

    - Our facility has a physical hedge because when its fuel costs increase, so does its revenues. This occurs to the extent gas is used by competing marginal price-setting units.

    - The PJM market, like many other markets in the U.S., is rapidly approaching a potential shortage. As soon as next year, additional capacity beyond what is already under construction is required to maintain reliability of the system. If weather conditions are more extreme, or outages are greater than expected, the gap between supply and demand requirements may be even wider. Plants like our facility, which require a short lead time to be operational, are well positioned to provide reliability support to the grid, and to earn the associated capacity revenue credits.

    - Furthermore, our facility is less significantly affected by any overbuild which might occur in PJM as compared to more transmission isolated regions because of the ability within PJM to export to multiple neighboring regions.

    ICF Resources' report, including the qualifications set forth in the forward of the report, should be read by all prospective investors in its entirety. We do not intend to update the facility utilization and price forecast, except to the extent required under the indenture.

                     SUMMARY OF PRINCIPAL PROJECT CONTRACTS

POWER PURCHASE AGREEMENT AND RELATED GUARANTEE

    Under the terms of the power purchase agreement, we will, for a term of 20 years beginning on the commercial operation date of our facility, sell all of our facility's net capacity, and provide fuel conversion and ancillary services to Williams Energy. Williams Energy is obligated to pay us for our facility capacity, which payments are expected to be adequate to cover our debt service obligations and our fixed operation and maintenance costs and, at the same time, provide us a return on equity. Williams Energy will be obligated to pay us whether or not it requires our facility to generate energy and even if it is unable to take any energy, so long as our facility is available for operation. Williams Energy is also obligated to supply us with all of the fuel necessary to provide net capacity, ancillary services and fuel conversion services to it.

    The Williams Companies, Inc. has provided us with a guaranty of Williams Energy's payment obligations to us under the power purchase agreement and to pay damages if Williams Energy fails to pay us. The Williams Companies, Inc.'s payment obligations under the guaranty are capped at an amount equal to 125% of the sum of the principal amount of the bonds, plus the maximum debt service reserve account required balance, plus the maximum working capital facility amount. The Williams Companies, Inc. files quarterly and annual audited reports with the SEC under the Exchange Act, which are publicly available. Williams Energy does not issue separate audited financial statements. We have provided to Williams Energy a letter of credit to ensure specific payment obligations of ours under the power purchase agreement are satisfied. The letter of credit is capped at $30 million prior to the commercial operation date and will decrease after commercial operation has been achieved to an amount equal to the lesser of
(a) $10 million or (b) $30 million less all amounts drawn under the power purchase agreement letter of credit and not repaid prior to commercial operation. Repayment obligations with respect to drawings under the letter of credit will be a senior debt obligation of ours.

CONSTRUCTION AGREEMENT AND RELATED GUARANTY

    Under the construction agreement, Raytheon Engineers will design, engineer, procure and construct our facility on a fixed-price, turnkey basis. Raytheon Engineers' obligations under the construction agreement are guaranteed by Raytheon Company. The contract price payable to Raytheon Engineers has been prepaid by us in a discounted fixed-price amount. As a condition to the prepayment, Raytheon Engineers provided us with a letter of credit meeting certain criteria set forth in the financing documents. The amount available to be drawn under the letter of credit will be reduced from time to time upon submission of a requisition specifying, among other things, that the applicable portion of the work required to be completed under the construction agreement has been completed, subject to a 10% retainage by us. See "Summary of Principal Project Contracts--Construction Agreement--Contract Price and Payment" in the body of this prospectus. The contract price may be adjusted as set forth in the construction agreement, including as a result of unexpected or uncontrollable events or modifications to the scope of work to be provided by Raytheon Engineers. Raytheon Engineers has guaranteed that our facility will be mechanically complete and specific performance requirements will be satisfied for provisional acceptance by us no later than 23 months after Raytheon Engineers receives a full notice to proceed under the construction agreement, subject to adjustment as set forth in the construction agreement, if we have given full notice to proceed to Raytheon Engineers prior to March 31, 2000. On March 15, 2000, we gave Raytheon Engineers full notice to proceed and, as provided in the collateral agency agreement, the contract price was prepaid by us on March 15, 2000.

    If our facility does not satisfy the applicable completion requirements by the date guaranteed by Raytheon Engineers and the failure is not excused in accordance with the terms of the construction agreement, Raytheon Engineers will be obligated to pay us liquidated damages in the amounts specified in the construction agreement. Raytheon Engineers has guaranteed specific availability levels for our facility and if those levels are not demonstrated during a 30-day period before final acceptance of our facility, we may withhold specified payments to Raytheon Engineers. Raytheon Engineers has also guaranteed specific output and heat rate performance levels for our facility. If the facility cannot meet these levels, Raytheon Engineers may be required to pay us performance liquidated damages in the amounts specified in the construction agreement. The total liability of Raytheon Engineers for delays in completion, together with its liability for any performance shortfalls, is limited in the aggregate to an amount equal to 34% of the contract price, with customary sublimits. The total aggregate cap on liability of Raytheon Engineers under the construction agreement, including the liquidated damages for performance shortfalls and delays, but excluding specified indemnity obligations, is limited to an amount not to exceed 100% of the contract price, as adjusted, for liability due to events occurring prior to the date of our provisional acceptance of the facility and 40% of the contract price for liability due to events occurring after that date, in each case over and above the amount of the contract.

MAINTENANCE SERVICES AGREEMENT

    Under a maintenance services agreement, Siemens Westinghouse will provide us with specific combustion turbine parts, shop repairs of combustion turbine parts and scheduled outage technical field assistance services. We will pay for the parts, repairs and services on a monthly basis, in an amount to be determined based on the number of equivalent baseload hours accumulated by our facility. The maintenance services agreement includes specific warranties applicable to the combustion turbine parts and shop repairs provided under the agreement, and if a combustion turbine part supplied fails to conform to the applicable warranty, Siemens Westinghouse either must replace that non-conforming part at its cost and expense, if the non-conformity arose during the applicable warranty period, or credit us for the purchase of future combustion turbine parts, if the non-conformity arose after the applicable warranty period but before to the expiration of the expected useful life of that combustion turbine part. The maintenance services agreement will remain in effect in respect of a combustion turbine until sixteen years from the date of execution of the agreement or after the twelfth planned outage of the turbine, whichever occurs first, unless we exercise our right to cancel the agreement after the first major outage of the combustion turbines which will be after approximately the sixth year of operation of the facility.

OPERATIONS AGREEMENT AND SERVICES AGREEMENT

    Under an operations agreement, AES Sayreville will provide development and construction management services and, after the commercial operation date, operating and maintenance services for our facility for a period of 32 years. AES Sayreville will be responsible for, among other things, preparing plans and budgets related to start-up and commercial operation of our facility, providing qualified operating personnel, making repairs, purchasing consumables and spare parts, not otherwise provided under the maintenance services agreement, and providing other services as needed according to industry standards. AES Sayreville will be compensated for these services on a cost plus fixed-fee basis. The fixed-fee portion of the payments will be subordinated to the payment of other operation and maintenance costs, debt service on senior debt and deposits into the debt service reserve and major maintenance reserve account. Under a services agreement between AES Sayreville and The AES Corporation, The AES Corporation will provide to AES Sayreville all of the personnel and services necessary for AES Sayreville to comply with its obligations under the operations agreement.

INTERCONNECTION AGREEMENT

    Under an interconnection agreement, we and Jersey Central Power & Light Company will install, operate and maintain the facilities necessary to interconnect our facility to Jersey Central Power's transmission system. We will be responsible for all of the costs of construction and operation and maintenance of the interconnection facilities. Jersey Central Power is required to complete its portion of the interconnection facilities and specific transmission system reinforcements necessary to permit dispatch of the full output of our facility within 540 days from our issuance of the notice to proceed under the interconnection agreement. Under the Energy Policy Act of 1992, transmission owners are required to provide open access to their transmission systems on terms at least as favorable as they provide to themselves and their affiliates.

                                  RISK FACTORS

    BEFORE TENDERING YOUR OUTSTANDING BONDS FOR EXCHANGE BONDS OR INVESTING IN THE EXCHANGE BONDS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS INVOLVED IN YOUR INVESTMENT. WE HAVE DISCUSSED BELOW THE MATERIAL RISKS THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE EXCHANGE BONDS.

IF THE COMMENCEMENT OF COMMERCIAL OPERATION OF OUR FACILITY IS SIGNIFICANTLY DELAYED, OR WE ARE OTHERWISE UNABLE TO GENERATE SUFFICIENT CASH FLOW, WE MAY NOT BE ABLE TO PAY OUR OPERATING EXPENSES OR SERVICE THE BONDS.

    Construction of our facility currently is scheduled to be completed by 23 months after financial closing unless the date is extended under the construction agreement. We will not receive any material revenues unless and until our facility achieves commercial operation. Once our facility commences operation, principal and interest on the bonds will be payable principally from revenues received by us under the power purchase agreement. Operation and maintenance expenses of our facility plus working capital loans generally are payable before payment of debt service with respect to the bonds. No representation or assurance can be made that our facility will be successfully constructed or that, if our facility is successfully constructed, revenues will be sufficient to pay the operation and maintenance expenses of our facility and principal of and interest on the bonds. We have no assets other than our facility, the project contracts and other assets and contract rights related to our facility.

    Until our facility commences commercial operation, debt service on the bonds will be payable solely from funds on deposit in the construction account, which deposits were made with a portion of the net proceeds from the issuance of the bonds, any investment earnings, specific contingency and other funds held under the collateral agency agreement and the indenture, insurance proceeds, if any, and liquidated damages payable under the construction agreement. The construction interest account under the indenture will contain an amount sufficient to pay interest on the bonds only through two months following the guaranteed provisional acceptance date under the construction agreement, without giving effect to any extensions. Thus, if there is a prolonged delay beyond the guaranteed provisional acceptance date in our facility's attaining commercial operation, we cannot assure that sufficient sources of funds will be available to make payments of principal of, premium, if any, and interest on the bonds.

    During the term of the power purchase agreement, our ability to make payments of principal of, premium, if any, and interest on the bonds will be substantially a function of (i) the ability of our facility to operate at levels which provide sufficient revenues from sales to Williams Energy after the payment of all operation and maintenance expenses and specific other expenses paid prior to debt service and (ii) the ability of Williams Energy to make required payments under the power purchase agreement. Fixed payments under the power purchase agreement may be reduced significantly or eliminated during periods when our facility's availability or performance fails to meet required levels under the power purchase agreement. With specific exceptions, fixed payments will not be made by Williams Energy during unexpected or uncontrollable events which prevent our facility from operating. Following the expiration of the term of the power purchase agreement, our ability to make payments of principal of, premium, if any, and interest on the bonds will be substantially a function of:

    - our ability to find purchasers of electric generating capacity and energy from our facility;

    - the availability of adequate market prices for capacity, energy and ancillary services;

    - our ability to procure sufficient quantities of fuel at competitive prices; and

    - the ability of our facility to operate at levels which provide sufficient revenues from the sale of electric generating capacity, energy and ancillary services to power purchasers after the payment of all operation and maintenance expenses and certain other expenses paid prior to debt service.

WE HAVE LIMITED SOURCES OF FUNDS TO COMPLETE THE PROJECT, AND THE HOLDERS OF THE BONDS WILL HAVE LIMITED OR NO RECOURSE IN THE EVENT OF A DEFAULT.

    Because we are a special-purpose company, our ability to make payments of principal, of premium, if any, and interest on the bonds will be entirely dependent on the performance of our obligations under the project contracts and financing documents. Our obligations under the financing documents will be obligations solely of ours, secured solely by the collateral described in this prospectus. If we default in our obligations under the financing documents, we cannot assure that realization on the collateral would provide sufficient funds to repay all amounts due on the bonds.

    None of our members nor any affiliate, incorporator, stockholder, partner, officer, director or employee of ours or our affiliates will guarantee the payment of the bonds or has any obligation with respect to the payment of the bonds. Neither AES Red Oak, Inc. nor any of its affiliates has any obligation to contribute sums in excess of the amounts required to be advanced under the equity subscription agreement. If the proceeds of the bonds and the equity contribution required under the equity subscription agreement are insufficient to fund the successful development, construction, start-up and testing of our facility, we may not have other sources of funds available to complete our facility.

    The bonds will be secured by liens on substantially all of our assets that relate to our facility, including all of the project contracts. If an event of default occurs under the indenture or other financing documents, we cannot assure that an exercise of remedies, including foreclosing on the assets in a judicial proceeding, would provide sufficient funds to repay all amounts due on the bonds.

IF THE PARTIES THAT WE DEPEND ON BREACH THEIR OBLIGATIONS TO US, OUR CASH FLOW AND ABILITY TO MAKE PAYMENTS OF INTEREST ON AND PRINCIPAL OF THE BONDS MAY BE IMPAIRED.

    During the term of the power purchase agreement, we will be dependent on Williams Energy for revenues from sales of capacity, ancillary services and energy from our facility and on Williams Energy and its affiliates for fuel supply and transportation. We depend on Siemens Westinghouse for certain maintenance and spare parts services. We are dependent on Jersey Central Power for connection of our facility to the electric transmission grid, as well as on other third-party sources of goods and services which constitute the principal inputs to our facility's operations. Any material breach by any of these parties of their obligations under the project contracts could adversely affect our cash flows and could impair our ability to make payments of principal of and interest on the bonds.

    The other parties to the project contracts have the right to terminate and/or withhold payments or performance under the contracts if specific events occur. If a project contract were to be terminated due to nonperformance by us or by the other party to the contract, our ability to enter into a substitute agreement having substantially equivalent terms and conditions is uncertain.

IF WILLIAMS ENERGY'S FINANCIAL CONDITION DETERIORATES OR IT BREACHES ITS OBLIGATIONS TO US AND CANNOT BE ADEQUATELY REPLACED, OUR ABILITY TO MAKE PAYMENTS OF INTEREST ON AND PRINCIPAL OF THE BONDS MAY BE IMPAIRED.

    Williams Energy currently is our sole customer for purchases of capacity, ancillary services and energy. Williams Energy's payments under the power purchase agreement are expected to provide all of our revenues during the term of the power purchase agreement. It is uncertain whether we would be able to find another purchaser on similar terms for our facility's output if Williams Energy were not performing under the power purchase agreement. If another purchaser or purchasers could be found, we cannot assure that the price paid by that purchaser or purchasers would be sufficient to enable us to make payments in respect of the bonds. Any material failure by Williams Energy to make capacity and fuel conversion payments under the power purchase agreement could therefore have a material adverse effect on revenues and our ability to make payments in respect of the bonds.

    The ability of Williams Energy to meet its obligations under the power purchase agreement will be dependent on Williams Energy's financial condition generally, and Williams Energy's financial condition will in part be dependent upon its ability to sell our facility's capacity and electric energy at adequate prices.

    As we have described in this prospectus, The Williams Companies, Inc. has provided us a guaranty of Williams Energy's obligations under the power purchase agreement to make fixed payments and to pay damages if Williams Energy fails to make the payments. The Williams Companies, Inc.'s obligations under that guaranty are capped at an amount equal to 125% of the sum of (i) the principal amount of the bonds, (ii) the maximum debt service reserve account required balance and (iii) the working capital facility maximum amount. If the power purchase agreement is terminated due to an event of default by Williams Energy, we might not recover sufficient amounts from The Williams Companies, Inc. under the guaranty to repay all outstanding principal of and accrued interest on the bonds and our other senior debt.

IF WE ENCOUNTER SIGNIFICANT CONSTRUCTION DELAYS, ANY LIQUIDATED DAMAGES, CONTINGENCY FUNDS, OR INSURANCE PROCEEDS MAY NOT BE SUFFICIENT TO COVER PAYMENTS OF INTEREST ON AND PRINCIPAL OF THE BONDS.

    As with any major construction undertaking, completion of our facility could be delayed or prevented, or cost overruns could be incurred, as a result of numerous factors, including shortages of material, labor disputes, weather interferences, difficulties in obtaining necessary permits or in meeting permit conditions or unforeseen engineering, environmental or geological problems. We cannot assure that any available liquidated damages or contingency funds, including any contingent equity commitment, or the proceeds of any insurance and warranties would be sufficient to pay for any significant cost overruns, to pay debt service or to redeem a sufficient principal amount of the bonds so that projected debt service coverage ratios can be achieved or maintained. In particular, we are required to pay principal of and interest on the bonds without regard to any unexpected or uncontrollable events under the construction agreement.

    If as a result of unexpected or uncontrollable events specified in the construction agreement or specified acts or omissions by us, completion of our facility is delayed or prevented, or our facility cannot achieve operation in accordance with design specifications and performance guarantees, Raytheon Engineers would not be obligated to pay liquidated damages. Under these circumstances, no proceeds of insurance may be available to us or any proceeds that are available may not be sufficient to pay our debt service or increased costs. Generally, Raytheon Engineers would not be obligated to pay liquidated damages for events or circumstances that adversely affect its ability to perform its obligations under the construction agreement to the extent that the events or circumstances are beyond its reasonable control and are not caused by its or its subcontractors' negligence or lack of due diligence and could not have been avoided by the use of its reasonable efforts. In addition, the date for achievement of provisional acceptance and the guaranteed provisional acceptance under the construction agreement could be subject to adjustment as a result of unexpected or uncontrollable events.

    The power purchase agreement requires that the commercial operation date occur by no later than December 31, 2001, as the date may be extended pursuant to the terms of the power purchase agreement to no later than June 30, 2003, including, for any extensions beyond June 30, 2002, the payment of specified amounts to Williams Energy. Payment of the amounts would reduce funds available for other construction-related contingencies. If the commercial operation date, as extended pursuant to the terms of the power purchase agreement, fails to occur by June 30, 2003, Williams

Energy will be permitted to terminate the power purchase agreement, causing us to lose our anticipated source of revenue.

    Under the construction agreement, we are responsible for a number of matters in connection with the construction, completion and start-up of our facility. We are relying on other parties to enable us to perform our responsibilities under the construction agreement, and we cannot be certain that the other parties will meet their obligations under their contracts. See "SUMMARY OF PRINCIPAL PROJECT CONTRACTS--Construction Agreement."

BECAUSE THE FACILITY HAS NOT YET BEEN CONSTRUCTED AND WE HAVE NO OPERATING HISTORY, VARIOUS UNEXPECTED EVENTS MAY INCREASE OUR EXPENSES OR REDUCE OUR REVENUES AND IMPAIR OUR ABILITY TO SERVICE THE BONDS.

    Because our facility has not yet been constructed, it has no operating history. As with any new business venture of this size and nature, operation of our facility could be affected by many factors, including start-up problems, the breakdown or failure of equipment or processes, the performance of our facility below expected levels of output or efficiency, failure to operate at design specifications, labor disputes, changes in law, failure to obtain necessary permits or to meet permit conditions, government exercise of eminent domain power or similar events and catastrophic events including fires, explosions, earthquakes and droughts. The occurrence of these events could significantly reduce or eliminate revenues or significantly increase the expenses of our facility, thereby jeopardizing our ability to make payments on the bonds. In addition, the liability of AES Sayreville for failure to perform under the operations agreement is subject to specific limitations and AES Sayreville is not required to post a performance bond. The proceeds of any available insurance and limited warranties may not be adequate to cover our lost revenues or increased costs. See "SUMMARY OF PRINCIPAL PROJECT CONTRACTS--Power Purchase Agreement" and "--Operations Agreement."

    Access to the site is over land owned by Consolidated Rail Corporation, and they have issued their standard form crossing license to us permitting access to the site. The annual license fee currently is approximately $3,600 per year and the license can be terminated by Consolidated Rail Corporation upon 30 days' notice or immediately if we breach the license. Any termination of the license could result in our being denied access to the site, and there is no assurance that alternative access could be found or that payments, if any, available under our title insurance would be sufficient to cover payments of principal and interest on the bonds.

FOLLOWING THE EXPIRATION OF THE POWER PURCHASE AGREEMENT, OUR FACILITY IS EXPECTED TO BECOME A MERCHANT FACILITY AND WE CANNOT ASSURE THAT WE WILL BE ABLE TO FIND ADEQUATE PURCHASERS OR OTHERWISE COMPETE EFFECTIVELY IN THE MERCHANT MARKET.

    At the end of the term of the power purchase agreement, at which time 55% of the principal amount of the 9.20% Senior Secured Bonds Series B will not yet have been repaid, our facility is expected to become a merchant facility, or, an electric generation facility with no dedicated long-term power purchase agreement, and Williams Energy's obligation to provide fuel will cease. Upon the scheduled termination of the power purchase agreement and if the power purchase agreement is terminated prior to its stated term as a result of an event of default or otherwise, our facility would enter a merchant phase. Given the uncertainty regarding the performance of our facility, future environmental regulation, competition from other generating facilities, including possibly some owned by The AES Corporation and its affiliates, fuel prices and other market conditions that may prevail in the future in the Pennsylvania/New Jersey/Maryland power pool market, we cannot assure that we will be able to find purchasers or otherwise compete effectively in the merchant market.

    Also, there are current legal and regulatory limitations on our ability to operate our facility on a merchant basis. Our rate schedule when filed with the Federal Energy Regulatory Commission, or FERC, will be limited to sales to Williams Energy. Under current law, before we could engage in sales to any other entities, we would be required to seek additional market-based rate authority from FERC. Although we do not currently anticipate that we would encounter material difficulty in obtaining this additional market-based rate authority, we cannot assure that FERC will grant this authority. In addition, our status as an exempt wholesale generator under federal law prohibits us from making retail sales of electricity in the United States. We currently anticipate that electric energy generated by our facility will be sold primarily in the wholesale market both during the term of the power purchase agreement and after our facility becomes a merchant plant. Nevertheless, if we were to desire to participate directly in the retail electric market when that market develops, we would be precluded from doing so absent a change in federal law. Under current federal law, however, we would not be precluded from making sales to a power marketer, including an affiliate, which could in turn make retail sales.

COMPLIANCE WITH ENVIRONMENTAL AND OTHER REGULATORY MATTERS COULD CAUSE SIGNIFICANT DELAYS AND EXPENSES THAT MAY IMPAIR OUR ABILITY TO SERVICE THE BONDS.

GENERAL

    We are subject to a number of statutory and regulatory standards and required approvals relating to energy, labor and environmental laws. Although the necessary environmental permits for the commencement of construction of our facility have been obtained, we are required to comply with the terms of our environmental permits and to obtain in the future other construction related permits as well as permits for the operation of our facility. Under specific circumstances, delay in receipt of or failure to obtain the permits could delay completion of the construction of our facility or prevent the operation of our facility.

    Some permits that have been obtained by us in connection with our facility will require amendment prior to commercial operation of our facility and others will require renewal or reissuance during the life of our facility. While we have no reason to believe that the permits cannot be amended or will not be renewed or reissued, our inability to amend, renew or obtain reissuance of these permits in the future could cause the suspension of construction or operation of our facility.

    The permits that have been obtained and that will be obtained contain ongoing requirements. Failure to satisfy and maintain any permit conditions or other applicable requirements could delay or prevent completion of the construction of our facility, prevent the operation of our facility and/or result in additional costs. If our facility attains commercial operation, we cannot assure that our facility will operate within the limits established by the permits or approvals. See "OUR BUSINESS--Permits and Regulatory Approvals" and "ANNEX B: INDEPENDENT TECHNICAL REVIEW--Environmental and Permitting."

ENERGY REGULATORY MATTERS

    We believe that we have obtained all material energy-related federal, state and local approvals required as of the date of this prospectus to construct and operate our facility. Although not currently required, additional regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions may be required in the future due to a change in laws and regulations, a change in our power purchasers or for other reasons. We cannot assure that we will be able to:

    - obtain all required regulatory approvals that we do not yet have or that we may require in the future;

    - obtain any necessary modifications to existing regulatory approvals; or

    - maintain required regulatory approvals.

    Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments, or delay or failure to satisfy any the conditions or applicable requirements, could prevent operation of our facility or sales to third parties, or could result in additional costs to us. Our business also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on us.

THE INSURANCE WE HAVE OBTAINED MAY BE INADEQUATE IN THE EVENT OF A TOTAL LOSS OR TAKING OF OUR FACILITY, AND WE CANNOT ASSURE THAT THE INSURANCE PROCEEDS WE RECEIVE WILL BE SUFFICIENT TO SATISFY ALL OF OUR INDEBTEDNESS.

    We are obligated under the financing documents and other project contracts to obtain and keep in force comprehensive insurance with respect to our facility, including general liability insurance and machinery coverage, business interruption insurance, delay in start-up insurance and all-risk property damage insurance, including, among other things, damage caused by fire, floods or hurricanes. We cannot assure that the insurance coverage will be available in the future at commercially reasonable costs or that the amounts for which we are insured or amounts which we receive under insurance coverage will cover all losses. If there is a total loss or taking of our facility, we cannot assure that the insurance proceeds we receive will be sufficient to satisfy all our indebtedness, including for the redemption of the bonds as required under the indenture. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Indenture."

OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS MAY IMPAIR OUR ABILITY TO SERVICE THE BONDS.

    We may issue additional bonds and we may incur additional indebtedness at any time or from time to time, in accordance with the terms of the indenture. Any additional bonds will be, and any additional senior debt may be, secured by the collateral ratably with all our senior secured indebtedness. The issuance of additional bonds, other than for refinancing purposes, or additional senior debt would create additional claims against the collateral under the security documents and could result in a reduction in debt service coverage ratios and cash available to make payments of principal of and interest on the bonds. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Indenture."

    Subject to limitations set forth in the indenture, we are permitted to incur subordinated debt, which may be secured by a junior lien on the collateral, for purposes allowed under the indenture. Although subordinated debt would be subject to limitations contained in the collateral agency agreement concerning the ability of the holders of subordinated debt to declare defaults, exercise remedies or institute specified legal proceedings, the incurrence of subordinated debt would increase our leverage and the total debt service payable by us. In addition, the holders of subordinated debt may be our secured creditors and therefore have the rights available to secured creditors under federal and state law.

DRAWINGS UNDER LETTERS OF CREDIT MAY INCREASE PAYMENTS OF DEBT SERVICE ON SENIOR DEBT.

    Drawings under the debt service reserve letter of credit will be converted into debt service reserve letter of credit loans which will mature five years after the date of the loans. Interest on debt service reserve letter of credit loans is payable at the same level in the flow of funds as payments of interest on other senior debt, including the bonds. Principal on debt service reserve letter of credit loans is generally payable out of available cash flow after the payment of principal on the bonds. In specific circumstances, however, principal payments on any drawings under the debt service reserve letter of credit will be made at the same level in the flow of funds as payments of principal on the bonds.

    As discussed above, we have provided to Williams Energy a letter of credit to support our obligations under the power purchase agreement. If our facility is not completed within the time period specified in the power purchase agreement, as the period may be extended, Williams Energy may draw on the power purchase agreement letter of credit. Drawings under the power purchase agreement letter of credit will be converted into power purchase agreement letter of credit loans under the power purchase agreement letter of credit and reimbursement agreement that will mature in 10 years from the conversion. Principal of and interest on any power purchase agreement letter of credit loans under the power purchase agreement letter of credit and reimbursement agreement will be made at the same respective levels in the flow of funds as payments of principal and of interest on the bonds.

    Thus, drawings on the power purchase agreement letter of credit and, in specific circumstances, drawings under the debt service reserve letter of credit, will increase payments of debt service on senior debt. We cannot assure that our revenues from sales of capacity and fuel conversion services under the power purchase agreement or otherwise would be sufficient to cover these increases in debt service payments. The lenders under the debt service reserve letter of credit and reimbursement agreement and the power purchase agreement letter of credit and reimbursement agreement will be secured equally with the bonds by a lien on and security interest in the collateral.

THE COLLATERAL AGENCY AGREEMENT CONTAINS PROVISIONS THAT MAY LIMIT THE REMEDIES THAT COULD BE EXERCISED IN RESPECT OF AN EVENT OF DEFAULT, OTHER THAN A BANKRUPTCY EVENT OF DEFAULT, UNLESS AND UNTIL THE REQUIRED SENIOR PARTIES HAVE DIRECTED THE COLLATERAL AGENT TO DO SO.

    We have entered into a collateral agency agreement with our senior creditors designating the collateral agent as the agent for each of the senior parties. The collateral agency agreement requires the affirmative vote of senior parties holding at least a majority of the outstanding debt to direct specific actions of the collateral agent, including the exercise of remedies following a Trigger Event. Because the affirmative vote of these required senior parties is required before the collateral agent can exercise remedies, if an event of default under the indenture were to occur, no remedies could be exercised in respect of the event of default, other than a bankruptcy event of default, unless and until the required senior parties have directed the collateral agent to do so. If the holders of the bonds do not constitute holders of at least a majority of the outstanding debt, the trustee and the holders of the bonds may not be able to direct the collateral agent to exercise remedies in respect of an event of default under the indenture without the affirmative vote of other senior parties. In addition, under the terms of the other financing documents, we may not terminate, amend or otherwise modify any provision of the indenture, any other security document or any subordinated loan agreement, if the termination, amendment or modification could, in the reasonable opinion of the creditors who are parties to the other financing documents, reasonably be expected to have a material adverse effect on the rights and benefits of the other senior parties. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement."

PROJECTIONS AND THE ASSUMPTIONS UNDERLYING THOSE PROJECTIONS ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER, PERHAPS MATERIALLY, FROM THOSE PROJECTED AND SHOULD NOT BE UNDULY RELIED UPON.

    The financing of our facility has been structured on the basis of assumptions and projections with respect to our facility's potential revenue generating capacity and associated costs over the term of the bonds. Stone & Webster has evaluated the technical, environmental and economic aspects of our project. Stone & Webster's report contains a discussion of the many assumptions utilized in preparing these projections. Investors should review the Stone & Webster's report in its entirety.

    Projections of future operations and the economic results of those operations included in the Stone & Webster's report have been prepared by us and reviewed by Stone & Webster on the basis of present knowledge and assumptions which we and Stone & Webster believe to be reasonable. Our independent auditors have not examined, reviewed or compiled the projections and, accordingly, do not express an opinion or any other form of assurance with respect to them. After the issuance of the exchange bonds, neither we nor Stone & Webster will provide the holders of the exchange bonds with revised projections or any report of the differences between the projections and actual operating results later achieved by our project.

    For purposes of preparing the projections, assumptions were made, of necessity, with respect to completion of construction, availability and performance of our facility, dispatch levels, capital expenditures, operation and maintenance expenditures, the revenues that we will receive for capacity and electric energy, the availability of fuel, our tax treatment, general business and economic conditions and several other material contingencies and other matters that are not within our control and the outcome of which cannot be predicted by us, Stone & Webster, or any other person with any certainty of accuracy. These assumptions and the other assumptions used in the projections are inherently subject to significant uncertainties and actual results will differ, perhaps materially, from those projected. Accordingly, the projections are not necessarily indicative of current values or future performance and neither we, Stone & Webster, nor any other person assumes any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are materially less favorable than those shown or if the assumptions used in formulating the projections prove to be incorrect, our ability to make payments of principal of, premium, if any, and interest on the bonds may be adversely affected.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.

    Specific statements contained in this prospectus are forward-looking statements. The forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Although we believe these statements are based upon reasonable assumptions, no assurance can be given that the future results covered by the forward-looking statements will be achieved. Forward-looking statements are subject to risks, uncertainties and other factors that may be outside of our control and that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. The most significant of the risks, uncertainties and other factors are discussed under the heading "RISK FACTORS" in this prospectus, and prospective investors are urged to consider these factors carefully. Each investor in the exchange bonds offered in this prospectus will be deemed to have represented and agreed that it has read and understood the description of the assumptions and uncertainties underlying the projections that are set forth in this prospectus and the Annexes hereto and to have acknowledged that we are under no obligation to update the information and do not intend to do so.

FAILURE OF A MARKET IN THE EXCHANGE BONDS TO DEVELOP COULD AFFECT THE LIQUIDITY AND PRICE OF YOUR EXCHANGE BONDS.

    The bonds are securities for which there currently is no market. If the bonds are traded, they may trade at a discount from their face value, depending upon the number of willing purchasers, prevailing interest rates, the market for similar securities and other factors. We do not intend to apply for listing of the bonds on any securities exchange or the Nasdaq National Market. Accordingly, we cannot assure you that a liquid trading market for the bonds will develop.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange bonds. In consideration for issuing the exchange bonds, we will receive in exchange a like principal amount of outstanding bonds. The outstanding bonds surrendered in the exchange offer will be retired and canceled and cannot be reissued. We intend to use the net proceeds from the sale of the outstanding bonds, together with up to an approximately $55.75 million equity contribution from AES Red Oak, Inc., approximately as follows (in thousands):

Prepaid Construction Costs..................................  $295,700
Infrastructure/Other Hard Construction-Related Costs........  $ 10,816
Lenders' and Letter of Credit Fees..........................  $  6,292
Development and Start-up Costs..............................  $ 25,425
Net Interest During Construction............................  $ 69,452
Treasury Hedge Settlement Costs.............................  $ 13,349
Other Soft Costs............................................  $  4,401
Contingency.................................................  $ 14,315
                                                              --------
TOTAL USES OF FUNDS.........................................  $439,750


    As of July 31, 2000:


    - the following line items have been paid in their entirety:

      - Prepaid Construction Costs;

      - Lenders' and Letter of Credit Fees;

      - Treasury Hedge Settlement Costs;

    - the following line items have been partially paid as follows (in thousands):

      - Infrastructure/Other Hard Construction-Related Costs--$5,227;


      - Net Interest During Construction--$14,594;


      - Development and Start-up Costs--$16,276; and

      - Other Soft Costs--$1,444;

    - the following line items have not been used:

      - Our Contingency.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2000. The following information should be read in conjunction with the consolidated financial statements and related notes thereto and the other financial information contained elsewhere in this prospectus. See "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

    LONG-TERM DEBT:

                                                              (THOUSANDS)
                                                              -----------
Bonds Payable...............................................    $384,000
                                                                ========

    Funds available from the issuance of the outstanding bonds will be drawn from time to time to fund construction of our facility. Once the available outstanding bond proceeds have been used, AES Red Oak, Inc. agrees to fund up to approximately $55.75 million of project costs to be contributed to us pursuant to the equity subscription agreement.

              CALCULATION OF EARNINGS TO FIXED CHARGES DEFICIENCY
           FOR THE PERIOD FROM MARCH 15, 2000 THROUGH MARCH 31, 2000

                                                              (IN THOUSANDS)
EARNINGS                                                      --------------
    Pretax Income...........................................      $ (245)
    Fixed Charges...........................................       1,608
    Capitalized Interest....................................      (1,396)
                                                                  ------
    Net Total...............................................      $   33

FIXED CHARGES

    Interest Expense........................................      $  203
    Capitalized Interest....................................       1,396
    Other...................................................          10
                                                                  ------
    Total...................................................      $1,609

 THE DOLLAR AMOUNT OF THE DEFICIENCY OF EARNINGS TO FIXED CHARGES IS: ($1,642)
                                (IN THOUSANDS).

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the issuance of the outstanding bonds, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

    - prepare and file a registration statement with the SEC for the purpose of exchanging the outstanding bonds for bonds which have been registered under the Securities Act;

    - use our reasonable efforts to cause the registration statement to become effective within 220 days following the original issuance of the outstanding bonds;

    - keep the exchange offer open for at least 30 days after the date the registration statement is declared effective by the SEC; and

    - accept for exchange all outstanding bonds validly tendered by and not withdrawn in accordance with the terms of the exchange offer set forth in the registration statement.

    As soon as practicable after the registration statement is declared effective, we will offer the holders of outstanding bonds who are not prohibited by any law or policy of the SEC from participating in this exchange offer the opportunity to exchange their outstanding bonds for exchange bonds registered under the Securities Act that are substantially identical to the outstanding bonds, except that the exchange bonds will not contain terms with respect to transfer restrictions, registration rights and additional interest.

    Additional interest above the stated rate will accrue on the bonds at a rate of 0.5% per annum if the exchange offer is not consummated on or prior to 275 days after March 15, 2000. Any additional interest will accrue on the outstanding bonds from and including the date on which the circumstances giving rise to the additional interest will occur to but excluding the date on which all the circumstances have been cured. Any additional interest will be payable on the bond payment dates.

    To exchange your outstanding bonds for freely transferable exchange bonds, you will be required to make the following representations:

    - any exchange bonds that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange bonds;

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act;

    - you are not a broker-dealer, and you are not engaged in and do not intend to engage in the distribution of the exchange bonds; and

    - if you are a broker-dealer that will receive exchange bonds for your own account and you acquired those bonds as a result of market-making activities or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of the exchange bonds.

RESALE OF EXCHANGE BONDS

    Based on the interpretations of the SEC staff in no-action letters issued to third parties, we believe that exchange bonds issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

    - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

    - the exchange bonds are acquired in the ordinary course of your business;
      and

    - you do not intend to participate in any distribution of the exchange bonds.

    Broker-dealers that acquired outstanding bonds directly from us may not rely on the interpretations of the SEC described above. Accordingly, in order to sell their bonds, broker-dealers that acquired outstanding bonds directly from us must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder in any resale prospectus. If you are a broker-dealer that will receive exchange bonds for your own account in exchange for outstanding bonds and you acquired those bonds as a result of market-making activities or other trading activities, you must deliver a prospectus, as required by law, in connection with any resale of the exchange bonds. Only broker-dealers that acquired outstanding bonds as a result of market-making or other trading activities may participate in the exchange offer.

    If you do not satisfy the above conditions, you

    - cannot rely on the interpretations by the SEC staff; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    We do not intend to seek our own no-action letter, and we cannot assure you that the SEC staff would make a similar determination with respect to the exchange bonds as it has in prior no-action letters issued to other parties. In November 1998, the SEC proposed certain changes to the regulatory structure for offerings registered under the Securities Act. The SEC has stated that, if these proposals are adopted, the SEC staff will repeal the interpretations set forth in prior no-action letters. We cannot predict whether these proposals will be adopted or, if they are adopted, when and in what form they will be adopted or what impact any new interpretations would have on this exchange offer.

    If an exemption from registration is not available, any bondholder intending to resell exchange bonds must be covered by an effective registration statement under the Securities Act containing the selling bondholder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of exchange bonds only as specifically described in this prospectus. Please read the section captioned "PLAN OF DISTRIBUTION" for more details regarding the transfer of exchange bonds.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding bonds properly tendered and not withdrawn prior to the expiration date. We will issue exchange bonds in principal amount equal to the principal amount of outstanding bonds surrendered. Outstanding bonds may be tendered for exchange bonds only in integral multiples of $1,000.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding bonds being tendered for exchange.

    As of the date of this prospectus, $384 million aggregate principal amount of the outstanding bonds are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding bonds. There will be no fixed record date for determining registered holders of outstanding bonds entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act of 1934, or the Exchange Act, and the rules, regulations and interpretations of the SEC. Outstanding bonds that are not tendered for exchange will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the bonds and the registration rights agreement, if any.

    We will be deemed to have accepted for exchange properly tendered outstanding bonds when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange bonds from us.

    If you tender outstanding bonds in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding bonds. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the "--Fees and Expenses" section for more details regarding fees and expenses incurred in the exchange offer.

    We will return any outstanding bonds that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    NEITHER WE NOR OUR BOARD OF DIRECTORS NOR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING BONDS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING BONDS IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING BONDS. AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS, YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING BONDS TO TENDER.

EXPIRATION DATE


    The exchange offer will expire at 5:00 p.m., New York City time on September 18, 2000, unless, in our sole discretion, we extend it.
Notwithstanding the preceding, we will not extend the expiration date beyond March 31, 2001.


EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

    We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding bonds by giving oral or written notice of the extension to their holders. During any extensions, all outstanding bonds previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding bonds of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

    - to delay accepting for exchange any outstanding bonds;

    - to extend the exchange offer; or

    - to terminate the exchange offer

by giving oral or written notice of the delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer.

    Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding bonds. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly file a post-effective amendment to the registration statement and disclose the amendment by means of a prospectus supplement when the post-effective amendment has been declared effective by the SEC.

The prospectus supplement will be distributed to the registered holders of the outstanding bonds. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during any period of delay.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange bonds for any outstanding bonds, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding bonds for exchange, if in our reasonable judgment:

    - the exchange offer, or the making of any exchange by a holder of outstanding bonds, would violate applicable law or any applicable interpretation of the staff of the SEC; or

    - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

    In addition, we will not be obligated to accept for exchange the outstanding bonds of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "PLAN OF DISTRIBUTION."

    We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding bonds not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the registered holders of the outstanding bonds as promptly as practicable.

    These conditions are for our sole benefit and we may assert them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If any waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding bonds. In this case, we will extend the exchange offer to the extent required by the Exchange Act to provide holders of outstanding bonds the opportunity to effectively consider the additional information and to factor this information into their investment decision.

    In addition, we will not accept for exchange any outstanding bonds tendered, and will not issue exchange bonds in exchange for any outstanding bonds, if at the time any stop order has been threatened or is in effect with respect to
(i) the registration statement of which this prospectus constitutes a part or
(ii) the qualification of the indenture relating to the bonds under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

HOW TO TENDER GENERALLY

    Only a holder of outstanding bonds may tender the outstanding bonds in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

    - have the signature on the letter of transmittal guaranteed, if the letter of transmittal so requires; and

    - mail, send by facsimile or otherwise deliver the letter of transmittal to the exchange agent prior to the expiration date; or

    - comply with the automated tender offer program procedures of DTC, as described below.

    In addition, either:

    - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding bonds into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures, as described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided below under "--Exchange Agent" prior to the expiration date.

    The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

    If you beneficially own outstanding bonds that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those bonds, you should contact the registered holder promptly and instruct it to tender on your behalf.

YOUR REPRESENTATION TO US

    By signing or agreeing to be bound by the letter of transmittal, you represent to us that, among other things:

    - any exchange bonds that you receive are being acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in any distribution of the exchange bonds;

    - you are not engaged in and do not intend to engage in any distribution of the exchange bonds;

    - if you are a broker-dealer that will receive exchange bonds for your own account in exchange for outstanding bonds and you acquired those bonds as a result of market-making activities or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of the exchange bonds; and

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act.

SIGNATURES AND SIGNATURE GUARANTEES

    You must have signatures on a letter of transmittal or any notice of withdrawal, as described below, guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the outstanding bonds are tendered:

    - by a registered holder who has not completed the box entitled "SPECIAL ISSUANCE INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" on the letter of transmittal; or

    - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

    If the letter of transmittal or any bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, the parties listed above should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding bonds to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

    The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - DTC has received an express acknowledgment from a participant in its automated tender offer program that it is tendering outstanding bonds that are the subject of the book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    - the agreement may be enforced against the participant.

DETERMINATIONS UNDER THE EXCHANGE OFFER

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding bonds and withdrawal of tendered outstanding bonds. Our determination will be final and binding on all parties. We reserve the absolute right to reject any outstanding bonds not properly tendered or any outstanding bonds our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding bonds. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding bonds must be cured within the time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding bonds, neither we, the exchange agent nor any other person is obligated to do so, and no such parties will incur any liability for failure to give the notification. Tenders of outstanding bonds will not be deemed made until the defects or irregularities have been cured or waived. Any outstanding bonds received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

WHEN WE WILL ISSUE EXCHANGE BONDS

    In all cases, we will issue exchange bonds for outstanding bonds that we have accepted for exchange only after the exchange agent timely receives:

    - outstanding bonds or a timely book-entry confirmation of the outstanding bonds into the exchange agent's account at DTC;

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message; and

    - the exchange offer has expired.

RETURN OF OUTSTANDING BONDS NOT ACCEPTED OR EXCEPTED

    If we do not accept any tendered outstanding bonds for exchange for any reason described in the terms and conditions of the exchange offer or if outstanding bonds are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding bonds will be returned without expense to their tendering holder. In the case of outstanding bonds tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, the non-exchanged outstanding bonds will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the outstanding bonds at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding bonds by causing DTC to transfer the outstanding bonds into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your outstanding bonds but you cannot deliver the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may still tender if:

    - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

    - prior to the expiration date, the exchange agent receives from a member firm as described above, either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       - setting forth your name and address, the registered number(s) of your outstanding bonds and the principal amount of outstanding bonds tendered;

       - stating that the tender is being made thereby;

       - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding bonds or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

    - the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your outstanding bonds according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

    For a withdrawal to be effective:

    - the exchange agent must receive a written notice of withdrawal at one of the addressees listed below under "--Exchange Agent," or

    - you must comply with the appropriate procedures of DTC's automated tender offer program system.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the outstanding bonds to be withdrawn; and

    - identify the outstanding bonds to be withdrawn, including the principal amount of the outstanding bonds.

    If outstanding bonds have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding bonds and must otherwise comply with the procedures of DTC.

    We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination will be final and binding on all parties. We will deem any outstanding bonds so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

    Any outstanding bonds that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding bonds. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding bonds by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

    The Bank of New York has been appointed as the exchange agent for the exchange offer. Questions and requests for assistance or additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:


BY REGISTERED MAIL OR CERTIFIED MAIL           BY OVERNIGHT COURIER

The Bank of New York                           The Bank of New York
101 Barclay Street, Floor 7E                   101 Barclay Street, Floor 7E
New York, NY 10286                             New York, NY 10286
Attention: Mr. Santino Ginocchietti            Attention: Mr. Santino Ginocchietti
         Reorganization Section--Corporate     Reorganization Section--Corporate
         Trust                                 Trust

BY TELEPHONE                                   BY FACSIMILE

(212) 815-6331                                 (212) 815-6339


FEES AND EXPENSES

    We will bear the expenses of the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or other soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the expenses to be incurred in connection with the exchange offer. They include:

    - SEC registration fees;

    - fees and expenses of the exchange agent and trustee;

    - accounting and legal fees and printing costs; and

    - any related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding bonds under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

    - certificates representing outstanding bonds for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding bonds tendered;

    - tendered outstanding bonds are registered in the name of any person other than the person signing the letter of transmittal;

    - a transfer tax is imposed for any reason other than the exchange of outstanding bonds under the exchange offer; or

    - satisfactory evidence of payment of any transfer taxes payable by a bondholder is not submitted with the letter of transmittal.

    In such circumstances, the amount of the transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange your outstanding bonds for exchange bonds in the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding bonds, and the market for secondary resales is likely to be minimal. In general, you may not offer or sell the outstanding bonds unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register the outstanding bonds under the Securities Act. Unless they are broker-dealers selling under certain circumstances, holders of outstanding bonds will no longer have any rights under the registration rights agreement. Broker-dealers that are not eligible to participate in the exchange offer may have additional rights under the registration rights agreement to facilitate the sale of their outstanding bonds.

ACCOUNTING TREATMENT

    We will record the exchange bonds in our accounting records at the same carrying value as the outstanding bonds, which is the aggregate principal amount of the outstanding bonds, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

FURTHER BOND ACQUISITION

    We may in the future seek to acquire untendered outstanding bonds in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We are not required and have no present plans to acquire any outstanding bonds that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding bonds.

                            SELECTED FINANCIAL DATA

    Our selected financial data is presented below and consists of our summary balance sheet and operating information as of March 31, 2000, which should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and with our financial statements appearing elsewhere in this prospectus. We began construction of our facility in March, 2000 and, since we are in the development stage, we currently have no operating revenues. All construction costs and all project development costs have been capitalized and will continue to be capitalized until the commencement of commercial operation of our facility. The balance sheet information as of March 31, 2000 and the statement of operations for the period ended March 31, 2000 have been derived from our financial statements which have been audited by Deloitte & Touche LLP, independent public accountants, whose report appears elsewhere in this prospectus.

                              AES RED OAK, L.L.C.
                         (DEVELOPMENT STAGE ENTERPRISE)
                 AS OF AND FOR THE PERIOD ENDED MARCH 31, 2000

                                                              (THOUSANDS)
                                                              -----------
ASSETS
Current Assets..............................................    $  2,966
Prepaid Construction Costs..................................     288,573
Land........................................................       4,240
Construction in Progress....................................      26,398
Deferred Financing Costs....................................      18,709
Long-term Investment Held by Trustee........................      45,809
                                                                --------
Total Assets................................................    $386,695
                                                                ========

LIABILITIES & MEMBER'S DEFICIT
Current Liabilities.........................................    $  2,940
Bond Financing..............................................     384,000
Member's Deficit............................................        (245)
                                                                ========
Total Liabilities & Member's Deficit........................     386,695

OPERATING EXPENSES:
General and Administrative Expenses.........................    $    162
                                                                ========
Net Operating Loss..........................................         162
                                                                ========
Interest Income.............................................         120
Interest Expense............................................        (203)
                                                                ========
Net Loss....................................................    $   (245)
                                                                ========
Cash Paid for Construction in Progress Since Inception......    $ 26,618

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

GENERAL

    We were formed on September 13, 1998, to develop, construct, own, operate and maintain our facility. We were dormant until March 15, 2000, the date we sold the outstanding bonds. We are in the development stage and have no operating revenues. We obtained $384 million of project funding from the sale of the outstanding bonds. The total cost of the construction of our facility is estimated to be approximately $439.8 million, which will be financed by the proceeds from the sale of the bonds and the equity contributions described below.

    Our facility is still under construction and we expect it to be completed and operational by approximately December 31, 2001. We cannot assure you that our expectations will be met.

EQUITY CONTRIBUTIONS

    Under the equity subscription agreement, AES Red Oak, Inc. will be obligated to contribute to us approximately $41.6 million in base equity to fund project costs and up to approximately $14.2 million in contingent equity to fund construction-related contingencies. AES Red Oak, Inc.'s obligation to make base equity contributions is supported by an insurance bond issued by an insurance company that complies with credit ratings criteria that are specified in our financing documents. AES Red Oak, Inc.'s obligation to make contingent equity contributions is supported by a guaranty issued by The AES Corporation.

RESULTS OF OPERATIONS

    For the period from March 15, 2000 (inception) through March 31, 2000, costs in the amount of $26.4 million pertaining to the cost of the construction of our facility have been capitalized as construction in progress and are included as assets on the consolidated balance sheet. Interest capitalized during this period was approximately $1.4 million. The cost of purchasing land for construction of our facility has been separately identified on the consolidated balance sheet.

    From March 15, 2000 through March 31, 2000, general and administrative costs of $162,000 were incurred. These costs did not directly relate to construction and are included as expenses in the consolidated statement of operations.

    A portion of the proceeds from the sale of the outstanding bonds have not yet been expended on construction and were invested by the trustee. The interest income earned on these invested funds is included in our consolidated statement of operations.

    The interest expense incurred on the portion of the outstanding bond proceeds expended during the construction period is capitalized to construction in progress and is included on the consolidated balance sheet. Interest expense incurred on the outstanding bond proceeds not spent on construction of our facility are included as interest expense in the consolidated statement of operations.

    For the period from March 15, 2000 through March 31, 2000, non-capitalizable costs plus interest expense and less interest income resulted in a net loss on the March 31, 2000 statement of operations of approximately $245,000. The results of operations may not be comparable with the results of operations during future periods, especially when our facility begins commercial operations in late 2001.

LIQUIDITY AND CAPITAL RESOURCES

    We believe that the net proceeds from the sale of the outstanding bonds, together with the equity contributions, will be sufficient to:

    - fund the engineering, procurement, construction, testing and commissioning of our facility until it is placed in commercial operation;

    - pay certain fees and expenses in connection with the financing and development of our project; and

    - pay project costs, including interest on the bonds during construction of the facility.

    After our facility is placed in commercial operation, we will depend on our revenues under the power purchase agreement, and after the power purchase agreement expires, we expect to depend on market sales of electricity.

    In order to provide liquidity in the event of cash flow shortfalls following the commencement of commercial operations, the debt service reserve account will contain an amount equal to the debt service reserve account required balance through cash funding, issuance of the debt service reserve letter of credit or a combination of the two.

    As of March 31, 2000, apart from commitments totaling $511,000 arising from the construction of our facility, we have committed to two additional capital expenditures totaling $1.6 million. One is for a water pipeline for $1.1 million and the other is for a water pumping station for $0.5 million. We expect to pay these amounts in fiscal year 2000. These amounts are expected to be paid out of the proceeds from the sale of the outstanding bonds and the equity contribution.

BUSINESS STRATEGY AND OUTLOOK

    Our overall business strategy is to market and sell all of our net capacity, fuel conversion and ancillary services to Williams Energy during the term of the power purchase agreement. After expiration of the power purchase agreement, we anticipate selling facility capacity, ancillary services and energy under a power purchase agreement or into the Pennsylvania/New Jersey/Maryland power pool market. We intend to cause our facility to be managed, operated and maintained in compliance with the project contracts and all applicable legal requirements.

                                  OUR BUSINESS

GENERAL

    We are a Delaware limited liability company formed to develop, construct, own, lease, operate and maintain our project and manage the production of electric generating capacity, ancillary services and energy at our facility. After the commercial operation date, our sole business will be the ownership, leasing and operation of the project. Our facility will be designed, engineered, procured and constructed for us by Raytheon Engineers, Inc. on a fixed-price, turnkey basis under the construction agreement. Siemens Westinghouse Power Corporation will provide combustion turbine maintenance services and spare parts with respect to the turbines for our facility under the maintenance services agreement for an initial term of sixteen years from the date of execution of the agreement or after the twelfth scheduled outage for a turbine, whichever occurs first, unless we exercise our right to cancel the agreement after the first major outage of the turbines at approximately the sixth year of operation of the facility. AES Sayreville, a wholly owned subsidiary of AES, will provide development, construction management and operations and maintenance services for the project under the operations agreement. We will act as construction agent for our affiliate, AES URC, for the development and construction of part of the facility under the construction agency agreement. We own the land on which our facility will be located, and we will lease part of the facility from AES URC with an option to purchase.

    We have entered into a power purchase agreement for a term of 20 years under which Williams Energy has committed to purchase all of the net capacity, fuel conversion and ancillary services of our facility. Net capacity is the maximum amount of electricity generated by our facility net of electricity used at our facility. Fuel conversion services consist of the combustion of natural gas in order to generate electric energy. Ancillary services consist of services necessary to support the transmission of capacity and energy. Williams Energy is obligated to supply us with all natural gas necessary to provide net capacity, fuel conversion services and ancillary services under the power purchase agreement. We anticipate that during the term of the power purchase agreement substantially all of our revenues will be derived from payments made under the power purchase agreement.

OUR PROPERTY

    Since we are a development stage company, our principal property is the project site, which we own. We will lease our site for a 25 year term to AES URC, who will construct and own part of the facility on the site. AES URC will lease to us the site and that part of the facility owned by AES URC and at the end of the lease term we will have an option to purchase that part of the facility so that we will own all of the site and facility. The site is located in the Borough of Sayreville, Middlesex County, New Jersey on an approximately 62-acre parcel of land. We have access, utility and construction easements and licenses across neighboring property. We have title insurance in connection with our property rights.

    Under the indenture and the other related financing documents, our rights and interests in our property, are encumbered by mortgages, security agreements, collateral assignments and pledges for the benefit of the bondholders and other senior creditors.

COMPETITION

    Under the power purchase agreement, Williams Energy will be required to purchase all of our facility's capacity and energy. Therefore, during the term of the power purchase agreement, competition from other capacity and energy providers will become an issue only if the power purchase agreement is terminated or not performed in accordance with its terms. Following the term of the power purchase agreement, we anticipate selling facility capacity, ancillary services and energy under a power purchase agreement or into the PJM power pool market. At that time, we will face competition from other generating facilities selling into the PJM power pool market including, possibly, other facilities owned by The AES Corporation or its affiliates.

EMPLOYEES

    Other than the officers listed under "OUR MANAGEMENT-Management," we have no employees and do not anticipate having any employees in the future. Under the operations agreement, AES Sayreville will manage the development and construction of and the operation and maintenance of our facility. The direct labor personnel and the plant operations management will be employees of The AES Corporation provided to AES Sayreville under a services agreement.

INSURANCE

    As owner of our site and lessee and owner of the facility, we will maintain a comprehensive insurance program as required under the indenture and underwritten by recognized insurance companies. Among other insurance policies, we will maintain commercial general liability insurance, permanent property insurance for full replacement value of the facility and business interruption insurance covering at least 18 months of gross revenues less variable operating expenses. We have obtained title insurance in an amount equal to the principal amount of the bonds.

    AES Sayreville, as operator of our facility, will maintain, among other insurance policies, workers' compensation insurance (or evidence of self-insurance), if required, and comprehensive automobile bodily injury and property damage liability insurance.

LEGAL PROCEEDINGS

    Neither we nor AES URC is party to any legal proceedings.

PERMITS AND REGULATORY APPROVALS

    AES Sayreville, as operator of our facility, and us, as owner and lessee of our facility, must comply with numerous federal, state and local regulatory requirements including environmental requirements in the operation of our facility. The material regulatory permits and authorizations that we must obtain for construction and operation are described in the independent engineer's report, which is attached as Annex B to this prospectus.

    On November 4, 1999 we received a certification from FERC that we are an exempt wholesale generator. Certification as an exempt wholesale generator exempts us from regulation under the Public Utility Holding Company Act of 1935. We will maintain this status so long as we continue to make only wholesale sales of electricity, which we intend to do. Prior to commercial operation, we will be required to file the power purchase agreement with FERC and obtain approval for the rates contained therein. We anticipate filing with FERC and obtaining the approval prior to the end of 2000. We may also need to obtain FERC approval for sales of electricity at market-based rates after the power purchase agreement is no longer in effect.

    On January 28, 2000, we received our Prevention of Significant Deterioration Permit, or "air permit," from the New Jersey Department of Environmental Protection. The appeal period in respect of the air permit expired on February 28, 2000 and no appeal was filed. The air permit requires that our facility be constructed in a manner that will allow it to meet specified limitations on emissions of air pollutants. Under the construction agreement, Raytheon Engineers is required to construct our facility to meet these requirements.

    We are subject to a number of statutory and regulatory standards and required approvals relating to energy, labor and environmental laws. Although the necessary environmental permits for the commencement of construction of our facility have been obtained, we are required to comply with the terms of our environmental permits and to obtain other permits for the construction and operation of our facility. Several of the permits have not yet been obtained, and some cannot be obtained until operation of our facility has commenced. Under specific circumstances, delay in receipt of or failure to obtain the permits could delay completion of the construction of our facility or prevent the operation of our facility.

    Some permits that we have obtained in connection with our facility will require amendment prior to commercial operation of our facility and others will require renewal or reissuance during the life of our facility. While we have no reason to believe that the permits cannot be amended or will not be renewed or reissued, our inability to amend, renew or obtain reissuance of these permits in the future could cause the suspension of construction or operation of our facility.

    The permits that have been obtained and that will be obtained contain and will contain ongoing requirements. Failure to satisfy and maintain any permit conditions or other applicable requirements could delay or prevent completion of the construction of our facility, prevent the operation of our facility and result in additional costs. See "ANNEX B: INDEPENDENT TECHNICAL REVIEW-- Environmental and Permitting."

                                 OUR MANAGEMENT

    We are a Delaware limited liability company and have no employees other than our officers. Our officers receive no compensation for the services they provide to us or for any transaction between us and any of our affiliates. We are managed by our board of directors under the terms of our the Amended and Restated Limited Liability Company Agreement, dated as of November 23, 1999. The following table sets forth the names, ages and positions of our directors and executive officers. Our directors are elected annually and each elected director holds office until the director's successor is elected and qualified or the director resigns or is removed. Our officers are elected from time to time by vote of the board of directors.

NAME                                          AGE      POSITION(S)
----                                          ---      -----------
John R. Ruggirello........................     49      President and Director

Barry J. Sharp............................     40      Director and Chief Financial Officer

Charles B. Falter.........................     35      Vice President

Patricia L. Rollin........................     39      Vice President

Bart R. Rossi.............................     51      Vice President

Joel Abramsom.............................     29      Vice President

Edward C. Hall, III.......................     40      Vice President

Kevin Polchow.............................     38      Vice President

Michael Romaniw...........................     31      Vice President and Treasurer

Maureen B. Shearer........................     36      Secretary

Roger Naill...............................     52      Director

    JOHN RUGGIRELLO has served as our Director and President since 1998.
Mr. Ruggirello is Senior Vice President of The AES Corporation. Mr. Ruggirello also serves as the President of AES Enterprise, a business development and plant operations division serving the Mid-Atlantic United States since 1994. Prior to his current position, Mr. Ruggirello was plant manager of AES Beaver Valley. Mr. Ruggirello spends approximately 20% of his time in his capacity as Senior Vice President of The AES Corporation.

    BARRY SHARP has served as our Director and Chief Financial Officer since 1998. Mr. Sharp is currently Senior Vice President and Chief Financial Officer of The AES Corporation. He joined The AES Corporation as Director of Finance and Administration in 1986. Prior to The AES Corporation, he held various positions with Arthur Anderson & Company and Marriott. Mr. Sharp spends approximately 95% of his time in his capacity as Senior Vice President and Chief Financial Officer of The AES Corporation.

    CHARLES FALTER has served as our Vice President since 1998. Mr. Falter was the Project Director for our project through March 15, 2000 and now works as a Project Director on other AES projects. He joined The AES Corporation as a Project Engineer in 1988.

    PATRICIA ROLLIN has served as our Vice President since 1998. Ms. Rollin is also a Vice President of AES Enterprise. She served as Director of Investor Relations of The AES Corporation from 1994 through 1995. She joined The AES Corporation Corporate Strategic Planning Group in 1984.

    BART ROSSI has served as our Vice President since 1998. Mr. Rossi is currently a project Engineering Director at The AES Corporation. He assumed that position in 1996. Prior to joining The AES Corporation, Mr. Rossi served as a Chief Engineer for Ebasco Services, Inc.

    JOEL ABRAMSON has served as our Vice President since 1998. Mr. Abramson is currently a Project Manager of The AES Corporation and has held that position since 1995.

    EDWARD HALL, III has served as our Vice President since 1998. Mr. Hall is currently Executive Vice President of AES Endeavor, focused on business development in New York, New England and Canada. He joined The AES Corporation in 1988.

    KEVIN POLCHOW has served as our Vice President since 1998. Mr. Polchow is currently the Tax Director of The AES Corporation. He assumed that position in 1994. Prior to joining The AES Corporation, Mr. Polchow served as a Senior Manager at Deloitte & Touche LLP.

    MICHAEL ROMANIW has served as our Vice President and Treasurer since 2000. Mr. Romaniw is currently Tax Manager of The AES Corporation and has held that position since 1999. Prior to joining The AES Corporation, Mr. Romaniw was with Ernst & Young LLP.

    MAUREEN B. SHEARER has served as our Secretary since 1999. She is currently Corporate Paralegal of The AES Corporation and has held that position since 1995. She joined The AES Corporation as an Executive Assistant in 1989. Prior to joining The AES Corporation, Ms. Shearer was on active duty with the U.S. Coast Guard.

    ROGER F. NAILL has served as our Director since 1999. Mr. Naill is Senior Vice President of The AES Corporation and heads The AES Corporation Corporate Strategic Planning Group. He assumed that position in 1981. Mr. Naill spends approximately 95% of his time in his capacity as Senior Vice President of The AES Corporation.

    Each of our officers and directors listed above is currently an officer, director or employee of The AES Corporation or an affiliate of The AES Corporation and receives compensation from The AES Corporation or the affiliate. We are not a party to any agreement with The AES Corporation or its affiliates governing the compensation paid to our officers, directors or employees. These persons are paid by The AES Corporation or its affiliates, as applicable, in the normal course of their employment with the relevant party. No cash or non-cash compensation is currently proposed to be paid in the current calendar year by us to any of the officers and directors listed above. AES Sayreville will perform development and construction management and operations and maintenance services for us on a reimbursable cost, plus fixed-fee basis under the operations agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN AFFILIATIONS

    We, AES Red Oak, Inc., AES Sayreville and AES URC are each wholly owned direct and indirect subsidiaries of The AES Corporation. We, AES Red Oak, Inc. and the Bank of New York, as collateral agent, have entered into an equity subscription agreement under which AES Red Oak, Inc. has agreed to contribute up to $55,750,031 to us to fund project costs. Other than the equity subscription agreement, the only other business we intend to transact with any of our affiliates is an operations agreement with AES Sayreville and several project related agreements with AES URC.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

    THE AES CORPORATION. The AES Corporation is a leading global power company committed to supplying electricity in a socially responsible way. The AES Corporation currently has assets in excess of $20 billion and employs approximately 40,000 people around the world. Under a services agreement, The AES Corporation will supply to AES Sayreville all of the personnel and services necessary for AES Sayreville to comply with its obligations under the operations agreement.

    AES RED OAK, INC. AES Red Oak, Inc. is a Delaware corporation and a wholly owned subsidiary of The AES Corporation. AES Red Oak, Inc. currently has no operations outside of its activities in connection with our project and does not anticipate undertaking any operations not associated with our project. AES Red Oak, Inc. owns all of the ownership interests in our company and AES Sayreville and, under the pledge agreement, AES Red Oak, Inc. has pledged to the collateral agent all of its ownership interests in us.

    AES SAYREVILLE. AES Sayreville is a Delaware limited liability company and wholly owned subsidiary of AES Red Oak, Inc. We have entered into the operations agreement with AES Sayreville under which AES Sayreville will manage the operation and maintenance of our facility. The direct labor personnel and the plant operations management will be provided to AES Sayreville by The AES Corporation under a services agreement entered into by AES Sayreville and The AES Corporation.

    AES URC. AES Red Oak Urban Renewal Corporation is a New Jersey corporation and is our wholly owned subsidiary. AES URC was created as an urban renewal corporation for the development of the project and to enable the project to receive classification under the New Jersey Long Term Exemption Law as a redevelopment area or project. By having the project classified as a redevelopment area or project, and under an agreement with the Borough of Sayreville, we can benefit by having the project be responsible for fixed annual payments to the Borough of Sayreville in lieu of real estate taxes as long as the project complies with the requirements of the law and the agreement. To allow the project to receive this classification, AES URC will own a portion of the facility and lease the site from us for a 25 year term. We will sublease the site back from AES URC and also lease the portion of the facility from AES URC. AES URC will cause the development and construction of the portion of the facility under a construction agency agreement with us, under which we will act as agent and oversee the development of the portion of the facility for AES URC. Proceeds from the bond offering in the amount of $40 million will be loaned by us to AES URC to provide the funds for construction of the AES URC portion of the facility.

                     SUMMARY OF PRINCIPAL PROJECT CONTRACTS

    The following chart sets forth the parties to our project contracts and each contract is described in more detail below:

                                    [CHART]

    The following summaries contain the material terms of the principal project contracts and are qualified in their entirety by reference to the full text of the actual agreements. All capitalized terms used in the following summaries and not otherwise defined in this prospectus have the meanings given the terms in the respective project contract.

                            POWER PURCHASE AGREEMENT

    We have entered into a Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement, dated as of September 17, 1999 with Williams Energy, for the sale to Williams Energy of all of the electric energy and unforced capacity produced by our facility as well as ancillary services and fuel conversion services.

TERM

    The term of the power purchase agreement extends for 20 years after the first contract anniversary date, which is the last day of the month in which the commercial operation date occurs. The commercial operation date occurs when:

    - the initial start-up testing of our facility has been successfully completed;

    - we have received all approvals necessary to make the contemplated sales;
      and

    - we have obtained all required permits and authorizations for the operation of our facility.

    The term may be extended by Williams Energy for up to a total of 24 months for each hour during the initial term for which we are unable to deliver energy or ancillary services because of an event of force majeure.

    If the commercial operation date has not occurred by December 31, 2001 for any reason, including the continued existence of or delay caused by a force majeure event affecting us, other than any delay caused by any act or failure to act by Williams Energy or any of its affiliates where the action is required under the power purchase agreement, Williams Energy will have the right to terminate the power purchase agreement. We, however, can extend the commercial operation date to June 30, 2002 (i) if we provide an opinion from a third-party engineer that the commercial operation date will occur no later than June 30, 2002 (the "Free Extension Option"), or (ii) by giving Williams Energy written notice of the extension no later than November 30, 2001, and paying to Williams Energy $2.5 million, for which we believe we have made adequate provision in our project budget, by no later than January 31, 2002 (the "First Paid Extension Option").

    If we qualify for the Free Extension Option or elect the First Paid Extension Option, if the commercial operation date has not occurred by June 30, 2002 for any reason, including, without limitation, the continued existence of or delay caused by a force majeure event affecting us, other than any delay caused by any act or failure to act by Williams Energy or any of its affiliates where the action is required under the power purchase agreement, we may elect to extend our obligation to achieve the commercial operation date up to and including June 30, 2003 by giving Williams Energy written notice of the estimated extension required no later than April 30, 2002 and paying to Williams Energy specified amounts varying from $11,000 per day to $50,000 per day of the extension (the "Second Paid Extension Option"). If we elect the Second Paid Extension Option but did not elect the First Paid Extension Option, we also will pay Williams Energy up to $3.0 million.

    If the commercial operation date does not occur by June 30, 2003 for any reason including the continued existence of or delay caused by a force majeure event affecting us, other than as a result of any act or failure to act by Williams Energy or any of its affiliates, where the action is required under the power purchase agreement, Williams Energy will have the absolute right to terminate the power purchase agreement unless it fails to terminate the power purchase agreement prior to the commercial operation date.

PURCHASE AND SALE OF CAPACITY AND FUEL CONVERSION SERVICES

    During the term, commencing with the commercial operation date, we will perform for Williams Energy on an exclusive basis, and Williams Energy will purchase and pay for, fuel conversion services. Fuel conversion services include the operation of our facility by us to combust natural gas delivered by Williams Energy in order to generate and deliver energy or to provide ancillary services. We will sell and make available to Williams Energy on an exclusive basis, and Williams Energy will purchase and pay for, our facility's net capacity and ability to generate electric energy. We may not sell, without the consent of Williams Energy in its sole discretion, capacity generated on the site but not from our facility.

    As instructed by us, Williams Energy will deliver or cause to be delivered to us at the natural gas delivery point on an exclusive basis all quantities of natural gas required by us to:

    - generate net electric energy and/or ancillary services;

    - perform start-ups;

    - perform shutdowns; and

    - operate our facility during any period other than a start-up, shutdown or dispatch period for any reason.

    Williams Energy will at all times retain title to the natural gas delivered to us except that when our facility is operated during any period other than a start-up, shutdown or dispatch period title is transferred to us at the natural gas delivery point.

    Williams Energy will be solely responsible for all costs and expenses related to the supply and transportation of natural gas to the natural gas delivery point. We will be responsible for all costs and expenses related to the transportation, gathering or taxation of natural gas or its use or possession at and after the natural gas delivery point.

    Williams Energy will be responsible for the construction of all gas interconnection facilities. If the gas interconnection facilities have not been constructed and/or Williams Energy is unable for any reason to deliver natural gas to our facility by the date that our facility would otherwise be prepared to begin initial start-up testing, and but for the failure to provide the natural gas our facility is otherwise ready, or would otherwise have been ready, to begin testing, then Williams Energy will commence making payments to us for each day of the delay beginning on the start-up testing date and continuing until the date that natural gas is delivered to our facility for initial start-up testing, in an amount for each day of delay which is equal to one-thirtieth of the applicable total fixed payment. Upon the expiration of the power purchase agreement or any termination of the power purchase agreement as the result of Williams Energy's default thereunder, we will have the right to purchase the Gas Interconnection Facilities from Williams Energy, or if Williams Energy does not own the gas interconnection facilities, Williams Energy will assign to us all of its rights to transportation services using the gas interconnection facilities.

PRICING AND PAYMENTS

    For each month of the term after the commercial operation date, Williams Energy will pay us for our facility's net capacity, successful start-ups and associated shutdowns, ancillary services and fuel conversion services at the applicable rates set forth in the power purchase agreement. Each monthly payment by Williams Energy will consist of a total fixed payment, a variable operations and maintenance payment and an energy exercise fee. The total fixed payment, which is payable regardless of facility dispatch by Williams Energy but is subject to adjustment based on facility availability, is calculated by multiplying an unforced capacity rate for each contract year by the temperature adjusted unforced capacity in the billing month and adding to that the product of the fuel conversion option demand charge and the average facility capacity for that month. The total fixed payment is anticipated to be sufficient to cover our debt service and fixed operating and maintenance costs and to provide us a return on equity. The variable operations and maintenance payment is intended to cover our variable operating and maintenance costs and escalates annually based on an escalation index set forth in the power purchase agreement. The energy exercise fee is intended to compensate us for each successful start-up. We may receive heat rate bonuses or be required to pay heat rate penalties.

    Prior to the commercial operation date, and during some facility tests thereafter, we will purchase natural gas from Williams Energy. Williams Energy will sell to us the natural gas at prices specified in the power purchase agreement, and we will sell to Williams Energy at the electric delivery point any

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
net electric energy produced during the periods at the hourly integrated market clearing marginal price for electric energy at the location where it is delivered or received, calculated pursuant to the terms of the operating agreement of PJM Interconnection, LLC, which is the independent system operator that operates the transmission system to which our facility will interconnect. We will be solely responsible for any fines or penalties resulting from the delivery of the net electric energy at the electric delivery point when the delivery is made without the authorization of PJM, Jersey Central Power, which is the host utility, or FERC.

    Williams Energy will be entitled to an annual fuel conversion volume rebate if its dispatch of our facility exceeds specified levels and monthly non-dispatch payments if, under some circumstances, our facility does not deliver, in whole or in part, the requested net electric energy requested by Williams Energy. All fuel conversion volume rebate payments and non-dispatch payments will be made to Williams Energy after debt service and certain other payments but prior to any distribution to holders of equity interests in our company. Fuel conversion volume rebate payments and any non-dispatch payments owed to Williams Energy and not paid when due will be paid, together with interest thereon, when funds become available to us at the priority level described above. A separate reserve account must be maintained by us and our lenders and we must deposit to that account on a monthly basis, from our cash flow, any applicable and unpaid non-dispatch payment plus a ratable amount of the maximum fuel conversion volume rebate amount that Williams Energy may have earned. Amounts held in that reserve account will be used to pay, to the extent owed, the fuel conversion volume rebate and non-dispatch payments.

PROJECT DEVELOPMENT

    We will provide to Williams Energy not later than 10 days after the completion of initial start-up testing, pertinent written data substantiating our facility's capability to provide net facility capacity and, no later than 30 days prior to the commercial operation date, pertinent written data depicting our facility's temperature-adjusted net capacity and temperature-adjusted unit capacity.

    We will, at our own cost and expense, obtain as and when required all approvals, permits, licenses and other authorizations from governmental authorities as may be required for us to construct, operate and maintain our facility, the interconnection facilities and protective gas apparatus and to perform its obligations under the power purchase agreement, and during the term, we will obtain all additional governmental approvals, permits, licenses and authorizations as may be required with respect to our facility as soon as practicable.

INITIAL START-UP TESTING; COMMERCIAL OPERATION

    We will provide to Williams Energy (i) written notice, at least 30 days in advance, of the expected commercial operation date and (ii) a copy of the notice of commercial operation within 5 days after the commercial operation date. Williams Energy will have the right to be present at initial start-up testing of our facility. Costs and expenses incurred in connection with Initial start-up testing and any testing thereafter to demonstrate our net capacity will be borne by us. The costs and expenses include the cost of natural gas and transmission costs associated with the transmission of the electrical energy produced. We will be solely responsible for any fines and penalties resulting from the unauthorized delivery of net electric energy at the electric delivery point.

INTERCONNECTION AND METERING EQUIPMENT

    At our sole cost and expense, we will own and design, construct, install and maintain, or be responsible for the design, construction, installation and maintenance of our facility, the interconnection facilities and protective gas apparatus needed to generate and deliver net electric energy and/or ancillary services to the electric delivery point in order to fulfill our obligations under the power purchase agreement, including all interconnection facilities and protective gas apparatus that may be located at any switchyard and/or substation to be built at our facility. Our facility, interconnection facilities and protective gas apparatus will be designed, constructed and completed in a good and workmanlike manner and in accordance with accepted electrical practices (with respect to our facility and interconnection facilities) or in accordance with standard gas industry practices (with respect to protective gas apparatus), so that the expected useful life of our facility, the interconnection facilities and protective gas apparatus will be not less than the term of the power purchase agreement.

    Williams Energy will be responsible for the installation, maintenance and testing of the natural gas interconnection facilities and natural gas metering equipment, to the extent not otherwise installed, maintained and tested by the supplier of gas transportation services, as reasonably approved by us. Except under limited circumstances, we will not enter into any modification or amendment of the interconnection agreement with Jersey Central Power without the prior written consent of Williams Energy.

    All electric metering equipment and gas metering equipment, whether owned by us or by a third party, will be operated, maintained and tested in accordance with accepted electrical practices, in the case of the electric metering equipment, and in accordance with applicable industry standards, in the case of the gas metering equipment.

OPERATION AND DISPATCH

    Our facility and the interconnection facilities will be operated in accordance with accepted electrical practices and applicable requirements and guidelines of Jersey Central Power pursuant to the interconnection agreement. The protective gas apparatus will be operated in accordance with standard gas industry practices. If there is a conflict between the terms and conditions of the power purchase agreement and Jersey Central Power requirements, the Jersey Central Power requirements will control.

    We will operate our facility in parallel with Jersey Central Power's electrical system in accordance with the interconnection agreement. When dispatched by Williams Energy, we will operate our facility and each unit thereof with automatic regulation equipment in service.

    The power purchase agreement acknowledges that Jersey Central Power has the right to require us to disconnect our facility from its electrical system, or otherwise curtail, interrupt or reduce deliveries of net electric energy, in accordance with the terms of the interconnection agreement. If our facility has been disconnected for these reasons, Williams Energy will continue to be obligated to make total fixed payments for at least 24 hours after the occurrence of disconnection of our facility by Jersey Central Power.

    We will use commercially reasonable efforts to correct promptly any condition at our facility which necessitates the disconnection of our facility from Jersey Central Power's electrical system or the reduction, curtailment or interruption of electrical output of our facility.

    Williams Energy will have the exclusive right to use the net electric energy and ancillary services and to schedule the operation of our facility or a unit thereof in accordance with the provisions of the power purchase agreement; however, the scheduling must be consistent with the design limitations of our facility, applicable law, regulations and permits, and the agreements and the manuals of PJM.

    Williams Energy and our company will perform each of our respective obligations in a manner that avoids the creation of cashout obligations or imbalance penalties imposed by the natural gas transporter. Williams Energy will try to minimize any imbalance charges under a transporter's tariff and thereafter we will be responsible for imbalance charges levied by the natural gas transporter to the extent that the charges result from: (i) an imbalance caused by us greater than the allocable tolerance in the transporter's tariff or
(ii) our failure to promptly notify Williams Energy of a change in the operation of our facility that would cause any imbalance.

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    If we or one of our affiliates does not directly operate our facility, we will enter into an agreement with a reputable firm prior to the commercial operation date for the operation and maintenance of our facility. The choice of the firm will be subject to the prior review and approval of Williams Energy.

MAINTENANCE

    At all times during the term of the power purchase agreement, we will, at our sole cost and expense, maintain our facility and the Protective Gas Apparatus and also maintain the interconnection facilities in a manner consistent with the terms of the interconnection agreement. The maintenance will be performed in accordance with accepted electrical practices (with respect to our facility and interconnection facilities) or in accordance with standard gas industry practices (with respect to protective gas apparatus) and the engineering, procurement and construction contractors' recommended maintenance procedures and in accordance with the maintenance and planned outage provisions of the power purchase agreement.

METERING, BILLING, PAYMENT AND TAXES

    Net electric energy delivered by us to Williams Energy will be metered at the electric delivery point using Jersey Central Power's electric metering equipment on an hour-by-hour basis, or shorter intervals as may be necessary to implement the power purchase agreement when technically feasible using the metering equipment and agreed to by Jersey Central Power.

    We will provide to Williams Energy a monthly statement using Jersey Central Power's meters, or back-up electric metering equipment installed by us if Jersey Central Power's electric meters are not functional. The statement will set forth the amount of net electric energy and ancillary services delivered by us to Williams Energy in each hour and our computation of the amount due from Williams Energy to us and the other amounts as may then be due and payable by Williams Energy to us. Williams Energy will pay us the net amount shown to be due to us on the monthly statement or, if the monthly statement will reflect a net amount due to Williams Energy from us, we will pay the net amount shown to be due to Williams Energy. Overdue payments will accrue interest from, and including, the due date to, but excluding, the date of payment at the late payment interest rate. If either party, in good faith, disputes a monthly statement, the party will provide to the other party a written explanation of the basis for the dispute and will make payment of the portion of the monthly statement not disputed no later than the due date. To the extent any disputed amount is later determined to be properly due and payable, it will be paid within 10 days of the determination, together with interest accrued at the late payment interest rate from the due date to the date payment is made, if made within 10 days of the determination, and if not paid within 10 days of the determination, together with interest accrued after the 10-day period to the date payment is made at the late payment interest rate plus 1% per annum.

    The payments by Williams Energy to us do not include reimbursement for, and Williams Energy is liable for and will pay, cause to be paid, or reimburse us if we have paid, all taxes imposed on or with respect to natural gas or the use or consumption or transportation thereof (other than any of the taxes for which we are liable as described in the following paragraph) or on net electric energy and ancillary services or the use and consumption thereof after the electric delivery point. Williams Energy will indemnify, defend and hold harmless us from any liability for the taxes.

    Except as provided in the previous paragraph and for specified taxes that may be imposed in the future, the payments by Williams Energy to us include full reimbursement for all taxes. If Williams Energy is required to remit any tax for which we are responsible, the amount will be deducted from sums due to us. We will indemnify, defend and hold harmless Williams Energy from any liability for the taxes.

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
LIABILITY; DEDICATION

    Nothing in the power purchase agreement will be construed to create any duty, standard of care or liability to any person not a party to the power purchase agreement.

    Notwithstanding anything contained in the power purchase agreement, except with respect to third-party claims, neither party will be liable to the other party, its affiliates, directors, officers, partners, agents, employees, successors or assigns, for claims for incidental, special, punitive, indirect or consequential damages arising out of the power purchase agreement, including claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under the power purchase agreement) or losses, damages or liabilities under any financing, lending or construction contracts, agreements or arrangements to which we may be a party. The provisions discussed in this paragraph survive the termination or expiration of the power purchase agreement.

    No undertaking by either party under any provision of the power purchase agreement will constitute the dedication of that party's electrical or gas reserves, system, equipment, or facilities, or any portion thereof, to the other party or to the public.

INDEMNITY

    Subject to the provisions of the power purchase agreement, each party will indemnify, hold harmless and defend the other party, its affiliates, directors, officers, partners, agents and employees from and against any loss, to the extent arising out of, in connection with or resulting from the indemnifying party's breach of any of the representations or warranties made in, or the indemnifying party's failure to perform any of its obligations under, the power purchase agreement, or the indemnifying party's design, installation, construction, ownership, operation, repair, relocation, replacement, removal or maintenance of, or the failure of, any of the party's equipment and/or facilities, including, but not limited to, the interconnection facilities, our facility, natural gas interconnection facilities and protective gas apparatus and any natural gas facilities, and/or any appurtenances thereto, and any electric transmission facilities used in connection with the power purchase agreement. Neither party, however, will have any indemnification obligations in respect of any loss to the extent caused by the other party's gross negligence, bad faith or willful misconduct.

    Each party will further protect, defend, indemnify and save harmless the other party, its officers, directors, shareholders, agents, employees, successors and assigns from, against and in respect of, any and all losses, costs and liabilities that arise out of or in connection with (i) as to us, any claims by other parties or any governmental authority concerning environmental conditions at our facility, and (ii) as to Williams Energy, any claims by other parties concerning environmental conditions at our facility resulting from its actions or those of its contractors or natural gas transporters.

    As between the parties, Williams Energy will be deemed to be in exclusive possession and control (and responsible for any damages or injury resulting therefrom or caused thereby) of natural gas to the natural gas delivery point and the net electric energy and ancillary services at and from the electric delivery point, and we will be deemed to be in exclusive possession and control, and responsible for any damages or injury resulting therefrom or caused thereby, of natural gas at and from the natural gas delivery point and the net electric energy and ancillary services up to the electric delivery point. Risk of loss related to natural gas will transfer from Williams Energy to us at the natural gas delivery point and risk of loss related to the net electric energy and ancillary services will transfer from us to Williams Energy at the electric delivery point. Williams Energy will indemnify, defend and hold harmless us from and against any loss arising out of or in any way relating to Williams Energy's possession or control of natural gas up to the natural gas delivery point or its possession and control of the net electric energy and ancillary services at and after the electric delivery point, and we will indemnify, defend and hold harmless Williams Energy from and against any Loss arising out of or in any way relating to our

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
possession or control of natural gas at and from the natural gas delivery point or our possession and control of the net electric energy and ancillary services prior to the electric delivery point.

    The foregoing indemnification provisions of the power purchase agreement will survive the termination or expiration of the power purchase agreement.

INSURANCE

    We will keep our facility continuously insured against loss or damage in the amounts and for the risks set forth in the power purchase agreement.

    We and the operator of our facility will each procure or cause to be procured and will maintain for so long as the insurance is available on commercially reasonable terms with companies rated "A", "IX" or better by A.M. Best the following minimum insurance coverage for our facility: workers' compensation; employer's liability; commercial or comprehensive general liability including coverage for bodily injury, broad form property damage, blanket contractual liability, personal injury liability, independent contractors, products/completed operations, sudden and accidental pollution liability, and underground, explosion and collapse hazard; automobile liability (owned, hired, non-owned); and commercial excess or umbrella liability.

    We will procure and maintain in effect continuously during the term of the power purchase agreement, "all risk" property insurance in sufficient amounts to cover and otherwise insure for the full replacement cost of our facility and business interruption insurance. This insurance will include the interests of our subsidiaries, the operator and Williams Energy.

    All insurance policies, except workers' compensation insurance, will name Williams Energy as an additional insured.

    Our insurance will include provisions or endorsements providing that the policies will not be canceled except upon 30 days prior written notice to Williams Energy or, in respect to cancellation for nonpayment of premiums, 10 days prior written notice.

FORCE MAJEURE

    A party will be excused from performing its obligations under the power purchase agreement and will not be liable in damages or otherwise to the other party if and to the extent the party declares that it is unable to perform or is prevented from performing an obligation under the power purchase agreement by a force majeure condition, except for any obligations and/or liabilities under the power purchase agreement to pay money, which will not be excused, and except to the extent an obligation accrues prior to the occurrence or existence of a force majeure condition as long as:

    - the party declaring its inability to perform by virtue of force majeure, as promptly as practicable after the occurrence of the force majeure condition, but in no event later than 5 days thereafter, gives the other party written notice describing, in detail, the nature, extent and expected duration of the force majeure condition;

    - the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the force majeure condition;

    - the party declaring force majeure uses all commercially reasonable efforts to remedy its inability to perform; and

    - as soon as the party declaring force majeure is able to resume performance of its obligations excused as a result of the force majeure condition, it will give prompt written notification thereof to the other party.

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    Irrespective of whether the force majeure condition is declared by Williams
Energy or us, the time period of a force majeure will be excluded from the calculation of all payments under the power purchase agreement and Williams Energy will be under no obligation to pay us any of the payments described in the power purchase agreement. If Williams Energy declares a force majeure, however, it will continue to pay us only the applicable monthly total fixed payment as described in the power purchase agreement until the earlier of (i) the termination of the force majeure condition or (ii) the termination of the power purchase agreement. Furthermore, if a force majuure declared by us due to an action or inaction of Jersey Central Power that prevents us from delivering net electric energy to the electric delivery point, Williams Energy will continue to pay the applicable portion of the total fixed payment for the first 24 hours of the period.

    Notwithstanding anything to the contrary contained in the power purchase agreement, except as may expressly be provided in the power purchase agreement, the term force majeure will not include or excuse a party's performance in the following circumstances:

    - Except as otherwise set forth in the power purchase agreement, the failure to complete our facility by or to achieve the commercial operation date as extended under the power purchase agreement, which failure is caused by, arises out of or results from our acts or omissions, and/or from the acts or omissions of any third party, unless, and then only to the extent that, any acts or omissions of the third party (i) would itself be excused under the power purchase agreement by virtue of a force majeure condition, or
      (ii) is the result of a failure of Williams Energy to provide fuel to our facility under the power purchase agreement;

    - Any reduction, curtailment or interruption of generation or operation of our facility, or of the ability of Williams Energy to accept or transmit net electric energy, whether in whole or in part, which reduction, curtailment or interruption is caused by or arises from the acts or omissions of any third party providing services or supplies to the party claiming force majeure, including any vendor or supplier to either party of materials, equipment, supplies or services, or any inability of Jersey Central Power to deliver net electric energy to Williams Energy, unless, and then only to the extent that, any acts or omissions would itself be excused under the power purchase agreement as a force majeure;

    - Any outage, whether or not due to our fault or negligence attributable to a defect or inadequacy in the manufacture, design or installation of our facility that prevents, curtails, interrupts or reduces the ability of our facility to generate net electric energy or our ability to perform our obligations under the power purchase agreement;

    - To the extent that the party claiming force majeure failed to prevent or remedy the force majeure condition by taking all commercially reasonable acts (short of litigation, if the remedy requires litigation) and, except as otherwise provided in the power purchase agreement, failed to resume performance under the power purchase agreement with reasonable dispatch after the termination of the force majeure condition;

    - To the extent that the claiming party's failure to perform was caused by lack of funds;

    - To the extent Williams Energy is unable to perform due to a shortage of natural gas supply not caused by an event of force majeure; or

    - Because of an increase or decrease in the market price of electric energy/capacity or natural gas or because it is uneconomic for the party to perform its obligations under the power purchase agreement.

    Neither party will be required to settle any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the party involved in the dispute, are contrary to its interest.

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    Williams Energy will have the right to terminate the power purchase agreement if we have declared a force majeure and the effect of said force majeure has not been fully corrected or alleviated within 18 months after the date said force majeure was declared. Williams Energy, however, will not have the right to terminate the power purchase agreement if (i) the force majeure was caused by Williams Energy or (ii) the force majeure event does not prevent or materially limit Williams Energy's ability to sell our facility net capacity into or through the Pennsylvania/New Jersey/Maryland power pool market or to a third party.

EVENTS OF DEFAULT; TERMINATION; REMEDIES

    The following will constitute events of default under the power purchase agreement:

    - breach of any term or condition of the power purchase agreement, including, but not limited to, (i) any failure to maintain or to renew any security, (ii) any breach of a representation, warranty or covenant or
      (iii) failure of either party to make a required payment to the other party;

    - our facility is not available to provide fuel conversion services or ancillary services to Williams Energy during any period of 180 consecutive days after the occurrence of the commercial operation date, except as may be excused by force majeure or the absence of available natural gas, or if non-availability is caused by act or failure by Williams Energy where the action is required by the power purchase agreement;

    - we sell or supply net electric energy, ancillary services or capacity from our facility, or agrees to do the same, to any person or entity other than Williams Energy, without the prior approval of Williams Energy;

    - our failure for 30 consecutive days to perform regular and required maintenance, testing or inspection of the interconnection facilities, our facility and/or other electric equipment and facilities where the failure is material;

    - our failure for 30 consecutive days to correct or resolve a material violation of any code, regulation and/or statute applicable to the construction, installation, operation or maintenance of our facility, the interconnection facilities, protective gas apparatus or any other electric equipment and facilities required to be constructed and operated under the power purchase agreement when the violation impairs our continued ability to perform its obligations under the power purchase agreement;

    - involuntary bankruptcy or insolvency of either party that continues for more than 60 days;

    - voluntary bankruptcy or insolvency by either party;

    - any modifications, alterations or other changes to our facility by or on our behalf which prevent us from fulfilling, or materially diminish our ability to fulfill, its obligations, duties, rights and responsibilities under the power purchase agreement and which after reasonable notice and opportunity to cure, are not corrected;

    - there will be outstanding for more than 60 days any unsatisfied final, non-appealable judgment against us in an amount exceeding $500,000, unless the existence of the unsatisfied judgment will not materially affect our ability to perform its obligations under the power purchase agreement; and

    - The AES Corporation will cease to own, directly or indirectly, beneficially and of record, at least 50 percent of the equity interests in our company, or will cease to possess the power to direct or cause the direction of our company's management or policies, or any person, other than The AES Corporation or an affiliate, authorized to act as a power marketer by FERC or any affiliate

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
      of the person will own, directly or indirectly, beneficially or of record, any of the equity interests in our company.

    Upon the occurrence of any event of default, other than a bankruptcy-related event of default, for which no notice will be required or opportunity to cure permitted, the party not in default, to the extent the party has actual knowledge of the occurrence of the event of default, will give prompt written notice of the default to the defaulting party. The notice will set forth, in reasonable detail, the nature of the default and, where known and applicable, the steps necessary to cure the default. The defaulting party will have 30 days, two business days in the case of a default related to the breach of a representation, warranty or covenant, following receipt of the notice either to cure the default or commence in good faith all the steps as are necessary and appropriate to cure the default if the default cannot be completely cured within the 30-day period.

    If the defaulting party fails to cure the default or take the steps as provided under the preceding paragraph, and immediately upon the occurrence insolvency or the filing of a voluntary petition for bankruptcy, the power purchase agreement may be terminated by the non-defaulting party, without any liability or responsibility whatsoever, by written notice to the party in default hereof. The power purchase agreement will then terminate and the non-defaulting party may exercise all rights and remedies as are available to it to recover damages caused by the default, seek specific performance or exercise other rights and remedies that it may have in equity or at law.

SECURITY

    We have agreed to compensate Williams Energy for any actual damages it suffers or incurs as the result of Williams Energy's reliance upon the delivery of our facility net capacity, ancillary services and fuel conversion services, by December 31, 2001 as such date is extended in accordance with the terms of the power purchase agreement to the extent said damages cannot be mitigated fully. We further agree that the damages Williams Energy may suffer under these circumstances will be any and all reasonable costs incurred by Williams Energy in excess of costs that would have been incurred had the commercial operation date occurred on or before December 31, 2001, as the date may be extended under the power purchase agreement.

    Under the power purchase agreement, we must provide financial security to Williams Energy for our performance and payment obligations under the power purchase agreement in the initial amount of $30 million, which will be reduced to $10 million on the commercial operation date and will remain in effect during the term. We may, at any time at our option, elect to either provide the financial security in the form of a guaranty of The AES Corporation or in the form of a single letter of credit, satisfactory to Williams Energy in form and substance, upon which Williams Energy may draw if our facility does not achieve the commercial operation date by the date specified in the power purchase agreement, as the date may be extended, and after the commercial operation date as specified in the power purchase agreement. If the financial security contains an expiration date, either express or implied, we will renew the financial security not later than 10 days prior to the expiration date and will provide written notice of the renewal to Williams Energy at the same time. If we fail to renew the financial security as set forth above, Williams Energy is entitled to demand and receive payment thereunder on or after three days after written notice of the failure is provided to us, and the amount drawn will be deposited in an interest bearing escrow account and will be returned to us at the commercial operation date unless otherwise drawn on by Williams Energy in satisfaction of our obligations under the foregoing security provisions.

    The letter of credit referred to above must be issued by a financial institution that at all times during the term of the letter of credit meets and maintains the following criteria: (i) a U.S. or foreign bank rated "C" or better by Thompson Bankwatch; or (ii) a U.S. or foreign bank, surety company or

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financial institution whose senior debt has the rating listed below by two of the three rating agencies: Standard & Poor's: "A-" or better; Moody's: "A3" or better; Duff & Phelps: "A-" or better.

    If the bank, surety company or financial institution fails to maintain the ratings criteria, then upon 30 days, written notice from Williams Energy, we are required to obtain equivalent security from another bank, surety company or financial institution meeting the above stated criteria.

    No later than the closing on financing for our facility, Williams Energy is required to provide to us a guarantee of Williams Energy's performance and payment obligations under the power purchase agreement issued by The Williams Companies, Inc. or its affiliate. If at any time Moody's or Standard & Poor's rates the long term senior unsecured debt of The Williams Companies, Inc. lower than investment grade and the rating agency does not reestablish within 60 days an investment grade rating for the debt, then Williams Energy will provide alternative credit support reasonably acceptable to us within 90 days of the day on which the debt was rated lower than investment grade.

ASSIGNMENT

    Neither the power purchase agreement nor any rights, duties, interests or obligations thereunder may be assigned, transferred, pledged or otherwise encumbered or disposed of, by operation of law or otherwise without the prior written consent of the other party; except that

    - Williams Energy, at any time after reasonable advance notice to us and without our consent, may assign the power purchase agreement and any of its rights, interests, duties or obligations thereunder to any affiliate of Williams Energy or any other entity; so long as (a) the affiliate or the other entity's long-term unsecured debt at the time is rated investment grade by Standard & Poor's and Moody's or that the affiliate or the other entity's obligations under the power purchase agreement are guaranteed by an affiliate whose long-term unsecured debt at the time is rated investment grade by Standard & Poor's and Moody's and (b) any assignee will agree to be bound by all of the terms and conditions of the power purchase agreement to the same extent as Williams Energy;

    - We, at any time, and from time to time, after reasonable advance notice to Williams Energy and without the consent of Williams Energy, may assign the power purchase agreement and any of its rights, interests, duties or obligations thereunder as collateral security to any lender so long as the assignee will agree to be bound by all of the terms and conditions of the power purchase agreement to the same extent as us if the lender exercises its rights under the assignment; and

    - We will have the right at any time without the consent of Williams Energy to assign the power purchase agreement and its rights, interests, duties and obligations thereunder to any affiliate; so long as the affiliate assumes in writing all of our obligations and duties thereunder and the guaranty/security required under to the power purchase agreement remains in effect. The power purchase agreement will inure to the benefit of and bind the parties thereto, including any permitted assignee or successor.

    Except as otherwise specified in the foregoing assignment provisions, no assignment or disposition of rights under the power purchase agreement will
(i) relieve or in any way discharge us or Williams Energy from the performance of their respective obligations and liabilities under the power purchase Agreement or (ii) alter, amend, diminish or otherwise impair Williams Energy's or our rights under the power purchase agreement.

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    We agree that we will not sell, transfer, assign, lease or otherwise dispose of our facility or any substantial portion thereof or interest therein necessary to perform our obligations under the power purchase agreement to any person that is a FERC-authorized power marketer or an affiliate thereof without the prior written consent of Williams Energy, which consent will not be unreasonably withheld.

    Except as specifically provided for in the foregoing assignment provisions, any assignment or transfer of the power purchase agreement or any rights, duties or interests thereunder or any disposition of our facility or any portion thereof or interest therein by any party without the written consent of the other party as provided therein will be void and of no force or effect.

    Each party will reimburse the other for the reasonable costs and expenses, including reasonable legal fees and expenses, incurred in connection with a party's agreement to review, execute and deliver any instruments, agreements or documents that may be used in connection with any assignment requested by a party or otherwise permitted under the power purchase agreement.

                             CONSTRUCTION AGREEMENT

    We have entered into an Agreement for Engineering, Procurement and Construction Services, dated as of October 15, 1999, with Raytheon Engineers under which Raytheon Engineers will perform services in connection with the design, engineering, procurement, site preparation and clearing, civil works, construction, start-up, training and testing and to provide all materials and equipment (excluding operational spare parts), machinery, tools, construction fuels, chemicals and utilities, labor, transportation, administration and other services and items (collectively and separately, the services) for our facility.

RAYTHEON ENGINEERS SERVICES AND OTHER OBLIGATIONS

    Raytheon Engineers will complete our project by performing or causing to be performed all of the services. The services will include: engineering and design; construction and construction management; providing us design documents, instruction manuals, a project procedures manual and quality assurance plan; procurement of all materials, equipment and supplies and all contractor and subcontractor labor and manufacturing and related services; providing a spare parts list; providing all labor and personnel; obtaining all applicable permits; performing inspection, expediting, quality surveillance and traffic services; transporting, shipping, receiving and marshaling all materials, equipment and supplies and other items; providing storage for all materials, supplies and equipment and procurement or disposal of all soil and gravel (including remediation and disposal of specific hazardous materials); providing for design, construction and installation of electrical interconnection facilities (including electric metering equipment, automatic regulation equipment, protective apparatus and control system equipment) and reviewing other utility interconnections to our facility (including gas and water pipelines); performing performance tests; providing for start-up and initial operation functions; providing specified spare parts, waste disposal services, chemicals, consumables and utilities.

    The services will also include: training our personnel prior to provisional acceptance; providing us and our designee with access to the site; obtaining additional necessary real estate rights; cleaning-up and waste disposal (including hazardous materials brought to the site by Raytheon Engineers or the subcontractors); submitting a project schedule and progress reports; paying of contractor taxes; making employee identification and security arrangements; protecting adjoining utilities and public and private lands from damage; paying appropriate royalties and license fees; providing final releases and waivers to us; posting collateral or providing other assurances if major subcontractors fail to furnish final waivers; maintaining labor relations and project labor agreements; providing further assurances; coordinating with other contractors; and causing Raytheon Corporation to execute and deliver the related guaranty.

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CONSTRUCTION AND START-UP

    Except for specific services the performance of which has already commenced, Raytheon Engineers will commence performance of the services on the date specified in our notice to proceed. Raytheon Engineers will perform the services in accordance with prudent utility practices, generally accepted standards of professional care, skill, diligence and competence applicable to engineering, construction and project management practices, all applicable laws, all applicable permits, the real estate rights, the quality assurance plan, the electrical interconnection requirements, the environmental requirements and safety precautions set forth in the construction agreement, and all of the requirements necessary to maintain the warranties granted by the subcontractors under the construction agreement. Raytheon Engineers will perform the services in accordance with our project schedule and will cause:

    - each construction progress milestone to be achieved on or prior to the applicable construction progress milestone date;

    - provisional acceptance of our facility to occur on or prior to the guaranteed provisional acceptance date; and

    - final acceptance of our facility to occur on or before the guaranteed final acceptance date.

    Raytheon Engineers will perform the services so that our facility, when operated in accordance with the instruction manual and the power purchase agreement operating requirements as of provisional acceptance and final acceptance, will comply with all applicable laws and applicable permits, the electrical interconnection requirements and the guaranteed emissions limits in accordance with the completed performance test requirements.

CONTRACT PRICE AND PAYMENT

    The adjusted contract price may either be paid in installments in accordance with the payment and milestone schedule or be prepaid as described in the collateral agency agreement. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--Prepayment of Construction Agreement." The adjusted contract price was prepaid on the closing date, in the amount of $295.7 million, which included base scope changes through March 15, 2000. The contract price may be adjusted as a result of scope changes. We will make scheduled reductions in the amount available under the letter of credit posted by Raytheon Engineers upon receipt of Raytheon Engineers request unless the independent engineer fails to confirm the matters certified to by Raytheon Engineers in the request, in which case we may defer the scheduled reductions in the amount available under the letter of credit posted by Raytheon Engineers until the condition is satisfied. We will withhold from each scheduled reduction in the amount available under the letter of credit posted by Raytheon Engineers, other than our project completion reduction, 10% of the requested reduction until after final acceptance. At final acceptance, we will pay all retainage except for 150% of the cost of completing all punch list items and the lesser of
(i) 150% of the cost of repairing or replacing any items that have already been repaired or replaced by Raytheon Engineers and (ii) $1 million. We will pay our project completion payment, including all remaining retainage, within 30 days after project completion. Within 30 days of the first anniversary of the earlier of provisional acceptance or final acceptance, we will, so long as project completion has occurred, pay all remaining retainage. Upon the termination of the construction agreement, Raytheon Engineers will be entitled to retain funds that were prepaid by us in the amount of a termination payment equal to the scheduled payments due and owing, retainage and termination costs incurred by Raytheon Engineers and subcontractors. We are not obligated to make any payment to Raytheon Engineers at any time Raytheon Engineers is in material breach of the construction agreement, unless Raytheon Engineers is diligently pursuing a cure and instead, because the construction contract was prepaid by us, will be able to receive funds under the letter of credit posted by Raytheon Engineers.

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OUR SERVICES

    Our responsibilities include: designating a representative for our project; furnishing Raytheon Engineers access to the site; securing specified real estate rights; providing specified start-up personnel; furnishing specified spare parts, water disposal services and consumables; providing permanent utilities for the start-up, testing and operation of our facility; providing raw and potable water arrangements; providing fuel supply arrangements; providing electrical interconnection facilities arrangements; furnishing approvals; administering third-party contracts; causing The AES Corporation to provide a pre-financial closing guaranty.

    If we fail to meet any of our obligations under the construction agreement, then, to the extent that Raytheon Engineers was reasonably delayed in the performance of the services as a direct result thereof, an equitable adjustment to one or more of the contract price, the guaranteed completion dates, the construction progress milestone dates, the payment and milestone schedule and our project schedule, and, as appropriate, the other provisions of the construction agreement that may be affected thereby, will be made by agreement between us and Raytheon Engineers.

COMPLETION AND ACCEPTANCE OF OUR PROJECT

MECHANICAL COMPLETION

    Mechanical completion will be achieved when:

    - All equipment and facilities necessary for the full, safe and reliable operation of our facility have been properly constructed, installed, insulated and protected where required, and correctly adjusted, and can be safely used for their intended purposes in accordance with the instruction manual and all applicable laws and applicable permits;

    - The tests required for mechanical completion that are identified in the construction agreement have been successfully completed;

    - Our facility is fully and properly interconnected and synchronized with the electrical system of Jersey Central Power in accordance with the electrical interconnection requirements, and all features and equipment of our facility are capable of operating simultaneously; and

    - The complete performance by Raytheon Engineers of all the services relating to our facility under the construction agreement, except for any remaining punch list items, performance tests, power purchase agreement output tests and reliability run applicable thereto, in compliance with the standards of performance set forth in the construction agreement, so that our facility meets all of the requirements set forth in the construction agreement applicable thereto but excluding the achievement of the guaranteed emission limits and the performance guarantees.

    When Raytheon Engineers believes that it has achieved mechanical completion, it will deliver to us the notice of mechanical completion. Within 5 days of receipt of the notice of mechanical completion, if we are satisfied that the mechanical completion requirements have been met, we will deliver to Raytheon Engineers a mechanical completion certificate. If reasonable cause exists for doing so, we will notify Raytheon Engineers in writing that mechanical completion has not been achieved, stating the reasons therefor. If mechanical completion has not been achieved as so determined by us, Raytheon Engineers will promptly take the action or perform the additional services as will achieve mechanical completion of our facility and will issue to us another notice of mechanical completion. The procedure will be repeated as necessary until mechanical completion of our facility has been achieved.

PERFORMANCE TESTS AND POWER PURCHASE AGREEMENT OUTPUT TESTS

    Once mechanical completion has been achieved, Raytheon Engineers will perform the performance tests in accordance with criteria set forth in the construction agreement. Raytheon Engineers will give

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us notice of the performance tests. We will arrange for the disposition of output during start-up and testing. Raytheon Engineers may declare the performance test to be a completed performance test if during the tests the operation of our facility complies with applicable laws, applicable permits, Guaranteed Emissions Limits and other required standards.

PROVISIONAL ACCEPTANCE

    Provisional acceptance will be achieved upon the earlier of Final Acceptance or when:

    - Raytheon Engineers has caused a completed performance test in which our facility demonstrates an average net electrical output of 95% (or higher) of the electrical output guarantee and 105% (or lower) of the gas-based heat rate guarantee.

    - Our facility has achieved, and continues to satisfy, the requirements of mechanical completion.

    When Raytheon Engineers believes that it has achieved provisional acceptance of our facility, it will deliver to us a notice of provisional acceptance. If it is satisfied that the provisional acceptance requirements have been met, we will deliver to Raytheon Engineers a provisional acceptance certificate. If reasonable cause exists for doing so, we will notify Raytheon Engineers in writing that provisional acceptance of our facility has not been achieved, stating the reasons therefor. If we determine that provisional acceptance of our facility has not been achieved, Raytheon Engineers will promptly take the action or perform the additional services as will achieve provisional acceptance and, if Raytheon Engineers believes that provisional acceptance of our facility has been achieved, will issue to us another notice of provisional acceptance. Unless final acceptance of our facility will have previously occurred, the procedure will be repeated as necessary until provisional acceptance of our facility has been achieved. Upon the earliest to occur of provisional acceptance and final acceptance of our facility, we will take possession and control our facility and will thereafter be solely responsible for the operation and maintenance thereof. After we take possession and control of our facility, Raytheon Engineers will have reasonable access to our facility to complete the services.

FINAL ACCEPTANCE

    Final acceptance will be achieved when:

    - Raytheon Engineers has caused a completed performance test in accordance with the construction agreement to be concluded in which our facility demonstrates during the performance test an average net electrical output of 100% (or higher) of the electrical output guarantee and 100% (or lower) of the heat rate guarantee;

    - our facility has achieved, and continues to satisfy the requirements for the achievement of, mechanical completion;

    - the reliability guarantee has been achieved under the construction agreement; and

    - Raytheon Engineers has completed performance of the services except for
      (i) punch list items and (ii) services that are required by the terms of the construction agreement to be completed after the achievement of final acceptance, such as Raytheon Engineers' warranty obligations.

    The reliability guarantee will have been achieved if and only if our facility demonstrates an average equivalent availability of not less than 95% while operating over a period of at least 30 consecutive days in accordance with applicable laws, applicable permits, the electrical interconnection requirements, the power purchase agreement operating requirements, the guaranteed emissions limits, the instruction manual and the power purchase agreement.

    When Raytheon Engineers believes that it has achieved final acceptance of our facility, it will deliver to us a notice of final acceptance. If it is satisfied that the final acceptance requirements have

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been met, we will deliver to Raytheon Engineers a final acceptance certificate.
If reasonable cause exists for doing so, we will notify Raytheon Engineers in writing that final acceptance has not been achieved, stating the reasons therefor. If we determine that final acceptance has not been achieved, Raytheon Engineers will promptly take the action or perform the additional services as will achieve final acceptance and will issue to us another notice of final acceptance. The procedure will be repeated as necessary until final acceptance has been achieved or deemed to have occurred.

    At any time, by giving notice to Raytheon Engineers, we in our sole discretion may elect to effect final acceptance, in which case final acceptance will be deemed effective as of the date of the notice, and Raytheon Engineers will have no liability to us for any amounts thereafter arising as performance guarantee payments, other than any interim period rebates that arose prior to the election by us, for failure of our facility to achieve any or all of the performance guarantees applicable thereto.

    At any time after provisional acceptance of our facility has been achieved, Raytheon Engineers may, after exhausting all reasonable repair and replacement alternatives in order to achieve the applicable performance guarantees for final acceptance, and so long as that the reliability guarantee will have been achieved, give to us notice of its intention to elect to declare final acceptance. In that event, Raytheon Engineers may elect to use the results of the most recent eligible completed performance test for the purpose of determining our facility's level of achievement of the performance guarantees. final acceptance will be deemed effective as of the last to occur of (i) the date of our receipt of the declaration and report of the final completed performance test, or, as applicable, the most recent completed performance test and (ii) the effective date of the achievement of the reliability guarantee.

    If on or before the guaranteed final acceptance date (i) our facility has achieved provisional acceptance and (ii) the reliability guarantee has been achieved, then final acceptance of our facility will be deemed to occur on the guaranteed final acceptance date.

PROJECT COMPLETION

    Project completion will be achieved under the construction agreement when:

    - Final acceptance of our facility will have occurred and the performance guarantees with respect to our facility will have been achieved (or in lieu of achievement of the performance guarantees, applicable rebates under the construction agreement will have been paid, or we will have elected final acceptance);

    - The reliability guarantee will have been achieved;

    - Raytheon Engineers will have demonstrated during the completed performance test that the operation of our facility does not exceed the guaranteed emissions limits;

    - The requirements for achieving mechanical completion of our facility will continue to be met;

    - The punch list items will have been completed in accordance with the construction agreement; and

    - Raytheon Engineers will have performed all of the services, other than those services, such as Raytheon Engineers' warranty obligations, which by their nature are intended to be performed after project completion.

    When Raytheon Engineers believes that it has achieved project completion, it will deliver to us a notice of project completion. If it is satisfied that the final acceptance requirements have been met, we will deliver to Raytheon Engineers a project completion certificate. If reasonable cause exists for doing so, we will notify Raytheon Engineers in writing that project completion has not been achieved, stating the reasons therefor. If our project completion has not been achieved as so determined by us,

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Raytheon Engineers will promptly take the action or perform the additional services as will achieve project completion and will issue to us another notice of project completion. The procedure will be repeated as necessary until project completion is achieved.

    Raytheon Engineers will be obligated to achieve project completion within 90 days after final acceptance of our facility. If Raytheon Engineers does not achieve our project completion on or before our project completion deadline or if we determine that Raytheon Engineers is not proceeding with all due diligence to complete the services in order to achieve project completion by the deadline, we may retain another contractor to complete the work at contractor's expense.

PRICE REBATE FOR FAILURE TO MEET GUARANTEES

COMPLETION DATES

    Raytheon Engineers guarantees that (i) provisional acceptance or final acceptance of our facility will be achieved on or before the guaranteed provisional acceptance date and (ii) final acceptance of our facility will be achieved on or before the guaranteed final acceptance date.

    If neither provisional acceptance nor final acceptance of our facility occurs by the date that is 50 days after the guaranteed provisional acceptance date, Raytheon Engineers will pay us $108,000 per day as provisional acceptance late completion payments, for each day provisional acceptance or final acceptance is later than the guaranteed provisional acceptance date, but in no event will the aggregate amount of the payments be greater than 13% of the adjusted contract price.

    If neither provisional acceptance nor final acceptance of our facility occurs on or before the date that is 90 days after the guaranteed provisional acceptance date, Raytheon Engineers will, on that date, submit for approval by us and the independent engineer a plan to accelerate the performance of the services as necessary in order to achieve final acceptance of our facility by the guaranteed final acceptance date. If the plan is not approved by us and the independent engineer, Raytheon Engineers will revise the plan and resubmit a revised plan for approval by us and the independent engineer.

    If provisional acceptance or final acceptance, whichever is the earlier to occur, of our facility occurs prior to the guaranteed provisional acceptance date, we will pay Raytheon Engineers $56,000 per day for each day by which provisional acceptance or final acceptance precedes the guaranteed provisional acceptance date, but in no event will the aggregate amount of the bonus exceed $2,520,000.

PERFORMANCE GUARANTEES

ELECTRICAL OUTPUT

    If the average net electrical output of our facility at provisional acceptance is less than the electrical output guarantee, then Raytheon Engineers will pay us, as a rebate, for each day during the interim period, an amount equal to $0.22 per day for each kilowatt by which the average net electrical output is less than the electrical output guarantee.

    Upon final acceptance, if the average net electrical output of our facility during the completed performance test is less than the electrical output guarantee, then Raytheon Engineers will pay us, as a rebate, an amount equal to $520 for each kilowatt by which the average net electrical output is less than the electrical output guarantee minus any interim period electrical output rebates.

HEAT RATE GUARANTEES

    If the average net heat rate of our facility at provisional acceptance, if having occurred before final acceptance, exceeds the heat rate guarantee, then Raytheon Engineers will pay us, as a rebate, for each day during the interim period, an amount equal to $46 per day for each BTU/KwH by which the measured net heat rate is greater than the heat rate guarantee.

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    Upon final acceptance, if the net heat rate of our facility during the completed performance test exceeds the heat rate guarantee, then Raytheon Engineers will pay us, as a rebate, an amount equal to $110,000 for each BTU/KwH by which the measured heat rate is greater than the heat rate guarantee.

LIABILITY AND DAMAGES

LIMITATION OF LIABILITY

    In no event will Raytheon Engineers' liability (i) for provisional acceptance late completion payments exceed an amount equal to 13% of the contract price, (ii) for performance guarantee payments arising from the electrical output guarantee exceed in the aggregate an amount equal to 10% of the contract price, (iii) for performance guarantee payments arising from the heat rate guarantee exceed in the aggregate 15% of the contract price and
(iv) for all provisional acceptance late completion payments and performance guarantee payments exceed an amount equal to 34% of the contract price.

CONSEQUENTIAL DAMAGES

    Neither party nor any of its contractors, subcontractors or other agents providing equipment, material or services for our project will be liable for any indirect, incidental, special or consequential loss or damage of any type.

AGGREGATE LIABILITY OF CONTRACTOR

    The total aggregate liability of Raytheon Engineers and any of its subcontractors, including, without limitation, liabilities described above, to us will not in any event exceed an amount equal to the contract price for liability due to events occurring before the provisional acceptance date or 40% of the contract price for liability due to events occurring after the provisional acceptance date; however, the limitation of liability will not apply to obligations to remove liens or to make indemnification payments.

WARRANTIES AND GUARANTEES

    Raytheon Engineers warrants and guarantees that during the applicable warranty period

    - all machinery, equipment, materials, systems, supplies and other items comprising our project will be new and of first-rate quality which satisfies utility-grade standards and in accordance with prudent utility practices and the specifications set forth in the construction agreement, suitable for the use in generating electric energy and capacity under the climatic and normal operating conditions and free from defective workmanship or materials;

    - it will perform all of its design, construction, engineering and other Services in accordance with the construction agreement;

    - our project and its components will be free from all defects caused by errors or omissions in engineering and design, as determined by reference to prudent utility practices, and will comply with all applicable laws, all applicable permits, the electrical interconnection requirements, the power purchase agreement operating requirements and the guaranteed emissions limits; and

    - the completed project will perform its intended functions of generating electric energy and capacity as a complete, integrated operating system as contemplated in the construction agreement.

    If we notify Raytheon Engineers within 30 days after the expiration of the applicable warranty period of any defects or deficiencies discovered during the applicable warranty period, Raytheon Engineers will promptly reperform any of the services at its own expense to correct any errors, omissions, defects or deficiencies and, in the case of defective or otherwise deficient machinery,

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equipment, materials, systems supplies or other items, replace or repair the same at its own expense. Raytheon Engineers warrants and guarantees that, to the extent we have made all payments then due to Raytheon Engineers, title to our facility and all work, materials, supplies and equipment will pass to us free and clear of all liens, other than any permitted liens. Other than the warranties and guarantees provided in the construction agreement there are no other warranties of any kind, whether statutory, express or implied relating to the services.

    Upon notification from us no later than 30 days after the expiration of the applicable warranty period of any defects or deficiencies in our project or any component thereof, we will, subject to the provisions of the construction agreement, make our facility or the subject equipment available to Raytheon Engineers for Raytheon Engineers to re-perform, replace or, at Raytheon Engineers' option, repair the same at Raytheon Engineers' expense so that it is in compliance with the standards warranted and guaranteed, all in accordance with the construction agreement.

FORCE MAJEURE

FORCE MAJEURE EVENT

    A force majeure event will mean any act or event that prevents the affected party from performing its obligations, other than the payment of money, under the construction agreement or complying with any conditions required to be complied with under the construction agreement if the act or event is beyond the reasonable control of and not the fault of the affected party and the party has been unable by the exercise of due diligence to overcome or mitigate the effects of the act or event. Force majeure events include, but are not limited to, acts of declared or undeclared war, sabotage, landslides, revolution, terrorism, flood, tidal wave, hurricane, lightning, earthquake, fire, explosion, civil disturbance, insurrection or riot, act of God or the public enemy, action, including unreasonable delay or failure to act, of a court or public authority, or strikes or other labor disputes of a regional or national character that are not limited to only the employees of Raytheon Engineers or its subcontractors and that are not due to the breach of a labor contract or applicable law by the party claiming force majeure or any of its subcontractors. Force majeure events do not include (i) acts or omissions of Raytheon Engineers or any subcontractors, except as expressly provided in the foregoing sentence, (ii) late delivery of materials or equipment, except to the extent caused by a force majeure event, and (iii) economic hardship.

EXCUSED PERFORMANCE

    If either party is rendered wholly or partly unable to perform its obligations because of a force majeure event, that party will be excused from whatever performance is affected by the force majeure event to the extent so affected so long as:

    - the non-performing party gives the other party prompt notice describing the particulars of the occurrence;

    - the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the force majeure event;

    - the non-performing party exercises all reasonable efforts to mitigate or limit damages to the other party;

    - the non-performing party uses its best efforts to continue to perform its obligations under the construction agreement and to correct or cure the event or condition excusing performance; and

    - when the non-performing party is able to resume performance of its obligations, that party will give the other party written notice to that effect and will promptly resume performance under the construction agreement.

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SCOPE CHANGES

    We may order scope changes to the services, in which event one or more of the contract price, the construction progress milestone dates, the guaranteed completion dates, the payment and milestone schedule, our project schedule and the performance guarantees will be adjusted accordingly, if necessary. All scope changes will be authorized by a scope change order and only we or our representative may issue scope change orders.

    As soon as Raytheon Engineers becomes aware of any circumstances which Raytheon Engineers has reason to believe may necessitate a scope change, Raytheon Engineers will issue to us a scope change order notice at Raytheon Engineers' expense. If we desire to make a scope change, in response to a scope change order notice or otherwise, we will submit a scope change order request to Raytheon Engineers. Raytheon Engineers will promptly review the scope change order request and notify us in writing of the options for implementing the proposed scope change and the effect, if any, each option would have on the contract price, the guaranteed completion dates, the construction progress milestone dates, the payment and milestone schedule, our project schedule and the performance guarantees.

    No scope change order will be issued and no adjustment of the contract price, the guaranteed completion dates, the construction progress milestone dates, the payment and milestone schedule, our project schedule or the performance guarantees will be made in connection with any correction of errors, omission, deficiencies, or improper or defective work on the part of Raytheon Engineers or any subcontractors in the performance of the services. Changes due to changes in applicable laws or applicable permits occurring after the date of the construction agreement will be treated as scope changes.

EFFECT OF FORCE MAJEURE EVENT

    If and to the extent that any force majeure events affect Raytheon Engineers' ability to meet the guaranteed completion dates, or the construction progress milestone dates, an equitable adjustment in one or more of the dates, the payment and milestone schedule and our project schedule will be made by agreement of us and Raytheon Engineers. No adjustment to the performance guarantees and, except as otherwise expressly set forth below, the contract price will be made as a result of a force majeure event. If Raytheon Engineers is delayed in the performance of the services by a force majeure event, then:

    - to the extent that the delay(s) are, in the aggregate, 60 days or less, Raytheon Engineers will absorb all of its costs and expenses resulting from said delay(s); and

    - to the extent that the delay(s) are, in the aggregate, more than 60 days, Raytheon Engineers will be reimbursed by us for those incremental costs and expenses resulting from said delay(s) which are incurred by Raytheon Engineers after said 60 day period.

PRICE CHANGE

    An increase or decrease in the contract price, if any, resulting from a scope change requested by us or made under the construction contract will be determined by mutual agreement of the parties.

CONTINUED PERFORMANCE PENDING RESOLUTION OF DISPUTES

    Notwithstanding any dispute regarding the amount of any increase or decrease in Raytheon Engineers' costs with respect to a scope change, Raytheon Engineers will proceed with the performance of the scope change promptly following our execution of the corresponding scope change order.

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HAZARDOUS MATERIALS

    If hazardous materials were not identified in an environmental site assessment report delivered by us to Raytheon Engineers prior to the commencement date and were not brought onto the site by Raytheon Engineers or any of its subcontractors, then Raytheon Engineers will be entitled to a scope change under the construction agreement.

INDEMNIFICATION

CONTRACTOR INDEMNITY

    Raytheon Engineers will fully indemnify, save harmless and defend us, our parents, subsidiaries and other affiliates, the financing parties, and the directors, officers, agents, employees, successors and assigns of each of them, from and against any and all losses, costs, damages, injuries, liabilities, claims, demands, penalties, interest and causes of action, including without limitation reasonable attorneys' fees (collectively for the purpose of this indemnification section, the damages):

    - directly or indirectly arising out of, resulting from or related to any third-party claims associated with the construction agreement including without limitation any claims for damage to or destruction of property of, or death of or bodily injury to, persons to the extent caused or contributed to by Raytheon Engineers' or any subcontractor's negligence or intentionally wrongful act in the performance of the services or otherwise relating to the construction agreement or our project, whether or not we or our indemnified parties are contributorily negligent);

    - in favor of any governmental authority or other third party to the extent caused by (a) failure of Raytheon Engineers or any subcontractor to comply with applicable laws and applicable permits as required by the construction agreement, (b) failure of Raytheon Engineers or any subcontractor to properly administer and pay taxes or (c) nonpayment of amounts due as a result of furnishing materials or services to Raytheon Engineers or any subcontractor in connection with the services;

    - by reason of any claims or suits arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other intellectual property, proprietary or confidentiality rights with respect to materials and information used by Raytheon Engineers or any subcontractor in performing the services or in any way incorporated in or related to our project; or

    - resulting from (a) any hazardous material which has been brought onto the site by any Raytheon Engineers responsible party and (b) the negligence or willful misconduct of any Raytheon Engineers responsible party in connection with the presence of hazardous material on the facility site or the release of any hazardous material on or from the facility site but only to the extent not caused or contributed to by us or our indemnified parties.

COMPANY INDEMNITY

    We will fully indemnify, save harmless and defend Raytheon Engineers, its parent, subsidiaries and other affiliates, and the directors, officers, agents, employees, successors and assigns of each of them from and against all Damages resulting from the presence of any hazardous material on, or the release of any hazardous material on or from, the site, other than any hazardous material brought onto the site by any Raytheon Engineers responsible party.

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INSURANCE

GENERAL

    Raytheon Engineers will provide and maintain the following types of insurance at all times while Raytheon Engineers or any subcontractor is performing the services: workers' compensation insurance and employers' liability insurance; commercial general liability insurance; business automobile liability insurance; commercial umbrella and/or excess insurance; "all-risk" builder's risk insurance; and ocean marine cargo insurance. Before permitting any of its subcontractors to perform any services at the site, Raytheon Engineers will obtain a certificate of insurance from each subcontractor evidencing that the subcontractor has obtained insurance in the amounts and against the risks as is consistent with Raytheon Engineers' customary practices for the types of subcontracts for projects of similar type and capacity to our project. All insurance policies supplied by Raytheon Engineers will include a waiver of any right of subrogation of the insurers and of any right of the insurers to any set-off, counterclaim or other deduction.

COST OF PREMIUMS

    Raytheon Engineers will bear responsibility for payment of all premiums for insurance coverage required to be provided by Raytheon Engineers.

RISK OF LOSS

    With respect to our facility, until the risk transfer date, Raytheon Engineers will bear the risk of loss and full responsibility for the costs of replacement, repair or reconstruction resulting from any damage to or destruction of our facility or any materials, equipment, tools and supplies that are purchased for permanent installation in or for use during construction of our facility.

    After the risk transfer date with respect to our facility, we will bear all risk of loss and full responsibility for repair, replacement or reconstruction with respect to any loss, damage or destruction to our facility which occurs after the risk transfer date.

DEDUCTIBLES

    Raytheon Engineers will be responsible for deductibles for any losses covered by insurance required to be provided by Raytheon Engineers. We, however, will be responsible for the following:

    - deductibles in connection with any project losses that are covered by builder's risk insurance and ocean marine cargo insurance, in each case only up to the permitted deductibles and only to the extent that the deductibles are in respect of losses caused by our negligence or intentional misconduct; and

    - deductibles in connection with any project losses that are (i) covered by the "Delay In Start-Up" insurance or (ii) caused by an event of force majeure.

ADDITIONAL INSUREDS

    All insurance coverages furnished by Raytheon Engineers and us, with the exception of workers compensation insurance, will include us, Raytheon Engineers, the financing parties, Jersey Central Power and all their assignees, subsidiaries and affiliates as additional insureds, as their respective interests may appear and, with respect to the "all risk" builder's risk insurance, will designate the financing parties, as identified by us, as loss payees for losses in excess of $1 million.

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NO LIMITATION OF LIABILITY

    The required coverages will in no way affect, nor are they intended as a limitation of, Raytheon Engineers' liability with respect to its performance of the services except as expressly provided elsewhere.

INSURANCE PRIMARY

    All policies of insurance provided by Raytheon Engineers will be written as primary and noncontributing with respect to any other similar coverage that we, the financing parties, Jersey Central Power and their assignees, subsidiaries and affiliates may carry.

TERMINATION

TERMINATION FOR OUR CONVENIENCE

    We may for our convenience terminate any part of the services or all remaining services at any time upon 30 days' prior written notice to Raytheon Engineers specifying the part of the services to be terminated and the effective date of termination. We may elect to suspend completion of all or any part of the services upon 10 days' prior written notice to Raytheon Engineers, or, in emergency situations, upon prior notice as circumstances permit.

TERMINATION BY CONTRACTOR

    If we fail to pay to Raytheon Engineers any payment and the failure continues for 30 days, then (i) Raytheon Engineers may suspend its performance of the services upon 10 days' prior written notice to us, which suspension may continue until the time as the payment, plus accrued interest thereon, is paid to Raytheon Engineers, and/or (ii) if the payment has not been made prior to the commencement of a suspension by Raytheon Engineers under clause (i) above, Raytheon Engineers may terminate the construction agreement upon 60 days' prior written notice to us, however, the termination will not become effective if the payment, plus accrued interest thereon, is made to Raytheon Engineers prior to the end of the notice period. If the suspension occurs, an equitable adjustment to one or more of the contract price, the guaranteed completion dates, the construction progress milestone dates, the payment and milestone schedule and our project schedule, and, as appropriate, the other provisions of the construction agreement that may be affected thereby, will be made by agreement between us and Raytheon Engineers. If we have suspended completion of all or any part of the services in accordance with the construction agreement for a period in excess of 365 days in the aggregate, Raytheon Engineers may, at its option, at any time thereafter so long as the suspension continues, give written notice to us that Raytheon Engineers desires to terminate the construction agreement. Unless we order Raytheon Engineers to resume performance of the suspended services within 15 days of the receipt of the notice from Raytheon Engineers, the suspended services will be deemed to have been terminated by us for our convenience. If the occurrence of one or more force majeure events prevents Raytheon Engineers from performing the services for a period in the aggregate of 720 days, either party may, at its option, give written notice to the other party of its desire to terminate the construction agreement.

CONSEQUENCES OF TERMINATION

    - Upon any termination, we may, so long as the termination is pursuant to any default Raytheon Engineers will have been paid all amounts due and owing to it under the construction agreement, which will not be deemed to constitute a waiver by Raytheon Engineers of any rights to payment it may have as a result of a non-default related termination in the event of a termination pursuant to a default, at our option elect to have itself, or our designee, which may include any other affiliate or any third-party purchaser, (i) assume responsibility for and take

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      title to and possession of our project and any or all work, materials or equipment remaining at the site and (ii) succeed automatically, without the necessity of any further action by Raytheon Engineers, to the interests of Raytheon Engineers in any or all items procured by Raytheon Engineers for our project and in any and all contracts and subcontracts entered into between Raytheon Engineers and any subcontractor with respect to the equipment specified in the construction agreement, and with respect to any or all other subcontractors selected by us which are materially necessary to the timely completion of our project, Raytheon Engineers will use all reasonable efforts to enable us, or our designee, to succeed to Raytheon Engineers' interests thereunder.

    - If any termination occurs, we may, without prejudice to any other right or remedy it may have, at its option, finish the services by whatever method we may deem expedient.

SURVIVING OBLIGATIONS

    Termination of the construction agreement (i) will not relieve either party of any obligation with respect to the confidentiality of the other party's information, (ii) will not relieve either party of any obligation which expressly or by implication survives termination of the construction agreement and (iii) except as otherwise provided in any provision of the construction agreement expressly limiting the liability of either party, will not relieve either party of any obligations or liabilities for loss or damage to the other party arising out of or caused by acts or omissions of the party prior to the effectiveness of the termination or arising out of the termination, and will not relieve Raytheon Engineers of its obligations as to portions of the services already performed or as to obligations assumed by Raytheon Engineers or us prior to the date of termination.

DEFAULT AND REMEDIES

CONTRACTOR'S DEFAULT

    Raytheon Engineers' events of default include: voluntary bankruptcy or insolvency; involuntary bankruptcy or insolvency; materially adverse misleading or false representation or warranty; improper assignment; failure to maintain required insurance; failure to comply with applicable laws or applicable permits; cessation or abandonment of the performance of services; termination or repudiation of, or default under the related construction contract guaranty; failure to supply sufficient skilled workers or suitable material or equipment; failure to make payment when due for labor, equipment or materials; non-occurrence of either provisional acceptance or final acceptance within 90 days after the guaranteed provisional acceptance date, non-occurrence of construction progress milestones and failure to be proceeding under a remediation plan within 90 days after the non-occurrence; and failure to remedy non-performance or non-observance of any provision in the construction agreement.

COMPANY'S RIGHTS AND REMEDIES

    If Raytheon Engineers is in default of its obligations, we will have any or all of the following rights and remedies, in addition to any other rights and remedies that may be available to us under the construction agreement or at law or in equity, and Raytheon Engineers will have the following obligations:

    - We may, without prejudice to any other right or remedy we may have under the construction agreement or at law or in equity, terminate the construction agreement in whole or in part immediately upon delivery of notice to Raytheon Engineers. In case of the partial termination, the parties will mutually agree upon a scope change order to make equitable adjustments, including the reduction and/or deletion of obligations of the parties commensurate with the reduced scope Raytheon Engineers will have after taking into account the partial termination, to one or more of the guaranteed completion dates, the construction progress milestone dates, the

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      contract price, the payment and milestone schedule, our project schedule, the performance guarantees and the other provisions of the construction agreement which may be affected thereby, as appropriate. If the parties are unable to reach mutual agreement as to said scope change order and the dispute resolution procedures set forth in the construction agreement are invoked, the procedures will give due consideration to customary terms and conditions under which Raytheon Engineers has entered subcontracts with third party prime contractors covering services substantially similar to those services which are not being terminated.

    - If requested by us, Raytheon Engineers will withdraw from the site, will assign to us such of contractor's subcontracts, to the extent permitted therein, as we may request, and will remove the materials, equipment, tools and instruments used by, and any debris and waste materials generated by, Raytheon Engineers in the performance of the Services as we may direct, and we, without incurring any liability to Raytheon Engineers, other than the obligation to return to Raytheon Engineers at the completion of our project the materials that are not consumed or incorporated into our project, solely on an "as is, where is" basis without any representation or warranty of any kind whatsoever, may take possession of any and all designs, drawings, materials, equipment, tools, instruments, purchase orders, schedules and facilities of Raytheon Engineers at the site that we deem necessary to complete the services.

ASSIGNMENT

    The parties shall have no right to assign or delegate any of their respective rights or obligations under the construction agreement either voluntarily or involuntarily or by operation of law, except that we may, without Raytheon Engineers' approval, assign any or all of its rights under the construction agreement (a) as collateral security to the financing parties and
(b) to any transferee of our project or a substantial portion so long as such assignee has financial and operational capabilities that are either substantially similar to those of ours at the time or otherwise are such that the assignment could not reasonably be expected to have a material adverse effect on Raytheon Engineers' rights and obligations under the construction agreement.

                         MAINTENANCE SERVICES AGREEMENT

    We have entered into the Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of December 8, 1999, with Siemens Westinghouse by which Siemens Westinghouse will provide us with, among other things, combustion turbine parts, shop repairs and scheduled outage technical field assistance services.

    The maintenance services agreement became effective on the date of execution and unless terminated early, will terminate upon completion of shop repairs performed by Siemens Westinghouse following the twelfth scheduled outage of the applicable combustion turbine or sixteen years from the date of execution, whichever occurs first, unless we exercise our right to terminate the agreement after the first major outage of the turbines, which will be approximately the sixth year of operation of the facility.

SCOPE OF WORK

    During the term of the maintenance services agreement, and in accordance with the scheduled outage plan, Siemens Westinghouse is required to do the following:

    - deliver the type and quantity of new program parts for installation of the combustion turbine;

    - repair/refurbish program parts and equipment for the combustion turbine;

    - provide miscellaneous hardware;

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    - provide us with material safety data sheets for all hazardous materials
      Siemens Westinghouse intends to bring/use on the site;

    - provide the services of a maintenance program engineer to manage the combustion turbine maintenance program; and

    - provide technical field assistance, or TFA Services, which involves advice and consultation for the disassembly, inspection and assembly of various equipment.

    We are responsible for, among other things:

    - storing and maintaining parts, materials and tools to be used in or on the combustion turbine;

    - maintaining and operating the combustion turbine consistently with the warranty conditions;

    - ensuring that our operator and maintenance personnel are properly trained;

    - transporting program parts in need of repair/refurbish; and

    - providing Siemens Westinghouse, on a monthly basis, with the number of equivalent starts and the number of EBHs incurred by each combustion turbine.

    We and Siemens Westinghouse will jointly develop the scheduled outage plan. The scheduled outage plan will be consistent with the terms and conditions of the power purchase agreement.

EARLY REPLACEMENT

    If it is determined that due to normal wear and tear a program part(s) for the combustion turbine has failed or will not last until the next scheduled outage, and the part has to be repaired before the scheduled replacement period, Siemens Westinghouse will replace the program part by moving up a new program Part which is otherwise scheduled to be delivered at a later date. The contract price for the replacement will not be affected if the replacement date is less than or equal to one year earlier than the scheduled outage during which the program part was scheduled to be replaced. If the actual replacement date for a program part is more than one year earlier than the scheduled outage at which point the program part was scheduled to be replaced, the early replacement will result in an adjustment to the payment schedule. Siemens Westinghouse has the final decision with regard to the replacement or refurbishment associated with any program part. If we dispute Siemens Westinghouse's decision, we may seek to resolve the dispute in accordance with the dispute resolution procedures discussed below.

PARTS LIFE CREDIT

    After applicable warranty periods set forth in the maintenance services agreement and the construction agreement, Siemens Westinghouse will provide a parts life credit if a program part requires replacement due to normal wear and tear prior to meeting its expected useful life. Siemens Westinghouse has the final decision with regard to actual parts life and the degree of repair or refurbishment associated with any program parts. The parts life credit will be calculated in terms of EBHs and equivalent starts. The price of the replacement part will be adjusted for inflation. If we dispute Siemens Westinghouse's decision, we may seek to resolve the dispute in accordance with the dispute resolution procedures discussed below.

CONTRACT PRICE AND PAYMENT TERMS

    Siemens Westinghouse will invoice us monthly and payments are then due within 25 days. The fees assessed by Siemens Westinghouse will be based on the number of EBHs accumulated by the applicable combustion turbine as adjusted for changes in the consumer price index. The contract price will be the aggregate number of fees as adjusted plus any additional payment amount mutually agreed to by the parties under a change order.

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UNSCHEDULED OUTAGES AND UNSCHEDULED OUTAGE WORK

    If during the term of the maintenance services agreement an Unscheduled outage occurs resulting from (i) the non-conformity of new program parts; (ii) the failing of a shop repair; (iii) a program part requiring replacement due to normal wear and tear prior to achieving its expected life in terms of EBHs or equivalent starts; or (iv) the failure of a service, performed by Siemens Westinghouse, we will hire Siemens Westinghouse, to the extent not supplied by Siemens Westinghouse as a warranty remedy under Siemens Westinghouse's warranties under the maintenance services agreement, to supply any additional parts, miscellaneous hardware, shop repairs and TFA Services under a change order. We will be entitled to any applicable parts life credit with respect to program parts as well as a discount for TFA Services. If the unscheduled outage occurs within a specified number of EBHs of a scheduled outage and it was anticipated that the additional parts, miscellaneous hardware, shop repairs and TFA Services to be used in the unscheduled outage were to be used during the upcoming scheduled outage, the upcoming scheduled outage will be moved up in time to become the unscheduled outage/moved-up scheduled outage. We will not be required to pay any additional money for the program parts, miscellaneous hardware, shop repairs and TFA Services.

    If any Program Parts are delivered by Siemens Westinghouse within 15 days of receipt of the change order, we will pay to Siemens Westinghouse the price for the program part set forth in the maintenance services agreement plus a specified percentage. Any program part delivered after 30 days of the change order will cost us the price set forth in the maintenance services agreement minus a specified percentage.

    The remedies set forth in the maintenance services agreement, and discounts on any TFA Services purchased by us from Siemens Westinghouse will constitute Siemens Westinghouse's sole liability and our exclusive remedies for unscheduled outages whether our claims are based in contract, in tort, or otherwise. If Siemens Westinghouse fails to send a TFA Services representative by the end of the second day following written receipt of the unscheduled outage, we may hire another qualified person, at its cost, to perform the work. If the hired party proceeds to disassemble the combustion turbine to determine the case of the unscheduled outage and Siemens Westinghouse still has not provided personnel to assist with the inspection, we can elect to terminate the maintenance services agreement on the basis that Siemens Westinghouse has failed to perform a material obligation.

CHANGES IN OPERATING RESTRICTIONS

    The maintenance services agreement requires that each combustion turbine will be operated in accordance with the requirements of the power purchase agreement and prudent utility practices, with 8,000 EBH/year and 250 equivalent starts per year by using natural gas fuel or liquid fuel and water. Should the actual operations differ from these operating parameters which causes a scheduled outage to be planned/performed earlier or later than as expected, then, under a change order, an adjustment in the scope, schedule, and price will be made.

WARRANTIES

    Siemens Westinghouse warrants that the new program parts, miscellaneous hardware and any shop repairs will conform to standards of design, materials and workmanship consistent with generally accepted practices of the electric utility industry. The warranty period with respect to program parts, hardware and shop repair is until the earlier of one year from the date of installation of the original program part or hardware, a specific number of starts or fired hours after installation of the program parts and hardware, or three years from the date of delivery of the original program part, hardware, and in the case of shop repair, three years from completion of the work. Warranties on the program parts and hardware will not expire more than one year after the conclusion of the maintenance services

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agreement. Siemens Westinghouse will repair or replace any program part or hardware, at its cost, if notified of any failure or non-conformity of the program part or hardware during the warranty period.

    Siemens Westinghouse also warrants that the services of its personnel and technical information transmitted will be competent and consistent with prudent utility practices and the services will comply in all material respects with laws and will be free from defects in workmanship for a period of one year from the date of completion of that item of services. The warranties on the services will expire no later than one year after the termination or end of the term of the maintenance services agreement.

    In addition, Siemens Westinghouse warrants any program part removed during a scheduled outage and delivered by us to the designated facility for repair will be repaired and delivered by Siemens Westinghouse within 26 weeks. If Siemens Westinghouse does not deliver the program part within this time frame or does not provide a new program part in lieu of the program part being shop repaired and an outage occurs which requires such a program part, Siemens Westinghouse will pay us liquidated damages for each day the program part is not repaired and delivered the aggregate of which liquidated damage payments will not exceed a maximum annual cap. If upon reaching the maximum cap on aggregate liquidated damages, Siemens Westinghouse still has not repaired and delivered the program part, we may elect to terminate the maintenance services agreement because Siemens Westinghouse will be considered to have failed to perform its material obligations.

    Except for the express warranties set forth in the maintenance services agreement, Siemens Westinghouse makes no other warranties or representations of any kind. No implied statutory warranty of merchantability or fitness for a particular purpose applies.

    The warranties provided by Siemens Westinghouse are conditioned upon
(i) our receipt, handling, storage, operation and maintenance of our project, including any program parts and miscellaneous hardware, being done in accordance with the terms of the combustion turbine instruction manuals; (ii) operation of the combustion turbine in accordance with the terms of the maintenance services agreement; (iii) repair of accidental damage done consistently with the equipment manufacturer's recommendations; (iv) us providing Siemens Westinghouse with access to the site to perform its services under the maintenance services agreement; and (v) hiring Siemens Westinghouse to provide TFA Services, program parts, shop repairs and miscellaneous hardware required to dissemble, repair and reassemble the combustion turbine.

INSURANCE

    Siemens Westinghouse will maintain in full force and effect during the term of the maintenance services agreement the following required insurance coverage: commercial general liability, workers' compensation, umbrella excess liability and business automobile liability. All the policies of workers' compensation must provide a waiver of subrogation rights against us.

    We will maintain in full force and effect during the term of the maintenance services agreement the following required insurance coverage: property insurance, commercial general liability, workers' compensation, umbrella excess liability and business automobile liability insurance. The policies of property insurance and workers' compensation must include waivers of subrogation rights against Siemens Westinghouse.

TERMINATION

    We may terminate the maintenance services agreement if (i) specific bankruptcy events affecting Siemens Westinghouse occur; (ii) Siemens Westinghouse fails to perform or observe in any material respect any provision in the maintenance services agreement and fails to (a) promptly commence to cure and diligently pursue the cure of the failure or (b) remedy the failure within 45 days after Siemens Westinghouse receives written notice of the failure; (iii) we terminate the construction agreement due

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to Raytheon Engineers' default thereunder or due to our inability to obtain construction financing or environmental operating permits; or (iv) Raytheon Engineers terminate the construction agreement for any reason other than our default thereunder. Notwithstanding the foregoing, we may terminate the maintenance services agreement at any time for convenience following the completion of the first major outage of both combustion turbine generators. In addition, the maintenance services agreement will automatically terminate if
(i) we terminate the construction agreement for reasons other than (a) the default of Raytheon Engineers and (b) our inability to obtain permits for our project or (ii) the Raytheon Engineers terminates the construction agreement for our default thereunder. If such termination, Siemens Westinghouse will discontinue any work or services being performed and continue to protect our property. Siemens Westinghouse will transfer title to and deliver any new program parts and miscellaneous hardware already purchased by us. We will pay Siemens Westinghouse those amounts owed at the time of termination.

    Siemens Westinghouse may also terminate the maintenance services agreement if: (i) we fail to make payments or (ii) specific bankruptcy events affecting us occur. Siemens Westinghouse cannot terminate the maintenance services agreement if we pay outstanding amounts due within 90 days. Upon termination, Siemens Westinghouse will stop all work, place no additional orders, protect our property and deliver the property to us upon our instructions. Siemens Westinghouse will be entitled to payment for work performed up until its termination of the maintenance services agreement, all outstanding fees and reasonable costs associated with the termination.

INDEMNIFICATION

    To the fullest extent permitted by law, each party will defend, indemnify and hold harmless the other party from and against liability resulting from injury to or death of persons and from damage to or loss of third-party property, caused by or arising in whole or in part out of, but only to the extent of the negligent acts or omissions of the party while performing its obligations under the maintenance services agreement. Each party's indemnity obligation under the maintenance services agreement will not apply to any liabilities arising out of or relating to events or circumstances occurring more than one year after end of the term of the maintenance services agreement.

LIMITATION OF LIABILITY

    Each party agrees that, except to the extent liquidated damages provided in the maintenance services agreement are so considered, neither Siemens Westinghouse, nor its suppliers, nor will we under any circumstances be liable for: any indirect, special, incidental or consequential loss or damage whatsoever; damage to or loss of property or equipment; loss of profits or revenues; loss of use of material, equipment or power system; increased costs of any kind, including but not limited to capital cost, fuel cost and cost of purchased or replacement power, or claims of our customers.

    We agree that the remedies provided in the maintenance services agreement are exclusive and that under no circumstances will the total aggregate liability of Siemens Westinghouse during a given year exceed 100% of the contract price payable to Siemens Westinghouse for that given year under the maintenance services agreement. We further agree that under no circumstances will the total aggregate liability of Siemens Westinghouse for liquidated damages during a given year exceed a specified percentage of the contract price payable to Siemens Westinghouse for that given year under the maintenance services agreement. We further agree that under no circumstances will the total aggregate liability of Siemens Westinghouse exceed a specified percentage of the contract price payable to Siemens Westinghouse under the maintenance services agreement.

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FORCE MAJEURE

    Neither party will be liable for failure to perform any obligation or delay in performance, excluding payment, to the extent the failure or delay is caused by any act or event beyond the reasonable control of the affected party or Siemens Westinghouse's suppliers; so long as the act or event is deemed to be a force majeure and is not the fault or the result of negligence of the affected party and the party has been unable by exercise of reasonable diligence to overcome or mitigate the effects of the act or event. Force majeure includes: any act of God; act of civil or military authority; act of war whether declared or undeclared; act, including delay, failure to act, or priority, of any governmental authority; civil disturbance; insurrection or riot; sabotage; fire; inclement weather conditions; earthquake; flood; strikes, work stoppages, or other labor difficulties of a regional or national character which are not limited to only the employees of Siemens Westinghouse or its subcontractors or suppliers and which are not due to the breach of an applicable labor contract by the party claiming force majeure; embargo; fuel or energy shortage; delay or accident in shipping or transportation to the extent attributable to another force majeure; changes in laws which substantially prevents a party from complying with its obligations in conformity with its requirements under the maintenance services agreement or failure or delay beyond its reasonable control in obtaining necessary manufacturing facilities, labor, or materials from usual sources to the extent attributable to another force majeure; or failure of any principal contractor to provide equipment to the extent attributable to another force majeure. Force majeure will not include: (i) economic hardship, (ii) changes in market conditions or (iii) except due to an event of force majeure, late delivery of program parts or other equipment.

    If a delay in performance is excusable due to a force majeure, the date of delivery or time for performance of the work will be extended by a period of time reasonably necessary to overcome the effect of the force majeure and if the force majeure lasts for a period longer than 30 days and the delay directly increases Siemens Westinghouse's costs or expenses, we, after reviewing Siemens Westinghouse's additional direct costs and expenses, will reimburse Siemens Westinghouse for its reasonable additional direct costs and expenses incurred after 30 days from the beginning of the force majeure resulting from said delay.

ENVIRONMENTAL COMPLIANCE

    Siemens Westinghouse will indemnify us from any fines, penalties, expense, loss or liability, including the costs of clean-up, incurred by us as a result of (i) Siemens Westinghouse's failure to meet its obligations under the maintenance services agreement or (ii) any spills of hazardous waste or oil, petroleum or petroleum products to the environment which are attributable to and occur during Siemens Westinghouse's performance, or the performance of its contractors or subcontractors, of the workscope obligations at the site under the maintenance services agreement.

    We will indemnify Siemens Westinghouse from any fines, penalties, expense, loss or liability incurred by Siemens Westinghouse as a result of our failure to meet our obligations under the maintenance services agreement. We will have no responsibility or liability with regard to any hazardous waste or oil, petroleum or petroleum products which were spilled by Siemens Westinghouse, or any other of its contractors or subcontractors performing workscope obligations at the site.

FLEETWIDE ISSUE NOTIFICATION

    During the term of this agreement, if Siemens Westinghouse becomes aware of a fleetwide issue involving the Siemens Westinghouse 501F Combustion Turbine which may have a deleterious effect on our combustion turbines, Siemens Westinghouse will, within a reasonable time of becoming aware of the fleetwide issues, notify us thereof, and if the fleetwide issue requires an additional repair or replacement of a program part or miscellaneous hardware to be performed, the additional repair or replacement will be performed in accordance with the provisions of the maintenance services agreement.

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                           INTERCONNECTION AGREEMENT

    We have entered into a Generation Facility Transmission Interconnection Agreement, dated as of April 27, 1999 with Jersey Central Power, for the installation, operation and maintenance of the facilities necessary to interconnect our facility to Jersey Central Power's transmission system. Under the interconnection agreement, we and Jersey Central Power will construct, own, operate and maintain the interconnection facilities. We are responsible for all of the costs of construction, operation and maintenance of the interconnection facilities, including those owned by Jersey Central Power.

SCOPE

    The interconnection agreement will become effective on the effective date established by FERC and will continue in full force and effect until a mutually agreeable termination date not to exceed the retirement date for our facility.

JERSEY CENTRAL POWER'S OBLIGATIONS

    Upon issuance of a notice to proceed by us to Jersey Central Power, the parties will enter into an interconnection installation agreement, by which Jersey Central Power will install, at our cost and expense the Jersey Central Power Interconnection Facilities. The Jersey Central Power Interconnection Facilities, together with the facilities to be installed by us, are necessary to allow the interconnection of our facility with the transmission system of Jersey Central Power. After the installation is complete, Jersey Central Power will own, maintain and operate, at the cost and expense of us, the Jersey Central Power Interconnection Facilities which include, but are not limited to, certain substation protective relaying equipment and two 230 kV 2-cycle circuit breakers. The remainder of the interconnection facilities will be installed, owned, maintained and operated by us.

    Jersey Central Power will complete the installation of the Jersey Central Power Interconnection Facilities necessary to permit us to energize the switch yard and commence commissioning of our facility by the scheduled completion date, which is 540 days from the day on which we issued the notice to proceed. If the Jersey Central Power Interconnection Facilities are completed prior to the scheduled completion date, Jersey Central Power will be paid an early completion bonus of $5,000 for each day of early completion up to and including 30 days. If the Jersey Central Power Interconnection Facilities are completed after the scheduled completion date, Jersey Central Power will pay delay damages of $5,000 for each day of delay up to and including 45 days. We will have the ability to take over the completion of these facilities if it becomes apparent that Jersey Central Power will not be able to complete them within the 45 day-period, Jersey Central Power has not proposed a reasonable recovery plan, and we can demonstrate that it is able to complete the facilities more quickly than Jersey Central Power.

COMPANY'S OBLIGATIONS

    We will install, own, operate and maintain a portion of the interconnection facilities, including, but not limited to, a 230 kV switchyard, including generator step up transformers, instrument transformers, revenue metering, power circuit breakers, control and protective relay panels, supervisory control and data acquisition equipment, and protective relaying equipment.

    We will reimburse Jersey Central Power for its actual costs of installing Jersey Central Power Interconnection Facilities. Our payments to Jersey Central Power consist of advance payments of $100,000 on the execution date of the interconnection installation agreement, $200,000 upon the issuance of the notice to proceed, $1,700,000 at the closing for financing for our facility and payments of monthly invoices for the work performed. The advance payments by us to Jersey Central Power will be credited to offset invoices during the later stages of completing the Jersey Central Power Interconnection Facilities. We may assign to the purchaser of the output of our facility the payment obligations to Jersey Central Power for installing the Interconnection Facilities.

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
    We are obligated to give prior notice to Jersey Central Power before undertaking any additions, modifications or replacements to our facility or our interconnection facilities that will increase the generating capacity of our facility or could reasonably be expected to affect the transmission system, the Jersey Central Power Interconnection Facilities or the operation of our facility. We must reimburse Jersey Central Power for all costs incurred by Jersey Central Power associated with any modifications, additions or replacements that it must make to the transmission system or the Jersey Central Power Interconnection Facilities, as reasonably required by Jersey Central Power, in connection with our proposed addition, modification or replacement at our facility. We are obligated to modify its portion of the interconnection facilities as may be required to conform to changes in good utility practice or as required by PJM Interconnection, L.L.C., which is the independent system operator that operates the transmission system to which our facility will be interconnected.

    We are obligated to keep our facility insured against loss or damage in accordance with the minimum coverages specified in the Interconnection Agreement.

OPERATION AND MAINTENANCE OF INTERCONNECTION FACILITIES

    The parties are obligated to operate and maintain their respective portions of the interconnection facilities in accordance with good utility practices and the requirements and guidelines of PJM and Jersey Central Power.

    Jersey Central Power will have the right to disconnect our facility from its transmission system and/ or curtail, interrupt or reduce the output of our facility when operation of our facility or the interconnection facilities adversely affects the quality of service rendered by Jersey Central Power or interferes with the safe and reliable operation of its transmission system or the regional transmission system. Jersey Central Power, however, is obligated to use reasonable efforts to minimize any disconnection, curtailment, interruption or reduction in output.

    In accordance with good utility practice, Jersey Central Power may remove the interconnection facilities from service as necessary to perform maintenance or testing or to install or replace equipment on the interconnection facilities or the transmission system. Jersey Central Power is obligated to use due diligence to restore the interconnection facilities to service as promptly as practicable.

    In addition, if we fail to operate, maintain, administer, or insure our facility or its portion of the interconnection facilities, Jersey Central Power may, following 30 days notice and opportunity to cure the failure, disconnect our facility from the transmission system.

REVENUE METERING

    Revenue meters, which are part of the interconnection facilities, will be installed to measure the transfer of electrical energy between the parties at the point of interconnection. The revenue meters will be installed, owned, maintained and repaired by Jersey Central Power, at our expense. Jersey Central Power will install, also at our expense, telemetering equipment or other communications equipment, other than an operating telephone link, which will be installed by us, to retrieve certain information. The revenue meters are to be tested at least once every two years, or more frequently at our request. Any revenue meter found to be inaccurate by greater than 1% is to be adjusted, repaired or replaced.

LAND RIGHTS AND ACCESS

    We have granted to Jersey Central Power the right of reasonable access and all necessary rights of way, easements, and licenses as Jersey Central Power may require to install, operate, maintain, replace and remove the revenue meters and other portions of the Jersey Central Power Interconnection Facilities.

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
FORCE MAJEURE

    If either party is delayed in or prevented from performing or carrying out its obligations under the interconnection agreement by reason of force majeure, the party will not be liable to the other party for or on account of any loss, damage, injury or expense resulting from or arising out of the delay or prevention, however, the party encountering the delay or prevention will use due diligence to remove the cause or causes thereof.

LIABILITY AND INDEMNIFICATION

    Neither party will be liable to the other for incidental, special, indirect or consequential damages. We are obligated to indemnify Jersey Central Power for claims, liabilities, costs, damages, losses and expenses for damage to property, injury to or death of any persons to the extent caused by any act or omission, negligent or otherwise, relating to the design, construction, ownership, operation, or maintenance of our facility or our portion of the interconnection facilities. We also are obligated to indemnify Jersey Central Power for any taxes that may be imposed if our payment, or failure to pay, to Jersey Central Power of the costs associated with the purchase or installation of any portion of the Jersey Central Power Interconnection Facilities are treated as a contribution in aid of construction by the taxing authorities under the U.S. Internal Revenue Service Notice 88-129 and 90-60. We also must provide a certification of the independent engineer, attesting as to the anticipated power flows through the interconnection facilities and will make Jersey Central Power whole for any increase in its tax liabilities that arise because of exceeding the limitations set forth in IRS Notice 88-129.

DEFAULT

    The events of default under the interconnection agreement are:

    - breach of a material term or condition and uncured failure to provide a required schedule, report or notice;

    - failure or refusal of a party to permit the representatives of the other party access to maintenance records, or its interconnection facilities or protective apparatus;

    - appointment by a court of a receiver or liquidator or trustee that is not discharged within 60 days, issuance by a court of a decree adjudicating a party as bankrupt or insolvent or sequestering a substantial part of its property that has not been discharged within 60 days after its entry, or filing of a petition to declare a party bankrupt or to reorganize a party under the Federal Bankruptcy Code or similar state statute that has not been dismissed within 60 days;

    - voluntary filing by a party of a petition in bankruptcy or consent to the filing of a bankruptcy or reorganization petition, an assignment for the benefit of creditors, an admission by a party in writing of its inability to pay its debts as they come due, or consent to the appointment of a receiver, trustee, or liquidator of a party or any part of its property; and

    - failure to provide the other party with reasonable written assurance of the party's ability to perform any of the material duties and responsibilities under the interconnection agreement within 60 days of a reasonable request for the assurance.

    Upon an event of default, the non-defaulting party may give notice of the event of default to the defaulting party. The defaulting party will have 60 days following the receipt of the notice to cure the default or to commence in good faith the steps necessary to cure a default that cannot be cured within that 60-day period. If the defaulting party fails to cure its default within 60 days or fails to take the steps necessary to cure a default that cannot be cured within a 60-day period, the non-defaulting party will have the right to terminate the interconnection agreement.

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
    Jersey Central Power will have the right to operate and/or to purchase specific equipment, facilities and appurtenances from us that are necessary for Jersey Central Power to operate and maintain its transmission system if (i) we commence bankruptcy proceedings or petitions for the appointment of a trustee or other custodian, liquidator, or receiver; (ii) a court issues a decree for relief of our company or appoints a trustee or other custodian, liquidator, or receiver for our company or a substantial part of our assets and the decree is not dismissed within 60 days or (iii) we cease operation for 30 consecutive days without having an assignee, successor, or transferee in place.

                  OPERATIONS AGREEMENT AND SERVICES AGREEMENT

    We have entered into a Development and Operations Services Agreement, dated as of March 10, 2000, with AES Sayreville under which AES Sayreville will provide development and construction management services and, after the commercial operation date, operating and maintenance services for our facility for a period of 32 years. Under the operations agreement, AES Sayreville will be responsible for, among other things, preparing plans and budgets related to start-up and commercial operation of our facility, providing qualified operating personnel, making repairs, purchasing consumables and spare parts (not otherwise provided under the maintenance services agreement) and providing other services as needed according to industry standards.

    AES Sayreville will be compensated for the services on a cost plus fixed-fee basis.

    Under a services agreement between AES Sayreville and The AES Corporation, The AES Corporation will provide to AES Sayreville all of the personnel and services necessary for AES Sayreville to comply with its obligations under the operations agreement.

                             WATER SUPPLY AGREEMENT

    We have entered into a Water Supply Agreement dated as of December 22, 1999 with the Borough of Sayreville under which the Borough will provide untreated water to our facility.

SUPPLY OF UNTREATED WATER

UNTREATED WATER SUPPLY

    Subsequent to the completion of the Lagoon Pumping Station and the Lagoon Water Pipeline, the Borough will make available to our facility a supply of untreated water from the South River that is not less than 4.6 million gallons per day and 1.53 billion gallons per year. The Borough will use reasonable efforts to maintain the Lagoon's water level at an elevation of 29 feet, but during periods when water cannot be drawn from the South River, the Lagoon's water level will be drawn to elevations below 29 feet. The Borough will supply us with water drawn from the South River when the Lagoon's water level is 20 feet or higher. During periods when either the Lagoon's water level is below 20 feet and water cannot be drawn from the South River or when water from the Lagoon is needed to ensure a supply of treated water to Borough treated water customers, the Borough will supply our facility with water drawn from the Duhernal acquifer and transported through the Duhernal water pipeline.

    The Borough will use reasonable efforts to comply with our requests for untreated water in excess of 4.6 million gallons per day and 1.533 billion gallons per year.

COMPENSATION

    We will pay the Borough an initial payment of $150,000 from the bond proceeds, which will be credited to our account and will be used to offset the cost of untreated water purchased during our project's start-up and testing phase and during the first year of operation. If the Borough incurs additional costs from Middlesex Water Company as a result of the Borough providing us with Duhernal Water, we also will pay the Borough for those additional costs. We will pay the Borough monthly for all

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untreated water delivered to the point of delivery during the prior month. The base rate for untreated water supplied from the South River is $216 per million gallons, which includes $53 per million gallons to cover operations, maintenance and administrative costs and $163 per million gallons to cover past infrastructure costs. The operations and maintenance rate will be escalated in accordance with the percentage changes in water rates that are applicable to other Borough water customers. The base rate for untreated water delivered from the Duhernal acquifer is $932 per million gallons which includes $785 to cover the operations, maintenance and administrative costs and $147 to cover acquisition costs. The operations and maintenance portion of the base rate for water delivered from the Duhernal acquifer is also subject to escalation in accordance with the percentage changes in water rates that are applicable to other Borough water customers.

    With respect to each contract year there will be a minimum bill amount, which will initially be $300,000 per year. One-twelfth of the minimum bill amount will be paid each month. The minimum bill amount will be adjusted as follows:

    - For the first contract year it will be reduced by the amount of the initial payment;

    - It will be reduced by an amount equal to the product of (x) the quantity of untreated water that would have been delivered but for service interruptions by the Borough and (y) the rate for untreated water delivered from the South River; and

    - Starting with 8th contract year and with six months' prior written notice, we have the right to reduce the minimum bill amount for any contract year by reducing the annual quantity of water to be provided by up to 15%. Starting with the 21st contract year we may reduce the annual quantity to be delivered without limit.

SERVICE INTERRUPTIONS

    In the event that there is an interruption in the delivery of untreated water attributable to a break in the infrastructure, the Borough will provide a shortfall notice and the Borough and we will agree on the best way to repair the infrastructure and restore service. If the Borough fails to restore service within a reasonable period of time, we may, at our expense, contract with contractors reasonably approved by the Borough to remedy the interruption.

INFRASTRUCTURE AND REAL ESTATE RIGHTS

THE LAGOON WATER PIPELINE, LAGOON PUMPING STATION AND SAYREVILLE INTERCONNECTION
  NUMBER 2

    The Borough will design, at our expense, the Lagoon Water Pipeline, Lagoon Pumping Station and Sayreville Interconnection Number 2 in conformance with standard water system practice. The Borough is responsible for obtaining, at our expense, all necessary government approvals. The Borough and we will cooperate to obtain, at our expense, the real estate rights necessary for the construction, operation and maintenance of the Lagoon Water Pipeline, Lagoon Pumping Station and Sayreville Interconnection Number 2. If necessary, the Borough will exercise its power of eminent domain to obtain the necessary real estate rights. Upon completion of the Lagoon Water Pipeline, Lagoon Pumping Station and Sayreville Interconnection Number 2, we will execute, without being compensated by the Borough, the documents as are necessary to evidence the Borough's ownership of those facilities. We are responsible for selecting a contractor to construct the Lagoon Water Pipeline, Lagoon Pumping Station and Sayreville Interconnection Number 2 and must pay for all costs associated with the construction and construction inspection of those facilities.

OPERATION AND MAINTENANCE OF INFRASTRUCTURE

    The Borough will operate and maintain all infrastructure necessary to supply the untreated water to the project boundary. We will reimburse the Borough for its associated maintenance and replacement costs.

    We will own and maintain metering equipment to measure the delivery of untreated water from each source to the point of delivery and will transmit a signal of the measurements to the Borough, which will use the information to compile billing invoices. At least once every five years, or more often if requested by either party, we shall test the metering equipment. If the tests reveal that the metering equipment is inaccurate, the equipment must be recalibrated or replaced and a billing adjustment may be made.

    The Borough will own and maintain metering equipment, which it may elect to read monthly, to confirm the quantities of untreated water supplied from each source. The equipment will be tested and recalibrated or replaced if necessary in the same manner that our metering equipment is tested.

INFRASTRUCTURE STUDIES AND ADDITIONS

    We will pay for the actual cost, subject to a mutually agreed upon cap, of infrastructure studies to determine the costs and benefits of (i) installing a new pipeline and (ii) improving the existing South River intake structure. We will have the right to pay for the upgrades, improvements and/or new infrastructure that may be identified as necessary or desirable by the studies in exchange for the benefits allowed with their implementation. Other water users that benefit from the improvements will pay a pro-rata portion of the costs of the improvements.

CAPITAL IMPROVEMENTS

    If the Borough or we reasonably determines that capital improvements to the infrastructure are required, the party will notify the other party and the parties will meet in good faith to determine the scope of the capital improvements. We will pay for our costs and expenses arising from the capital improvements as well as those of the Borough. If we damage either infrastructure or capital improvements, we will restore the damaged portions thereof or pay the Borough to restore the damaged portions.

ADDITIONAL OBLIGATIONS OF THE PARTIES

ADDITIONAL OBLIGATIONS OF THE BOROUGH

    The Borough will use its best efforts to either (i) amend its existing permit, which limits pumping from the Lagoons to 1,000,000 gallons of water per day or (ii) obtain or change any other permits necessary to allow it to meet its obligations under the water supply agreement. The Borough will provide us with written invoices by not later than the 15th of each month. The amounts due under the invoices will be due within 30 days of receipt. The Borough will provide us and the financing parties with escorted access to any infrastructure or other property owned by the Borough to which we or the financing parties reasonably request access.

OUR ADDITIONAL OBLIGATIONS

    We will provide the Borough with notice of any violation by the Borough of applicable government approvals related to the delivery of untreated water. Not later than the 15th day of each month, we will provide the Borough with a detailed invoice listing any amounts due to us under the water supply agreement.

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FORCE MAJEURE

    If either party is unable to carry out any obligation under the water supply agreement due to an event of force majeure, the water supply agreement will remain in effect but the obligation will be suspended for the period necessitated by the force majeure, as long as:

    - the affected party gives the other party written notice within 48 hours of the occurrence of the force majeure;

    - the suspension of performance is of no greater scope and no longer than required by the force majeure; and

    - the non-performing party uses its best efforts to remedy its inability to perform.

TERM

    The water supply agreement has a term of 30 years with an option to extend for up to four additional five year terms. The agreement may be terminated by us and by the Borough under some circumstances including; (i) our failure to deliver a commencement notice on or prior to December 31, 2003; (ii) the occurrence of a bankruptcy event affecting the other party; and (iii) failure of a party to perform a material obligation within the time contemplated and the continuation of the failure for a period of 30 days or more.

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                        ROLE OF THE INDEPENDENT ENGINEER

    Stone & Webster Management Consultants, Inc. will initially serve as the independent engineer in accordance with the indenture.

    Under a consulting services agreement with us, and in accordance with the indenture, the independent engineer is responsible for confirming the reasonableness of statements and projections made in specified certificates required to be provided, including with respect to

    - satisfaction of certain requirements under the construction agreement;

    - the cost of and occurrence of the completion of rebuilding, repairing or restoring of our facility following an event of loss;

    - under specified circumstances, the calculation of debt service coverage ratios and the consistency of assumptions made in connection with the calculations;

    - whether any termination, amendment or modification of any project contract would reasonably be expected to have a material adverse effect; and

    - specified tests required for the issuance of additional debt.

    The trustee may remove the independent engineer if at any time the independent engineer becomes incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver is appointed for, or any public officer will take charge or control of, the independent engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, and will appoint a successor independent engineer. Within 30 days of receipt by the trustee of a written notification from us to the effect that the independent engineer has failed to carry out its obligations in a timely manner, and in other circumstances, the trustee must remove the independent engineer and appoint a successor independent engineer from those engineers then listed on a schedule to the indenture. We will pay for all services performed by the independent engineer and its reasonable costs and expenses related to the services.

    If we and the independent engineer are in dispute in respect of a notice, plan, report or certificate and we are unable to resolve the dispute within seven days of the independent engineer expressing its disagreement with the notice, plan, report or certificate, a single independent engineer will be designated to consider and decide the issues raised by the dispute. The selection of the third-party engineer will be made from the list of engineers described below. We must designate the third-party engineer from the list not later than the third day following the expiration of the seven-day period described above and the designation will become effective in three days. Within three days of the designation of a third-party engineer, we and the independent engineer will submit to the third-party engineer a notice setting forth in detail the person's position in respect of the issues in dispute. The notice will include supporting documentation, if appropriate.

    The third-party engineer must complete all proceedings and issue his decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within 10 days of the date on which he is designated as third-party engineer, unless the third-party engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In the case the third-party engineer must state in writing his reasons for believing that additional time is needed and will specify the additional period required, which period will not exceed 10 days without our agreement.

    If the third-party engineer determines that the position set forth in the independent engineer's notice is correct, it must so state and must state the corrective actions to be taken by us. In that case, we will promptly take the corrective actions. We will thereafter bear all costs which may arise from actions taken under the third-party engineer's decision. If the third-party engineer determines that the

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
position described in the independent engineer's notice is not correct, it must so state and must state the appropriate actions to be taken by us. In this case, we will take such actions and for purposes of the indenture, the independent engineer and the trustee will be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report, certificate or budget in dispute. The decision of the third-party engineer will be final and non-appealable. We will bear all reasonable costs incurred by the third-party engineer in connection with this dispute resolution mechanism.

    The third-party engineer will be chosen from the list of qualified engineers set forth in a schedule to the indenture. The list will also be used by the trustee to choose a successor independent engineer. At any time either we or the trustee may remove a particular engineer from the list by obtaining the other person's reasonable consent to the removal. However, neither we nor the trustee may remove a name or names from the list if the removal would leave the list without at least two names, unless, at the same time, we and the trustee reasonably agree to the addition of one or more names to the list. During January of each year, we and the independent engineer will review the current list of third-party engineers and give notice to the trustee of any proposed additions to the list and any intended deletions. Intended deletions will automatically become effective 30 days after the trustee received notice unless the trustee makes a written objection within 30 days and so long as deletions do not leave the list fewer than two names. Proposed additions to the list will automatically become effective 30 days after the trustee received notice unless the trustee makes a written objection within 30 days. We may add a new name or names to the list of third-party engineers at any time so long as that no person will be added to the list or authorized to act as third-party engineer unless the person is a competent firm of professional engineers or consultants with a national reputation.

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                       DESCRIPTION OF THE EXCHANGE BONDS

GENERAL

    The following is a summary description of certain specific provisions of the exchange bonds. These provisions discussed below are equally applicable to both the outstanding bonds and the exchange bonds. You may obtain a complete description of each provision of the bonds and the indenture by requesting copies from the trustee. Unless otherwise specified, the description below applies to each series of the bonds.

    We will issue the bonds under the indenture and will offer the bonds as set forth below. Copies of the indenture and the other financing documents are available for inspection during normal business hours at the offices of the trustee. We will issue the bonds in fully registered form without coupons and in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

    The indenture provides for the issuance of the bonds and any future senior secured indebtedness pursuant to a supplemental indenture as may be authorized from time to time in accordance with the indenture. Any other series of debt issued by us under the indenture may be issued pursuant to a supplemental indenture on terms established by us subject to the indenture. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Indenture--AMENDMENTS, MODIFICATIONS."

    The exchange bonds will be direct obligations of ours and will be secured by the collateral in the same manner as the outstanding bonds.

PRINCIPAL AMOUNT, INTEREST RATE AND STATED MATURITY

    We will issue Series A exchange bonds in the aggregate principal amount of $224,000,000. The Series A bonds will bear interest at a rate of 8.54% per annum and will mature on November 30, 2019. We will issue Series B exchange bonds in the aggregate principal amount of $160,000,000. The Series B bonds will bear interest at a rate of 9.20% per annum and mature on November 30, 2029.

PAYMENT OF INTEREST AND PRINCIPAL

    We will pay interest on the bonds quarterly in arrears on each February 28, May 31, August 31 and November 30, to the registered owners on the immediately preceding record date, as the information appears on our register. The respective record dates are February 1, May 1, August 1 and November 1.

    We will pay principal on the bonds in installments quarterly on each February 28, May 31, August 31 and November 30, commencing August 31, 2002, for the Series A bonds and February 28, 2019 for the Series B bonds, to the registered owners on the immediately preceding record date as follows:

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    SERIES A BONDS

YEAR                    FEBRUARY 28    MAY 31    AUGUST 31   NOVEMBER 30   ANNUAL TOTAL
----                    -----------   --------   ---------   -----------   ------------
2002........               0.0000%     0.0000%    0.5400%      0.5400%         1.0799%
2003........               0.2082%     0.2082%    1.1799%      1.1799%         2.7761%
2004........               0.1751%     0.1751%    0.9922%      0.9922%         2.3346%
2005........               0.1698%     0.1698%    0.9621%      0.9621%         2.2638%
2006........               0.2378%     0.2378%    1.3474%      1.3474%         3.1704%
2007........               0.3066%     0.3066%    1.0562%      1.0562%         2.7257%
2008........               0.4079%     0.4079%    1.4051%      1.4051%         3.6260%
2009........               0.8383%     0.8383%    1.9561%      1.9561%         5.5887%
2010........               0.9396%     0.9396%    1.8444%      1.8444%         5.5679%
2011........               0.9937%     0.9937%    1.9506%      1.9506%         5.8887%
2012........               1.3031%     1.3031%    2.1718%      2.1718%         6.9498%
2013........               1.2872%     1.2872%    2.1453%      2.1453%         6.8648%
2014........               1.3728%     1.3728%    2.2879%      2.2879%         7.3214%
2015........               1.8153%     1.8153%    2.5854%      2.5854%         8.8013%
2016........               1.8536%     1.8536%    2.6399%      2.6399%         8.9870%
2017........               1.9740%     1.9740%    2.8115%      2.8115%         9.5711%
2018........               2.3269%     2.3269%    3.3141%      3.3141%        11.2819%
2019........               0.9751%     0.9751%    1.6252%      1.6252%         5.2007%

 ............                                                                   100.00%

    SERIES B BONDS

YEAR                    FEBRUARY 28    MAY 31    AUGUST 31   NOVEMBER 30   ANNUAL TOTAL
----                    -----------   --------   ---------   -----------   ------------
2019........               1.9180%     1.9180%    2.3442%      2.3442%         8.5244%
2020........               3.4608%     3.4608%    4.9290%      4.9290%        16.7796%
2021........               3.6665%     3.6665%    6.1109%      6.1109%        19.5548%
2022........               1.1946%     1.1946%    1.1946%      1.1946%         4.7784%
2023........               1.4740%     1.4740%    1.4740%      1.4740%         5.8959%
2024........               1.6322%     1.6322%    1.6322%      1.6322%         6.5290%
2025........               1.6048%     1.6048%    1.6048%      1.6048%         6.4192%
2026........               1.6957%     1.6957%    1.6957%      1.6957%         6.7829%
2027........               1.8993%     1.8993%    1.8993%      1.8993%         7.5972%
2028........               2.0449%     2.0449%    2.0449%      2.0449%         8.1797%
2029........               2.2398%     2.2398%    2.2398%      2.2398%         8.9590%

                                                                               100.00%

    At our direction, the trustee will round principal amounts to be redeemed to the nearest $1,000.

    Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed. Interest on the bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

PAYMENT AND PAYING AGENTS

    Principal, make-whole premium, if any, and interest in respect of the bonds will be paid at the paying agent's office in the County of New York, The City of New York. The trustee is also the principal paying agent and transfer agent. The bonds may be presented for payment of principal at the office of any paying agent. Payments in respect of principal of the bonds will be made only against surrender of the bonds. Payment in respect of interest on any interest payment date with respect to any bond will be made to the person in whose name the bond is registered on February 1, May 1, August 1 and November 1, each date a "regular record date", as the case may be, immediately preceding the interest payment date, except that interest payable at maturity will be payable to the person to whom the principal of the bond is paid. All payments of principal and interest with respect to certificated bonds, if any, will be made by dollar check drawn on a bank in The City of New York or, for bondholders of at least U.S.$1,000,000 in aggregate principal amount of bonds, by wire transfer to a dollar account maintained by the payee with a bank in The City of New York so long as written request from the bondholder to that effect designating the account is received by the trustee or the paying agent no later than the regular record date immediately preceding the interest payment date. Unless the designation is revoked, any designation made by that person with respect to certificated bonds will remain in effect with respect to any future payments with respect to the certificated bonds payable to that person. Payments with respect to global bonds will be made to DTC or its nominee, as bondholder, under DTC's rules, regulations and procedures.

    If any payment in respect of a bond is due on a day that is, at any place of payment, not a business day, the bondholder will not be entitled to payment of the amount due until the next succeeding business day at the place and will not be entitled to any further interest or other payment in respect of any delay.

    The indenture provides that any money paid by us to the trustee for any payment with respect to the bonds that remains unclaimed for two years will be repaid to us, and thereafter the bondholder will look only to us for payments thereof as an unsecured creditor, and we will not be liable to pay any taxes or other duties in connection with the payment. Unless otherwise provided by applicable law, the right to receive payment of principal and interest on any bond, whether at maturity, redemption or otherwise, will become void at the end of 5 years from the relevant date thereof, or the shorter period as may be prescribed by applicable law.

    Subject to specific limitations described in the indenture, we reserve the right at any time to vary or terminate the appointment of the securities registrar or any paying agent or transfer agent with or without cause (upon giving 30 days' written notice to the securities registrar, the paying agent or transfer agent, as the case may be, and the trustee) and to appoint another securities registrar or additional or other paying agents or transfer agents and to approve any change in the specified offices through which any paying agent or transfer agent acts so long as we will at all times maintain a securities registrar, paying agent and transfer agent in the County of New York, The City of New York.

OPTIONAL REDEMPTION

    We may redeem all of the bonds of each series, in whole or in part, at our option at any time, at a redemption price equal to the outstanding principal amount plus accrued and unpaid interest to the redemption date, together with the applicable make-whole premium.

MANDATORY REDEMPTION

EVENT OF LOSS AND EVENT OF EMINENT DOMAIN

    If either an event of loss or an event of eminent domain occurs, as soon as reasonably practicable but no later than the date of receipt by us or the collateral agent of the resulting casualty proceeds or eminent domain proceeds, as the case may be, we will make a reasonable good faith determination as to whether (i) our facility or any portion of it can be rebuilt, repaired or restored to permit operation of our facility or a portion of it on a commercially feasible basis and (ii) the casualty proceeds or the eminent domain proceeds, as the case may be, together with any other amounts that are available to us for the rebuilding, repair or restoration are sufficient to permit the rebuilding, repair or restoration of our facility or a portion of it. Our determination will be evidenced by a certificate as to redemption filed with the collateral agent which, if we determine that our facility or a portion of it can be rebuilt, repaired or restored to permit operation thereof on a commercially feasible basis and that the casualty proceeds or the eminent domain proceeds, as the case may be, together with any other amounts that are available to us for the rebuilding, repair or restoration, are sufficient, will also set forth a reasonable good faith estimate by us of the total cost of the rebuilding, repair or restoration. In addition, we will deliver to the collateral agent at the time we deliver the certificate as to redemption a certificate of the independent engineer, dated the date of the certificate as to redemption, confirming that, based upon reasonable investigation and review of the determination made by us, the independent engineer believes the determination and the estimate of the total cost, if any, described in the certificate as to redemption to be reasonable.

    We must redeem bonds upon an event of loss or an event of eminent domain:

    - In whole, at a redemption price equal to 100% of the principal amount together with any accrued and unpaid interest through the redemption date, within 90 days after receipt by the trustee of casualty proceeds or eminent domain proceeds if our facility is substantially destroyed and cannot be rebuilt, repaired or restored to permit operation on a commercially feasible basis or an event of eminent domain has occurred and our facility cannot be operated on a commercially feasible basis, as the case may be. Our obligation to redeem the bonds upon an event of loss or an event of eminent domain under the preceding circumstances is not limited to the casualty proceeds or eminent domain proceeds actually received; and

    - In part, at a redemption price equal to 100% of the principal amount together with any accrued and unpaid interest through the redemption date, within 90 days after receipt by the trustee of casualty proceeds or eminent domain proceeds if a portion of our facility is destroyed or taken but our facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis. The aggregate amount of the bonds to be redeemed under this paragraph will equal the amount received by the trustee for the purpose in accordance with the provision of the collateral agency agreement. The bonds will not be subject to mandatory redemption when the proceeds not used for rebuilding, repair or restoration do not exceed $5 million and we certify to the trustee, which certification is confirmed by the independent engineer, that (i) the proceeds are not needed for rebuilding, repair or restoration of our facility or (ii) not using the proceeds for the rebuilding, repair or restoration of our facility would not reasonably be expected to result in a material adverse effect.

    Any eminent domain proceeds and casualty proceeds received by the trustee under the two preceding paragraphs will be deposited in the redemption subaccount.

UPON RECEIPT OF PERFORMANCE LIQUIDATED DAMAGES UNDER THE CONSTRICTION AGREEMENT

    If we receive performance liquidated damages under the construction agreement, we will, as soon as reasonably practicable, make a reasonable good faith determination as to whether:

    - it is technically feasible to modify, repair or replace any portion of our facility in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers to pay the performance liquidated damages;

    - the performance liquidated damages, together with any other amounts that are available to us for the modification, repair or replacement, are sufficient to permit the modification, repair or replacement, including the making of all required payments of interest and principal on our indebtedness during the modification, repair or replacement;

    - the projected average senior debt service coverage ratio, after giving effect to the modification, repair or replacement and the application of the performance liquidated damages to accomplish the same, during the power purchase agreement term (taken as one period) and the post-power purchase agreement period (taken as one period) would be equal to or greater than the projected average senior debt service coverage ratio set forth in the base case projections for each period included in this prospectus; and

    - the projected minimum senior debt service coverage ratio, after giving effect to the modification, repair or replacement and the application of the performance liquidated damages to accomplish the same, during the power purchase agreement term and the post-power purchase agreement period would be equal to or greater than the projected minimum senior debt service coverage ratio set forth in the base case projections for each period included in this prospectus.

    Our determination will be evidenced by an officer's certificate, together with the supporting detail as the collateral agent or the independent engineer may reasonably request, filed with the collateral agent which, if we determine that the portion of our facility can be modified, repaired or replaced and that the other statements described above are true, will also set forth our reasonable good faith estimate of the total cost of the modification, repair or replacement. We will deliver to the collateral agent at the time we deliver the officer's certificate referred to above a certificate of the independent engineer, dated the date of the officer's certificate, stating that, based upon reasonable investigation and review of the determinations, assumptions, conclusions and estimates of costs made by us, the independent engineer believes the determinations, assumptions, conclusions and estimates of costs described in the officer's certificate to be reasonable.

    If the requirements of the preceding paragraph are satisfied, the collateral agent will apply the amounts received from Raytheon Engineers to the payment, or reimbursement to the extent the same have been paid or satisfied by us of the costs of modification, repair and replacement of that portion of our facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers to pay the performance liquidated damages. Upon receipt of an officer's certificate of from us confirmed by the independent engineer, certifying that

    - all modifications, repairs or replacements of that portion of our facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers to pay performance liquidated damages have been completed; and

    - the projected debt service coverage ratio tests referred to in the immediately preceding paragraph continue to be met, the collateral agent will transfer all remaining proceeds of the performance liquidated damages to us or to whomever we direct in writing.

    If the requirements of the preceding paragraph are not satisfied, then we must redeem the bonds:

    - in part, at a redemption price equal to 100% of the principal amount together with any accrued and unpaid interest through the redemption date, within 90 days after receipt by the trustee of performance liquidated damages to be used to redeem a portion of the bonds. The aggregate amount of the bonds to be redeemed under this paragraph, including accrued and unpaid interest, is limited to the amount of performance liquidated damages actually received by the trustee; and

    - any performance liquidated damages under the construction agreement received by the trustee under the preceding paragraph will be deposited in the redemption subaccount.

UPON RECEIPT OF PROCEEDS UNDER THE WILLIAMS GUARANTY

    If the power purchase agreement is terminated as a result of an event of default by Williams Energy thereunder and we receive proceeds under the Williams Guaranty in respect thereof, we must redeem the bonds, in whole or in part, at a redemption price equal to 100% of the principal amount together with any accrued and unpaid interest to the redemption date, as soon as reasonably practicable, but in any event within 90 days of the receipt of the proceeds. After the payment of specific administrative fees, the aggregate amount of the bonds to be redeemed under this paragraph, including accrued and unpaid interest, will equal an amount which is equal to the amount paid under the guaranty provided by The Williams Companies, Inc. multiplied by a fraction the numerator of which is the then outstanding principal amount of the bonds and accrued and unpaid interest and the denominator of which is the principal of and accrued and unpaid interest on all senior debt including the bonds.

RATINGS

    The Series A bonds and the Series B bonds have been rated "BBB-" by Standard & Poor's and "Baa3" by Moody's. The ratings reflect only the views of the rating agencies at the time the rating is issued, and any explanation of the significance of the ratings may only be obtained from the rating agency. We cannot assure you that the credit ratings will remain in effect for any given period of time or that the ratings will not be lowered, suspended or withdrawn entirely by the rating agency, if, in the rating agency's judgment, circumstances so warrant. Any lowering, suspension or withdrawal of any rating may have an adverse effect on the market price or marketability of the bonds.

BOOK-ENTRY, DELIVERY AND FORM

    The exchange bonds will initially be represented by one or more permanent global bonds in definitive, fully registered book-entry form that will be registered in the name of Cede & Co., the global bond holder, as nominee of DTC. The global bonds will be deposited on behalf of the acquirors of the exchange bonds represented thereby with a custodian for DTC for credit to the respective accounts of the acquirors or to the other accounts as they may direct at DTC. See "THE EXCHANGE OFFER--Procedures for Tendering--BOOK-ENTRY TRANSFER."

THE GLOBAL BONDS

    We expect that under procedures established by DTC:

    - upon deposit of the global bonds with DTC or its custodian, DTC will credit on its internal system portions of the global bonds that must be comprised of the corresponding respective amounts of the global bonds to the respective accounts of persons who have accounts with the depositary; and

    - ownership of the bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of persons, or "participants," who have accounts with DTC, and the records of participants, with respect to interests of persons other than participants.

    So long as DTC or its nominee is the registered owner or holder of any of the bonds, DTC or the nominee will be considered the sole owner or holder of the bonds represented by the global bonds for all purposes under the indenture and under the bonds represented thereby. No beneficial owner of an interest in the global bonds will be able to transfer the interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

    Payments on the bonds represented by the global bonds will be made to DTC or its nominee, as the case may be, as the registered owner of the global bonds. Neither we, the trustee nor any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

    We expect that DTC or its nominee, upon receipt of any payment on the bonds represented by the global bonds, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global bonds as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global bonds held through the participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for the customers. The payment will be the responsibility of the participants.

    Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

    DTC has advised us that it will take any action permitted to be taken by a holder of bonds, including the presentation of bonds for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global bonds are credited and only in respect of the aggregate principal amount as to which the participant or participants has or have given the direction. However, if there is an event of default under the indenture, DTC will exchange the global bonds for certificated securities that it will distribute to its participants.

    DTC has advised us as follows:

    - DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act;

    - DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, as transfers and pledges in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates;

    - Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

    - DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.;

    - Access to the DTC system is also available to others the as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

    - The rules applicable to DTC and its participants are on file with the SEC.

    Although DTC is expected to follow these procedures in order to facilitate transfers of interests in the global bonds among participants of DTC, it is under no obligation to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

    As of the date of this prospectus, all of the interests in outstanding bonds are in book-entry form. It is not expected that any outstanding bonds will be in registered certificated form at the time of the exchange. It is expected that all outstanding bonds before the exchange, and all bonds outstanding after the exchange, will be represented by global certificates for bonds in bearer form held by The Bank of New York as depositary and that DTC will have a book-entry interest in those bonds. Beneficial interests in those bonds will be held through participants in DTC acting as securities intermediaries. Therefore, references in this section to bonds are references to beneficial interests in the bonds in book-entry form except where the discussion is explicitly about certificated bonds, and references to owners are to owners of those beneficial interests.

    Interests in the global bonds will be exchanged for certificated securities if:

    - DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for the global bonds, or DTC ceases to become a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days;

    - an event of default has occurred and is continuing with respect to the bonds and the registrar has received a request from DTC or any successor depository to issue certificated securities within 30 days of the request; and

    - we determine not to have the bonds represented by global bonds.

    Upon the occurrence of any of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered. Neither we nor the trustee will be liable for any delay by DTC or any successor depositary or its nominee in identifying the beneficial owners of the related bonds. Each person may conclusively rely on instructions from DTC or any successor depositary or the nominee for all purposes, including the registration and delivery and the respective principal amounts, of the exchange bonds to be issued.

    Owners of outstanding bonds should instruct the brokers, dealers, commercial banks or trust companies with whom they have securities accounts or their nominees to tender for them. Exchanges by owners will be represented by an exchange of global certificates for outstanding bonds held by the depositary for global certificates for exchange bonds. If fewer than all outstanding bonds are tendered for exchange, the depositary will hold separate global certificates for bonds representing the appropriate aggregate amounts of remaining outstanding bonds and of exchange bonds.

REPLACEMENT

    If any bond at any time is mutilated, defaced, destroyed, stolen or lost, the bond may be replaced at the cost of the applicant, including the reasonable and duly documented fees and our expenses and the trustee, when it provides evidence satisfactory to us and the trustee that the bond was destroyed, stolen or lost, together with an indemnity as the trustee and we may require. Mutilated or defaced bonds must be surrendered before replacements will be issued.

SAME-DAY SETTLEMENT AND PAYMENT

    The indenture requires that payments in respect of the bonds represented by the global bonds, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the global bond holder. With respect to certificated bonds, if any, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to each holder's registered address. Secondary trading in long-term bonds and debentures of corporate issues is generally settled in clearinghouse or next-day funds. In contrast, bonds represented by the global bonds are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the bonds will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in the certificated bonds will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in global bonds from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream Banking as a result of sales of interests in a global bond by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

LIMITED RECOURSE NATURE OF THE BONDS

    All obligations in connection with the bonds are solely ours. The bondholders will have recourse only to us and the collateral for repayment of the bonds. No holder of ownership interests in our company or any other affiliate of ours or any of their respective incorporators, stockholders, directors, officers or employees will guarantee the payment of the bonds. The bondholders will have no claim against or recourse to the holders of the ownership interests in our company or any other affiliate of ours or their respective incorporators, stockholders, directors, officers or employees by operation of law or otherwise for the repayment of the bonds.

                    SUMMARY OF PRINCIPAL FINANCING DOCUMENTS

    The following disclosure is a summary of the material provisions of the indenture and other financing documents. This summary highlights selected information from the indenture and other financing documents; however, to understand all of the terms of the exchange offer you should read the indenture and other financing documents in their entirety. Capitalized terms used herein and not otherwise defined in this prospectus have the meanings given to them in the indenture or the other financing documents.

                                   INDENTURE

ACCOUNTS

INDENTURE ACCOUNTS

    The following accounts will be established by the trustee:

    - the bond proceeds account,

    - the bond payment account, including the interest payment subaccount, the principal payment subaccount and the redemption subaccount, and

    - the construction interest account.

All amounts from time to time held in each indenture account will be held in the name of the trustee subject to the lien and security interest granted under the indenture and in the custody of the depositary bank on behalf of the trustee.

BOND PROCEEDS ACCOUNT

    The trustee deposited the net proceeds from the issuance of the outstanding bonds into the bond proceeds account prior to transferring the proceeds to the construction account in amounts specified by us on the date of original issuance of the bonds.

BOND PAYMENT ACCOUNT

    The trustee will deposit (i) all funds received by it for the payment of interest on the bonds into the interest payment subaccount of the bond payment account for disbursement in accordance with the indenture and (ii) all funds received by it for the payment of principal on the bonds (including any funds transferred from the redemption subaccount) into the principal payment subaccount of the bond payment account for disbursement in accordance with the indenture.

CONSTRUCTION INTEREST ACCOUNT

    The trustee will deposit all funds received by it for the payment of interest on the bonds then outstanding from and including the date of original issuance of the bonds to and through the commercial operation date into the construction interest account. The trustee will disburse from the construction interest account the amount required to pay interest on the bonds when due, whether on an interest payment date or upon call for redemption or by acceleration or otherwise. On the commercial operation date and upon our delivery to the collateral agent and the trustee of a commercial operation certificate, the trustee will transfer all funds remaining in the construction interest account to the bond payment account for deposit in the interest payment subaccount.

INTEREST PAYMENT SUBACCOUNT, PRINCIPAL PAYMENT SUBACCOUNT AND REDEMPTION
  SUBACCOUNT

    (a) The trustee is authorized and directed to disburse from the interest payment subaccount, the amount required to pay interest on the bonds when due, whether on an interest payment date or upon call for redemption or by acceleration or otherwise.

    (b) The trustee is authorized and directed to disburse from the principal payment subaccount, the amount required to pay principal on the bonds when due, whether on a principal payment date or upon call for redemption or by acceleration or otherwise.

    (c) The trustee is authorized and directed to disburse funds from the redemption subaccount, when amounts on deposit therein equal or exceed $5,000,000, for the redemption of bonds in accordance with the indenture. The preceding notwithstanding, the trustee will transfer funds remaining in the redemption subaccount for more than one year and not applied to the redemption of bonds under the indenture to the principal payment subaccount for application by the trustee in accordance with the indenture.

AFFIRMATIVE COVENANTS

    We will make the following affirmative covenants:

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

    We will duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the bonds in accordance with their terms and the terms of the indenture and of the related series supplemental indenture.

REPORTING REQUIREMENTS

    We will furnish to the senior parties:

    (a) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of each fiscal year of our company, commencing with the quarter ending June 30, 2000, an unaudited balance sheet of our company as of the last day of the quarterly period and the related statements of income and cash flows, and reports of all dividends and other distributions paid to owners during the quarterly period prepared in accordance with generally accepted accounting principles and, in the case of second and third quarterly periods, for the portion of the fiscal year ending with the last day of the quarterly period, in each case describing in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by a written statement of an authorized representative of our company to the effect that the financial statements fairly represent our financial condition and results of operations at and as of their respective dates;

    (b) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 120 days after the end of each fiscal year commencing with the fiscal year ended December 31, 2000, a balance sheet as of the end of the year and the related statements of income and cash flow during the year described in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by an audit report thereon of a firm of independent public accountants of recognized national standing;

    (c) at the time of the delivery of the financial statements provided for in clause (a) and (b) above, or at the time of the filing of the comparable report pursuant to the Exchange Act, an officer's certificate to the effect that, to the best of the officer's knowledge, (i) we are in compliance with all of our material obligations under the terms of the project contracts and the financing documents the non-performance of which has resulted or could reasonably be expected to result in a material adverse

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effect and (ii) to the best of the officer's knowledge, no default or event of default has occurred and is continuing or, if any default or event of default has occurred and is continuing, specifying the nature and extent of the default and what action we are taking or propose to take in response to the default;

    (d) each of the following items, which will continue to be delivered after registration under the Exchange Act:

    - promptly after we obtain actual knowledge of the occurrence of an event of default, written notice of the occurrence of any event or condition which constitutes an event of default and our officer's certificate specifically stating that the event of default has occurred and setting forth the details of the default and the action which we are taking or proposes to take with respect thereto;

    - promptly after we obtain actual knowledge of the occurrence of an event of eminent domain, written notice of the occurrence of any event of eminent domain or any event of loss and our officer's certificate describing the details of the event of eminent domain and the action which we are taking or propose to take with respect to the event of eminent domain; and

    - until the occurrence of the commercial operation date, within 45 days after the end of each fiscal quarter, commencing with our quarter ending June 30, 2000, a quarterly construction report describing the progress of our facility's construction and expenditure of funds.

    (e) we will furnish or cause to be furnished to the senior parties no later than six months prior to the expiration of the term of the power purchase agreement an independent forecast prepared by an independent consultant which describes projections of (i) electricity prices for the PJM market, or if the market no longer exists at that time, any successor market or substitute market as determined in good faith by us which approximates, to the extent practicable, the region, and (ii) gas prices on a delivered basis to our facility, in each case on at least an annual basis through the final maturity date for the bonds; however, if:

    - we enter into a replacement power purchase agreement, effective as of the date that is six months prior to the expiration of the term of the power purchase agreement and extending to at least the final maturity date for the bonds;

    - the projected senior debt service coverage ratio through the final maturity date for the bonds, based on the provisions of the replacement power purchase agreement are greater than 2.0 to 1; and

    - the senior unsecured long term debt of the power purchaser(s) under the agreement(s) is rated at least investment grade, we will not be required to provide the forecast referenced herein.

    (f) upon the request of any bondholder, or the trustee on behalf of a holder of a beneficial interest in the bonds, we will furnish the information specified in paragraph (d)(4) of Rule 144A of the Securities Act to the bondholder, and holders of beneficial interests in the bonds, to a prospective purchaser of the bonds, and prospective purchasers of beneficial interests in the bonds, who is a Qualified Institutional Buyer or Institutional Accredited Investor or to the trustee for delivery to the bondholder or prospective purchaser of the bonds, as the case may be, unless, at the time of the request, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

    (g) All information provided to the senior parties under clauses (a), (b),
(c) and (d) above will also be provided by the trustee (i) to the bondholders and (ii) to holders of beneficial interests in the bonds or prospective purchasers of the bonds or beneficial interests in the bonds upon written request to the trustee, which may be a single continuing request. We will furnish the trustee, upon its request, with sufficient copies of all the information to accommodate the requests of the holders of beneficial interests in the bonds.

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    (h) The information specified in paragraphs (a), (b), (c), (d) and (e) above will be provided to each rating agency concurrently with its delivery to the senior parties.

    (i) Once we have registered the bonds under the Exchange Act, we will continue to file with the SEC all the reports as required by the Exchange Act for the term of the bonds.

INSURANCE

    We will maintain or cause to be maintained in accordance with the terms of the indenture the following insurance coverages: (i) during construction of our facility, builder's risk, with full replacement cost coverage, delayed start-up providing coverage for at least 18 months of projected continuing expenses and debt service, with not greater than a 60-day deductible, comprehensive general liability, workers' compensation and employer's liability, automobile liability and umbrella liability; and (ii) subsequent to transfer of care, custody and control of our facility to us, all risk property and boiler and machinery insurance, covering full replacement cost, subject to reasonable and customary deductibles and sublimits, business interruption, providing coverage of 18 months of gross earnings less non-continuing expenses, comprehensive general liability, workers' compensation and employer's liability, automobile liability and umbrella liability, with a minimum limit of $9 million per occurrence and aggregate. All policies of insurance except workers' compensation and automobile liability policies will name the collateral agent and Williams Energy as additional insureds. If at any time any of the required insurance will no longer be available on commercially reasonable terms as confirmed by the independent insurance adviser, we will procure substitute insurance coverage reasonably satisfactory to the independent insurance advisor that is the most equivalent to the required coverage and that is available on commercially reasonable terms.

MAINTENANCE OF EXISTENCE, LIENS AND GOVERNMENTAL APPROVALS

    We will at all times:

    - preserve and maintain in full force and effect (i) its existence as a limited liability company and its good standing under the laws of the State of Delaware and (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes the qualification necessary;

    - obtain and maintain in full force and effect all governmental approvals, including maintaining compliance with environmental laws, and other consents and approvals required at any time in connection with the construction, maintenance, ownership or operation of our facility;

    - preserve and maintain good and marketable title to its properties and assets, subject to no liens other than permitted liens; and

    - preserve and maintain liens of the senior parties on the collateral.

OPERATING AND MAINTENANCE

    We will, or will cause the operator to, use, maintain and operate our facility and the site in compliance with generally accepted prudent operating and maintenance practices and the material provisions of all relevant project contracts.

COMPLIANCE WITH APPLICABLE LAWS

    We will comply with, and will ensure that our facility is constructed and operated in compliance with, and will make alterations to our facility and the site as may be required for compliance with, all

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applicable laws, environmental laws and governmental approvals, except where noncompliance would not reasonably be expected to result in a material adverse effect.

PROJECT CONTRACTS; WILLIAMS GUARANTY; OPERATION OF OUR FACILITY

    We will (i) perform and observe in all material respects our covenants and agreements contained in any of our project contracts, (ii) enforce, defend and protect all of its rights contained in any of our project contracts and
(iii) take all reasonable and necessary actions to prevent the termination or cancellation of any of our project contracts, except in case of (i) and (ii) above, where non-performance could not reasonably be expected to have a material adverse effect.

    We will (i) fully enforce our rights under the guaranty provided by the Williams Companies, Inc. and the power purchase agreement with respect to substitute security under the circumstances provided for therein and (ii) will not, without the consent of bondholders holding a majority in outstanding principal amount of the bonds, make a written demand for or take any legal action under the guaranty provided by the Williams Companies, Inc. if, as a result of payments made pursuant to the demand or legal action by us, the aggregate amount available under the guaranty provided by the Williams Companies, Inc. would be less than or equal to the principal amount of the then outstanding senior debt, including the undrawn portions of the maximum amounts of the working capital agreement and any debt service reserve letter of credit. We will (i) in the event of any termination of the power purchase agreement, fully enforce our rights under the guaranty provided by the Williams Companies, Inc., (ii) use any amounts obtained under the guaranty provided by the Williams Companies, Inc. to redeem the bonds in accordance with the indenture and to pay principal and interest on our other senior debt in accordance with the financing documents and in each case in accordance with the collateral agency agreement and (iii) upon any payment event of default or other event of default under the power purchase agreement, exercise our rights to terminate the power purchase agreement in accordance with its terms.

    We will (i) exercise all of our rights under the operations agreement to terminate the agreement if (a) a bankruptcy event in respect of the operator has occurred and is continuing and (b) the operator has failed to perform any material obligation under the operations agreement and (ii) exercise our rights under the operations agreement to cause the operator to terminate the services agreement under the terms of that agreement if (a) a bankruptcy event in respect of The AES Corporation has occurred and is continuing and (b) The AES Corporation has failed to perform any material obligation under the services agreement.

ANNUAL BUDGET

    Not less than 30 days prior to (i) the anticipated commercial operation date, and thereafter (ii) the commencement of each fiscal year, we will provide to the senior parties and the rating agencies an annual budget. The first annual budget will cover the period from the commercial operation date through the end of the fiscal year in which the commercial operation date occurs, and if the period consists of less than six months, for the immediately succeeding fiscal year. Each annual budget will specify the estimated sales of capacity and energy under the power purchase agreement and any replacement power purchase agreement and all other sales of capacity and energy, the estimated rates and revenues for each category of the sales, all operating and maintenance costs, a manpower forecast, a periodic inspection, maintenance and repair schedule, a description of all required capital expenditures and the underlying operating assumption and implementation plans for the fiscal year covered by the annual budget. We will operate and maintain our facility, or cause our facility to be operated and maintained, in accordance with the annual budget other than deviations resulting from operating requirements under our project contracts or prudent operating and maintenance practices.

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INSURANCE REPORT

    Within 30 days after the end of each fiscal year, we will submit to the senior parties and each rating agency that currently is rating any of the bonds then outstanding a certificate (i) listing all insurance being carried by, or on behalf of us under the indenture and (ii) certifying that all insurance policies required to be maintained under our project contracts and the indenture are in full force and effect and all premiums therefor have been fully paid.

INSPECTION

    The senior parties will have the right, upon reasonable advance written notice to us to inspect our facility and the site from time to time so long as we will have the right to specify reasonable dates and times for any the inspection in order to avoid any material interference with operation of our facility.

CONSTRUCTION OF THE FACILITY

    We will cause the construction of the facility to be prosecuted and completed with diligence and continuity, except for interruptions provided for in the construction agreement or due to events of force majeure, which events of force majeure we will use our commercially reasonable efforts to mitigate, in a good and workmanlike manner and in accordance with sound, generally accepted building and engineering practices, all material applicable governmental requirements and the construction agreement. We will at all times cause a complete set of the current and, when available, as-built plans, and all supplements, relating to the facility to be maintained on the site or Raytheon Engineers' offices and available for inspection by the independent engineer.

CONTRACTOR PERFORMANCE TESTS; FINAL ACCEPTANCE

    The independent engineer will have the right to witness and verify the performance tests required by the construction agreement. We will not, without the prior written confirmation by the independent engineer, either (i) grant the final acceptance certificate to Raytheon Engineers under the construction agreement or (ii) elect to effect final acceptance under the construction agreement.

CASUALTY PROCEEDS; EMINENT DOMAIN PROCEEDS

    We will cause all casualty proceeds and eminent domain proceeds to be deposited in the restoration account under the collateral agency agreement.

PAYMENT OF TAXES AND IMPOSITIONS

    We will pay or cause to be paid, before any fine, interest or penalty is imposed, all Impositions. If, under any applicable law, any Impositions may at our option be paid in installments, whether or not interest accrues on the unpaid balance thereof, we will have the right so long as no event of default then exists, to exercise the option and to pay or cause to be paid the Impositions and any accrued interest in installments as they fall due and before any fine, penalty, further interest or cost may be added.

    We will pay all taxes and other governmental charges, including stamp taxes, assessed by any governmental authorities and imposed on the collateral agent, its successors or assignees, by reason of the collateral agent's ownership of the mortgage or the other security documents or payable by either us or the collateral agent upon any modification, amendment, extension and/or consolidation. We will also pay any tax imposed directly or indirectly on the mortgage in lieu of a tax on the mortgaged property or any part thereof, whether by reason of:

    (i) the passage after the date of the mortgage of any law of the State of New Jersey deducting from the value of real property for the purposes of taxation any lien,

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    (ii) any change in the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes,

    (iii) a change in the means of collection of any tax, or

    (iv) any tax, now or hereafter assessed against the mortgage or assessed against, or withheld from, any payments made by us under the indenture.

    We will not claim or demand or be entitled to any credit or credits for the payment of any Impositions, and no deduction will otherwise be made or claimed from the taxable value of the mortgaged property, or any part thereof, by reason of the mortgage.

PRESERVATION OF LIEN OF MORTGAGE

    We will (i) preserve our right, title and interest in and to the mortgaged property and will warrant and defend the same against any and all claims and demands whatsoever, (ii) continue to have full power and lawful authority to encumber and convey the mortgaged property as provided in the mortgage, and
(iii) maintain and preserve the priority of the lien of the mortgage until all of the obligations under the financing documents are paid and performed in full.

PRESERVATION OF OWNERSHIP OF AES URC

    We will maintain our ownership of 100% of the ownership interests in AES URC while any bonds are outstanding.

NEGATIVE COVENANTS

    We will make the following negative covenants:

LIMITATIONS ON ADDITIONAL INDEBTEDNESS

    We will not create or incur or suffer to exist any indebtedness or lease obligations except for:

    - the bonds;

    - indebtedness incurred under the debt service reserve letter of credit and reimbursement agreement or the power purchase agreement letter of credit and reimbursement agreement;

    - letters of credit and other financial obligations arising under our project contracts;

    - subordinated debt of our affiliates;

    - purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of our project that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $5 million escalated at the gross domestic product implicit price deflator;

    - trade accounts payable, other than for borrowed money, arising, and accrued expenses incurred, in the ordinary course of business so long as the trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

    - obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $5 million at any one time outstanding;

    - any lines of credit for working capital purposes including the working capital agreement in the maximum amount of $5 million;

    - senior debt or subordinated debt, from persons who are not our affiliates, for required modifications and optional modifications; however, we may issue (a) senior debt on a parity

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      basis with the bonds only for required modifications and only if (1) the projected average and minimum senior debt service coverage ratios, after giving effect to the senior debt, are at least 1.30 to 1.0 and 1.20 to 1.0, respectively, through the end of the power purchase agreement term, taken as one period, and at least 2.0 to 1.0 and 1.70 to 1.0, respectively, during the post-power purchase agreement period, taken as one period, or (2) we provide a ratings reaffirmation from each of the ratings agencies; (b) subordinated debt for required modifications only if
      (1)(A) the projected average total debt service coverage ratio, after taking into account the subordinated debt, is at least 1.20 to 1.0 through the end of the power purchase agreement term, taken as one period, and at least 1.65 to 1.0 during the post-power purchase agreement period, taken as one period, and (B) the projected minimum total debt service coverage ratio, after giving effect to the subordinated debt, is at least 1.1 to
      1.0 through the power purchase agreement term and at least 1.35 to 1.0 during the post-power purchase agreement period, or (2) we provide a ratings reaffirmation from each of the ratings agencies; or (c) subordinated debt for optional modifications only if we provide a ratings reaffirmation from each of the ratings agencies. In the case of clauses
      (b) and (c) of the preceding proviso, the final maturity date of the subordinated debt will not be earlier than the final maturity date for the bonds and the average life of the subordinated debt must be no shorter than the average remaining life of the bonds.

RESTRICTED PAYMENTS

    We will not make any payments restricted under the indenture unless the distribution conditions described in the collateral agency agreement have been satisfied. See "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--DISTRIBUTION ACCOUNT."

PROHIBITION OF CHANGE IN CONTROL

    We will not engage in, or suffer to occur, any change in control, where change in control means any failure by The AES Corporation, at all times while bonds are outstanding, to maintain directly or indirectly at least a 51% voting and economic interest in our company unless prior to giving effect to the reduction in the voting or economic interest of The AES Corporation in our company either (i) each of the rating agencies provides a ratings reaffirmation to the trustee or (ii) the reduction in The AES Corporation's voting or economic interest has been approved by bondholders holding at least 66-2/3% in aggregate principal amount of the bonds.

NATURE OF BUSINESS

    Neither we nor AES URC will engage in any business other than the development, financing, construction and operation and maintenance of our facility as contemplated by our project contracts.

AMENDMENTS TO PROJECT CONTRACTS

    We will not, except as otherwise expressly described in the financing documents, terminate, amend, modify or consent to the termination, amendment or modification, other than immaterial amendments or modifications as certified by us, of any of our project contracts to which we are a party, or consent to any assignment by another party, unless (i) we certify to the senior parties that the termination, amendment, modification or assignment is not reasonably expected to result in a material adverse effect and the termination, amendment, modification or assignment is not reasonably expected to materially increase the likelihood of the occurrence of a future material adverse effect and (ii) the independent engineer does not within 10 business days of receipt of the certificate disagree in writing to the certification provided under clause (i). We, however, will not (a) amend or modify the power purchase agreement unless in addition to the requirements of clauses (i) and (ii) above, we certify that the amendment or modification would not cause our net operating revenues to decrease by more than 5% and the certification is confirmed by the independent engineer,
(b) except as otherwise expressly set

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forth in the financing documents, terminate the power purchase agreement or consent to any release of, assignment by or change in the identity of Williams Energy unless (1) within 90 days of the termination or consent resulting from an event of default by Williams Energy under the power purchase agreement, or prior to any the termination or consent for any other reason we (A) enter into a replacement power purchase agreement or (B) provide the senior parties and each of the ratings agencies with a power marketing plan and (2) we provide to the trustee and the collateral agent a ratings reaffirmation from each rating agency within the 90-day period or prior to the termination or consent, as the case may be, or (c) release or modify in any way the guaranty provided by The Williams Companies, Inc. unless we obtain substitute security therefor under the power purchase agreement.

PROHIBITION ON FUNDAMENTAL CHANGES AND DISPOSITION OF ASSETS

    We will not enter into any transaction of merger or consolidation, change our form of organization or our business, liquidate or dissolve ourselves, or suffer any liquidation or dissolution, except as permitted in the indenture. We will not amend our governing instruments except where the amendment could not reasonably be expected to result in a material adverse effect. We will not purchase or otherwise acquire all or substantially all of the assets of any other person unless we may maintain ownership interests in subsidiaries if the subsidiaries are involved solely in owning, leasing, operating, maintaining or supplying fuel for our facility. In addition, except as contemplated by our project contracts or permitted under the indenture, or as authorized by the first and second provisos below, we will not sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of our facility except in the ordinary course of business to the extent that the property is worn out or is no longer useful or necessary in connection with the operation of our facility. Furthermore, we:

    - will not sell, lease or transfer any of such property or assets without the written approval of the collateral agent, if the aggregate fair market value of all sales, leases and transfers in the current fiscal year exceeds $5 million escalated at the gross domestic product implicit price deflator;

    - may loan useful spare parts to other electric power generating facilities owned by an affiliate of ours without prior approval of the trustee or the collateral agent on the conditions that, with respect to any spare part whose value is in excess of $50,000: (i) at the time of the loan the recipient of the spare part enters into an enforceable obligation to replace the spare part in kind, or to pay to us an amount equal to the replacement value of the spare part within 30 days of our demand for the same and (ii) immediately preceding the loan, we certify to the collateral agent that the spare part will not be necessary for a planned outage or for scheduled maintenance of our facility prior to being replaced, and the certificate is confirmed by the independent engineer.

LIENS AND PERMITTED LIENS

    We will not create or suffer to exist or permit any lien upon or with respect to any of our properties, other than permitted liens.

    Permitted liens means, collectively,

    - liens specifically created, required or permitted by the financing documents;

    - liens for taxes which are either not yet due, are due but payable without penalty or are the subject of a good faith contest by us;

    - any exceptions to title which are contained in the title insurance policy for the site;

    - the minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that

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      do not individually or in the aggregate materially impair the value of the security interests granted under the security documents;

    - deposits or pledges to secure statutory obligations or appeals; release of attachments, stay of execution or injunction; performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business;

    - liens in connection with workmen's compensation, unemployment insurance or other social security or pension obligations;

    - legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same is the subject of a good faith contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); and

    - mechanic's, workmen's, materialmen's, construction or other like liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are the subject of a good faith contest.

TRANSACTIONS WITH AFFILIATES

    We will not enter into any transactions with our affilliates other than
(i) the operations agreement and the equity subscription agreement, (ii) the URC documents and (iii) transactions in the ordinary course of business on fair and reasonable terms no less favorable to us than we would obtain in an arm's length transaction with a person that is not an affiliate of ours.

CHANGE ORDERS

    We will not initiate or approve any change order under the construction agreement that individually exceeds $5,000,000 or when aggregated with all other change orders exceeds $10,000,000, unless we certify in writing to the collateral agent that

    (i) the change order is technically feasible;

    (ii) the change order is not reasonably expected to materially and adversely affect the operation or reliability of our facility;

    (iii) the implementation of the change order is not reasonably expected to cause the commercial operation date to occur after June 30, 2003;

    (iv) adequate funds are available to us to fund the change orders and other project costs through the commercial operation date; and

    (v) the certification is confirmed by the independent engineer.

EVENTS OF DEFAULT

    Events of default, as described in the indenture, will continue to be an event of default and remain an event of default for whatever reason for the event of default, whether voluntary or involuntary, affected by question of law or under open compliance with any applicable law, if and for so long as it has not been remedied. Events of default include the following:

    - We fail to pay any principal, interest or premium, if any, including any make-whole premium, on a bond when the same becomes due and payable, whether at scheduled maturity or required prepayment or by acceleration or otherwise and the failure continues for 10 or more days; or

    - Any representation or warranty made by us in the indenture proves to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has resulted or is reasonably expected to result in a material adverse effect and the circumstances surrounding the misrepresentation continues uncured for 30 or more days from its discovery; however, if we commence efforts to cure the factual situation resulting in the misrepresentation within the 30-day period, we may continue to effect the cure of the misrepresentation, and the misrepresentation will not be deemed an event of default, for an additional 60 days so long as we certify that no other event of default has occurred and is continuing and we are diligently pursuing the remedy; or

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    - We fail to maintain insurance in accordance with the indenture; or

    - We fail to perform or observe covenants or agreements in the indenture with respect to the following: maintenance of existence and governmental approvals; nature of business; compliance with applicable laws; amendments to project contracts; prohibition on fundamental changes and disposition of assets; liens; indebtedness; or restricted payments; and the failure will continue unremedied for more than 30 days after we have actual knowledge of the failure; or

    - A change in control occurs; or

    - We fail to perform or observe any of our covenants or agreements contained in any other provision of the indenture not referred to above and the failure will continue unremedied for more than 30 days after we have actual knowledge of the failure; however, if we commence efforts to remedy the default within the 30-day period and are diligently attempting to remedy the default, and certify to the trustee the steps we are taking, we may continue to effect the remedy of the default, and the default will not be deemed an event of default, for an additional 60 days so long as we certify that no other event of default has occurred and is continuing and we are diligently pursuing the remedy; or

    - We or, so long as The AES Corporation has any outstanding obligations under any acceptable credit support, The AES Corporation or, so long as AES Red Oak, Inc. has any outstanding obligations under the equity subscription agreement, AES Red Oak, Inc. or, so long as AES URC has any interest in the site or the facility, AES URC shall

        (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of ourselves or of all or substantially all of our property;

        (ii) admit in writing our inability, or be generally unable, to pay our debts as the debts become due;

       (iii) make a general assignment of the benefit of our creditors;

        (iv) commence a voluntary case under the Bankruptcy Reform Act of 1978, Title II of the United Stated Code, or the Bankruptcy Code;

        (v) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts;

        (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the person in an involuntary case under the Bankruptcy Code; or


       (vii) take any corporate or other action for the purpose of effecting any of the preceding; or


    - A proceeding or case shall be commenced without our application or consent or, so long as The AES Corporation has any outstanding obligations under any acceptable credit support, The AES Corporation or, so long as AES URC has any interest in the site or the facility, AES URC or, so long as AES Red Oak, Inc. has any outstanding obligations under the equity subscription agreement, AES Red Oak, Inc. in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the person under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or adjustment of debts, and the proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more consecutive days, or any order for relief against the person will be entered in an involuntary case under the Bankruptcy Code (each event described herein and in the immediately preceding bullet point shall be referred to as a "Bankruptcy Event"); or

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    - A final and non-appealable judgment or judgments for the payment of money in excess of $15,000,000 shall be rendered against us and the same remain unpaid or unstayed for a period of more than 60 or more consecutive days from the date it is entered; or

    - An event of default has occurred and is continuing under the debt service reserve letter of credit and reimbursement agreement, the power purchase agreement letter of credit and reimbursement agreement or any other indebtedness of ours the holder of which, or an agent or trustee therefor, is a party to the collateral agency agreement, other than indebtedness incurred under the indenture, or an event of default has occurred and is continuing in respect of any other indebtedness of ours having a principal amount exceeding $15,000,000; or

    - With respect to any project contract:

        (i) the project contract is declared unenforceable by a governmental authority,

        (ii) any other party thereto denies it has a material obligation under the project contract, or

       (iii) any other party thereto defaults in respect of its obligations under the project contract, and in the case of each event described in clause (i), (ii) or (iii), the event would be likely to result in a material adverse effect; however, none of the events will be an event of default under the indenture if within 180 days (90 days in respect of the power purchase agreement or the construction agreement) from the occurrence of the event (A) the other party resumes performance or enters into an alternative agreement with us or (B) we enter into a replacement contract or contracts with another party or parties which (1) contains, as certified by us, substantially equivalent terms and conditions or, if the terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis and (2) either (I) we provide to the trustee and the collateral agent a ratings reaffirmation from each rating agency or (II) we certify that it would, after giving effect to the alternative agreement, maintain a projected minimum senior debt service coverage ratio in any year during the remaining term of the bonds equal to or greater than the lesser of (x) the projected minimum annual senior debt service coverage ratio which would have been in effect had performance under the original project contract continued and (y) 1.25 to 1.0 or (C) in the case of the power purchase agreement, we deliver to the trustee and collateral agent a power marketing plan and either (1) certify that based on projections prepared on a reasonable basis and based on an independent forecast prepared at the time, the average and minimum annual senior debt service coverage ratio through the final maturity date of any outstanding bonds will at least equal the projections as described in the prospectus at the time of the issuance of the bonds, or (2) obtain a ratings reaffirmation from each ratings agency; or

    - Any grant of a lien contained in the security documents shall cease to be effective to grant a perfected lien to the trustee or the collateral agent on a material portion of the collateral described in the security document with the priority purported to be created thereby; however, we will have 10 days from actual knowledge to remedy any cessation; or

    - The construction of the facility is permanently abandoned; or

    - AES Red Oak, Inc. fails to perform or breaches any of its payment obligations under the equity subscription agreement and such failure or breach continues for 10 business days or more; or

    - Any acceptable credit provider fails to perform or breaches any of its payment obligations under any acceptable credit support and such failure or breach continues for 10 business days or more.

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REMEDIES UPON DEFAULT

    (a) If one or more events of default has occurred and is continuing, then:

    - in the case of a bankruptcy event, the entire principal amount of the bonds then outstanding, all interest accrued and unpaid thereon, and all premium payable under the bonds and the indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are waived; or

    - in the case of any other event of default, the trustee may, and upon written direction of the bondholders of not less than 33-1/3% of the aggregate principal amount of the bonds then outstanding, the trustee will, by notice to us, declare the entire principal amount of the bonds, all interest accrued and unpaid thereon, and all premium payable under the bonds and the indenture, if any, to be due and payable, whereupon the same will become due and payable without presentment, demand, protest or further notice of any kind, all of which are waived; or

    - the trustee will (if the required bondholders request in writing to the trustee) direct the collateral agent (to the extent permitted under the collateral agency agreement) to take possession of all the collateral and, under the collateral agency agreement, to sell the collateral, as and to the extent permitted under the collateral agency agreement.

    (b) If an event of default occurs and is continuing and is known to the trustee (as described in the indenture), the trustee will mail to each bondholder a notice of the event of default within 30 days after the occurrence thereof. Except in the case of an event of default in payment of principal of or interest on any bond, the trustee may withhold the notice to the bondholders if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the bondholders.

    (c) At any time after the principal of the bonds becomes due and payable upon a declared (but not an automatic) acceleration as provided in the indenture, and before any judgment or decree for the payment of the money so due, or any portion thereof, is entered, the bondholders of not less than a majority in aggregate principal amount of the bonds then outstanding, by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

    - there will have been paid to or deposited with the trustee a sum sufficient to pay

        (A) all overdue installments of interest on the bonds,

        (B) the principal of and premium, if any, on any bonds that have become due otherwise than by the declaration of acceleration and interest thereon at the respective rates provided in the bonds for late payments of principal or premium,

        (C) to the extent that payment of the interest is lawful, interest upon overdue installments of interest at the respective rates provided in the bonds for late payments of interest, and

        (D) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements, and advances of the trustee, its agents and counsel, and

    - all events of default, other than the non-payment of the principal of the bonds that has become due solely by such acceleration, have been remedied or waived as provided in the indenture.

    No such rescission will affect any subsequent default or impair any right consequent thereon.

    Except as otherwise specifically provided in the indenture, the holders of a majority in principal amount of the bonds will have the right to direct the time, place and method of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the Trustee; so long as
(i) the direction does not conflict with any law or the indenture or the collateral agency

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agreement and (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

    All rights and remedies available to the bondholders, or to the trustee with respect to the collateral, or otherwise under the security documents, are subject to the collateral agency agreement, including the ability to enforce any remedy and the limitations on the trustee's ability to vote the interests represented by the bonds.

AFFILIATE CURE RIGHTS

    Any affiliate of ours will, at its option, have the right, but not the obligation, to remedy any events of default for which remedies are applicable.

TRUSTEE

    The Bank of New York will act as the trustee under the indenture. The indenture provides that the trustee will not be liable in connection with the performance of its duties thereunder, except for its own gross negligence, bad faith or willful misconduct. The trustee may become the owner of any bonds, with the same rights it would have if it were not the trustee, and may carry any monies held by the trustee on deposit with itself and will not have any liability for interest upon the monies.

    The trustee may resign at any time and be discharged from its duties and obligations under the indenture by giving written notice to us and upon appointment and acceptance of a successor. The trustee may be removed at any time by the holders of not less than a majority in principal amount of the bonds then outstanding. We or any holder who has been a bona fide holder of a bond for at least six months, may remove the trustee if

        (i) the trustee fails to comply with the provisions of the indenture regarding conflicting interests,

        (ii) the trustee ceases to be eligible as required under the indenture and fails to resign after written request,

       (iii) the trustee becomes bankrupt or insolvent, or

        (iv) the trustee fails to carry out its obligations in a timely manner.

    Notwithstanding the foregoing, no resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by the successor trustee.

    Except during the continuance of an event of default under the indenture, the trustee will perform only the duties as are specifically described in the indenture. During the existence of an event of default, the trustee will exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    The indenture contains limitations on our rights to obtain payments of claims in specific cases or to realize on specific property received by us in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us; however, if it acquires any "conflicting interest," as defined in the indenture, it must eliminate such conflict or resign as trustee under the indenture.

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SUPPLEMENTAL INDENTURES

SUPPLEMENTAL INDENTURES AND AMENDMENTS WITHOUT THE CONSENT OF BONDHOLDERS

    Without the consent of the bondholders, we and the trustee, at any time and from time to time, may enter into one or more supplemental indentures in form reasonably satisfactory to the trustee and may amend any of the other financing documents, for any of the following purposes:

    - to establish the form and terms of bonds of any series permitted by the indenture;

    - to evidence the succession of another entity to us and the assumption by any successor of our covenants under the bonds and the indenture;

    - to evidence the succession of a new trustee or a co-trustee or separate trustee under the indenture;

    - to add to our covenants, for the benefit of the bondholders, or to surrender any right or power conferred upon us under the indenture;

    - to convey, transfer and assign to the trustee, and to subject to the lien of the indenture, additional properties or assets and to correct or amplify the description of any property at any time subject to the lien of the indenture or to assure, convey and confirm unto the trustee any property subject or required to be subject to the lien of the indenture;

    - to facilitate the issuance of bonds in uncertificated form;

    - to change or eliminate any provision of the indenture; however, if such change or elimination would adversely affect the interests of the holders of any bonds of any series, the change or elimination will become effective with respect to the series only when no bond of the series remains outstanding;

    - to comply with changes in applicable law; however, no such amendment or supplement will result in a material adverse effect or otherwise adversely affect the interests of the holders of any bonds in any material respect;

    - to make any changes required by Standard & Poor's or Moody's or any other nationally recognized securities rating agency as a condition to the issuance or maintenance of the then current rating on the bonds or any series thereof so long as any such change will not result in a material adverse effect or otherwise adversely affect the interests of the holders of any bonds in any material respect; or

    - to remedy any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture so long as the action will not adversely affect the interest of the bondholders of any series in any material respect.

SUPPLEMENTAL INDENTURES WITH THE CONSENT OF BONDHOLDERS

    With the consent of the bondholders of not less than a majority in aggregate principal amount of the bonds of all series then outstanding, we and the trustee may, and the trustee will, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of, the indenture. No such supplemental indenture may, however, without the consent of the bondholder of each outstanding bond directly affected thereby:

    (i) change the stated maturity of any bond (or, if the principal thereof is payable in installments, the stated maturity of the installment), or of any payment of interest, or the dates or circumstances of payment of premium, if any, on, any bond, or change the principal amount or the interest or any premium payable upon the redemption, or change the place of payment where, or the coin or currency

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in which, any bond or the premium, if any, or the interest is payable, or impair the right to institute suit for the enforcement of the payment of principal or interest on or after the stated maturity (or, in the case of redemption, on or after the redemption date) or such payment of premium, if any, on or after the date such premium becomes due and payable; or

    (ii) except for permitted liens, permit the creation of any lien prior to or, equally with the lien of any of the security documents with respect to any of the collateral, or terminate the lien on any collateral or deprive any bondholder of the security afforded by the lien of the indenture; or

    (iii) reduce the percentage in principal amount of the bonds then outstanding, the consent of whose bondholders is required for any such supplemental indenture, or the consent of whose bondholders is required for any waiver, of compliance with specified provisions of the indenture or specified defaults under the indenture and their consequences, provided for in the indenture, or reduce the requirements for quorum or voting; or

    (iv) modify specified provisions of the indenture relating to remedies following an event of default, except to increase the percentage of the principal amount of the bonds required to waive past defaults.

SATISFACTION AND DISCHARGE

    We may terminate the indenture by delivering all bonds then outstanding to the trustee for cancellation and by paying all sums payable under the indenture and by effecting delivery of officer's certificates and an opinion of counsel stating that all conditions precedent have been satisfied.

    In addition to the preceding, bonds then outstanding will, prior to the stated maturity, be deemed to be paid, and our indebtedness will be deemed to be satisfied and discharged, at any time all the conditions set forth below have been satisfied:

    (i) we have irrevocably deposited with the trustee, in trust, monies or permitted investments in an amount which will be sufficient to pay when due, without reinvestment, the principal of and premium, if any, and interest due and to become due on the bonds then outstanding on or prior to the stated maturity of the final installments of principal thereof or upon redemption or prepayment;

    (ii) we have delivered to the trustee, a company order stating that monies deposited with the trustee or in permitted investments will be held by the trustee, in trust, as provided in the indenture;

    (iii) in the case of redemption or prepayment of the bonds then outstanding, the notice requisite to the validity of such redemption or prepayment has been given, or irrevocable authority will have been given by us to the trustee to give the notice; and

    (iv) there has been delivered to the trustee an opinion of counsel to the effect that as a result of a change in applicable law after the date of the indenture the satisfaction and discharge of our indebtedness with respect to the bonds then outstanding will not be deemed to be, or result in, a taxable event with respect to holders of bonds then outstanding for purposes of United States Federal income taxation unless the trustee will have received documentary evidence that the bondholders either are not subject to, or are exempt from, United States Federal income taxation.

                          COLLATERAL AGENCY AGREEMENT

PROJECT ACCOUNTS

    The following trust accounts will be established and created with and in the name of the collateral agent: construction account; revenue account; operating and maintenance account; debt service reserve account; debt service reserve letter of credit reimbursement fund; power purchase agreement letter of credit reimbursement fund; restoration account; major maintenance reserve account; fuel conversion payment volume rebate account; subordinated debt account; and distribution account.

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COLLECTION OF PROJECT REVENUES

    We will arrange for the direct payment to the collateral agent of all project revenues, and to the extent any such project revenues are at any time received by us prior to the commercial operation date, we will hold all such revenues and other amounts in trust for the collateral agent and will transfer to the collateral agent for deposit of the project revenues in the construction account in each case as soon as reasonably practical but no later than three business days after receipt, duly endorsed, if necessary, to the collateral agent.

ADVANCES

    Notwithstanding any other provision of the collateral agency agreement to the contrary, we may, by delivering an officer's certificate to the collateral agent, withdraw cash on deposit in or credited to any of the project accounts listed above, other than the construction account and the distribution account; however, if at the time of the making of such advance: (i) no default or event of default has occurred and is continuing and our officer's certificate will so certify and (ii) our obligations to repay the advances will be supported by acceptable credit support. The collateral agent may conclusively rely on the officer's certificate certifying that all conditions for withdrawals from the applicable accounts have been met. We will repay immediately or cause to be repaid any advances to the extent that the funds on deposit in the applicable accounts are insufficient to make the necessary withdrawals and transfers. In addition, we will cause to be repaid immediately the aggregate amount of all advances upon the occurrence of

    - a default in the payment of principal of, premium, if any, or interest on the bonds or under the debt service reserve letter of credit and reimbursement agreement, the power purchase agreement letter of credit and reimbursement agreement or the working capital agreement,

    - any event of default,

    - any default by an acceptable credit provider in respect of its obligations under its acceptable credit support, or

    - our failure to provide, within five business days, acceptable credit support in respect of our obligations to repay advances upon the failure of the acceptable credit provider to meet the requirements of the definition thereof. Any amounts so repaid will be allocated to and deposited in the project accounts, other than the construction account and the distribution accounts, to which the repayment is required to be made as directed by us in an officer's certificate.

CONSTRUCTION ACCOUNT

    On the date of original issuance of the bonds, the net proceeds of the sale of the bonds received by us were transferred to the collateral agent for deposit in the construction account.

    On the date of original issuance of the bonds, upon receipt by the collateral agent of a complete and properly executed requisition signed by us, the contents of which will be confirmed by the independent engineer, the collateral agent will apply the amounts in the construction account to the payment, or reimbursement, to the extent the same have been paid or satisfied by us, of project costs. Each requisition, except for any requisition with respect to the initial drawing on the date of original issuance of the bonds, will be submitted to the collateral agent no less than three business days in advance of the drawing date and will include the following:

    (i) a certification that the proceeds thereof will be used solely to pay project costs in accordance with the indenture;

    (ii) a certification that work performed to date has been satisfactorily performed in a good and workmanlike manner and according to the construction agreement;

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    (iii) a statement that undisbursed funds in the construction account, together with funds available under the equity subscription agreement and other available sources of funds, are reasonably expected to be sufficient to complete our facility according to the construction agreement by June 30, 2003;

    (iv) a statement that no default or event of default under the indenture, the debt service reserve letter of credit and reimbursement agreement, the power purchase agreement letter of credit and reimbursement agreement or the working capital agreement has occurred and is continuing;

    (v) a statement that all proceeds of prior requisitions have been expended or applied under the provisions of the financing documents and that the items for which amounts are requested in the subject requisition have not been the basis for a previous requisition;

    (vi) a certification that required insurance, material governmental approvals and necessary project contracts are in full force and effect; and

    (vii) a certification that specified representations set forth in the indenture are true and correct in all material respects.

    If we cannot satisfy the requirements of clauses (i) or (v) of the preceding paragraph, the collateral agent will not release funds from the construction account in respect of the requisition until the clauses are satisfied. If we cannot satisfy clauses (ii), (iii), (iv), (vi) or (vii) of the preceding paragraph, but the collateral agent receives a requisition signed by us, the contents of which will be confirmed by the independent engineer, (a) specifying and identifying the failure, and the causes for the failure, to satisfy the requirements of clauses (ii), (iii), (iv), (vi) or (vii) of the preceding paragraph and (b) certifying that (1) the requirements of clauses (i) and
(v) of the preceding paragraph are satisfied, (2) there exists no bankruptcy event in respect of us, AES URC or AES Red Oak, Inc. and (3) each of the construction agreement, the operations agreement, the power purchase agreement, required insurance policies and material governmental approvals needed for construction of our facility is in full force and effect, then the collateral agent will disburse funds in accordance with the requisition. Within fifteen
(15) days of receipt of such requisition, the collateral agent will give notice to the senior parties describing the failure and specifying that, unless the required senior parties give notice to the collateral agent of their objection to payment of further requisitions containing any such specified failures, the collateral agent will continue to make payment of such requisitions from available funds in the construction account, unless the collateral agent has received, by the second business day prior to the time of payment of such requisition, notice of objection from the required senior parties.

    Notwithstanding the foregoing, the collateral agent will not release funds from the construction account in respect of a requisition if a Trigger Event will have occurred and be continuing until the collateral agent determines that such Trigger Event is no longer continuing or the required senior parties give instructions to the collateral agent as to application of funds.

PREPAYMENT OF CONSTRUCTION AGREEMENT

    We have the right to prepay the fixed-price of the construction agreement by requisitioning a portion of the proceeds of the sale of the bonds to pay a discounted fixed-price amount reduced by payments previously made according to the schedule of payments described in the construction agreement. As a condition to the construction agreement prepayment, Raytheon Engineers will be required to provide us with one or more letters of credit meeting certain criteria set forth in the financing documents. The amount available to be drawn under such letters of credit will be reduced from time to time upon submission of a requisition by us specifying, among other things, that the applicable portions of work required to be completed under the construction agreement have been completed in accordance with such contract. The collateral agent will be entitled to draw on such letters of credit upon the occurrence of certain events, including, but not limited to, a default by Raytheon Engineers or a Trigger Event under the financing documents.

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PAYMENTS ON COMMERCIAL OPERATION DATE

    Not later than 10 days after receipt by the collateral agent of our commercial operation certificate, the contents of which will be confirmed in writing by the independent engineer, certifying, among other things, that (i) all conditions to the commencement of commercial operation under the power purchase agreement have been satisfied, (ii) the power purchase agreement letter of credit has been reduced in accordance with the power purchase agreement,
(iii) all permits then required have been obtained and (iv) no default or event of default is continuing, the collateral agent will, after retaining in the construction account the amount, if any, specified by us as necessary to pay project costs which are not then due and payable, transfer all remaining funds in the construction account, plus the base equity contribution, to the extent not already made, and to the extent necessary any other amounts available under the equity subscription agreement to fund items first through fifth below, by wire transfer to the following accounts and recipients in the following order of priority:

    FIRST, to the operating and maintenance account, an amount, to the extent available, as specified by us but in any event, no less than one-month's non-fuel operating and maintenance costs to the working capital provider an amount equal to principal and interest on any working capital loans made prior to commercial operation date;

    SECOND, to the bond payment account, an amount, to the extent available, as specified by us for funding of the interest payment subaccount and principal payment subaccount;

    THIRD, to the debt service reserve account, an amount, to the extent available, equal to the debt service reserve account required balance to the extent not already funded or provided through a debt service reserve letter of credit;

    FOURTH, if applicable, to the power purchase agreement letter of credit provider, an amount, to the extent available, equal to the principal of and interest on any power purchase agreement letter of credit loans outstanding on the commercial operation date;

    FIFTH, to the major maintenance reserve account, an amount, to the extent available, as specified by us equal to any initial deposit required therein; and

    SIXTH, to the revenue account, any remaining amounts.

PAYMENTS DURING OPERATING PERIOD

    After the transfer specified in the above paragraphs regarding payments on the commercial operation date and upon receipt by the collateral agent of, not less than three business days prior to the date of the proposed transfer, our officer's certificate detailing the amounts to be paid, the collateral agent will transfer all remaining funds in the revenue account by wire transfer in the following order of priority:

    FIRST, (i) as and when required, to the working capital agent, an amount certified by us as the amount, if any, then payable in respect of principal of or interest on loans, and in respect of commitment fees, under the working capital agreement; and (ii) as and when requested, to the operating and maintenance account, the amount certified by us as necessary for payment of operating and maintenance costs;

    SECOND, on a monthly basis, (i) to the trustee and the collateral agent, any amounts certified by us as the amounts then due and payable in respect of trustee claims and collateral agent claims, respectively; (ii) to any debt service reserve letter of credit provider, any amounts certified by us as the amounts then due and payable in respect of debt service reserve letter of credit provider claims; (iii) to any power purchase agreement letter of credit provider, any amounts certified by us as the amounts then due and payable in respect of power purchase agreement provider claims; and (iv) to the working capital agent, any amounts certified by us as the amounts then due and payable in respect of working

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capital agent claims; however, if funds in the revenue account are insufficient on any date to make the payments specified in this paragraph SECOND, distribution of funds will be made ratably based on the amount owing to the specified recipients;

    THIRD, on a monthly basis, (i) to the trustee, for deposit in the interest payment subaccount, an amount equal to one-third of the interest becoming due on the bonds on the next succeeding bond payment date; (ii) to the debt service reserve letter of credit reimbursement fund, (a) an amount equal to one-third of the interest becoming due on any debt service reserve letter of credit loan on the next succeeding bond payment date, plus one-third of any fees becoming due under the debt service reserve letter of credit and reimbursement agreement on the next succeeding bond payment date, (b) an amount equal to one-third of the interest becoming due on any debt service reserve bond on the next succeeding bond payment date and (c) an amount equal to one-third of the interest becoming due on any debt service reserve letter of credit term loan on the next succeeding bond payment date; and (iii) to the power purchase agreement letter of credit reimbursement fund, an amount equal to one-third of the interest becoming due on any power purchase agreement letter of credit loan on the next succeeding bond payment date, plus one-third of any fees becoming due under the power purchase agreement letter of credit and reimbursement agreement on the next succeeding bond payment date; however, if funds in the revenue account are insufficient on any date to make the payments specified in this paragraph THIRD, distribution of funds will be made ratably to the specified recipients;

    FOURTH, on a monthly basis, (i) to the trustee, for deposit in the principal payment subaccount, an amount equal to one-third of the principal becoming due on the bonds on the next succeeding bond payment date; (ii) to the debt service reserve letter of credit reimbursement fund, (a) an amount equal to one-third of the principal becoming due on any debt service reserve bond on the next succeeding bond payment date, and (b) an amount equal to one-third of the principal becoming due on any debt service reserve letter of credit term loan on the next bond payment date; and (iii) to the power purchase agreement letter of credit reimbursement fund, an amount equal to one-third of the principal becoming due on any power purchase agreement letter of credit loan on the next succeeding bond payment date; however, if funds in the revenue account are insufficient on any date to make the payments specified in this paragraph FOURTH, distribution of funds will be made ratably based on the amount owing to the specified recipients;

    FIFTH, on a monthly basis, first, to the debt service reserve provider, an amount equal to the outstanding principal amount of any debt service reserve letter of credit loans that have not been converted to debt service reserve term loans or debt service reserve bonds, and second, to the collateral agent for deposit in the debt service reserve account, an amount necessary to fund the debt service reserve account up to the debt service reserve account required balance, taking into account any amounts remaining available to be drawn under the debt service reserve letter of credit; however, if amounts available for drawing under the debt service reserve letter of credit are not being reinstated to the full extent of payments made to the debt service reserve provider and funds in the revenue account are insufficient on any date to make the payments specified in this paragraph FIFTH, distribution of funds will be made ratably to the specified recipients;

    SIXTH, on a monthly basis, to the major maintenance reserve account, amounts necessary to cause the balance thereof to be equal to the minimum balance required at such time under the annual budget;

    SEVENTH, on a monthly basis, to us for payment by us to Williams Energy, the amount, if any, certified by us as required to make any non-dispatch payments, as defined in the power purchase agreement, to Williams Energy under the power purchase agreement;

    EIGHTH, on a monthly basis, to the fuel conversion payment volume rebate account, an amount equal to one-twelfth of the amount specified by us that would be owed to Williams Energy at the end of the then current fiscal year under the power purchase agreement;

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    NINTH, on a monthly basis, if any third-party subordinated debt is outstanding, to the subordinated debt account, (x) an amount equal to one-third or one-sixth (depending on the interest payment schedule of the debt) of the interest becoming due on the third-party subordinated debt on the next succeeding interest payment date for the debt, PLUS (y) one-third or one-sixth, depending on the amortization schedule of the debt, of the principal becoming due on the third-party subordinated debt on the next applicable principal payment date;

    TENTH, on a monthly basis, to Raytheon Engineers, an amount equal to any subordinated bonuses payable to Raytheon Engineers under the construction agreement; and

    ELEVENTH, on a monthly basis, to the distribution account, any remaining amounts for payment of distributions to holders of ownership interests, including any payment in respect of principal or interest then due on affiliate subordinated debt so long as the distribution conditions described in the collateral agency agreement are satisfied.

    When making the transfers specified above, each transfer will be adjusted as necessary, taking into account investment gains or losses in such project account or indenture account and further adjusting the transfers by the amount of any prior over-fundings or any prior shortfalls in such project account or indenture account, to ensure that the aggregate amounts so transferred to the project accounts or indenture accounts are sufficient to pay the amount due and payable from the project accounts and indenture accounts on the applicable payment date.

DEBT SERVICE RESERVE ACCOUNT

    After its issuance in accordance with the provisions of the debt service reserve letter of credit and reimbursement agreement, the collateral agent will hold the debt service reserve letter of credit as security agent for the trustee and the debt service reserve letter of credit provider to the extent of its interest therein. Upon the occurrence of the earlier of the commercial operation date or the guaranteed provisional acceptance date, the debt service reserve account will be funded, if necessary, from monies available in the construction account for that purpose in an amount up to the debt service reserve account required balance. Subsequent to the commercial operation date, the debt service reserve account will be funded, if necessary, from monies transferred from the revenue account. When determining (i) the amount, if any, required to be deposited into the debt service reserve account from time to time or
(ii) whether the debt service reserve account has deposited therein the debt service reserve account required balance, amounts on deposit in the debt service reserve account will be aggregated with the amount available to be drawn under the debt service reserve letter of credit.

    When there are insufficient monies in the bond payment account on any bond payment date to pay the interest or principal then due on the bonds, the collateral agent will, upon receipt prior to such bond payment date of our officer's certificate in the following order of priority: FIRST, withdraw monies on deposit in the debt service reserve account; and SECOND, draw on the debt service reserve letter of credit in accordance with the terms and provisions thereof up to the amount available for the purpose thereunder, in each case, to the extent necessary to make the interest or principal payment on the bonds and transfer the monies to the trustee for deposit in the bond payment account for application against the payment.

    If the collateral agent receives a written notice from us stating that there has been a reduction in the long-term debt rating of the debt service reserve letter of credit provider below the required rating, or if a responsible officer of the collateral agent otherwise becomes aware of the reduction, and the debt service reserve letter of credit has not been replaced within the time period specified therefor, the collateral agent will draw on the debt service reserve letter of credit in the amount necessary to fund the debt service reserve account up to the debt service reserve account required balance, as certified in our officer's certificate delivered to the collateral agent, calculated without aggregating the amount available to be drawn under the debt service reserve letter of credit but taking into account amounts

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then on deposit in or credited to the debt service reserve account, whereupon the collateral agent will deposit the proceeds of the drawing in the debt service reserve account.

    If the collateral agent receives a notice from the debt service reserve letter of credit provider stating that the debt service reserve letter of credit provider will terminate the debt service reserve letter of credit on the date specified in the notice, the collateral agent will, within three business days of receipt of the notice, draw on the debt service reserve letter of credit in an amount equal to the amount necessary to fund the debt service reserve account up to the debt service reserve account required balance, calculated without aggregating therewith the amount available to be drawn under the debt service reserve letter of credit but taking into account amounts then on deposit in or credited to the debt service reserve account, whereupon the collateral agent will deposit the proceeds of the drawing in the debt service reserve account and the debt service reserve letter of credit will automatically terminate.

    If a Trigger Event has occurred and is continuing and the collateral agent has received the written request of the required senior parties contained in senior party certificates and such notice has not been rescinded, then the collateral agent, upon receipt of our officer's certificate setting forth the debt service reserve account required balance, will draw on the debt service reserve letter of credit in an amount equal to the amount necessary to fund the debt service reserve account up to the debt service required balance, calculated without aggregating therewith the amount available to be drawn under the debt service reserve letter of credit, whereupon the collateral agent will distribute the proceeds of the drawing, together with other amounts available in the debt service reserve account, to the trustee, and the debt service reserve letter of credit will thereupon automatically terminate.

    If, subsequent to the commercial operation date, monies transferred to the debt service reserve letter of credit provider under clause third under "Payments During Operating Period" above are insufficient to repay the interest on any debt service reserve letter of credit loans due or becoming due on the first day of such month, the collateral agent, upon receipt of a certificate of an authorized officer of the debt service reserve letter of credit provider notifying the collateral agent of the existence, and describing the amount, of the shortfall, within two business days of receipt of the certificate will draw on the debt service reserve letter of credit in an amount equal to the amount of the shortfall and transfer the amount to the debt service reserve letter of credit provider in payment, in whole or part, of the interest on the debt service reserve letter of credit loans. Notwithstanding the preceding, in no event will any draw on the debt service reserve letter of credit described in this paragraph individually or in the aggregate with all other draws, less any draws previously reimbursed, exceed six months of interest on the maximum stated amount of the debt service reserve letter of credit.

    Unless the debt service reserve letter of credit is not extended or replaced or unless there has been a debt service reserve letter of credit event of default as described under "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Debt Service Reserve Letter of Credit and Reimbursement Agreement," amounts available for drawing under the debt service reserve letter of credit will be reinstated immediately to the extent of any reimbursement of principal of debt service reserve letter of credit loans, but not debt service reserve bonds or debt service reserve letter of credit term loans.

    If we and the debt service reserve letter of credit provider will agree to issue or reinstate the debt service reserve letter of credit in an amount that, when aggregated with cash on deposit in the debt service reserve account would exceed the debt service reserve account required balance, the amount of such excess being referred to hereinafter as the "excess amount", the collateral agent will, within two business days of receipt by the collateral agent of
(i) such reissued or reinstated debt service reserve letter of credit, and
(ii) our officer's certificate, transfer an amount equal to the excess amount to the revenue account for application in accordance with the applicable provisions of the collateral agency agreement so long as the amount of the debt service reserve letter of credit may not exceed the debt service reserve account required balance.

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MAJOR MAINTENANCE RESERVE ACCOUNT

    The major maintenance reserve account will be funded on a monthly basis for amounts necessary to cause the balance of the account to be equal to the minimum balance required at the time under the annual budget. We will specify funding of the major maintenance reserve account in light of the annual budget and will take into account expected costs of major maintenance, including costs under the maintenance services agreement not included as an operating and maintenance cost and major maintenance intervals.

    When the collateral agent receives an officer's certificate from our company detailing the amounts to be paid for major maintenance, the collateral agent will transfer funds in the major maintenance reserve account to us or to whomever we indicate should receive the payment for the payment of major maintenance costs and expenses of our facility that are not otherwise paid as operating and maintenance costs. If amounts in the revenue account and the debt service reserve account, including amounts available under a debt service reserve letter of credit, are insufficient to pay operating and maintenance expenses and debt service on all financing liabilities in items FIRST through FOURTH above under "Payments During Operating Period," we may, through the delivery of an appropriate officer's certificate, direct the collateral agent to apply funds in the major maintenance reserve account to the payment of operating and maintenance expenses and debt service.

DISTRIBUTION ACCOUNT

    The distribution account will be funded from funds transferred from the revenue account in accordance with the collateral agency agreement. On any date on which the conditions described below are satisfied, funds on deposit in or credited to the distribution account may be distributed to, or as directed by, us for the payment of affiliate subordinated debt, the making of distributions to the holders of ownership interests in us or any other lawful purpose, upon receipt by the collateral agent of our officer's certificate requesting a distribution and certifying that:

    (a) all of our project accounts and the bond payment account are funded to their required levels;

    (b) no (i) default or event of default under the indenture, (ii) default or event of default under the debt service reserve letter of credit and reimbursement agreement, (iii) default or event of default under the power purchase agreement letter of credit and reimbursement agreement or (iv) default under the working capital agreement has occurred and is continuing;

    (c) the commercial operation date has occurred and at least one complete fiscal quarter thereafter has elapsed;

    (d) if the requested distribution is to be made during the power purchase agreement term, (i) the senior debt service coverage ratio for the preceding four fiscal quarters (or, with respect to any date prior to the first anniversary of the commercial operation date, for the number of complete fiscal quarters since the commercial operation date) measured as one period, is greater than or equal to 1.2 to 1 and (ii) based on projections prepared by us on a reasonable basis, the projected senior debt service coverage ratio for the succeeding four fiscal quarters (including the quarter in which the distribution is to be made) (or, with respect to any date within the 12-month period prior to the end of the power purchase agreement term, the number of complete fiscal quarters, if any, until the end of the power purchase agreement term) is projected to be greater than or equal to 1.2 to 1; and

    (e) if the requested distribution is to be made during the post-power purchase agreement period, (i) the senior debt service coverage ratio for the preceding four fiscal quarters (or, with respect to any date within the first 12 months of the post-power purchase agreement period, the number of complete fiscal quarters, if any, since the start of the post-power purchase agreement period) measured as one period, is greater than or equal to 1.70 to 1.0 (or 1.2 to 1.0 with respect to the period occurring prior to the end of the power purchase agreement term) and (ii) based on projections prepared by us on a

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reasonable basis, the projected senior debt service coverage ratio for the succeeding eight fiscal quarters (including the fiscal quarter in which such distribution is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for the bonds, the number of complete fiscal quarters, if any, until the final maturity date for the bonds, in each case measured as one period, is projected to be greater than or equal to 1.70 to 1 (or 1.2 to 1 with respect to such period occurring prior to the end of the power purchase agreement term), each as certified by an authorized officer; however,

    - if distributions are blocked because we fail to satisfy the conditions of clause (e)(ii) above, then in lieu of the coverage ratio test set forth in such clause, the projected senior debt service coverage ratio through the final maturity date for the bonds, measured as one period, will be 1.70 to 1 in order to satisfy clause (e)(ii) in respect of amounts then on deposit in the distribution account;

    - for purposes of calculating the projected senior debt service coverage ratios in clause (e)(ii) above, we will use (1) for electricity prices, either (x) the electricity prices forecasted in the most recent independent forecast furnished to the trustee, in each case, during the relevant period of calculation, or (y) if and to the extent that electricity sales during the relevant period of calculation are made under one or more power sales agreements at prices other than prices which are by their terms market prices, the electricity prices under such power sales agreements and (2) for gas prices, either (x) the gas prices forecasted in the most recent independent forecast furnished to the trustee, in each case, during the relevant period of calculation, or
      (y) if and to the extent that gas purchases during the relevant period of calculation are made under one or more gas purchase agreements at prices other than prices which are by their terms market prices, the gas prices under the gas purchase agreements;

    - if, and to the extent that, (1) at least 75% of our facility capacity is subject to one or more power sales agreements on terms (other than pricing) substantially similar to the power purchase agreement, but excluding the provision for gas to be supplied for fuel conversion services by Williams Energy, or on commercially reasonable terms (other than pricing) typical of power sales agreements entered into at the time for the same term, in each case with a term of not less than one year during the relevant period of calculation, and (2) at least 75% of the gas supply for our facility is subject to one or more gas supply agreements on commercially reasonable terms (other than pricing) typical of gas supply agreements entered into at the time for the same term, in each case with a term of not less than one year during the relevant period of calculation, compliance with such requirements to be certified by us, then clause
      (e) above will be deemed satisfied, if the senior debt service coverage ratio and the projected senior debt service coverage ratio referred to in clause (e) are each equal to or greater than 1.30 to 1 for the portions of the time periods referred to in the clause (e) in which the agreements were or are to be in effect, as certified by us; and

    - if amounts on deposit in or credited to the revenue account are insufficient to make the transfers described in priorities FIRST through EIGHTH above under "Payments During Operating Period," amounts on deposit in or credited to the distribution account will, in the case of amounts necessary to make the transfers specified in priorities FIRST through SIXTH, and may at our option, in the case of amounts necessary to make the transfers specified in priorities SEVENTH through EIGHTH, be transferred to the revenue account to the extent necessary and applied in accordance with the collateral agency agreement.

RESTORATION ACCOUNT

    All casualty proceeds and eminent domain proceeds will be deposited into the restoration account. Subject to the provisions described below, the collateral agent will apply the amounts in the restoration

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account to the payment, or reimbursement to the extent the same have been paid or satisfied by us, of the costs of rebuilding, repair and restoration of our facility or any part thereof that has been affected by an event of loss or an event of eminent domain.

    The collateral agent is authorized to disburse from the restoration account the amount required to be paid for the repair or replacement of our facility or any part thereof as specified in the preceding paragraph. The collateral agent is authorized and directed to issue its checks or transfer funds electronically for each disbursement from the restoration account, upon receipt of a restoration certificate signed by our authorized representative, and approved by the independent engineer. No approval of the independent engineer, however, will be required if less than $5,000,000 is requested under the requisition or requisitions in any one fiscal year. The collateral agent will be entitled to rely on all certifications and statements in the restoration certificate. The collateral agent will keep and maintain adequate records pertaining to the restoration account and all disbursements therefrom and will file an accounting thereof with us and the independent engineer within three months following the last business day of each fiscal year.

    If an event of loss or an event of eminent domain will occur with respect to any collateral, we will (i) diligently pursue all its rights to compensation against any person with respect to such event of loss or event of eminent domain, (ii) use our reasonable judgment to compromise or settle any claim against any person with respect to such event of loss or event of eminent domain and (iii) hold all amounts of casualty proceeds or eminent domain proceeds (including instruments) received in respect of any event of loss or event of eminent domain (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising or settling any claims) in trust for the benefit of the collateral agent segregated from other funds of ours and will promptly transfer to the collateral agent for deposit in the restoration account such casualty proceeds or eminent domain proceeds.

    If either an event of loss or an event of eminent domain occurs, as soon as reasonably practicable but no later than the date of receipt by us or the collateral agent of eminent domain proceeds or casualty proceeds, as the case may be, we will make a reasonable good faith determination as to whether
(i) our facility or any portion can be rebuilt, repaired or restored to permit operation of our facility or a portion on a commercially feasible basis and (ii) the casualty proceeds or the eminent domain proceeds, as the case may be, together with any other amounts that are available to us for the rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of our facility or a portion thereof, including the making of all required payments of interest and principal on our indebtedness during such rebuilding, repair or restoration. Our determination will be evidenced by a certificate as to redemption filed with the collateral agent which, if we determine that our facility or a portion thereof can be rebuilt, repaired or restored to permit operation thereof on a commercially feasible basis and that the casualty proceeds or the eminent domain proceeds, as the case may be, together with any other amounts that are available to us for such rebuilding, repair or restoration, are sufficient, will also describe a reasonable good faith estimate by us of the total cost of such rebuilding, repair or restoration. We will deliver to the collateral agent at the time it delivers the certificate as to redemption a certificate of the independent engineer, dated the date of the certificate as to redemption, stating that, based upon reasonable investigation and review of the determination made by us, the independent engineer believes the determination and the estimate of the total cost described in the certificate as to redemption to be reasonable.

    If, following an event of loss or event of eminent domain, the determination is made that our facility cannot be rebuilt, repaired or restored to permit operation on a commercially feasible basis or that the casualty proceeds or the eminent domain proceeds, together with any other amounts that are available to us for the rebuilding, repair or restoration, are not sufficient to permit the rebuilding, repair or restoration, all of the casualty proceeds or the eminent domain proceeds, as the case may be, will be distributed as provided below.

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    If, following an event of loss or event of eminent domain, the determination is made that the entire facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the casualty proceeds or the eminent domain proceeds, together with any other amounts that are available to us for the rebuilding, repair or restoration, are sufficient to permit the rebuilding, repair or restoration, all of the casualty proceeds or the eminent domain proceeds, as the case may be, together with the other amounts as are available to us for the rebuilding, repair or restoration, will be deposited in the restoration account and applied as provided below.

    If, following an event of loss or event of eminent domain, the determination is made that a portion of our facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the casualty proceeds or the eminent domain proceeds, together with any other amounts that are available to us for the rebuilding, repair or restoration, are sufficient to permit the rebuilding, repair or restoration, (i) an amount equal to the estimate of the total cost of the rebuilding, repair or restoration described in the certificate as to redemption filed with the collateral agent will be deposited in the restoration account and applied as provided below, and
(ii) the amount, if any, by which all of the casualty proceeds or the eminent domain proceeds, as the case may be, exceed the estimate of the total cost will be distributed as provided below.

    If we receive casualty proceeds or eminent domain proceeds, as the case may be, from an event of loss or an event of eminent domain that do not exceed in the aggregate $5,000,000 during any fiscal year, we will not have to make the good faith determination referred to above and the casualty proceeds or the eminent domain proceeds, as the case may be, will be deposited in the restoration account and applied for the rebuilding, repair or restoration of our facility without any approval of the independent engineer.

APPLICATION OF CASUALTY AND EMINENT DOMAIN PROCEEDS AND CONTRACTOR PERFORMANCE LIQUIDATED DAMAGE AMOUNTS

    If the determination is made that all or a portion of our facility is incapable of being rebuilt, repaired or restored to permit operation on a commercially feasible basis, all casualty proceeds or eminent domain proceeds received by the collateral agent and not deposited in the restoration account will be distributed by the collateral agent within five business days of receipt in the following order of priorities:

    FIRST, to the collateral agent, the working capital agent, the debt service reserve letter of credit provider, the power purchase agreement letter of credit provider and the trustee, ratably, in an amount equal to the amounts owed in respect of the collateral agent claims, the working capital agent claims, the power purchase agreement provider claims, the debt service reserve letter of credit provider claims and the trustee claims, respectively, due and payable as of the date of the distribution;

    SECOND, to the senior parties, ratably, an amount equal to the unpaid amount of all financing liabilities owed to the senior parties, including the amount required to be applied to a mandatory redemption of the bonds under the indenture;

    THIRD, to the subordinated debt providers, ratably, an amount equal to the unpaid amount owed to the subordinated debt providers by us under any subordinated loan agreement; and

    FOURTH, to us or our successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds.

    At the time the collateral agent is to make a distribution under clause SECOND in the immediately preceding paragraph, the collateral agent will deposit, with the same priority as the distribution, ratably into the debt service reserve letter of credit reimbursement fund and the power purchase agreement letter of credit reimbursement fund, as applicable, maintained by the collateral agent, an amount (in the case of the debt service reserve letter of credit reimbursement fund) up to the amount equal to the

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maximum amount available to be drawn under the debt service reserve letter of credit, taking into account, without duplication, in the case of the debt service reserve letter of credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the debt service reserve account required balance, and not represented by a debt service reserve letter of credit loan, debt service reserve letter of credit term loan or debt service reserve bond, an amount (in the case of the power purchase agreement letter of credit reimbursement fund) up to the amount available to be drawn under any power purchase agreement letter of credit, and not represented by a power purchase agreement letter of credit loan; however, if funds available are insufficient to make all payments required under clause SECOND of the preceding paragraph and the required deposits provided for in this sentence, distribution of funds will be made ratably to the specified recipients. The collateral agent will hold the funds in the separate funds until receipt of a written notice or notices from the debt service reserve letter of credit provider and/or the power purchase agreement letter of credit provider, as the case may be, which notice or notices will be contemporaneously delivered by the debt service reserve letter of credit provider and/or the power purchase agreement letter of credit provider to the other senior parties, to the effect that either (i) a drawing has been made on its letter of credit or (ii) its letter of credit has expired or terminated without a drawing being made. Upon receipt of a notice or notices specified in clause (i) of the preceding sentence, the collateral agent will distribute to the debt service reserve letter of credit provider and/or the power purchase agreement letter of credit provider, as the case may be, that proportionate share of the amount in the relevant separate fund referred to above, equal to the drawing's proportionate share of the letter of credit collateralized by the fund. Upon receipt of a notice or notices specified in clause (ii) of the second preceding sentence, the collateral agent will distribute from the relevant separate account, in accordance with clauses SECOND, THIRD and FOURTH above and without regard to this paragraph, to the appropriate persons an amount equal to the amount in the separate fund.

    All amounts received by us from Raytheon Engineers in respect of performance liquidated damages under the construction agreement will be deposited into a separate account maintained by the depositary bank on behalf of the collateral agent.

    As soon as reasonably practicable following our receipt or the collateral agent's receipt of performance liquidated damage amounts received by us from Raytheon Engineers, we will make a reasonable good faith determination as to whether (i) it is technically feasible to modify, repair or replace that portion of our facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers under the construction agreement to pay performance liquidated damage amounts,
(ii) the performance liquidated damage amounts received by us from Raytheon Engineers, together with any other amounts that are available to us for the modification, repair or replacement, are sufficient to permit the modification, repair or replacement, including the making of all required payments of interest and principal on our indebtedness during the modification, repair or replacement, (iii) the projected average senior debt service coverage ratio, after giving effect to the modification, repair or replacement and the application of the performance liquidated damage amounts received by us from Raytheon Engineers to accomplish the same, during the power purchase agreement term (taken as one period) and the post-power purchase agreement period (taken as one period) is equal to or greater than the projected average senior debt service coverage ratio described in the base case projections for each period described in this prospectus and (iv) the projected minimum senior debt service coverage ratio, after giving effect to such modification, repair or replacement and the application of the performance liquidated damage amounts received by us from Raytheon Engineers to accomplish the same, during the power purchase agreement term and the post-power purchase agreement period, is equal to or greater than the projected minimum senior debt service coverage ratio for each period described in the base case projections described in this prospectus.

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    If the requisite officer's certificate is delivered, the collateral agent is authorized to disburse from the separate account the amount required to be paid for the modification, repair or replacement of that portion of our facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers and contractors under the construction agreement to pay performance liquidated damage amounts.

    Upon receipt of an officer's certificate, confirmed by the independent engineer, certifying that all modifications, repairs or replacements of that portion of our facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of Raytheon Engineers under the construction agreement to pay performance liquidated damage amounts received have been completed, the collateral agent will transfer all funds remaining in such separate account FIRST, to the revenue account and to the accounts as are specified in the collateral agency agreement and SECOND, to us or to whomsoever we in writing direct.

    If we cannot provide the officer's certificate to permit the application of performance liquidated damage amounts received by us from Raytheon Engineers toward the modification, repair or replacement of that portion of our facility or the independent engineer fails to confirm the officer's certificate, the collateral agent will distribute all performance liquidated damage amounts received by us from Raytheon Engineers ratably, based on the amount owing to the specified recipient to (i) the trustee in respect of the amount of the bonds then outstanding for redemption of bonds in accordance with the indenture,
(ii) the debt service reserve letter of credit provider in respect of the outstanding amount of debt service reserve loans and (iii) the power purchase agreement letter of credit provider in respect of the outstanding amount of any power purchase agreement letter of credit loans.

    At the time the collateral agent is to make a distribution under the immediately preceding paragraph, the collateral agent will deposit into two separate trust accounts to be maintained by the collateral agent, the first to contain an amount up to the amount available to be drawn under the debt service reserve letter of credit, taking into account, without duplication, in the case of the debt service reserve letter of credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the debt service reserve account required balance, and not represented by a debt service reserve letter of credit loan, a debt service reserve term loan or debt service reserve bond, and the second to contain an amount up to the amount available to be drawn under any power purchase agreement letter of credit, and not represented by a power purchase agreement letter of credit loan; however, if funds available are insufficient to make all payments required under clause SECOND of the first paragraph of this section entitled "Application of Casualty and Eminent Domain Proceeds and Contractor Performance Liquidated Damage Amounts" and the required deposits provided for in this sentence, distribution of funds will be made ratably to the specified recipients. The collateral agent will hold the funds in such separate account until receipt of a written notice or notices from the debt service reserve letter of credit provider and/or the power purchase agreement letter of credit provider, as the case may be, which notice or notices will be contemporaneously delivered by the debt service reserve letter of credit provider and/or the power purchase agreement letter of credit provider to the other senior parties, to the effect that either (i) a drawing has been made on the letter of credit or (ii) the letter of credit has expired or terminated without a drawing being made thereunder. Upon receipt of a notice or notices specified in clause (i) in the preceding sentence, the collateral agent will distribute to the debt service reserve letter of credit provider and/or power purchase agreement letter of credit provider, as the case may be, that proportionate share of the amount in the relevant separate account referred to above, equal to such drawing's proportionate share of the letter of credit collateralized by the account. Upon receipt of a notice or notices specified in clause (ii) in the second preceding sentence, the collateral agent will distribute from the relevant separate account to the appropriate persons an amount equal to the amount in the separate account.

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EXERCISE OF RIGHTS UNDER SECURITY DOCUMENTS

    The collateral agency agreement provides, among other things, that:

    - if a Trigger Event has occurred and is continuing, and only in such event, upon the written request of the required senior parties contained in senior party certificates, the collateral agent, on behalf of the trustee, the debt service reserve letter of credit provider, the power purchase agreement letter of credit provider, the working capital agent and any other senior party that is a party to the collateral agency agreement, will be permitted to take any and all actions and to exercise any and all rights, remedies and options which it may have under the security documents or the collateral agency agreement; however, if the underlying event which caused the Trigger Event is a bankruptcy event in respect of us of which the collateral agent has received written notice, no written request of the required senior parties will be required in order to permit the collateral agent following the Trigger Event to take any and all actions and to exercise any and all rights, remedies and options which it may have under the security documents or the collateral agency agreement. The foregoing will not restrict the right of any senior party to cause the acceleration of the senior debt held by the senior party or to terminate the debt service reserve letter of credit or power purchase agreement letter of credit, as the case may be, or to terminate the obligation of the banks to make loans under the working capital agreement, or in the case of the debt service reserve letter of credit provider, to terminate our ability to cause reinstatement of the debt service reserve letter of credit or to terminate the obligation of the banks to make working capital loans;

    - the senior parties will give each other and the collateral agent written notice of the occurrence of an event of default and of a Trigger Event as soon as practicable after the occurrence thereof;

    - the senior parties acknowledge and agree that all funds held by the trustee in accordance with Article 5 of the indenture are held for the benefit of the bondholders;

    - the senior parties acknowledge and agree that all funds held in the debt service reserve account by the collateral agent are held for the benefit of the trustee, on behalf of the bondholders, that all funds held in the debt service reserve letter of credit reimbursement fund are held for the benefit of the debt service reserve letter of credit provider and all funds held in the power purchase agreement letter of credit reimbursement fund are held for the benefit of the power purchase agreement letter of credit provider;

    - no senior party and no class or classes of senior parties will have any right (a) to direct the collateral agent to take any action in respect of the collateral other than in accordance with the collateral agency agreement or (b) to take any action with respect to the collateral
      (1) independently of the collateral agent or (2) other than to direct the collateral agent in writing to take action in accordance with the collateral agency agreement; and

    - the senior parties acknowledge and agree that if (a) there is an event of default under the indenture and the event of default is not caused directly or indirectly by a default or event of default under the power purchase agreement and (b) they direct the collateral agent to accelerate the bonds, the collateral agent, at the direction of the required senior parties, will be obligated to provide Williams Energy the opportunity for 90 days to purchase our facility for an amount equal to the greater of (x) the fair market value of our facility and (y) all financing liabilities due and owing to the senior parties and any subordinated debt provider, and if Williams Energy offers to purchase our facility for the amount within the period, the collateral agent will take actions as required to consummate the sale as directed by the required senior parties in senior party certificates.

    In giving directions and otherwise exercising rights under the security documents and the collateral agency agreement, the trustee will vote (or otherwise represent) that portion of the combined exposure

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represented by all bonds then outstanding according to the votes of a majority of the principal amount of bonds held by responding bondholders. The trustee will not make requests, give directions or vote on a proportional basis.

APPLICATION OF FORECLOSURE PROCEEDS

    Following the receipt of proceeds under the guaranty provided by The Williams Companies, Inc. as a result of a termination of the power purchase agreement or a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization by the collateral agent or by a senior party upon the collateral under the security documents will be distributed in the following order of priorities:

    FIRST, to the collateral agent, the trustee, the working capital agent, the debt service reserve letter of credit provider and the power purchase agreement letter of credit provider, ratably, in an amount equal to the amounts owed in respect of the collateral agent claims, the trustee claims, the working capital agent claims, the debt service reserve letter of credit provider claims and the power purchase agreement letter of credit provider claims, respectively, due and payable as of the date of such distribution;

    SECOND, to the senior parties, ratably, based on the amount owing to the specified recipients, an amount equal to the unpaid amount of all financing liabilities owed to or required to be deposited for the account of the senior parties by us;

    THIRD, to any subordinated debt providers, ratably, an amount equal to the unpaid obligations owed to or required to be deposited for the account of the subordinated debt providers by us under any subordinated loan agreement; and

    FOURTH, to us, or our successors or assigns, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses FIRST, SECOND and THIRD above.

SUBORDINATION PROVISIONS

    Any subordinated debt will be subordinate and subject in right of payment to the prior payment of all senior debt. Unless and until all senior debt, whether of principal of and interest and premium or prepayment or liquidation penalty on the senior debt and fees and expenses incurred with enforcement of the same, has been paid in full in cash, (i) no payment on account of any subordinated debt will be made to any subordinated debt provider by us or by the collateral agent or the depositary bank on behalf of us and (ii) no subordinated debt provider will ask, demand, sue for, take or receive from us by set-off or any other manner, or seek any other remedy allowed at law or in equity against us for breach of our obligations under any instrument representing subordinated debt.

    Upon any insolvency, bankruptcy or similar proceeding relating to us or our creditors, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or any other marshaling of our assets and liabilities, the senior parties will be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all senior debt, or provision will be made for such payment, before any subordinated debt provider will be entitled to receive any payment with respect to subordinated debt.

    Subject to the payment in full in cash of all senior debt, the subordinated debt providers will be subrogated to the rights of the senior parties to receive payments and distributions of cash, property and securities applicable to the senior debt until the subordinated debt will be paid in full in cash.

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THIRD-PARTY ENGINEER DISPUTE RESOLUTION

    The collateral agency agreement provides that if we and the independent engineer are in dispute in respect of a notice, plan, report or certificate and they are unable to resolve the dispute within seven days of the independent engineer expressing its disagreement with the notice, plan, report or certificate, a single independent third party engineer will be designated to consider and decide the issues raised by the dispute. For a more detailed description of the third-party engineer dispute resolution provisions set forth in the indenture, see "ROLE OF THE INDEPENDENT ENGINEER."

       DEBT SERVICE RESERVE LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

    Dresdner Bank AG, acting through its New York Branch, under a debt service reserve letter of credit and reimbursement agreement has agreed to provide the debt service reserve letter of credit for use by us in connection with our project. The financing documents require that the debt service reserve account be funded in an amount equal to the debt service reserve account required balance on or before the anticipated commercial operation date. Accordingly, on the date of original issuance of the bonds we entered into the debt service reserve letter of credit and reimbursement agreement in order to satisfy such obligation.

    The debt service reserve letter of credit issuing bank issued the debt service reserve letter of credit on the closing date, for our account in an amount up to $21.7 million to be held by the collateral agent to serve as a debt service reserve facility for our project.

    The collateral agent will have the right to make drawings on the debt service reserve letter of credit beginning on the earliest of:

        (i) the commercial operation date, and

        (ii) the guaranteed provisional acceptance date.

    The collateral agent may make drawings under the debt service reserve letter of credit upon the occurrence of the following events: (i) there being insufficient monies in the bond payment account on any interest payment date or principal payment date to pay interest or principal then due, after application of funds from the debt service reserve account; (ii) upon receipt of a notice from us that the long-term debt rating of Dresdner Bank, AG is less than the required rating and the debt service reserve letter of credit has not been replaced within the time period specified therein; (iii) if a Trigger Event under the collateral agency agreement will have occurred and be continuing and the collateral agent has received the written request of the required senior parties; (iv) upon receipt of a notice from the debt service reserve letter of credit provider that the debt service reserve letter of credit will not be extended or replaced by the close of business on the day 45 days prior to its stated expiration date; and (v) if, subsequent to the commercial operation date, funds transferred to the debt service reserve letter of credit provider from the revenue account are insufficient to repay the interest on any debt service reserve letter of credit loans. The collateral agent will apply the proceeds of each drawing: (a) in the case of clauses (i) and (v) of the preceding sentence, to payment of the relevant obligation and (b) in the case of clauses (ii),
(iii), and (iv) of the preceding sentence, to the debt service reserve account until there is deposited therein an aggregate amount equal to the debt service reserve account required balance.

    Subject to the conditions of drawing, the debt service reserve letter of credit will, unless extended, mature, expire or terminate on the earlier to occur of (i) seven years from the date of issuance of the debt service reserve letter of credit and (ii) the occurrence of a debt service reserve letter of credit event of default. The debt service reserve letter of credit, however, may not be terminated upon the occurrence of a debt service reserve letter of credit event of default without the debt service reserve letter of credit issuing bank first giving the collateral agent and the trustee written notice thereof at least 60 days prior to the termination during which period the collateral agent will be entitled to draw

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on the debt service reserve letter of credit as described above under
"Collateral Agency Agreement--Debt Service Reserve Account." The debt service reserve letter of credit provider will provide a copy of such written notice to us at the time the notice is given to the collateral agent and the trustee.

    We will have the right to terminate or reduce the debt service reserve letter of credit upon the receipt by the debt service reserve letter of credit provider of notice from the trustee consenting to the termination or reduction.

    The debt service reserve letter of credit is subject to renewal for additional periods of one or more years at the sole discretion of the debt service reserve letter of credit provider under the debt service reserve letter of credit and reimbursement agreement.

    The amount available for drawing under the debt service reserve letter of credit will be reduced upon (i) making draws thereunder, (ii) the reduction of the debt service reserve account required balance and (iii) certain deposits of cash in the debt service reserve account.

DEBT SERVICE RESERVE LETTER OF CREDIT LOANS

    Each drawing on the debt service reserve letter of credit will constitute the making by the debt service reserve letter of credit issuing bank of a loan to us. We will pay interest on the unpaid principal amount of each outstanding debt service reserve letter of credit loan from the date such debt service reserve letter of credit loan is made until such principal amount has been repaid in full at a rate PER ANNUM equal, at our option to either (i) the adjusted base rate plus the applicable margin, or (ii) the Eurodollar rate plus the applicable margin. The adjusted base rate will equal the higher of (i) the federal funds rate plus .50% and (ii) the rate of interest officially announced or published by the debt service reserve letter of credit provider as its "prime" or "reference" rate. The Eurodollar rate will be determined by reference to the offered rates that appear on Telerate page 3750 for deposits in dollars two London banking days prior to the date on which the rate is to become applicable to a debt service reserve letter of credit loan. The applicable margin will be based upon the ratings of the bonds and the long-term senior unsecured debt of the power purchase agreement guarantor. During an event of default, all amounts outstanding under the debt service reserve letter of credit and reimbursement agreement will accrue interest at 2% above the rate of interest otherwise applicable.

    Each debt service reserve letter of credit loan will be evidenced by a note in favor of the debt service reserve letter of credit provider. We will pay the interest on any debt service reserve letter of credit loan out of cash available in the revenue account at the same level in the flow of funds as interest on other senior debt and will repay the principal amount of any debt service reserve letter of credit loans out of cash available in the revenue account after payment of debt service on all senior debt, including debt service reserve bonds and debt service reserve term loans, other than principal of debt service reserve letter of credit loans. Each debt service reserve letter of credit loan will mature five years after the date such debt service reserve letter of credit loan is made.

    Unless the debt service reserve letter of credit is not extended or replaced or unless there has been a debt service reserve letter of credit event of default as described under "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Debt Service Reserve Letter of Credit and Reimbursement Agreement," amounts available for drawing under the debt service reserve letter of credit will be reinstated immediately to the extent of any reimbursement of principal of debt service reserve letter of credit loans, but not debt service reserve bonds or debt service reserve letter of credit term loans.

NON-RENEWAL OF DEBT SERVICE RESERVE LETTER OF CREDIT

    If the debt service reserve letter of credit is not extended or replaced at least 45 days prior to its termination date, or the credit rating of the debt service reserve letter of credit issuing bank is less than

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the required rating and we do not within 45 days replace the debt service reserve letter of credit with a letter of credit issued by a financial institution which meets the required rating, the collateral agent will draw on the debt service reserve letter of credit, creating a debt service letter of credit term loan, in an amount equal to the lesser of (i) the amount available to be drawn under the letter of credit and (ii) the positive difference between
(x) the debt service reserve account required balance and (y) amounts then on deposit in the debt service reserve account, and will deposit the drawing into the debt service reserve account. The debt service reserve letter of credit will then terminate. A debt service reserve letter of credit term loan will amortize under a "mortgage-style" amortization schedule and the maturity date of any debt service reserve letter of credit term loan will be 10 years after the date such loan is made. Interest on and principal of any debt service reserve letter of credit term loan will be paid, respectively, at the same levels as interest on and principal of the bonds.

CONVERSION INTO DEBT SERVICE RESERVE BONDS

    If by the date 30 months after the making of a debt service reserve letter of credit loan, we have failed to repay at least 50% of the original amount of such debt service reserve letter of credit loan, or if by the maturity date of such debt service reserve letter of credit loan we have failed to repay such debt service reserve letter of credit loan in full, then from and after the applicable date, such debt service reserve letter of credit loan may, at the option of the debt service reserve letter of credit provider, subject to the approval of the required debt service reserve letter of credit banks, be converted into a new security, a debt service reserve bond, having a principal amount equal to the remaining principal amount of the debt service reserve letter of credit loan so converted. Each debt service reserve bond will be amortized on the same amortization schedule as the Series B bonds and mature on the same maturity date as the Series B bonds. Interest on and principal of any debt service reserve bond will be paid, respectively, at the same levels as interest on and principal of the bonds.

COVENANTS

    Our covenants contained in the indenture will be incorporated by reference (with appropriate substitution of parties) in the debt service reserve letter of credit and reimbursement agreement as if described in full in the debt service reserve letter of credit and reimbursement agreement.

DEBT SERVICE RESERVE LETTER OF CREDIT EVENTS OF DEFAULT

    Each of the following will be an event of default under the debt service reserve letter of credit and reimbursement agreement: (i) any amount due under the debt service reserve letter of credit and reimbursement agreement or any debt service reserve letter of credit note is not paid in full within 15 days after the due date thereof; (ii) an event of default under the indenture has occurred and is continuing or (iii) an event of default under the power purchase agreement letter of credit and reimbursement agreement will occur and be continuing.

REMEDIES

    Upon the occurrence and during the continuation of a debt service reserve letter of credit event of default, at the request of the banks holding 66 2/3 percent or more of the sum of the drawings and principal amount of all debt service reserve letter of credit loans, debt service reserve letter of credit term loans and debt service reserve bonds and/or the debt service reserve letter of credit commitment, the debt service reserve letter of credit provider may
(i) after notice and the lapse of time as required in the financing documents, terminate the debt service reserve letter of credit, (ii) declare all amounts owing under the debt service reserve letter of credit and reimbursement agreement and any debt service reserve note to be forthwith due and payable, including amounts not yet advanced under the debt service reserve letter of credit, which will upon being so advanced be and become immediately due and payable, whereupon the obligations will become and be due and payable, without presentment,

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demand or protest; (iii) terminate our ability to cause the reinstatement of the debt service reserve letter of credit stated amount through the reimbursement of drawings; and (iv) terminate our ability to continue any debt service reserve loans as, or to convert debt service reserve loans to, Eurodollar rate loans; so long as the debt service reserve letter of credit provider and the banks will not have the right to exercise any other remedies except in accordance with the provisions of the collateral agency agreement.

     POWER PURCHASE AGREEMENT LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

    Dresdner Bank AG, acting through its New York Branch, under a power purchase agreement letter of credit and reimbursement agreement, has agreed to provide and issue the power purchase agreement letter of credit for use by us in connection with our project.

    The power purchase agreement letter of credit issuing bank issued the power purchase agreement letter of credit for our account in an amount up to $30,000,000 and in favor of Williams Energy. Williams Energy may make drawings under the power purchase agreement letter of credit under the circumstances provided for in the power purchase agreement. The power purchase agreement letter of credit stated amount will be decreased on the commercial operation date to the lesser of (a) $10 million or (b) $30 million less all amounts drawn under the power purchase agreement letter of credit and not repaid prior to the commercial operation date.

    Subject to the conditions of drawing, the power purchase agreement letter of credit will mature, expire or terminate on the earliest to occur of (i) seven years from the date of issuance of the power purchase agreement letter of credit; (ii) the occurrence of a power purchase agreement letter of credit event of default; however, the power purchase agreement letter of credit will not be terminated upon the occurrence of a power purchase agreement letter of credit event of default without the power purchase agreement letter of credit issuing bank first giving the collateral agent and Williams Energy written notice thereof at least 30 days prior to the termination; and (iii) receipt by the power purchase agreement letter of credit issuing bank of a certificate from us terminating the power purchase agreement letter of credit by reason of delivery of substitute collateral under the power purchase agreement (the date referred to in clause (i), (ii) or (iii), the "expiration date"). The power purchase agreement letter of credit provider will provide a copy of the written notice in clause (ii) to us at the time the notice is given to the collateral agent and Williams Energy.

    We will have the right to replace the power purchase agreement letter of credit with substitute collateral as permitted in the power purchase agreement and may terminate or reduce the power purchase agreement letter of credit upon the receipt by the power purchase agreement letter of credit issuing bank of notice from us of the replacement. The amount available for drawing under the power purchase agreement letter of credit will be reduced upon making draws thereunder.

POWER PURCHASE AGREEMENT LETTER OF CREDIT LOANS

    Each drawing on the power purchase agreement letter of credit will constitute the making of a loan by the power purchase agreement letter of credit issuing bank. We will pay interest on the unpaid principal amount of each outstanding power purchase agreement letter of credit loan from the date such power purchase agreement letter of credit loan is made until such principal amount has been repaid in full at a rate PER ANNUM equal, at our option to either (i) the adjusted base rate plus the applicable margin or (ii) the Eurodollar rate plus the applicable margin. The adjusted base rate will equal the higher of (i) the federal funds rate plus .50% and (ii) the rate of interest officially announced or published by the power purchase agreement letter of credit provider as its "prime" or "reference" rate. The Eurodollar rate will be determined by reference to the offered rates that appear on Telerate page 3750 for deposits in Dollars two London banking days prior to the date on which the rate is to become applicable to a power purchase agreement letter of credit loan. The applicable margin will be

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based upon the ratings of the bonds and the long-term unsecured senior debt of the power purchase agreement guarantor. During an event of default, all amounts outstanding under the power purchase agreement letter of credit and reimbursement agreement will accrue interest at 2% above the rate of interest otherwise applicable.

    Each power purchase agreement letter of credit loan will be evidenced by a note in favor of the power purchase agreement letter of credit provider. We will pay the interest on and repay the principal amount (based on mortgage-style amortizations) of any power purchase agreement letter of credit loan out of cash available in the revenue account at the same level as interest on and the principal of the bonds. Each power purchase agreement letter of credit loan will mature 10 years after the date the power purchase agreement letter of credit loan is made.

COVENANTS

    Our covenants contained in the indenture will be incorporated by reference, with appropriate substitution of parties, in the power purchase agreement letter of credit and reimbursement agreement as if described in full in the power purchase agreement letter of credit and reimbursement agreement.

POWER PURCHASE AGREEMENT LETTER OF CREDIT EVENTS OF DEFAULT

    Each of the following will be an event of default under the power purchase agreement letter of credit and reimbursement agreement: (i) any amount due under the power purchase agreement letter of credit and reimbursement agreement or any power purchase agreement letter of credit note is not paid in full within 15 days after the due date thereof; (ii) an event of default under the indenture will occur and is continuing; (iii) an event of default under the debt service reserve letter of credit and reimbursement agreement has occurred and is continuing and (iv) an event of default under the working capital agreement will occur and is continuing.

REMEDIES

    Upon the occurrence and during the continuation of a power purchase agreement letter of credit event of default, at the request of the banks holding 66 2/3 percent or more of the drawings and principal amount of all power purchase agreement letter of credit loans and/or the power purchase agreement letter of credit commitment, the power purchase agreement letter of credit provider may (i) terminate the power purchase agreement letter of credit in accordance with its terms, (ii) declare all amounts owing under the power purchase agreement letter of credit and reimbursement agreement and any power purchase agreement letter of credit note to be forthwith due and payable, including amounts not yet advanced under the power purchase agreement letter of credit, which will upon being so advanced be and become immediately due and payable, whereupon the obligations will become and be due and payable, without presentment, demand or protest and (iii) terminate the ability of us to continue power purchase agreement letter of credit loans as or to convert power purchase agreement letter of credit loans to Eurodollar rate loans so long as the power purchase agreement letter of credit provider and the banks will not have the right to exercise any other remedies except in accordance with the provisions of the collateral agency agreement.

                           WORKING CAPITAL AGREEMENT

    Pursuant to the working capital agreement, each bank named therein will extend credit of up to $2.5 million in the aggregate to us by making loans to us from time to time for use in connection with the project as described therein.

    Availability of loans under the working capital commitment will commence, at the request of, on: (i) the commercial operation date or (ii) the date on which we are obligated to make our first payment for fuel related to testing and startup of the facility. The obligation of the banks to extend loans under

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the working capital agreement is subject to the following conditions precedent:
(i) the bonds are rated "BB" or higher by Standard & Poor's and "Ba" or higher by Moody's; (ii) no default or event of default under the working capital agreement has occurred and is continuing; and (iii) no event has occurred and is continuing which could reasonably be expected to have a material adverse effect. The obligation of the banks to extend loans under the working capital agreement will expire on the earlier to occur of: (i) the occurrence of an event of default and the working capital agent's termination of the obligation of each bank to make loans; (ii) the date that is five (5) years after the closing date as the date may be extended by the banks and (iii) the date on which the working capital commitment is fully terminated. On or prior to the date that is four
(4) years prior to the original or any extended final disbursement date, the banks may, by unanimous consent, extend the original or extended final disbursement date for an additional year. If the banks agree to extend the then effective final disbursement date, the final disbursement date will be the date one year after the then effective final disbursement date and the outside maturity date, being the date two (2) years after the final disbursement date, will simultaneously be extended for an additional year.

    We will periodically have the right to reduce ratably in part or terminate in whole the unused portion of each bank's respective commitment.

    We will pay interest on the unpaid principal amount of each outstanding loan from the date the loan is made until the principal amount has been repaid in full at a rate PER ANNUM equal, at our option to either (a) the adjusted base rate plus the applicable margin or (b) the Eurodollar rate plus the applicable margin. The adjusted base rate will equal the higher of (i) the federal funds rate plus .50% and (ii) the rate of interest officially announced or published by the working capital agent as its "prime" or "reference" rate. The Eurodollar rate will be determined by reference to the offered rates which appear on Telerate page 3750 for deposits in dollars two London banking days prior to the date on which the rate is to become applicable to a loan. During an event of default, all amounts outstanding under the working capital agreement will accrue interest at 2% above the rate of interest otherwise applicable.

    The principal amount of each loan will be due and payable 180 days after the loan is advanced subject to an annual 30-day cleanup period. We may, upon one business day's written notice to the working capital agent, repay or prepay any loan on any business day without premium or penalty, except for any funding losses of the banks. We may re-borrow all amounts repaid or prepaid up to the working capital commitment.

EVENTS OF DEFAULT

    Each of the following will be an event of default under the working capital agreement: (i) any amount due under the working capital agreement is not paid in full within 15 days after the due date thereof; (ii) the occurrence of an event of default under the indenture; (iii) the occurrence of an event of default under the debt service reserve letter of credit and reimbursement agreement; and
(iv) the occurrence of an event of default under the power purchase agreement letter of credit and reimbursement agreement.

REMEDIES

    Upon the occurrence and during the continuation of an event of default, the working capital agent, at the request of the banks holding at least 66-2/3% of the outstanding amount of the loans and/or the working capital commitments, may:
(a) declare the obligation of each bank to make loans to be terminated;
(b) declare all amounts owing, including principal, interest, fees, expenses, indemnification or otherwise, under the working capital agreement to be forthwith due and payable; and (c) exercise all rights and remedies available to it under the financing documents or applicable law; so long as the working capital agent will not have the right to exercise any other remedies except in accordance with the provisions of the collateral agency agreement.

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                         EQUITY SUBSCRIPTION AGREEMENT

    Under an equity subscription agreement entered into by and among us, AES Red Oak, Inc., and the collateral agent, AES Red Oak, Inc. agreed to contribute equity, or make or cause to be made affiliate subordinated loans, to us from time to time during the construction period at the request of the collateral agent. AES Red Oak, Inc. will agree to contribute a base equity contribution of up to $41,556,431. AES Red Oak, Inc. will also agree to contribute up to an additional $14,193,600 of contingent equity to fund project costs in excess of the project budget. The obligation of AES Red Oak, Inc. to make base equity contributions must be supported by either an insurance bond or letter of credit, in each case issued by an issuer that meets specified ratings criteria. That obligation is currently supported by an insurance company bond issued by an insurance company that meets these ratings criteria. The obligation to make contingent equity contributions is supported by a guaranty of The AES Corporation. AES Red Oak, Inc.'s obligation to make equity contributions will commence when all proceeds of the offering of the bonds have been utilized but will not at any time exceed, in the aggregate, $55,750,031. All equity contributions will be deposited in the construction account and applied as describe under "DESCRIPTION OF THE PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--CONSTRUCTION ACCOUNT."

    The equity subscription agreement also provides that upon the occurrence of an event of default under the indenture, AES Red Oak, Inc. will be obligated to make a base equity contribution to us in an amount equal to $41,556,431 less the aggregate of all base equity contributions previously deposited into the construction account. Any such equity contribution following an event of default will be deposited in the construction account and may be used to prepay bonds and other outstanding senior permitted indebtedness in accordance with the terms of the collateral agency agreement. AES Red Oak, Inc. will be obligated to make contingent equity contributions as required in the collateral agency agreement.

    Subject to specified conditions under the equity subscription agreement, any excess contingent equity which remains committed but unfunded at the commercial operation date may be canceled. Conditions to the cancellation of the excess contingent equity commitments include (i) the absence of any default or event of default under the indenture or any other financing document, and (ii) the occurrence of the commercial operation date.

                            CONSENTS TO ASSIGNMENTS

    In connection with the collateral assignment of all contract rights held by us including rights under our project contracts, the collateral agent received an executed consent to assignment from third parties party to the project contracts. In each consent, the applicable third party agreed to, in respect of our project contracts to which it is a party, among other matters, (i) consent to the collateral assignment thereof to the collateral agent on behalf of the senior parties, (ii) pay all amounts, if any, receivable by us thereunder directly into the revenue account created under the collateral agency agreement,
(iii) matters concerning the exercise of remedies by the collateral agent upon an event of default under the collateral agency agreement and (iv) the exercise by the senior parties of specific remedy rights with respect to our project contracts.

                                    MORTGAGE

    We, as mortgagor, entered into the mortgage and will mortgage and grant a security interest to the collateral agent for the benefit of the senior parties in all of our right, title and interest in and to all real property interests, including fee interests, easement interests and leasehold interests, if any, of us to the site, portions of our facility and any easements and all fixtures, equipment and improvements thereon, all accounts, subject to the terms of the indenture, and personal property now owned or hereafter acquired. Our rights in any leases affecting the real property, including rights to receive income will be assigned by us to the collateral agent under an assignment of leases and income.

    The events of default under the mortgage incorporate by reference those provided in the indenture. Under the terms of the mortgage, the collateral agent may, upon the occurrence and during the continuance of an event of default and satisfaction of conditions contained in the collateral agency agreement, take possession of all collateral covered by the mortgage.

    Proceeds from the exercise of remedies under the mortgage will be applied in accordance with the security documents and the collateral agency agreement.

                               SECURITY AGREEMENT

    We entered into the security agreement with the collateral agent for the benefit of the senior parties providing for the granting of a security interest in all of our personal property interests including, but not limited to, all contract rights, equipment, receivables, accounts, insurance proceeds, eminent domain proceeds, rights under any governmental approval (to the extent permitted by applicable law) and patents and trademarks, including all proceeds thereof and all documents evidencing all monies and investment therein. Upon the occurrence of a Trigger Event under the collateral agency agreement, remedies may be exercised under the security agreement.

    Under the terms of the security agreement, the collateral agent may, upon the occurrence and during the continuance of an event of default and satisfaction of conditions contained in the collateral agency agreement, take possession of all of the collateral covered by the security agreement.

    Proceeds from the exercise of remedies under the security agreement will be applied in accordance with the security documents.

                                PLEDGE AGREEMENT

    Under the pledge agreement entered into by AES Red Oak, Inc. in favor of the collateral agent, AES Red Oak, Inc. pledged to the collateral agent, acting on behalf of the senior parties, all of its ownership interests in our Company, and all rights under or derived therefrom, including its interests in AES URC and the URC collateral, currently owned or later acquired and all distributions, cash, instruments and other property and proceeds, and all rights associated therewith, from time to time receivable or otherwise distributable with respect to or in exchange for the ownership interests.

                    URC MORTGAGE AND URC SECURITY AGREEMENT

    AES URC, as mortgagor, entered into a URC mortgage to mortgage and grant a security interest to us in all of the URC collateral, including AES URC's right, title and interest in and to all real property interests, including fee interests, easement interests and leasehold interests, if any, of AES URC to the site, portions of our facility and any easements and all fixtures, equipment and improvements thereon and all personal property now owned or hereafter acquired. AES URC's rights in any leases affecting the real property (including rights to receive income) were assigned by AES URC to us under an assignment of leases and income.

    The events of default under the URC mortgage incorporate by reference those provided in the indenture. Under the terms of the URC mortgage, we will assign to the collateral agent the right, upon the occurrence and during the continuance of an event of default and satisfaction of conditions contained in the collateral agency agreement, to take possession of all collateral covered by the URC mortgage.

    Proceeds from the exercise of remedies under the URC mortgage will be applied in accordance with the security documents and the collateral agency agreement.

    AES URC entered into the URC security agreement with us providing for the granting of a security interest in all of AES URC's personal property interests including, but not limited to, all URC collateral, contract rights, equipment, receivables, accounts, insurance proceeds, eminent domain proceeds, rights under any governmental approval, to the extent permitted by applicable law, and patents and trademarks, including all proceeds thereof and all documents evidencing all monies and investment therein. Upon the occurrence of a Trigger Event under the collateral agency agreement, remedies may be exercised under the URC security agreement.

    Under the terms of the URC security agreement, we assigned to the collateral agent the right, upon the occurrence and during the continuance of an event of default and satisfaction of conditions contained in the collateral agency agreement, to take possession of all of the URC collateral covered by the URC security agreement.

    Proceeds from the exercise of remedies under the URC security agreement will be applied in accordance with the security documents.

                              PLAN OF DISTRIBUTION

    Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange bonds. Each broker-dealer that receives exchange bonds for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange bonds. Based on SEC staff interpretations issued to third parties, a broker-dealer could use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange bonds received in the exchange offer where the beneficial interests in outstanding bonds for which they were exchanged were acquired as a result of market-making activities or other trading activities. We have agreed that for a period not to exceed 270 days to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until 120 days after the consummation of the exchange offer, all dealers effecting transactions in the exchange bonds may be required to deliver a prospectus.

    The information described above concerning SEC staff interpretations is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.

    We will not receive any proceeds from the exchange offer or any sale of exchange bonds by broker-dealers. Exchange bonds received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange bonds and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. Any broker or dealer registered under the Exchange Act who holds outstanding bonds that were acquired for its own account as a result of market-making activities or other trading activities, other than outstanding bonds acquired directly from us, may exchange those outstanding bonds under the exchange offer; however, that broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange bonds received by the broker or dealer in the exchange offer. This prospectus delivery requirement may be satisfied by the delivery by that broker or dealer of this prospectus. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay the expenses of registration of the exchange bonds and will indemnify the holders of the exchange bonds, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

    Prior to the exchange offer, there has been no public market for the outstanding bonds. We do not intend to apply for listing of the exchange bonds on any securities exchange. There can be no assurance that an active market for the exchange bonds will develop. To the extent that a market for the exchange bonds develops, the market value of the exchange bonds will depend on market conditions (including yields on alternative investments general economic conditions), our financial condition and other conditions. Those conditions might cause the exchange bonds, to the extent that they are actively traded, to trade at a significant discount from face value. We have not entered into any arrangement or understanding with any person to distribute the exchange bonds to be received in the exchange offer.

    We have not agreed to compensate broker-dealers who effect the exchange of outstanding bonds on behalf of holders.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    Because the exchange bonds will be identical to the outstanding bonds in all material economic respects, the exchange of the outstanding bonds for the exchange bonds will not be treated as an exchange for United States federal income tax purposes. Consequently, there will be no United States federal income tax consequences to the exchange, and holders of the exchange bonds will continue to account for the bonds for federal income tax purposes as if the exchange had not taken place.

                                    EXPERTS

    The independent technical review included as Annex B to this prospectus has been prepared by Stone & Webster Management Consultants, Inc. and is included in this prospectus in reliance upon the authority of Stone & Webster and its affiliates as experts in the review of the design, construction and operation of electric generating facilities. The independent market assessment included as Annex C to this prospectus has been prepared by ICF Resources, Inc. and is included in this prospectus in reliance upon the authority of that firm as experts in the analysis of power markets, including future market demand, future market prices for electric energy and capacity and related matters, for electric generating facilities.

    This document has been prepared by the management of our company and includes financial statements audited by Deloitte & Touche LLP as stated in their independent auditors' report accompanying those financial statements. These financial statements are included in this prospectus in reliance upon the independent auditors' report of the firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the exchange bonds will be passed upon for us by Hunton & Williams, New York, New York and Washington, D.C.

                      WHERE YOU CAN FIND MORE INFORMATION

    This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange bonds, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since these summaries may not contain all of the information that you may find important, you should review the full text of these documents. We have filed certain of these documents as exhibits to our registration statement.

    You should direct any request for information to our Project Manager, at least 10 business days before you tender your exchange bonds in the exchange offer. Our mailing address and telephone number are:

                              AES Red Oak, L.L.C.
                            c/o The AES Corporation
                             1001 North 19th Street
                           Arlington, Virginia 22209
                                 (703) 522-1315

    As a result of the exchange offer, we will be subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. In addition, under the indenture governing the outstanding bonds and the exchange bonds, we have agreed that unless we are filing comparable reports under the reporting and informational requirements of the Exchange Act so long as the outstanding bonds or the exchange bonds remain outstanding, we will distribute to the holders of the bonds, copies of financial information comparable to that which we would have been required to file with the SEC under the Exchange Act. This financial information will include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. We have also agreed to furnish to holders of outstanding bonds and prospective purchasers of the exchange bonds upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act during any period in which we are not subject to the reporting and informational requirements of the Exchange Act. We are also obligated to provide the trustee with copies of our annual audited financial statements prepared in accordance with generally accepted accounting principles and certified by independent public accountants, and with our unaudited interim financial statements prepared in accordance with generally accepted accounting principles for the first three quarters of each fiscal year. We will furnish the trustee, upon its request, with sufficient copies of all information to accommodate the requests of bondholders and holders on beneficial interests in the bonds.

    The AES Corporation, The Williams Companies, Inc. and the Raytheon Company are also subject to the periodic reporting requirements of the Exchange Act. Our registration statement, as well as the reports, exhibits and other information filed by us, the AES Corporation, The Williams Companies, Inc. and Raytheon Company with the SEC can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Regional Offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference. SEC filings are also available without charge on the SEC's Internet site at http: www.sec.gov.

                               AES RED OAK L.L.C.
         (A DEVELOPMENT STAGE ENTERPRISE, AND AN INDIRECT WHOLLY OWNED
                       SUBSIDIARY OF THE AES CORPORATION)
           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD
                      FROM MARCH 15 THROUGH MARCH 31, 2000

                                                                PAGE
                                                              --------
Independent Auditors' Report................................    F-2

Consolidated Balance Sheet..................................    F-3

Consolidated Statement of Operations........................    F-4

Consolidated Statement of Changes in Member's Deficit.......    F-5

Consolidated Statement of Cash Flows........................    F-6

Notes to Consolidated Financial Statements..................    F-7

                          INDEPENDENT AUDITORS' REPORT

To the Member of AES Red Oak, L.L.C.:

    We have audited the accompanying consolidated balance sheet of AES Red Oak, L.L.C. (an indirect wholly owned subsidiary of The AES Corporation and a development stage enterprise) (the Company) as of March 31, 2000, and the related consolidated statements of operations, changes in member's deficit and cash flows for the period from March 15, 2000 (inception) through March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of AES Red Oak, L.L.C., as of March 31, 2000, and the results of its operations and its cash flows for the period from March 15, 2000 (inception) through March 31, 2000, in conformity with accounting principles generally accepted in the United States.

[LOGO]

June 12, 2000
McLean, Virginia

               AES RED OAK, LLC (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                ASSETS
CURRENT ASSETS:
  Cash......................................................  $     26
  Investments held by trustee--at cost, which approximates
    market value............................................     2,940
                                                              --------
    Total current assets....................................     2,966

PREPAID CONSTRUCTION COSTS..................................   288,573
LAND........................................................     4,240
CONSTRUCTION IN PROGRESS....................................    26,398
DEFERRED FINANCING COSTS--Net of accumulated amortization of
  $10.......................................................    18,709
INVESTMENTS HELD BY TRUSTEE--at cost, which approximates
  market value..............................................    45,809
                                                              --------
TOTAL ASSETS................................................  $386,695
                                                              ========

                   LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES:
  Accounts Payable..........................................  $    213
  Accrued interest..........................................     1,598
  Payable to affiliates.....................................     1,129
                                                              --------
    Total current liabilities...............................     2,940

BONDS PAYABLE...............................................   384,000
                                                              --------
Total liabilities...........................................   386,940
                                                              --------
COMMITMENTS (Notes 4,5,6, and 7)............................

MEMBER'S DEFICIT:
  Common stock, $1 par value--10 shares authorized, none
    issued or outstanding...................................        --
  Deficit accumulated during the development stage..........      (245)
                                                              --------
    Total member's deficit..................................      (245)
                                                              --------
TOTAL LIABILITIES AND MEMBER'S DEFICIT......................  $386,695
                                                              ========

                See notes to consolidated financial statements.

               AES RED OAK, LLC (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS

         PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

                                 (IN THOUSANDS)

OPERATING EXPENSES:
  General and administrative costs..........................   $(162)
                                                               -----
    Operating loss..........................................    (162)

OTHER INCOME/EXPENSE:
  Interest income...........................................     120
  Interest expense..........................................    (203)

NET LOSS....................................................   $(245)
                                                               =====

                See notes to consolidated financial statements.

               AES RED OAK, LLC (A DEVELOPMENT STAGE ENTERPRISE)

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S DEFICIT

         PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

                                 (IN THOUSANDS)

                                                                 COMMON STOCK           ACCUMULATED
                                                              -------------------   -------------------
                                                               SHARES     AMOUNT    DEFICIT     TOTAL
                                                              --------   --------   --------   --------
BALANCE, MARCH 15, 2000.....................................       --    $    --     $  --      $  --
  Net loss..................................................       --         --      (245)      (245)
                                                               ------    -------     -----      -----
BALANCE, MARCH 31, 2000.....................................       --    $    --     $(245)     $(245)
                                                               ======    =======     =====      =====

                See notes to consolidated financial statements.

               AES RED OAK, LLC (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

         PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

                                 (IN THOUSANDS)

OPERATING ACTIVITIES:
  Net loss..................................................  $   (245)
  Amortization of deferred financing costs..................        10
  Change in:
    Accounts Payable........................................       213
    Payable to affiliates...................................     1,129
    Accrued interest........................................     1,598
                                                              --------
      Net cash provided by operating activities.............     2,705
                                                              --------
INVESTING ACTIVITIES:
  Prepaid construction costs................................  (288,573)
  Payments for construction in progress.....................   (26,398)
  Payments for land.........................................    (4,240)
  Payments to restricted account............................   (48,749)
                                                              --------
      Net cash used in financing activities.................  (367,960)
                                                              --------
FINANCING ACTIVITIES:
  Proceeds from project debt issuance.......................   384,000
  Payments for deferred financing costs.....................   (18,719)
                                                              --------
      Net cash provided by financing activities.............   365,281
                                                              --------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................        26
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............        --
                                                              --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $     26
                                                              ========

                See notes to consolidated financial statements.

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

1. ORGANIZATION

    AES, Red Oak, L.L.C. (the Company) was incorporated on September 13, 1998, in the State of Delaware, to develop, construct, own and operate a 830-megawatt
(MW) gas-fired, combined cycle electric generating facility in the Borough of Sayreville, Middlesex County, New Jersey (the Plant). The Company was considered dormant until March 15, 2000, at which time the Project Financing and certain related agreements were consummated (hereinafter, inception). The Plant, currently under construction, will consist of three Westinghouse 501 FD combustion turbines, three unfired heat recovery steam generators, and one multicylinder steam turbine. The Plant will produce and sell electricity, as well as provide fuel conversion and ancillary services, solely to Williams Energy Marketing and Trading Company (Williams) under a power purchase agreement (the PPA) with a term of 20 years that will commence on the Plant's anticipated commercial operation date, December 31, 2001 (see Note 5).

    The Company is in the development stage and is not expected to generate any operating revenues until the Plant achieves commercial operations. As with any new business venture of this size and nature, operation of the Plant could be affected by many factors. Management of the Company believes that the assets of the Company are recoverable.

    The Company is a wholly owned subsidiary of AES Red Oak, Inc. (Red Oak), which is a wholly owned subsidiary of The AES Corporation (AES). Red Oak has no assets other than its ownership interests in the Company and AES Sayreville, L.L.C. (see Note 7). It has no operations and is not expected to have any operations. Its only income will be from distributions it receives from the Company and AES Sayreville, L.L.C., once the Company achieves commercial operation. The equity that Red Oak is to provide to the Company will be provided to Red Oak by AES, which owns all of the stock of Red Oak. AES files quarterly and annual audited reports with the Securities and Exchange Commission under the 1934 Exchange Act, which are publicly available. Red Oak's equity contribution obligations are required to be supported by either an insurance bond or letter of credit. Currently those obligations are supported by an insurance bond issued to the collateral agent and a guaranty by The AES Corporation (see Note 4).

    The Company owns all of the equity interests in AES Red Oak Urban Renewal Corporation (URC), which was organized as an urban renewal corporation under New Jersey Law. Portions of the Plant can be designated as redevelopment areas in order to provide real estate tax and development benefits to the Plant.

    On March 15, 2000, the Company issued $384 million in senior secured bonds (see Note 4) for the purpose of providing financing for the construction of the Plant and to fund, through the construction period, interest payments to the bondholders.

    Pursuant to an Equity Subscription Agreement, Red Oak has agreed to contribute up to approximately $55.7 million to the Company to fund construction after the bond proceeds have been fully utilized (see Note 4).

2. SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLE OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and AES URC, its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS--The Company considers unrestricted cash on hand, deposits in banks, and investments with original maturities of three months or less to be cash and cash equivalents for the purpose of the statement of cash flows.

    INVESTMENTS HELD BY TRUSTEE--The Company is required to maintain a construction funding account for the payment of certain qualifying construction costs and a construction interest account from which quarterly interest payments are to be made. As of March 31, 2000, these amounts were fully invested in money market accounts. The balances in the construction funding account and the construction interest account were approximately $21 million and $28 million, respectively, as of March 31, 2000.

    CONSTRUCTION IN PROGRESS--Costs incurred in developing the Plant, including progress payments, engineering costs, management and development fees, interest, and other costs related to construction are capitalized. Total interest capitalized on the project financing debt was approximately $1.4 million, as of March 31, 2000. Certain costs related to construction activities were paid by AES prior to the issuance of the bonds. These amounts were approximately $12.4 million, are reflected within construction in progress, and were reimbursed to AES out of the bond proceeds.

    PREPAYMENT OF THE CONSTRUCTION AGREEMENT, OR EPC CONTRACT--The Company has prepaid the EPC Contract in the amount of $288.6 million, representing a discounted fixed price. Raytheon Engineers and Constructors, Inc. (the Contractor) provided the Company with a letter of credit as collateral for the prepayment which will be reduced as work under the EPC contract is completed.

    DEFERRED FINANCING COSTS--Financing costs are deferred and are being amortized using the straight-line method over the expected period for which the financing was obtained, which does not differ materially from the effective interest method of amortization.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INCOME TAXES--The Company is a limited liability corporation and is treated as a partnership for tax purposes. Therefore, it does not pay income taxes, and no provision for income taxes has been reflected in the accompanying financial statements.

    COMPREHENSIVE INCOME--The Company follows Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME (SFAS 130) which establishes rules for the reporting of comprehensive income and its components. SFAS 130 had no impact on the Company's financial statements as the Company had no items of other comprehensive income.

    START-UP COSTS--The Company follows AICPA Statement of Position (SOP) 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES, which requires that start-up and organizational costs be expensed as incurred. As such, no costs to which the Statement applies have been capitalized in the accompanying balance sheet.

    FISCAL YEAR-END--The Company's fiscal year ends on December 31.

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

3. NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS 133), which established standards for the accounting and reporting of derivative financial instruments and hedging activities, was issued. As amended by SFAS 137, the standard will be adopted by the Company during fiscal year 2001. The Company is currently evaluating the impact of such adoption.

4. BONDS PAYABLE

    On March 15, 2000, the Company issued $224 million of 8.54% senior secured bonds due 2019 and $160 million of 9.20% senior secured bonds due 2029 (collectively, the Bonds) to qualified institutional buyers and/or institutional accredited investors, pursuant to a transaction exempt from registration under the Securities and Exchange Act of 1933 (the Act) in accordance with Rule 144A of the Act. The net proceeds of the bonds (after deferred financing costs), approximately $379 million, were used to prepay the Contractor and other construction costs of the Plant and will be used, during the construction period, primarily for interest payments to bondholders.

    HEDGING AGREEMENT--The Company entered into an agreement, which required it to pay approximately $13.3 million to guarantee the interest rate on the bonds over their respective lives. This amount has been included as part of Deferred Financing Costs on the Consolidated Balance Sheet and will be amortized over the life of the bonds.

    Principal on the Bonds is payable quarterly in arrears, commencing on August 31, 2002. The final maturity date for the Bonds is November 30, 2029.

PRINCIPAL & INTEREST REPAYMENT SCHEDULE (IN THOUSANDS):

                                                               PRINCIPAL
YEAR                                                          AND INTEREST
----                                                          ------------
2000........................................................   $  24,066
2001........................................................      33,850
2002........................................................      36,243
2003........................................................      39,755
2004........................................................      38,343
2005 and thereafter.........................................     814,905
                                                               ---------
Total Payments..............................................     987,162

Less Interest Portion.......................................    (603,162)
                                                               ---------
Principal...................................................   $ 384,000
                                                               =========

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

4. BONDS PAYABLE (CONTINUED)
    FUTURE MATURITIES OF DEBT--Scheduled principal maturities of the bonds at March 31, 2000, are (in thousands):

2000........................................................         0
2001........................................................         0
2002........................................................     2,419
2003........................................................     6,219
2004........................................................     5,230
2005 and thereafter.........................................   370,132
                                                              --------
TOTAL.......................................................  $384,000
                                                              ========

    OPTIONAL REDEMPTION--The Bonds are subject to optional redemption, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus accrued interest, together with a premium calculated using a discount rate equal to the interest rate on comparable U.S. Treasury securities plus 50 basis points.

    MANDATORY REDEMPTION--The Bonds are subject to mandatory redemption, in whole or in part, at a redemption price equivalent to 100% of the principal amount plus accrued interest under certain situations pursuant to receiving insurance proceeds, eminent domain proceeds, or liquidated damages under the EPC or in certain instances in which payments are received under the PPA when the Company has terminated the PPA as a result of a default by Williams.

    REGISTRATION RIGHTS--Under the Registration Rights Agreement, the Company will prepare and file an Exchange Offer Registration Statement with the SEC and will use its reasonable efforts to cause the Registration Statement to be declared effective on or prior to 220 days after the original issue date of the bonds.

    INDENTURE--The Indenture contains limitations on the Company incurring additional indebtedness, granting liens on the Company's property, distributing equity and paying subordinated indebtedness issued by affiliates of the Company, entering into transactions with affiliates, amending, terminating or assigning any of the Company's contracts and fundamental changes or disposition of assets.

    Collateral for the Bonds consists of the Plant and related facilities, all agreements relating to the operation of the project, the bank and investment accounts of the Company, and all ownership interests in the Company, as prescribed under the trust indenture agency (the Indenture). The Company is also bound by a collateral agency agreement (the Collateral Agency Agreement) and an equity subscription agreement (the Equity Subscription Agreement).

    COLLATERAL AGENCY AGREEMENT--The Collateral Agency Agreement requires the Company to fund or provide the funding or a letter of credit for a debt service reserve fund, which is expected to commence on February 14, 2002. The amount required for funding the debt service reserve fund is equal to six months scheduled payments of principal and interest on the bonds.

    EQUITY SUBSCRIPTION AGREEMENT--The Company, along with Red Oak, has entered into an Equity Subscription Agreement, pursuant to which Red Oak has agreed to contribute up to approximately $55.7 million to the Company to fund project costs. Approximately $42 million of this amount is

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

4. BONDS PAYABLE (CONTINUED)
supported by an insurance bond obtained by Red Oak. Approximately $14 million will be supported by a guarantee of The AES Corporation. Red Oak will fund these amounts as they come due upon the earlier of (a) expenditure of all funds that have been established for construction or (b) the occurrence and during the continuation of an event of default, as defined under the Indenture. A portion of this equity requirement may be made in the form of affiliate debt, between Red Oak and the Company, which is subordinate to the Bonds.

    COVENANTS--The Indenture, Collateral Agency Agreement and Equity Subscription Agreement contain specific covenants and requirements to be met by the Company.

5. POWER PURCHASE AGREEMENT

    The Company and Williams have entered into a PPA for the sale of all electric energy and capacity produced by the Plant, as well as ancillary services and fuel conversion services. The term of the PPA is 20 years, commencing on the Commercial Operation Date (COD) defined in the PPA as the day the initial start up testing procedures have been successfully completed and notified to Williams by the Company. The PPA provides for an anticipated COD on or before December 31, 2001. However if the COD does not occur as of that date, the Company has the right to extend the COD to June 30, 2002 by paying to Williams an amount of $2.5 million. Beyond that first extension, the latest possible extension of COD that may be requested by the Company is on June 30, 2003 through the payment of daily fees up to a maximum of $14.2 million.

    Payment obligations to the Company are guaranteed by The Williams Companies, Inc. Such payment obligations under the guarantee are capped at an amount equal to 125% of the sum of the principal amounts of the bonds plus the maximum debt service reserve account required balance. The Company has provided Williams a guaranty issued by AES of specific payment obligations should the Plant not achieve commercial operation by December 31, 2001. AES's liability under the guaranty is capped at $30 million. The Company has the option, and may be required under specific conditions described in the PPA, to replace the guaranty issued by AES with a letter of credit issued by a commercial bank. In such case, the repayment obligations with respect to drawings under the letter of credit are to be a senior debt obligation of the Company.

    FUEL CONVERSION AND OTHER SERVICES--As instructed by the Company, Williams has the obligation to deliver, on an exclusive basis, all quantities of natural gas and fuel oil required by the Plant to generate electricity or ancillary services, to start-up or shut-down the plant, and to operate the Plant during any period other than a start-up, shut-down, or required dispatch by Williams for any reason.

6. COMMITMENTS AND CONTINGENCIES

    EPC--The Company has entered into a fixed-price turnkey agreement with the Contractor for the design, engineering, procurement and construction of the Plant. As explained in Note 2, the Company has prepaid the EPC contract in the amount of $288.6 million, representing a discounted fixed price. In consideration of the prepayment the Contractor issued in favor of the Company a letter of credit with an initial amount of $237.7 million to be reduced over the construction period.

    MAINTENANCE SERVICES AGREEMENT--The Company has entered into an agreement with Siemens Westinghouse Power Corporation (Siemens). Siemens will provide the Company with specific

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) combustion turbine maintenance services and spare parts for an initial term of between six and sixteen years.

    WATER SUPPLY--The Company has entered into a contract with the Borough of Sayreville (the Borough) by which the Borough will provide untreated water to the Company. The contract has a term of 30 years with an option to extend for up to four additional five-year terms.

    INTERCONNECTION AGREEMENT--The Company has entered into an interconnection agreement with Jersey Central Power & Light Company d/b/a GPU Energy (GPU) to transmit the electricity generated by the Plant to the transmission grid so that it may be sold as prescribed under the Company's PPA. The Agreement is in effect for the life of the Plant, yet may be terminated by mutual consent of both GPU and the Company under certain circumstances as detailed in the agreement. Costs associated with the agreement are based on electricity transmitted via GPU at a variable price, the PJM (Pennsylvania/ New Jersey/Maryland) Tariff, as charged by GPU to the Company, which is comprised of both service cost and asset recovery cost, as determined by GPU and approved by the Federal Energy Regulatory Committee (FERC).

    WATER SUPPLY PIPELINE--The Borough will design the Lagoon Water Pipeline, Lagoon Pumping Station and Sayreville Interconnection Number 2 in conformance with standard water system practice. The Company is responsible for selection of a contractor and for payment of all costs.

7. RELATED PARTY TRANSACTIONS

    Effective March 2000, the Company entered into a 32-year development and construction management agreement with AES Sayreville, L.L.C. (Sayreville), another wholly owned subsidiary of Red Oak, to provide certain support services required by the Company for the development and construction of the Plant. Under this agreement Sayreville will also provide operations management services for the Plant once commercial operation is attained. Minimum amounts payable under the contract during the construction period are $125,000 per month. Once commercial operation is achieved, payments for operations management services will be approximately $400,000 per quarter. The AES Corporation will supply Sayreville with personnel and services necessary to carry out its obligations.

    During the construction period, the construction management fees will be paid to Sayreville from the investment balances or from equity funding. Through March 31, 2000, $68,548 in construction management fees were incurred, were charged to construction in progress, and are payable to Sayreville.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of the Company's financial instruments have been determined using available market information. The estimates are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

              AES RED OAK L.L.C. (A DEVELOPMENT STAGE ENTERPRISE)

     FOR THE PERIOD FROM MARCH 15, 2000 (INCEPTION) THROUGH MARCH 31, 2000

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of the Company's restricted investments approximates their carrying value. The estimated fair value of the Bonds as of March 31, 2000, based on quoted market prices of similarly rated bonds with similar maturities, does not differ materially from their carrying value.

9. SEGMENT INFORMATION

    Under the provisions of Statement of Financial Accounting Standards
No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, the Company's business is expected to be operated as one reportable segment, with operating income or loss being the measure of performance evaluated by the chief operating decision maker. As described in Notes 1 and 5, the Company's primary customer will be Williams, which is expected to provide all of the revenues of the Company during the term of the PPA.

                                    ANNEX A

                               GLOSSARY OF TERMS

                               GLOSSARY OF TERMS

    The following terms will have the meanings set forth below and the meanings are equally applicable to both the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument will have the meaning whether or not the agreement or instrument is in effect. Unless otherwise specified, any agreement or instrument defined or referred to below will include any amendments, modifications and supplements thereto and waivers thereof made in accordance with the terms of the agreement or instrument. Any reference to a person includes the successors and permitted assigns of the person.


    "Acceptable credit provider" means (i) in the case of an unconditional guaranty, AES (if and for so long as its long-term unsecured debt is rated at least investment grade and not lower than the then current lowest rating of the bonds by each of Standard & Poor's and Moody's) and (ii) in the case of an irrevocable letter of credit, a bank or trust company with a combined capital and surplus of at least $1,000,000,000 whose long-term unsecured debt is rated at least "A" by Standard & Poor's and "A2" by Moody's.



    "Acceptable credit support" means (i) an unconditional guaranty in the form prescribed in the Collateral Agency Agreement, or (ii) an irrevocable letter of credit (which is not an obligation of AES Red Oak, L.L.C. and is not secured by the collateral), in either case from an acceptable credit provider.



    "Assignment of leases and income" means the assignment of leases and income, by and between AES Red Oak, L.L.C. and the collateral agent.



    "Available cash flow" means, with respect to each application of funds required under the Collateral Agency Agreement as of any specified date, all funds remaining in the revenue account as of the date and available to be applied as set forth in the Collateral Agency Agreement after all prior applications of funds in the revenue account required on the date.



    "Bankruptcy event" means the occurrence or commission of either of the following: (i) AES Red Oak, L.L.C., AES URC, or, so long as AES has any outstanding obligations under any acceptable credit support, AES or, so long as AES Red Oak, Inc. has any outstanding obligations under the Equity Subscription Agreement, AES Red Oak, Inc. will (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as the debts become due,
(c) make a general assignment of the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or readjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the person in an involuntary case under the Bankruptcy Code or
(g) take any corporate or other action for the purpose of effecting any of the foregoing; or (ii) a proceeding or case will be commenced without the application or consent of AES Red Oak, L.L.C., AES URC or, so long as AES has any obligations under any acceptable credit support, AES or, so long as AES Red Oak, Inc. has any outstanding obligations under the Equity Subscription Agreement, AES Red Oak, Inc., in any court of competent jurisdiction, seeking
(a) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or the composition or adjustment of debts, and the proceeding or case will continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing will be entered and continue unstayed and in effect, for a period of 90 or more consecutive days, or any order for relief against the person will be entered in an involuntary case under the Bankruptcy Code.



    "Cash available for debt service" means, in respect of a specified period, all funds (i) deposited in the revenue account (other than amounts transferred to the account from the major maintenance reserve account, the distribution account or the construction account), to the extent the specified period occurred prior to the date of determination or (ii) projected by AES Red Oak, L.L.C. on a reasonable basis to be deposited, to the extent the specified period is to occur subsequent to the date of determination, in the revenue account during the period minus all funds transferred or projected to be transferred to (a) AES Red Oak, L.L.C. for payment of operating and maintenance costs, (b) the trustee, working capital agent, collateral agent, debt service reserve letter of credit provider and the power purchase agreement letter of credit provider in respect of trustee claims, working capital agent claims, collateral agent claims, debt service reserve letter of credit provider claims and power purchase agreement letter of credit provider claims, respectively, and (c) the working capital agent in respect of payments on working capital loans during the period.


    "Certificate as to redemption" means the certificate filed by an authorized representative of AES Red Oak, L.L.C., in the case of an event of loss or event of eminent domain, in order to determine: (i) whether our facility can be rebuilt, repaired or restored and (ii) the availability of casualty proceeds or eminent domain proceeds for the rebuilding, repairing or restoring.

    "Collateral" means: (i) all revenues of AES Red Oak, L.L.C. and AES URC;
(ii) our project accounts (other than the debt service reserve account);
(iii) all real and personal property of AES Red Oak, L.L.C. (including its interests in the URC Collateral) and its ownership interests in AES URC; (iv) proceeds of insurance, condemnation and liquidated damages payments, if any;
(v) all project contracts; (vi) all ownership interests in AES Red Oak, L.L.C.;
(vii) the equity contribution and all rights under the equity subscription agreement; and (viii) in respect of the bondholders only, the indenture accounts, the debt service reserve account and the debt service reserve letter of credit (other than the debt service reserve letter of credit provider's right to specific proceeds under the debt service reserve letter of credit).

    "Date certain" means June 30, 2003, the final date by which the facility must commence commercial operation pursuant to the power purchase agreement.

    "Debt service reserve letter of credit provider claims" means all obligations of AES Red Oak, L.L.C., now or hereafter existing, to pay administrative fees, costs, expenses, liabilities or indemnities under the debt service reserve letter of credit and reimbursement agreement.

    "Environmental law" means any governmental requirement in effect from time to time governing or relating to (i) the environment, (ii) releases or threatened releases of hazardous materials including, without limitation, investigation, monitoring and abatement of the releases and (iii) the manufacture, handling, transport, use, treatment, storage or disposal of hazardous materials or materials containing hazardous materials.


    "Financing liabilities" means all indebtedness, liabilities and obligations of AES Red Oak, L.L.C. (of whatsoever nature and howsoever evidenced including, but not limited to, principal, interest, fees, reimbursement obligations, collateralization or deposit obligations, penalties, indemnities and legal expenses, whether due after acceleration or otherwise) under the indenture, the bonds and any evidence of indebtedness thereunder entered into, the working capital agreement and any evidence of indebtedness thereunder entered into, the debt service reserve letter of credit and reimbursement agreement and any evidence of indebtedness thereunder entered into, the power purchase agreement letter of credit and reimbursement agreement and any evidence of indebtedness thereunder entered into, the collateral agency agreement and any evidence of indebtedness thereunder entered into, and the security documents, to the extent arising on or prior to the final maturity date for the bonds, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any the agreements.


    "Fuel conversion payment volume rebate account" means the fuel conversion payment volume rebate account established under the collateral agency agreement.

    "Good faith contest" means the contest of an item if: (i) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(ii) adequate reserves or bonding are established in accordance with GAAP with respect to the contested item; and (iii) during the period of the contest, the enforcement of any contested item is effectively stayed.

    "Guaranteed final acceptance date" means, unless otherwise adjusted in accordance with the construction agreement, April 1, 2003.


    "Impositions" means all duties, taxes, assessments, dues, charges, fees, excises, levies, license and permit fees, impositions, water rates, sewer rents and other charges, ordinary or extraordinary, whether foreseen or unforeseen, of any kind whatsoever, (i) now or hereafter levied or assessed or imposed against or upon or in respect of the mortgaged property (as defined in the mortgage) or
(ii) which now is or may be levied or assessed against the income (as defined in the mortgage) by virtue of any present or future law, as well as all income taxes, assessments and other governmental charges levied and imposed by any governmental authority upon or against AES Red Oak, L.L.C. in respect of the mortgaged property or any part thereof, to the extent the same is in lieu of or in substitution of the items described in clause (i). Impositions will not include any taxes imposed on the net income, gross receipts or any franchise taxes of the trustee or collateral agent, except as provided in this indenture.


    "Independent forecast" means a report furnished by AES Red Oak, L.L.C. to the senior parties no later than six months prior to the expiration of the term of the power purchase agreement, prepared by an independent consultant of national reputation which sets forth projections of (i) electricity prices for the PJM Market (or if the market no longer exists at the time, any successor market or substitute market as determined in good faith by AES Red Oak, L.L.C. which approximates, to the extent practicable, the region) and (ii) gas prices on a delivered basis to our facility, in each case on at least an annual basis through the final maturity date for the bonds.

    "Independent insurance advisor" means, initially, AON Risk Services, Inc., or another nationally recognized insurance advisory firm appointed as insurance advisor by AES Red Oak, L.L.C.

    "Make-whole premium" means an amount calculated as of the date set for the redemption or repurchase of any of the bonds as follows:

        (a) the average life of the remaining scheduled payments of principal in respect of bonds then outstanding (the "remaining average life") will be calculated as of the determination date;

        (b) the yield to maturity will be calculated for the United States Treasury security having an average life equal to the remaining average life and trading in the secondary market at the price closest to the principal amount thereof (the "primary issue"); provided, however, that if no United States Treasury security has an average life equal to the remaining average life, the yields (the "other yields") for the two maturities of United States Treasury securities having average lives most closely corresponding to the remaining average life and trading in the secondary market at the price closest to the principal amount thereof will be calculated, and the yield to maturity for the primary issue will be the yield interpolated or extrapolated from the other yields on a straightline basis, rounding in each of the relevant periods to the nearest month;

        (c) the discounted present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the determination date) in respect of bonds then outstanding will be calculated as of the determination date using a discount factor equal to the sum of (x) the yield to maturity for the primary issue, plus (y) 50 basis points; and

        (d) the amount of make-whole premium in respect of bonds to be redeemed or repurchased will be an amount equal to (x) the discounted present value of the bonds to be redeemed determined in accordance with clause (c) above, minus (y) the unpaid principal amount of the bonds; provided, however, that the make-whole premium will not be less than zero.

    "Operating and maintenance costs" means all actual cash maintenance and operation costs to be incurred and paid for with respect to the facility in any particular period (other than any amounts paid under the URC documents), including franchise, sales, property and other similar taxes (but not taxes on or measured by net income), payments for the supply and transportation of fuels, insurance, consumables, payments under any lease (other than lease payments under the URC documents), payments pursuant to the project contracts (including payments under the operations agreement, but excluding payments made under the construction agreement, the URC documents (other than additional rent payments thereunder) and any payments under the project contracts that are expressly subordinated), repair and replacement costs for equipment included in the facility, reasonable legal fees and expenses paid by the company in connection with the management, maintenance or operation of the facility, fees paid in connection with obtaining, transferring, maintaining or amending any governmental approvals, employee salaries, wages and other employment-related costs and reasonable general and administrative expenses, all fees, expenses and other payments due to and all indemnities and other arrangements providing for the payment of amounts to the lenders, arrangers, underwriters, initial purchasers, independent consultants, their agents, counsel and employees in connection with the indebtedness of the company (but excluding transaction costs associated with the offering and issuance of the bonds), but exclusive in all cases of (i) non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, (ii) all interest charges, (iii) all commitment fees, underwriting fees and other similar fees due and payable in connection with indebtedness of the company, (iv) maintenance costs funded from amounts on deposit in the major maintenance reserve account and (v) solely for purposes of priority of payment, fees (but not costs) payable to the operator, except to the extent that there are sufficient funds available in the revenue account to make all required payments and deposits specified in priorities FIRST through SIXTH for payments made during the operating period, as described above under "SUMMARY OF PRINCIPAL FINANCING DOCUMENTS--Collateral Agency Agreement--Payments During Operating Period".

    "Power marketing plan" means a marketing and procurement plan prepared by or on behalf of AES Red Oak, L.L.C. which describes in reasonable detail AES Red Oak, L.L.C.'s plan to (i) procure gas to be burned at our facility and
(ii) sell electric power from our facility without a replacement power purchase agreement.


    "Project costs" means all costs of developing, financing, constructing, testing and initial operation of the facility, including but not limited to:
(i) all amounts payable under the construction agreement including any contractor bonuses, site acquisition and preparation costs, costs of acquisition and construction of fuel handling and processing equipment, any electric interconnection and transmission upgrade costs payable by the company pursuant to the power purchase agreement, all water interconnection costs payable by the company and all gas interconnection costs payable by the company; (ii) rent payments by the company to AES URC and loans by the company to AES URC the proceeds of which will be used by the company to construct the part of the facility that will be owned by AES URC; (iii) all development costs and fees, which will be paid to, or as designated by, the company on the closing date;
(iv) all other facility-related costs, including but not limited to fuel-related costs, fees and expenses payable pursuant to the operations agreement and expenses to complete the construction and financing of the facility;
(v) start-up and testing costs and initial working capital costs; (vi) initial reserve fund requirements; (vii) fees and costs payable during construction with respect to loans under the working capital agreement, the debt service reserve letter of credit, the power purchase agreement letter of credit and any other letters of credit or security provided under any project Contract; (viii) legal and other transaction costs and financing-related fees; (ix) any other out-of-pocket expenses related to the financing; (x) interest on the bonds during construction; and (xi) any amounts owed to Williams Energy pursuant to Section 2 of the power purchase agreement.



    "Project revenues" means, for any period, the Company's revenues or income received (but excluding all revenues received under the URC Documents), including, without limitation: (i) except as otherwise specified in the Collateral Agency Agreement, interest and other income earned and credited on monies deposited in the project accounts; (ii) amounts paid by Williams Energy pursuant to the power purchase agreement; (iii) the proceeds of the sale of any part of the facility which is not prohibited under the indenture; (iv) the proceeds of any insurance claims in respect of an event or occurrence concerning the facility that is not an event of loss or an event of eminent domain; and
(v) all amounts received by the Company under the Williams Guaranty.



    "Prudent operating and maintenance practices" means those practices, methods and acts that at a particular time, in the exercise of reasonable judgment in light of the facts known or that should have been known, would have been expected to accomplish the goals established in the annual operating plan, including the goals as efficiency, reliability, economy and profitability, in a manner consistent with law, regulation, safety, and environmental protection. With respect to our facility, prudent operating and maintenance practices of the electrical generating industry include taking reasonable actions to provide
(i) adequate materials, resources and supplies, to the extent within the control of Operator, available to meet our facility's needs; (ii) a sufficient number of operators who are available and adequately trained to operate our facility; and
(iii) the timely performance of preventive, routine, and non-routine maintenance and repairs, as exemplified and generally described in the Operations Agreement.



    "Redemption subaccount" means the redemption subaccount of the bond payment account established under the indenture.


    "Required bondholders" means, at any time, the persons that at the time own a majority in aggregate principal amount of the bonds then outstanding.


    "Required modifications" means, collectively, those modifications reasonably necessary for our facility to (i) remain in compliance with all material applicable laws and governmental approvals and (ii) maintain, at a minimum, the capacity production levels contemplated by the projected operating results included in the final prospectus with respect to the bonds, in either case, as confirmed by the independent engineer.



    "Required senior parties" means, at any time, persons that at the time hold at least a majority of the combined exposure.



    "Restricted payments" means, collectively, (i) distributions including payments of dividends to holders of ownership interests in AES Red Oak, L.L.C.;
(ii) payments of principal, interest or premium, if any, on and any repurchase of any affiliate subordinated debt; (iii) prepayments of any subordinated debt; and (iv) the repurchase by AES Red Oak, L.L.C. of any ownership interests in AES Red Oak, L.L.C.



    "Step-up event" means, in respect of any debt service reserve letter of credit, (i) the debt service reserve letter of credit has not been extended or replaced within 45 days prior to the expiration date of the debt service reserve letter of credit or (ii) the credit rating of the debt service reserve letter of credit issuing bank is less than the required rating and the debt service reserve letter of credit has not been replaced within 45 days of the failure to satisfy the requirements of the required rating with a replacement letter of credit issued by an issuer that satisfies the requirements of the required rating and, in each case, the collateral agent has drawn on the debt service reserve letter of credit in an amount sufficient to fund the debt service reserve account up to the debt service reserve account required balance.

    "Total debt service" means, for any period, an amount calculated by AES Red Oak, L.L.C. as equal to the aggregate of (i) all amounts payable by AES Red Oak, L.L.C. during the period in respect of senior debt service; (ii) all amounts payable by AES Red Oak, L.L.C. during the period in respect of principal of, and interest, and premium, if any, on subordinated debt and any other indebtedness permitted under the indenture and incurred by AES Red Oak, L.L.C.; and
(iii) all amounts payable by AES Red Oak, L.L.C. during the period as fees and other expenses (including any interest thereon) to any fiduciary acting in the capacity with respect to any indebtedness referred to in clause (ii) of this definition.



    "Total debt service coverage ratio" means for any period, the ratio of
(i) cash available for debt service for the period to (ii) the amount of total debt service due and payable for the period.



    "Trigger Event" means (i) an "event of default" under the indenture and an acceleration of the Indebtedness issued thereunder; (ii) an "event of default" under the debt service reserve letter of credit and reimbursement agreement and an acceleration of the indebtedness incurred by AES Red Oak, L.L.C. thereunder;
(iii) an "event of default" under the power purchase agreement letter of credit and reimbursement agreement and an acceleration of the indebtedness incurred by AES Red Oak, L.L.C. thereunder; (iv) an "event of default" or the equivalent under the Working Capital Agreement and an acceleration of the indebtedness incurred by AES Red Oak, L.L.C. thereunder; or (v) a Bankruptcy Event in respect of AES Red Oak, L.L.C. or AES URC and the expiration of the shortest applicable grace period.



    "URC collateral" means (i) all revenues of AES URC, (ii) all real and personal property and contract rights of AES URC and (iii) all eminent domain proceeds, casualty proceeds, insurance proceeds and liquidated damage payments, if any, of AES URC.


    "Working capital agent claims" means all obligations of AES Red Oak, L.L.C., now or hereafter existing, to pay administrative fees, costs, expenses, liabilities or indemnities under the Working Capital Agreement.

                                    ANNEX B

                          INDEPENDENT TECHNICAL REVIEW

                                                                      APPENDIX B


                          STONE & WEBSTER
                          MANAGEMENT CONSULTANTS, INC.
                          ----------------------------





                    INDEPENDENT TECHNICAL CONSULTANT'S REPORT
                                     ON THE
                       AES RED OAK, L. L. C. POWER PROJECT

                                 MARCH 10, 2000


                                   PREPARED BY
                  STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.














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                                  LEGAL NOTICE

This report was prepared by Stone & Webster Management Consultants, Inc. with the assistance of its affiliated company, Stone & Webster Engineering Corporation; together hereafter referred to as Stone & Webster, expressly for Lehman Brothers. Neither Stone & Webster, Lehman Brothers, nor any person acting on their behalf: (a) makes any warranty, express or implied, with respect to the use of any information or methods disclosed in this report; or (b) assumes any liability with respect to the use of any information or methods disclosed in this report.


























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                                TABLE OF CONTENTS


1.         EXECUTIVE SUMMARY.............................................................................5

   1.1     Project Description...........................................................................6
   1.2     Conclusions...................................................................................7

2.         SCOPE OF WORK................................................................................10

3.         FACILITY DESIGN..............................................................................11

   3.1     Facility Description.........................................................................11
   3.2     Site Location and Description................................................................12
   3.3     Combustion Turbine Generator.................................................................13
   3.4     Heat Recovery Steam Generator................................................................17
   3.5     Steam Turbine................................................................................17
   3.6     Electric Generators..........................................................................18
   3.7     Selective Catalytic Reduction................................................................19
   3.8     Balance of Plant Systems.....................................................................19
   3.9     Fuel System..................................................................................25
   3.10    Electrical Systems...........................................................................25
   3.11    Switchyard...................................................................................26
   3.12    Miscellaneous Electrical Systems.............................................................27
   3.13    Instrument and Control Systems...............................................................27
   3.14    Civil and Structural Design..................................................................28
   3.15    Interconnections.............................................................................30

4.         ENVIRONMENTAL AND PERMITTING.................................................................33

   4.1     Environmental Site Assessment................................................................33
   4.2     Permitting...................................................................................33

5.         PROJECT AGREEMENTS...........................................................................43

   5.1     Power Purchase Agreement.....................................................................43
   5.2     Interconnection Agreement....................................................................45
   5.3     Engineering, Procurement, and Construction Services..........................................47
   5.4     Development and Operations Services Agreement................................................51
   5.5     Services Agreement...........................................................................52
   5.6     Water Supply Agreement.......................................................................52
   5.7     Agreements Relating to Real Estate...........................................................53
   5.8     Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract...........54

6.         PRINCIPAL PROJECT PARTICIPANTS...............................................................56

   6.1     AES Red Oak, LLC.............................................................................56
   6.2     AES Sayreville, LLC..........................................................................56
   6.3     Williams Energy Marketing & Trading Company..................................................56



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


   6.4     Raytheon Engineers & Constructors............................................................56
   6.5     Siemens Westinghouse Power Corporation.......................................................57

7.         ASSESSMENT OF PROJECTED OPERATING RESULTS....................................................58

   7.1     Overview.....................................................................................58
   7.2     Principal Considerations and Assumptions.....................................................58
   7.3     Project Cost.................................................................................59
   7.4     Power Production.............................................................................61
   7.5     Revenues.....................................................................................62
   7.6     Operating Expenses...........................................................................62
   7.7     Financing Assumptions........................................................................65
   7.8     Projected Operating Results..................................................................65
   7.9     Sensitivity Analyses.........................................................................66
   7.10    Liquidated Damages Analyses..................................................................68




EXHIBIT I

Base Case

Increased O&M Sensitivity (Case #1)

Increased Heat Rate Sensitivity (Case #2)

Decreased Availability Sensitivity (Case #3)

High Gas (Case #4)

Low Gas (Case #5)

Overbuild (Case #6)




EXHIBIT II

Document Log



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1.       EXECUTIVE SUMMARY

Stone & Webster Management Consultants, Inc. is pleased to provide this report (the "Report") which summarizes our independent technical review (the "Review") of the proposed AES Red Oak Project (the "Project"). The Project will consist of a nominal 832 MW (ISO) combined cycle electric generating facility (the "Facility") to be located in Sayreville, New Jersey and the associated Project documents and agreements.

The Review was conducted by Stone & Webster Management Consultants, Inc. with the assistance of Stone & Webster Engineering Corporation (collectively, "Stone & Webster"). The Review was conducted by Stone & Webster for the purpose of producing this Report on behalf of Lehman Brothers as an Initial Purchaser of certain bonds (the "Bonds") to be issued by AES Red Oak, LLC ("AES Red Oak"), pursuant to Rule 144A under the Securities Act of 1933, as amended, to finance the construction and initial start-up and testing of the Facility. The Bonds are to be offered in the United States to qualified institutional buyers and institutional accredited investors and in offshore transactions complying with Regulation S under the Securities Act of 1933 as amended.

The scope of the Review included the conceptual design and interfaces of the Project; the proposed Siemens Westinghouse Power Corporation ("SWPC") 501FD combustion turbine ("CT") technology; the projected performance of the Project; the Phase I site assessments for the Project; the issued permits for the Project; the technical assumptions utilized in the Pennsylvania/New Jersey/Maryland ("PJM") Market Study prepared by ICF Resources Incorporated ("ICF Resources") dated February 24, 2000, and the Project's projected operating results through validation of the Project pro forma and verification of the model results (the "Projected Operating Results").

Stone & Webster also reviewed the principal contracts and agreements associated with the Project. These included the Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement dated September 17, 1999 ("Tolling Agreement"), the Generation Facility Transmission Interconnection Agreement ("Interconnection Agreement") with Jersey Central Power & Light Company ("JCP&L") d/b/a GPU Energy ("GPU Energy") dated April 27, 1999, the Engineering, Procurement and Construction Services Agreement dated December 7, 1997 as amended ("EPC Contract"), the Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract dated December 7, 1997 ("Maintenance Services Agreement"), the Water Supply Agreement ("WSA") dated December 22, 1999 the Development and Operations Services Agreement ("Operations Agreement"), the Services Agreement ("Services Agreement"), and the Agreements Relating to Real Estate (collectively the "Project Agreements"). Stone & Webster reviewed the Project Agreements from a technical and economic standpoint to assess the adequacy, compatibility, and reasonableness of their terms and conditions. Stone & Webster made no determination as to the validity and enforceability of the Project documents and permits. However, for the purposes of this Report, we have assumed the Project Agreements and contracts will be fully enforceable in accordance with their respective terms and that all parties will comply with the provisions of their respective agreements. Stone & Webster also conducted a site visit on October 22, 1999 and made general field observations, specifically the existing above ground condition of the site.


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1.1      PROJECT DESCRIPTION

The Project is being developed and will be owned, operated, and maintained by AES Red Oak. AES Red Oak is a limited liability company, organized and existing under the laws of Delaware. AES Red Oak was formed to develop, construct, own, and operate the Project. AES Red Oak is a special purpose project company and a wholly owned subsidiary of AES Red Oak, Inc. AES Red Oak Inc. is a wholly owned subsidiary of The AES Corporation ("AES"). AES, which was founded in 1981, is one of the world's largest global power companies. AES Sayreville, L.L.C, ("AES Sayreville"), a Delaware limited liability company and a wholly owned subsidiary of AES Red Oak, Inc., will manage the development, construction, and operation and maintenance of the Project pursuant to a management and operations and services agreement between AES Sayreville and AES Red Oak.

The Facility will have a nominal 832 MW (ISO) designed electric generating capacity and will be comprised of the following major equipment: three SWPC model 501FD CTs and generators, three unfired, three pressure level reheat heat recovery steam generators ("HRSGs"), one multicylinder reheat condensing steam turbine ("ST") with hydrogen cooled generator, one water cooled condenser using a forced draft cooling tower, one integrated plant distributed control system, and balance of plant ("BOP") equipment including pumps, transformers, power electrics, etc.. The CTs, the ST, and their associated generators will be located indoors. The two HRSGs and associated auxiliary equipment will be located outdoors.

The Facility will be dispatchable but will be capable of operating on a continuous basis. The CTs will only burn natural gas supplied by way of a pipeline. Each CT will be coupled with a three pressure level reheat HRSG that will generate steam to operate the ST. Electrical generators connected to the three CTs and the ST will be connected to the switchyard through individual generator step up transformers. These transformers will raise the generated voltage to 230 kV for connection into the PJM interconnected electrical system.

The Facility will obtain its raw water supply requirements from two sources: the primary source is South River and the Duhernal acquifer is the back-up water source. The Facility will discharge wastewater to the Middlesex County Utility Authority wastewater treatment facility.

Electrical power produced by the Project will be sold to Williams Energy Marketing & Trading Company ("Williams") under the terms of a 20-year Tolling Agreement. The Tolling Agreement calls for Williams to purchase Facility capacity, ancillary services, and fuel conversion services pursuant to the terms of the Tolling Agreement. In addition, the Tolling Agreement provides for the supply and transport of the natural gas to the Facility by Williams. The natural gas will be supplied by way of a pipeline to the delivery point at the site.

Following expiration of the 20-year term of the Tolling Agreement, the Facility will be operated as a merchant power plant. AES Red Oak will be responsible for the procurement of fuel and will sell its output directly into the PJM power pool (or pursuant to bilateral contracts).

Under the terms of the EPC Contract, Raytheon Engineers & Constructors ("RE&C"), will act as the primary Contractor and will be responsible for the engineering, procurement, and construction of the Project on a turnkey, lump-sum basis.


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AES personnel will operate the Facility pursuant to a Management and Operations
Services Agreement ("Operations Agreement") between AES Sayreville and AES Red Oak. The Project will purchase CT parts, shop repairs, and scheduled outage services from SWPC pursuant to the Maintenance Services Agreement.

1.2      CONCLUSIONS

Set forth below are the principal findings and conclusions which Stone & Webster has reached regarding the Project. For a complete understanding of the estimates, assumptions, and calculations upon which these findings and conclusions are based, THIS REPORT SHOULD BE READ IN ITS ENTIRETY.

1. The Facility design, as specified in the EPC Contract, is in accordance with standard industry practice. RE&C possesses the organization and personnel to execute its obligations under the EPC Contract and is familiar with the construction and maintenance of large electrical generation facilities. The Project construction schedule proposed by RE&C is achievable and is consistent with the terms of the Tolling Agreement.

2. SWPC possesses the organization and personnel to execute its obligations under the Maintenance Services Agreement.

3. Stone & Webster views the W501FD technology as a refinement on the W501F technology, which has been in operation since 1993, and is typical of normal design improvements by manufacturers. The 501FD technology is similar to the W501FA and W501FC technology, but incorporates advances in low NO(x) combustion technology, compressor and blade designs, and cooling technology. There are approximately 25 W501F technology units in operation, with over 500,000 hours of operating history, and additional 68 W501F technology units, which will be operational prior to or concurrently with the Project. The W501FD design was introduced to the marketplace in 1998 and the first W501FD units are scheduled to commence commercial operations in the first half of 2000. Thirty-seven W501FD's have been sold to date in the United States alone, and 38 W501FD units will be in operation prior to, or concurrently with the Project. Three W501FC units (LS Power's Whitewater and Cottage Grove and Empire State Line Unit 2) have upgraded their compressors to the 501FD design and these units have been operating since mid-1999.

4. The steam turbine and electrical generator designs are acceptable and in accordance with standard industry practice.

5. If designed and constructed in accordance with the EPC Contract and operated and maintained in accordance with the Maintenance Services Agreement and the Operations Agreement, the Facility should be capable of meeting the net output contract requirements specified in the Projected Operating Results. The useful life of the Project, provided it is maintained as in the Project Agreements, should exceed the life of the bonds.

6. The liquidated damages provisions of the EPC Contract are reasonable. The one year warranty period is acceptable based on the commercial terms of the EPC Contract in conjunction with the one year warranty in the Maintenance Services Agreement. These two agreements, although independent, are complementary and afford the Project a greater


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       degree of protection than is available from the EPC Contract alone.
       The Performance Testing Plan, as specified in the EPC Contract, is acceptable, customary, and should adequately demonstrate the Project's performance.

7. Williams possesses the organization and personnel to execute its obligations under the Tolling Agreement, and is familiar with the provision of fuel to, and purchase of electricity from, large electrical generation facilities.

8. The Facility can feasibly be electrically integrated into the PJM system, and no known transmission limitations will inhibit the feasible evacuation of the Facility's full net capacity both under summer and winter conditions.

9. Stone & Webster will independently verify the design of the water pipeline when it becomes available. Stone & Webster does not know of any reason why the Borough of Sayreville should be unable to perform its obligations under the WSA.

10. AES Sayreville, as an affiliate of AES and with the assistance of SWPC under the terms of the Maintenance Services Agreement, should be capable of operating and maintaining the Facility in accordance with standard industry practices.

11. The technical requirements described in the Project Agreements are comprehensive, reasonable, and achievable as well as consistent within and between the various documents.

12. The Phase I environmental site assessments, conducted by TRC, indicated no significant environmental issues. The assessments were performed in accordance with standard industry practice, and the results appear reasonable.

13. A majority of the Project's required permits have been acquired and the Project's permit acquisition plan for those permits not yet required is reasonable.

14. AES Red Oak filed for certification of the Facility as an Exempt Wholesale Generator ("EWG") under the applicable rules of the Federal Energy Regulatory Commission ("FERC") on September 13, 1999. On November 4, 1999 FERC found that AES Red Oak is an exempt wholesale generator as defined in section 32 of the Public Utility Holding Company Act of 1935 ("PUHCA").

15. Assuming the Facility is constructed, operated, and maintained in accordance with the terms of the EPC Contract, Tolling Agreement, the Operations Agreement, and the Maintenance Services Agreement then it is reasonable to assume that the Facility will be able to operate in a manner consistent with applicable permit limits for a period at least equal to the term of the Bonds.

16. The Project's EPC Contract price is competitive relative to similar facilities and the Project's proposed operating and maintenance expenses are consistent with other comparable projects.

17. The technical assumptions utilized in the ICF Resources Market Assessment of PJM and the Red Oak Plant are reasonable.


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18.    Stone & Webster reviewed the technical and commercial assumptions and the calculation methodology of the Project financial pro forma model. The technical assumptions assumed in the Projected Operating Results are reasonable and are consistent with the Project Agreements. The financial pro forma model fairly presents, in our judgment, projected revenues and projected expenses under the Base Case Assumptions. Therefore, the Projected Operating Results are a reasonable forecast of the Company's financial results under the Base Case Assumptions.

19. The principal amount of the Bonds, when combined with the equity contributions and interest earned during the construction period, should be sufficient to pay the costs of constructing the project and interest on the Bonds through the end of the construction period.

20. The projected revenues from the sale of capacity and energy are more than adequate to pay the annual operating and maintenance expenses (including provisions for major maintenance), other operating expenses, and debt service based on Stone & Webster's studies and analyses of the Project and the assumptions set forth in this Report. The average and minimum debt service coverage ratios ("DSCR's") for the full term of the Bonds are 3.16x and 1.55x, respectively. The average and minimum DSCRs during the PPA period are 1.57x and 1.55x, respectively. The average and minimum DSCRs during the Post-PPA period for the debt are 7.13x and 6.37x, respectively.

21. Assuming deficiencies of up to 6% for heat rate and 4% for capacity, the average DSCRs over the term of the Bonds, after payment of the rebates by RC&E due to a failure to achieve heat rate and capacity guarantees, are projected to remain approximately the same as the DSCRs in the Base Case.

















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2.  SCOPE OF WORK

Stone & Webster was retained to perform a review of the Project in accordance with a September 24, 1999 agreement with AES Red Oak, Inc. The review was conducted by Stone & Webster for the purpose of producing this Report on behalf of Lehman Brothers as Initial Purchaser of certain Rule 144A bonds to be offered in the United States by AES Red Oak pursuant to rule 144A under the Securities Act of 1933 as amended to finance the construction and initial start-up and testing of the Facility, which bonds are to be issued to qualified institutional buyers and institutional accredited investors and in offshore transactions complying with Regulation S under the Securities Act of 1933. The scope of the Review included the following:

     -    SWPC 501FD CT proposed as the technology basis of the Project

     -    Projected performance of the Project

     -    Projected Operating & Maintenance ("O&M") expenses

     -    Conceptual design and interfaces of the Project

     -    Project Phase I site assessments

     -    Issued permits for the Project

     - Technical assumptions utilized in the PJM market study of [January 11, 2000], prepared by ICF Resources

     -    Projected operating results in the Project financial pro forma model

Stone & Webster also reviewed the Tolling Agreement, the Interconnection Agreement, the EPC Contract, the Maintenance Services Agreement, the WSA, and the Agreements Relating to Real Estate from a technical and economic standpoint to assess the adequacy and reasonableness of their terms and conditions. Stone & Webster has made no determination as to the validity and enforceability of the Project Agreements. However, for the purposes of this Report, we have assumed the Project Agreements will be fully enforceable in accordance with their respective terms and that all parties will comply with the provisions of their respective agreements.

Stone & Webster conducted a site visit on October 22, 1999 and made general field observations, specifically the existing above ground condition of the site. During the review, Stone & Webster reviewed Project information and interviewed representatives of AES to verify the adequacy of the Facility design and site and the reasonableness of the technical assumptions.



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3.   FACILITY DESIGN

Stone & Webster reviewed the design of the Facility and its major components and interface designs, as specified in Appendix A of the EPC Contract. Stone & Webster is of the opinion that the Facility design, as specified in the EPC Contract, is in accordance with standard industry practice and that, if designed and constructed in accordance with the EPC Contract and operated and maintained within standard industry practices, the Facility should be capable of meeting the net output contract requirements specified in the Projected Operating Results. The useful life of the Project, provided it is maintained as in the Project Agreements, should exceed the life of the bonds.

3.1      FACILITY DESCRIPTION

The Facility is designed to have a nominal 832 MW electric generating capacity at ISO conditions and will consist of the following major equipment and configuration: three SWPC model W501F Econopac CTs with air cooled generators firing only natural gas, with each CT exhausting separately to three unfired, three pressure level reheat HRSGs, each of which provide steam to the multi-cylinder reheat condensing ST with hydrogen-cooled generator. The Facility also includes a forced draft cooling tower, one integrated control system, water treatment facilities, a central control, an electrical switchgear room, administrative and maintenance buildings, and a 230 kV switchyard. The CTs are equipped with evaporative inlet air coolers and dry low NO(x) ("DLN") combustion system. The HRSGs are equipped with CO catalysts to reduce carbon monoxide emissions and SCR to reduce NO(x) emissions. The facility design includes a 100% ST bypass.

The CTs, the ST, and their associated generators will be located indoors. The HRSGs and associated auxiliary equipment will be located outdoors. The Facility will be dispatchable but will be capable of operating on a continuous basis. Due to the dispatchable nature of the Facility, operation will include periods of part-load operation (between 70% and 100% of turbine load) and may require periodic start-ups and shutdowns.

The Borough of Sayreville will provide the Facility's water supply for cooling, makeup, and maintenance from the South River reservoir or the Duhernal water system. Potable water will be supplied by way of an interconnection to the Borough of Sayreville's treated water pipeline system. The Borough of Sayreville is responsible for designing the Lagoon Water Pipeline, the Lagoon Pumping Station, and the Sayreville Interconnection Number 2 (tie-in at Jernee Mill road). AES Red Oak will arrange for construction of these facilities and deed the completed facilities back to the Borough of Sayreville. The Facility process and sanitary wastewater discharge will discharge to the Middlesex County Utilities Authority ("MCUA") through an existing sewer line that runs along Jernee Mill Road. The switchyard will tie in the JCP&L system at the 230 kV transmission line that runs adjacent to the northeast Facility property line. Major equipment deliveries will be made by the Conrail line that runs adjacent to the west of the Facility property, near the main entrance. Deliveries and construction traffic should not be a problem since the Facility is located in an industrial area of town. The current proposal by Williams, the gas supplier and power off-taker, is to bring gas to the site by tying into the existing gas main running along Jernee Mill road, or they may build an approximately 0.5 mile spur line from the 42-inch Transco main line near the Florida Power and Light Company to the south of the Facility along the Conrail Raritan River rail line right of way. Either option will work


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independently. The EPC Contract states that the natural gas conditions at the site boundary will be 575 psig and 70DEG.F. The pressure at the Transco
42-inch compressor station is typically 800 to 900 psig. This pressure would have to be let down which will cool the gas. Provision would have to be included to heat the gas so that it meets the 70DEG.F minimum temperature at the site boundary. Stone & Webster reviewed pressure data from the Sayreville metering station for the period April 1, 1998 to March 31, 1999. During that period the pressure dropped below 550 psig for 39 hours. The pressure was below 600 psig for 541 hours. Although the EPC Contract specifies 575 psig, pressures down to 525 psig should not result in any load limitations to the operation of the facility. The water, wastewater, and gas line connections to the Facility from Jernee Mill road will be buried along the Facility access road inside the 60-foot easement.

The Facility will include the following major structures: a 250 ft x 510 ft open air switchyard, a fully-enclosed, approximately 81,400 square feet, 65-foot tall power generation building to house three CTs, generators, and associated equipment. The three HRSGs, the three 150 feet stacks and auxiliaries will be located outside immediately west of the power generation building. Other significant equipment located within the HRSG area includes a 450,000 gallon service/fire water storage tank, clarifier, and a 100,000 gallon condensate storage tank. The ten-cell cooling tower will be located north of the power generation building and AES Red Oak switchyard. The Facility will include site access drives, a 17-space parking area, and an approximately 9,000 sq. ft. warehouse/maintenance shop and administration building.

3.2      SITE LOCATION AND DESCRIPTION

The Facility is situated on approximately 62 acres in the Borough of Sayreville, Middlesex County, New Jersey. The property is located in Sayreville's SED 2 M-2 Heavy Industrial Zone and is currently undeveloped with no utility service. Access to the site will be by way of approximately one quarter mile, 30 foot wide existing access roadway from Jernee Mill Road. The access roadway will be within a 60 foot wide easement. AES Red Oak intends to clear 18 acres of woodland on the site to use as construction laydown and then will replant 14 acres of this land after construction. The nearly 30 acre foot print of the Facility will be placed on existing cleared land used by the previous owners, Mink Run Construction. The balance of the property is considered wetlands and will not be developed.

The project site is located in southwest Sayreville, east of Jernee Mill Road and adjacent to the Conrail Raritan River rail line right-of-way. Cheesequake Road is the nearest road to the east of the site. Undeveloped woodlands are located adjacent to the north and northwest of the proposed project site. The Conrail Raritan River west-east rail line lies approximately 1,000 feet north, with Washington Road and residential streets of Sayreville beyond. The intersection of the north-south and west-east Conrail Raritan River rail lines is located approximately 1,000 feet northwest of the subject site. Adjacent to the northeast and east of the subject site are undeveloped woodlands, and a large manufacturing plant owned by Hercules, Inc. ("Hercules"). E.I. DuPont de Nemoirs Company ("DuPont") is located further to the northeast across Cheesequake Road. To the southeast is a right-of-way for standard power lines and a steam line owned by Hercules, with undeveloped woodlands beyond. Adjacent to the south is the fence line of lands also owned by Hercules; this area is currently inactive but previously contained another large manufacturing operation of Hercules. To the west of the proposed project site is the Conrail Raritan River rail line north-south right-of-way, as mentioned above. Another former industrial site, which is now a vacant grassed/woodlands area owned by Pfizer, Inc. ("Pfizer"), lies between the railroad and


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Jernee Mill Road. Further west, across Jernee Mill Road is the
Celotex/Sayreville Landfill property.

The October 22, 1999 site visit, combined with a review of Project documents provided by AES formed the basis for our opinion regarding the site. In particular, Stone & Webster relied on the ESA reports prepared by TRC Environmental in July 1999.

Stone & Webster believes that the site is acceptable for the proposed facility.

3.3      COMBUSTION TURBINE GENERATOR

The AES Red Oak will install three SWPC W501F Econopac heavy-duty combustion turbine generators ("CTG") of the FD design. The FD model is the latest offer in the F-class CT, which was initially developed under an international partnership with Mitsubishi Heavy Industries and Rolls Royce. Plants with W501F-class technology have been in operation since 1993 and have over 500,000 hours of operation. The FD design was introduced to the market place in 1998 and the first W501FD will be in commercial operation in the Spring of 2000. The main difference between the W501FC and W501FD machines is the compressor section. Three W501FC units (LS Power's Whitewater and Cottage Grove and Empire State Line Unit 2) have upgraded their compressors to the 501FD design and these units have been operating since mid-1999.

Stone & Webster prepared a listing of W501F-class CTs, which are in operation or will be in operation before or in the same year as the Project. The list in the following table is based on SWPC January 2000 published information.


=============================================================================================================
                                        PROJECT UTILIZING 501F-CLASS
=============================================================================================================
              CUSTOMER                     STATION            COUNTRY        QUANTITY      OPERATION DATE
------------------------------------- ------------------- ---------------- ------------- --------------------
     Florida Power & Light Co.            Lauderdale            USA             4               1993
------------------------------------- ------------------- ---------------- ------------- --------------------

      Korea Electric Power Co.              Ulsan              Korea            4               1996
------------------------------------- ------------------- ---------------- ------------- --------------------

             Tenaska IV                     Brazos              USA             1               1996
------------------------------------- ------------------- ---------------- ------------- --------------------

              LS Power                    Whitewater            USA             1               1997
------------------------------------- ------------------- ---------------- ------------- --------------------

              LS Power                  Cottage Grove           USA             1               1997
------------------------------------- ------------------- ---------------- ------------- --------------------

         Empire State Line                  Unit 2              USA             1               1997
------------------------------------- ------------------- ---------------- ------------- --------------------

            Termosflores                  Las Flores         Columbia           1               1997
------------------------------------- ------------------- ---------------- ------------- --------------------

        Termomerilelectrica             Merilelectrica       Columbia           1               1997
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                     Pasadena I            USA             1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

             Termovalle                   Termovalle         Columbia           1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

        Florida Power Corp.                 Hines               USA             2               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

              InterGen                   TermoEmcali         Columbia           1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

                CFE                        El Sauz            Mexico            1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

                CFE                       Hermosillo          Mexico            1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

                CFE                        Huinala            Mexico            1               1998
------------------------------------- ------------------- ---------------- ------------- --------------------

       Carolina Power & Light                                   USA             1               1999
------------------------------------- ------------------- ---------------- ------------- --------------------

          El Dorado Energy                El Dorado             USA             2               1999
------------------------------------- ------------------- ---------------- ------------- --------------------

             KMR Power                 TermoCandelaria       Columbia           2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

               Enron                       Penuelas         Puerto Rico         2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------



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

=============================================================================================================
                                        PROJECT UTILIZING 501F-CLASS
=============================================================================================================
               PREPA                       Abengoa          Puerto Rico         2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

                AES                         Merida            Mexico            2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

           Nova Chemical                                      Canada            2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

               CLECO                       Coughlin             USA             3               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

               Dynegy                     Rockingham            USA             5               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

              LS Power                    Batesville            USA             3               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                    Pasadena II            USA             2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

                AES                       Uruguaiana          Brazil            2               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

               Dynegy                      Calasieu             USA             1               2000
------------------------------------- ------------------- ---------------- ------------- --------------------

               Enron                       Peakers              USA             3               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

               Dynegy                     Phase III             USA             4               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                       Sutter              USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

       Seminole Electric Coop                                   USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

                                        Klamath Falls           USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                     Southpoint            USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

         Empire State Line                  Unit 3              USA             1               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                     Lost Pines            USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

  Aquilla/Utilcorp Pleasant Valley                              USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

                EDF                       Rio Bravo           Mexico            2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

                EDF                      CFE Saltillo         Mexico            1               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

              Reliant                    Desert Basin           USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

       Alabama Electric Coop                                    USA             2               2001
------------------------------------- ------------------- ---------------- ------------- --------------------

            Philippines                                     Philippines         1               2002
------------------------------------- ------------------- ---------------- ------------- --------------------

            Mid America                    Cordova              USA             2               2002
------------------------------------- ------------------- ---------------- ------------- --------------------

              Dynegy V                                          USA             5               2002
------------------------------------- ------------------- ---------------- ------------- --------------------

              Calpine                      Baytown              USA             3               2002
------------------------------------- ------------------- ---------------- ------------- --------------------

              Reliant                     Echo Star             USA             4               2002
------------------------------------- ------------------- ---------------- ------------- --------------------

               Total                                                            93
=============================================================================================================


For AES Red Oak project, each CTG is an indoor installation package CT power plant. The CTG will be started by electric motor. Instruments and controls are supplied as part of the CTG package. The CTG control system is a microprocessor based control system. The CTs will be equipped with DLN combustors and fueled with natural gas only. The gas fuel specification as indicated in GMS2 Gas Analysis Report has been acceptable to SWPC as noted in their letter of June 21, 1999 contained in Section V.b of Appendix A to the EPC Contract. Natural gas compressors are not provided based on the normal range of 600 psig to 700 psig gas line pressure.

3.3.1    COMPRESSOR SECTION

Appendix A of the EPC Contract states that the compressor is a 16-stage axial flow design operating at a nominal pressure ratio of 16:1. The compressor design has been upgraded from the previous 501F engines by increasing the mass flow and efficiency of the compressor. Increasing the flow area of the first two compressor stages raised the mass flow. Compressor efficiency gains are obtained through the use of the advanced airfoil design. The compressor is also equipped with variable inlet guide vanes to improve the compressor low speed surge characteristic and to improve part load performance in combined cycle operation.


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As with all W501FD designs, the blade and rotor design allow the blades to be removed in the field with the rotor in place. The first two stages use 17-4 pH stainless steel material to maintain strength and safety. The stationary blades are fabricated into two 180DEG. diaphragms for each stage to facilitate removal.

Improvements are being made to the W501FD inner shroud design welds on the compressor stages 1, 2, and 3. The first W501F with the new compressor design will operate in February 2000, which will give AES Red Oak an opportunity to benefit from any lessons learned on the improve weld configuration.

3.3.2    COMBUSTOR SECTION

A standard combustion system consists of 16 can-type annular DLN combustors configured to burn natural gas. The presence or absence of flame and the uniformity of the fuel distribution between combustors will be monitored by thermocouples located downstream of the last stage turbine blades. These can also detect combustor malfunctions when at load. Improvements in the 501FD include the addition of local cooling in the transition piece between the combustion outlet and the row 1 turbine stator vane segments to control local overheating.

3.3.3    TURBINE SECTION

The power turbine is a 4-stage design. The row 1 single vanes are removable, without any cover lift, through access man-ways within the combustor shell. ECY768 cobalt base alloy is used for rows 1 and 2 vanes and X45 cast material for rows 3 and 4 vanes. The new row 4 turbine blade was changed to increase the maximum output capability of the CT and will use CM247 material.

Each row of vane segments is supported in a separate blade ring, which is keyed and supported to permit radial and axial thermal response independent of possible external cylinder distortions. Blade ring distortion can be further minimized by the use of segmented isolation rings that support the vane segments and by the use of ring segments over the rotor blades to form a thermal barrier between the flow path and the blade ring.

The brazing process for W501 F-class row 1 turbine blades and vanes has been improved and the FD units will have INCO738 material for tip plates to close the core exits to avoid thermal distress.

The cooling air circuit for the turbine section is the same as those used on the earlier W501Fs. This cooled and filtered air provides a blanket of protection from hot blade path gases and eliminates excessive contaminants that could block critical cooling passages of the rotor blades.

Direct compressor discharge air is used to cool the row 1 vane and inter-stage compressor bleed air is used to provide cooling air to vane and turbine stages 2, 3, and 4. This cooling should preclude the exposure of inter-stage seals and disc faces from the hot blade path gases. The row 1 vane, which has the highest hot blade path gas temperature has a cooling design of combined film cooling holes and impingement and a trailing edge pin-fin system. Film cooling is used at the leading edge as well as at selected pressure and suction side locations. This should limit vane wall thermal gradients and external surface temperatures. Pin fins are used to increase turbulence and surface area to improve the trailing edge cooling effectiveness.


                                      B-15
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The next highest temperature component is the first stage rotating blade. The blade is cooled by a combination of convection techniques by way of multi-pass serpentine passages and pin-fin system in the trailing edge. Air supply for blade cooling is high pressure compressor discharge air that has been cooled and filtered and returned to the turbine rotor by way of supply pipes in the combustor shell. Cooling air flows outward through slots in the blade root and is conveyed radially through the blade shank. Impingement and shower-head film cooling are used for the leading edge region.

SWPC continues to optimize the blade cooling circuits. The optimization process also incorporates lessons learned experience and should result in greater product integrity.

3.3.4    CTG CONCLUSIONS

The W501FD CT is the latest technology offered by SWPC in the W501 F-class. The W501FD design combines the latest in low NO(x) combustion technology, advances in compressor design, blade designs and materials, and cooling schemes. It has incorporated improvements and lessons learned experience of the prior models such as W501FA and FC. The result is an advanced design, high-temperature, efficient, low NO(x), more powerful CT that is based on proven design concepts that have evolved with the development of the W501 F-class CTs.

The W501F technology was initiated around 1985 as a joint effort project with Japan's Mitsubishi Heavy Industries. Basically, the W501F technology combines advanced component and design technology from a variety of different sources available to the companies and the result is an industrial machine based on field proven design practices. Today, there are many F-class CTs in operation with excellent records.

It is our understanding that the nominal rotor inlet temperature ("RIT") will be the same as current W501Fs, which is approximately 2435DEG.F. The excellent operating data from the four FP&L's Ft. Lauderdale W501 F- class units has provided much of the experience that led to the 2435DEG.F materials, coatings, and cooling arrangements. This experience has been applied to the later W501F designs where applicable. We also know the predecessor FC model was designed for a similar firing temperature and appears to be operating well. Based on our knowledge of the FC designs and its field operating data, we believe SWPC has the experience to handle the 2435DEG.F RIT temperature as a proven technology.

Stone & Webster views the W501FD technology as a refinement on the W501F technology, which has been in operation since 1993, and is typical of normal design improvements by manufacturers. The 501FD technology is similar to the W501FA and W501FC technology, but incorporates advances in low NO(x) combustion technology, compressor and blade designs, and cooling technology. There are approximately 25 W501F technology units in operation, with over 500,000 hours of operating history and additional 68 W501F technology units, which will be operational prior to or concurrently with the Project. The W501FD design was introduced to the marketplace in 1998 and the first W501FD units will commence commercial operations in the Spring of 2000. Thirty-seven W501FD's have been sold to date in the United States alone, and 38 W501FD units will be in operation prior to, or concurrently with the Project. Three W501FC units (LS Power's Whitewater and Cottage Grove and Empire State Line Unit 2) have upgraded their compressors to the 501FD design and these units have been operating since mid-1999.


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3.4      HEAT RECOVERY STEAM GENERATOR

Stone & Webster reviewed the functional specification and scope of supply provided in the EPC Contract Appendix A. A letter of intent has been signed between RE&C and Foster Wheeler to provide the HRSGs. Stone & Webster reviewed the detailed design specifications. The functional specification as included in Appendix A of the EPC Contract describes the HRSGs as being a horizontal design configuration, natural circulation, three-pressure level type. Each HRSG will be installed with a catalyst for NO(x) and CO emission reduction. The HRSGs will have no duct firing capability. The HRSGs will be designed in accordance with the ASME BPVC Section 1 for the three HRSG units, Section VIII for Pressure vessels.

Foster Wheeler's proposal 298-284, dated June 8, 1999, was also reviewed for AES Red Oak. The HRSGs are manufactured in Canada. The scope of work is well defined, and includes; the pressure parts (complete economizers, evaporators, superheaters, reheaters), inlet ducting with expansion joints, insulation, interconnecting piping, platforms and walkways, SCR and CO catalysts, erection and start-up assistance and spare parts (start-up). Options are provided for outlet ducting, stack, silencer, EPA connections and access, and erection. The HRSG heat transfer layout and details for this application is limited to 50 feet of finned height. A QA plan is outlined. P&IDs for the major systems are provided, signifying a standardized HRSG design for this CT class.

Stone & Webster's opinion is that the HRSG scope description is suitable for the Project and in accordance with standard industry practice.

3.5      STEAM TURBINE

The ST will be a model TC2F two case tandem compound design with a double flow low pressure element. The ST will be directly connected by a rigid coupling to a hydrogen inner-cooled generator.

The ST will consist of a primary turbine inlet, combined high pressure ("HP") / intermediate pressure ("IP") turbine, and the double flow low pressure ("LP") turbine. The primary steam supply sources to the turbine are main, reheat steam, and LP admission. The main steam controls the steam flow to the turbine, reheat steam inlet, and LP admission valves. The HP/IP turbine receives steam from the main steam and reheat steam supply and converts it to rotational power to drive the generator. The LP turbine receives steam from the IP exhaust by way of the crossover piping and the LP admission and converts it to rotational power to drive the generator. The last stage blade design has been given as being a 33 1/2, this design has a 33 1/2 inch vane section. Stone & Webster assumed in our evaluation a 66.1 square foot exhaust annulus area.

With respect to operational experience, Toshiba provided an experience list showing one existing unit of similar configuration. With an assumed exhaust flow rate of 5.9 lb/kW the resulting exhaust flow is 1,630,000 lb/hr, which leads Stone & Webster to believe that the exhaust velocity would approach 792 ft/sec and an exhaust loading of 12,330 lb/hr/sq.ft.. Based on our assumptions these values are within Toshiba's experience and are considered by Stone & Webster to be acceptable. Stone & Webster's opinion is that the ST design is acceptable and in accordance with standard industry practice.

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3.6      ELECTRIC GENERATORS

3.6.1    STEAM TURBINE ELECTRIC GENERATOR

The ST's electric generator is designated by as a model "TAKS - ICH". The generator will be hydrogen inner-cooled synchronous 3600 rpm, 60 Hz machine rated at 330,000 kVA at 18 kV. The generator will be designed for a leading power factor of 0.95 and a 0.85 lagging power factor at the generator terminals at 60 psig hydrogen gas pressure. The generator will have Class F insulation with Class B temperature rise for both the stator and the rotor. The stator winding will be indirect hydrogen cooled and the field will be direct hydrogen cooled. The generator will have a short circuit ratio of not less than 0.50 at nominal capacity and is to be fabricated in accordance with ANSI standards C50.10, C50.13, and C50.14, as appropriate.

Despite the fact that the generator, as described in the EPC Contract, utilizes a design with no operating experience, it appears to be sized properly. The generator design from which the proposed generator was most likely developed was rated at 300,000 kVA, 17 kV, 3600 rpm, and 0.85 P.F.. It was first introduced in 1970 for Korea Electric Power Corp at their Inchon Station. However, only two units of this design were built (both at Inchon) and operational history is not available.

According to the Toshiba experience list, all of their operating experience above 300,000 kVA included (direct) water-cooled stator windings; therefore the proposed hydrogen cooled design is an evolution in the design. The hydrogen cooled design results in a longer stator than a water-cooled design. In order to prevent any potential core vibration that would be transmitted to the stator frame or foundation Toshiba has included a spring support. Stone & Webster is of the opinion that the generator design is acceptable.

3.6.2    COMBUSTION TURBINE ELECTRIC GENERATOR

The CTs' electric generators are designated as a frame 2-95x200. The generators will be air-cooled (TEWAC) synchronous 3600 rpm, 60 Hz machines rated at 208,000 kVA at 18 kV. The generators will be capable of providing a 0.85 lagging power factor and a 0.95 leading power factor (measured at the generator). The generators will have Class F insulation (with Class F temperature rise) for both the stator and field winding systems. The generators will have a short circuit ratio of 0.51 and will fabricated in accordance with ANSI standards C50.10, C50.13, and C50.14, as appropriate.

The generator appears to be sized properly. The proposed generator was first applied to the Nova Chemical project in Canada and is currently in commissioning. The design was created for the 501FD product line, as a replacement for the hydrogen cooled design (frame 2 - 97 X 122) that was provided with the previous 501 FC designs. According to SWPC, 45 generators for the 501FD product line of this design have been sold.

Stone & Webster believes that the generator design is acceptable and in accordance with standard industry practice.

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3.7      SELECTIVE CATALYTIC REDUCTION

Foster Wheeler Energy Corporation ("FWEC") will provide the SCR. The SCR process adds diluted ammonia to the flue gas at an automatically controlled rate. This mixture is then passed through catalyst layers, which converts the NO(x) to harmless nitrogen and water vapor. The nitrogen and water vapor are then released through a stack. FWEC currently has 47 SCR installations.

3.8      BALANCE OF PLANT SYSTEMS

Stone & Webster reviewed the general configuration of the Facility BOP systems identified in this section. These systems although important do not generally take on as high degree of risk significance as the main power island. Stone & Webster's BOP system review focused on ensuring that the specific system designs were consistent with the current industry practice. As is typical of a project at this phase in design, the final detailed system and component technical information that is developed during the detailed design phase and is required to independently verify a system's capabilities was not available for Stone & Webster's review. The conceptual description of the BOP systems and Stone & Webster's opinions are described in the following sections.

In general, Stone & Webster is of the opinion that the BOP systems described below are consistent with present day industry practice and any individual issues identified during our review are presented in their respective sections. Based on the review of the EPC Contract, the BOP systems are being designed in accordance with acceptable codes and standards and with sufficient redundancy, so that the failure of any critical component will not reduce the Plant's reliability. RE&C has included in Appendix A to the EPC Contract a satisfactory vendor bidder list for the BOP equipment.

3.8.1    FEEDWATER SYSTEM

The feedwater system will consist of three 50% capacity HP boiler feed pumps ("BFP") common to all HRSGs, which take suction from the HRSGs LP economizer outlet. The HP discharge from each pump will be discharged to a common header and piped to the HP economizer of each HRSG. The interstage discharge from each pump will discharge to a common header and will be routed to the IP economizer. A BFP recirculation line with control valve will be provided for each of the BFPs. A control valve will be provided on each of the HP and IP headers for respective drum level controls. Each BFP is provided with a warm-up line, which maintains an idle pump(s) in a ready condition while the other pump(s) are in operation. Chemical feed equipment will feed amine and oxygen scavenger to the condensate pump discharge and phosphate to each of the three HRSG drums.

3.8.2    CONDENSATE SYSTEM

The system will consist of two 100% capacity vertical, can type, centrifugal condensate pumps, which take suction from the condenser hotwell. The condensate pumps are located in a pit at the ground floor near the condenser hotwell. The condensate flows from the condenser hotwell into a header. The header distributes the flow to either condensate pump. A recirculation line located downstream of the gland steam condenser assures minimum flow through the condensate pumps.

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Two vent lines are provided for each condensate pump. One from the pump discharge elbow with a normally closed isolation valve, the other from the high point of the pump suction can with a locked open isolation valve. The condensate is deaerated in the condenser in order to remove oxygen and other non-condensable gases and thus prevent corrosion and prevent equipment from becoming air-bound. The condensate is chemically treated by injecting ammonia and hydrazine to adjust the pH level, scavenge residual oxygen, and thus minimize corrosion.

The Plant is not provided with a separate deaerator and is relying strictly on the condenser design to remove gases from the condensate. This practice is very common today. However, it must be recognized that the deaeration performance in the condenser is reduced during start up and at low load. The cycle chemistry must be carefully monitored and the use of additional oxygen scavenger during these periods may be necessary to avoid accelerated corrosion.

The condenser will be a two pass, single shell and tube, deaerating type specifically designed for steam surface condenser service. The tube material will be 304 stainless steel. This unit will be designed to condense the steam from the turbine with circulating water temperature of 93DEG.F while maintaining
3.0 in. Hga pressure. The equipment will be designed and constructed in accordance with Heat Exchange Institute ("HEI") standards. The condenser is located below the turbine, between the operating and ground floors.

The air evacuation system is capable of removing air and other non-condensable gases from the condenser steam space, which includes the condenser volume with hotwell empty, as well as the condenser neck, and the low pressure turbine casings, prior to or during plant startup. The system is also able to remove air in-leakage as well as other non-condensable from the condenser during normal operation. The system includes one steam jet air ejector for start-up and one jet air ejector for holding vacuum. The steam jet air ejectors will be designed to handle the capacity recommended in the HEI Standards for steam surface condensers and will be sized for 100% capacity. A vacuum breaker line with a motor operated gate valve is provided to break the vacuum in the condenser in emergencies.

3.8.3    RAW WATER SYSTEM

The Borough of Sayreville will provide the Facility's water supply for cooling, makeup, and maintenance from the South River reservoir or the Duhernal well water system. The Borough of Sayreville is responsible for designing the Lagoon Water Pipeline, the Lagoon Pumping Station and the Sayreville Interconnection Number 2 (tie-in at Jernee Mill road). The water balance developed by RE&C indicates the daily water demand for cooling and potable use is projected at
4.45 mgd at 54DEG.F (4.63 mgd at 92DEG.F). The primary source of Facility process water is the South River Reservoir, with Duhernal Well water as a secondary or backup source. The water sources analyses indicate relatively low dissolved solids, however the differences in the iron content and low pH requires a system to elevate the pH and precipitate the oxidized iron. RE&C will provide a solids contact or Lamella-Type clarifier and associated sludge handling system, consisting of a thickener, belt press or plate filter and chemical feed system for feeding caustic, sodium hypochlorite, and a coagulant aid polymer. After clarification, the water will be pumped to the cooling tower as makeup to the circulating water system. The remaining water will be stored in the 450,000 gallons fire/service water tank for use as feed to makeup the demineralizer and plant service water.

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Stone & Webster reviewed recent analyses of water samples from both the reservoir and the well system. The calcium, sodium and chlorides contents were slightly higher than the analysis provided to RE&C, but the difference is within typical fluctuations in water quality and should have not impact the design or cost of the water treatment system.

The potable water supply will be supplied by way of an interconnection to the Borough of Sayreville's treated water pipeline system. The potable cold water distribution system will supply cold water to all sanitary fixtures, kitchen sinks, laboratory and work sinks, electrical water coolers and emergency shower/eye-wash units and other equipment of wash-down facilities as required. The potable hot water and the return circulation systems will supply hot water to all the above mentioned fixtures requiring hot water. The hot water systems originate in the domestic hot water heaters (one for each building requiring hot water) and will distribute water at approximately 130DEG.F. The potable hot water system will include electric hot water storage heaters capable of providing sufficient hot water storage and recovery capacity to meet the maximum probable demand requirements.

3.8.4    CYCLE MAKEUP SYSTEM

The system includes two 100% trains of demineralizer capacity rated at 80 gpm net. The equipment in each train consists of a 100% pressure filter mentioned in the raw water description, one reverse osmosis ("RO") unit, and a set of electro-deionization ("EDI") stacks. The use of the EDI system will eliminate the necessity of bulk acid and caustic storage, occasional regeneration and the neutralization and disposal of regenerant waste. Associated equipment includes anti-scalant and bisulfite chemical feed skids and a chemical cleaning skid for the RO unit. When one RO is being cleaned the other unit will continue to operate. The RO reject will be used as cooling tower makeup. The EDI reject streams will be returned to the inlet of the RO and/or the cooling tower, depending on chemistry.

3.8.5    BOILER BLOWDOWN SYSTEM

The boiler blowdown system consists of a single atmospheric flash tank. This is acceptable if the HRSG is designed to cascade the blow down from the HP drum to the IP drum and from the IP drum to the LP drum. The LP drum blowdown then is sent to the blowdown tank. The liquid collected in the blowdown tank is sent to the cooling tower.

3.8.6    CIRCULATING WATER SYSTEM

The circulating water system consists of a ten wet-cell mechanical draft cooling tower with underground supply and return piping to the power block. The drift rate of the cooling tower will be 0.0003%. This drift rate complies with the air permit requirements. There are two 50% capacity circulating water pumps installed with an additional third pump and motor in the warehouse. The pumps will be installed in a pump basin adjacent to the cooling tower. The pump basin floor will be enclosed with a structural steel superstructure. The superstructure roof will have removable hatch openings, one above each pump for maintenance purposes. The circulating water chlorination and electrical buildings will be located on each side of the pumphouse superstructure. Cooling tower chemical control will utilize sodium hypochlorite injection to control biological growth, sulfuric acid (as needed) for alkalinity and pH control, and will have the capability of feeding either corrosion inhibition or scale control chemicals as needed.

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3.8.7    AUXILIARY COOLING WATER SYSTEM

The auxiliary cooling water system will consist of closed circuit cooling water system ("CCCWS") and an open circuit cooling water system ("OCCWS") which is the cooling tower and circulating water system that serves the main steam surface condenser.

The CCCWS will consist of two 100% capacity closed cooling water pumps, two 100% closed cooling water plate heat exchangers, and a closed loop cooling water surge tank. The head tank, which will be originally filled with condensate quality water from the demineralizer system, will be located at the highest point of the equipment cooled on the suction side of the pumps and will provide constant suction conditions for the pumps. The pumps will discharge to a common header which will forward the heated water to the closed cycle plate type heat exchangers, after which cooled water will be supplied to the following equipment: ST auxiliary coolers, CT auxiliary coolers, BFP coolers, air compressors, etc. The heat load from the CCCWS will be rejected through the closed cooling water plate heat exchangers to the circulating water system by way of the supply and return piping.

The OCCWS will supply the equipment that doesn't require condensate quality water, but requires colder and greater quantities of cooling water. The following equipment are projected to be cooled by the OCCWS: closed cycle cooling water heat exchangers; CT and ST lube oil coolers; ST electro-hydraulic fluid coolers; ST electric generators hydrogen coolers; and CT electric generator coolers.

The OCCWS flow requirements for the individual equipment are specified by the respective equipment manufacturers, based on a maximum cooling water temperature of 93DEG.F. There are two 100% capacity, horizontal, centrifugal, double suction, motor driven, open cycle auxiliary cooling water pumps arranged in parallel. The pumps take suction from the condenser inlet block. The heated water is returned to the condenser outlet block. The rated capacity of each pump is equal to the total cooling demand of the equipment, plus a 5% flow margin and a 10% margin on friction loss. Chlorine is added to the circulating water in the main cooling tower basin to inhibit biofouling.

3.8.8    FIRE PROTECTION SYSTEMS

A complete and integrated fire protection system will be provided for the plant for effective detection, warning, means of controlling and extinguishing of fires. The system will consist of underground yard distribution system to serve the fire hydrants, water based fire suppression systems, standpipe system, portable fire extinguishers, and fire pumps. The fire protection system will be engineered and designed in accordance with the requirements of National Fire Protection Association ("NFPA") codes and all applicable state and local codes and regulations as guided by NFPA 850 Standard.

Water supply for the fire protection system will be provided from the fire/service water storage tank. The fire protection portion of the storage tank capacity will be calculated to supply simultaneously the largest fixed water based extinguishing system plus 500 gpm for hose stream demand for a duration of 2 hours. The storage tank will be provided with adequate make-up water from the local water supply system and will be freeze protected.


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Two electric motor driven fire pumps will be provided to ensure 100% capacity backup of the fire protection system water supply. Each pump will be capable of delivering total system requirements at design pressure and flow rate with one pump out of service. Each pump will be rated at 2,500 gpm at 125 psig. Fire pumps will be housed in a heated, ventilated and protected building. The fire pumps, fire pump controllers and auxiliary equipment will conform to NFPA 20, will be listed by United Laboratories ("UL") and/or approved by Factory Mutual ("FM"). The motors for the two 100% capacity fire pumps are wired to separate independent transmission systems to ensure 100% capacity backup of the fire protection system water supply.

Water spray systems will be used in the main transformers, auxiliary transformers, ST lube oil system, cooling tower, and start-up transformer areas. Wet pipe automatic sprinkler systems will be used in the turbine building areas and fire pump house area. A fire standpipe and hose system will be installed inside the turbine building. This system will supply open rack or cabinet type hose stations, equipped with 1 1/2 in. flat hose, equipped with nozzles suitable for safe effective use on identified hazards and involved equipment.

Portable fire extinguishers will be provided throughout the plant in accordance with NFPA requirements and will be UL listed, and/or FM approved and will be labeled accordingly. Extinguishers will be provided in readily accessible locations in conformance with NFPA Standard 10. Carbon dioxide will be used in areas of low-fire hazard or contain small electrical equipment where cleanup after the fire is a major consideration, such as the control room, laboratories, switchgear, and turbine building areas.

3.8.9    WASTEWATER SYSTEM

The Facility wastewater discharge including process wastewater and sanitary wastewater will discharge to MCUA through an existing sewer line that runs along Jernee Mill Road. Under average operating conditions, the total process wastewater has been estimated at 266 gpm and will be monitored and sampled for compliance with the discharge criteria. Where feasible, wastewater will be recycled within the plant, such as HRSG blowdown and RO reject being recycled to the cooling tower, otherwise, the waste stream is treated to ensure compliance with the discharge criteria. The process waste line will be sampled using a composite sample and have inline pH and residual chlorine analyzers. The analyzer outputs will be data logged in the DCS Fuel Systems. The wastewater will be discharged to the sewer utilizing two 100% pumps. The process wastewater system serves the overall drainage of floors and equipment in general industrial areas throughout the buildings. Particulate matter and oil typically contaminate the process wastewater. The process wastewater system also serves enclosed (diked, curbed) and sprinkler equipment areas where large quantities of oil are used or stored. The systems will provide for the containment and isolation of oil wastes (including sprinkler discharge in case of fire) that otherwise could spread and create significant fire hazard. The process wastewater is discharged to an oil/water separator that will separate oil for on site storage and ultimate off site disposal, and discharge water to the plant waste line of site boundary. Inside the buildings, to the extent possible, all drainage will flow by gravity. Where relative elevations do not permit gravity flow, eight duplex sump pumps will be provided. The stormwater drainage system will direct stormwater runoff to a detention basin designed for all storms up to the 100-year storm.

The sanitary drainage and vent systems serve the removal of wastes from toilet and shower rooms, food service and kitchen equipment and related floor areas, and from other facilities of sanitary nature. All fixtures/equipment drained to the sanitary drainage system are supplied by


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potable water. The sanitary wastes will flow by gravity and will be collected in a sewage ejector pit from where the waste will be pumped to the site collection system. The sewage ejector will be automatic, vertical, centrifugal, non-clog type, designed with duplex arrangements. Both pumps will be sized for the peak inflow. The anticipated sanitary wastewater flow is anticipated to be approximately 1700 gpd.

The chemical waste drainage system serves the water treatment building and other areas where chemicals are stored or handled such as sampling and chemical feed areas. The waste is drained to a dedicated chemical sump and pumped to the neutralization tank for treatment. In remote areas, such as the battery rooms or laboratories where acids are stored or used, the waste is directed to local acid neutralizing basins and then discharged to the sanitary or industrial waste drainage systems.

3.8.10   COMPRESSED AIR SYSTEM

The compressed air system includes two 100% oil-free type compressors and accessories including, two 100% regenerative desiccant type dryers, intercoolers, and aftercoolers, and one vertical air receiver tank. One local control panel with remote start/stop capability will be furnished for manual and automatic control of the compressed air system. The compressors will be heavy duty, oil-free type and will be supplied as skid mounted packaged units complete with electric motors, air intake filters, silencers, moisture separators, intercoolers, and aftercoolers, air receiver isolating and check valves, safety devices and necessary instrumentation and controls for complete operable units. Each compressor will be designed to deliver 500 SCFM of air at125 psig. The compressors will be capable of operating at full load, part load or idling condition, continuously or intermittently. Each dryer will be designed to deliver air 300 SCFM of air at 120 psig, with a minus 40DEG. F dewpoint (although the EPC Contract mistakenly states 40DEG. F), assuming an air inlet temperature to the dryer of 100DEG.F and 100% relative humidity.

The intercoolers and aftercoolers will be the shell and tube type with removable tube bundles and will be designed, fabricated, and stamped in accordance with the ASME Boilers and Pressure Vessel Code, Section VIII, Div. I. The cooling water used in the intercoolers, aftercoolers, and compressors will be supplied by the closed cycle cooling water system. Each cooler will cool the maximum air flow at maximum discharge pressure to within 15DEG.F of the cooling water temperature. The tubes of the intercoolers and aftercoolers will be made of seamless stainless steel. The receiver will be vertical with a nominal capacity of 1200 cubic feet, 150 psig design pressure of welded steel construction.

3.8.11   COMPRESSED GAS STORAGE SYSTEM

The compressed gas storage system will consist of the hydrogen gas system, the carbon dioxide system, and the nitrogen system. The hydrogen system supplies hydrogen gas to the hydrogen cooled generators. The carbon dioxide system stores and transfers carbon dioxide gas to the generator cooling and purge systems for generator purging. The nitrogen system supplies nitrogen for inerting the HRSGs and main cycle piping during an extended outage. The compressed gas will be stored in commercially available cylinders. The compressed gas system will also include the associated piping and instrumentation.


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3.8.12    AMMONIA STORAGE AND FORWARDING SYSTEM

The ammonia storage and forwarding system will store and supply ammonia for the SCR. The 19% aqueous ammonia solution will be stored in a 20,000 gallon storage tank. The tank will provide approximately a six-day supply of ammonia. The tank is designed per ASME Section VIII for pressures of full vacuum to 50 psig. Standard safety devices and instrumentation will be installed on the tank. The tank will be installed inside a containment dike capable of holding full tank volume. The tank is located adjacent to the plant stacks and is accessible by tank truck, which will be used for liquid fill.

Two 100% capacity ammonia forwarding pumps, one operating and one standby, will transfer the aqueous ammonia solution to the aqueous ammonia control injection skid, which will be located adjacent to each HRSG. The supply pressure to the control skid will be maintained at constant pressure with pump skid control valves. Excess liquid will be returned back to the aqueous ammonia storage tank. The pump skid includes associated piping, block valves, check valves, pressure and temperature instrumentation.

3.9      FUEL SYSTEM

Williams will provide natural gas to the site by way of a pipeline that connects to the 42" Transco pipeline. Based on historic pressures, gas supply pressure is expected to be at or above 575 psig. By receiving the gas at the delivery point at the site at or above 575 psig and 70DEG.F, it will enable AES Red Oak to provide 475 psig and 59DEG.F gas at the gas preheater inlet as required by the EPC Contract.

The fuel gas system inside the site boundary will consist of a redundant gas filtering station, pressure reducing and gas metering station, one 100% scrubber and scrubber drain tank. A fuel gas preheater will be provided for each CT to raise the gas temperature to approximately 280DEG.F. Feedwater from the respective HRSG's IP economizer will be circulated through the preheater back to the HRSG IP evaporator. The gas pressure at each CT will be regulated based on its operating requirements.

3.10     ELECTRICAL SYSTEMS

Stone & Webster reviewed the general configuration of the AES Red Oak electrical systems identified in this section. Stone & Webster's electrical system review focused on ensuring that the bus configurations and designs were consistent with standard industry practice. The detailed system and component technical information that is developed during the detailed design phase was not available for review. The conceptual description of the electrical systems, as well as Stone & Webster findings, are provided in the following sections.

Stone & Webster believes that the electrical system design described below is consistent with standard industry practice.


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3.10.1   NORMAL STATION SERVICE POWER

Two unit auxiliary transformers from generators GT1 and GT2 will provide power to the plant auxiliary loads during normal operation. The transformers step down the voltage from 18 kV to 4.16 kV to two switchgear buses which supply power to large medium voltage motors and to three double-ended 480V load centers by way of 4.16kV to 480V transformers. The 480 V load centers supply power to larger low voltage motors and to motor control centers ("MCC"), which supply smaller motors and other loads and panels.

3.10.2   EMERGENCY POWER

Emergency power systems also exist to assist plant operations. An emergency MCC provides 480V power to essential service loads. The emergency MCC has an automatic transfer switch. Normal power is provided from a plant load center, but upon loss of power, the back-up source is the 34.5kV-480V construction/back-up transformer connected to the GPU Energy's 34.5 kV distribution system.

A plant direct current ("dc") system consisting of 125V dc batteries and an uninterruptible power supply ("UPS"), powered from the plant dc system, provide power to STG, HRSG, and switchyard equipment that must be operable during emergency and loss of utility power conditions. A separate dc system for each CTG package also provides the necessary dc power required by the CTG. These systems ensure that equipment such as lube oil pumps and turning gear motors have power available for a proper cool down process of the turbines during an emergency trip.

Instrumentation, relaying, control and monitoring circuits required for emergency shut-down of the plant are also connected to the batteries and/or UPS. Vital plant equipment such as the distributed control system ("DCS") is supplied from the UPS, which is powered from the plant dc system.

The plant has no black start capability. Startup of the plant is accomplished by way of electrical backfeed through one of the unit auxiliary transformers off the 230 kV system with the generator breaker open.

3.11     SWITCHYARD

Electrical power through the CTG and STG is generated at 18 kV and stepped up to 230 kV for delivery to the switchyard. The plant will electrically interconnect with the PJM electrical system through two transmission lines, which will tie into the plant's switchyard.

Four main transformers will be provided for this service. Each CTG and the STG will be connected to its own two winding, oil filled step up transformer which increases the voltage from the generator terminals to the interconnecting voltage at the high side terminals.

Stone & Webster performed a review to determine that the optimum transformer turns ratio can be achieved with the tap range provided, to deliver reactive power to, or receive reactive power from the system. Synchronization and protection of the CTG GT1 and GT2 are achieved by use of the generator breaker. Synchronization and protection of the STG and CTG GT3 are achieved by the power circuit breakers in the switchyard. The circuit breakers isolate the power generating


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station from the interconnecting system. The CTGs and STG will be connected to the step-up transformers by isolated phase bus duct.

The switchyard is a 230 kV conventional, open air, double bus, single breaker arrangement with provision for two outgoing transmission lines. The switchyard will extend from the high voltage terminals of the generator step-up transformers outgoing transmission circuits. Switchyard protective relays will interface with the GPU Energy's transmission line protective relays and communication equipment. SCADA remote terminal units ("RTU"s) will be provided by GPU Energy to interface with the transmission/distribution control center and the energy control center. This equipment will be installed in the plant control room.

The switchyard requirements will also be further defined as part of the Interconnection Agreement.

3.12     MISCELLANEOUS ELECTRICAL SYSTEMS

Stone & Webster reviewed the descriptions of the communications, lighting, grounding, cable and raceway, freeze protection and security systems and have no comments. These system are described in accordance with common industry practice.

RE&C will provide cathodic protection in accordance with the recommendations of the Soil Resistivity Survey Report prepared by the Corrosion Engineering Department of RE&C. In particular, all critical carbon steel piping such as gas and circulating water lines will be coated and cathodically protected.

3.13     INSTRUMENT AND CONTROL SYSTEMS

The Plant control system is a microprocessor based DCS. The system provides both analog and digital control capabilities. The system will monitor, alarm, log, trend plant inputs and provide status of plant equipment. The control consoles of the DCS provide the control room interface with the plant equipment.

Control, protection and monitoring functions for the CTs are performed by the ECONOPAC system. The ECONOPAC system is a microprocessor based control system. A computer processing unit performs the control and logic functions. Input/output cards provide the interface to field instrumentation and control devices. A cathode ray tube ("CRT") and graphic display system are also provided.

The ST is provided with a Toshiba digital electro hydraulic control ("EHC") control system. The digital EHC system performs the operations necessary to accelerate, synchronize, load, unload and shut the unit down. The plant DCS system interfaces with both the CT system and the ST system by way of a one-way data link and hard-wired system.

The proposed SCR system utilizes the DCS for the control function. FWEC will supply all the necessary logic and permissives information necessary to set up the required logic in the DCS system. The purpose of the control system is to assure that the flow of ammonia matches the gas flow and temperature within the HRSG to provide the necessary NO(x) reduction.


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3.14     CIVIL AND STRUCTURAL DESIGN

The Project's civil and structural design parameters have been appropriately specified in the EPC Contact. The civil and structural design requirements are in accordance with applicable sections of the Uniform Code of New Jersey, the BOCA National Building Code and the results of the preliminary geotechnical investigation conducted on-site. The EPC Contract has adequately identified the applicable civil and engineering codes and standards relating to the type of construction proposed at the site and has adequately defined site specific design criteria. It is noted that RE&C has accepted the risk of any additional foundation requirements as necessary based on a detailed geotechnical investigation to be performed during the design phase of the Project. The structural design criteria outlined in the EPC Contract appear adequate to comply with the Project requirements. The materials of construction specified in the building finish schedule are appropriate for the intended application. The minimum required strength of materials, stipulated in the design criteria, are consistent with industry standards. The established loadings and maximum design conditions comply with the referenced codes, site development requirements and foundation design criteria. Stone & Webster's opinion is that the structural design requirements are reasonable and adequate for operation of the Facility as contemplated in the EPC Contract.

3.14.1   SITE CONDITIONS

The Project site area is approximately 62.7 acres and is zoned M-2 (heavy industrial). Significant boundary features are the Jersey Central Power and Light Co. easement and transmission line to the northeast and the Raritan River Railroad line to the southwest. The topographic high point of the site is about elevation 87 feet (NGVD) and is located along the transmission line easement. The lower portion of the south area of the site is at elevation 22 feet, which is below the 100-year flood reported to be at elevation 23.49 feet. This area will remain undeveloped.

Previous development in the northern portion of the site has lowered the grade adjacent to the transmission line easement to approximately elevation 51 to 55 feet. The Facility will be constructed at a plant grade of elevation 55 feet in this generally flat area. Some offsite fill has been placed in the lower than grade area. A large portion of the south area of the site, however, will not be developed due to wetland restrictions.

3.14.2   GEOTECHNICAL EVALUATION

The Parsons Power Group performed a preliminary geotechnical investigation of the Project site and presented the results in a Preliminary Geotechnical Report, October 1, 1998. A total of six exploration borings were drilled, logged and sampled to depths ranging from 37 to 77 feet below existing grade. Soil descriptions, sampling and laboratory testing results are presented in the report. Resistivity testing was also performed during this site investigation and the results are presented in the report.

The exploration borings indicate that the subsurface conditions at the site generally consist of medium dense to very dense sand with some gravel. The granular soils overly stiff to very stiff clays and silts. The thickness of the granular soils generally ranges from approximately 32 to 39 feet except at Boring B-6 where the thickness is only 10.5 feet. Several feet of the granular soil deposit have been removed as borrow in the northern part of the Project site. Standard


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penetration blow counts and the laboratory test results indicate that the site soils have high shear strength and are overconsolidated.

Under the terms of the EPC Contract, RE&C is responsible to execute a complete and careful examination of the nature and character of the soils and terrain of the site to define criteria for design and construction of the Facility.

Stone & Webster believes that the preliminary exploration and testing programs were conducted in accordance with good engineering practice and were appropriate for the planned Facility and anticipated site conditions. Stone & Webster's opinion is that the Project site is suitable for construction of the proposed Facility.

3.14.3   GROUNDWATER

Groundwater levels were measured during the exploration program. Groundwater levels are at approximately elevation 40 feet in the area where the Facility will be located. Groundwater is not expected to affect foundation installation unless excavations are required below elevation 40 feet. Any significant excavations below elevation 40 feet will require dewatering, such as by a vacuum well point system.

3.14.4   WATER SUPPLY

Raw water for the Facility will be supplied by the Borough of Sayreville primarily from the South River Reservoir and supplemented by the Duhernal water supply well during periods of low river level. Water will be provided at a pressure of 60 psig at the site boundary. The raw water will be used for all fire protection, process water, and service water requirements for the Facility. Raw water from both sources is relatively low in dissolved solids. However, differences in the iron content and pH requires that a water treatment system be designed to treat the worst condition of either raw water source. Stone & Webster does not consider water quality to present a design problem for the water treatment systems.

3.14.5   SITE GRADING AND DRAINAGE SYSTEM

The Facility plant site grade will be established at elevation 55 feet. The site grading and drainage system will be designed to comply with all applicable federal, regional, and local regulations. Topographic modifications to the site area may be required to provide positive overall drainage control to protect the wetlands in the lower portion of the site. Surface drainage onsite will consist of overland and open channel flow. Storm water from potentially contaminated areas will be carried through buried piping to the oil water separator and then to the detention basin for discharge to the natural site drainage areas.

The storm drainage system will be designed for a storm frequency of one in twenty-five years except for the detention basin that will be designed for a storm frequency of one in one hundred years. Rainfall intensity will be determined utilizing the Sandy Hook, NJ intensity/duration curves presented in the EPC Contract. The Facility main complex area will require only moderately grading for effective drainage.


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3.14.6   FOUNDATIONS

The site is considered suitable for development of the Facility. The proposed structures can be placed on conventional mat or spread foundation, established on the dense to very stiff underlying soils. Off site fill, which was placed in the main Facility area will have to be removed and replaced with suitable engineered fill, as required. The excavated onsite natural soils, free of organic and other deleterious material, are considered suitable for reuse as structural fill and site grading. RE&C has the responsibility to establish suitable foundation bearing capacities and foundation preparation that will be required to comply with the EPC Contract foundation performance requirements.

It is anticipated that the mat foundations established on the dense to very stiff overconsolidated soils can support the CTs, HRSGs, ST, generators, and stacks. Some over excavation and replacement with an engineered structural fill may be required to maintain settlement tolerances for some these foundation systems. RE&C will establish the foundation preparation and treatment requirements required for final design.

The support buildings and other lightly loaded structures can be supported on spread foundations on suitable dense to stiff natural soils or compacted fill. The above ground storage tanks can be supported on the dense to stiff natural soils or on structural fill.

The exploration program indicates that no rock excavation is anticipated for installation of any of the proposed facilities.

3.14.7   STACK

Each HRSG will have an individual stack 150 feet tall. The stacks will be constructed in accordance with ASME/ANSI standards and will be made from carbon steel. The location of test ports and sampling platform will meet the specified emission testing requirements.

3.15     INTERCONNECTIONS

3.15.1   FUEL INTERCONNECTION

The natural gas fuel supply to the Facility will be transported by way of a pipeline that will be designed to supply a minimum of 575 psig and 70DEG.F at the delivery point at the site as discussed in Section 3.8 of this Report. Fuel will be supplied to the Facility by Williams in accordance with the Tolling Agreement as discussed in Section 5 of this Report. Williams is responsible for the construction of all gas interconnection and delivery facilities necessary for delivery of natural gas. Pipeline permitting, design, and construction is also the responsibility of Williams.

Williams plans to connect the Facility with the Transco Gas Pipeline ("TGPL"), which is an affiliate of Williams, to provide natural gas services to the Facility. In addition, Williams may provide additional gas supply from Texas Eastern and Tennessee as well as TGPL through the New Jersey Natural Gas Co. ("NJNG") distribution system. The TGPL is an extensive long-line transmission network with facilities that access many of the major gas producing areas in the
U. S., including the Gulf of Mexico, Gulf of Mexico Deep Water, Mobile Bay, Onshore Texas, and Onshore Louisiana. The other major interstate natural gas pipelines that connect to TGPL or are near the Sayreville location include Texas Gas, Koch, Tennessee Gas, and Texas Eastern


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("TETCO"). Canadian supplies are also listed as an option through either the
Niagara, NY import point or the Iroquois pipeline. Clearly, these pipelines and supply source options provide several choices from many locations.

Distribution systems are required by law to odorize gas in areas of higher population density for safety purposes; the odorant used is very high in sulfur. The gas from NJNG can still be used but the higher sulfur content than the fuel specification will result in the turbine blades requiring more frequent water washes.

3.15.2   ELECTRICAL INTERCONNECTION

The Facility can feasibly be electrically integrated into the PJM system, and no known transmission limitations will inhibit the feasible evacuation of the Facility's full net capacity both under summer and winter conditions.

The Plant will be integrated into the GPU Energy transmission system as follows:

1. The section of the 230 kV bus that ties in the STG unit and one of the CTG units will connect (by way of a tap) to the Raritan River-Parlin 230 kV circuit.

2. The section of the bus that ties in the other two CTG units will connect (by way of a tap) to the Raritan River-South River 230 kV circuit.

Both of the Raritan River-Parlin and Raritan River-South River 230 kV circuits run on the same towers. Thus, events involving the simultaneous disconnection of both circuits and therefore the disconnection of the entire Plant are credible, and need to be simulated in the single contingency (or n-1) analysis of the transmission system reliability.

The 230 kV substation at the Plant is arranged using a split single bus-single breaker scheme. In Stone & Webster's experience, these single-bus single-breaker arrangements are fairly typical of facilities such as this one and has been reviewed and accepted by GPU Energy.

In addition, the 230 kV bus is split into two disconnected sections; one of the CTG units and the STG unit are connected to one of the sections of the bus, while the other two CTG units are connected to the other one. The design does not allow for the electrical interconnection of the two sections of the 230 kV bus together. Thus, from a power systems standpoint, the Plant is effectively split in two. The reason for this interconnection configuration is that the lines individually cannot handle the full output of the plant. GPU Energy has participated in the interconnection configuration design, has reviewed the design configuration to ensure compliance with GPU Energy, PJM, and MAAC criteria, and has approved the configuration. The forced and planned outages for each of these lines have been low. Over the last 10 years, there was one forced outage for 0.37 hours in 1993 and two separate planned outages for a total of
23.95 hours in 1994 for transmission line 1034. There was one forced outage for
0.33 hours in 1993 and one planned outage for 6.17 hours in 1993 for transmission line 1047. In addition under the terms of the Tolling Agreement, AES Red Oak will continue to get paid for the first 24 hours of any transmission outage.

The Plant has been and continues to take the steps necessary for interconnection with the transmission system of GPU Energy, which includes the following steps:


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FEASIBILITY STUDY: A feasibility study is required to make a preliminary determination of the type and scope of attachment facilities, local upgrades, and network upgrades that will be necessary in order to accommodate the interconnection request, and to provide a preliminary estimate of the time and cost that will be required to construct these necessary facilities and upgrades, if any. On April 28, 1999, AES submitted a Feasibility Study Agreement request to PJM for a feasibility study to be conducted. The Plant is declared as a Capacity Resource in the request. The feasibility study indicates that the only problem found with the Plant in service was "an overload of substation equipment at Freneau on the Parlin-Freneau 230 kV line for the loss of the South River-Atlantic 230 kV line with the Sayreville-Gillette 2230 kV out for maintenance near Sayreville. This problem can be remediated for approximately $40,000."

SYSTEM IMPACT STUDY: PJM, in coordination with the regional transmission owner, conducted a System Impact Study to identify the system constraints relating to the interconnection requests being evaluated in the study and the attachment facilities, local upgrades, and network upgrades necessary to accommodate each interconnection request. The System Impact Study has been completed. The System Impact Study refined and more comprehensively estimated each interconnection customers' cost responsibility for necessary facilities and upgrades than the estimates provided in the Feasibility Study. The System Impact Study estimated the transmission and interconnection cost and the associated cost for the overload of substation equipment at Freneau on the Parlin-Freneau 230 kV line at $5,198,448 and $38,000, respectively for a total estimated cost of $5,236,448. The project economic analysis includes $5.236 million for transmission and interconnection cost.

INTERCONNECTION SERVICE AGREEMENT: In general, Stone & Webster found that the Interconnection Service Agreement is comparable to other similar agreements with which Stone & Webster is familiar.

3.15.3   WATER INTERCONNECTION

The Project has a WSA in place to draw water for cooling the Facility from the Borough of Sayreville. The Borough of Sayreville operates a publicly owned raw water system that draws on both the South River by way of lagoons and Duhernal acquifer. The Borough of Sayreville needs to amend its existing permit to construct a new Lagoon Pumping Station to supply AES Red Oak with up to 4.6 million gpd of untreated water. The existing Duhernal Water Pipeline will be used as a backup source of water, up to a maximum of 4,600,000 gpd for the plant when the Lagoons' water level falls below 20 feet and South River water is unavailable due to low flow or chloride limitations or a break in the lagoons' water pipeline. AES Red Oak will be responsible for the cost of constructing and installing the Lagoon Water Pipeline, Lagoon Pumping Station, and the Sayreville Interconnection Number 2 to the Duhernal Water Pipeline. These costs have been included in the project economic analysis. Access to both water sources will be designed and constructed to serve the full Facility needs from either or both sources.

Stone & Webster does not know of any reason why the Borough of Sayreville would be unable to perform its obligations under the WSA.

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4.      ENVIRONMENTAL AND PERMITTING

Stone & Webster reviewed the environmental documents included in Exhibit II with regard to this Project:

4.1      ENVIRONMENTAL SITE ASSESSMENT

Stone & Webster reviewed the PASI report prepared by TRC for the subject property. The PASI report states that the initial site visit by TRC was conducted during July 1998 and the soil and groundwater sampling was conducted during September and October 1998. In addition, the NJDEP Preliminary Assessment Report ("PAR") form, which was attached to the PASI report, is dated 02 April 1999.

The PASI report also referenced and included, as an Appendix, an earlier Environmental Site Assessment report for the Project site, which was prepared by Aware Incorporated ("Aware") in June 1988.

According to the PASI report, placement of fill materials on the Project site, has resulted in residual levels of PCBs, base neutral organic compounds and metal compounds in shallow soils at this site which are in excess of the NJDEP SCC. In addition, the shallow groundwater at the Project site contains metal compounds and general chemistry compounds at concentrations, which are in excess of the NJDEP GWQC. The results of the PASI were reported to the NJDEP Spill Hotline on 23 December 1998 and Spill Number 98-12-23-1614-38 was assigned to this site.

TRC recommended that a Remedial Investigation be performed to further assess/delineate the soil contamination detected by the PASI and to confirm the results of the initial round of groundwater sampling. Stone & Webster received a copy of the Remedial Investigation Report and Remedial Action Workplan ("RI/RAW") for the Forest View Industrial Park site prepared by TRC. The RI/RAW was submitted to the NJDEP for their review and comments. The RI/RAW represents a compilation of all the information that has been developed since the PASI and includes recommended remedial actions. AES Red Oak has completed remediating the site to industrial use levels. NJDEP completed its review and approved the RI/RAW on January 10, 2000. The cost for remediation has been included in the project economic analysis. Approval of RI/RAW provides AES Red Oak protection under the Brownfield Act.

Information contained in the PASI report indicates that radon is not an issue at the Project site.

4.2      PERMITTING

Stone & Webster notes that AES Red Oak is responsible for obtaining the environmental permits and approvals as listed in Appendix F of the EPC Contract. Separately, TRC prepared a list of environmental permits and approvals required for this Project as shown in the following table.


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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
             Federal Energy Regulatory      Exempt Wholesale        AES Red Oak             Application for EWG
             Commission                     Generator                                       Certification submitted
                                            Certification                                   9/13/99; Docket
                                                                                            #EG99-229-000. Certification
                                                                                            received on 11/4/99
             ------------------------------ ----------------------- ----------------------- ------------------------------

             U.S. Department of Energy      Fuel Use Act            AES Red Oak             Certification #175 Published
             Office of Fossil Fuel          Certification                                   in Federal Register Vol. 64.
                                                                                            #126 on 7/1/99 Pg. 35637
             ------------------------------ ----------------------- ----------------------- ------------------------------

             U.S. Department of             Notice of               AES Red Oak             Aeronautical Study
             Transportation Federal         Construction or                                 #99-AEA-1757-OE
             Aviation Administration        Alteration -                                    Approved 7/23/99
                                            Combustion Turbine
                                            Stacks
             ------------------------------ ----------------------- ----------------------- ------------------------------

             U.S. Department of             Notice of               AES Red Oak             Aeronautical Study
             Transportation Federal         Construction or                                 #99-AEA-2094-OE underway
             Aviation Administration        Alteration -                                    7/20/99 prior study
                                            Construction Crane                              #99-AEA-1757-OE Approved
                                                                                            8/3/99
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Bureau of Air Quality   Prevention of           AES Red Oak             Submittals 1/4/99; 7/19/99
                                            Significant                                     and 7/26/99 Facility ID
                                            Deterioration/State                             #17965 Permit ID# PCP990001
                                            Air Permit                                      assigned. Draft Fact Sheet,
                                                                                            Public Notice and Air
                                                                                            Permit/Compliance Plan
                                                                                            received 11/12/99. Notice of
                                                                                            Opportunity for Public
                                                                                            Comment published in Home
                                                                                            News Tribune and published
                                                                                            in Star Ledger 12/9/99.
                                                                                            Public comment period closes
                                                                                            1/8/00. Final permit issued
                                                                                            on 1/28/00
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Freshwater              AES Red Oak             NJDEP approval 3/22/99
             ------------------------------ ----------------------- ----------------------- ------------------------------



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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
                                            Wetlands Delineation                            File #1219-90-0002.4 Wetlands
                                            LOI for AES Red Oak                             Line approved; intermediate
                                            Site                                    resource value determination
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Freshwater Wetlands     AES Red Oak             Submitted 12/15/99.  Tied to
                                            Delineation LOI for                             Stream Encroachment Permit
                                            Site Access Roadway                             application.  Docket
                                            and/or Construction                             #1219-90-0002.5
                                            Laydown Area
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Transition Area         AES Red Oak             Submitted 12/15/99. Tied to
             Element                        Waiver and Statewide                            Stream Encroachment Permit
                                            General Permits                                 application.  Docket
                                            Basins; Outfall to                              #1219-90-0002.5
                                            Wetlands; Roadway for
                                            Site

             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Transition Area         AES Red Oak             Submitted 12/15/99. Tied to
             Element                        Waiver and Statewide                            Stream Encroachment Permit
                                            General Permits for                             application.  Docket
                                            Site Access Roadway                             #1219-90-0002.5
                                            and/or Construction
                                            Laydown Area
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Water Quality           AES Red Oak             Submitted 12/15/99. Tied to
                                            Certification for Site                          Stream Encroachment Permit
                                                                                            application.  Docket
                                                                                            #1219-90-0002.5
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Water Quality           AES Red Oak             Submitted 12/15/99. Tied to
                                            Certification for                               Stream Encroachment Permit
                                            Site Access Roadway                             application.  Docket
                                            and/or Construction                             #1219-90-0002.5
                                            Laydown Area
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Bureau of               Treatment Works         AES Red Oak             Submitted to Borough of
             ------------------------------ ----------------------- ----------------------- ------------------------------




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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
             Construction and Connection    Approval for sewerage                           Sayreville on 12/15/99.
                                                                                            Signed by Mayor on 12/20/99.
                                                                                            Submitted to MCUA 12/21/99.
                                                                                            Delivered to NJDEP on 1/12/00
                                                                                            and assigned Docket #00-3328-4.
                                                                                            Revised Plan and Profile
                                                                                            drawings delivered to NJDEP
                                                                                            on 2/4/00.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Land Use Regulation     Stream Encroachment     AES Red Oak             Submitted to Middlesex
             Element                        and Water Quality                               County Engineers Office on
                                            Encroahment for                                 10/19/99 for
                                            Stormwater Outfall                              signature/transmittal to
                                            off Jernee Mill Road                            NJDEP.  Middlesex County
                                                                                            Freeholders approval on
                                                                                            12/15/99. Permit application
                                                                                            submitted to NJDEP on
                                                                                            12/15/99. Original
                                                                                            application signatures form
                                                                                            delivered to NJDEP on
                                                                                            12/21/99.  Application
                                                                                            logged in on 12/15/99 and
                                                                                            assigned docket
                                                                                            #1219-90-0002.5 Submitted
                                                                                            revised documentation to D.
                                                                                            Ahdout on 2/4/00
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Dam Safety Section      Dam Permit for          AES Red Oak             Clarification letter request
                                            Detention Basin                                 submitted 10/28/99. NJDEP
                                            (possible)                                      determined detention basin
                                                                                            is Class IV Dam. Letter from
                                                                                            NJDEP forthcoming stating
                                                                                            no permit required. Need to
                                                                                            comply with Class IV Dam
                                                                                            Regulations. Second set of
                                                                                            drawings sent to NJDEP
                                                                                            12/15/99. Letter from NJDEP
                                                                                            dated
             ------------------------------ ----------------------- ----------------------- ------------------------------



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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
                                                                                            12/22/99 received stating no
                                                                                            permit required. Need to
                                                                                            comply with Class IV Dam
                                                                                            Regulations.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Borough Sayreville and NJDEP   Water Connection Point  AES Red Oak             Submitted to Borough of
             approval                                                                       Sayreville on 12/17/99.
                                                                                            Signed by Mayor on 12/20/99.
                                                                                            Hand delivered to NJDEP on
                                                                                            12/21/99. Assigned Docket
                                                                                            #W-12-99-6311. Application
                                                                                            deemed complete on 12/29/99.
                                                                                            TRC discussed review status
                                                                                            on 2/16/00.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Middlesex County Utilities     Industrial Discharge    AES Red Oak             Submitted on 10/18/99. Draft
             Authority (MCUA)               Permit (non-domestic                            permit #20161 under AES
                                            wastewater discharge                            review and agreed on permit
                                            permit)                                         language 12/21/99 with MCUA.
                                                                                            Docket is being placed on MCUA
                                                                                            commissioner's 1/6/00 agenda
                                                                                            for approval. Received MCUA
                                                                                            commissioner's approval on
                                                                                            1/27/00.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Middlesex County Planning      Approval of Site Plan   AES Red Oak             Submitted 7/15/99
             Board (MCPB)                   and Stormwater                                  Application #5Y-5P-130
                                            Drainage                                        Approved 8/16/99. Revised
                                                                                            site plan to be submitted
                                                                                            12/22/99 to address county
                                                                                            planning board conditions.
                                                                                            Maser Consulting submitted
                                                                                            2/3/00 letter on stormwater
                                                                                            impact on downstream
                                                                                            properties to MCPB. The
                                                                                            Performance Bond guarantee
                                                                                            details from MCPB.  AES
                                                                                            preparing performance bond
                                                                                            for had delivery to
             ------------------------------ ----------------------- ----------------------- ------------------------------



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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
                                                                                            MCPB on 2/23/00.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Middlesex County Mosquito      Approval of Onsite      AES Red Oak             Submitted 7/15/99
             Control Commission             Detention Basin as                              Approved contained in
                                            part of MCPB                                    Middlesex County Planning
                                            Approval.                                       Board Approval dated 8/16/99
                                                                                            #SY-SP-130
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Conrail/CSX                    License Agreement to    AES Red Oak             Submitted on 12/23/99. Under
                                            Cross Railroad with                             review. Conrail Engineers
                                            access Roadway and                              reviewed and verbally
                                            for underground                                 piping/profile drawings hand
                                            infrastructure                                  delivered on 2/11/00.
                                                                                            License Agreement for at
                                                                                            Grade Crossing and License
                                                                                            Agreement for Utility Lines
                                                                                            Occupation was executed by
                                                                                            AES & Conrail on 2/18/00
                                                                                            and 2/23/00, respectively.
                                                                                            A 2/18/00 letter approving
                                                                                            license drawings & confirming
                                                                                            application plans etc. meet
                                                                                            Conrail specifications.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Freehold Soil Conservation     Soil Erosion and        AES Red Oak             Approved 9/27/99 and
             Service District               Sediment Control Plan                           included in Memorialized
                                            Certification                                   Resolution dated 10/12/99
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Freehold Soil Conservation     NJPDES RFA for          AES Red Oak             Submitted 10/20/99 Received
             Service District               Construction                                    10/21/99 and assigned
                                            Stormwater Discharge                            application #12-19-00-0023
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Sayreville Planning Board      Municipal Site Plan     AES Red Oak             Submitted 7/15/99 Approved
                                            Approval                                        by Planning Board 9/27/99
                                                                                            Memorialized Resolution
             ------------------------------ ----------------------- ----------------------- ------------------------------




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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
                                                                                            dated 10/12/99. Submittal of
                                                                                            plan revisions/additional
                                                                                            information to CME and Heyer,
                                                                                            Gruel on 1/5/00. Heyer, Gruel
                                                                                            approval received on 1/11/00.
                                                                                            Response to CME 1/13/00
                                                                                            letter submitted on 1/28/00
                                                                                            with CME reviewing revised
                                                                                            site plans. Maser submitted
                                                                                            2/4/00 letter to CME. TRC
                                                                                            submitted supplemental
                                                                                            response to CME on 2/14/00.
                                                                                            Received CME letter dated
                                                                                            2/17/00 requesting additional
                                                                                            information/plan revisions.
                                                                                            Maser submitting response
                                                                                            compliance package by hand
                                                                                            delivery to CME on 2/22/00.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Sayreville Planning Board      Soil Erosion and        AES Red Oak             Approved 9/27/99 and
             (CME)                          Sediment Control Plan                           included in Memorialized
                                            Certification                                   Resolution dated 10/12/99.
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Division of Water       NJPDES Stormwater       AES Red Oak             To be submitted prior to
             Resources                      Discharge Permit                                facility operation
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Middlesex County Roads         Road Opening Permit     Raytheon                Construction approval
             Department                     for Jernee Mill Road
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJDEP, Bureau of               Treatment Works         Raytheon                Construction approval
             Construction and Connection    Approval for
                                            oil/water separators
             ------------------------------ ----------------------- ----------------------- ------------------------------



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

             =============================================================================================================
                                                             AES RED OAK
                                                        PERMITS AND APPROVALS
             =============================================================================================================

                        AGENCY                 PERMIT/APPROVAL        RESPONSIBLE PARTY                STATUS
             ------------------------------ ----------------------- ----------------------- ------------------------------
             NJDEP, Bureau of Safe          Physical Connection     Raytheon                Construction approval
             Drinking Water                 Permit
             ------------------------------ ----------------------- ----------------------- ------------------------------

             NJ Department of Community     Building Construction   Raytheon                Construction approval
             Affairs - Bureau of            Approvals
             Construction
             ------------------------------ ----------------------- ----------------------- ------------------------------

             Sayreville Town Engineer       Building Permits        Raytheon                Construction approval
             ------------------------------ ----------------------- ----------------------- ------------------------------



Information provided by AES indicates that AES Red Oak will not be subject to the United States Environmental Protection Agency ("USEPA") Risk Management Program ("RMP") because there will be no RMP regulated materials produced, stored, or otherwise managed on site.

4.2.1    AIR PERMIT

The final Prevention of Significant Deterioration ("PSD") Air Permit was issued on January 28, 2000. Stone & Webster reviewed the Air Quality Modeling Analysis prepared by TRC for this Project. This analysis indicated that atmospheric emission attributable to this Project should not cause any significant impacts upon existing air quality, surrounding soil, vegetation, visibility, or the nearest Class I area (Edwin B. Forsythe National Wildlife Refuge). Stone & Webster noted that TRC modeled a variety of operating cases so as to provide as much operational flexibility to AES Red Oak as possible.

The proposed location of the AES Red Oak facility is in an area currently designated as "attainment" with regard to the National Ambient Air Quality Standards ("NAAQS") for SO(2), NO(x), CO, and PM(10). Since this Facility will be classified as a "major" new source of these air pollutants, AES Red Oak will be required to provide a level of atmospheric emissions control for these air pollutants that is equivalent to or better than Best Available Control Technology ("BACT"). In addition, the proposed location of AES Red Oak is in an area currently designated as "severe non-attainment" for ozone. Since this Facility will emit more that the threshold of 25 tons per year for NOx and volatile organic compounds ("VOC"), AES Red Oak will be required to provide levels of atmospheric emissions control for NO(x) and VOC that are equivalent to or better than Lowest Achievable Emission Rate ("LAER").

Information provided by RE&C indicates that the following levels of control and resulting atmospheric emissions will be provided:



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

 ===========================================================================================================
                                 ATMOSPHERIC EMISSIONS AND LEVEL OF CONTROL
 -------------------------- -------------------------- -------------------------- --------------------------
 POLLUTANT                  EMISSION RATE              CONTROL TECHNOLOGY         CONTROL LEVEL
 -------------------------- -------------------------- -------------------------- --------------------------
 NO(x)                      3.0 ppm                    SCR                        LAER
 -------------------------- -------------------------- -------------------------- --------------------------
 CO                         4.0 ppm                    Oxidation catalyst         BACT
 -------------------------- -------------------------- -------------------------- --------------------------
 VOC                        3.0 ppm                    Oxidation catalyst         LAER
 -------------------------- -------------------------- -------------------------- --------------------------
 SO(2)                      Note 1                     Note 1                     BACT
 -------------------------- -------------------------- -------------------------- --------------------------
 PM(10)                     Note 2                     Note 2                     BACT
 -------------------------- -------------------------- -------------------------- --------------------------


Notes:

   1. SO(2) emissions are based upon combustion of natural gas containing no more than 1.5 grains of sulfur per 100 standard cubic feet ("SCF") of natural gas. Stone & Webster noted that the EPC Contract limits fuel sulfur content to 0.2 grains per 100 SCF.
   2. PM(10) emissions include ammonia salt from reaction of SO(3) and NH(3), calculated assuming 40% of SO(x) emissions are in the form of SO(3) and that 100% of SO(3) is converted to ammonium sulfate.

Stone & Webster believes that this Project should be able to comply on a reliable basis with the emissions rates listed above.

4.2.2    WATER PERMIT

This Project intends to obtain its supply of raw (fresh) water from the Borough of Sayreville. Stone & Webster has reviewed a copy of the WSA between AES Red Oak and the Borough of Sayreville, and notes that the South River will be the primary source of supply for this facility, with the Duhernal reservoir serving as back-up water supply. This agreement indicates that adequate supplies of water should be available for the intended purposes.

4.2.3    WASTEWATER PERMIT

This Project intends to discharge all of its liquid effluents to the Middlesex County Utilities Authority ("MCUA") under the terms of a non-domestic wastewater discharge pretreatment permit to be issued by MCUA in accordance with the USEPA Publicly Owner Treatment Works ("POTW") program. Stone & Webster has reviewed the MCUA's Rules and Regulations for discharges of pretreated wastewater and notes that they entail compliance with the USEPA's categorical effluent standards for pretreatment of liquid effluents from fossil-fuel fired steam generating facilities (40 CFR 423).

Stone & Webster has also reviewed a copy of the application submitted on 18 October 1999 by AES Red Oak to the MCUA for a non-domestic wastewater discharge permit, and notes that it entails a greater degree of treatment than required by the USEPA. Specifically, Stone & Webster notes that the application includes a limit on oil and grease of 25 mg/L. However, the process description attached to the MCUA application indicates that a simple baffle-type separator (only) will be provided for the treatment of oily water. Stone & Webster has noted on other POTW permits that the issuing authority provides for a surcharge (as opposed to a violation notice and financial penalty) in the event that wastewater exceeds permitted concentration limits. However, Stone & Webster did not find such provisions within the MCUA rules and regulations.


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4.2.4    EXEMPT WHOLESALE GENERATOR STATUS

AES Red Oak filed for certification of the Facility as an EWG under the applicable rules of the FERC on September 13, 1999. Any party or person desiring to be heard concerning the Red Oak application for exempt wholesale generator status should file a motion to intervene or comments with FERC on or before October 8, 1999. On November 4, 1999 the Electric Rates and Corporate Regulation found that AES Red Oak is an exempt wholesale generator as defined in section 32 of the PUHCA.

4.2.5    FUEL USE ACT CERTIFICATION

AES Red Oak has been approved as a coal-capable facility. This certification allows AES Red Oak the option to burn gasified coal as an alternate fuel. AES Red Oak does not have plans to use gasified coal.

4.2.6    WETLANDS DETERMINATION

AES Red Oak has obtained a determination from the NJDEP, which documents that the property on which this facility will be constructed is not a jurisdictional wetlands. However, this Project will involve construction on land, which has been designated as a buffer zone between designated wetlands and non-wetlands. According to the Environmental Impact Report, a Transition Area Waiver from the NJDEP is required in accordance with the Freshwater Wetlands Protection Act.


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5.       PROJECT AGREEMENTS

Stone & Webster reviewed the primary contracts and agreements associated with the Project. These included the Tolling Agreement, the Interconnection Agreement, the EPC Contract, the OMA, the WSA, the Agreement Relating to Real Estate, and the Maintenance Services Agreement. Stone & Webster reviewed the agreements from a technical and economic standpoint to assess the adequacy and reasonableness of their terms and conditions. Legal, financial, and other important aspects of the agreements associated with the Project were not considered under this review. This Report describes only portions of the Project Agreements as needed for the discussion of the Facility's related issues. A complete description or legal evaluation of the contracts and documents related to the Facility is beyond the scope of this report, and Stone & Webster is not providing legal counsel opinions regarding the legal interpretation of any contract language. Adherence to industry standards and good engineering practice was assessed where appropriate. Provided below is a summary of our findings for each of the reviewed agreements.

5.1      POWER PURCHASE AGREEMENT

Stone & Webster reviewed the Tolling Agreement, referred to as the "Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement". The Tolling Agreement is between AES Red Oak and Williams and is dated September 17, 1999. Certain of the provisions of the Tolling Agreement are discussed below. For a summary of the material terms of the Tolling Agreement, reference is made to "Description of Project Contracts - Power Purchase Agreement" in the Offering Memorandum of AES Red Oak with respect to the Bonds to which the Report is appended (the "Offering Circular").

5.1.1    TERM

The term of the Tolling Agreement is for a period of 20 years after the Contract Anniversary Date that is the last day of the month in which the Commercial Operation Date ("COD") occurs. If the COD has not occurred prior to December 31, 2001, Williams has the right to terminate the Tolling Agreement without liability or responsibility unless any of the following conditions apply:

   - AES Red Oak has demonstrated to Williams that the COD will occur no later than June 30, 2002, and no payment is required ("Free Extension Option"), or AES Red Oak pays Williams $2.5 million ("First Paid Extension Option").
   -     The delay was due to an act or failure to act by Williams.
   - AES Red Oak is unable to obtain natural gas for the testing or operation of the power plant.

In the event AES Red Oak qualifies for the Free Extension Option or elects the First Paid Extension Option but the COD does not occur by June 30, 2002, except for a delay caused by Williams, or inability of AES Red Oak to obtain natural gas, then AES Red Oak can elect to:

   - extend the COD to and including June 30, 2003 by giving Williams written notice of the estimated extension no later than April 30, 2002 and paying Williams $11,000/day for each of the first 60 days beyond June 30, 2002, $22,000/day between and including 61



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         and 120 days after June 30, 2002 and $50,000/day between and including
         121 and 365 days after June 30, 2002

   And in the case of the Free Extension Option also

   -     pay Williams an amount equal to the lesser of:

            >>actual damages Williams suffers or incurs after December 31, 2001,
              or
            >>a specified cap of $3 million

In the event AES Red Oak elects the Second Paid Extension Option and the COD does not occur by June 30, 2003 for any reason except as a result of a delay caused by Williams or inability of AES Red Oak to obtain natural gas, then Williams has the absolute right to terminate the Tolling Agreement without liability or responsibility.

Based on the EPC Contract, if RE&C fails to achieve either Provisional or Final Acceptance on or before 50 days after the Guaranteed Provisional Acceptance Date, RE&C will pay AES Red Oak a specified amount per day of delay provided however, that any provisional acceptance late completion payments will be reduced by the sum of all gross revenue received by AES Red Oak. This rebate is the sole and exclusive remedy of AES Red Oak and the sole liability of RE&C under the EPC agreement for RE&C's delay. Based on the EPC Contract, the total Contractor's liability associated with a delay in the Guaranteed Provisional Acceptance Date is a maximum of 13% of the contract price. If the COD is delayed to June 30, 2003, AES Red Oak would receive a rebate, the amount of which, together with contingencies, is sufficient to cover the additional payments to Williams plus one year in debt service after the Guaranteed Provisional Acceptance Date.

5.1.2    FUEL CONVERSION AND ASSOCIATED SERVICES

Williams is obligated, on an exclusive basis, to supply and transport all of the natural gas required (1) to generate net electric energy and/or ancillary services, (2) perform start-ups, (3) perform shutdowns, (4) and operate the Facility during any period other that during a startup, shutdown, or dispatch period. Williams will retain title to the gas at all times under conditions
(1) - (3). Title to the gas under condition (4) will transfer to AES Red Oak at the delivery point. Williams is responsible for all costs and expenses related to the supply and transportation of the natural gas to the delivery point except for Facility Testing or any other period other than a Dispatch Period. During these periods, Williams will sell to AES Red Oak on an exclusive and firm basis the quantity of natural gas requested by AES Red Oak, and AES Red Oak will pay Williams the gas price based on the published Transco Z6 (NY) price plus a transportation charge.

AES Red Oak is responsible for all costs and expenses related to the supply and transportation of the natural gas from the delivery point within the site boundary to the Facility. AES Red Oak will perform on an exclusive basis, Fuel Conversion Services that Williams will take and pay for.

Williams is responsible for the construction of the Gas Interconnection Facilities up to and including the natural gas delivery point defined to be a point on the project site. In the event that the Gas Interconnection Facilities have not been constructed or Williams is unable to deliver gas to the Facility to support the initial start-up testing, Williams will pay AES Red Oak certain specified amounts for each day of the delay from the date on which the Facility would otherwise (but for the absence of gas) be ready for start-up testing until the gas is delivered to the site. The



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Tolling Agreement includes no requirements for minimum delivery pressure and temperature however, documentation was provided that indicates that the pipelines have been able to supply natural gas at the pressure and temperature required for the operation of the Plant.

5.1.3    TOLLING AGREEMENT PAYMENTS

Williams will pay AES Red Oak for facility capacity, fuel conversion services, and ancillary services. Each monthly billing payment is the sum of the variable O&M payment, total fixed payment consisting of an unforced capacity payment, fuel conversion option demand payment and minimum utilization charge, and the energy exercise or start-up payment. Details of the pricing definitions and calculations are specified in Appendix 1 of the Tolling Agreement, and a sample monthly billing invoice is included in Appendix 8. The Tolling Agreement also includes the following possible adjustments:

   -     Fuel conversion volume rebate
   -     Heat rate bonus or penalty
   -     Period availability adjustment/credit
   -     Facility test fuel
   -     Non-Dispatch payments
   -     Transporter imbalance penalties/charges
   -     Basis settlement for alternative delivery point

5.1.4    INTERCONNECTION AND METERING EQUIPMENT

AES Red Oak at its cost and expense will design, construct, install, own, and maintain the Interconnection Facilities and Protective Gas Apparatus needed to generate and deliver the net electric energy to the primary delivery point. Williams is responsible for installing, maintaining, calibrating, and testing the gas metering equipment. Net electric energy will be metered on an hour-by hour basis at the metering point. Williams will pay to AES Red Oak the net amount shown on the monthly statement within 30 days following the end of the applicable billing month.

5.2      INTERCONNECTION AGREEMENT

Stone & Webster reviewed the Interconnection Agreement dated April 27, 1999 by and between JCP&L d/b/a GPU Energy and AES Red Oak. Certain provisions of the Interconnection Agreement are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of Project Contracts - Interconnection Agreement" in the Offering Circular.

In general, Stone & Webster found that the Interconnection Agreement is comparable to other similar agreements with which Stone & Webster is familiar. We find the transmission operation interconnection requirements for generation facilities (Appendix C of the Agreement), the system protection and control interconnection requirements (Appendix D), and the interconnection installation agreement (Appendix E) to be reasonable.

FERC has accepted for filing the Interconnection Agreement. This order constitutes FERC's final action. The Interconnection Agreement will continue until a mutually agreeable termination date



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not to exceed the retirement date for the Facility, unless terminated on an earlier date by mutual agreement of the Parties.

GPU ENERGY RESPONSIBILITIES

GPU Energy commits to install all of their Interconnection Facilities to the Red Oak interconnection facilities within 540 days (i.e., 18 months) of the date Red Oak issues a Notice to Proceed. AES Red Oak issued a notice to proceed on December 29, 1999. GPU Energy also commits to own, maintain, and operate the GPU Energy Interconnection Facilities. AES Red Oak will reimburse GPU Energy for all actual and verifiable costs and expenses directly associated with the maintenance and operation of the GPU Energy Interconnection Facilities.

Based upon a review of: (1) an interconnection feasibility study performed by GPU Energy dated December 1, 1998 (which states that "rough estimates" of the time required to interconnect the plant "would be around a year"), and (2) the list of required GPU Energy Interconnection Facilities, Stone & Webster's opinion is that the 540-day target schedule is ample, and therefore should be achievable. Given the Notice to Proceed was issued December 29, 1999, the GPU Energy Interconnection Facilities should be completed by June 29, 2001, eight months before the Guaranteed Provisional Acceptance Date of February 14, 2002.

The Agreement includes a schedule of bonus and penalties for variances with respect to the target for completion of the GPU Energy Interconnection Facilities. Stone & Webster finds the schedule of Bonus/Liquidated Damages and remedies for delays in completion of the GPU Energy Interconnection Facilities to be reasonable.

Attachment I of Appendix E of the Interconnection Agreement includes the cost estimates required to implement the GPU Energy Interconnection Facilities. These costs are in line with those contained in the GPU Energy feasibility study mentioned earlier. According to the results of the Feasibility Study completed by the PJM Interconnection, L.L.C., the Plant causes an overload of substation equipment at Freneau on the Parlin-Freneau 230 kV line (for the loss of the South River-Atlantic 230 kV line, with the Sayreville-Gillette 230 kV line out for maintenance near Sayreville). It is estimated that this problem can be remediated for $38,000 in addition to the transmission and interconnection estimated cost of $5,198,448 for a total estimated cost of $5,236,448. The project economic analysis includes $5.236 million for transmission and interconnection. Stone & Webster finds that the cost estimate is within the range of similar projects with which we are familiar. These estimates have been confirmed by the System Impact Study conducted by the PJM Interconnection, L.L.C., pursuant to Section IV of its Open Access Transmission Tariff (refer to
Section 3.13.2).

RED OAK RESPONSIBILITIES

Red Oak commits to own, maintain, and operate the Red Oak Interconnection Facilities and Protective Apparatus at its sole cost and expense. Red Oak also commits to "make or assure that all necessary arrangements have been made under the applicable tariffs for transmission service, losses and ancillary services associated with the delivery of the capacity and/or energy produced by the Facility, which services will not be provided under this Agreement". It is AES Red Oak's responsibility to deliver power to the primary delivery point and is responsible to maintain transmission service beyond the primary delivery point prior to commercial operation. Williams is responsible to enter into the Transmission Services Agreement prior to the start of operations.


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5.3      ENGINEERING, PROCUREMENT, AND CONSTRUCTION SERVICES

Stone & Webster reviewed the executed EPC Contract dated December 17, 1999 between AES Red Oak and RE&C. Certain provisions of the EPC Contract are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of Project Contracts - EPC Agreement" in the Offering Circular.

The EPC Contract is for a nominal 832 MW (ISO) combined cycle facility to be located in Sayreville, New Jersey. . We believe the EPC Contract scope adequately describes the services to be performed and is technically complete. RE&C's scope of services is presented in detail in Appendix A of the EPC Contract. Our assessment of RE&C's scope of services and the technical descriptions are presented in Chapter 3 of this report. The EPC price includes the agreed to price by AES Red Oak through the date of this Report, but does not include future scope changes. The total current contract price is $295.7 million.

5.3.1    RE&C RESPONSIBILITIES

RE&C's responsibilities under the EPC Contract include the design, engineering, procurement, and construction of the facility; startup, training, and testing; and the supply of all machinery, equipment (excluding operational spare parts), tools, construction fuels, chemicals, etc. to complete the Project. RE&C will be responsible for all tasks necessary to complete the Project other than those specifically assigned to AES Red Oak in Appendix A. RE&C also prepared a Quality Assurance Plan (Appendix K). RE&C will use this plan to ensure that the construction and engineering methods and standards required are adhered to or achieved. RE&C will develop a list of recommended operational non-CT spare parts and a price list. This list will be delivered to AES Red Oak at a time mutually agreeable to AES Red Oak and RE&C prior to the scheduled date for PA. Stone & Webster will review this list and the procurement schedule when the list becomes available. Particular attention will be given to spares that are considered to be critical to the operation of the plant in order to achieve availabilities represented in the pro forma.

RE&C also has certain obligations with respect to labor and personnel, permitting and permitting support, inspection and expediting, personnel training, cleanup and waste disposal, security, coordination with other contractors, and management and supervision of its subcontractors. Stone & Webster believes that these areas of contractor responsibility have been addressed adequately in the EPC Contract. RE&C is required to coordinate its functions with other contractors involved with the Project. RE&C is also required to arrange for construction-period water supply facilities, but the EPC Contract does not address the disposal of construction-period sanitary waste disposal.

RE&C will provide training to AES Sayreville operation staff. Beginning six months prior to the Project scheduled date for Provisional Acceptance, RE&C will provide on-site classroom training for AES Sayreville O&M staff. The training curriculum is more completely described in Appendix A of the EPC Contract. In addition to RE&C's own training it will also coordinate any Subcontractor training sessions in a manner sufficient to provide the personnel with an adequate understanding of the O&M aspects of each dimension of the Project as an integrated whole. Stone & Webster agrees with this overall approach to preparing and training the O&M staff.


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Within 30 days after the Commencement Date, RE&C will submit to AES Red Oak a detailed electronic construction schedule consistent with the overall construction schedule ("the Project Schedule") outlined in Appendix C of the EPC Contract. As soon as practical but no later than 60 days after the Commencement Date, RE&C will provide AES Red Oak with a critical path method ("CPM") schedule for the Project including activity duration for each major component of the Services provided by RE&C.

Stone & Webster reviewed the QC Manual provided by RE&C for AES Red Oak dated March 31, 1999. RE&C appears to have a thorough and complete program in place to assure that the design requirements as stated in the applicable drawings, specifications, codes and industry standards are implemented and satisfied. The QC Manual was complete with the exception of several project specific forms. The QC Manual clearly states the chain of command and specific responsibilities of various site positions up to the level reporting to the President of RE&C.

The QC Manual addresses document and change control, procurement, material control, inspection and testing, non-conformances, special process control (welding), calibration of measuring and test equipment, and control of inspection and test records. The program as described in the QC Manual is reasonable and, if followed, should result in a project that conforms to the design requirements.

5.3.2    AES RED OAK RESPONSIBILITIES

AES Red Oak is responsible for certain services associated with the EPC Contract. These activities relate to the appointment of an Owner's representative; acquisition of the Facility site and access for RE&C; acquisition of all applicable permits and real estate rights for the facility; providing startup personnel; arranging for certain construction utilities (waste disposal after the risk transfer date), fuel, and electrical interconnection facilities on the utility side. These responsibilities are reasonable and customary for this type of transaction.

5.3.3    CONSTRUCTION SCHEDULE

AES Red Oak issued a Limited Notice to Proceed ("LNTP") as of June 18, 1999, which required RE&C to begin the LNTP Services as specified in the Exhibit I, for an amount not to exceed $1.1 million. The LNTP agreement was revised four times, resulting in an agreement for increased LNTP services from June 18, 1999 to March 31, 2000 for an amount not to exceed $7.5 million. AES Red Oak has paid RE&C $4.6 million as a reservation payment for the CTs.

Stone & Webster reviewed the sequencing of events necessary to achieve Final Acceptance of the Project and the criteria of each milestone. We believe that the milestone criteria are technically reasonable. The significant milestones are Mechanical Completion, Provisional Acceptance, Final Acceptance, and Project Completion. The Performance Tests and the PPA Output Tests are conducted after Mechanical Completion in order to meet Provisional Acceptance. The Reliability Run is required in order to meet Final Acceptance. Project Completion occurs after Final Acceptance.


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5.3.4    CONTRACT PRICE AND PAYMENT SCHEDULE

The contract price (as adjusted for scope changes) will be paid out to RE&C in installments in accordance with the Payment and Milestone Schedule as outlined in Appendix B. Appendix B specifies that a CT reservation fee of 1.24% was made in February 1999, a CTG payment is due January 15, 2000 of 0.34% for a total of 1.59%, and the third payment of 7.63% is due at Financial Closing. Subsequent monthly installments will continue through Provisional Acceptance as specified in Appendix B except for the prepayment as provided under letter agreement dated February 23, 2000.

The payments begin with Provisional Notice to Proceed and continue through construction according to the Payment and Milestone Schedule (Appendix B). Retainage in the amount of 10% is withheld from each scheduled payment except for the project completion payment. Stone & Webster generally experiences retainage in the order of 5-10% of the contract price, therefore the Project is at the top of the range of our experience. Upon achieving Final Acceptance of the Facility and the receipt of documentation that all requirements have been satisfied, all the retainage may be paid to RE&C, except that AES Red Oak can hold back an amount equal to $1 million and 150% of the punch list. Within 30 days after the Project Completion all remaining retainage will be paid to RE&C.

AES Red Oak may deduct and set-off against any part of the balance due or to become due from RE&C to AES Red Oak in connection with this agreement. If this set-off amount is later determined not to have been due from RE&C, then RE&C will be entitled to interest on the set-off amount. The EPC Contract allows for change orders that may be initiated by AES Red Oak or RE&C. The change order protocol allows for adjustments to both pricing and schedule. The protocol utilized in this EPC Contract is similar to other contracts with which we are familiar and is technically acceptable.

5.3.5    PERFORMANCE TESTING PLANS

To demonstrate Final Acceptance, RE&C must demonstrate 100% of the electrical output and heat rate guarantees during the performance test. Provisional Acceptance is achieved when RE&C demonstrates in a completed performance test a level of achievement of 95% (or higher) of the Electrical Output Guarantee and 105% (or lower) of the Heat Rate Guarantee in accordance with the performance test procedures set forth in Appendix D. RE&C is obligated to pay all Performance Guarantee Payments, which payment will be a condition precedent to the effectiveness of RE&C's election of Final Acceptance. In addition, Mechanical Completion must be satisfied and the Reliability Guarantee achieved. Also, the reliability run must be completed no later than the occurrence of Final Acceptance of the Facility.

Stone & Webster reviewed the performance testing plan. The performance tests will be performed in accordance with PTC-46, the test code for overall plant performance testing. A plant specific performance test procedure will be written by RE&C and submitted to AES Red Oak 90 days prior to the test. Stone & Webster believes that the performance testing plan as specified in the EPC Contract Appendix D is acceptable, customary, and should adequately demonstrate the Project's performance.

AES Red Oak can elect Final Acceptance. In this scenario, RE&C is not required to demonstrate the electrical output and heat rate and has no liability to AES Red Oak for any performance



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guarantee payments arising thereafter for failure of the Facility to achieve any or all of the performance guarantees applicable. RE&C can elect Final
Acceptance. In this case, RE&C must have completed a performance test, which demonstrates at least a level of 95% electrical output guarantee and 105% of the heat rate guarantee. RE&C is then obligated to pay all of the performance guarantee payments as determined by the final or most recent completed performance test. RE&C also must pay any Provisional Acceptance late completion payments required.

5.3.6    PERFORMANCE GUARANTEES

RE&C is required to design and construct the Facility to achieve certain guaranteed performance levels in regards to capacity, heat rate, and reliability. Appendix R includes the performance guarantees at certain conditions including an ambient temperature of 92DEG.F and new and clean condition. The net plant output and net plant heat rate performance guarantees are 766,050 kW and 6,841 Btu/kWh (HHV), respectively. To demonstrate Final Acceptance, RE&C must demonstrate 100% of the electrical output and heat rate guarantees during the performance test. The Performance Guarantees are designed to ensure that the Project's performance meets the operating parameters of the Tolling Agreement.

5.3.7    WARRANTY PERIOD

The EPC Contract provides a warranty for all machinery, engineering and design, and for situations involving corrections, additions, repairs or replacements. With respect to all machinery, equipment, materials, systems, supplies and other items comprising the Project, the warranty period is the earlier to occur of (i) 12 months following the first to occur of Provisional Acceptance and Final Acceptance and (ii) with respect to the machinery, equipment, materials, systems, supplies and other items comprising each unit, the date on which such unit has operated for 8,000 equivalent operating hours following the first to occur of Provisional Acceptance and Final Acceptance.

With respect to the engineering and design of the Project and its components, 12 months following the first to occur of Provisional Acceptance, and Final Acceptance; and in the case of any correction, addition, repair or replacement to any machinery, equipment, materials, systems, supplies or other items, including without limitation the engineering or design thereof, during any existing warranty period, with respect to such machinery, equipment, materials, systems, supplies or other items, twelve months after the date of such correction, addition, repair or replacement, but in no event later than 24 months after the originally scheduled expiration date of the applicable initial warranty period.

In addition, the EPC Contract states that RE&C warrants and guarantees that the design of the Facility is based on a useful life design objective for a period not less than 25 years from the commercial operation date. The useful life of the Project, provided it is maintained as in the Project Agreements, should exceed the life of the bonds.

Stone & Webster is of the opinion that the warranty period is acceptable based on the commercial terms of the EPC Contract in conjunction with the Maintenance Services Agreement. These two agreements, although independent, are complementary and afford the Project a greater degree of protection that is available from the EPC Contract alone. The risk posed by the possibility of a component failure that occurs after the expiration of the one year EPC Contract
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been mitigated because the revenues presented in the Projected Operating Results are sufficient to allow the purchase of replacement components. Component failures associated with catastrophic failures are generally covered by insurance policies.

5.3.8    LIQUIDATED DAMAGES

If there is a shortfall in either electrical output or heat rate RE&C will pay AES Red Oak rebates for failure to meet final performance requirements. RE&C guarantees to AES Red Oak to demonstrate a performance level equivalent to the performance guarantees at least by Final Acceptance. RE&C agrees to pay a specific amount per kilowatt for each kilowatt less than the electrical output guarantee as of Final Acceptance. The output rebate should be sufficient to motivate RE&C to meet their electrical output guarantee.

RE&C will pay to AES Red Oak specified rebate amounts for each Btu/kWh that the heat rate exceeds the heat rate guarantee as of Final Acceptance. The heat rate rebates are sufficient to motivate RE&C to meet their heat rate guarantees.

RE&C guarantees that Provisional Acceptance will occur on or before the Guaranteed Provisional Acceptance Date. If RE&C fails to achieve Provisional Acceptance by the Guaranteed Provisional Acceptance Date, then RE&C will pay AES Red Oak a specified dollar amount per day. The Provisional Acceptance Late Completion Payments cannot exceed 13% of the contract price. If Final Acceptance does not occur on or before the Guaranteed Final Acceptance Date, the Provisional Acceptance Late Completion Payments, together with contingencies and prefunded IDC, will be sufficient to cover the Williams payment plus debt service commitment for approximately one year after the Guaranteed Provisional Acceptance Date.

The total aggregate Performance Guarantee Payment is equal to the lesser of the aggregate total of the Performance Guarantee Payments or the total liquidated damages subcap less all Provisional Acceptance Late Completion Payments. The total liquidated damages subcap, including the Performance Guarantee Payment and all Provisional Acceptance Late Completion Payments, cannot exceed 34% of the contract price.

Stone & Webster believes, based on its review, that the liquidated damages provisions are sufficient to motivate RE&C to meet their contractual obligations.

5.4      DEVELOPMENT AND OPERATIONS SERVICES AGREEMENT

Stone & Webster reviewed the Operations Agreement between AES Red Oak and AES Sayreville. Certain provisions of the agreement are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of the Project Contracts - Operations Agreement" in the Offering Circular.

Under the Operations Agreement AES Sayreville is obligated to provide personnel and support services required by AES Red Oak to supervise the development and construction of the Project until the COD and to maintain and operate the Facility following the COD through the remaining term of the agreement. The agreement commences on the execution date and terminates the last day of the month in the 32nd anniversary of the execution date.


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Stone & Webster is of the opinion that the Operations Agreement is reasonable and believes that each Party is capable of fulfilling all of its obligations therein.

5.5      SERVICES AGREEMENT

Stone & Webster reviewed the Services Agreement between AES and AES Sayreville. Certain provisions of the agreement are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of the Project Contracts - Services Agreement" in the Offering Circular.

AES will provide certain personnel and support services to AES Sayreville in order for AES Sayreville to perform its obligations under the Operations Agreement. The Services Agreement commences on the execution date and terminates the last day of the month in the 32nd anniversary of the execution date.

Stone & Webster is of the opinion that the Services Agreement is reasonable and believes that each Party is capable of fulfilling all of its obligations therein.

5.6      WATER SUPPLY AGREEMENT

Stone & Webster reviewed the WSA between AES Red Oak and the Borough of Sayreville. Certain provisions of the agreement are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of the Project Contracts - Water Supply Agreement" in the Offering Circular.

The final agreement executed on December 22, 1999. The Borough of Sayreville operates a publicly owned raw water system that draws on both the South River by way of lagoons and the Duhernal acquifer. The existing Lagoons' pumping station is currently permitted for 1,000,000 gpd. The Borough of Sayreville will use its best efforts to amend its existing permit in order to construct a new Lagoon Pumping Station to supply AES Red Oak with up to 4,600,000 gpd of untreated water. The existing Duhernal Water Pipeline will be used as a backup source of water, up to a maximum of 4,600,000 gpd for the plant when the Lagoons' water level falls below 20 feet and South River water is unavailable due to low flow or chloride limitations or a break in the lagoons' water pipeline. In the event of a break in the infrastructure, AES has the right to contract with approved contractors to step in and remedy the interruption if the Borough fails to restore full service within a reasonable amount of time. AES Red Oak will pay the Borough of Sayreville monthly for water used, at a specified rate which covers both the Borough's O&M costs and past infrastructure or acquisition costs. AES Red Oak will be responsible for the cost of constructing and installing the Lagoon Water Pipeline, Lagoon Pumping Station, and the Sayreville Interconnection Number 2 to the Duhernal Water Pipeline. The point of delivery is located at or inside the Project property. The term of this Agreement is 30 years with no more than four successive five-year extensions.

Stone & Webster's opinion is that the WSA is technically reasonable and believes that each Party is capable of fulfilling all of its obligations therein.



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5.7      AGREEMENTS RELATING TO REAL ESTATE

Stone & Webster reviewed the Amended and Restated Option Agreement and Contract for Purchase and Sale between AES Red Oak and Forest View Industrial Park, Inc. ("Forest View"), dated June 24, 1998, the Temporary Construction License Option, Agreement between AES Red Oak and Hercules Inc. ("Hercules"), dated October 30, 1999, and the License Agreement between GPU Energy and AES Red Oak dated November 8, 1999. Certain provisions of the agreements are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of Project Contracts - Agreements Relating to Real Estate" in the Offering Circular.

AMENDED AND RESTATED OPTION AGREEMENT AND CONTRACT FOR PURCHASE AND SALE BETWEEN AES RED OAK AND FOREST VIEW

Forest View the equitable owner of the 62.7-acre property of which approximately
37.34 acres is buildable, the rest being designated as State regulated wetlands and wetlands transition area. AES Red Oak has entered into on option to purchase the property on which it intends to build the Project. The agreement addresses certain rights to investigate the property during the option period, real estate transfer, access and easement agreements, and certain soil removal actions during the option period. Forest View has obtained a Letter of Non-applicability from the NJDEP that the Industrial Site Recovery Act does not apply to this property. As of April 30, 1999 AES Red Oak has the exclusive control and possession of the property for the remainder of the option period through the closing date. The option period has been extended past the original date of December 24, 1998, and can be extended twice more until April 1, 2000. During this time, AES Red Oak has the right, at its own cost, to obtain all licenses, permits and approvals to construct and operate a power plant. The permitted use of the property does not have to be expanded under the Zoning Ordinance of the Borough of Sayreville. AES Red Oak may determine at its sole discretion during the option period not to purchase this property. If AES Red Oak exercises its option to purchase, the agreement becomes a binding Purchase and Sale Agreement. As of December 1999, AES Red Oak's investigations of the site have not revealed anything that would cause them to modify the agreement or abandon the site.

Based on other real estate agreements evaluated by Stone & Webster, the terms of this agreement appear reasonable.



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TEMPORARY CONSTRUCTION LICENSE OPTION AND AGREEMENT BETWEEN AES RED OAK AND
HERCULES

Hercules, as owner of property adjacent to the AES Red Oak site, has agreed to grant AES Red Oak an option to acquire a temporary license to a portion of Hercules' property (License Area). The License Area will be used by AES Red Oak to store non-hazardous construction material and equipment, and for a parking lot in connection with construction activities. If AES Red Oak exercises the option, they will pay Hercules $100,000. The expiration of the option is the earlier of (1) the Effective Date on which the option is exercised, or (2) February 28, 2000 if the option is not exercised. The term of the license is thirty months from the Effective Date. During the license term, AES Red Oak has the right to construct temporary improvements but not permanent structures or improvements. At the end of the license term, AES Red Oak is to return the property to the condition it was in immediately prior to the Effective Date. AES Red Oak is not obligated to remove any parking improvements constructed unless requested to do so by Hercules. During the term of the option, AES Red Oak has the right to enter the License Area to perform inspections and tests including environmental sampling, in order to determine if the License Area is suitable for AES Red Oak's purposes.

AES Red Oak will indemnify, defend and save harmless Hercules from all fines, suits, procedures, claims and actions of any kind as a result of spills or discharges of substances or hazardous wastes at the License Area during the license term. AES Red Oak will be responsible for any cleanup required of spills or discharges caused by AES Red Oak. Hercules will indemnify and hold AES Red Oak harmless from and against any and all loss, cost, damage, liability and expense arising from (1) any condition within the License Area existing as of the Effective Date of the license, or (2) any damage to property, or for injury to or death of any person arising from any such pre-existing condition.

Based on other real estate agreements evaluated by Stone & Webster, the terms of this agreement appear reasonable.

5.8 MAINTENANCE PROGRAM PARTS, SHOP REPAIRS AND SCHEDULED OUTAGE TFA SERVICES CONTRACT

Stone & Webster reviewed the Maintenance Services Agreement dated December 8, 1999 between AES Red Oak and SWPC for the Project. Certain provisions of the agreement are discussed below. For a summary of the material terms of the agreement, reference is made to "Description of Project Contracts - Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract" in the Offering Circular.

SWPC agrees to provide the parts and technical field services required to conduct the major maintenance on the CTs. SWPC also provides a warranty for its parts and advice. In exchange, AES Red Oak pays SWPC a fee established on a per equivalent hour basis. Under the terms of the Maintenance Services Agreement, all major maintenance and parts are to be provided by SWPC, even if the particular item is not covered by the original equipment warranty or some provision of this services agreement. The Maintenance Services Agreement obligates SWPC to notify AES Red Oak of any engineering or design defects that develop in the 501F fleet and provide remedial action.


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The Maintenance Services Agreement provides CT major maintenance (including all scheduled outages) and spare parts for this Project in a reasonable manner for 12 scheduled outages (approximately 96,000 EBH) or approximately the initial 16 years of operation. This service provided by the original equipment manufacturer's trained personnel reduces the risk of using improper parts or maintenance being conducted improperly on the CTs. The Maintenance Services Agreement provides risk mitigation by providing a warranty on parts and services provided as part of the Agreement. The warranty period ends with the earlier of one year from date of installation of the part, 8000 equivalent base operating hours, or 250 starts of the CT, three years from the date of delivery of the original new program part or miscellaneous hardware except the warranties expire no later than one year after the termination or conclusion of the term.

If during the term an unscheduled outage occurs within 1,000 EBHs of a scheduled outage and the services were to be provided during the upcoming scheduled outage then the scheduled outage would be moved up in time. If during the term an unscheduled outage occurs which is the result of a new program part or miscellaneous hardware, shop repair failure, a program part not achieving its expected life, or the failure of a service than SWPC will provide the parts and services as established in the Maintenance Services Agreement discounted by any part life credit and established credit capped at a maximum annual amount. If during the term an unscheduled outage occurs for reasons other than these discussed above then SWPC will provide the parts and services as established in the Maintenance Services Agreement discounted by any part life credit and established credit capped at a maximum annual amount.

The Maintenance Services Agreement levelizes the major maintenance parts costs and indexes costs to the type of CT operation in a reasonable and consistent fashion. Under the agreement, AES Red Oak is responsible for labor and supervision of labor for the major maintenance activities and the normal and routine maintenance for the CTs. These costs are included in the operation and maintenance budget and are accounted for in the Project's Projected Operating Results. SWPC's scope of supply requirements under the Maintenance Services Agreement are reasonable and consistent with standard industry practice.



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6.       PRINCIPAL PROJECT PARTICIPANTS

Stone & Webster reviewed the major Project participants and believe each should be capable of fulfilling their obligations to one another as specified in the various contracts and agreements of the Project.

6.1      AES RED OAK, LLC

AES Red Oak is a limited liability company, organized and existing under the laws of Delaware. AES Red Oak was formed to develop, own, and operate the Project. AES Red Oak is a special purpose project company and a subsidiary of AES Red Oak, Inc. AES Red Oak Inc. is a wholly owned subsidiary of AES.

Stone & Webster believes that AES Red Oak, as an affiliate of AES and with the assistance of SWPC under the terms of the Maintenance Services Agreement, should be capable of operating and maintaining the Facility in accordance with standard industry practices.

6.2      AES SAYREVILLE, LLC

AES Sayreville is a Delaware limited liability company and a wholly owned subsidiary of AES Red Oak, Inc. AES Sayreville will manage the development, construction, operations and maintenance of the Project pursuant to the Operations Agreement between AES Sayreville and AES Red Oak. Stone & Webster believes that AES Sayreville, as an affiliate of AES, should be capable of managing the development and construction of the Project.

6.3      WILLIAMS ENERGY MARKETING & TRADING COMPANY

Williams is the Project's power purchaser and fuel supplier. Williams is a corporation organized and existing under the laws of the State of Delaware and is a wholly owned subsidiary of the Williams Companies. The Williams Companies, through its subsidiaries, is engaged in the transportation and sale of natural gas and petroleum products, and is engaged in energy commodity trading and marketing.

Stone & Webster believes that Williams possesses the organization and personnel to execute its obligations under the Tolling Agreement, and is familiar with the provision of fuel and purchase of electricity from large electrical generation facilities.

6.4      RAYTHEON ENGINEERS & CONSTRUCTORS

RE&C is the Project's EPC Contractor. RE&C is a subsidiary of the parent organization, Raytheon Company ("Raytheon"). Throughout its more than 75-year history, the Raytheon has developed defense technologies and converted those technologies for use in commercial markets. Today, Raytheon is focused on three core business segments: defense and commercial electronics; business aviation and special mission aircraft; and engineering and construction.

Raytheon acquired more than a dozen well-known engineering and construction firms to form RE&C. In 1998 Raytheon had worldwide sales of more than $19 billion and more than 100,000 employees. Raytheon has served customers in more than 80 countries. RE&C offers full-service



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engineering and construction services to clients worldwide. RE&C has 14,000 employees of which 8,000 are professional employees based in over 35 offices worldwide and 6,000 craft and construction workers employed at approximately 300 project locations. In 1998 RE&C had $2.1 billion in sales.

Stone & Webster believes that RE&C possesses the organization, personnel, and programs to execute its obligations under the EPC Contract.

6.5      SIEMENS WESTINGHOUSE POWER CORPORATION

SWPC is the Project's major equipment supplier. SWPC is a newly formed Delaware corporation that was formed in 1998 when Siemens Corporation acquired the Westinghouse Power Generation business from the CBS Corporation in August 1998. SWPC, headquartered in Orlando, Florida, is the regional business division for the Americas and operates engineering and manufacturing centers in North America.

Siemens Corporation owns all of the SWPC stock and is an industry leader in telecommunications; energy and power; transportation; information systems and other products. For the first nine months of fiscal year 1997/1998 Siemens' U.S. businesses, with more than 55,000 employees, recorded sales of $7.0 billion. Siemens AG, based in Berlin and Munich, owns all of the Siemens Corporation stock and is one of the world's largest electrical engineering and electronics companies and employs over 400,000 people worldwide in more than 190 countries.

Stone & Webster believes that SWPC possesses the organization and personnel to execute its obligations to provide the equipment as specified under the EPC Contract to RE&C and execute its obligations under the Maintenance Services Contract.


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7.       ASSESSMENT OF PROJECTED OPERATING RESULTS

7.1      OVERVIEW

The Projected Operating Results consist of a pro forma financial model for AES Red Oak (the "Base Case"). Stone & Webster has reviewed the assumptions, data, and the calculations necessary to support the cash flow projections of the cash flow available for debt service. Stone & Webster has verified that the underlying model assumptions are consistent with the expected performance and the commercial terms of the Project Agreements. Stone & Webster has validated key calculations to ensure that the resulting revenues, expenses, cash flow, and DSCRs were correctly calculated. Stone & Webster has reviewed the Projected Operating Results and compared them to data provided in the Project Agreements, data provided to Stone & Webster and power industry public information. Stone & Webster has not reviewed the tax and depreciation assumptions, which were provided by AES Red Oak, and financing assumptions, including the amortization schedule and interest rates, which were provided by Lehman Brothers.

Lastly, Stone & Webster performed several sensitivities to determine the impact of certain variables on the DSCRs. The Projected Operating Results for the Base Case and the sensitivity cases are included in Exhibit I of this Report. The Projected Operating Results are calculated in nominal dollars based on an assumed inflation rate of 3% per annum.

7.2      PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS

In preparing this Report and the conclusions contained herein, Stone & Webster has made certain assumptions with respect to the conditions, which may exist, or events, which may occur in the future. While Stone & Webster believes these assumptions to be reasonable for the purpose of this Report, they are dependent on future events, and actual conditions may differ from those assumed. In addition, Stone & Webster has used and relied on information provided to us by sources that we believe to be reliable. Stone & Webster believes that the use of this information and assumptions is reasonable for the purposes of our Report. However, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions may differ from those assumed in this Report, or provided to us by others, the actual results will vary from those forecast. This Report summarizes our work up to the date of the Report and changes in conditions occurring or that became known after such date could affect the Projected Operating Results.

The principal considerations and assumptions related to the Projected Operating Results are listed below:

1. Stone & Webster has assumed that the Project will be designed and built in accordance with the design specifications and the construction schedule dictated in the EPC contract.

2. The electricity market energy and capacity price projections, which are relevant during the post PPA period were prepared by ICF Resources for Lehman Brothers, in its capacity as an Initial Purchaser, using a market simulation model. Stone & Webster reviewed the technical inputs to the ICF Resources model and found them to be reasonable. Stone & Webster did not independently verify the methodology used by ICF Resources to develop the energy or capacity price forecasts nor verify the accuracy of the forecasts.


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3.   Stone & Webster has made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation as applicable to the Facility and its operations. For the purposes of this Report, Stone & Webster has assumed that all contracts, agreements, rules, or regulations will be valid and fully enforceable in accordance with the terms and that all parties will comply with the provisions of their respective agreements.

4. Williams will arrange for the procurement and delivery of the fuel to the Facility and will purchase all available capacity, ancillary services, and energy from AES Red Oak in accordance with the Tolling Agreement.

5. Stone & Webster has reviewed the capital and O&M budgets for AES Red Oak. We have assumed that the Facility will operate and be maintained in accordance with the Operations Agreement, O&M and capital budgets, standard industry practice, and in a safe and environmentally responsible manner.

6. Stone & Webster has assumed for purposes of the Projected Operating Results that AES Red Oak will operate the Facility pursuant to the Tolling Agreement through the end of the first quarter of 2022 and as a merchant plant for the term of the Bonds.

7. Stone & Webster has assumed that the maintenance will be performed by AES Sayreville in accordance with the Operations Agreement and by SWPC in accordance with the Maintenance Services Agreement.

8. The natural gas prices are inputs to the ICF Resources model. It is assumed that the fuel will be available in sufficient quantities and at the prices forecasted for the period covered in the Projected Operating Results.

9. Stone & Webster has assumed that all licenses, permits, and approvals required to construct and operate the Project which have not been obtained will be obtained in a timely basis and any changes that may be required to any permits will not materially affect the design, operation, cost, or maintenance of the Project.

10. Stone & Webster has assumed that AES Red Oak will be able to purchase emission allowances, to the extent any are required, on an as needed basis to comply with the emission limits. We have assumed that emission offsets will be available for purchase at the prices forecasted in the Projected Operating Results. Stone & Webster has not evaluated the feasibility or cost of AES Ironwood implementing alternate strategies for complying with its emission limits.

11. Stone & Webster has not evaluated the non-operating expenses projected by AES Red Oak including property and capital franchise taxes, insurance, and general and administrative expenses.

7.3      PROJECT COST

Stone & Webster evaluated AES Red Oak's estimate for the total Project costs included in the pro forma financial model. The Projected Operating Results Base Case total Project construction costs are estimated to be $425.56 million (excluding contingency) or approximately $511/kW (net, ISO) in the pro forma financial model. The breakdown of the total Project costs is provided in the following table:


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

                  ========================================================================
                                            TOTAL PROJECT COSTS
                                                 ($ ,000)
                  ========================================================================
                  EPC Contract(1)                                                $295,700
                  Infrastructure / Other Hard Costs                                12,816
                  Lenders & LOC Fees                                                6,182
                  Development & Startup Costs                                      24,115
                   Net Interest During Construction                                68,974
                   Hedge Settlement Cost                                           13,349
                   Other Soft Costs                                                 4,421
                   Contingency                                                     14,194
                  ---------------------------------------------------- -------------------
                  TOTAL PROJECT COSTS                                            $439,750
                  ==================================================== ===================
                   (1) Red Oak prepaid $4.6 million


Stone & Webster evaluated the Project's lump sum fixed price for the EPC Contract of $295.7 million (including adjustments and the $4.6 million that Red Oak prepaid), which is equivalent to approximately $355/kW (net). The EPC Contract price is competitive relative to similar facilities.

The non-EPC portion of the total Project cost includes infrastructure costs, start-up costs, insurance, financing costs including IDC as well as lenders, legal, and consultants fees, and working capital. The subtotal of the non-EPC portion of the total Project cost, excluding contingency, equals $129.9 million, or 29.5% of the total Project costs, which is within the range of other similar projects.

The Project development costs represent approximately 5% of the total Project cost, which is reasonable for a project of this type. The financial model assumes approximately a 3.2% contingency in the total Project cost, which based on our experience, is typical of similar projects.

The financial model currently has $1.5 million in its capital budget for the initial spare parts. AES Red Oak intends to identify those operational spare parts approximately one year before commercial operations. In addition, there are $4.96 million worth of CT maintenance spares imbedded in the Maintenance Service Agreement, which will be available during the first 8000 EBH.


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7.4      POWER PRODUCTION

Stone & Webster evaluated the technical assumptions associated with the performance of the Project for electricity production. The Base Case assumes a 832 MW net Facility capacity at site conditions, a 95% average availability factor, and 75.3% average capacity factor over the 30-year term of the Bond issue. Availability Factor is defined as the total hours in a year (i.e., 8760) minus planned maintenance hours and forced outage hours. Capacity factor is defined as the actual hours of operation (i.e., dispatched) over the year.

The Base Case assumes that the Facility will continue to operate as a merchant facility after the expiration of the 20-year PPA. Under the merchant operation the Facility capacity is assumed to operate at a degraded net full load Facility capacity at site conditions while operating on natural gas.

7.4.1    POWER PLANT AVAILABILITY

Power plant availability is a function of many variables, including design and construction quality, operation and maintenance practices, and fuel quality. In order to be conservative, the Base Case assumes a lower availability factor in year one than in subsequent years. AES Red Oak projects the availability factor to be 92% in the first year and an average of 95% in subsequent years.

7.4.2    CAPACITY FACTOR

The Facility capacity factor is based on ICF Resources's economic dispatch of AES Red Oak within the context of its PJM market study. Stone & Webster did not independently verify the methodology that ICF Resources used to develop the capacity factor nor verify the accuracy of the forecast. ICF Resources projected for the Base Case that the AES Red Oak will have an average capacity factor of 75.3% during the term of the PPA and the post PPA period.

7.4.3    CAPACITY

The Base Case Projected Operating Results are based on the net Facility capacity operating on natural gas at site conditions adjusted to 92DEG.F and including degradation. The Base Case model assumes a 3% degradation factor for output at 48,000 operating hours, which is based on the following assumptions:

     -   Performing compressor maintenance during the "hot path" outages
     -   Performing frequent compressor water wash maintenance
     -   The natural gas fuel meets SWPC requirements
     - The Plant will be located in an area where the ambient air will not adversely affect the CT
     - The CTs will be operated and maintained in accordance with SWPC operating procedures

Stone & Webster considers the assumed degradation to be within the range of expected degradation for such power generation facilities based on the planned maintenance schedule.


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7.5      REVENUES

Williams is obligated for a period of 20 years from the COD to purchase the Facility capacity, approximately 766 MW at 92DEG.F when firing on natural gas pursuant to the PPA. Williams will pay AES Red Oak for the Facility capacity, fuel conversion services, and ancillary services provided under the PPA. The Project revenues are calculated based on the pricing and payment structure defined in Appendix 1 of the PPA. The PPA revenues for the first full calendar year (Year 2003) are $78 million.

Williams pays AES Red Oak for facility capacity, fuel conversion services, and ancillary services. The payments include the sum of the Variable O&M Payment and the Total Fixed Payment. The Total Fixed Payment consists of an unforced capacity payment, fuel conversion option demand payment, minimum utilization charge, and the energy exercise or start-up payment. Williams provides fuel to the Project for conversion into energy. Consequently, the Project is not responsible for the cost of fuel. Rather Williams pays a fee to AES Red Oak to convert the fuel into energy. The Fuel Conversion Rates are escalated annually at the Gross Domestic Product Implicit Price Deflator ("GDPIPD"). The Base Case assumes a GDPIPD of 3%.

In addition to the fuel conversion revenue, Williams is required to pay AES Red Oak an energy efficiency bonus or penalty ("HRB/HRP"). The energy efficiency bonus or penalty is based on the difference between the Heat Rate Target ("HRT") and the actual Facility Heat Rate ("FHR"), net electric energy delivered, and the natural gas price index.

If the Project Equivalent Availability Factor ("EAF") as defined in Appendix 1 to the PPA is greater than 85% for each Summer Peak Period, Winter Peak Period, and Non-peak Period there is a Peak Period Adjustment ("PAA") payable to AES Red Oak. The Period Availability Credit ("PAC") will be calculated as a credit to Williams for each Summer Peak Period, Winter Peak Period, and a Non-Peak Period based on if the EAF is lower than 95% in the peak periods and 87.8% in the non peak periods. The Base Case assumes that the EAF is not expected to fall below these levels and therefore the PAC is projected to be zero for the 20-year term of the PPA.

The Base Case assumes a 2% degradation factor for heat rate at 48,000 hours of operation, which is standard for similar facilities. Stone & Webster considers the assumed degradation to be within the range of expected degradation for such power generation facilities.

After 20 years from COD at the end of the PPA term, the Base Case assumes that the Project net capacity and energy will be sold into the PJM system for a period through and beyond the maturity of the Bonds. ICF Resources estimated the Base Case first merchant operating year (2022) AES Red Oak plant-specific energy and capacity market price projections in 1998 dollars at $25.0/MWh and $52.0/kW/yr, respectively. The total operating revenue for the first full merchant calendar year (Year 2023) is $333.1 million.

7.6      OPERATING EXPENSES

The estimated Project expenses during the PPA period consist of non-fuel fixed and variable expenses. The natural gas will be supplied and transported to the Project under the terms established in the PPA. During the PPA period, Williams will arrange for the procurement and delivery of the natural gas to the Facility fuel delivery point. After the PPA period, AES Red Oak will be responsible for
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delivery of all the fuel to the Facility.

In the pro forma, the estimated O&M expenses are in nominal dollars reflecting an assumed 3% inflation per year. The first full calendar year (Year 2003) fixed and variable non-fuel O&M expenses total $14.986 million and are detailed in the following table.


                  ===========================================================================
                                       ESTIMATED NON-FUEL O&M EXPENSES
                                                (2003 $ ,000)
                  ===========================================================================
                    Fixed O&M                                                        $ 4,456
                    Variable O&M                                                       1,436
                    Annual Maintenance                                                 7,950
                    Water Cost                                                           344
                    Property Taxes                                                       800
                  -------------------------------------------------------- ------------------
                  TOTAL NON-FUEL O&M EXPENSES                                        $14,986
                  ======================================================== ==================


Stone & Webster reviewed the O&M assumptions utilized in the Projected Operating Results. The information reviewed included assumptions and forecasts for unit performance; staffing functions and levels; annual O&M budget summary; and unit overhaul plans and schedules. Stone & Webster compared the information with its experience with plants of similar configuration and Utility Data Institute cost and staffing information for similar plants. Stone & Webster considers these Project assumptions to be reasonable and comparable to other facilities of similar design.

7.6.1    MAINTENANCE SCHEDULE

All maintenance work and spare parts replacement for the CT during the first 48,000 hours of the Facility operations will be provided by SWPC through the Maintenance Services Agreement and thereafter will be the responsibility of AES Red Oak. The O&M schedule and budget assumes that each CT accumulates 8000 EBH each year. SWPC's recommended frequency for annual inspections, hot gas path inspections, and major overhauls are being used. In addition, AES Red Oak has included in the schedule and budget a "cover lift" for every hot gas path inspection in order to restore any performance degradation experienced since the previous major overhaul. Stone & Webster believes that AES Red Oak's planned overhaul and maintenance schedule is reasonable and adequate to support its operational and business objectives.

7.6.2    OPERATIONS AND MAINTENANCE BUDGET

Stone & Webster reviewed the non-fuel fixed, variable, and major maintenance expenses in the Projected Operating Results. Stone & Webster believes that the O&M budget is sufficient to support the planned staffing level, the maintenance and overhaul schedule, and the Project's performance and business objectives.


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7.6.3    O&M STAFFING LEVELS

AES Red Oak's planned functional positions and staffing levels were reviewed and are considered satisfactory to operate and maintain the Facility safely in accordance with the operational and regulatory requirements. The staffing levels compare favorably with and are typical of those found in similarly configured plants that Stone & Webster has reviewed. Our review also included the resume of the proposed Project Plant Manager, who appears qualified to perform satisfactorily for AES Red Oak. Stone & Webster believes that the staffing levels are adequate to support AES Red Oak's operational and business objectives.

7.6.4    EMISSION COMPLIANCE COSTS

The Projected Operating Results include an emission compliance limit cost. AES Red Oak will be required to purchase allowances for all SO(2) emitted from the Facility and for all NO(x) emitted from the Facility after 2003. The Base Case assumes that the Project will need approximately 138 tons of NO(x) allowances per year at the current market value of $3,000 per ton for a vintage 1999 allowance. NO(x) allowance costs in the year 2003 are projected to be $.466 million. The Base Case assumes that the Project will need approximately 104 tons of SO(2) allowances per year, commencing at COD in year 2002, at the current market value of $225 per ton. The SO(2) allowance cost for 2002 is $0.026 million. Both the NO(x) and SO(2) allowance costs are projected to increase at 3% per annum.

7.6.5    FUEL EXPENSE

In operating year 21, the term of the PPA will end and AES Red Oak will be responsible for providing the fuel for the Facility to operate as a merchant plant. The Base Case assumes that the fuel will be purchased at the price stipulated in the ICF Resources report. The delivered natural gas price will start at $2.59/mmBtu in real 1998$'s in year 2002 and increases to $3.04/mmBtu in real 1998$'s in the first merchant operating year, 2022. The fuel expense assumed during the post PPA period is based on the Facility heat rate at ISO conditions, the Facility capacity factor, and the unit cost of fuel. The fuel expense for the first full calendar year of merchant operation is $207.7 million. When AES Red Oak becomes a merchant plant, the fuel expense will be the single largest expense.

The ICF Resources report assumes that the fuel expenses are in 1998$'s and are escalated at 3%. The unit fuel costs assumed in the ICF Resources report are shown in the following table.


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

          ========================================================
                            FUEL PRICE FORECAST
          ========================================================
                                     DELIVERED NATURAL GAS
                  YEAR                   ($1998/MMBTU)
           ------------------- -----------------------------------
                  2022                        3.04
                  2023                        3.04
                  2024                        3.04
                  2025                        3.04
                  2026                        3.04
           =================== ===================================


7.7      FINANCING ASSUMPTIONS

Lehman Brothers provided the financing assumptions for the $439.75 million Project cost. The source of funds will consist of $55.75 million in equity and $384 million in debt. The capital cost items are allocated monthly during the construction period to calculate releases of Bond proceeds and interest during construction ("IDC"). The combined annual debt service (principal plus interest, annual administrative and LOC fees) during the post construction period ranges from a low of $15.4 million in 2026 to a high of $43.0 million in 2009.

7.8      PROJECTED OPERATING RESULTS

The Projected Operating Results are shown in Exhibit I of this Report. On the basis of our studies and analyses of the Project, the Project Agreements and the assumptions set forth in this Report, the projected revenues from the sale of fuel conversion services, capacity, and ancillary services are more than adequate to pay the annual O&M expenses (including provisions for major maintenance), other operating expenses, and debt service.

The Base Case indicate the following DSCRs:


               ==================================================================================
                                                   BASE CASE
                                             DEBT SERVICE COVERAGE
               ==================================================================================
                                                    MINIMUM                     AVERAGE
               --------------------------- --------------------------- --------------------------
               PPA PERIOD
               --------------------------- --------------------------- --------------------------
                                                     1.55x                       1.57x
               --------------------------- --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     6.37x                       7.13x
               --------------------------- --------------------------- --------------------------
               FULL TERM OF THE BONDS
               --------------------------- --------------------------- --------------------------
                                                     1.55x                       3.16x
               =========================== =========================== ==========================



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7.9      SENSITIVITY ANALYSES

Due to uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that actual operating results would differ, perhaps, materially, from those assumed and described herein. In order to demonstrate the impact of certain circumstances on the Projected Operating Results, certain sensitivity analyses have been developed by Stone & Webster. It should be noted that other examples could have been considered, and those presented are not intended to reflect the full extent of possible impacts on the Project.

Stone & Webster performed several sensitivity analyses using the pro forma financial model by varying the following Project specific key input parameters including power plant availability, heat rate degradation factors, and O&M costs.

7.9.1    PROJECT SENSITIVITIES

The three Project sensitivities include increasing the Base Case O&M costs, increasing the Base Case heat rate, and decreasing the Base Case availability.

OPERATION AND MAINTENANCE COST SENSITIVITY - The Base Case O&M costs were increased by 10%. The resulting average and minimum DSCRs for the PPA term, the post PPA term, and the full term of the Bonds are summarized in the following table.


               ==================================================================================
                                              SENSITIVITY CASE 1
                                           OPERATION AND MAINTENANCE
                                         DEBT SERVICE COVERAGE RATIOS
               ==================================================================================
                                                    MINIMUM                     AVERAGE
               --------------------------- --------------------------- --------------------------
               PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     1.52x                       1.54x
               --------------------------- --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     6.27x                       7.03x
               --------------------------- --------------------------- --------------------------
               FULL TERM OF THE BONDS
               --------------------------- --------------------------- --------------------------
                                                     1.52x                       3.11x
               =========================== =========================== ==========================


[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

HEAT RATE DEGRADATION FACTORS - To test the sensitivity of the Projected Operating Results to heat rate, Stone & Webster increased the Base Case heat rate by 5% (ignoring liquidated damages 'buy-downs'). The resulting average and minimum DSCRs for the PPA term, the full term, and the post PPA term are summarized in the following table.


               ==================================================================================
                                              SENSITIVITY CASE 2
                                             HEAT RATE DEGRADATION
                                         DEBT SERVICE COVERAGE RATIOS
               ==================================================================================
                                                    MINIMUM                     AVERAGE
               --------------------------- --------------------------- --------------------------
               PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     1.31x                       1.36x
               --------------------------- --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     5.71x                       6.45x
               --------------------------- --------------------------- --------------------------
               FULL TERM OF THE BONDS
               --------------------------- --------------------------- --------------------------
                                                     1.31x                       2.81x
               =========================== =========================== ==========================


AVAILABILITY FACTOR SENSITIVITY - To test the pro forma sensitivity the Base Case availability assumption was changed. The Base Case availability is 92% for the first year and ranges from 93.6% to 95.4% for the remaining life of the Facility. The Facility availability was reduced each year by 3.5%. The resulting average and minimum DSCRs for the PPA term, the full term, and the post PPA term are summarized in the following table.


               ==================================================================================
                                              SENSITIVITY CASE 3
                                              AVAILABILITY FACTOR
                                         DEBT SERVICE COVERAGE RATIOS
               ==================================================================================
                                                    MINIMUM                     AVERAGE
               --------------------------- --------------------------- --------------------------
               PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     1.52x                       1.53x
               --------------------------- --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------- --------------------------
                                                     6.36x                       7.14x
               --------------------------- --------------------------- --------------------------
               FULL TERM OF THE BOND
               --------------------------- --------------------------- --------------------------
                                                     1.52x                       3.13x
               =========================== =========================== ==========================


7.9.2    ICF RESOURCES SENSITIVITIES

In addition, sensitivity of the Project results was assessed for the three sensitivity cases, Low Gas Price Case, a High Gas Price Case, and an Overbuild Case. The Low Gas Price, High Gas Price, and the Overbuild Case scenarios were taken from the ICF Resources forecasts. Stone & Webster applied the three ICF Resources "macroeconomic" sensitivities to the Base Case.

[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

HIGH GAS PRICE - The natural gas prices were uniformly increased by $0.50 per mmBtu (in 1998$) above the Base Case levels. The resulting average and minimum DSCRs for the post PPA term are summarized in the following table.


               ======================================================
                      SENSITIVITY CASE 5 - HIGH GAS PRICE
                         DEBT SERVICE COVERAGE RATIOS
               ======================================================
                                             MINIMUM      AVERAGE
               --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------
                                              6.29x         7.00x
               =========================== ============ =============

LOW GAS PRICE - The natural gas prices were uniformly decreased by $0.50 per mmBtu (in 1998$) below the Base Case levels. The resulting average and minimum DSCRs for the post PPA term are summarized in the following table.


               ======================================================
                         SENSITIVITY CASE 4 - LOW GAS PRICE
                            DEBT SERVICE COVERAGE RATIOS
               ======================================================
                                             MINIMUM       AVERAGE
               --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------
                                              6.43x         7.19x
               =========================== ============ =============

OVERBUILD - The overbuild scenario assumes that plants will be built to meet peak demand and reserve requirements of the Base Case through 2020 and an additional unexpected infusion of building on the order of 10% of peak, above and beyond the Base Case requirements in 2020.


               ======================================================
                          SENSITIVITY CASE 6 - OVERBUILD
                           DEBT SERVICE COVERAGE RATIOS
               ======================================================
                                             MINIMUM       AVERAGE
               --------------------------- --------------------------
               POST PPA TERM
               --------------------------- --------------------------
                                              5.56x         6.99x
               =========================== ============ =============


7.10     LIQUIDATED DAMAGES ANALYSES

Stone & Webster reviewed the impact on the average DSCRs if RE&C fails to pass certain performance tests and there is a long-term performance deficiency over the term of the Bonds. It was assumed that the performance rebates paid to AES Red Oak by RE&C would be used to buy down the Bonds on a pro rata basis. The analysis was performed to demonstrate that the liquidated damages for the guaranteed net electrical output and guaranteed net heat rate are sufficient to maintain the DSCRs at the same level as projected in the Base Case.

It is projected that the average DSCRs over the term of the Bonds, after payment of the liquidated damages due to a failure to achieve the guaranteed net electrical output or the guaranteed net heat rate, will generally remain at the same level as the average DSCRs in the Base Case for deficiencies up to approximately 4% in net electrical output and 6% in net heat rate.

[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

RE&C is required to pay liquidated damages for a delay in the Facility completion. RE&C will pay AES Red Oak $108,000 for each day after the required Facility completion date that the Facility completion is not achieved. The liquidated damages for a delay in the Facility completion cannot exceed 13% of the contract price. Such payment, together with contingencies, will be sufficient to cover the Williams payment plus debt service commitment for one year after the Guaranteed Provisional Acceptance Date.

[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------





                                    EXHIBIT I

Base Case

Increased O&M Sensitivity (Case #1)

Increased Heat Rate Sensitivity (Case #2)

Decreased Availability Sensitivity (Case #3)

High Gas (Case #4)

Low Gas (Case #5)

Overbuild (Case #6)

                                    EXHIBIT I
                     AES RED OAK PROJECTED OPERATING RESULTS
                                    BASE CASE


                                                                                  PPA Period
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,615   6,068   6,035  6,029   6,103   6,006  5,953   6,010   5,946  5,826   5,831
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                71.3    78.0    76.6   76.6    79.2    77.2   77.6    80.3    78.9   78.5    81.2
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    77.2    84.4    83.0   82.9    85.7    83.6   83.9    86.8    85.3   84.8    87.7
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.3     1.4     1.9    2.0     2.0     2.1    2.1     2.2     2.2    2.3     2.3
      Annual Maintenance                           7.0     7.9     8.2    8.5     8.7     8.9    7.0     4.4     4.6    4.6     4.7
      Water cost                                   0.3     0.3     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    19.2    21.4    22.2   22.7    23.2    23.6   21.9    19.6    19.9   20.1    20.5
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   58.0    63.0    60.8   60.2    62.4    60.0   62.1    67.2    65.4   64.7    67.2
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  343.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.6    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.52x   1.52x   1.52x  1.53x   1.53x   1.53x  1.53x   1.53x   1.53x  1.53x   1.55x
                                                 -----------------------------------------------------------------------------------


                                                                           PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015   2016    2017    2018   2019    2020    2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,703   5,619   5,609  5,444   5,309   5,288  5,119   4,992   4,961
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 79.1    79.2    82.0   80.1    79.5    82.3   80.0    79.7    82.5
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     85.5    85.5    88.4   86.5    85.8    88.7   86.3    86.0    89.0
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.3     2.4     2.4    2.4     2.5     2.5    2.5     2.5     2.6
      Annual Maintenance                            4.8     4.9     4.9    5.0     5.0     5.1    5.1     5.2     5.2
      Water cost                                    0.4     0.4     0.5    0.5     0.5     0.5    0.5     0.5     0.5
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     20.7    21.0    21.4   21.6    21.8    22.2   22.4    22.7    23.1
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    64.7    64.5    67.0   64.9    64.0    66.5   63.9    63.3    65.9
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  171.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.0    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.55x   1.56x   1.56x  1.56x   1.56x   1.56x  1.56x   1.56x   1.56x
                                                 ---------------------------------------------------------------------


                                                                       POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,832   4,714   4,672   4,538    4,493   4,507    4,431   4,375
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 13.0       -       -       -        -       -        -       -
      Merchant Revenues                           276.8   333.1   340.1   342.0    348.6   358.9    363.9   370.3
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
      Total Operating Revenues                    290.9   333.1   340.1   342.0    348.6   358.9    363.9   370.3
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        172.6   207.7   210.6   211.9    216.6   221.8    225.4   229.7
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  2.6     2.6     2.6     2.7      2.7     2.8      2.8     2.9
      Annual Maintenance                            5.3     5.3     5.4     5.4      5.6     5.7      5.8     5.9
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    190.2   224.6   227.8   229.4    234.5   240.2    244.3   249.1
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   100.7   108.5   112.3   112.5    114.1   118.7    119.6   121.2
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0     7.0    17.0    15.8     15.4    15.6     15.3    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2    17.2    17.3    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       6.20x   6.30x   6.50x   7.00x    7.30x   7.50x    7.70x   7.84x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.54x

MINIMUM DEBT COVERAGE DURING PPA                  1.52x

AVERAGE DEBT COVERAGE POST PPA                    7.04x

MINIMUM DEBT COVERAGE POST PPA                    6.20x

AVERAGE DEBT COVERAGE DURING                      3.11x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                      INCREASED O&M SENSITIVITY (CASE #1)


                                                                                PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,615   6,068   6,035  6,029   6,103   6,006  5,953   6,010   5,946  5,826   5,831
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                71.3    78.0    76.6   76.6    79.2    77.2   77.6    80.3    78.9   78.5    81.2
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    77.2    84.4    83.0   82.9    85.7    83.6   83.9    86.8    85.3   84.8    87.7
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    4.3     4.9     5.0    5.2     5.4     5.5    5.7     5.9     6.0    6.2     6.4
      Variable O&M                                 1.4     1.6     2.1    2.2     2.2     2.3    2.3     2.4     2.5    2.5     2.5
      Annual Maintenance                           7.0     7.9     8.2    8.5     8.7     8.9    7.2     4.9     5.0    5.1     5.2
      Water cost                                   0.3     0.3     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    19.8    22.0    22.9   23.4    23.9    24.3   22.8    20.8    21.1   21.4    21.8
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   57.5    62.4    60.1   59.6    61.7    59.3   61.1    66.0    64.2   63.5    65.9
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  341.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.6    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.51x   1.51x   1.50x  1.51x   1.51x   1.51x  1.51x   1.50x   1.50x  1.50x   1.52x
                                                 -----------------------------------------------------------------------------------


                                                                           PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015    2016   2017    2018    2019   2020     2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,703   5,619   5,609  5,444   5,309   5,288  5,119   4,992   4,961
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 79.1    79.2    82.0   80.1    79.5    82.3   80.0    79.7    82.5
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     85.5    85.5    88.4   86.5    85.8    88.7   86.3    86.0    89.0
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.6     6.8     7.0    7.2     7.4     7.6    7.9     8.1     8.3
      Variable O&M                                  2.6     2.6     2.7    2.7     2.7     2.7    2.8     2.8     2.8
      Annual Maintenance                            5.3     5.4     5.4    5.5     5.5     5.6    5.6     5.7     5.7
      Water cost                                    0.4     0.4     0.5    0.5     0.5     0.5    0.5     0.5     0.5
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     22.0    22.4    22.8   23.0    23.3    23.7   23.9    24.2    24.6
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    63.4    63.2    65.6   63.5    62.5    65.1   62.4    61.8    64.4
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  178.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.2    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.52x   1.53x   1.53x  1.53x   1.53x   1.53x  1.52x   1.52x   1.52x
                                                 ---------------------------------------------------------------------


                                                                        POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,832   4,714   4,672   4,538    4,493   4,507    4,431   4,375
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 13.0       -       -       -        -       -        -       -
      Merchant Revenues                           276.8   333.1   340.1   342.0    348.6   358.9    363.9   370.3
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
      Total Operating Revenues                    290.9   333.1   340.1   342.0    348.6   358.9    363.9   370.3
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        172.6   207.7   210.6   211.9    216.6   221.8    225.4   229.7
      Fixed O&M                                     8.6     8.9     9.1     9.4      9.7    10.0     10.3    10.6
      Variable O&M                                  2.8     2.9     2.9     2.9      3.0     3.1      3.1     3.2
      Annual Maintenance                            5.8     5.9     5.9     6.0      6.1     6.2      6.4     6.5
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    191.8   226.2   229.4   231.1    236.3  241.95    246.1   251.0
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    99.1   106.9   110.6   110.9    112.4   116.9    117.8   119.3
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0    17.0    17.0    15.8     15.4    15.6     15.1    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2    17.2    17.1    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       6.10x   6.21x   6.41x   6.90x    7.19x   7.39x    7.38x   7.72x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.52x

MINIMUM DEBT COVERAGE DURING PPA                  1.50x

AVERAGE DEBT COVERAGE POST PPA                    6.94x

MINIMUM DEBT COVERAGE POST PPA                    6.10x

AVERAGE DEBT COVERAGE DURING                      3.06x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                   INCREASED HEAT RATE SENSITIVITY (CASE #2)


                                                                               PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,615   6,068   6,035  6,029   6,103   6,006  5,953   6,010   5,946  5,826   5,831
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                65.5    71.3    69.7   69.3    71.7    69.6   69.6    72.0    70.4   69.7    72.2
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    71.4    77.7    76.1   75.7    78.1    75.9   75.9    78.5    76.8   76.1    78.6
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.3     1.4     1.9    2.0     2.0     2.1    2.1     2.2     2.2    2.3     2.3
      Annual Maintenance                           7.0     7.9     8.2    8.5     8.7     8.9    7.0     4.4     4.6    4.6     4.7
      Water cost                                   0.3     0.3     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    19.2    21.4    22.2   22.7    23.2    23.6   21.9    19.6    19.9   20.1    20.5
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   52.2    56.3    53.8   53.0    54.9    52.4   54.1    58.9    56.9   56.0    58.1
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  343.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.6    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.37x   1.36x   1.35x  1.35x   1.34x   1.33x  1.33x   1.34x   1.33x  1.32x   1.34x
                                                 -----------------------------------------------------------------------------------


                                                                             PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015   2016    2017    2018   2019    2020    2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,703   5,619   5,609  5,444   5,309   5,288  5,119   4,992   4,961
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 69.9    69.7    72.2   70.3    69.4    72.0   69.7    69.2    71.9
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     76.3    76.0    78.6   76.6    75.8    78.5   76.1    75.5    78.3
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.3     2.4     2.4    2.4     2.5     2.5    2.5     2.5     2.6
      Annual Maintenance                            4.8     4.9     4.9    5.0     5.0     5.1    5.1     5.2     5.2
      Water cost                                    0.4     0.4     0.5    0.5     0.5     0.5    0.5     0.5     0.5
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     20.7    21.0    21.4   21.6    21.8    22.2   22.4    22.7    23.1
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    55.6    55.0    57.2   55.0    53.9    56.2   53.6    52.8    55.3
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  171.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.2    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.33x   1.33x   1.33x  1.32x   1.32x   1.32x  1.31x   1.30x   1.31x
                                                 ---------------------------------------------------------------------


                                                                         POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025    2026     2027      2028   2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,832   4,714   4,672   4,538    4,493   4,507    4,431   4,375
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 11.3       -       -       -        -       -        -       -
      Merchant Revenues                           276.8   333.1   340.1   342.0    348.6   358.9    363.9   370.3
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
      Total Operating Revenues                    289.2   333.1   340.1   342.0    348.6   358.9    363.9   370.3
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        181.2   218.1   221.1   222.5    227.4   232.9    236.7   241.2
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  2.6     2.6     2.6     2.7      2.7     2.8      2.8     2.9
      Annual Maintenance                            5.3     5.3     5.4     5.4      5.6     5.7      5.8     5.9
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    198.8   235.0   238.3   240.0    245.4   251.3    255.6   260.6
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    90.3    98.1   101.7   101.9    103.3   107.6    108.3   109.7
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0    17.0    17.0    15.8     15.4    15.6     15.3    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2     7.2    17.3    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       5.56x   5.70x   5.89x   6.34x    6.61x   6.80x    6.97x   7.10x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.33x

MINIMUM DEBT COVERAGE DURING PPA                  1.30x

AVERAGE DEBT COVERAGE POST PPA                    6.37x

MINIMUM DEBT COVERAGE POST PPA                    5.56x

AVERAGE DEBT COVERAGE DURING                      2.77x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                  DECREASED AVAILABILITY SENSITIVITY (CASE #3)


                                                                                  PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,615   6,068   6,035  6,029   6,103   6,006  5,953   6,010   5,946  5,826   5,831
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                69.3    76.0    74.8   74.8    77.4    75.6   75.9    78.6    77.3   76.9    79.6
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    75.3    82.4    81.2   81.1    83.8    81.9   82.2    85.0    83.7   83.2    86.0
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.3     1.4     1.9    2.0     2.0     2.1    2.1     2.2     2.2    2.3     2.3
      Annual Maintenance                           7.0     7.9     8.2    8.5     8.7     8.9    7.0     4.4     4.6    4.6     4.7
      Water cost                                   0.3     0.3     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    19.2    21.4    22.2   22.7    23.2    23.6   21.9    19.6    19.9   20.1    20.5
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   56.0    61.0    58.9   58.4    60.6    58.3   60.3    65.4    63.8   63.1    65.6
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              384.0   381.6   375.4  370.1   365.1   358.0  351.9   343.7   331.2  318.7   305.6
          Principal and Interest                  36.2    39.7    38.2   37.6    39.1    37.5   39.0    42.5    41.4   41.0    42.2
          LOC & Administrative Fees                0.5     0.5     0.5    0.5     0.5     0.5    0.5     0.5     0.5    0.5     0.5
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          36.7    40.2    38.7   38.1    39.6    38.0   39.5    43.0    41.9   41.6    42.7
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.53x   1.52x   1.52x  1.53x   1.53x   1.53x  1.53x   1.52x   1.52x  1.52x   1.53x
                                                 -----------------------------------------------------------------------------------


                                                                             PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015   2016    2017    2018   2019    2020    2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,703   5,619   5,609  5,444   5,309   5,288  5,119   4,992   4,961
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 77.6    77.7    80.5   78.8    78.2    81.0   78.8    78.5    81.4
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     84.0    84.1    86.9   85.1    84.5    87.4   85.2    84.9    87.8
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.3     2.4     2.4    2.4     2.5     2.5    2.5     2.5     2.6
      Annual Maintenance                            4.8     4.9     4.9    5.0     5.0     5.1    5.1     5.2     5.2
      Water cost                                    0.4     0.4     0.5    0.5     0.5     0.5    0.5     0.5     0.5
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     20.7    21.0    21.4   21.6    21.8    22.2   22.4    22.7    23.1
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    63.3    63.0    65.5   63.5    62.7    65.2   62.7    62.2    64.8
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               290.0   274.6   258.2  238.5   218.4   196.9  171.6   146.4   119.5
          Principal and Interest                   40.7    40.4    42.2   40.9    40.5    42.3   40.2    39.4    41.2
          LOC & Administrative Fees                 0.5     0.5     0.5    0.5     0.5     0.5    0.5     0.5     0.5
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.2    40.9    42.7   41.4    41.0    42.9   40.7    39.9    41.7
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.54x   1.54x   1.53x  1.53x   1.53x   1.52x  1.54x   1.56x   1.55x
                                                 ---------------------------------------------------------------------


                                                                          POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,832   4,714   4,672   4,538    4,493   4,507    4,431   4,375
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 12.9       0       0       0        0       0        0       0
      Merchant Revenues                           276.8   333.1   340.1   342.0    348.6   358.9    363.9   370.3
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Revenues                    290.8   333.1   340.1   342.0    348.7   358.9    364.0   370.3
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        172.6   207.7   210.6   211.9    216.6   221.8    225.4   229.7
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  2.6     2.6     2.6     2.7      2.7     2.8      2.8     2.9
      Annual Maintenance                            5.3     5.3     5.4     5.4      5.6     5.7      5.8     5.9
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    190.2   224.6   227.8   229.4    234.5   240.2    244.3   249.1
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   100.5   108.5   112.3   112.6    114.1   118.7    119.6   121.2
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   15.5    16.5    16.6    15.5     15.1    15.4     15.2    15.2
          LOC & Administrative Fees                 0.3     0.3     0.3     0.3      0.3     0.3      0.3     0.3
                                                 -----------------------------------------------------------------
      Total Debt Service                           15.8    16.8    17.0    15.8     15.4    15.7     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       6.36x   6.44x   6.63x   7.12x  7.40x     7.57x    7.73x   7.84x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.53x

MINIMUM DEBT COVERAGE DURING PPA                  1.52x

AVERAGE DEBT COVERAGE POST PPA                    7.14x

MINIMUM DEBT COVERAGE POST PPA                    6.36x

AVERAGE DEBT COVERAGE DURING                      3.13x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                      HIGH GAS PRICE SENSITIVITY (CASE #4)


                                                                                 PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,035   5,421   5,372  5,347   5,436   5,372  5,347   5,421   5,387  5,314   5,354
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                69.4    75.0    73.7   73.4    76.1    74.4   74.4    77.3    76.1   75.7    78.6
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    75.3    81.5    80.1   79.7    82.5    80.8   80.8    83.7    82.4   82.0    85.0
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.1     1.3     1.7    1.7     1.8     1.9    1.9     2.0     2.0    2.1     2.1
      Annual Maintenance                           6.3     7.1     7.3    7.5     7.8     8.0    8.2     5.5     4.1    4.2     4.3
      Water cost                                   0.3     0.3     0.3    0.3     0.3     0.3    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    18.4    20.4    21.1   21.5    22.0    22.4   22.8    20.4    19.2   19.5    19.9
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   56.9    61.1    59.0   58.3    60.5    58.4   58.0    63.3    63.3   62.6    65.2
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  341.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.6    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.49x   1.47x   1.48x  1.48x   1.48x   1.49x  1.33x   1.44x   1.48x  1.48x   1.50x
                                                 -----------------------------------------------------------------------------------


                                                                            PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015   2016    2017    2018   2019   2020     2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,271   5,228   5,253  5,117   5,008   5,005  4,862  4,758    4,688
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 76.9    76.9    80.0   78.3    77.7    80.8   78.7    78.4    81.3
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     83.3    83.3    86.4   84.7    84.1    87.3   85.1    84.8    87.8
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.2     2.2     2.3    2.3     2.3     2.4    2.4     2.4     2.4
      Annual Maintenance                            4.4     4.5     4.6    4.7     4.7     4.8    4.9     4.9     4.9
      Water cost                                    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.5     0.5
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     20.2    20.5    20.9   21.1    21.4    21.8   22.0    22.3    23.6
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    63.1    62.8    65.5   63.6    62.7    65.5   63.1    62.5    65.1
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  171.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.2    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.51x   1.52x   1.52x  1.53x   1.53x   1.54x  1.54x   1.54x   1.54x
                                                 ---------------------------------------------------------------------


                                                                         POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,526   4,378   4,301   4,141    4,126   4,164    4,118   4,092
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 12.8       -       -       -        -       -        -       -
      Merchant Revenues                           291.6   348.5   353.5   353.1    361.2   373.1    379.6   387.5
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Revenues                    305.5   348.5   353.5   353.1    361.2   373.1    379.6   387.5
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        188.9   225.2   226.1   225.4    231.9   239.1    244.8   251.2
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  2.4     2.4     2.4     2.4      2.5     2.6      2.6     2.7
      Annual Maintenance                            4.9     5.0     4.9     4.9      5.1     5.2      5.4     5.5
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    206.0   241.5   242.6   242.1    249.2   256.9    263.0   269.9
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    99.5   107.1   110.9   111.0    112.0   116.2    116.5   117.5
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0    17.0    17.0    15.8     15.4    15.6     15.1    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2    17.2    17.3    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       6.33x   6.22x   6.42x   6.90x    7.17x   7.34x    7.50x   7.61x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.50x

MINIMUM DEBT COVERAGE DURING PPA                  1.43x

AVERAGE DEBT COVERAGE POST PPA                    6.91x

MINIMUM DEBT COVERAGE POST PPA                    6.13x

AVERAGE DEBT COVERAGE DURING                      3.05x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                      LOW GAS PRICE SENSITIVITY (CASE #5)


                                                                                PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          6,136   6,766   6,734  6,733   6,812   6,660  6,633   6,692   6,616  6,557   6,638
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                72.9    81.0    79.6   79.8    82.4    80.1   80.8    83.6    82.1   82.1    85.0
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    78.9    87.4    85.9   86.1    88.8    86.4   87.2    90.0    88.4   88.4    91.5
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.4     1.6     2.1    2.2     2.3     2.3    2.4     2.4     2.5    2.6     2.6
      Annual Maintenance                           7.7     8.9     9.2    9.5     9.8     9.4    4.8     4.9     5.1    5.2     5.3
      Water cost                                   0.3     0.5     0.5    0.5     0.5     0.5    0.6     0.6     0.6    0.6     0.6
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    20.1    22.6    23.6   24.1    24.7    24.5   20.0    20.5    20.8   21.1    21.6
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   58.8    64.8    62.4   62.0    64.1    62.0   67.1    69.5    67.6   67.3    69.8
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  341.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.0    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.54x   1.56x   1.56x  1.58x   1.57x   1.58x  1.46x   1.58x   1.58x  1.59x   1.61x
                                                 -----------------------------------------------------------------------------------


                                                                            PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013   2014    2015    2016   2017    2018    2019   2020     2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           6,568  6,545   6,608   6,465  6,354   6,379   6,224  6,117    6,114
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 82.9    83.6    86.7   84.9    84.6    87.7   85.2    85.4    88.6
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     89.3    89.9    93.2   91.2    90.9    94.1   91.6    91.7    95.0
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.7     2.8     2.9    2.9     3.0     3.0    3.1     3.1     3.2
      Annual Maintenance                            5.5     5.7     5.8    5.9     6.0     6.1    6.2     6.3     6.4
      Water cost                                    0.6     0.6     0.6    0.6     0.6     0.6    0.6     0.6     0.6
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     22.0    22.4    22.9   23.2    23.5    23.9   24.2    24.5    25.0
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    67.3    67.5    70.2   68.1    67.4    70.2   67.4    67.2    70.0
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  171.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.2    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.61x   1.63x   1.64x  1.64x   1.64x   1.65x  1.65x   1.66x   1.66x
                                                 ---------------------------------------------------------------------


                                                                           POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           5,989   5,877   5,858   5,722    5,599   5,550    5,392   5,261
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 14.0       -       -       -        -       -        -       -
      Merchant Revenues                           285.1   344.1   352.4   355.4    359.8   367.8    370.3   374.2
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Revenues                    300.2   344.1   352.4   355.4    359.8   367.8    370.3   374.2
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        178.9   216.1   220.0   222.3    224.7   227.6    228.8   230.6
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  3.2     3.3     3.3     3.4      3.4     3.4      3.5     3.5
      Annual Maintenance                            6.5     6.6     6.7     6.8      6.9     7.0      7.0     7.1
      Water cost                                    0.6     0.6     0.6     0.6      0.6     0.6      0.6     0.7
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    198.5   235.1   239.4   242.1    244.8   248.1    249.7   251.9
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   101.7   109.0   113.0   113.3    114.9   119.7    120.7   122.3
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0    17.0    17.0    15.8     15.4    15.6     15.3    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2    17.2    17.3    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       6.26x   6.33x   6.54x   7.05x    7.35x   7.56x    7.77x   7.92x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.61x

MINIMUM DEBT COVERAGE DURING PPA                  1.54x

AVERAGE DEBT COVERAGE POST PPA                    7.10x

MINIMUM DEBT COVERAGE POST PPA                    6.26x

AVERAGE DEBT COVERAGE DURING                      3.18x
      BOND TERM


                                   EXHIBIT I
                    AES RED OAK PROJECTED OPERATING RESULTS
                        OVERBUILD SENSITIVITY (CASE #6)


                                                                                PPA PERIOD
                                                 -----------------------------------------------------------------------------------
Year Ending December 31,                          2002    2003    2004   2005    2006    2007   2008    2009    2010   2011    2012
                                                 -----------------------------------------------------------------------------------
                                                 -----------------------------------------------------------------------------------
Annual Generation (GWh)                          5,615   6,068   6,035  6,029   6,103   6,006  5,953   6,010   5,946  5,826   5,831
                                                 -----------------------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                71.3    78.0    76.6   76.6    79.2    77.2   77.6    80.3    78.9   78.5    81.2
      Merchant Revenues                              -       -       -      -       -       -      -       -       -      -       -
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Revenues                    77.2    84.4    83.0   82.9    85.7    83.6   83.9    86.8    85.3   84.8    87.7
                                                 -----------------------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                           -       -       -      -       -       -      -       -       -      -       -
      Fixed O&M                                    3.9     4.5     4.6    4.7     4.9     5.0    5.2     5.3     5.5    5.6     5.8
      Variable O&M                                 1.3     1.4     1.9    2.0     2.0     2.1    2.1     2.2     2.2    2.3     2.3
      Annual Maintenance                           7.0     7.9     8.2    8.5     8.7     8.9    7.0     4.4     4.6    4.6     4.7
      Water cost                                   0.3     0.3     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
      Property tax                                 0.7     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8
      Fuel Conversion Volume Rebate                6.0     6.4     6.4    6.3     6.4     6.4    6.3     6.4     6.4    6.3     6.4
                                                 -----------------------------------------------------------------------------------
      Total Operating Expenses                    19.2    21.4    22.2   22.7    23.2    23.6   21.9    19.6    19.9   20.1    20.5
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)   58.0    63.0    60.8   60.2    62.4    60.0   62.1    67.2    65.4   64.7    67.2
                                                 -----------------------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding              374.0   371.7   365.7  360.8   355.9   349.1  343.3   335.5   323.6  311.7   299.1
          Principal and Interest                  37.8    41.0    39.6   39.0    40.4    38.8   40.2    43.5    42.3   41.9    42.9
          LOC & Administrative Fees                0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4
                                                 -----------------------------------------------------------------------------------
      Total Debt Service                          38.1    41.5    40.0   39.4    40.8    39.2   40.6    43.9    42.8   42.3    43.3
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                      1.52x   1.52x   1.52x  1.53x   1.53x   1.53x  1.53x   1.53x   1.53x  1.53x   1.55x
                                                 -----------------------------------------------------------------------------------


                                                                           PPA PERIOD
                                                 ---------------------------------------------------------------------
Year Ending December 31,                           2013    2014    2015   2016    2017    2018   2019    2020    2021
                                                 ---------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
Annual Generation (GWh)                           5,703   5,619   5,609  5,444   5,309   5,288  5,119   4,580   4,643
                                                 ---------------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 79.1    79.2    82.0   80.1    79.5    82.3   80.0    78.1    81.2
      Merchant Revenues                               -       -       -      -       -       -      -       -       -
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Revenues                     85.5    85.5    88.4   86.5    85.8    88.7   86.3    84.4    87.6
                                                 ---------------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                            -       -       -      -       -       -      -       -       -
      Fixed O&M                                     6.0     6.2     6.4    6.5     6.7     6.9    7.2     7.4     7.6
      Variable O&M                                  2.3     2.4     2.4    2.4     2.5     2.5    2.5     2.3     2.4
      Annual Maintenance                            4.8     4.9     4.9    5.0     5.0     5.1    5.1     4.7     4.9
      Water cost                                    0.4     0.4     0.5    0.5     0.5     0.5    0.5     0.4     0.4
      Property tax                                  0.8     0.8     0.8    0.8     0.8     0.8    0.8     0.8     0.8
      Fuel Conversion Volume Rebate                 6.4     6.3     6.4    6.4     6.3     6.4    6.4     6.3     6.4
                                                 ---------------------------------------------------------------------
      Total Operating Expenses                     20.7    21.0    21.4   21.6    21.8    22.2   22.4    22.0    22.5
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    64.7    64.5    67.0   64.9    64.0    66.5   63.9    62.4    65.1
                                                 ---------------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding               284.2   269.5   253.8  235.0   215.8   195.3  171.1   146.4   119.5
          Principal and Interest                   41.4    40.9    42.5   41.2    40.6    42.2   40.6    40.2    41.8
          LOC & Administrative Fees                 0.4     0.4     0.4    0.4     0.4     0.4    0.4     0.4     0.4
                                                 ---------------------------------------------------------------------
      Total Debt Service                           41.8    41.3    43.0   41.6    41.0    42.6   41.0    40.6    42.2
                                                 ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       1.55x   1.56x   1.56x  1.56x   1.56x   1.56x  1.56x   1.54x   1.54x
                                                 ---------------------------------------------------------------------


                                                                          POST PPA PERIOD
                                                 -----------------------------------------------------------------
Year Ending December 31,                           2022*   2023    2024    2025     2026    2027     2028    2029
                                                 -----------------------------------------------------------------
                                                 -----------------------------------------------------------------
Annual Generation (GWh)                           4,612   4,590   4,640   4,597    4,540   4,542    4,453   4,386
                                                 -----------------------------------------------------------------

NET OPERATING REVENUES ($MILLION)
      PPA Revenues                                 12.9       -       -       -        -       -        -       -
      Merchant Revenues                           255.4   316.8   333.4   345.7    351.9   361.6    366.1   372.0
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Revenues                    269.3   316.8   333.4   345.7    351.9   361.6    366.1   372.0
                                                 -----------------------------------------------------------------

OPERATING EXPENSES ($MILLION)
      Fuel                                        164.1   201.5   208.4   213.9    218.2   223.0    226.3   230.2
      Fixed O&M                                     7.8     8.1     8.3     8.5      8.8     9.1      9.3     9.6
      Variable O&M                                  2.5     2.5     2.6     2.7      2.8     2.8      2.9     2.9
      Annual Maintenance                            5.0     5.2     5.3     5.5      5.6     5.7      5.8     5.9
      Water cost                                    0.5     0.5     0.5     0.5      0.5     0.5      0.5     0.5
      Property tax                                  0.4     0.4     0.4     0.4      0.4     0.4      0.4     0.4
      Fuel Conversion Volume Rebate                 1.0       -       -       -        -       -        -       -
                                                 -----------------------------------------------------------------
      Total Operating Expenses                    181.3   218.1   225.5   231.6    236.3   241.5    245.2   249.6
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
CASH FLOW AVAILABLE FOR DEBT SERVICE ($MILLION)    88.0    98.7   107.9   114.1    115.6   120.1    120.9   122.4
                                                 -----------------------------------------------------------------

ANNUAL DEBT SERVICE ($MILLION)
      Facility Bonds
          B-O-Y Balance Outstanding                88.2    80.6    71.1    60.7     50.4    39.6     27.4    14.3
          Principal and Interest                   16.0    17.0    17.0    15.8     15.4    15.6     15.1    15.2
          LOC & Administrative Fees                 0.2     0.3     0.3     0.2      0.2     0.2      0.2     0.2
                                                 -----------------------------------------------------------------
      Total Debt Service                           16.2    17.2    17.3    16.1     15.6    15.8     15.5    15.5
                                                 -----------------------------------------------------------------

                                                 -----------------------------------------------------------------
ANNUAL DEBT SERVICE COVERAGE                       5.42x   1.73x   6.25x   7.30x    7.40x   7.59x    7.78x   7.92x
                                                 -----------------------------------------------------------------

                                                 * PPA cash flows continue through the first two months of 2022.

AVERAGE DEBT COVERAGE DURING PPA                  1.54x

MINIMUM DEBT COVERAGE DURING PPA                  1.52x

AVERAGE DEBT COVERAGE POST PPA                    6.90x

MINIMUM DEBT COVERAGE POST PPA                    5.42x

AVERAGE DEBT COVERAGE DURING                      3.07x
      BOND TERM


[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

                                   EXHIBIT II

                            AES RED OAK DOCUMENT LOG

1. Maintenance Program Parts, Shop Repairs and Scheduled outage TFA Services Contract with Attachments received November 18, 1999
2. Generation Facility Transmission Interconnection Agreement between Jersey Central Power & Light Company d/b/a GPU Energy and AES Red Oak, L.L.C.
3. Fuel Conversion Services, Capacity and Ancillary Services Purchase Agreement by and between AES Red Oak, L.L.C. and Williams Energy marketing & Trading Company
4. Water Supply Agreement by and between AES Red Oak, L.L.C. and Borough of Sayreville, dated as of October, 1999
5.   Appendix 1 - Pricing
6.   Appendix 2 - Confidentiality Agreement
7.   Appendix 5 - Guaranty by The AES Corporation
8.   Appendix 6 - Guaranty by The Williams Companies, Inc.
9.   Appendix 8 - Sample Monthly Billing Invoice
10. Agreement for Engineering, Procurement and Construction Services between AES Red Oak, L.L.C. ("owner") and Raytheon Engineers & Constructors, Inc. ("Contractor") - (DRAFT of 9/10/99)
11.  Letter of Transmittal dtd 09/10/99 rev. - Preliminary & Final Site Plan
12.  Fax dtd 10/20/99 Preliminary Geo-technical Report Rev. 0, 10/01/98
13. Fax dtd 10/21/99 Appendix 4.B Preliminary Single-Line Diagram showing Electric Delivery Points
14. Raytheon Constructors Inc. Project Quality Control Manual Rev 0 dated March 31, 1999
15.  AES Red Oak Project Procedures Manual dated Sep 99
16. Transmittal of Answers to Stone & Webster questions dtd 11/15/99 - RB0006, File #6.3.1
17. Response to Stone & Webster's Independent Technical Review (Req dtd 11/3/99) ltr dtd 11/9/99 (RG604-99)
18. Raytheon letter response on steam turbine technical description dated November 18, 1999
19. Memo from Bart Rossi to Anna Raptis dated November 10, 1999 on outstanding Stone & Webster questions
20. Letter of transmittal dated November 17, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
21. Letter of transmittal dated November 18, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
22. Received Appendix D, H, I-1, I-2, I-3, L, O, and V by e-mail dated November 29, 1999
23. Received Appendix D, H, I-1, I-2, I-3, L, M, O, and V by letter dated November 29, 1999
24.  Received guarantee heat balance by letter dated November 29, 1999
25. Transmittal of Answers to Stone & Webster dated December 1, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
26. Transmittal of Answers to Stone & Webster dated December 1, 1999 from Jeff Brightman of

[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

     RE&C to Debra Richert of Stone & Webster
27. Remedial Investigation Report and Remedial Action Workplan (RI/RAW) dated November 1999
28. Transmittal of Answers to Stone & Webster dated December 2, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
29. Transmittal of Answers to Stone & Webster dated December 3, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
30. Maintenance Program Parts, Shop Repairs and Scheduled outage TFA Services Contract with Attachments received December 8, 1999
31.  Revised Staffing Plan received by e-mail on December 6, 1999
32.  Financial Guaranty of Owner's Pre-Financial Closing Date Payment
     Obligations
33.  October 15, 1999 letter of agreement between AES and RE&C
34. Transmittal of Answers to Stone & Webster dated December 13, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
35. Memo from Anna Raptis of AES to Debra Richert of Stone & Webster dated December 9, 1999 on exempt wholesale generator status
36. Transmittal of Answers to Stone & Webster dated December 9, 1999 from Jeff Brightman of RE&C to Debra Richert of Stone & Webster
37.  Final Prevention of Significant Deterioration (PSD) Permit dated
     January 28, 2000
38.  Red Oak Fact Sheet
39.  Environmental Impact Report
40.  AES Red Oak list of permits and approvals required
41.  FAA Crane approval
42.  FAA Stack approval
43.  Fuel Use Acceptance Certificate
44.  Middlesex County Planning Board Approval
45.  Exempt Wholesale Generator Application
46.  Gas Line Route and Gas compressor information
47.  Fish & Wild Life Information
48.  Wetlands Delineation
49.  PJM Interconnection queue correspondence
50.  C-Project Schedule
51.  E-Approved Subcontractors List
52.  F-Applicable Permits
53.  G-Real Estate Rights
54.  K-Quality Assurance Plan
55.  N-Construction Progress Milestones
56.  P-Table of Submittals and Approvals
57.  Q-List of Key Personnel
58.  S-Environmental Requirements
59.  U-Certain Equipment and/Subcontractors
60.  W-Project Procedures Manual

[LOGO]  Stone & Webster                                      AES RED OAK PROJECT
        Management Consultants, Inc.                Independent Technical Review
--------------------------------------------------------------------------------

61.  FAX received 10/22/99 - Preliminary & Final Site Plan
62.  FAX received 11/1/99 re':
         1.  2nd ltr - wetlands
         2.  information - chemical storage
         3.  four ltrs - soil condition
         4.  application for non-domestic discharge permit
63.      Gas Pressure Information
64.  Agreement with The Middlesex County Sewerage Authority
65.  Temporary Construction License Option and Agreement dated October __, 1999
66.  Water Analysis
67.  Fuel Plan provided by Williams
68.  License Agreement dated November 8, 1999
69. Transmittal of Answers to Stone & Webster questions dtd 11/15/99 - RB0006, File #6.3.1
70. Response to Stone & Webster's Independent Technical Review (Req dtd 11/3/99) ltr dtd 11/9/99 (RG604-99)

                                    ANNEX C

                         INDEPENDENT MARKET ASSESSMENT

                          INDEPENDENT LENDERS' MARKET

                              ASSESSMENT OF PJM

                            AND THE RED OAK PLANT


Prepared for:

Lehman Brothers


Prepared by:

ICF Resources Incorporated



February 24, 2000

THIS REPORT WAS PRODUCED BY ICF CONSULTING (ICF) IN ACCORDANCE WITH AN AGREEMENT WITH AES ENTERPRISE, INC. (AES), WHO PAID FOR ICF'S SERVICES IN PRODUCING THE REPORT. CLIENT'S USE OF THIS REPORT IS SUBJECT TO THE TERMS OF THAT AGREEMENT.

                               IMPORTANT NOTICE:

REVIEW OR USE OF THIS REPORT BY ANY PARTY OTHER THAN THE CLIENT CONSTITUTES ACCEPTANCE OF THE FOLLOWING TERMS. READ THESE TERMS CAREFULLY. THEY CONSTITUTE A BINDING AGREEMENT BETWEEN YOU AND ICF RESOURCES, INC ("ICF"). BY YOUR REVIEW OR USE OF THE REPORT, YOU HEREBY AGREE TO THE FOLLOWING TERMS.

ANY USE OF THIS REPORT OTHER THAN AS A WHOLE AND IN CONJUNCTION WITH THIS DISCLAIMER IS FORBIDDEN.

THIS REPORT MAY NOT BE COPIED IN WHOLE OR IN PART OR DISTRIBUTED TO ANYONE. THIS REPORT AND INFORMATION AND STATEMENTS HEREIN ARE BASED IN WHOLE OR IN PART ON INFORMATION OBTAINED FROM VARIOUS SOURCES. ICF MAKES NO ASSURANCES AS TO THE ACCURACY OF ANY SUCH INFORMATION OR ANY CONCLUSIONS BASED THEREON. ICF BEARS NO RESPONSIBILITY FOR THE RESULTS OF ANY ACTIONS TAKEN ON THE BASIS OF THIS REPORT. THE REPORT IS PROVIDED AS IS.

NO WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IS GIVEN OR MADE BY ICF IN CONNECTION WITH THIS REPORT.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

EXECUTIVE SUMMARY .....................................................     1
   Background .........................................................     1
   The PJM Market Structure ...........................................     1
   The Modeling Approach ..............................................     2
   Key Assumptions ....................................................     3
   Summary of Base Case Forecasts .....................................     7
   Summary of Low Gas Price Case Forecasts ............................    13
   Summary of High Gas Price Case Forecasts ...........................    16
   Summary of Overbuild Case Forecasts ................................    19
   Conclusions ........................................................    22

CHAPTER ONE Regional Wholesale Markets - An Overview ..................    23
   Introduction .......................................................    23
   Approach - Geographic Scope ........................................    23
   Transmission Constraints ...........................................    23
   Transmission Tariffs ...............................................    26

CHAPTER TWO The PJM Regional Wholesale Market .........................    27
   Introduction .......................................................    27
   Market Structure - Participants ....................................    27
   Transmission Within PJM ............................................    28
   Transmission With Neighboring Regions ..............................    29
   Capacity and Generation Mix ........................................    31
   Supply and Demand Balance ..........................................    33
   Historical Energy Prices ...........................................    35
   Historical Firm Prices .............................................    36

CHAPTER THREE The Evolving Market Structures for PJM ..................    42
   Introduction .......................................................    42
   Summary of PJM Market Structure ....................................    42
   PJM PX Markets .....................................................    42
   Energy and Capacity ................................................    45
   Retail Access ......................................................    46
   Transmission .......................................................    47

   Structure of Market Transactions - PX versus Bilateral .............    52

CHAPTER FOUR Regional Assumptions Underlying Electric Revenues Forecast    55
   Modeling ...........................................................    55
   Methodology ........................................................    55
   Regional Assumptions ...............................................    62
   Fuel Prices ........................................................    66
   Nuclear Performance and Retirements ................................    86
   Load Growth and Reserve Margins ....................................    90
   New Power Plant Characteristics ....................................    93
   Financing of New Power Plants ......................................    96

CHAPTER FIVE Electric Revenues Forecast ...............................   102
APPENDIX A Annual Price Results .......................................   A-1
APPENDIX B Deregulation of the Electric Utility Industry ..............   B-1

                               EXECUTIVE SUMMARY

BACKGROUND

     The Red Oak Facility is an 832 MW (net) gas-fired combined cycle plant that is being developed by AES, Red Oak , L.L.C.. ("AES") and is expected on-line by March 2002. The Facility has a 20-year tolling agreement -from 2002 through 2022 and thereafter will sell all or part of its capacity into the wholesale power market at prevailing market prices.

     ICF Resources Incorporated ("ICF") has prepared an independent assessment of (i) the Facility's dispatch and revenue profile from 2002 through 2030; and
(ii) the wholesale power market in the Pennsylvania-New Jersey-Maryland (PJM) region, specifically in PJM East, for this period. This assessment assumes the plant is a merchant facility selling into the PJM East spot market(1). ICF's efforts have been directed by Lehman Brothers ("Lehman") as lead manager for the Rule 144a bond financing for the Project. The results of this analysis will be utilized as the basis for the Facility financial projections.

     This report includes an overview of the PJM marketplace, the Facility's dispatch and revenue profile, and a description of the key assumptions and methodology underlying ICF's assessment. This chapter provides a summary of ICF's assessment.


THE PJM MARKET STRUCTURE

     PJM is approximately the same size electrically as California and Texas and more than twice the size of the New England Power Pool (NEPOOL). However, it has been in the forefront of integrating operations across utility territories. Before deregulation, PJM was the largest multi-utility, centrally dispatched electric control area in North America and the fourth largest in the world. PJM became the first operational Independent System Operator (ISO) in the US on January 1, 1998, managing the PJM Open Access Transmission and facilitating the PJM Interchange Energy Market.

     The PJM Interconnection encompasses all of New Jersey, Delaware and the District of Columbia, the majority of Maryland and Pennsylvania(2) and the Delmarva Peninsula area of Virginia.(3) PJM is bordered on the north by the New York Power Pool (NYPP), on the west by the Eastern and Central Area Reliability Council (ECAR) and on the south by Virginia and Carolinas (VACAR).

     There are transmission links between PJM and the three surrounding regions of ECAR, VACAR and NYPP which allow for inter-regional power imports and exports. PJM has an extensive internal transmission network. Nonetheless, occasionally there are internal transmission constraints. Notably, during a small fraction of the year, PJM East can become isolated from the rest of PJM, i.e., no more power can be imported into PJM East. In order to

-------------------
(1) Spot is defined as transactions lasting one year or less.
(2) Small areas of Western Pennsylvania and Maryland are within ECAR.
(3) The majority of Virginia is in VACAR and ECAR.

reflect the transmission constraints and the potential for transmission congestion, PJM has implemented a unique locational marginal pricing (LMP) scheme with 1,744 nodes with the goal of capturing all possible price differences in the grid. In spite of this node-by-node approach, the internal transmission constraints generally divide the region into three sub-regions:
East, West and South.

     PJM operates three markets - the energy market, the capacity credit market
(CCM), and the firm transmission rights (FTR) market. The energy market is a spot market in which all buyers and sellers must participate and settlements are performed based on hourly-integrated locational marginal prices. The CCM is a mandatory auction of capacity credit to support the retail market. Both monthly and day-ahead auctions are held. The FTR market commenced last, as of April 15, 1999. The markets for ancillary services are not currently operational. Pricing of ancillary services is either determined by the PJM Office of Interconnection (PJM-OI) or determined based on market clearing prices in the energy market.

THE MODELING APPROACH

     To provide projections of wholesale energy prices and the Facility's dispatch profile, ICF developed a model-based representation of the PJM system using its Integrated Planning Model (IPM-C- ). To account for the influences of interconnections with neighboring systems (i.e., imports and exports of power), a larger regional model was used.

     The model covers the Northeast U.S. and parts of the Midwest(4). Specifically, this model treats endogenously(5) the following 15 sub-regions:

   -    PJM-West              -    Ontario

   -    PJM-East              -    ECAR-Southern

   -    PJM-South             -    ECAR-MECS

   -    PJM-Homer City        -    VACAR - CP&L

   -    NYPP-Upstate          -    VACAR - SCEG

   -    NYPP-Downstate        -    VACAR - VEPCo

   -    NYPP-LILCo            -    VACAR - Duke

   -    NEPOOL

     The model also has exogenous(6) inputs - e.g., inputs for interaction with Quebec and other U.S. parts of the Eastern Interconnect.

-------------------
(4) PJM is located in one of the three U.S. synchronized AC power grids or interconnects: the Eastern Interconnect. The other two are the Western and Texas grids. Power flows between these grids is very limited. Even within these grids, there are significant limitations necessitating additional regional disaggregation. The regions modeled are a large portion of the entire eastern interconnect and captures all key interactions.
(5) Model solves these regions simultaneously, and flows across regions are determined as an output of the model.
(6) Model input specification.

                                  EXHIBIT ES-1
                              LOCATION OF RED OAK


                                    [GRAPHIC]

     A larger regional model was used to obtain greater accuracy. PJM is actually part of a grid known as the Eastern Interconnect, which is even larger than the 15 regions modeled. Of course, the more distant from PJM the sub-region of the grid, the less of an effect it has. Nonetheless, imports from and exports to nearby areas are important for PJM. The PJM region can export about 20 percent of its peak load to neighboring regions like ECAR, NYPP, and VACAR. Thus, PJM contrasts with other more transmission isolated areas such as Texas.

KEY ASSUMPTIONS

     The key assumptions used for the model runs include peak and annual energy demand growth, planning reserve margin, new plant builds and financing costs. Other assumptions include delivered gas prices, residual and distillate oil prices, coal prices including transportation, nuclear retirements and capacity factors, plant availability, environmental emissions and allowance prices. The assumptions used are summarized under the categories of capacity, energy, environmental, and transmission assumptions in a later chapter and in Exhibits ES-2, ES-3, ES-4, and ES-5, respectively.

                                  EXHIBIT ES-2

                    PJM CAPACITY PRICE RELATED ASSUMPTIONS(7)

Parameter                                          Treatment - Base Case
1999 Weather Normalized Net Peak Demand(1) (GW)           47.6
Annual Peak Growth 1999 - 2005 (%)                        2.0%
Annual Peak Growth 2006 - 2020 (%)                        2.0%

1998 Net Energy for Load(2) (GWh)                       249,247
Annual Energy Growth 1999 - 2005 (%)                      2.0%
Annual Energy Growth 2006 - 2020 (%)                      2.0%

Planning Reserve Margin (%)(3)
        2000                                              19.5
        2003                                              19.0
        2010                                              15.0
        2020                                              15.0

New Power Plant Builds                        CT        CC
        Capital Costs (1998$/kW)
        2000                                  368       583
        2005                                  368       583
        2010                                  350       555
        2015                                  333       528
        2020                                  317       502
        2025                                  317       502
        2030                                  317       502
        Fixed O&M (1998$/kW/yr)               9.8      16.0

Financing Costs for New Builds
   Debt/Equity Ratio (%)                                  50/50
   Nominal Debt Rate (%)                                  8.5
   Nominal After Tax Return on Equity (%)                 14.0
   Income Taxes (%)                                       41.3
   Other Taxes(4) (%) - East/West/South                   0.5/0.7/1.5
   General Inflation Rate (%)                             3.0
   Levelized Real Capital Charge Rate (%)
         East/West/ South                                 12.7/12.9/13.5

New Builds                                    Firm Builds Plus Additional Builds
                                              Required to Meet to Reserve Margin
                                                        Requirements

Firmly Planned Builds (MW)
   By 2000                                                250
   2001                                                   824
   2002                                                   0
   Total by 2002                                          1,074

Economic Retirements                           Save non-fuel O&M only - Select
                                                    nuclear and fossil units

(1) Reflects weather normalized summer peak demand for 1999 reported by PJM
(2) Historical 1998 net energy reported by PJM in "February 1999 Load Report"
(3) Reserve margin decreases at a steady rate between 2003 and 2010.
(4) Includes property taxes and insurance.


-------------------
(7) Most parameters affect both energy and capacity prices but we have separated them for expositional purposes.

                                  EXHIBIT ES-3
                      PJM ENERGY PRICE-RELATED ASSUMPTIONS

Parameter                                         Treatment - Base Case

Delivered Natural Gas Prices (1998$/MMBtu)
        2000                                              2.55
        2005                                              2.66
        2010                                              2.78
        2015                                              2.92
        2020                                              3.03
        2025                                              3.03
        2030                                              3.03

Delivered Oil Prices (1998$/MMBtu)      CRUDE        DELIVERED      DELIVERED
                                        (1998$/bbl)  1% RESID       DISTILLATE
                                                     (1998$/MMBtu)  (1998$/MMBtu)
        2000                            18.0         2.57           3.97
        2005                            18.5         2.84           4.06
        2010                            19.5         3.19           4.22
        2015                            19.5         3.19           4.22
        2020                            19.5         3.19           4.22
        2025                            19.5         3.19           4.22
        2030                            19.5         3.19           4.22

Coal Prices Minemouth       CENTRAL         CENTRAL
(1998$/Ton)                 APPALACHIAN     PENNSYLVANIA        BAILEY
                            (0.7% Sulfur,   (1.5-2.0% Sulfur,   (1.25% Sulfur,
                            12,000 Btu/lb)  12,500 Btu/lb)      12,500 Btu/lb)

        2000                24.70           22.36               24.55
        2005                23.97           22.54               23.26
        2010                23.49           22.31               23.00
        2015                22.52           22.07               22.40
        2020                20.58           21.85               21.80
        2025                18.81           21.63               21.22
        2030                17.18           21.42               20.65

Coal Transportation Annual Real Price Decrease (%)        2.0

Nuclear Capacity Factor (%)
   PJM West Average                                       82
   PJM East Average                                       75
   PJM South Average                                      80

Nuclear Retirements                               End of 40 yr license

                                  EXHIBIT ES-3
                  ENERGY PRICE-RELATED ASSUMPTIONS (CONTINUED)

Parameter                                              Treatment - Base Case
New Power Plant Builds                                    CT          CC
   Heat Rate (Btu/kWh)
        2000                                           10,905        6,928
        2005                                           10,671        6,753
        2010                                           10,443        6,583
        2015                                           10,219        6,417
        2020                                           10,000        6,255
        2025                                           10,000        6,097
        2030                                           10,000        6,000
   Variable O&M(1) (1998$/MWh)                          2.3          1.1
   Availability (%)                                     92           92

Non-Utility Generators (MW)                             2000         2010
   Dispatchable                                         1,112        5,008
   Non-Dispatchable(2)                                  3,896        0
   TOTAL                                                5,008        5,008

Existing Power Plant Availability (%)
   Coal Steam                                                  85
   Oil/Gas Steam                                               85

Variable O&M (1998$/MWh)   CC         CT         OIL/GAS     UNSCRUBBED  SCRUBBED
                                                 STEAM       COAL        COAL
Range(3)                   0.8-4.1    0.8-6.0    2.5-6.5(3)  1.0-4.1     2.1-5.1

-----------------------------
(1) Values specified correspond to an 80 percent capacity factor for combined cycles and 15 percent capacity factor for combustion turbines.
(2) Decreasing gradually over time.
(3) Inversely correlated with capacity factor.


                                  EXHIBIT ES-4
                        ENVIRONMENTAL-RELATED ASSUMPTIONS

Parameter                                             Treatment

SO(2) Regulations                              Phase II Acid Rain(1)

NO(x) Regulations                                  NO(x) OTR (2)

CO(2) Regulations                                     None

Mercury Regulations                                   None

                                          SO(2)                             NO(x)
                                Starts at around $200/ton and    Starts at levels below late
Allowance Prices (1998$/ton)    increases rapidly in real terms  1998/early 1999 levels and
                                through 2020.                    increases in real terms through
                                                                 2020.


-----------------------------
(1) No Tightened SO(2) Regulations
(2) SIP Call not analyzed as part of Base Case

                                  EXHIBIT ES-5
                      PJM TRANSMISSION-RELATED ASSUMPTIONS

Parameter                                          Treatment
Intra-Regional Transmission
    West to East (GW)                                 6.2
    East to West (GW)                                 2.0
    West to South (GW)                                4.1
    South to West (GW)                                2.4

Inter-Regional Transmission
    Total Import Capability (GW)                      8.4
    Total Export Capability (GW)                     10.7

SUMMARY OF BASE CASE FORECASTS

PJM EAST FIRM PRICE FORECAST

         The forecast of firm ( i.e., PJM East all-in all-hours average) market prices is graphically shown in Exhibit ES-6 in real (1998$) and nominal dollars. Actual data points for individual years are shown in Exhibit ES-7, detail in Appendix A. The price shown provides for maximum revenues available to a plant in the market, i.e., a plant must be dispatched in all hours to realize this price. Our forecast of firm prices comprises the two unbundled products of electrical energy and capacity. Next, we separately discuss both elements of firm prices to assess Red Oak's competitive position in the separate markets for energy and capacity.

                                  EXHIBIT ES-6
                  SUMMARY OF FIRM(8) PRICE FORECAST - BASE CASE

             A Line Graph Ilustrating Price Forecase for a Base Case

                                   [GRAPHIC]

-------------------
(8) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

                                  EXHIBIT ES-7
          SUMMARY OF FIRM ALL-IN(1) PRICE FORECAST ($/MWh) - BASE CASE

              Year                            Annual Average
                                              Firm Price for
                                                 Energy
                                                (1998 $)
                2002                               29.9
                2005                               30.5
                2010                               30.4
                2015                               30.4
                2020                               29.8
                2025                               29.1
                2030                               28.6

                -----------------
                (1) Firm Price = Sum of Energy Price and
                    Capacity Price at 100 percent load factor.

PJM EAST ENERGY PRICE FORECAST

         The competitive market electrical energy price equals the short-run variable costs (primarily fuel) of the last unit dispatched in a given hour. The electrical energy price is also the most important determinant of which units operate in each hour. In each hour, if a plant's variable costs are less than the electrical energy price, the plant is dispatched.(9) Consistent with historical evidence of electrical energy prices in PJM East, our near-term forecast, i.e., in 2002, shows an annual average electrical energy price of approximately $24.0/MWh (1998$) as shown in Exhibit ES-8. This is reflective of some hours in which higher cost coal units are on the margin, and some hours in which gas-fired units, particularly gas steam units, are on the margin.

                                  EXHIBIT ES-8
         PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - BASE CASE

               Year                     Annual Average - All Hours
                                                     (1998$)
                 2002                                24.0
                 2005                                24.1
                 2010                                24.5
                 2015                                24.7
                 2020                                24.4
                 2025                                23.7
                 2030                                23.2

         Annual average energy prices initially increase slightly in real-terms, going from approximately $24.0/MWh in 2002 to $24.7/MWh in 2015 before decreasing gradually to $23.2/MWh (1998$) in 2030. The initial real price increase is associated with a number of partially offsetting factors. Upward price pressure is exerted by a number of factors. In the near-term, it reflects the transition from coal to gas on the margin in increasing hours, as coal is gradually replaced as the most common price-setting unit. Also, there is a reduction in PJM West imports due to increasing demand requirements there and in other neighboring regions, thus there

-----------------
(9) This simplification is generally appropriate except when certain operational constraints exist, e.g., minimum turndown requirements.

is a greater requirement for local gas-fired generation. Additionally, the increasing prices also reflect increasing environmental allowance prices for SO(2) and NO(x) emissions.

         Partially mitigating these upward price pressures is the addition of new efficient, low-variable cost combined cycle units to the system. Thus, prices increase very minimally.

         In the longer-term, the real price decrease is the result of the net downward price pressure from the continued addition of new, efficient, combined cycle units to the system. In addition, Henry Hub gas prices are forecasted to remain flat in real terms after 2020, eliminating the upward pressure of increasing gas prices on energy prices.

PJM CAPACITY PRICE FORECAST

         Capacity augments the reliability of the power grid. All suppliers of end-use power must arrange to have first call on enough megawatts to meet planned peak reserve levels. The capacity price is set in equilibrium by the cost recovery requirements of new units not earned through sales in the electrical energy market. Markets are in equilibrium when the need for megawatts equals the supply.

         The forecast for capacity prices in the PJM region is shown in Exhibit ES-9 and commences at approximately $52/kW/yr (1998$) in 2002. PJM's existing resources are not sufficient to meet projected demand in 2002 and thus new builds are required to meet demand growth and reserve margin requirements. Capacity prices are projected to be highest in 2005 at approximately $56/kW/yr (1998$) and to decline steadily in real terms to $47/kW/yr (1998$) before stabilizing after 2020. This is largely correlated to the underlying trend in capital costs for new plants, i.e., declining capital costs between 2005 and 2020 and flat capital costs in real terms thereafter.(10)

                               EXHIBIT ES-9
           PJM ANNUAL CAPACITY PRICE FORECAST(1) ($/kW-YR) - BASE CASE

                                    Pure Capacity Price
              Year                      (1998 $)

              2002                         52.0
              2005                         56.0
              2010                         52.0
              2015                         50.0
              2020                         47.0
              2025                         47.0
              2030                         47.0

           -----------------------------
           (1) Firm electricity price is the sum of the electrical energy and pure capacity prices. Since pure capacity prices are in $/kW/yr, and energy prices in $/MWh, $/kW/yr must be allocated to the hours in question. See Chapter 3 for more information.

-------------------
(10) The small increase in capacity prices between 2002 and 2005 is associated with the introduction of new power plant technology (i.e., slightly better gas plants) after 2005. Plants anticipate the lower prices due to this technological improvement and entrants in 2005 seek to recover more sooner. See later discussion.

         In light of the relatively high energy prices that prevail in the region, absent near-term timing constraints (i.e., from 2002 onwards), the economic decision would be for the build mix to be comprised largely of new combined cycles, as shown in Exhibit ES-10. Accordingly, we anticipate that capacity prices throughout the horizon will be driven by these new and efficient units. The capacity prices associated with these low variable cost units reflect their high level of dispatch and their ability to earn significant profits VIS~A~VIS the energy price. This substantial energy margin considerably offsets the cost recovery required through the capacity price.

                                 EXHIBIT ES-10
            FORECASTED CAPACITY ADDITIONS IN PJM (1) (MW) - BASE CASE

                         Combined Cycles           Combustion Turbines
      Year            Planned     Unplanned      Planned     Unplanned   Total

      1999 - 2002      970        1,290             0       1,026       3,286
      2003 - 2005       0         3,899             0       1,262       5,161
      2006 - 2010       0         5,864             0         0         5,864
      2011 - 2015       0         9,500             0       1,418      10,918
      2016 - 2020       0         6,770             0       2,970       9,740
      2021 - 2025       0         9,895             0       2,049      11,944
      2026 - 2030       0         8,490             0       1,066       9,556
      Total            970       45,708             0       9,791      56,469

-----------------------------
(1) Does not include104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - BASE CASE

         We anticipate that the Facility will be dispatched according to competitive system economics in the PJM marketplace. As such, the Facility will be dispatched based on its variable cost relative to other power plants in the region.

         We evaluated a single aggregated unit for the Red Oak power plant as there was little difference in heat rate or other operating characteristics across the three units comprising the Red Oak Facility. A summary of plant characteristics is shown in Exhibit ES-11.

                                 EXHIBIT ES-11
                    SUMMARY OF RED OAK PLANT CHARACTERISTICS

         Parameter                             Treatment

Capacity(1) (MW)                                  832

Heat Rate (Btu/kWh)(2)                          6,700

Fuel                                           Natural Gas

Delivered Fuel Price (1998$/MMBtu)
          2002                                    2.55
          2005                                    2.66
          2010                                    2.78
          2015                                    2.92
          2020                                    3.03
          2025                                    3.03
          2030                                    3.03

Availability (%)                                   95
Variable O&M (1998$/MWh)(3)                     0.8 - 4.3
Minimum Turndown (%)                               25
NO(x) Rate (lbs/MMBtu)                              0.02

-----------------------------
(1) ISO undegraded.
(2) HHV, expected (vs. guaranteed).
(3) Inversely correlated with capacity factor.

     Red Oak is very competitive due to its low heat rate of 6,700 Btu/kWh as compared with the PJM current system average of approximately 10,500 Btu/kWh. It is even competitive with many coal plants, particularly in the summer and shoulder seasons when gas prices are discounted, and in the later years when environmental costs become more burdensome for coal plants. Its dispatch remains above 80 percent through 2014, and then declines gradually thereafter to approximately 61 percent in 2030. The decline in dispatch is generally attributable to the addition of newer, more efficient combined cycle units to the system to meet growing demand requirements. These units displace Red Oak somewhat, particularly during off-peak hours. Consequently, in the outer years, Red Oak's dispatch is largely concentrated during peak and intermediate load hours and the realized price is thus higher than the simple all-hours annual average price.

                                 EXHIBIT ES-12
                        RED OAK DISPATCH - BASE CASE RED

                               Available Time            Realized Energy Price
             Year(1)           Dispatched (%)                  1998$/MWh

            2002                     84.2                         25.0
            2005                     85.1                         24.8
            2010                     83.3                         25.2
            2015                     78.1                         25.7
            2020                     70.5                         25.7
            2025                     63.8                         25.3
            2030                     61.3                         24.8

     The PJM supply curves for the years 2002 and 2020 winter and summer periods are shown in Exhibits ES-13 and ES-14. Throughout the forecast horizon, the Red Oak Facility is very competitively positioned vis~a~vis coal plants, particularly in the summer months. It is also considerably more competitive than the large amount of existing oil/gas steam plants, and existing and new turbines

                                 EXHIBIT ES-13
          PJM ILLUSTRATIVE PEAK HOUR SUPPLY CURVES - 2002 - BASE CASE

Line graph comparing summer peak hours supply versus the winter peak hours supply measured in MW Units up to 50,000 MW.

                                   [CHART]

                                 EXHIBIT ES-14
          PJM ILLUSTRATIVE PEAK HOUR SUPPLY CURVES - 2020 - BASE CASE

Line graph comparing summer peak hours supply versus the winter peak hours supply measured in MW Units up to 80,000 MW.

                                   [CHART]

SUMMARY OF LOW GAS PRICE CASE FORECASTS

FIRM PRICE FORECAST(11) - LOW GAS PRICE CASE

     On average, around-the-clock firm prices are approximately 10 percent lower in the Low Gas Case compared to the Base Case. Most of the reduction is associated with lower market energy prices as is discussed further in this section. The forecast of firm market prices is graphically shown in Exhibit ES-15 in real 1998 dollars. Actual data points for individual years are shown in Exhibit ES-16.

                                 EXHIBIT ES-15
              SUMMARY OF FIRM PRICE FORECAST - LOW GAS PRICE CASE

                                   [GRAPHIC]

              Line graph illustrting firm market prices per year


                                 EXHIBIT ES-16
    SUMMARY OF FIRM(1) ALL-IN PRICE FORECAST ($/MWh) - LOW GAS PRICE CASE

         Year                   Annual Average Firm
                                Price for Energy
                                   (1998 $)
         2002                     26.7 (-3.2)
         2005                     27.2 (-3.3)
         2010                     27.2 (-3.2)
         2015                     27.2 (-3.2)
         2020                     26.6 (-3.2)
         2025                     26.0 (-3.1)
         2030                     25.6 (-3.0)

         (1) Firm Price = Sum of Energy Price and Capacity
             Price at 100 percent load factor.

         ( ) shows change from Base Case.


-------------------
(11) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

PJM EAST ENERGY PRICE FORECAST - LOW GAS PRICE CASE

     Our near-term forecast, i.e., in 2002, in this case shows an annual average electrical energy price of approximately $21.3/MWh (1998$) as shown in Exhibit ES-17. This price is $2.7/MWh lower than in the Base Case and is reflective of a gas price $0.50/MMBtu lower than in the Base Case. In certain hours when coal is on the margin, the lower gas price has almost no effect on the market-clearing price. In hours when gas is on the margin, the lower gas price has a greater effect the higher the marginal unit heat rate. In certain seasons where oil/gas steam units burning oil are on the margin in the Base Case these units switch to burning gas in the Low Gas Case. In this event, the fuel price decreases may be less than $0.50/MMBtu.

                                 EXHIBIT ES-17
     PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - LOW GAS PRICE CASE

                       Annual Average - All Hours
       Year                        (1998$)

          2002                 21.3 (-2.7)
          2005                 20.9 (-3.2)
          2010                 21.0 (-3.5)
          2015                 21.3 (-3.4)
          2020                 21.1 (-3.3)
          2025                 20.5 (-3.2)
          2030                 20.1 (-3.1)

        ( ) shows change from Base Case.

     The energy price differential remains on average approximately $3 to $3.5/MWh (1998$) relative to the Base Case. While gas prices increasingly influence the marginal unit, the marginal unit heat rate generally improves over time, thereby reducing the gas price effect.

     Through 2015, annual average energy prices remain relatively constant in real terms, with very minor fluctuations due to offsetting effects associated with a number of factors similar to those in the Base Case. Exerting upward price pressure is the transition from coal to gas on the margin in increasing hours, the reduction in PJM West imports due to increasing demand requirements there and in other neighboring regions, increasing environmental allowance prices for SO(2) and NO(x) emissions, and slightly increasing gas prices. The addition of new, efficient, low-variable cost combined cycle units to the system exerts offsetting downward pressure on prices. Together, these effects keep the energy prices from fluctuating any more than $0.40/MWh (1998$) through 2020.

     After 2020, Henry Hub gas prices are forecasted to no longer increase in real terms, eliminating the upward pressure of increasing gas prices on energy prices. The absence of this upward pressure causes prices to decrease slightly from 2020 through 2030.

PJM CAPACITY PRICE FORECAST - LOW GAS PRICE CASE

     The forecast for capacity prices in the PJM region in this case is shown in Exhibit ES-18 and is very similar to the Base Case. While energy prices are lower than in the Base Case, variable costs for new marginal gas-fired units are also lower due to the lower gas prices. Consequently, new units are largely hedged to moderate changes in the gas price, and capacity prices are also largely unaffected.

                                  EXHIBIT ES-18
       PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - LOW GAS PRICE CASE


                    Pure Capacity Price
       Year                (1998 $)
         2002          47.0 (-5.0)
         2005          55.0 (-1.0)
         2010          54.0 (+2.0)
         2015          52.0 (+2.0)
         2020          48.0 (+1.0)
         2025          48.0 (+1.0)
         2030          48.0 (+1.0)

        --------------------
        ( ) shows change from Base Case

     The build mix in the Low Gas Price Case is very similar to that of the Base Case. In total over the forecast horizon, approximately 2,700 MW fewer combined cycles are projected to come on-line and instead a larger number of combustion turbine builds are projected.

                                EXHIBIT ES-19(1)
           FORECASTED CAPACITY ADDITIONS IN PJM - LOW GAS PRICE CASE

                   Combined Cycles           Combustion Turbines
Year           Planned     Unplanned          Planned    Unplanned        Total

1999-2002         970         4,528              0           0            5,498
2003-2005         0           3,489              0         1,673          5,162
2006-2010         0           4,926              0         938            5,864
2011-2015         0           8,204              0         2,683         10,887
2016-2020         0           4,470              0         4,023          8,493
2021-2025         0           8,987              0         2,023         11,010
2026-2030         0           8,409              0         1,147          9,556
Total            970         43,013              0         12,487        56,470

-----------------------------
(1) Does not include 104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - LOW GAS PRICE CASE

     Red Oak is even more competitive with respect to the overall merit order in PJM in the Low Gas Price Case. Relative to other gas-fired units, its relative position is unchanged. However, relative to coal-fired and oil-fired units, its lower gas costs allow it to displace some of these units. On average, Red Oak is projected to economically dispatch at an approximately 10 percent greater capacity factor.

                                 EXHIBIT ES-20
                     RED OAK DISPATCH - LOW GAS PRICE CASE


           Year           Available Time   Realized Energy Price
                          Dispatched (%)          1998$/MWh

             2002         93.8 ( +9.6)             21.4
             2005         95.1 (+11.8)             20.9
             2010         92.7 ( +9.4)             21.1
             2015         92.0 (+13.9)             21.4
             2020         86.4 (+15.9)             21.5
             2025         80.4 (+16.6)             21.0
             2030         72.8 (+11.5)             20.8

---------------------
             ( ) shows change from Base Case.

SUMMARY OF HIGH GAS PRICE CASE FORECASTS

FIRM PRICE FORECAST(12) - HIGH GAS PRICE CASE

     Converse to the Low Case, around-the-clock firm prices are approximately 10 percent higher than in the Base Case. The forecast of firm market prices is graphically shown in Exhibit ES-21 in real and nominal dollars. Actual data points for individual years are shown in Exhibit ES-22.

                                 EXHIBIT ES-21
              SUMMARY OF FIRM PRICE FORECAST - HIGH GAS PRICE CASE

       A Line Graph illustrating a forecast of firm market prices per year

                                  [GRAPHIC]

--------------------
(12) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

                                 EXHIBIT ES-22
    SUMMARY OF FIRM "ALL-IN"(1) PRICE FORECAST ($/MWh) - HIGH GAS PRICE CASE


            Year        Annual Average Firm Price
                           for Energy
                            (1998 $)
            2002        31.9     (+2.0)
            2005        33.5     (+3.0)
            2010        33.7     (+3.3)
            2015        33.7     (+3.3)
            2020        33.0     (+3.2)
            2025        32.2     (+3.1)
            2030        31.6     (+3.0)

------------------------
            (1) Firm Price = Sum of Energy Price and Capacity Price at
                100 percent load factor.
            ( ) shows change from Base Case.

PJM EAST ENERGY PRICE FORECAST - HIGH GAS PRICE CASE

     The High Gas Price Case assumes higher gas prices of $0.50/MMBtu relative to the Base Case. Our near-term forecast, i.e., in 2002, in this case shows an annual average electrical energy price of approximately $26.0/MWh (1998$) as shown in Exhibit ES-23. This price is $2/MWh higher than in the Base Case. The Higher gas price has less of an impact than the same differential in the Low Gas Case as oil/gas steam units on the margin burning gas in the Base Case are protected from higher gas prices in certain seasons from an oil price ceiling, as oil prices are unchanged in this scenario. No comparable ceiling is available to single fuel steam units and a less binding ceiling is applicable for combined cycle and combustion turbine units due to the considerably higher distillate price.

                                 EXHIBIT ES-23
    PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - HIGH GAS PRICE CASE

                   Annual Average - All Hours
           Year              (1998$)
           2002           26.0    (+2.0)
           2005           26.9    (+2.8)
           2010           27.9    (+3.4)
           2015           27.9    (+3.2)
           2020           27.6    (+3.2)
           2025           26.8    (+3.1)
           2030           26.2    (+3.0)

         ( ) shows change from Base Case.

     Annual average energy prices initially increase in real-terms, from approximately $26.0/MWh in 2002 to $27.9/MWh in 2015 before decreasing to $26.2/MWh (1998$) in 2030. The energy price differential relative to the Base Case remains in the $2.8 to $3.4/MWh range from 2005 to 2030.

PJM CAPACITY PRICE FORECAST - HIGH GAS PRICE CASE

     The forecast for capacity prices in the PJM region in this case is shown in Exhibit ES-24 is very similar to the Base Case, again due to the unchanged capital and financing cost structure for new builds, and the relatively hedged position of new units to changes in gas prices.

                                 EXHIBIT ES-24
       PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - HIGH GAS PRICE CASE

                      Pure Capacity Price
           Year              (1998 $)
             2002         52.0    ()
             2005         58.0    (+2)
             2010         51.0    (-1)
             2015         51.0    (+1)
             2020         47.0    ()
             2025         47.0    ()
             2030         47.0    ()

          --------------------
          ( ) shows change from Base Case.

     The build mix in the High Gas Price Case is also very similar to that of the Base Case, the only net difference being approximately 1,000 MW fewer combined cycles and greater combustion turbines over the entire forecast horizon.

                                 EXHIBIT ES-25
          FORECASTED CAPACITY ADDITIONS IN PJM(1) - HIGH GAS PRICE CASE

                  Combined Cycles             Combustion Turbines
Year          Planned       Unplanned       Planned         Unplanned      Total

1999 - 2002       970          0                0            1,625          2,595
2003 - 2005        0        2,985               0            2,177          5,162
2006 - 2010        0        7,086               0            0              7,086
2011 - 2015        0        9,222               0            1,133         10,355
2016 - 2020        0        7,299               0            2,817         10,116
2021 - 2025        0       10,314               0            1,285         11,599
2026 - 2030        0        7,889               0            1,667          9,556
Total             970      44,795               0            10,704        56,469

--------------------------
(1) Does not include 104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - HIGH GAS PRICE CASE

     Red Oak is slightly less competitive with respect to the overall PJM merit order in the High Gas Price Case due to its higher variable costs. Again, its relative position is unchanged relative to other gas-fired units, but potentially disadvantaged relative to coal- and oil-fired units. Capacity factors are between 4 and 9 percent lower than in the Base Case, but are still never below 55 percent.

                                 EXHIBIT ES-26
                      RED OAK DISPATCH - HIGH GAS PRICE CASE

             Year         Available Time     Realized Energy Price
                          Dispatched (%)        1998$/MWh

           2002            75.5 (-8.7)            28.0
           2005            75.5 (-9.6)            28.9
           2010            75.5 (-7.8)            29.5
           2015            73.2 (-4.9)            29.4
           2020            67.2 (-3.3)            29.3
           2025            58.2 (-5.6)            28.9
           2030            57.7 (-3.6)            28.2

        ----------------------
        ( ) shows change from Base Case.

SUMMARY OF OVERBUILD CASE FORECASTS

FIRM PRICE FORECAST(13) - OVERBUILD CASE

     The Overbuild Case was structured with builds as necessary to meet peak demand and reserve requirements of the Base Case through 2020, and an additional unexpected infusion of builds on the order of 10 percent of aggregate peak demand, above and beyond the additions included in the Base Case in 2020(14). The forecast of firm market prices is graphically shown in Exhibit ES-27 in real and nominal dollars. Actual data points for individual years are shown in Exhibit ES-28.

                                 EXHIBIT ES-27
                SUMMARY OF FIRM PRICE FORECAST - OVERBUILD CASE

       A line graph illustrating a forecast of firm market prices per year

                                   [GRAPHIC]


-------------------
(13) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.
(14) In the Base Case, PJM was building approximately 1,700 MW for export purposes. In the Overbuild Case, we assumed a 10 percent overbuild of peak relative to local demand requirements. Thus, approximately 7,500 MW of builds above and beyond local requirements were infused, resulting in approximately 5,800 MW of additional builds relative to the Base Case.

                                  EXHIBIT ES-28
                SUMMARY OF FIRM(1) PRICE FORECAST - OVERBUILD CASE


                              Annual Average Firm Price
      Year                       for Energy
                                 (1998 $/MWh)
        2002                      29.9   ()
        2005                      30.5   ()
        2010                      30.4   ()
        2015                      30.4   ()
        2020                      29.0   (-0.8)
        2025                      29.1   ()
        2030                      28.6   ()

        ----------------------
        (1) Firm Price = Sum of Energy Price and Capacity Price at 100 percent load factor.
        ( ) shows changes from Base Case.

PJM EAST ENERGY PRICE FORECAST - OVERBUILD CASE

     Energy prices are unchanged until 2020. In this year, the additional builds of approximately 5,800 MW in PJM are largely comprised of combined cycles, thus making available an even greater amount of low cost energy to the system. Energy prices thus decrease by $1.3/MWh (1998$) in this year.

                               EXHIBIT ES-29
             PJM EAST ELECTRICAL ENERGY PRICE FORECAST - ($/MWh)


                    Annual Average - All Hours
           Year                 (1998$)
           2002              24.0 ()
           2005              24.1 ()
           2010              24.5 ()
           2015              24.7 ()
           2020              23.1 (-1.3)
           2025              23.6 (-0.1)
           2030              23.1 (-0.1)

           --------------------
           ( ) shows changes from the Base Case.

     By 2025, projected demand growth is sufficient to absorb the overbuild, and energy prices are very similar to those in the Base Case.

PJM CAPACITY PRICE FORECAST - OVERBUILD CASE

     Capacity prices are also unchanged until 2020. In 2020, PJM has more capacity than required to meet local requirements. However, the excess can be absorbed by neighboring regions, and thus capacity still has considerable (although lesser) value and is derived as the price of capacity in the export region net firm transmission costs. Thus, the 2020 capacity price is approximately 15 percent lower than in the Base Case. By 2025, demand growth absorbs the excess, and once again, new builds are required for the system. The forecast for capacity prices in the PJM region in this case is shown in Exhibit ES-30.

                                  EXHIBIT ES-30
          PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - OVERBUILD CASE

                     Pure Capacity Price
          Year             (1998 $)
         2002              52.0 ()
         2005              56.0 ()
         2010              52.0 ()
         2015              50.0 ()
         2020              41 (-6)
         2025              48 (+1)
         2030              48 (+1)

--------------------
( ) shows change from Base Case.

                                 EXHIBIT ES-31
            FORECASTED CAPACITY ADDITIONS IN PJM(1) - OVERBUILD CASE

               Combined Cycles           Combustion Turbines
Year        Planned     Unplanned      Planned       Unplanned        Total

1999-2002       970      1,290            0           1,026             3,286
2003-2005        0       3,899            0           1,262             5,161
2006-2010        0       5,864            0             0               5,864
2011-2015        0       9,500            0           1,418            10,918
2016-2020     4,045      6,770         1,774          2,970            15,559
2021-2025        0       5,963            0           1,105             7,068
2026-2030        0       8,409            0           1,148             9,557
Total         5,015     41,695         1,774          8,929            57,413

-----------------------
(1) Does not include 104 MW expansion of pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - OVERBUILD CASE

     In 2020, there is a larger number of more efficient combined cycle units in the system relative to Red Oak, as compared to the Base Case. Thus, in certain marginal hours in 2020, Red Oak is displaced and its overall capacity factor is approximately 6 percent lower than in the Base Case.

                                 EXHIBIT ES-32
                       RED OAK DISPATCH - OVERBUILD CASE

                                         Realized Energy
           Year       Available Time        Price
                       Dispatched (%)      1998$/MWh
          2002        84.2 ()               25.0
          2005        85.1 ()               24.8
          2010        83.3 ()               25.2
          2015        78.1 ()               25.7
          2020        64.7 (-5.8)           24.2
          2025        64.6 (+0.8)           25.2
          2030        61.3 ()               24.7

          --------------------
          ( ) shows changes from the Base Case.

CONCLUSIONS

The principal findings of this analysis are as follows:

         - The PJM wholesale electricity markets presents attractive opportunities for new gas-fired plants, especially efficient, low variable cost plants like Red Oak.

         - The Red Oak Facility dispatch position on the supply curve will be highly competitive and well below most coal plants in the summer and shoulder seasons during the post-PPA period (and during the term of the power purchase agreement) due to the facility's high efficiency, low production costs, and the influence of demand growth in conjunction with unit retirements.

         - The Red Oak Facility has a physical hedge because when its fuel costs increase, so does its revenues. This occurs to the extent gas is used by competing marginal price-setting units.

         - The PJM market like many other markets in the U.S., is rapidly approaching a potential shortage. As soon as next year, additional capacity beyond what is already under construction is required to maintain reliability of the system. If weather conditions are more extreme, or outages are greater than expected, the gap between supply and demand requirements may be even wider. And plants like Red Oak which require a short lead time to be operational are well positioned to provide reliability support to the grid, and to earn the associated capacity revenue credits.

         - Furthermore, Red Oak is less significantly affected by any overbuild which might occur in PJM as compared to more transmission isolated regions because of the ability within PJM to export to multiple neighboring regions.

                                  CHAPTER ONE
                     REGIONAL WHOLESALE MARKETS AN OVERVIEW

--------------------------------------------------------------------------------

INTRODUCTION

         The premises of the analysis of the Facility include: (i) definition of the appropriate marketplace for the Facility will nearly always be the PJM marketplace, (ii) it is necessary to account for the influences of surrounding marketplaces via inter-regional transmission imports and exports, and (iii) it is also necessary to simultaneously analyze the competition within the marketplace among different power producers.

APPROACH - GEOGRAPHIC SCOPE

         In general, the analysis of marketplace prices starts with an identification of the product and the definition of the geographic scope of the market. In this case, the products are hourly electrical energy and annual pure capacity; the sum of the average of all 8,760 hourly prices and the annual capacity price equal the annual firm wholesale power price. In this case, the identification of the geographic area is that area in which a single price would prevail for each of the products. This chapter will discuss geographic scope, and Chapter Four will discuss the definition and analysis of the products.

         There are two principal reasons why prices in different geographical areas would not be equal. The first is that it may not be physically possible to transport the product from one area to another. For example, the price of power might be $20/MWh in one area and $25/MWh in another due to different supply characteristics such as different fuel costs or different marginal fuel mixes. However, the key is that one cannot arbitrage the market by buying for $20/MWh, transporting and selling for $25/MWh because of physical transmission constraints, i.e., the lines are already full. The second is that there may be transportation costs (e.g., transmission tariffs) that make bringing the product from one area to the other too costly. For example, the possibility of buying power for $20/MWh and paying $10/MWh for transmission does not help bring two regions' prices closer together.

TRANSMISSION CONSTRAINTS

         Nearly all of the U.S. and Canada's population is served by one of the continent's four interconnected grids (see Exhibit 1-1). In these grids, all generators are approximately synchronized together. Also, in these grids, generators are connected via high voltage transmission systems. Power flows between these large grids are expensive relative to intra-grid flows, and the capacity for such transfers is limited. The four grids are as follows:

         - THE EASTERN INTERCONNECT - This is the largest of the four, in terms of both geographic area and capacity, and extends from eastern New Mexico to Florida, Saskatchewan Canada, and eastern Canada. The marketplace analyzed in this study is part of this grid.

         - THE WESTERN INTERCONNECT - This is the second largest grid and covers the western contiguous US and much of western Canada. This grid is also called the Western System Coordinating Council or WSCC grid.

         - ERCOT - Covering most of Texas, ERCOT is separate for primarily political reasons.

         - HYDRO QUEBEC - This region is also separate for primarily political reasons.

                                  EXHIBIT 1-1
                  INTERCONNECTED GRIDS IN THE U.S. AND CANADA


A Map of the United States and Canada divided into the Eastern and Western Interconnect Regional Grids


                                   [GRAPHIC]




         Even within these synchronized grids, there are substantial limitations on the amount of power that can flow between subregions. For example, in ICF modeling, there are approximately 23 major marketplace regions within the U.S. portion of the Eastern Interconnect (see Exhibit 1-2). Typically, each region in the Eastern Interconnect is linked to its neighbors by 1 to 7 GW of transfer capability. This transfer capability compares to peak demand levels of 25 to 75 GW. A key consideration in sizing these links was the chance that during peak demand periods, there would be an amount of unused generation in the neighboring area equal to the size of the tie line. This meant that the tie line would decrease the amount of required local reserves.

         In some cases, lines were additionally built for more year-round power flows from low-cost sources of generation. These considerations notwithstanding, inter-regional flows can affect prices; hence, the precision of a study of market conditions is enhanced by such accounting. In the PJM analysis, power flows are determined for 16 regions.

                                  EXHIBIT 1-2
                         SELECTED U.S. REGIONAL MARKETS


A map of the United States and Canada divided into each Regional Market


                                   [GRAPHIC]



         Note, within these regional markets, line congestion is very infrequent. As is discussed, in PJM, there are few periods with significant line constraints.

         The modeling undertaken in this effort simultaneously determines the economic utilization of existing transmission lines and existing power plants. This modeling accounts for the constraints of power flow into and out of regions. For example, if a neighboring region has lower electrical energy prices, the model would import power from the lower price region, all else equal, until the line constraints become binding or until the price difference is less than the transmission tariff. Similarly, if the rights to firm capacity are available in a neighboring region, it would be imported in lieu of constructing new units, subject to the limitations of the lines.

         The modeling solves transmission while also determining an economic capacity expansion plan for generators. The two considerations in setting this expansion are (i) maintaining grid reliability by maintaining generation reserve margins and (ii) minimizing costs for capital, fuel, and O&M. Specifically, the model uses a multi-year dynamic linear program.

         The model is not used, however, to determine the construction of new power lines. This is because few new transmission lines are expected to be constructed. This, in turn, is because:

         - The costs of new power lines are generally very high relative to the economic savings potential. This is in part because over time, the differences in average electrical energy prices across regions diminishes due to the increasing use of natural gas in nearly all regions as new power plants are built.

         - The costs of new power lines are very large relative to the costs of new gas pipelines. This is still true in spite of advances in thyristor and other electronics designed to facilitate transmission. Thus incremental power needs can be most economically met via the construction of new gas power plants close to the load combined with new gas pipelines.

         - It is significantly more difficult to site and receive regulatory approvals for new power lines than it is for new gas pipelines. This appears in part due to public concerns about the health and aesthetic aspects of power lines and their visibility. Gas pipelines are underground and do not elicit similar safety and health concerns.

         - Most, though not all, opportunities for using lines to increase grid reliability (e.g., taking advantage of peak load diversity) have already been exploited.

TRANSMISSION TARIFFS

         As mentioned above, another factor affecting the degree of separation between geographic markets is inter-regional transmission tariffs. For example, a low-cost region might not be able to export power to a high-cost region even if line constraints are not binding because several charges have to be paid to transmission owners along the way. Transmission tariffs are regulated by FERC and subject to cost of service (i.e., cost plus) limits in many cases. The modeling accounts for the costs of transmission between regions, as well as line constraints.

                                  CHAPTER TWO
                       THE PJM REGIONAL WHOLESALE MARKET

--------------------------------------------------------------------------------

INTRODUCTION

         One of the premises of this analysis is that the Facility will need to compete in the deregulated and competitive PJM wholesale power market. In particular, the Facility will compete in the PJM East market. Prices in the marketplace will reflect supply and demand conditions. This chapter endeavors to provide an overview of the PJM marketplace. Additional details on the supply and demand fundamentals not covered in this chapter are discussed in the Assumptions section of Chapter 4.

MARKET STRUCTURE - PARTICIPANTS

         The Pennsylvania-New Jersey-Maryland Interconnection (PJM) encompasses all of New Jersey, Delaware, and the District of Columbia, the majority of Maryland and Pennsylvania, and the Delmarva Peninsula area of Virginia. PJM also makes up the Mid-Atlantic Area Council (MAAC), a NERC sub-region.

         PJM has a unique history. It was the largest centrally dispatched multi-utility electric system in North America. In contrast, few utilities in the U.S. achieved such a high degree of integration. Historically, PJM operated as a tight pool under terms of a 1956 Interconnection Agreement with central dispatch. Under the old structure, utilities offered to buy and sell electricity at bid and ask prices set equal to costs determined using government cost accounting systems. PJM used these prices to determine dispatch and clearing prices. Clearing prices were based on a split-savings approach which was designed to be fair and to approximate the outcome of a situation in which there were only a few players each with some market power. For example, if one utility plant could produce at $20/MWh and another at $30/MWh, the lower-cost plant would operate and be paid $25/MWh by the owner of the higher-cost plant.

         PJM has traditionally been comprised of 10 major investor owned systems, one holding company, and several municipal and cooperative system associate members. The major investor-owned utilities include General Public Utilities (GPU)(15), Public Service Electric and Gas (PSE&G), Philadelphia Electric Company (PECO), Pennsylvania Power and Light (PP&L), Baltimore Gas and Electric (BG&E), Potomac Electric Power Company (PEPCO), and Conectiv.(16) The service territories for these utilities and other smaller utilities are illustrated in Exhibit 2-1.


---------------------
(15) With Pennsylvania Electric, Metropolitan Edison and Jersey Central Power and Light as the main GPU operating companies.

(16) A merger of Atlantic City Electric Company and Delmarva.

                                  EXHIBIT 2-1
                           MAJOR PARTICIPANTS IN PJM


A map of Pennsylvania showing PJM areas currently served by PJM Major
Participants

                                   [GRAPHIC]


         However, recent power plant divestitures involving three of the main companies - GPU, Conectiv, and PEPCo - have introduced or will introduce new players to the generation sector. GPU has essentially completed its departure from the generation business by recently selling its Oyster Creek nuclear generating facility to AmerGen. It had already divested its interest in Homer City, Three Mile Island, Seneca, and the remainder of its fossil-fueled and hydroelectric assets. Purchasing companies were Edison Mission Energy, AmerGen, FirstEnergy, and Sithe. In addition, Conectiv is currently auctioning 2,200 MW of nuclear and non-strategic baseload fossil generation assets. PEPCO has also indicated plans to divest its assets.

         In addition, PJM has had a non-utility sector involving cogeneration power plants. This sector emerged during the 1980s and 1990s.

TRANSMISSION WITHIN PJM

         This history of complex centralized coordination facilitated the rapid development of a highly integrated regional transmission structure. Most of the highest voltage lines were jointly owned and were used by PJM to facilitate central dispatch. The old central dispatch structure was replaced on January 1, 1998 when the PJM Interconnection became the first operational Independent System Operator (ISO) in the U.S. The PJM ISO is now responsible for the operation and control of the bulk electric power system throughout PJM.

         PJM has an extensive internal transmission network and backbone of 500 kV lines. Nonetheless, PJM experiences some internal transmission constraints. These constraints can be tight enough to cause internal price differences, primarily between the West and the East. The predominant power flow has historically run west to east as capacity deficient East PJM is fed power by capacity-long, coal-rich PJM West and coal-rich ECAR.

                                  EXHIBIT 2-2
                      PJM INTRA-REGIONAL TRANSMISSION (GW)


A map of Pennsylvania divided into coal rich regional grids

                                   [GRAPHIC]


         PJM handles internal transmission constraints in a unique manner. In an attempt to reflect internal PJM constraints and the potential for transmission congestion, PJM has implemented what is known as a Locational Marginal Pricing
(LMP) scheme. The goal has been to capture all possible price differences in the grid by determining a separate hourly spot price for each node. There are 1,744 nodes each of which has its own price. This pricing function is discussed more in Chapter 3, but the key is the integration of a centralized utility industry power pricing function with transmission constraints. To date, few differences have been observed across most nodes. In fact, PJM itself is moving towards the use of averages. For example, the PJM West Hub(17) is an average of about 200 nodes and is now the focal point for trading and future contracts. In this study, these constraints are modeled by dividing PJM into three sub-regions, East, West, and South as shown in Exhibit 2-1(18). We use a very similar approach to that of PJM in determining prices, but because we analyze neighboring regions and much longer time periods, we focus on the key intra-PJM differences. We model and analyze Red Oak as part of PJM East.

TRANSMISSION WITH NEIGHBORING REGIONS

         PJM is part of the integrated Eastern Interconnect in the U.S. Direct links exist with the three surrounding regions of ECAR, NYPP, and VACAR, as shown in Exhibits 2-3 and 2-4(19). These links equal 15 to 20 percent of total PJM peak, and if power is available in neighboring regions, PJM can utilize imported power to supplement local generation. Historically, PJM has

------------------
(17) A subset of the ICF characterization of PJM West.

(18) We additionally model Homer City as to separate sub region due to its unique structure with equal access to both PJM and NYPP.

(19) Note, we model these regions as well as NEPOOL, and Ontario for a total of 15 subregions.

been a net importer of low cost power from ECAR, i.e., coal-by-wire. However, the tight capacity situation in the Midwest has recently reversed this trend, especially during peak periods, and PJM has recently become a power exporter to ECAR.

                                  EXHIBIT 2-3
                    NORTHEAST TOTAL TRANSFER CAPABILITY (MW)


A map highlighting the states with highest peak transfer capabilities in terms of MW

                                   [GRAPHIC]

         Physically, the primary interconnections between PJM and neighboring systems consist of: (i) two 500 kV interconnections in southwestern PJM with APS in ECAR (thus the key ECAR tie is controlled by APS), (ii) one 345 kV interconnection in northwestern PJM with Cleveland Electric (i.e., FirstEnergy) in ECAR (smaller than the APS tie), (iii) one 500 kV and one 345 kV interconnections with NYPP at Orange and Rockland Ramapo substation, (iv) two 345 kV interconnections with NYPP via NYSEG-owned transmission lines connecting NYSEG to the Homer City plant, and (v) several 500 kV and 230 kV lines connecting southern PJM to the VACAR region. The Homer City plant was owned in part by New York State Electric and Gas (NYSEG) and has an unusual status of being part of NYPP as well as PJM. The plant is modeled as such in this study.

                                  EXHIBIT 2-4
                      PJM TOTAL EXPORT TRANSFER CAPABILITY

                                   [GRAPHIC]

                    Source Regions              Approximate Transmission
                                                      Capability (MW)
               NYPP                                        3,200
               ECAR                                        3,300
               VACAR                                       3,600
               Total                                      10,100

               Total Peak Demand in PJM
               (Weather Normalized)                       49,000
               Export Capability/Total Peak                   21%

CAPACITY AND GENERATION MIX

         PJM as a whole has a diverse supply mix with significant amounts of coal, nuclear, oil/gas steam and combustion turbine capacity. Base load units (coal and nuclear) are operated much more than peaking units (combustion turbines, and oil/gas steam). For example coal and nuclear generation combined accounted for about 85 percent of total generation in 1997, as illustrated in
Exhibit 2-5.

                                  EXHIBIT 2-5
                  REGIONAL CAPACITY AND GENERATION MIX - 1997

2 separate pie charts one showing capacity by type of fuel one showing generation output by type of fuel

                                   [GRAPHIC]

Source: Data from 1998 NERC ESOD which reports only firm capacity


         PJM coal capacity is relatively diverse in terms of delivered costs. Plants located in the coal fields of Appalachia have delivered costs as low as $1.00/MMBtu and other eastern PJM plants have costs as high as $1.75/MMBtu. This is in part due to some of the highest dollar per ton-mile rail rates in the U.S.

         More than 30 percent of PJM capacity is gas and/or oil-fired. PJM has less oil/gas steam generation than New York or New England, but more than ECAR or VACAR. Oil/gas steam units drive the marginal price for a portion of the year, especially during periods of East-West congestion. This is because these units are located primarily in PJM East.

         PJM also has a relatively heavy reliance on generation from NUGs, which account for about 10 percent of the total capacity.(20) Although NUGs are located throughout PJM, about two-thirds of them are located in and supply power to PJM East.

         The capacity mixes of PJM East and PJM West differ significantly. In PJM West, coal makes up a larger percentage of the total capacity mix, approximately 60 percent. Conversely, capacity in PJM East is more predominantly oil/gas steam. Furthermore, PJM West has direct

-------------------
(20) Source: ICF Consulting.

access to coal imports from neighboring ECAR, and PJM-South has direct access to coal power in VACAR. PJM East does not have access to similarly cheap coal imports, except from PJM West. This creates a potentially interesting congestion consequence - a limited ability to displace PJM East oil/gas power with coal power from PJM West.

The capacity and generation mix in PJM will be increasingly influenced by natural gas over time as almost all economic build decisions are effectively either gas-fired combined cycles or combustion turbines. As can be seen in Exhibits 2-6, 2-7, and 2-8 the gas share of generation increases to approximately 22 percent in 2002, 59 percent in 2020, and 71 percent in 2025.

                                  EXHIBIT 2-6
             PROJECTED REGIONAL CAPACITY AND GENERATION MIX - 2002

2 pie charts one illustrating regional capacity by type of fuel one illustrating regional generation by fuel type


                                   [GRAPHIC]


                                  EXHIBIT 2-7
             PROJECTED REGIONAL CAPACITY AND GENERATION MIX - 2020

2 pie charts one illustrating projected regional capacity by fuel type one illustrating projected generation by fuel type for the year 2020

                                   [GRAPHIC]

                                  EXHIBIT 2-8
             PROJECTED REGIONAL CAPACITY AND GENERATION MIX - 2025

2 pie charts one illustrating projected regional capacity by fuel type for the year 2025 one illustration projected regional generation by fuel type for the year 2025

                                   [GRAPHIC]


SUPPLY AND DEMAND BALANCE

   PJM is a summer peaking system with approximately 50 GW of peak demand. This is roughly comparable in size to ERCOT and more than twice the size of NEPOOL. Exhibit 2-9 summarizes the historical trend in peak demand and energy in PJM. Note, peak demand reached record levels in 1999 in part due to very hot weather.

                                  EXHIBIT 2-9
             HISTORICAL PEAK DEMAND AND ENERGY GROWTH RATES IN PJM

                                                   Energy
            Peak      Peak Annual                  Annual      Interruptible
          Demand(1)   Growth Rate     Energy(1)  Growth Rate       Load(2)
Year        (MW)        (%)            (GWh)        (%)            (GW)
-----------------------------------------------------------------------------
1999      51,550        +6.5            N/A          N/A            N/A
1998      48,397        -2.0          249,247       +2.3           2,298
1997      49,406       +11.5          243,649       +0.1           2,239
1996      44,302        -8.7          243,328       +0.2           2,014
1995      48,524        +5.5          242,797       +2.0           1,970
1994      45,992        -0.9          238,061       +1.0           1,845
1993      46,429        +6.4          235,664       +4.3           1,571
1992      43,622        -4.9          225,906       -1.0           1,449
1991      45,870        +7.8          228,236       +3.4           1,388
1990      42,544        +2.4          220,772       -1.3           1,184


-------------------
(1) Source: PJM-ISO
(2) Source: NERC ES&D; includes interruptible direct control load management.

             HISTORICAL PEAK DEMAND AND ENERGY GROWTH RATES IN PJM

Year                                     Peak Annual Growth Rate    Energy Annual Growth
                                                    (%)                  Rate (%)
Historical Annual Average Growth Rates (%)
10 Year Averages
 1989 - 1998                                       1.4                     1.3
 1988 - 1997                                       2.2                     1.7
 1987 - 1996                                       1.8                     2.2
 1986 - 1995                                       2.8                     2.5
 1985 - 1994                                       2.8                     2.6
 1976 - 1998 Rolling
     Average                                       2.9                     2.7

5 Year Averages
 1993 - 1998                                       1.1                     1.1
 1992 - 1997                                       2.8                     1.5
 1991 - 1996                                      -0.5                     1.3
 1990 - 1995                                       2.8                     1.9
 1989 - 1994                                       2.2                     1.3
 1976 - 1998 Rolling
     Average                                       3.1                     2.8

-------------------
(1) Source: PJM-ISO
(2) Source: NERC ES&D; includes interruptible direct control load management.

         PJM load and energy requirements have been growing robustly on average over the last twenty or so years. As would be expected, there have been periods and individual years of significant growth (up to 12 percent), and individual years of stagnant or negative growth in this time horizon. Similar to other regions, very little capacity has been added since the early 1990s. Consequently, it is very close to being in demand and supply balance (see
Exhibit 2-10).

         PJM has recently received considerable interest in terms of potential new construction. Approximately 13 GW of new capacity has been announced, although only approximately 7 percent or so of these announcements have actually materialized in terms of permitting and actual construction.

                                  EXHIBIT 2-10
                       1999 PJM SUPPLY AND DEMAND BALANCE

       Demand for Gigawatts                        Supply of Gigawatts
Peak Demand              49.7            Existing Capacity(3)             56.9
Interruptible/
Controllable Load(1)      2.2            Net Firm Exports                  0.6
Net Peak Demand(2)       47.5            Inoperable Capacity               0
Reserve Margin 20.0%      9.5            New Builds                        0
Total Need               57.0            TOTAL Supply                     56.3
                   Expected Reserve Margin (%): 19.1%
                         Deficit Gigawatts: 0.7

-------------------
(1) Source: PJM Load Forecast Report, February 1999.
(2) Weather normalized 1999 summer peak reported by PJM.
(3) 1999 NERC ES&D.

         Unlike NERC, which projects only a slight capacity need in the near-term, ICF forecasts a greater level of capacity need for the period beginning 2000. ICF foresees a need of close to 2

GW by 2000 and over 6 GW by 2005. Yet as of October 1999, only approximately 1 GW was under construction, and for on-line dates by 2001.

         In order to meet this greater need, additional capacity will need to be built in addition to the power plants that have already broken ground.

HISTORICAL ENERGY PRICES

         Historically, the PJM marketplace has had relatively high costs of producing energy. For example, in 1996, PJM marginal costs were among the highest in the nation among the government reported system lambdas in the United States. System lambdas are a measure of the short run variable costs of incremental or marginal electrical energy production. Due to its dependency on more costly coal and oil/gas steam units on the margin, PJM was the fourth most expensive region out of eighteen (see Exhibit 2-11). The only regions with higher system lambdas were regions with even higher dependency on oil/gas steam units. This 1996 system lambda data provides insights into the competitive electrical energy prices, as it reflects pre-market tightening prices, i.e., it maps to the electrical energy component of prices and does not incorporate the capacity component.

                                  EXHIBIT 2-11
                          1996 SYSTEM LAMBDAS (1998$)(1)

A bar graph illustrating energy prices by region

                                    [CHART]

-----------------------
(1) Average of 8760 Hourly System Lambdas reported by FERC in Form 714

HISTORICAL FIRM PRICES

         Exhibit 2-12 summarizes recent Power Markets Week (PMW) spot prices which we tend to think of as being generally representative of firm prices (i.e., bundled energy and capacity). An alternate proxy for firm prices made available more recently is the sum of the average Locational Marginal Price
(LMP) and Capacity Credit Market (CCM) price.

         The PMW Index for PJM began in 1996 (see Exhibit 2-12), and separated into two indices when PJM began its locational marginal pricing in April of 1998. Prices in both the summer of 1997 and the summer of 1998 obtained higher maximum levels than prices in 1996, reflective of steady market tightening and an increasing capacity component. Still as mentioned, these maximum prices were considerably below those elsewhere in the U.S. (see Exhibit 2-13). There are several explanations for this. First, the region has been slower in absorbing excess capacity relative to other regions in the Eastern Interconnect - e.g., PJM has lagged market tightness in the Midwest. Second, it is one of the few regions that actually enforces a high planning reserve margin. The consequences of the high reserve margin is discussed in further detail later in the chapter.

                                  EXHIBIT 2-12
                       PJM HISTORICAL PRICES TIME SERIES

A line graph illustrating marginal pricing by year

                                    [CHART]



Source: January 1996 - May 1998 Power Markets Week (reported weekly average prices)

April 1998 - August 1999 PJM Average LMP (weekly average of hourly prices)

                                  EXHIBIT 2-13
             POWER MARKETS WEEK 1999 AVERAGE WEEKLY ON-PEAK INDEX(1) OF SPOT ELECTRICITY PRICES - (JANUARY - NOVEMBER 1999)

A bar graph illustrating power peak weeks by region

                                    [CHART]

-----------------------
(1) Weekly On-Peak Index is a weighted average of reported on-peak electricity prices for each week


         There was an improvement in price discovery in PJM in 1998. This increase in documentation beyond newsletter reports was associated with the initiation of the PJM Locational Marginal Prices (LMPs) on April 1, 1998. Again, this information clearly showed that 1998 price spikes were not as large as other price spikes in the Eastern Interconnect.

         However measured, in 1999, PJM spot prices exploded with prices reaching as high as the PJM price cap of $1,000/MWh. This was associated with the following conditions: (i) supply and demand finally coming into balance in PJM; (ii) hotter than normal weather conditions prevailing; and (iii) neighboring markets, particularly ECAR, exerting pressure on local generation resources.

                                  EXHIBIT 2-14
                             HISTORICAL PJM PRICES

                         1996           1997             1998           1999 YTD(1)
                    -------------   ------------   ----------------  ----------------
Price (nominal
$/MWh)                   20.0          20.6            21.7              29.2

Components           Energy/Firm    Energy/Firm    Energy/Firm       Energy/Firm

Source                 PMW(2)           PMW(2)     PMW(2) (Jan-Mar)  LMP(3) (Jan-Nov)
                                                   LMP 3 (Apr- Dec)

-------------------
(1) Through November 30, 1999.
(2) Average of weekly average prices
(3) Average of hourly prices

CAPACITY PRICES

         In 1999, trading began in a separate installed capacity market. PJM is distinct from its Southern and Western neighbors in having a regularly enforced and high planning reserve margin. This planning reserve requirement has been in the 20 percent range for several years. The principle consequence of a planning reserve margin that is enforced and is high (i.e., above approximately 15 percent is considered high) is to suppress price spikes. This fact is not as apparent as it could be in PJM because the two neighboring markets of ECAR and VACAR do not have enforceable reserve margins and have experienced a tremendous erosion of reserve levels.

         A deregulated power market cannot function on a sustained basis if price spikes are suppressed and there is no compensating mechanism to ensure that new entrants earn enough to cover costs. Hence, PJM has instituted this capacity requirement and trading for a capacity product. Thus, there are two separate markets - an energy market and a Capacity Credit Market. These markets are described in detail in Chapter 3.

         Exhibits 2-15, and 2-16 illustrate trading volumes and prices in the Capacity Credit Market (CCM). Market clearing capacity credits for monthly trading periods have been approximately $25 to $30/kW/yr. The day-ahead market generally has been trading at one fifth or less of monthly market clearing prices.

         However, while PJM has implemented separate markets for energy and capacity, LMP prices seem to be reaching levels that are higher than variable costs alone imply. There are two pieces of evidence supporting this view. First, we believe LMP prices above the $70 - $80/MWh range include a fixed cost recovery component that should theoretically be included in the capacity price. If energy prices are capped at $70/MWh, annual energy prices decrease by approximately $1.5/MWh. This would translate into a capacity price adder of approximately $10 to $12/kW/yr bringing the total capacity price to $40/kW/yr. Second, in addition, there are periods of time in which the prices are under $70/MWh, but still higher than marginal electrical energy costs. In all such instances, there is additional contribution to plant revenue beyond competitive electrical sales.

         As a rough estimate, LMPs in 1999 have averaged $29/MWh versus our estimate of competitive electrical energy prices of about $24/MWh. This difference is equal to about $40 to $50/kW/yr. When added to the $25 to $30/kW/yr of the monthly capacity market reflected in Exhibit 2-15, this results in a total effective capacity price of $65 to $80/kW/yr relative to our forecast of approximately $52/kW/yr. In other words, new power plants, especially new combined cycles like Red Oak would receive more revenue from energy sales which otherwise needs to be captured in either the capacity market or when the price spikes occur pushing prices above $70/MWh.

         PJM, like all fully operating central ISOs with mandatory power exchanges, have further complicated the picture by instituting price caps. For example, PJM has a $1,000/MWh price cap and has set limits for capacity prices. If the capacity and energy price is capped, more reliability problems and associated price spikes will need to occur to generate sufficient revenue to support entry.

                                  EXHIBIT 2-15
                    RANGE OF MONTHLY CAPACITY TRADING IN PJM

A line graph illustrating the maximum and minimum monthly capacity trading by month

                                    [CHART]




                                  EXHIBIT 2-16
                           PJM DAILY CAPACITY MARKET

A line graph illustrating the daily capacity market prices by month

                                    [CHART]

                                  EXHIBIT 2-17
                         MONTHLY PJM LMP PRICES - 1999

Month               PJM    Eastern Hub     Western Hub    Western Interface
                                                                 Hub
January 1999       19.94       19.92          19.93             19.902
February 1999      16.60       16.67          16.51             16.51
March 1999         19.61       19.67          19.59             19.59
April 1999         21.44       21.41          21.43             21.43
May 1999           22.68       22.39          22.13             22.48
June 1999          37.10       36.99          36.78             36.86
July 1999          91.67       93.09          89.98             89.94
August 1999        31.77       33.82          31.59             31.74
September 1999     22.06       22.36          21.43             21.54
October 1999       20.52       20.75          19.72             19.74
November 1999      16.60       17.40          16.38             16.35
December 1999

CORRELATION BETWEEN POWER AND FUEL PRICES

         The following figure shows time series of fuel and power prices. The data confirms that in off-peak seasons prior to April 1998, average peak power prices are partially explained by trends in natural gas prices. When the June through August peak periods are removed, the correlation between natural gas and the PJM composite average peak prices is 0.46. (A correlation coefficient of 1.0 would reflect perfect correlation, and a correlation coefficient of 0.0 would reflect complete absence of correlation.)

                                  EXHIBIT 2-18
                        PJM POWER PRICES VS. FUEL COSTS

A line graph showing fuel prices and fuel costs by month

                                    [CHART]


         Sources: Power Markets Week, Natural Gas Week, Platt's Oilgram

         Annual average PJM peak indices and Henry Hub prices do not indicate much linkage. Even though gas prices were falling, power prices rose in 1997. This is because the pure capacity component increased as the markets tightened and historically high peak demand conditions were experienced. PJM average annual peak prices increased further in 1998 at the same time that average Henry Hub gas prices decreased. In 1999, similar trends prevailed further substantiating the limited correlation between power and fuel prices -during peak periods. As indicated above, however, when the peak periods are removed, the correlation coefficient between gas and electricity is 0.46 on a scale of 0.0 to 1.0.

                                 CHAPTER THREE
                     THE EVOLVING MARKET STRUCTURES FOR PJM

--------------------------------------------------------------------------------

INTRODUCTION

         The premises of this study related to market structures are several. First, no matter where a generator is located within the PJM East marketplace it is able to serve buyers at the same or almost the same transmission costs as other generators on a non-discriminatory basis. Thus, there is a market-clearing price applicable to all PJM East plants. Second, generators will be able to make sales at competitive electrical energy and pure capacity prices and they will account for practically all revenues. A fuller discussion of the definition and determination of competitive electrical energy and pure capacity prices is contained later in this report. Pure capacity, in particular, is an analytically-oriented term. Thus, an explanation of how the marketplace will function in terms of these two prices is an important goal of this chapter. As it turns out, PJM has separate energy and capacity markets which facilitate this explanation.

SUMMARY OF PJM MARKET STRUCTURE

         It is useful to summarize the structure of the PJM market through an example. Consider the situation of a entity responsible for supplying a customer load in PJM with a summer peak of 1,000 MW. Assuming a 20% reserve margin, the entity would have an installed capacity requirement of 1,200 MW. This requirement would then be derated by multiplying the installed capacity requirement by one minus a PJM-wide average forced outage rate, resulting in an unforced capacity requirement. Assuming a 5% PJM-wide average forced outage rate, the unforced capacity requirement would be 1,140 MW. The entity would then have to certify to PJM that they control 1,140 MW of unforced capacity. Each resource's unforced capacity is derated by its five year average forced outage rate. (21) The entity can obtain this unforced capacity in a PJM market or bilaterally. Second, the entity has to buy electrical energy in each hour to meet the customer load from the PJM Power Exchange (PX). If the entity wants to purchase in the spot market, it must designate its requirements node by node (there are 1,744 nodes in PJM) and pay the nodal spot price determined by PJM. The entity recognizes that the PJM-provided spot price can vary location by location, i.e., node-by-node, if there is internal PJM congestion. Alternatively, the entity can purchase power bilaterally subject to PJM scheduling and other requirements. Third, the entity must purchase from PJM any required ancillary services.

PJM PX MARKETS

         The PJM PX market is structured as having three product markets:

         -        Interchange Energy Market

         -        Capacity Credit Market (CCM)

------------------
(21) ICF does not derate each resource's capacity in calculating capacity prices. This would increase the capacity price as fixed cost recovery would be spread over less MW. This does not change the overall dollar amount needed to cover fixed costs, only the way it is accounted.

         -        Firm Transmission Rights (FTR)

THE PJM ENERGY MARKET

         On April 1, 1997 PJM opened its spot energy market, known as the PJM Interchange Energy Market. This entitled PJM members to purchase energy from the PJM spot market and sell the energy to a Load Serving Entity (LSE) within the PJM control area. LSEs will be discussed in further detail below. The market prices for these energy exchanges are derived from the Locational Marginal Pricing Market (LMP) which was introduced on April 1, 1998.

                                  EXHIBIT 3-1
                 PJM ENERGY MARKET - ILLUSTRATIVE SUPPLY OFFERS

A graph illustrating market demand based on prices

                                   [GRAPHIC]

                                  EXHIBIT 3-2
                              PRICE SETTING IN PJM

                     OFFER                       PRICE                            DELIVERY
                   ----------                 -------------                    ---------------
Pre-April 1, 1997  Cost Based                 Split Savings                    Anywhere in PJM

April 1, 1997 to
April 1, 1998      Cost Based for Utilities   Marginal or last offer chosen    Node by Node

Current            Market Based               Marginal or last offer chosen    Node by Node

         Under the current system, suppliers receive the market clearing price equal to the last bid chosen in each hour. These bids do not have to be cost based. Buyers are separate and specify only a quantity and pay the clearing price.

         Prior to 1997, PJM operated a central dispatch, tight power pool. Offers to sell power were made based on reported costs. Offers chosen to supply power split the savings achieved by buyers. Prior to allowing non-cost based offers, but after April 1, 1997, the price received by all participants was the offer price of the last unit.

         Under the current system, The Office of the Interconnection administers the energy market within PJM. Only market sellers are eligible to submit offers to the Office of the Interconnection for the sale of electric energy or related services in the PJM Interchange Energy Market. Market sellers must comply with the prices, terms and operating characteristics of all Offer Data submitted to and accepted by the PJM Interchange Energy Market. Similarly, only market buyers are eligible to purchase energy or related services in the PJM Interchange Energy Market and they must comply with all requirements for making purchases from the PJM Interchange Energy Market.

         The Office of Interconnection schedules and dispatches generation economically on the basis of least-cost, security-constrained dispatch and the prices and operating characteristics offered by market sellers. This continues until sufficient generation is dispatched to serve the PJM Interchange Energy Market energy purchase requirements under normal system conditions of the market buyers. Without any internal transmission constraints, the clearing price for energy bought and sold in the PJM Interchange Energy Market reflects the single clearing price in accordance with Exhibit 3-1. In the event of congestion, hourly locational marginal prices prevail at each load and generation bus. This is discussed below.

         Spot Market Energy purchased by an external market buyer is delivered to a bus or busses at the border of the PJM Control Area. Further delivery of the energy is the responsibility of the external market buyer. Market participants may enter into bilateral contracts for the purchase or sale of energy to or from each other or any other entity. IT IS UNLIKELY BUT THEORETICALLY CONCEIVABLE THAT THERE WOULD BE NO TRANSACTIONS IN THE SPOT MARKET IF ALL TRANSACTIONS ARE CONDUCTED BILATERALLY. Market participants must have Spot Market Backup with respect to all bilateral transactions curtailed or interrupted for any reason. However, a market participant may elect in the day-ahead scheduling process not to have Spot Market Backup.

CAPACITY CREDIT MARKET

         Each LSE must meet reserve margin obligations. These are currently set at 20% of expected peak load. One might expect that the reserve margin would be specified node-by-node.

This is because the nodal system is designed to address the potential for congestion. A megawatt that is not available due to internal PJM congestion would not contribute to reliability. However, current rules are such that most megawatts anywhere on the PJM grid can be used to meet any node's needs. To minimize this problem, new entrants are required to pay for transmission system upgrades to minimize this problem. This system might be modified over time to more fully address the congestion problem. Options include more capacity reserve margins or elimination of the capacity market.

         This capacity requirement is regularly enforced and suppresses price spikes. For example, in the extreme, at very high planning reserve margins, e.g., 30 to 40 percent price spikes would almost never occur at all. The spikes are needed to provide entrants recompense for their costs. PJM compensates by having a separate capacity product market.

         The PJM Capacity Credit Markets allow market participants to buy and sell Capacity Credits at market clearing prices that are established by the PJM Capacity Credit Markets and made public by the Office of the Interconnection. A member shall become eligible to participate in any of the PJM Capacity Credit Markets by becoming a market buyer or a market seller. Only market sellers are eligible to submit Sell Offers and, likewise, only market buyers are eligible to submit Buy Bids. An entity subject to an Accounted-For Obligation may use Capacity Credits to meet all or part of its Accounted-For Obligation. A megawatt of Capacity Credit satisfies a megawatt of Accounted-For Obligation. A Capacity Credit is equal to a megawatt of unforced capacity from capacity resources. A resource's unforced capacity is equal to its installed capacity multiplied by 1 minus its five-year historical average forced outage rate.

         Sell Offers and Buy Bids must specify:

         - The quantity of Capacity Credits offered or desired, in increments of 0.1 megawatt;

         - The minimum price, in dollars and cents per megawatt per day, that will be accepted or paid;

         -        Whether the offer or bid is for a Fixed Block or an Up-To
                  Block;

         - For a PJM Daily Capacity Credit Market conducted on a Friday or the day before a Holiday, the dates on which the Capacity Credits may be used or are desired;

         - For a PJM Monthly Capacity Credit Market, the month or months for which the Capacity Credits may be used or are desired.

         A PJM Daily Capacity Market will be conducted each business day. The Market will clear Sell Offers and Buy Bids for Capacity Credits for use the next business day, and for each of any intervening weekend days or Holidays. A PJM Monthly Capacity Credit Market will also be conducted. This Market will clear Sell Offers and Buy Bids for Capacity Credits for use in each of the following twelve months.

ENERGY AND CAPACITY

         In some respects, the PJM PX market corresponds fairly neatly with the premise of this study, namely that power plants receive energy and capacity revenues. This is because PJM has separate capacity and energy markets. However, there are some complexities. First, PJM enforces its reserve margin, but two of the three surrounding markets (ECAR and VACAR) do not. Thus, the reserve margin does not suppress price spikes as well as if ECAR and VACAR had similar approaches. Thus, energy prices are more likely to reach levels above the short-run variable costs of the marginal unit. Second, PJM has set its reserve margin at 20 percent which suppresses spikes, but not completely. Thus, some capacity component of prices may be in the energy market.

         Ancillary services are discussed later.

RETAIL ACCESS

         Retail access refers to the ability to sell power to end-users directly. FERC does not regulate retail access. Rather, each state regulates retail access. The PJM market is one of the most advanced in terms of retail access. Accordingly, PJM does not refer to utilities as having obligations to actual end-users of electricity, but rather refers to load serving entities
(LSEs) which can be either companies affiliated with utilities or independent retail marketers.

                                  EXHIBIT 3-3
                   SUMMARY OF STATE RESTRUCTURING PROVISIONS

State             Access Date           Stranded           Divestiture        Mandatory Rate
                                      Cost Recovery        Provisions           Reductions
                                    Partial recovery
                                    through CTC's.         Divestiture
Pennsylvania     Began 1/1/99       Specific amount of     permitted, but not       None
                                    recoverable costs      required
                                    were left to the
                                    PUC.

                                    Allowed to recover
Maryland         July 2000          as determined by PUC   Not Required            3% rate reduction

                                    Allows potential       Not Required, but
                                    recovery of stranded   BPU given power to
New Jersey       Began 8/1/99       costs but does not     order divestiture to    5% rate reduction
                                    guarantee it           alleviate market
                                                           power

                Began 10/1/99 for
                large customers;                                                   7.5% for Conectiv
                1/15/00 for medium- Allowed to recover                             customers; rate
Delaware        sized customers;    as determined          Not required            freeze for coop
                10/1/00 for         by PSC                                         customers
                residential
                customers

         Exhibit 3-3 above, provides a summary of the state-level restructuring provisions for PJM. Most states are requiring full access to load soon with some transition.

         The advantages of end users being able to buy and participate in the deregulated markets from the perspective of generators are several. First, this increases the number of buyers and supports a more liquid market. In contrast, if only regulated utilities participate in the wholesale market's buy side, they could act as monopsonists and depress prices. Note, this study assumes the markets are competitive in part because of deregulation. Second, there could be changes in the wholesale market that will be hidden until deregulation is complete. This is because retail access is usually accompanied by stranded cost recovery, end of cost-plus regulation of generation and often divestiture. Examples include demand-side effects (e.g., greater incentive to cut peak demand or greater demand growth as efficiency and lack of stranded cost recovery lowers prices) and supply-side effects (retirements of inefficient plants or greater incentives for efficient generation). Overall, we believe our modeling anticipates these changes as is discussed in the Assumptions and Approach sections of Chapter 4. Finally and most importantly, until the demand side of the business is deregulated, it will not face risk. For example, cost plus retail supply is risk free. Once it faces risk, then there will be a buy side for risk management instruments such as forward contracts which facilitate open access.

                                  EXHIBIT 3-4
                    STATUS OF RETAIL DEREGULATION - SUMMARY

A map of the United States divided by level of deregulation

                                   [GRAPHIC]


TRANSMISSION

         As mentioned in Chapter 2, PJM moved quickly to a multi-utility regional ISO rather than having utility-specific ISOs. The PJM ISO has developed a method of handling transmission that is consistent with FERC orders related to electricity transmission. In particular, FERC requires transmission owners to provide non-discriminatory access to their available transmission capacity. More particularly, utilities can allocate their grid capacity to support supply of existing ratepayers. However, additional capacity must be supplied on a non-discriminatory basis.

         The rules set forth in the PJM Tariff adhere to these orders, but in a relatively unusual manner in two respects. First, the utilities have eliminated utility-by-utility tariffs and pancaking of transmission charges. Under the current PJM Tariff, each PJM transmission owner, either directly or through subsidiaries, owns and operates certain transmission facilities that are interconnected with the transmission facilities of certain other Parties within PJM. The Parties have coordinated the operation of their respective transmission facilities within a single control area. The Parties transferred responsibility for administering the PJM Tariff and certain operating responsibilities, particularly scheduling, system control and dispatch services, to an Independent System Operator. Transmission owners within PJM are: PSE&G, PECO Energy Company, Pennsylvania Power Light Company, Baltimore Gas and Electric Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Pennsylvania Electric Company, Potomac Electric Power Company, Atlantic City Electric Company, Delmarva Power & Light Company and UGI Utilities, Inc.

TRANSMISSION PRICING

         Second, PJM has taken a unique approach to congestion by employing nodal pricing in their tariff. However, before discussing congestion, we note that other aspects appear similar to FERC orders being implemented across the U.S. Specifically, PJM currently offers three primary transmission services under the PJM Open Access Transmission Tariff (OATT) implemented on April 1, 1997.

         1. Firm Point-to-Point Service

         2. Non-Firm Point-to-Point Service

         3. Network Integration Transmission Service

         Point-to-Point Transmission Services is for the receipt of energy and capacity at Points of Receipt to be sent to designated Points of Delivery. This can be purchased as either firm or non-firm transmission services. Firm transmission can be purchased as either short-term or long-term, short-term firm transmission service being purchased for periods of 1 month and long-term firm transmission service being purchased for at least one year. Non-firm transmission service does not have these options and can only be bought for periods ranging from one hour to one month.

         Network Customers who need transmission to serve load within PJM are eligible for Network Integration Transmission Service. This service was designed to allow Network Customers to integrate, economically dispatch, and regulate current and planned Network Resources to serve its Network Load. Network Customers are also allowed to use this service for non-designated resources on an as-available basis without facing an additional charge. Customers using this service face a monthly charge related to the rate associated with the zone the Network Customer's load is located in and the daily load of the Network Customer located within the zone.

CONGESTION

         There are limits to the grid's ability to move power. When these limits are binding, this is referred to as congestion. In most of the U.S., utilities cut flows on congested lines based on priority oriented rules. This usually requires generation dispatch to change. As mentioned, PJM has taken a unique approach. Generators are not entitled to a particular transmission path, but only the price at the grid node resulting from central dispatch in the energy market. This re-dispatch economically resolves congestion though prices on one side of a congested interface may be low and prices on the other side might be high (see Exhibit 3-5). In the illustration in Exhibit 3-5, typically the nodal price is $10/MWh, but when imports are unavailable to meet incremental demand due to congestion, the price rises to $20/MWh.

                                  EXHIBIT 3-5
               CONGESTION RAISES PRICES - AN ILLUSTRATIVE EXAMPLE


Redispatch Increases Prices Potentially Dramatically
From the Buyer's Perspective

2 line graphs illustrating one showing Import Demand and one showing Local
Demand

                                   [GRAPHIC]


FIXED TRANSMISSION RIGHTS

         In April 1999 PJM held its first Fixed Transmission Right Auction
(FTR). FTRs were created to provide PJM market participants with a method for price certainty when moving energy across the PJM system. They are associated with specific transmission paths and may be purchased by any PJM transmission customer or member. FTRs entitle the holder to a stream of revenues or charges based on hourly energy price differences. FTRs were designed to complement LMP (Locational Marginal Pricing), the pricing mechanism of the PJM energy market. FTRs are available with firm transmission services and may be traded separately from the transmission service, either bilaterally or through the auction process.

         In order to be granted an FTR by PJM, you must be a PJM Firm Transmission Service customer, meaning you are using either Network Integration Service or Firm Point-to-Point Transmission Service. To participate in the FTR Auction or in FTR secondary trading, you must be a PJM member or a Transmission Customer. Anyone may buy and sell FTRs on the secondary market outside of eFTR - an internet FTR trading site - but PJM Grid Accounting makes the proper billing adjustments only for eFTR transactions.

         The FTR auction provides a method of auctioning the residual FTR capability that remains on the PJM Transmission System after network and long-term Point-to-Point Transmission Service FTRs have been awarded. The auction also allows Market Participants an opportunity to offer for sale any FTRs that they currently hold. PJM holds the auction once a month. FTRs acquired in an auction entitle the holder to credits for transmission congestion charges for one calendar month. Each auction consists of an on-peak and off-peak auction.

         FTRs that are awarded during auction may then be freely traded on the secondary market. The PJM FTR secondary trading market is a bilateral trading system that facilitates the trading of existing FTRs between PJM members. The FTR secondary market allows trading of existing FTRs only. FTRs cannot be reconfigured in the secondary market.

INTERCONNECTS, TRANSMISSION EXPANSION AND TRANSMISSION TARIFFS

         PJM approves transmission interconnects and other transmission expansion projects. These then are approved by FERC and as necessary by the affected states. Revenues under the PJM transmission system are reconciled with rate of return regulation. They provide no special funding or direct incentives for upgrade of constraints. Also, requirements are set for new plants for system upgrades if they want to qualify for reserve margin megawatts.

ANCILLARY SERVICES

         FERC requires not only provisions of access, but also provision of ancillary services such as scheduling, reactive supply and voltage control, operation of OASIS (Open Access Same Time Information System), regulation and frequency, energy imbalance and others.

         PJM requires ancillary services to be purchased with transmission service to maintain reliability within and among the Control Areas affected by the transmission service. The Transmission customer is required to purchase and the Transmission Provider is required to provide, the following Ancillary Services (i) Scheduling, System Control and Dispatch, and (ii) Reactive Supply and Voltage Control from Generation Sources.

         - SCHEDULING, SYSTEM CONTROL AND DISPATCH SERVICE - required to schedule the movement of power through, out of, within, or into a Control Area. This service is the primary function of PJM Interconnection, L.L.C.

         - REACTIVE SUPPLY AND VOLTAGE CONTROL FROM GENERATION SOURCES SERVICE - helps maintain transmission voltages on the Transmission Provider's transmission facilities within acceptable limits. This is accomplished by generation facilities under the control of the control area operator which operate to produce or absorb reactive power. Network Customers face a different charge for delivery to each PJM zone and can be charged monthly, weekly, daily, or hourly rate.

                  PJM requires the Transmission Provider to offer to provide or offer to arrange the following Ancillary Services only to the Transmission Customer serving load within the Transmission Provider's Control Area (i) Regulation and Frequency Response,
                  (ii) Energy Imbalance, (iii) Operating Reserve - Spinning,
                  (iv) Operating Reserve Supplemental.

         - REGULATION AND FREQUENCY RESPONSE SERVICE - necessary to provide for the continuous balancing of resources with load and for maintaining scheduled Interconnection frequency. This Service is accomplished by committing online generation whose output is raised or lowered as necessary to follow changes in load. The Transmission Provider must offer this service when the transmission service is used to serve load within its control Area, and the Transmission Customer can accept this offer or purchase it from an alternative source. Each regulating unit receives an hourly credit for regulation supplied.

         - ENERGY IMBALANCE SERVICE - provided when a difference occurs between the scheduled and actual delivery of energy to a load located within a Control Area over a single hour. The Transmission Provider must establish a deviation band of +/-1.5 percent of the scheduled transaction to be applied hourly to any energy imbalances that occurs as a result of the Transmission Customer's scheduled transaction. For energy imbalances within this band the Transmission Provider and Transmission Customer will compensate each other for all imbalances. Excess supply would result in the Transmission Provider being charged 80% of the LMP at the Point of Delivery and insufficient supply would result in the Transmission Customer being charged 120% of the LMP. If outside the aforementioned band, Transmission Provider is charged 70% of the LMP and the Transmission Customer is charged at the higher of 150% of the LMP or $100/MWh. All differences between the hourly LMP and the payments made (when the Transmission Customer does not provide enough energy to meet its schedule) are allocated on a pro rata basis among the suppliers in proportion to the energy they supply to the PJM Interchange Energy Market during that hour.

         - OPERATING RESERVES - both Spinning and Supplemental, are needed to serve load immediately in the event of a system contingency. Prices are calculated at the end of each Operating Day and are determined by comparing the total offered price for start-up and no-load fees and Spot Market Energy, decided on the basis of the resource's actual output or available and requested time and type of operation, to the total value of that resource's Spot Market Energy. If the total offered price exceeds the total value, the difference will be credited to the Market Seller. The sum of these credits, less any payments received from another Control Area for Operating Reserves, is the cost of Operating Reserves for the PJM Control Area for each Operating Day. These costs are allocated and charged to each Market Participant in proportion to the sum of its (i) deliveries of energy to load within PJM; and (ii) deliveries of energy sales from within PJM to load outside of PJM, not including bilateral transactions for which it elected not to receive Spot Market Backup.

STRUCTURE OF MARKET TRANSACTIONS - PX VERSUS BILATERAL

         The basic premise of this study is that competitive supply and demand fundamentals will determine the market price and that whatever structure is in place will not prohibit participants from in the long run earning a competitive return on capital. For example, this study assumes that there will not be binding price caps affecting entrant returns or a return to rate of return regulation. However, there are numerous market structures which can be consistent with prices set by engineering economic fundamentals.

         Most of the U.S. relies primarily on an over-the-counter bilateral structure for transactions. Usually, a third party broker or marketer buys and sells power and arranges for transmission. Over the last few years, the majority of these transactions are ultimately on both sides, between integrated utilities. More recently, some of the transactions have started to include sales to retail marketers selling to the end-users. As shown in Exhibit 3-6, there are a huge amount of transactions already in place. Most are bilateral.

                                  EXHIBIT 3-6
   VOLUME OF FERC LICENSED POWER MARKETING TRANSACTIONS (SALES) - U.S. TOTAL

Year                Volume of Trading by               Increase in Percent
                    Power Marketers (MWh)            Compared to Previous Year
1995                   27,622,884                              ---
1996                  233,997,930                              747
1997                1,213,283,604                              419
1998                2,318,247,848                               90
1999 YTD July       1,114,560,675                               NA

Source: Power Markets Week

         In many of the markets, there are published indices (e.g., Power Markets Week) which report market conditions. For most of these markets, these published indices reflect the existence of significant over-the-counter liquidity for short-term wholesale sales (see Exhibit 3-7). PJM has reported indices supporting price discovery and market efficiency.

                                  EXHIBIT 3-7
                           POWER MARKETS WEEK INDICES

A map of the United States divided into Power Markets

                                   [GRAPHIC]


         In addition, there have developed private, voluntary futures exchange markets which further support power plant access to buyers. In these markets, sellers can offer power, especially on-peak power for each day for a given month, for up to the next twelve or so months. The first and most successful futures markets were for delivery of power at two western locations: Palo Verde, Arizona and the California-Oregon Border (COB). In addition, in the East, there are several newer futures contracts:

         - Into PJM (NYMEX) - West PJM. Note, this contract should be very useful for PJM-East and Red Oak both for hedging and price discovery. Thus, PJM is a fairly developed market even before considering the PJM PX.

         - Into Cinergy (NYMEX) - This market is in ECAR and is for delivery into the Indianapolis and Cincinnati areas.

         -        Commonwealth Edison (CBOT)

         -        TVA (CBOT)

         PJM has taken a different approach from most of the U.S., further improving price discovery and potentially efficiency and liquidity. PJM has a Power Exchange (PX) in which bidders offer electricity to a centrally run utility industry exchange. PXs are spot or cash markets rather than a forward or futures market. Exchange transactions are standardized to attract participation and are theoretically designed to complement bilaterals (e.g., contracts for differences). PJM has one of the four exchanges in the U.S. In addition, California, NEPOOL and New York have or plan to have them. Participation in the PJM PX is mandatory for operating generators as it is in NEPOOL though bilateral transactions are permitted and recognized as a form of participation.

         Both approaches (i.e., utility industry PX and bilateral non-industry approaches) are consistent with our underlying modeling as long as there are no price caps or a return to rate of return regulation. In either market structure, competitive prices especially in the long run, will reflect supply and demand fundamentals - i.e., prices will equal marginal costs.

         Deregulation affects many other wholesale market issues, one which is mentioned briefly here. Some markets separate capacity and energy and ancillary services. Others do not. This is discussed further in a later chapter. However, either market is theoretically consistent with the premise of this study.

                                  CHAPTER FOUR
           REGIONAL ASSUMPTIONS UNDERLYING ELECTRIC REVENUES FORECAST

--------------------------------------------------------------------------------



         Chapter Four has two principal sections. The first section presents the study modeling and methodology, and the second presents our input assumptions.

MODELING

         ICF Resources' IPM-TM- is a production cost simulation model focusing on analyzing wholesale power markets and assessing competitive market prices of electrical energy, based on an analysis of the fundamentals relating to supply and demand. The model also projects plant generation levels, new power plant construction, fuel consumption, and inter-regional transmission flows. The model determines appropriate production, and therefore production costs and prices, using a linear programming optimization routine with dynamic effects (i.e., it looks ahead at future years and simultaneously evaluates decisions over specified years). All major factors affecting wholesale electricity prices are covered in this model, including detailed modeling of existing and planned units, with careful consideration of fuel prices, environmental allowance and compliance costs, and operating constraints. Based on looking at the supply/demand balance in the context of the various factors discussed above, IPM-TM- projects the hourly spot price of electric energy within a larger wholesale power market. IPM-TM- also projects the annual pure capacity price.

         The IPM-TM- addresses a wide range of issues including:

         -        Projection of competitive market prices.

         -        Estimating the dispatchability of specific units.

         -        Assessment of the revenues and costs of merchant power plants.

         -        Projection of purchase prices for blocks of power.

         - Understanding the reasons for long-term dispatch patterns within power pools.

         - Assessing the impact of different variables on dispatch patterns and energy-related measures.

METHODOLOGY

         The following discussion presents ICF's modeling approach, which assumes a perfectly competitive market. To the extent that the market is not competitive, prices and plant revenues will be higher than indicated in this report.

ENERGY AND CAPACITY PRICING APPROACH

         The value of a power plant is assessed within a regional market by examining the applicable forecast revenues and costs associated with operating the plant. Power plants provide two primary unbundled products: (i) electrical energy, and (ii) pure capacity. Pure capacity increases the reliability of electrical energy. The sum of the spot price of unbundled electric energy and the spot price of unbundled capacity is the spot market price of firm electricity (see Exhibit 4-1). Firm is defined as unit contingent. These two products have been individually analyzed and their prices are summarized in this report.

         Note, plants may be able to sell ancillary services in addition to and/or instead of energy and capacity. However, plants will only be able to earn revenues equal to those if only energy and capacity sales were made, but not more - i.e., they can earn this given amount in one of several combination of sales (e.g., some ancillary and some energy/capacity) but cannot earn in total more. This is discussed further later in this chapter.

                                   EXHIBIT 4-1
              FIRM POWER PRICES ARE THE SUM OF ENERGY AND CAPACITY

[GRAPH] A Line graph comparing long and short term energy capacity

         - AN ILLUSTRATIVE EXAMPLE OF A SMOOTH TRANSITION TO EQUILIBRIUM

VALUATION APPROACH

         Valuation in its most mechanical form is a two-step process. First, in equilibrium, capacity revenues are based on the capacity of the plant and the annual pure capacity price.

         CAPACITY REVENUES = CAPACITY (kW) x PURE CAPACITY PRICE ($/kW/YR)

         Second, energy revenues are based on three factors: (i) the capacity of the plant, (ii) the level of dispatch of the plant, and (iii) the energy price during hours the plant operates. The level of dispatch, in turn, depends on the bid. In a competitive market, the bid price reflects the variable component of fuel price and variable O&M costs of the plant.

         ENERGY REVENUES = CAPACITY (MW) x HOURS OF OPERATION (HOURS) x REALIZED ENERGY PRICE ($/MWh)

         While all available power plants receive similar revenues for capacity (on a per kW basis), energy revenues will vary across plants.

         Note that we use this approach even for markets where no separate capacity market exists. This ultimately derives from the empirical finding by ICF that no market in the U.S. in equilibrium will be reliable without a premium above electrical energy prices. Thus, unless the price is made sufficient in some manner in the long run, the grid cannot be operated reliably.

         In a competitive market, the hourly dispatch of a plant will be based on economics. That is, if the plant's variable costs are lower than the hourly market price, the plant will be dispatched.(1) The margin it will earn will be the difference between the price in that hour and the variable cost.

ENERGY PRICING

         Competitive wholesale or spot electric energy prices are determined on an hourly basis by the intersection of supply (the available generating resources) and demand (Exhibit 4-2). In each hour, the prevailing spot price of electric energy will be approximated by the short-run marginal cost of production of the most expensive unit operating in that hour(2). Thus, the spot electric energy price in the bulk power market in a given hour is equal to the marginal energy cost in that hour. Note that prices are determined hourly because power cannot be readily stored. These competitive electrical energy prices are also known in the industry as system lambdas, economy energy, and interruptible power.


--------
(1) Some units will be dispatched at minimum turndown levels due to operational limitations.
(2) When the price exceeds this level, it is defined as the hourly pure capacity price. See pure capacity pricing discussion.

                                   EXHIBIT 4-2
                 ILLUSTRATIVE SUPPLY CURVE FOR ELECTRICAL ENERGY

A bar graph showing electrical energy supply by time of day

[GRAPH]

Note: Cogeneration units can have a wide range of heat rates. The most efficient gas cogeneration units are more competitive than gas-fired combined cycles. Coal plants can have a wide range of fuel and emission costs. Gas-fired combined cycles can be more competitive than coal plants, particularly in summer months.


Additional detailed dimensions of this problem include:

         - Treatment of power imports and exports. Thus, not only is power analysis complicated by hourly product markets and prices, but also by geographically diverse product markets and prices.

         - Operational constraints including minimum run times, start times, and start-up costs.

         -        The opportunity cost of using environmental allowances.

PURE CAPACITY PRICING

         Exhibit 4-3 illustrates supply and demand equilibrium for megawatts, the point at which existing power plant supply is equal to the level of peak demand plus reserve requirements. Our derivation of pure capacity prices (described in this section) reflects these equilibrium conditions. In other words, the ICF IPM-TM- model used here will build to meet reserve margin if the market is short of capacity and may retire if the region is long.

                                   EXHIBIT 4-3
                       EQUILIBRIUM IN THE CAPACITY MARKET

[GRAPH] A line graph showing peak demand and existing capacity

         Equilibrium is defined usually as a condition in which there is sufficient capacity to meet a planning reserve margin over expected system peak. However, some regions rely more on operating reserve requirements than on planning reserve requirements. Either way, significant reserves are needed. That is, planning reserve requirements are set to ensure that there are enough operating reserves at peak. Thus, the fact that the model is estimating a separate capacity price is appropriate even for markets without separate planning reserve requirements.

         Capacity increases the reliability of electrical energy supply. Consequently, the power price structure must be high enough to ensure that sufficient pure capacity exists (i.e., units which almost never operate are available and are purely for reserve). To the extent that prices are above system lambda (i.e., above the competitive electrical energy price or the marginal variable cost of the last unit dispatched), this premium is the pure capacity price. The pure capacity market is not entirely separate from the energy market, but is linked.

         ICF uses a sophisticated linear programming based computer modeling approach to forecasting capacity prices in which all model output is simultaneously determined. However, it is useful to describe this approach using seven steps.

         In Step 1, the annualized costs (capital related and annual fixed non-fuel O&M) of the least costly type of additional megawatts are estimated. In the model, these costs are calculated for numerous new plant options (e.g., simple and combined cycles of different vintages, and coal plants).

         Step 2 is to account for the energy sales profit of new power plants (i.e., the fact that new plants may not provide strictly pure capacity). For example, if a new power plant can make profit on electrical energy sales, this diminishes the price premium (i.e., the pure capacity price) required to build the necessary megawatts for reliability. For example, if a new combustion turbine can make $10/kW/yr in energy profit and it costs $57/kW/yr to build, the pure capacity price is $47/kW/yr.

         The formula for the step 2 adjustment is more complicated than Step 1 because all new potential entrants - e.g., both combined cycles and simple cycles - can profit from energy sales and all are potential marginal sources of megawatts. The pure capacity price is driven by the lower capacity price required of the two plants, as shown in the following, simplified formula:

              ------------------------------------------------------------------------

              If (C(x) - X) less than or equal to    (C(y) - Y),   then P = C(x)  - X
              If (C(x) - X) greater than or equal to (C(y) - Y),   then P = C(y)  - Y

              ------------------------------------------------------------------------
              Where:

              X = Energy sales profits of a new combustion turbine
              Y = Energy sales profits of a new combined cycle
              C(x) = Annual fixed costs of a new combustion turbine
              C(y) = Annual fixed costs of a new combined cycle
              P = Pure Capacity Price

              ------------------------------------------------------------------------


         Under Step 3, the model makes decisions to import or export firm megawatts. Thus, the equilibrium in the capacity market is determined by simultaneously answering three questions: (1) how much reserves are required in a regional marketplace (with reference to planning reserve requirements or market revealed reserve needs and accounting for demand growth); (2) how much can be traded; and (3) what, if any, retirements occur (see Step 4). We highlight trading of firm capacity rights for megawatts in the capacity pricing discussion because exporters are at a disadvantage to local generation since additional transmission charges are required on firm capacity purchases from other regions.

         In Step 5, we analyze whether the very last existing units in the dispatch order should be retired if the pure capacity price is not sufficient to allow them to cover their net fixed, non-fuel, cash-going-forward costs after energy sales. In addition, the competitive market price for pure capacity will be less than the required capacity payment for new entrants in cases of excess capacity unless sufficient retirements occur to bring the market into equilibrium. In this case, the net cost of new plants must be greater than or equal to the cost of the most expensive units on a discounted multi-year basis. Our model is distinguished by its ability to make decisions including retirement decisions. It does this by incorporating expectations about the future through solving all years simultaneously and calculate net present values for existing units.

         Step 6 addresses the multi-year nature of new power plant investment. The decision on whether to add new capacity to the system and the type of capacity to be added depend on the long term potential for recovery of costs associated with the investment. If the capital costs associated with new power plants are correctly anticipated to be lower in the future such that the price of pure capacity in those years will also be lower, an additional premium in the early years would be warranted and necessary to compensate for lower profits in the out years. Otherwise, the price will be sufficient for the later entrants to recover costs and earn a return but not the earlier entrants. This issue exists with some saliency due to several factors including the possibility that the real costs of new gas power plants and their heat rates will continue to decrease.

         Step 7 addresses the response to interruptible load, market power and forward trading. The impact of these would be to create a capacity price floor.

PRICING IN THE VERY LONG RUN - REBUILT SYSTEM

         In order to illustrate our view on capacity expansion, it is helpful to understand our view of how electrical energy and capacity prices will be determined in the very long run. Over time, demand growth and retirements of existing units will create a situation in which new power plants are required to meet demand in every hour of the year.

         Eventually, the entire system relevant for marginal analysis could be rebuilt. We hypothesize that the system would be rebuilt with gas-fired combined cycles and combustion turbines. In this case, there would be only two unique energy prices: the price set by a combustion turbine; and the price set by a combined cycle. In every hour of the year, one of these prices would be the market-clearing price.

                                   EXHIBIT 4-4
                 PRICING IN THE VERY LONG RUN - REBUILT SYSTEM -
                      LONG RUN EQUILIBRIUM IN 8,761 MARKETS

[GRAPH] A line graph showing energy prices by hours of energy used

         The build mix between combined cycles and combustion turbines would be based on economics. The annual average energy price would be somewhere in between the price set by each type of plant.

         In this rebuilt system, combustion turbines would not make any profits in the electrical energy markets. Every time they ran, they would be setting the market-clearing price. Thus their economic profits would be zero.

         As a result, the fixed costs of a combustion turbine would always set the pure capacity price.

REBUILT SYSTEM APPROACH COMPARED TO NEAR TERM
CAPACITY EXPANSION APPROACH

         While a rebuilt system is not required until the very long term, some capacity expansion is required in the near term. As described in the five-step approach to capacity pricing, this additional capacity is brought on-line following a methodology similar to the long-term approach.

         The fixed costs of the new power plants, net of any energy profits that they earn, set the pure capacity price. Thus, while in the long run, the pure capacity price is always set equal to the fixed costs of a new combustion turbine, in the near term it could be different.

         The new power plants are added in such a way as to minimize costs. That is, the mix between combined cycles and combustion turbines is optimized to result in the lowest pure capacity prices.

REGIONAL ASSUMPTIONS

         This section focuses on the key assumptions underlying the analysis. The major determinants influencing energy and capacity prices in PJM include:

----------------------------------------------- ------------------------------------ ---------------------------------
                ENERGY PRICING                           CAPACITY PRICING                      TRANSMISSION
----------------------------------------------- ------------------------------------ ---------------------------------
-        Fuel Prices                            -        Load Growth                 -        Transfer Capability
                  Gas                           -        Reserve Margin              -        Transmission Pricing
                  Oil                           -        New Power Plant
                  Coal                                   Characteristics
-        Environmental Compliance               -        Financing of New Power
-        Nuclear Plant Characteristics                   Plants
-        Existing Unit Characteristics
----------------------------------------------- ------------------------------------ ---------------------------------


         The assumptions used are summarized under the categories of capacity, energy, environmental, and transmission assumptions in Exhibits 4-5, 4-6, 4-7, and 4-8, respectively. We modeled all of the northeastern regions (PJM, NYPP, NEPOOL, ECAR, VACAR, Ontario and their sub-regions), but focus on the PJM region. We modeled 2002, 2005, 2010, 2015, 2020, 2025, and 2030. We consider in our model the following seasons:

         -        Summer:  June, July, and August (92 Days)

         -        Winter:  January, February, and December (90 Days)

         -        Winter Shoulder: March, April, October, and November (122
                  Days)

         -        Summer Shoulder:  May and September (61 Days)

                                   EXHIBIT 4-5

                    PJM CAPACITY PRICE RELATED ASSUMPTIONS3

 -------------------------------------------------------------- -------------------------------------------
                           PARAMETER                                      TREATMENT - BASE CASE

 -------------------------------------------------------------- -------------------------------------------
 1999 Weather Normalized Net Peak Demand(1) (GW)                                   47.6
 Annual Peak Growth 1999 - 2005 (%)                                                2.0%
 Annual Peak Growth 2006 - 2020 (%)                                                2.0%
 -------------------------------------------------------------- -------------------------------------------
 1998 Net Energy for Load(2) (GWh)                                               249,247
 Annual Energy Growth 1999 - 2005 (%)                                              2.0%
 Annual Energy Growth 2006 - 2020 (%)                                              2.0%
 -------------------------------------------------------------- -------------------------------------------
 Planning Reserve Margin (%)(3)
          2000                                                                     19.5
          2003                                                                     19.0
          2010                                                                     15.0
          2020                                                                     15.0
 -------------------------------------------------------------- -------------------------------------------
 New Power Plant Builds                                                 CT                    CC
          Capital Costs (1998$/kW)
          2000                                                          368                   583
          2005                                                          368                   583
          2010                                                          350                   555
          2015                                                          333                   528
          2020                                                          317                   502
          2025                                                          317                   502
          2030                                                          317                   502
          Fixed O&M (1998$/kW/yr)                                       9.8                  16.0
 -------------------------------------------------------------- -------------------------------------------
 Financing Costs for New Builds
     Debt/Equity Ratio (%)                                                        50/50
     Nominal Debt Rate (%)                                                         8.5
     Nominal After Tax Return on Equity (%)                                        14.0
     Income Taxes (%)                                                              41.3
     Other Taxes4 (%) - East/West/South                                        0.5/0.7/1.5
     General Inflation Rate (%)                                                    3.0
     Levelized Real Capital Charge Rate (%)
          East/West/ South                                                    12.7/12.9/13.5

 -------------------------------------------------------------- -------------------------------------------
                                                                    Firm Builds Plus Additional Builds
 New Builds                                                         Required to Meet to Reserve Margin
                                                                               Requirements
 -------------------------------------------------------------- -------------------------------------------
 Firmly Planned Builds (MW)
          By 2000                                                                  250
          2001                                                                     824
          2002                                                                      0
          Total by 2002                                                           1,074

 -------------------------------------------------------------- -------------------------------------------
 Economic Retirements                                            Save non-fuel O&M only - Select nuclear
                                                                             and fossil units
 -------------------------------------------------------------- -------------------------------------------

(1) Reflects weather normalized summer peak demand for 1999 reported by PJM
(2) Historical 1998 net energy reported by PJM in "February 1999 Load Report"
(3) Reserve margin decreases at a steady rate between 2003 and 2010.
(4) Includes property taxes and insurance.

---------------------
(3) Most parameters affect both energy and capacity prices but we have separated them for expositional purposes.

                                   EXHIBIT 4-6
                      PJM ENERGY PRICE-RELATED ASSUMPTIONS

 ----------------------------------------------------------------------------------------------------------
                         PARAMETER                                      TREATMENT - BASE CASE
 ----------------------------------------------------------------------------------------------------------
 Delivered Natural Gas Prices (1998$/MMBtu)
          2000                                                                   2.55
          2005                                                                   2.66
          2010                                                                   2.78
          2015                                                                   2.92
          2020                                                                   3.03
          2025                                                                   3.03
          2030                                                                   3.03
 ----------------------------------------------------------------------------------------------------------
 Delivered Oil Prices (1998$/MMBtu)                             Crude         Delivered       Delivered
                                                                -----         ---------       ---------
                                                             (1998$/bbl)       1%Resid        Distillate
                                                                              ---------       ----------
                                                                            (1998$/MMBtu)   (1998$/MMBtu)
          2000                                                   18.0            2.57            3.97
          2005                                                   18.5            2.84            4.06
          2010                                                   19.5            3.19            4.22
          2015                                                   19.5            3.19            4.22
          2020                                                   19.5            3.19            4.22
          2025                                                   19.5            3.19            4.22
          2030                                                   19.5            3.19            4.22
 ----------------------------------------------------------------------------------------------------------
 Coal Prices  Minemouth (1998$/Ton)         Central                 Central
                                          Appalachian            Pennsylvania              Bailey
                                          -----------            ------------              ------
                                          (0.7%Sulfur,         (1.5-2.0%Sulfur,         (1.25%Sulfur,
                                         12,000 Btu/lb)         12,500 Btu/lb)          12,500 Btu/lb)
          2000                               24.70                  22.36                   24.55
          2005                               23.97                  22.54                   23.26
          2010                               23.49                  22.31                   23.00
          2015                               22.52                  22.07                   22.40
          2020                               20.58                  21.85                   21.80
          2025                               18.81                  21.63                   21.22
          2030                               17.18                  21.42                   20.65
 ----------------------------------------------------------------------------------------------------------
 Coal Transportation Annual Real Price Decrease (%)                                2.0
 ----------------------------------------------------------------------------------------------------------
 Nuclear Capacity Factor (%)
      PJM West Average                                                             82
      PJM East Average                                                             75
      PJM South Average                                                            80
 ----------------------------------------------------------------------------------------------------------
 Nuclear Retirements                                                      End of 40 yr license
 ----------------------------------------------------------------------------------------------------------

                                   EXHIBIT 4-6
                  ENERGY PRICE-RELATED ASSUMPTIONS (CONTINUED)

----------------------------------------------------------------------------------------------------------------------
                     PARAMETER                                            TREATMENT - BASE CASE
----------------------------------------------------------------------------------------------------------------------
New Power Plant Builds                                                CT                               CC
         Heat Rate (Btu/kWh)                                          --                               --
                  2000                                              10,905                           6,928
                  2005                                              10,671                           6,753
                  2010                                              10,443                           6,583
                  2015                                              10,219                           6,417
                  2020                                              10,000                           6,255
                  2025                                              10,000                           6,097
                  2030                                              10,000                           6,000
         Variable O&M(1) (1998$/MWh)                                 2.3                              1.1
         Availability (%)                                             92                               92
----------------------------------------------------------------------------------------------------------------------
Non-Utility Generators (MW)                                          2000                             2010
                                                                     ----                             ----
     Dispatchable                                                   1,112                            5,008
     Non-Dispatchable(2)                                            3,896                              0
     TOTAL                                                          5,008                            5,008
----------------------------------------------------------------------------------------------------------------------
Existing Power Plant Availability (%)
     Coal Steam                                                                     85
     Oil/Gas Steam                                                                  85
----------------------------------------------------------------------------------------------------------------------
Variable O&M (1998$/MWh)                                                       Oil/gas     Unscrubbed    Scrubbed
                                                         CC           CT        Steam         Coal         Coal
                                                         --           --        -----         ----         ----
Range(3)                                               0.8-4.1      0.8-6.0      2.5-6.53(3)   1.0-4.1      2.1-5.1
----------------------------------------------------------------------------------------------------------------------

(1) Values specified correspond to an 80 percent capacity factor for combined cycles and 15 percent capacity factor for combustion turbines.
(2) Decreasing gradually over time.
(3) Inversely correlated with capacity factor.

                                   EXHIBIT 4-7
                        ENVIRONMENTAL-RELATED ASSUMPTIONS

-----------------------------------------------------------------------------------------------------------
                   PARAMETER                                             TREATMENT
-----------------------------------------------------------------------------------------------------------
SO(2) Regulations                                                   Phase II Acid Rain(1)
-----------------------------------------------------------------------------------------------------------
NO(x) Regulations                                                         NOx OTR(2)
-----------------------------------------------------------------------------------------------------------
CO(2) Regulations                                                           None
-----------------------------------------------------------------------------------------------------------
Mercury Regulations                                                         None
-----------------------------------------------------------------------------------------------------------
                                                              SO(2)                        NO(X)
                                                              -----                        -----
                                                   Starts at around $200/ton      Starts at levels below
Allowance Prices (1998$/ton)                        and increases rapidly in       late 1998/early 1999
                                                    real terms through 2020.     levels and increases in
                                                                                 real terms through 2020.
-----------------------------------------------------------------------------------------------------------

(1) No Tightened SO(2) Regulations
(2) SIP Call not analyzed as part of Base Case

                                   EXHIBIT 4-8
                      PJM TRANSMISSION-RELATED ASSUMPTIONS

----------------------------------------------------------------------------------------------------------------------
                         PARAMETER                                                  TREATMENT
----------------------------------------------------------------------------------------------------------------------
Intra-Regional Transmission
         West to East (GW)                                                             6.2
         East to West (GW)                                                             2.0
         West to South (GW)                                                            4.1
         South to West (GW)                                                            2.4
----------------------------------------------------------------------------------------------------------------------
Inter-Regional Transmission
         Total Import Capability (GW)                                                  8.4
         Total Export Capability (GW)                                                  10.7
----------------------------------------------------------------------------------------------------------------------

FUEL PRICES

GAS PRICES

         Natural gas prices are a key driver of marginal energy costs and will become even more important over time as new combined cycle and combustion turbine units increasingly constitute the marginal unit on the system.

         U.S. natural gas prices have increased significantly in real terms over the last 50 to 60 years. This has reflected depletion including such trends as decreasing importance of associated gas-i.e., a by-product of oil production.
In the 1970s and early 1980s, natural gas prices were superheated by two key developments: (i) U.S. government wellhead price controls which became binding by 1970 and (ii) oil price increases.

                                   EXHIBIT 4-9
           HISTORICAL NATURAL GAS WELLHEAD PRICES (1940-1994) - U.S.$

[GRAPH] A line graph illustrating annual gas prices

         Gas prices have decreased since their highs in 1982 of about $3.8/MMBtu (1998$). We believe that recent prices, i.e., during the 1990s after deregulation are much more representative of the future than those for pre-1985, especially 1970 to 1985, when regulatory distortions were at their height. In recent years, prices at Henry Hub, the most important U.S. Hub in terms of volume, have not followed a clear trend in our view.

                                  EXHIBIT 4-10
                       HISTORICAL HENRY HUB PRICES (1998$)

[GRAPH] A line graph showing average gas price per month

Sources: 1980 to 1988 are Wellhead Gas Prices from Monthly Energy Review,
         March 1996

1989 to 1998 are Henry Hub Prices from Natural Gas Week

         The natural gas price forecasts were derived in part from results from ICF's North American Natural Gas Analysis System (NANGAS). The NANGAS model has descriptive and analytic capability that allows assessment of gas resources and markets from reservoir to burner-tip, working from a database of more than 17,000 US and Canadian reservoirs.

         The NANGAS model also contains: explicit characterizations of the performance and market penetration rate of E&P technologies; detailed regional/sectoral/seasonal demand criteria; site-specific investment, operating and environmental compliance cost; and a pipeline network simulation that analyzes supply, demand, and transportation interactions consistently and comprehensively.

         As mentioned, there is insufficient evidence that the higher prices at Henry Hub realized in mid-1999 would indicate a sustained high price, or a trend of significantly increasing prices. This is in part because our engineering reservoir simulation analysis on gas supply supports only very modest sustainable real (inflation adjusted) gas price increases. The recent history of high prices may be explained as reflecting a short-term tight market situation.

         The Base Case (as shown in Exhibit 4-11) incorporates real Henry Hub natural gas prices increasing at approximately 1 percent per annum between 2000 and 2010 (in real terms). This modest growth is in spite of large increases in gas use for power generation forecast by ICF (see Exhibit 4-12).

                                  EXHIBIT 4-11
                         HENRY HUB FORECASTS - BASE CASE
                                  (1998$/MMBTU)

--------------------------------------------- -------------------------------------------

                    YEAR                                      BASE CASE

--------------------------------------------- -------------------------------------------
                    2002                                         2.28
--------------------------------------------- -------------------------------------------
                    2005                                         2.34
--------------------------------------------- -------------------------------------------
                    2010                                         2.44
--------------------------------------------- -------------------------------------------
                    2015                                         2.56
--------------------------------------------- -------------------------------------------
                    2020                                         2.70
--------------------------------------------- -------------------------------------------
                    2025                                         2.70
--------------------------------------------- -------------------------------------------
                    2030                                         2.70
-----------------------------------------------------------------------------------------

Source:  ICF

                                  EXHIBIT 4-12
                               NATURAL GAS OUTLOOK

[GRAPH] A line graph showing demand for Natural Gas by year compared to commodity price by year

         U.S. demand will not consume all the new incremental gas supplies; some will be used in Canada. Even so, some U.S. basins will lose some market to Canadian producers. However, Canadian producers will lose some market share on the West Coast.

         We believe gas prices will be driven by the costs of exploration and production, and large amounts of low cost resources exist in the U.S. demand for natural gas is expected to increase 50% between now and 2010 with most of the increase to come from electric utilities and industrial customers. During the same period, electric power demand for natural gas is projected to grow from 15% to 32% of the U.S. total.

         ICF's NANGAS Model simultaneously determines a complete set of basis differentials for all supply and demand areas. However, to simplify presentation, we discuss delivered prices in terms of their basis difference from Henry Hub.

                                  EXHIBIT 4-13
            PJM DELIVERED NATURAL GAS PRICES - ICF BASE CASE FORECAST
                                  (1998$/MMBtu)

------------------------------------- --------------------------------------------------

             PARAMETER                                   TREATMENT

------------------------------------- --------------------------------------------------
Hub Price
         2002                                               2.28
         2005                                               2.34
         2010                                               2.44
         2015                                               2.56
         2020                                               2.70
         2025                                               2.70
         2030                                               2.70
------------------------------------- --------------------------------------------------
Basis Differential                         EAST             WEST             SOUTH
                                           ----             ----             -----
         2002                              0.31             0.28             0.26
         2005                              0.31             0.28             0.26
         2010                              0.34             0.31             0.29
         2015                              0.36             0.33             0.31
         2020                              0.33             0.30             0.28
         2025                              0.33             0.30             0.28
         2030                              0.33             0.30             0.28
------------------------------------- --------------------------------------------------
Total Delivered
         2002                              2.59             2.56             2.54
         2005                              2.66             2.63             2.61
         2010                              2.78             2.75             2.73
         2015                              2.92             2.89             2.87
         2020                              3.03             3.00             2.98
         2025                              3.03             3.00             2.98
         2030                              3.03             3.00             2.98
------------------------------------- --------------------------------------------------


         We believe that Henry Hub is the marginal source for gas in the PJM area during a significant portion of the year. We utilize an annual average basis differential in the range of $0.26-$0.36/MMBtu (1998$). We assume a slightly lower basis differential for PJM as compared to the 1995-1998 average. The differential was particularly high in 1996 due to the spike in delivered gas prices, which we consider a deviation from the long-term equilibrium. Therefore, the assumptions for basis differential are based on the trend during the 1997-98 period. In addition, we incorporated the price effect of potential gas pipeline expansions into the Northeast. Trends in pipeline expansion and basis differences are discussed in the following graphics.

                                  EXHIBIT 4-14
                  PJM RECENT HISTORICAL GAS PRICE DIFFERENTIALS
                                  (1998$/MMBtu)

     -----------------------------------------------------------------------------
               YEAR           TOTAL          HENRY HUB       BASIS DIFFERENTIAL
                            DELIVERED(1)
     -----------------------------------------------------------------------------
     Annual Avg. 1995          2.34             1.82                0.52
     -----------------------------------------------------------------------------
     Annual Avg. 1996          3.41             2.78                0.63
     -----------------------------------------------------------------------------
     Annual Avg. 1997          2.95             2.56                0.39
     -----------------------------------------------------------------------------
     Annual Avg. 1998          2.38             2.11                0.27
     -----------------------------------------------------------------------------
     1995 - 1998 Avg.          2.77             2.32                0.45
     -----------------------------------------------------------------------------

     (1) Delivered to New York City Gate
        Source: Natural Gas Week Monthly price series.

         The gas market analysis assumes there is a single market clearing price for delivered gas in all periods. In other words, all gas is "firm" in that the price is enough to ensure delivery (i.e., there are no liquidity problems) though consumers can decide to not purchase during peak periods. The seasonality reflects variation in both commodity and transportation prices. ICF computed average price across four seasons and these average seasonal price differentials are presented in Exhibit 4-15.

                                  EXHIBIT 4-15
                        PJM AVERAGE GAS PRICE SEASONALITY

---------------------------------- -----------------------------------
                                         DELIVERED NATURAL GAS(2)
                                           DIFFERENTIAL FROM
             SEASON(1)                       ANNUAL AVERAGE
                                             (1998$/MMBtu)
---------------------------------- -----------------------------------
Summer                                           -0.29
---------------------------------- -----------------------------------
Winter                                           +0.38
---------------------------------- -----------------------------------
Winter Shoulder                                  +0.05
---------------------------------- -----------------------------------
Summer Shoulder                                  -0.18
---------------------------------- -----------------------------------

(1) Summer includes June, July, and August; Winter includes
    December, January, and February, Winter Shoulder includes
    March, April, October, and November; Summer Shoulder includes
    May and September.
(2) ICF calculations based on 1995 - 1998 New York City Gate prices reported in Natural Gas Week.

         In response to anticipated increase in demand by utility and industrial customers, several gas pipeline expansion projects have been planned for 1999 and 2000. The gas pipeline expansion projects include Alliance, Northern Border, Sable Island, Millennium, Vector, TransCanadian Pipeline (TCPL), Transco Expansion, and Florida Gas Transmission Company Phase IV. The expected increase in gas pipeline capacity by 2000 will ease any concerns for capacity constraint. This will help prevent gas prices from increasing significantly.

                                  EXHIBIT 4-16
       FORECASTS EXPANSION OF NORTH AMERICA PIPELINE CAPACITY ALONG MAJOR
                             TRANSMISSION CORRIDORS

[GRAPH] Bar graph illustrating expansion projects per year


                                  EXHIBIT 4-17
                         GAS PIPELINE EXPANSION PROJECTS

[MAP] Map of United States shaded in different shades of gray illustrating expansion projects

                                  EXHIBIT 4-18
               DOMINO EFFECT OF GAS FROM CANADA AND GULF OF MEXICO

[MAP] A map of the United States showing gas demand by region


                                  EXHIBIT 4-19
          GAS TRANSPORTATION ROUTES FROM THE GULF OF MEXICO AND ALBERTA

[MAP] Map of United States showing transportation routes

OIL PRICES

         Oil prices are important in PJM, especially during the winter when gas prices are high relative to residual fuel oil prices. During this time, the dual-fuel capability steam units typically burn residual fuel (i.e., #6 oil) rather than gas. Our modeling incorporates an SO(2) cost adder in the dispatch cost for all oil and coal units to achieve compliance with the acid rain regulations, as appropriate.

         In the 1970s and 1980s, the oil crisis had large impacts throughout the world markets. Oil prices remained high through the mid-80s when they dropped to levels of about half their previous levels. With the exception of the Gulf War period, and to a lesser extent this past year, oil prices remained fairly stable through the late 1980s and early 1990s.

                                  EXHIBIT 4-20
                     HISTORICAL CRUDE OIL PRICES (1998$/bbl)


[GRAPH] A line graph showing Crude Oil Prices by year

                                  EXHIBIT 4-21
                   HISTORICAL OIL PRICES 1990-1998 (1998$/bbl)


-----------------------------------------------------------------------------------------------------
                          ARAB LIGHT CIF US GULF     1% RESID NY HARBOR(2)      NY RESID DISCOUNT
                                  COAST(1)                                      RELATIVE TO CRUDE
-----------------------------------------------------------------------------------------------------
         1990                      27.1                     23.8                      88%
-----------------------------------------------------------------------------------------------------
         1991                      22.0                     17.4                      80%
-----------------------------------------------------------------------------------------------------
         1992                      21.9                     16.9                      78%
-----------------------------------------------------------------------------------------------------
         1993                      18.9                     15.9                      85%
-----------------------------------------------------------------------------------------------------
         1994                      17.9                     15.9                      89%
-----------------------------------------------------------------------------------------------------
         1995                      19.2                     16.8                      88%
-----------------------------------------------------------------------------------------------------
         1996                      22.0                     19.8                      91%
-----------------------------------------------------------------------------------------------------
         1997                      20.7                     17.2                      84%
-----------------------------------------------------------------------------------------------------
         1998                      13.6                     12.3                      91%
-----------------------------------------------------------------------------------------------------
         1999                      18.3                     15.5                      85%
-----------------------------------------------------------------------------------------------------
        Average                    20.0                     17.1                      85%
     (1990 - 1998)
-----------------------------------------------------------------------------------------------------

     (1)Source: Platt's Oilgram Arab Light (FOB) with ICF transportation adder (0.45*125.4/71.7) + (0.32*Crude).

     (2)Source: Platts Oilgram 1% Resid New York Harbor.

     (3)67 Cents/bbl (1998$) is the assumed transportation cost of 1% Resid NY to New England.


     Oil prices dropped significantly in 1998 crude prices in late 1998 fell below $12/bbl. However, prices have rebounded significantly. In October of 1999, prices were approximately $23/bbl. In 1998 oil prices were depressed by economic recession in Southeast Asia, large amounts of OECO oil stocks, and the reentry of Iraq in the marketplace. These events combined to bring Arab Light Crude prices below $10/bbl.

     Since March of 1999, oil prices have risen to 1997 levels. This price rebound has been driven by OPEC production cuts which have cut daily oil production by approximately 3 percent. The OPEC nations to this point have shown remarkable production restraint which has driven Arab Light Crude prices over $23/bbl.

                                  EXHIBIT 4-22
           HISTORICAL CORRELATION BETWEEN HENRY HUB NATURAL GAS PRICES
                       AND NEW YORK HARBOR 1% RESID PRICES


                    A Line Graph showing Natural Gas per year

                                     [GRAPH]



     ICF oil price forecasts are based on our analysis and assessment of current conditions in the world markets for oil. Note therefore that competition in North America between gas and oil is only one part of worldwide inter-fuel competition. Thus, the correlation between gas and oil is complex. In the long-term we do not forecast significantly higher oil prices, i.e., base case crude priced more expensive than $20 - $25/bbl, as sustainable. In the very long-term, residual fuel prices should trend toward levels that are consistent with full refinery processing costs.

                                  EXHIBIT 4-23
                 OIL PRICES (1998$/bbl) - ICF BASE CASE FORECAST


    -----------------------------------------------------------
       YEAR               CRUDE(1)              RESIDUAL 1%(2)
    -----------------------------------------------------------
                           BASE                     BASE
    -----------------------------------------------------------
       2002                18.2                     16.0
    -----------------------------------------------------------
       2005                18.5                     16.7
    -----------------------------------------------------------
       2010                19.5                     18.5
    -----------------------------------------------------------
       2015                19.5                     19.4
    -----------------------------------------------------------
       2020                19.5                     19.4
    -----------------------------------------------------------
       2025                19.5                     19.4
    -----------------------------------------------------------
       2030                19.5                     19.4
    -----------------------------------------------------------

(1) Arab Light CIF U.S. Gulf Coast

(2) NY Harbor Residual 1%

                                  EXHIBIT 4-24
                       LONG RUN OIL PRODUCT PRICE OUTLOOK



               A line graph showing long run oil prices per year

                                     [GRAPH]




     Product prices are derived from crude prices based on both engineering cost relationships and historical price correlations. Projected prices for 1% residual oil and distillate are shown in Exhibit 4-25.

                                  EXHIBIT 4-25
                      PJM DELIVERED OIL PRICES - BASE CASE


--------------------------------------------------------------------------------------
                                            ANNUAL AVERAGE PRICE
                                                (1998$/MMBtu)
                    ------------------------------------------------------------------
                        NY HARBOR COMMODITY    TRANSPORTATION       TOTAL DELIVERED
--------------------------------------------------------------------------------------
1% RESIDUAL OIL
     2002                      2.54                 0.10                 2.64
     2005                      2.66                 0.10                 2.76
     2010                      2.94                 0.10                 3.04
     2015                      3.09                 0.10                 3.19
     2020                      3.09                 0.10                 3.19
     2025                      3.09                 0.10                 3.19
     2030                      3.09                 0.10                 3.19
--------------------------------------------------------------------------------------
DISTILLATE
     2002                      3.88                 0.13                 4.01
     2005                      3.93                 0.13                 4.06
     2010                      4.09                 0.13                 4.22
     2015                      4.09                 0.13                 4.22
     2020                      4.09                 0.13                 4.22
     2025                      4.09                 0.13                 4.22
     2030                      4.09                 0.13                 4.22
--------------------------------------------------------------------------------------

COAL PRICES

     Coal is very important for PJM, particularly in PJM West, in the near-term. The importance of coal units may be even higher if unexpectedly high availabilities and higher megawatt outputs are achieved through refurbishment of existing plant. We already incorporate average availabilities of 85 percent, which is consistent with the national average and reflects improvements over the previous years.

                                  EXHIBIT 4-26
                          WIPM-TM- COAL SUPPLY REGIONS


            A map of the United States showing coal supply regions

                                      [MAP]

     Unlike gas, coal prices have decreased in real terms over the last 50 years. This reflects: (i) increased economies of scale especially in surface mining in the West; (ii) new technologies, especially longwall mining; (iii) improved technology in such areas as continuous mining; and (iv) lower transportation costs facilitating access to lower minemouth cost coal.

                                  EXHIBIT 4-27
                     40-YEAR HISTORICAL AVERAGE COAL PRICES


               A Line graph showing 40 year historical coal prices

                                     [GRAPH]




     Rapid labor productivity growth has been continuing even recently. Productivity growth continues throughout the forecast though we expect it to slow.

                                  EXHIBIT 4-28
             U.S. COAL MINE LABOR PRODUCTIVITY IMPROVEMENT OVER TIME


                A Bar graph illustrating coal production by year

                                     [GRAPH]




         Source: Coal Industry Annual 1994; Table 48
         Note: Productivity is weighed by production at the end of each period
         (1)May have been affected by the 1993 coal strike.

     The Central Appalachian coal price has declined significantly over the past decade. Between 1993 and 1998, prices decreased by more than 15% in real terms. The price for Central Appalachian low-sulfur coal was not affected upward by utility Phase I Acid Rain compliance that went into effect in January 1995. This was because of the flexibility the utilities had for complying with Phase I regulation including switching to low-sulfur coal, purchasing SO2 allowances, and coal blending. Productivity increases and intense competition from Powder River Basin and Northern Appalachia coals are key factors that have prevented the price for Central Appalachian coal from increasing.

                                  EXHIBIT 4-29
                 HISTORICAL CENTRAL APPALACHIAN COAL PRICE TREND


                  A Line graph illustrating price trend by year

                                     [GRAPH]




     A Rail Cost Adjustment Factor - adjusted for productivity (RCAF) is the best measure of rail costs; it has been declining in recent years. In contrast, general inflation has continued. We forecast a 2% decrease in real rail costs. We also assume that coal on coal competition will continue in the Wyoming PRB and that rail on rail competition will continue between Union Pacific and Burlington Northern railroads. This does not directly affect PJM coal that is mostly from Appalachia, but indirectly puts downward price pressure on Central Appalachia minemouth coal prices.

                                  EXHIBIT 4-30
          RAIL TRANSPORTATION COSTS - RAIL DEREGULATION AND COMPETITION


           A Line graph illustrating Rail transportation cost by year

                                     [GRAPH]




     The most important coal types in PJM and NYPP are Central Pennsylvania mid sulfur coal, Monongahela "Bailey type" coal (1.5% sulfur), and Southern West Virginia/East Kentucky compliance coal in Eastern PJM. Price projections for these coals are provided in Exhibit 4-31.

                                  EXHIBIT 4-31
               REPRESENTATIVE COAL PRICES - MINEMOUTH (1998$/TON)


----------------------------------------------------------------------------------------------------------


                              COAL TYPE                                AVERAGE ANNUAL PRICE (1998$/TON)


----------------------------------------------------------------------------------------------------------
CENTRAL PA (1.5-2.0% SULFUR, 12,500 Btu/LB)
     2002                                                                            22.43
     2005                                                                            22.54
     2010                                                                            22.31
     2015                                                                            22.07
     2020                                                                            21.85
----------------------------------------------------------------------------------------------------------
WESTERN PA HIGH SULFUR (2.0-3.0% SULFUR, 12,500 Btu/LB)
     2002                                                                            20.72
     2005                                                                            20.06
     2010                                                                            19.85
     2015                                                                            19.64
     2020                                                                            19.44
----------------------------------------------------------------------------------------------------------
WESTERN PA (MONONGAHELA) MID SULFUR (1.25-1.5% SULFUR, 13,00 Btu/LB)
     2002                                                                            24.02
     2005                                                                            23.26
     2010                                                                            23.01
     2015                                                                            22.39
     2020                                                                            21.80
----------------------------------------------------------------------------------------------------------
CENTRAL APPALACHIA (0.7% SULFUR, 12,000 Btu/LB)
     2002                                                                            24.41
     2005                                                                            23.98
     2010                                                                            23.49
     2015                                                                            22.52
     2020                                                                            20.58
----------------------------------------------------------------------------------------------------------


     We assume declining coal prices in real terms due to continued improvements in productivity such that prices are relatively unchanged on a nominal basis. This analysis also assumes that coal markets remain as competitive as they are at present, which is a likely outcome, but not the only outcome. Transportation prices are derived also assuming continued competition. We project transportation prices to decline at a rate of 2 percent per annum in real terms.

     In a competitive market, coal purchased under long term contracts at above market prices cannot be intentionally recovered. As such, we expect that when plant owners operate and bid, they will price coal at current market conditions.


ENVIRONMENTAL COMPLIANCE

SO(2)

         This analysis incorporates the effects of federal acid rain SO(2) controls - i.e., Title IV of the Clean Air Act. Title IV of the Clean Air Act sets as its primary goal the reduction of annual SO(2) emissions by 10 million tons below 1980 levels. To achieve these reductions, the law requires a two-phase tightening of the restrictions placed on fossil fuel-fired power plants. Phase II, which begins in the year 2000, tightens the annual emissions limits imposed on large, higher emitting plants and also sets restrictions on smaller, cleaner plants fired by coal, oil, and gas, encompassing over 2,000 units in all. The program affects existing utility units serving generators with an output capacity of greater than 25 megawatts and all new utility units.

                                  EXHIBIT 4-32
                         HISTORICAL SO(2) ALLOWANCE PRICES


         A Line graph showing Historical SO(2) Allowance Prices By Year

                                     [GRAPH]




     Phase I and Phase II allowance prices have risen sharply in the past year in anticipation of Phase II implementation. According to the emissions allowance tracking index released by the CLEAN AIR COMPLIANCE REVIEW, prices have moved from the $100/ton range late in 1997 to a high of more than $200/ton in August this year. Currently the price of SO(2) allowances is trading at approximately $180/ton.

     Allowance prices over the long-term will be based on the marginal cost of reductions in SO(2) emissions in a national marketplace. We project an allowance price of $218/ton (in real 1998$) in 2000 in the Base Case with significant real price escalation through 2015.

NO(x) OTR

     Another important regulation that we incorporate into our is the Ozone Transport Commission (OTC) NO(x) Budget Program. We project OTR NO(x) allowance prices will be in the $1,000 to $1,500/ton range in the near-term, and are expected to rise in real terms thereafter due to increasing demand and the exhaustion of low-cost compliance options.

                                  EXHIBIT 4-33
                              NO(x) POLICY REGIONS


         A map of the eastern United States illustrating NO(x) Policy Region

                                      [MAP]




POST COMBUSTION NO(x) CONTROLS

     Post-combustion controls for NO(x) can be used on both coal and oil/gas units. The capital cost for post-combustion control technology range from a low of $9.60/kW for coal cyclone boilers with high NO(x) emission rates using SNCR to a high of $71.8/kW for coal boilers with low NO(x) emission rates applying SCR technology.

                                  EXHIBIT 4-34
              POST COMBUSTION NO(x) CONTROLS FOR COAL PLANTS (1998$)


--------------------------------------------------------------------------------------------------------------
 POST-COMBUSTION CONTROL TECHNOLOGY      CAPITAL      FIXED O&M     VARIABLE O&M    PERCENT GAS     PERCENT
                                          ($/kW)      ($/kW/YR)      (MILLS/kWh)        USE         REMOVAL
--------------------------------------------------------------------------------------------------------------
SCR                                        70.5          6.20           0.25             --           70%
(Low NO(x) Rate)
--------------------------------------------------------------------------------------------------------------
SCR                                        72.7          6.45           0.40                          80%
(High NO(x) Rate)
--------------------------------------------------------------------------------------------------------------
SNCR                                       16.8          0.25           0.83                          40%
(Low NO(x) Rate)
--------------------------------------------------------------------------------------------------------------
SNCR                                       9.7           0.14           1.28                          35%
(High NO(x) Rate - Cyclone)
--------------------------------------------------------------------------------------------------------------
SNCR                                       19.2          0.29           0.89                          35%
(High NO(x) Rate - Other)
--------------------------------------------------------------------------------------------------------------
Natural Gas Reburn                         32.8          0.50            --             16%           40%
(Low NO(x))
--------------------------------------------------------------------------------------------------------------
Natural Gas Reburn                         32.8          0.50            --             16%           50%
(High NO(x))
--------------------------------------------------------------------------------------------------------------

Source: "Analyzing Electric Power Generation Under the CAAA", Office of Air and Radiation, US EPA, March 1998.


                                  EXHIBIT 4-35
         POST-COMBUSTION NO(x) CONTROLS FOR EXISTING OIL/GAS STEAM BOILERS
                         AND NEW COMBINED-CYCLE (1998$)


--------------------------------------------------------------------------------------------------------------
     POST-COMBUSTION CONTROL TECHNOLOGY       CAPITAL ($/kW)    FIXED O&M       VARIABLE O&M        PERCENT
                                                                ($/kW/YR)        (MILLS/kWh)        REMOVAL
--------------------------------------------------------------------------------------------------------------
SCR                                                28.4           0.88               0.1              60%
--------------------------------------------------------------------------------------------------------------
SNCR                                               9.5            0.15              0.44              50%
--------------------------------------------------------------------------------------------------------------
Gas Reburn                                         20.0           0.30              0.03              50%
--------------------------------------------------------------------------------------------------------------

     These cost estimates were taken from EPA and tend to be mid-range estimates for both cost and performance. In the SIP Call debate, mid-west utilities have offered NO(x) pollution control cost estimates significantly higher than EPA's estimates. In contrast, pollution control equipment vendors have provided much lower cost estimates.

OTHER ENVIRONMENTAL REGULATIONS

     In addition to the Ozone Transport Region rules applicable in the Northeast, EPA finalized its Ozone Transport rulemaking on September 24, 1998. Under this so-called "SIP Call" rule, EPA intends to establish a NO(x) emissions trading system for 22 eastern states and the District of Columbia. The SIP Call emission limits are tied to a 0.15 lb/MMBtu emission rate and will yield an emissions cap approximately equal to the Phase III level for OTR states. To date, EPA has not specified how the overlapping OTR and SIP Call NO(x) emission programs will interact.

     No analysis in this report incorporates the SIP Call rule in part because it will likely be challenged in court by electric utilities, coal producers, and other parties. However, if implemented, it will likely raise the power prices even more than NO(x) OTR regulations in the summer and increase the value of new gas plant relative to levels estimated herein.

     Other regulations not incorporated in our Base Case are possible. Tightened SO(2) regulations (e.g., tightened PM (particulate) standards, visibility initiatives, legislative action) could raise allowance prices but our case already incorporates a dramatic turnaround in SO(2) allowance prices, which if true, may tend to mitigate the potential for these controls.

     The largest impact and the least likely over the next decade are significant and binding CO(2) regulations. Kyoto notwithstanding, we have not incorporated CO(2) controls in our post-2010 analysis. However, if stringent CO(2) controls are implemented, it could greatly affect fuel use patterns in favor of gas over coal even at existing plants, raise gas prices above forecast levels, and have other major power price consequences.

NUCLEAR PERFORMANCE AND RETIREMENTS

     Nuclear capacity currently accounts for about 23 percent of utility capacity in PJM and in 1996, about 34 percent of total generation. The performance, i.e., output or availability of PJM's nuclear facilities has varied over the last decade. However, capacity factors were much lower in 1996 and 1997 due to extended outages at Salem 1 and 2. Salem units 1 and 2 were removed from the NRC watch list (category 3) in July 1998.


                                  EXHIBIT 4-36
                     U.S. HISTORICAL NUCLEAR CAPACITY FACTOR


                   A Line graph showing nuclear capacity by year

                                     [GRAPH]




     The adjusted average between 1991 and 1998 varies between 77 and 83 percent in the PJM sub-regions. Deregulation provides incentives for plant operators to increase availability.

For this reason, ICF projects future nuclear performance at levels consistent with recent historical levels, net extended outages.

     PJM's nuclear facilities performance (with the exception of Salem 1 and 2) has been very strong during the 1990s, especially when compared to that of the mid-to-late 1980s. ICF projects that the efficient operation and strong performance will continue in the future. Capacity factors are expected to average in the high 70s and low 80s throughout the long term.

                                  EXHIBIT 4-37
                    PJM NUCLEAR POWER PLANT CAPACITY FACTORS


------------------------------------------------------------------------------
                              PJM EAST(2)    PJM WEST(1)     PJM SOUTH(1)
------------------------------------------------------------------------------
Base Case(1)                    77%(2)          83%              81%
------------------------------------------------------------------------------
Historical 1991 - 1997           77%            83%              81%
------------------------------------------------------------------------------

(1)Base Case figures based on the average of capacity factors for the years 1991
- 1998.

(2)For PJM East we do not take into account capacity factor for Salem for years in which it had outage for a period greater than 6 months.

     Generally, we model nuclear plants as retiring at the end of their 40-year operating license. However, several plants have retired prior to the termination of their license for poor performance or safety reasons. For the Base Case, we assume that all plants retire at the end of the expiration of their 40-year nuclear licenses, with the exception of the following plants, which will retire immediately: Maine Yankee, Connecticut Yankee, and Millstone 1.

                                  EXHIBIT 4-38
                        PJM NUCLEAR UNIT CHARACTERISTICS

------------------------------------ ------------------------ ------------------------ ------------------------
               Unit                          Region               Retirement Year           Capacity (MW)

------------------------------------ ------------------------ ------------------------ ------------------------
Oyster Creek                                PJM East                   2010                      619
------------------------------------ ------------------------ ------------------------ ------------------------
Salem 1                                     PJM East                   2016                     1,106
------------------------------------ ------------------------ ------------------------ ------------------------
Salem 2                                     PJM East                   2021                     1,106
------------------------------------ ------------------------ ------------------------ ------------------------
Hope Creek 1                                PJM East                   2026                     1,031
------------------------------------ ------------------------ ------------------------ ------------------------
Limerick 1                                  PJM East                   2024                     1,105
------------------------------------ ------------------------ ------------------------ ------------------------
Limerick 2                                  PJM East                   2029                     1,115
------------------------------------ ------------------------ ------------------------ ------------------------
Peach Bottom 2                              PJM West                   2013                     1,093
------------------------------------ ------------------------ ------------------------ ------------------------
Peach Bottom 3                              PJM West                   2014                     1,093
------------------------------------ ------------------------ ------------------------ ------------------------
Three Mile Island                           PJM West                   2014                      786
------------------------------------ ------------------------ ------------------------ ------------------------
Susquehanna 1                               PJM West                   2022                     1,090
------------------------------------ ------------------------ ------------------------ ------------------------
Susquehanna 2                               PJM West                   2024                     1,094
------------------------------------ ------------------------ ------------------------ ------------------------
Calvert Cliffs 1                            PJM South                  2014                      835
------------------------------------ ------------------------ ------------------------ ------------------------
Calvert Cliffs 2                            PJM South                  2016                      840
------------------------------------ ------------------------ ------------------------ ------------------------


         In the short run, unexpected early retirements could lead to high prices but in the longer-run, they could decrease prices. This is because combined cycles with higher availabilities increase the total amount of low-cost infra-marginal supply.

         In our analysis, we have considered the option to economically retire early (before license expiration) if the unit cannot cover its fixed costs. This is determined endogenously within the model in part through an evaluation of the potential future revenues stream for each plant - i.e., the criteria is net present value being negative leads to retirement. This increases the ability of the grid to absorb new builds and does not allow for price spikes if the retirement decision is unexpected. The short-run variable cost of nuclear power (i.e., fuel) is low (approximately 5 to 8 mills/kWh). Nuclear power's low variable cost coupled with the high cost of shutting down and restarting a nuclear reactor, means that PJM's nuclear plants generally will be fully utilized when available. Further, these units can earn substantial energy sales profits. On the other hand, historical fixed O&M expenses of nuclear plants in PJM are very high, between $85 and $160/kW/yr (1998$), on average 35 percent higher than the national average for similar units. High fixed costs combined with unpredictable availability could lead to early economic retirements in a deregulated market.

GENERAL UNIT CHARACTERISTICS

         Coal and oil/gas steam units are expected to attain an average annual availability of 85%. Steam units are restricted in their cycling via minimum turndown requirements.

         As shown in Exhibit 4-44, variable non-fuel O&M varies. Generally, scrubbed coal units cost $1.0/MWh more to operate than unscrubbed units and approximately $1.5/MWh more than oil- and gas-fired units. All units used for peak cycling incur an additional cost associated with quick start-up.

                                  EXHIBIT 4-39
                      VARIABLE O&M AND TURNDOWN ASSUMPTIONS

-------------------------------- ---------------------------- ----------------------------
           UNIT TYPE                    VARIABLE O&M               MINIMUM TURNDOWN
                                        (1998$/MWh)(1)                    (%)
-------------------------------- ---------------------------- ----------------------------
Coal
-------------------------------- ---------------------------- ----------------------------
   Scrubbed                               2.1 - 5.1                  40 (average)
-------------------------------- ---------------------------- ----------------------------
   Unscrubbed                             1.0 - 4.1                  40 (average)
-------------------------------- ---------------------------- ----------------------------
Oil/Gas Steam                             0.5 - 8.2                  20 (average)
-------------------------------- ---------------------------- ----------------------------
Combined Cycles                           0.5 - 5.2                  35 (average)
-------------------------------- ---------------------------- ----------------------------
Combustion Turbines                       0.2 - 6.0                        0
-------------------------------- ---------------------------- ----------------------------
Nuclear                                      1.0                           0
-------------------------------- ---------------------------- ----------------------------
Hydro                                        0.0                        Varies
-------------------------------- ---------------------------- ----------------------------
Pumped Storage                               0.0                           0
-------------------------------- ---------------------------- ----------------------------

(1) Including startup/cycling costs for oil/gas steam units, Non-Fuel variable O&M is an inverse function of the capacity factor

OIL/GAS STEAM PLANT RETIREMENTS

         Most oil/gas steam units have an economic retirement option specified in the ICF model. On net, if the future stream of profits earned from energy and capacity sales are not sufficient to cover the fixed costs of these units, the model will choose to retire them. Note, this is similar to treatment of nuclear units.

NUGs

         PJM has a moderately high amount of NUG capacity compared to the national average.

                                  EXHIBIT 4-40
                                PJM NUG CAPACITY

------------------------------------------ ------------------ ------------------ ------------------ ------------------
                                               PJM WEST           PJM EAST           PJM SOUTH            TOTAL
------------------------------------------ ------------------ ------------------ ------------------ ------------------
NUG Capacity (MW)
         Gas-Fired                                341               2,188               116               2,645
         Coal-Fired                               337                341                67                 745
         Other(1)                                 731                741                146               1,618
         Total                                   1,409              3,270               329               5,008
------------------------------------------ ------------------ ------------------ ------------------ ------------------
Dispatchable NUG Capacity (MW)
         1998 - 2000                              364                695                53                1,112
         2005                                    1,093              2,374               243               3,716
         2010                                    1,458              3,213               337               5,008
------------------------------------------ ------------------ ------------------ ------------------ ------------------
Average Heat Rate of Dispatchable NUGs
in 2000(2)                                       6,200              6,700              5,600              6,500
------------------------------------------ ------------------ ------------------ ------------------ ------------------

(1) Coal, oil and non-purchased fuel like blast furnace gas, refinery gas, etc.
(2) Soutce: ICF proprietary Cogen set, etc.

         Approximately 10 percent of the generating capability in PJM in NUG capacity, about 60 percent of which is located in PJM East. We anticipate that all natural gas-fired NUG capacity, approximately 50 percent, will gradually become dispatchable by 2010 as existing contracts will expire.

LOAD GROWTH AND RESERVE MARGINS

                                  EXHIBIT 4-41
              PJM ELECTRICITY DEMAND AND RESERVE MARGIN ASSUMPTIONS

------------------------------------------------------------- --------------------
                         PARAMETER                                 TREATMENT
------------------------------------------------------------- --------------------
1999 Net Energy for Load(1) (GWh)                                   254,232
Annual Energy Growth 2000 - 2030 (%)                                 2.0%
------------------------------------------------------------- --------------------
1999 Weather Normalized Net Peak Demand(2) (GW)                      47.6
Annual Peak Growth 2000 - 2030 (%)                                   2.0%
------------------------------------------------------------- --------------------
Planning Reserve Margin (%)(3)
         2000                                                        19.5
         2003                                                        19.0
         2010                                                        15.0
         2020                                                        15.0
------------------------------------------------------------- --------------------

(1) Grown from actual 1998 net energy requirements
(2) Reflects weather normalized summer peak demand for 1999 adjusted for interruptible load.
(3) Reserve Margin from 2000 to 2003 taken from Obligation Reserves set by the Reliability Committee in April '99. Deescalates to 15% between 2003 and 2010.

                                  EXHIBIT 4-42
               PJM HISTORICAL PEAK DEMAND AND ENERGY GROWTH RATES

--------------------- -------------- ----------------- ------------- -------------------- ----------------
                          PEAK          PEAK ANNUAL                       ENERGY ANNUAL    INTERRUPTIBLE
        YEAR            DEMAND(1)       GROWTH RATE      ENERGY(1)         GROWTH RATE        LOAD(2)
                          (MW)              (%)            (GWh)              (%)               (GW)
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1999             51,550            +6.5            N/A               N/A                N/A
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1998             48,397            -2.0          249,247            +2.3               2,298
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1997             49,406           +11.5          243,649            +0.1               2,239
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1996             44,302            -8.7          243,328            +0.2               2,014
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1995             48,524            +5.5          242,797            +2.0               1,970
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1994             45,992            -0.9          238,061            +1.0               1,845
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1993             46,429            +6.4          235,664            +4.3               1,571
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1992             43,622            -4.9          225,906            -1.0               1,449
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1991             45,870            +7.8          228,236            +3.4               1,388
--------------------- -------------- ----------------- ------------- -------------------- ----------------
        1990             42,544            +2.4          220,772            -1.3               1,184
--------------------- -------------- ----------------- ------------- -------------------- ----------------

(1) Source: PJM-ISO
(2) Source: NERC ES&D; includes interruptible direct control load management.


              HISTORICAL PEAK DEMAND AND ENERGY GROWTH RATES IN PJM

------------------------------------ ---------------------------------- ----------------------------------
               YEAR                       PEAK ANNUAL GROWTH RATE             ENERGY ANNUAL GROWTH
                                                    (%)                              RATE (%)
----------------------------------------------------------------------------------------------------------
Historical Annual Average Growth Rates (%)
----------------------------------------------------------------------------------------------------------
10 Year Averages
------------------------------------ ---------------------------------- ----------------------------------
            1989 - 1998                             1.4                                1.3
------------------------------------ ---------------------------------- ----------------------------------
            1988 - 1997                             2.2                                1.7
------------------------------------ ---------------------------------- ----------------------------------
            1987 - 1996                             1.8                                2.2
------------------------------------ ---------------------------------- ----------------------------------
            1986 - 1995                             2.8                                2.5
------------------------------------ ---------------------------------- ----------------------------------
            1985 - 1994                             2.8                                2.6
------------------------------------ ---------------------------------- ----------------------------------
            1976 - 1998 Rolling                     2.9                                2.7
              Average
------------------------------------ ---------------------------------- ----------------------------------
(5) Year Average
------------------------------------ ---------------------------------- ----------------------------------
         1993 - 1998                                1.1                                1.1
------------------------------------ ---------------------------------- ----------------------------------
         1992 - 1997                                2.8                                1.5
------------------------------------ ---------------------------------- ----------------------------------
         1991 - 1996                               -0.5                                1.3
------------------------------------ ---------------------------------- ----------------------------------
         1990 - 1995                                2.8                                1.9
------------------------------------ ---------------------------------- ----------------------------------
         1989 - 1994                                2.2                                1.3
------------------------------------ ---------------------------------- ----------------------------------
         1976 - 1998 Rolling
         Average                                    3.1                                2.8
----------------------------------------------------------------------------------------------------------

(1) Source: PJM-ISO
(2) Source: NERC ES&D; includes interruptible direct control load management.

PJM LOAD GROWTH

         The impact of high demand growth in the near term would be to accelerate the transition from coal to gas on the margin, thus increasing electrical energy prices. Conversely, lower demand growth would slow this transition. The impact of high demand growth would however generally be in the form of lower electrical energy prices in the longer term, as more builds including more combined cycles would be built in response. Combined cycles generally act to depress prices due to their high efficiencies. Conversely, the impact of low demand growth tends to be slightly higher prices in the long run as fewer combined cycles are built. The rolling ten-year average since 1980 is approximately 2.4 percent for both peak and energy. The ten-year averages have been relatively stable except in the last two to three years. Region-wide load growth forecasts, based on individual member filings, anticipate much lower demand growth rates through 2005 (approximately 1.6 percent annually).

         Our peak demand level for 1999 reflects a weather normalized forecast. This level of approximately 47.6 GW is considerably lower than the peak demand actually observed thus far in 1999 (51.5 GW). This discrepancy can be explained by extreme weather conditions experienced this summer. PJM utilizes a Weighted Temperature Humidity Index (WTHI) of 83.3 as a basis for its weather normalized peak index forecasts. During the summer peak on July 6, 1999, the WTHI was 85.3. This deviation is reflective of a 1 in 20 occurrence. Consequently, we utilize the weather normalized value as our basis. Our modeling assumption is that loads will grow at a rate lower than recent historical growth rates. It is an average of the long-term historical growth rates and the NERC forecasts.

         Our base case modeling assumption is that loads will grow at a rate lower than recent historical growth rates. It is an average of the long-term historical growth rates and the NERC forecasts. Our Base Case forecast is for long-term annual average peak demand growth of 2.0 percent in PJM for the period 1999-2030. Our forecast for energy requirements is consistent.

PJM PLANNING RESERVE MARGIN

         Operating reserves which are different from planning reserves cannot be avoided without jeopardizing the grid's stability. However, planning reserve margins combined with peak load growth determine the demand for megawatts. Note, this is because capacity demand and import availability are uncertain and more reserves are needed to ensure availability operating reserves. The market or the industry can set total reserve levels even though only the industry can set operating reserves.

                                  EXHIBIT 4-43
                     PEAK OPERATING RESERVES - ILLUSTRATIVE

------------------------------------------------------- -------------------------- --------------------------
                       CATEGORY                                    GW                    IMPLIED RESERVE
                                                                                             MARGIN
------------------------------------------------------- -------------------------- --------------------------
Expected Peak                                                     10.3                         3
------------------------------------------------------- -------------------------- --------------------------
Less Interruptible                                                 0.3                        --
------------------------------------------------------- -------------------------- --------------------------
Net Expected Peak                                                 10.0                         0
------------------------------------------------------- -------------------------- --------------------------
Plus Operating Reserves                                           10.5                         5
------------------------------------------------------- -------------------------- --------------------------
Plus Expected Plant Outages                                       11.4                        14
------------------------------------------------------- -------------------------- --------------------------
Plus Above Average Outage                                         11.7                        17
------------------------------------------------------- -------------------------- --------------------------
Plus Higher than Average Demand                                   12.5                        25
------------------------------------------------------- -------------------------- --------------------------
Less Imports                                                        ?                          ?
------------------------------------------------------- -------------------------- --------------------------


         Generally, a lower reserve margin results in fewer capacity additions. Conversely, a higher reserve margin would result in greater capacity additions. As capacity additions in PJM can comprise of combined cycles (especially in the medium- and long-term), greater additions resulting from a higher reserve margin to depress energy prices somewhat. Conversely, a lower reserve margin tends to increase energy prices as less combined cycles are built and in any given hour there is a greater chance that inexpensive units will be required to meet demand.

         Currently, the PJM Reliability Committee has established a 20% reserve margin for the 1999/2000 planning period, 19.5% for the 2000/2001 planning period, and 19% for the 2001-2002 planning period. We anticipate that this reserve level will tend down to 15 percent by 2010, consistent with the general national trend of decreasing reserve margins. The trend of decreasing reserve margins may be attributable to a number of factors, including increasing unit availabilities and lower outages. Utilities are less willing to build and regulators are less willing to authorize new builds. Additionally, there may also be willingness on part of some customers to accept lower reliability.

         Note, PJM may eventually eliminate the planning reserve margin and separate capacity markets. However, we believe the 15 percent is consistent with the reserves that would result from market forces. Further, the elimination of the requirement would not change the equilibrium total revenues to plants but could shift revenues between products, e.g., from capacity to energy.

NEW POWER PLANT CHARACTERISTICS

         New power plant characteristics drive decisions on the mix of new builds, affecting both energy and capacity prices. Note, all these parameters are dynamically and endogenously determined. Heat rates have been decreasing over time, the Base Case assumptions with respect to combined cycle and combustion turbine units reflect this trend. With the exception of the recent tight market, capital costs of new gas plants have also been falling in real terms. We expect this to eventually resume. Thus, technological improvement is assumed to be enough in the long term to lower both cost and heat rates.

         We assume that there is some variation in capital costs across the U.S., due to variation primarily in site labor and site material costs. The Northeast (New England and New York) and California generally have higher costs, and Southern TVA, and Florida typically have lower than the U.S. average.(4) PJM's costs are approximately the same as the U.S. average.


--------
(4) Our estimates for the regions are partially derived from AEO 1999 regional multipliers. This assumes a breakdown of total EPC costs as follows: 65% factory equipment, 20% site labor, and 15% site materials.

                                  EXHIBIT 4-44
                   PJM NEW POWER PLANT CHARACTERISTICS (1998$)

---------------------------------------- -----------------------------------------------------------------------------
               PARAMETER                                                  TREATMENT
---------------------------------------- -------------------------------------- --------------------------------------
                                                  NEW COMBINED CYCLES                  NEW COMBUSTION TURBINES
---------------------------------------- -------------------------------------- --------------------------------------
Capital Cost ($/kW)
         2002                                             583                                    368
         2005                                             583                                    368
         2010                                             555                                    350
         2015                                             529                                    333
         2020                                             503                                    317
         2025                                             503                                    317
         2030                                             503                                    317
         Levelized(1) 2002 - 2030                         562                                    357
---------------------------------------- -------------------------------------- --------------------------------------
Fixed O&M ($/kW/yr)                                      16.0                                    9.8
Non-Fuel Variable O&M ($/MWh)                            1.1(1)                                  2.3(2)
---------------------------------------- -------------------------------------- --------------------------------------
Heat Rate (Btu/kWh)
         2002                                            6,928                                 10,905
         2005                                            6,753                                 10,671
         2010                                            6,583                                 10,443
         2015                                            6,417                                 10,219
         2020                                            6,255                                 10,000
         2025                                            6,097                                 10,000
         2030                                            6,000                                 10,000
         Levelized 2002 - 2030                           6,657                                 10,556
---------------------------------------- -------------------------------------- --------------------------------------
Availability (%)                                          92                                     92
---------------------------------------- -------------------------------------- --------------------------------------

(1) Corresponds to 80 percent capacity factor.
(2) Corresponds to 15 percent capacity factor.

         We allow the model to optimize over the market analysis period, the selection of new units based on the economics of these new units and the overall system. However, we do restrict this selection in the near-term as a typical combined cycle unit requires a lead-time of two or more years prior to coming on-line. Given the longer lead-time required for a combined cycle versus a combustion turbine unit, we assume that a limited number of new combined cycle units are possible before 2001. Exhibit 4-45 shows the model restrictions placed on unplanned builds.

                                  EXHIBIT 4-45
                          UNPLANNED BUILD RESTRICTIONS

----------------- ------------------------------------------ -----------------------------------------

      YEAR             COMBUSTION TURBINE RESTRICTION               COMBINED CYCLE RESTRICTION

----------------- ------------------------------------------ -----------------------------------------
      2001                           No                        Yes (Only those under construction)
----------------- ------------------------------------------ -----------------------------------------
   Post 2001                         No                                         No
----------------- ------------------------------------------ -----------------------------------------

                                  EXHIBIT 4-46
                  PJM ANNOUNCED CAPACITY (AS OF AUGUST 5, 1999)

[PICTURE]

                         TABLE OF PJM CAPACITY BY STATE

[PICTURE]

         New capacity assumptions reflect the likelihood that additional capacity will be on-line in the near-term. Thus, although there are many announced projects in PJM, we have considered only a portion as available for modeling purposes. The decision to include a unit in the Base Case is based on whether or not construction is underway or close to being underway. We emphasize the extent to which plants are actually under construction in part because the model often builds additional capacity based on economic criteria. The above table summarizes which units are included in the model. We have included a total of 1,074 MW of firm capacity coming on-line by 2001 in the model.

         The above table includes announced builds as of beginning of November 1999.

FINANCING OF NEW POWER PLANTS

         A major source of uncertainty with respect to new power plant characteristics is the financing structure of merchant power plants. The Base Case incorporates a 50 percent debt and 50 percent equity financing, a nominal after-tax rate of return on equity of 14 percent, and an interest rate on debt of 9 percent, resulting in a levelized, real annual capital charge rate of 12.9 percent in PJM West, 12.7% in PJM East, and 13.5% in PJM South. Exhibit 4-47 summarizes the derivation of the annual real fixed charge rate.

                                  EXHIBIT 4-47
            CALCULATION OF THE ANNUAL REAL FIXED CHARGE RATE (ARFCR)

----------------------------------------------------------------------- -------------- --------------- ---------------
                                                                          PJM WEST        PJM EAST       PJM SOUTH
----------------------------------------------------------------------- -------------- --------------- ---------------
INPUT ASSUMPTIONS
----------------------------------------------------------------------- -------------- --------------- ---------------
         Debt Life (years)                                                                   15
----------------------------------------------------------------------- -------------- --------------- ---------------
         Book Life (years)                                                                   23
----------------------------------------------------------------------- -------------- --------------- ---------------
                  After Tax Equity Rate (%)                                                 14.0
----------------------------------------------------------------------- -------------- --------------- ---------------
                  Equity Ratio (%)                                                          50.0
----------------------------------------------------------------------- -------------- --------------- ---------------
                  Nominal Debt Rate (%)                                                     8.5
----------------------------------------------------------------------- -------------- --------------- ---------------
                  Debt Ratio (%)                                                            50.0
----------------------------------------------------------------------- -------------- --------------- ---------------
         Income Tax Rate (%)                                                                41.3
----------------------------------------------------------------------- -------------- --------------- ---------------
         Inflation (%)                                                                      3.0
----------------------------------------------------------------------- -------------- --------------- ---------------
         Other Taxes/Insurance (%)                                           0.7            0.5             1.5
----------------------------------------------------------------------- -------------- --------------- ---------------
OUTPUT
----------------------------------------------------------------------- -------------- --------------- ---------------
         Nominal Weighted Average After Tax Cost of Capital                                 9.5
----------------------------------------------------------------------- -------------- --------------- ---------------
         Real Weighted Average After Tax Cost of  Capital                                   6.3
----------------------------------------------------------------------- -------------- --------------- ---------------
         Levelized Real Fixed Charge Rate (%)                               12.9            12.8            13.5
----------------------------------------------------------------------- -------------- --------------- ---------------

         Based on our research we have found no property tax in New Jersey and an annuity tax rate of 1.2% in Maryland and 2% in Pennsylvania. In Pennsylvania, property tax is levied only on land and building and not on the machinery. Assuming this constitutes about 20 percent of total cost, we use a property tax rate of 0.4 percent for Pennsylvania in the capital charge rate computation. We found no such exemption for machinery in Maryland.

         We focus on the financing structure for marginal megawatts available in the spot market in a given year, i.e., spot merchant megawatts. This is a risky business relative to past power practices, and hence, there is little power industry history that is relevant. Even the recent "merchant" deals have large non-merchant components. Thus, it is as if the most relevant deals are the combination of two separate but hidden deals: (1) pure merchant or spot portion, and (2) the non-merchant or PPA portion. Our price forecast is for spot transactions. The marginal megawatt in this market is the pure merchant spot megawatt. Thus, the relevant analogy is not readily apparent even from current deals. We propose using, as an analogy, a financing loosely based on average U.S. industrial conditions, i.e., not based on the power industry, but overall industry conditions.

                                  EXHIBIT 4-48
                 MERCHANT POWER PLANTS AND U.S. INDUSTRIAL NORMS

------------------------------------------------------------ ---------------------------------------------------------
                         PARAMETER                                                 1985 - 1995
------------------------------------------------------------ ---------------------------------------------------------
30 Year Treasuries                                                                     8.0%
------------------------------------------------------------ ---------------------------------------------------------
Corporate Bonds                                                                        9.3%
------------------------------------------------------------ ---------------------------------------------------------
Inflation                                                                              3.4%
------------------------------------------------------------ ---------------------------------------------------------
Debt Share                                                                            40%(1),(2)
------------------------------------------------------------ ---------------------------------------------------------
After Tax Return on Equity                                                             12(1)
------------------------------------------------------------ ---------------------------------------------------------

(1)  1990 - 1995 average.

(2) 40 percent is a reasonable estimate even to the extent it does not include non-recourse debt; this amounts to about one percent of total investment in the U.S. Sources are for U.S. business investment Census Bureau, Annual Capital Expenditures Survey; project finance/non-recourse debt, Project Finance International. Note, U.S. utilities report debt share of 45 percent, higher than U.S. average. Further, in 1996 and 1997, 19 and 12 percent of total U.S. power investment (generation and T&D) was non-recourse, respectively.
Source: Standard & Poor's Analyst Handbook, 1996. S&P Industrials contains 400 companies in 17 industrial groups.


TRANSMISSION

TRANSMISSION WITHIN PJM

         The utilities within the PJM system are interconnected via a high voltage system made up of 500 kV and smaller lines. Due to internal transmission constraints, PJM is modeled as three subregions -- East, West and South. We additionally model Homer City separately due to its unique position as part of both PJM and NYPP. Transmission capabilities between the subregions are shown in
Exhibit 4-49. Note, just as PJM's LMP system results in price differences when intra-PJM lines are constrained, our model also calculates prices in each PJM region.

                                  EXHIBIT 4-49
                      PJM INTRA-REGIONAL TRANSMISSION (GW)

      [GRAPH] A MAP OF PENNSYLVANIA SHOWING TRANSMISSION BY REGION

INTER-REGIONAL TRANSMISSION

         Transfer capacity between regions is dynamic and varies significantly on an hourly, daily, and seasonal basis depending on many factors, including base transfer levels (primarily associated with firm power contracts), as well as unit and transmission system performance.

         Exhibit 4-50 summarizes the total transfer capability among the major power markets in the Northeast, Middle-Atlantic, and eastern mid-west regions. Available transmission capacity leaving PJM is about 9.0 GW and entering is about 7.5 GW. Export capability is roughly 20 percent of PJM's system peak load.

         Major links exists with the three surrounding regions of ECAR, NYPP, and VACAR. The most interesting of these interconnections is with ECAR. Historically, PJM has been a net importer of low cost coal power from ECAR. However, the June 1998 capacity crisis situation in the Midwest reversed this situation and PJM has recently become a power exporter to ECAR.


                                  EXHIBIT 4-50
                         TOTAL TRANSFER CAPABILITY (MW)

[GRAPH]

         A Map of New England, New York, Ontario, Pennsylvania, North Carolina, South Carolina and Georgia showing transferability regions.

         Our current approach is to take a simple average of reported power transmission limits.(5)

         Furthermore, in our analysis, we assume no major large new inter-regional or inter-subregional lines are added. This reflects: (i) the high costs of power lines relative to natural gas pipelines; (ii) increasing construction of new gas power plants decreasing price differentials between regions and decreasing economic incentives for lines; (iii) inability of thyristor and

--------------------------
(5) Our model is not a load flow model. Rather, the model takes limits as exogenous and simulates inter-regional economic flows simultaneously with dispatch, and capacity expansion.

other technologies to inexpensively upgrade lines beyond the 10 percent discussed above; and (iv) difficulties in siting and environmental approvals.

                                  EXHIBIT 4-51
                    HISTORICAL TOTAL TRANSFER CAPABILITY (MW)

[GRAPH]

         A map of Ontario, New England, Pennsylvania, New York State, North Carolina, South Carolina and Georgia showing transfer regions.

TRANSMISSION PRICING

         We do not include transmission charges in a given region since we are focused on the generation market and transmission charges are an add-on paid by customers. For example, customers in PJM East might pay $32/MWh but we calculate only the $30/MWh received by generators. However, it is necessary to account for the added charges faced by inter-regional flows. The key is to distinguish between three types of inter-regional transmission charges:

         -        Losses which are a minimum

         -        Congestion-derived locational price differences

         - Transmission charges which act as a floor propping up prices above a competitive outcome (a competitive outcome would include the first two charges only.)

         We typically apply the first two charges, the competitive charges, to within-ISO or within-likely-future-potential ISO movements and the last charge is used as a floor for between-ISO movements.

         Currently, PJM has the only Locational Marginal Pricing (LMP) system currently providing hourly prices for 1,744 nodes. The LMP algorithm is compatible with our linear programming based model; both capture transmission constraint effects in the same way.

However, we propose analyzing 4 PJM regions (East, West, South, and Homer City) rather than each node for the following reasons:

         - Users of our results, especially the financial community, usually find that working with regional averages is more manageable and adequate for this analysis.

         - PJM itself is moving towards the use of averages. For example, "PJM West" is an average of about 200 nodes and is now proposed for the focal point for trading and proposed future contracts.

         - The cost of analyzing each node over many years is prohibitive relative to the value such analysis yields. In fact, to date, few differences have been observed across most nodes. As shown in the attached tables, the differences are unobservable. This is not to say there are none or will be none, but rather proportionality of effort should be considered.

         - There are models that generate 1,744 nodal prices. However, these cannot be used for quick scenario analysis and can be very cumbersome to use by lenders. Also, they can only be solved one year at a time (e.g., 2000, then 2005, etc.). Our approach solves all years simultaneously. Thus, we can incorporate the fact that decisions reflect expectations. Only our approach provides a reasonable retirement, capacity expansion, and capacity price forecast over the many years that are associated with powerplant financing.

         - Our broad four-region approach is widely accepted by decision-makers and the financial, legal and regulatory community because it captures the key transmission issues, especially PJM East versus PJM West. We have vetted this issue repeatedly with leading PJM utilities over 20 years.

         ICF estimates of inter-regional transmission pricing incorporate both a transmission charge and a line loss. Transmission charges between regions are based on the charge to connect to the importing regions grid and deliver power. Inter-regional line losses are assumed to be 1 percent per 100 miles.

         Intra-regional transmission is assumed to be at a postage stamp rate and to include transmission losses.

                                  EXHIBIT 4-52
                              TRANSMISSION PRICING

---------------------------------------------- --------------------------------------- ----------------------------
            REGIONAL TRANSMISSION                 TRANSMISSION CHARGE (1998$/MWh)            LINE LOSSES (%)
-------------------------------------------------------------------------------------------------------------------
INTER-REGIONAL

---------------------------------------------- --------------------------------------- ----------------------------
Ontario to ECAR                                                 3.0                                2.0
---------------------------------------------- --------------------------------------- ----------------------------
ECAR to Ontario                                                 2.0                                2.0
---------------------------------------------- --------------------------------------- ----------------------------
ECAR to PJM West                                       2.5 Peak; 1.9 Off-Peak                      3.0
---------------------------------------------- --------------------------------------- ----------------------------
PJM West to Upstate New York                           4.6 Peak; 3.3 Off-Peak                      2.0
---------------------------------------------- --------------------------------------- ----------------------------
PJM East to Downstate New York                         4.0 Peak; 3.8 Off-Peak                      1.0
---------------------------------------------- --------------------------------------- ----------------------------
Upstate New York to PJM West                                    5.1                                2.0
---------------------------------------------- --------------------------------------- ----------------------------
Downstate New York to PJM East                                  4.6                                1.0
---------------------------------------------- --------------------------------------- ----------------------------
NEPOOL to Downstate New York                           5.3 Peak; 5.1 Off-Peak                      2.0
---------------------------------------------- --------------------------------------- ----------------------------
Downstate New York to NEPOOL                                    0.6                                2.0
---------------------------------------------- --------------------------------------- ----------------------------
PJM South to VACAR(2)                                  3.1 Peak; 1.4 Off-Peak                      1.0
---------------------------------------------- --------------------------------------- ----------------------------
INTRA-REGIONAL
---------------------------------------------- --------------------------------------- ----------------------------
MECS to Southern ECAR                                           0.0                                2.0
---------------------------------------------- --------------------------------------- ----------------------------
PJM West to PJM East(1)                                         0.0                        3%Peak; 2 %Off-Peak
---------------------------------------------- --------------------------------------- ----------------------------
PJM West to PJM South(1)                                        0.0                        3%Peak; 2% Off-Peak
---------------------------------------------- --------------------------------------- ----------------------------
Upstate New York to Downstate New York(1)                       0.0                                5.0
---------------------------------------------- --------------------------------------- ----------------------------
Downstate New York to Long Island(1)                            0.0                                3.0
---------------------------------------------- --------------------------------------- ----------------------------

(1)  Limits shown are multi-directional.
(2) Charges into VACAR is the average of charges into the sub-regions of VACAR - Duke, Carolina Power & Light, SCEG, and VIEPCO.
Source: PJM Power Pool, NEPOOL ISO; phone conversations with power purchasers, sellers and transmission system operators

                                  CHAPTER FIVE
                           ELECTRIC REVENUES FORECAST

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SUMMARY OF BASE CASE FORECASTS

PJM EAST FIRM PRICE FORECAST(6)

     The forecast of firm ( i.e., PJM East all-in all-hours average) market prices is graphically shown in Exhibit 5-1 in real (1998$) and nominal dollars. Actual data points for individual years are shown in Exhibit 5-2, detail in Appendix A. The price shown provides for maximum revenues available to a plant in the market, i.e., a plant must be dispatched in all hours to realize this price. Our forecast of firm prices comprises the two unbundled products of electrical energy and capacity. Next, we separately discuss both elements of firm prices to assess Red Oak's competitive position in the separate markets for energy and capacity.

                                   EXHIBIT 5-1
                  SUMMARY OF FIRM(7) PRICE FORECAST - BASE CASE



                                     [GRAPH]

                   A Line Graph Firm Price Forecast by Year


-------------------
(7) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

                                   EXHIBIT 5-2
           SUMMARY OF FIRM ALL-IN(1) PRICE FORECAST ($/MWh) - BASE CASE

                 -----------------------------------------------
                                         ANNUAL AVERAGE FIRM
                        YEAR               PRICE FOR ENERGY
                                               (1998 $)
                 -----------------------------------------------
                        2002                     29.9
                 -----------------------------------------------
                        2005                     30.5
                 -----------------------------------------------
                        2010                     30.4
                 -----------------------------------------------
                        2015                     30.4
                 -----------------------------------------------
                        2020                     29.8
                 -----------------------------------------------
                        2025                     29.1
                 -----------------------------------------------
                        2030                     28.6
                 -----------------------------------------------

                  (1) Firm Price = Sum of Energy Price and
                  Capacity Price at 100 percent load factor.

PJM EAST ENERGY PRICE FORECAST

     The competitive market electrical energy price equals the short-run variable costs (primarily fuel) of the last unit dispatched in a given hour. The electrical energy price is also the most important determinant of which units operate in each hour. In each hour, if a plant's variable costs are less than the electrical energy price, the plant is dispatched.(8) Consistent with historical evidence of electrical energy prices in PJM East, our near-term forecast, i.e., in 2002, shows an annual average electrical energy price of approximately $24.0/MWh (1998$) as shown in Exhibit 5-3. This is reflective of some hours in which higher cost coal units are on the margin, and some hours in which gas-fired units, particularly gas steam units, are on the margin.

                                   EXHIBIT 5-3
          PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - BASE CASE


                 -----------------------------------------------
                      YEAR         ANNUAL AVERAGE - ALL HOURS
                                            (1998$)
                 -----------------------------------------------
                      2002                    24.0
                 -----------------------------------------------
                      2005                    24.1
                 -----------------------------------------------
                      2010                    24.5
                 -----------------------------------------------
                      2015                    24.7
                 -----------------------------------------------
                      2020                    24.4
                 -----------------------------------------------
                      2025                    23.7
                 -----------------------------------------------
                      2030                    23.2
                 -----------------------------------------------

     Annual average energy prices initially increase slightly in real-terms, going from approximately $24.0/MWh in 2002 to $24.7/MWh in 2015 before decreasing gradually to $23.2/MWh (1998$) in 2030. The initial real price increase is associated with a number of partially offsetting factors. Upward price pressure is exerted by a number of factors. In the near-term, it reflects the transition from coal to gas on the margin in increasing hours, as coal is gradually replaced as the most common price-setting unit. Also, there is a reduction in PJM West imports due to increasing demand requirements there and in other neighboring regions, thus there is a greater requirement for local gas-fired generation. Additionally, the increasing prices also reflect increasing environmental allowance prices for SO(2) and NO(x) emissions.


-------------------
(8) This simplification is generally appropriate except when certain operational constraints exist, e.g., minimum turndown requirements.

     Partially mitigating these upward price pressures is the addition of new efficient, low-variable cost combined cycle units to the system. Thus, prices increase very minimally.

     In the longer-term, the real price decrease is the result of the net downward price pressure from the continued addition of new, efficient, combined cycle units to the system. In addition, Henry Hub gas prices are forecasted to remain flat in real terms after 2020, eliminating the upward pressure of increasing gas prices on energy prices.


PJM CAPACITY PRICE FORECAST

     Capacity augments the reliability of the power grid. All suppliers of end-use power must arrange to have first call on enough megawatts to meet planned peak reserve levels. The capacity price is set in equilibrium by the cost recovery requirements of new units not earned through sales in the electrical energy market. Markets are in equilibrium when the need for megawatts equals the supply.

     The forecast for capacity prices in the PJM region is shown in Exhibit 5-4 and commences at approximately $52/kW/yr (1998$) in 2002. PJM's existing resources are not sufficient to meet projected demand in 2002 and thus new builds are required to meet demand growth and reserve margin requirements. Capacity prices are projected to be highest in 2005 at approximately $56/kW/yr (1998$) and to decline steadily in real terms to $47/kW/yr (1998$) before stabilizing after 2020. This is largely correlated to the underlying trend in capital costs for new plants, i.e., declining capital costs between 2005 and 2020 and flat capital costs in real terms thereafter.(9)

                                   EXHIBIT 5-4
            PJM ANNUAL CAPACITY PRICE FORECAST(1) ($/kw-YR) - BASE CASE


                 -----------------------------------------------
                            YEAR       PURE CAPACITY PRICE
                                             (1998 $)
                 -----------------------------------------------
                            2002               52.0
                 -----------------------------------------------
                            2005               56.0
                 -----------------------------------------------
                            2010               52.0
                 -----------------------------------------------
                            2015               50.0
                 -----------------------------------------------
                            2020               47.0
                 -----------------------------------------------
                            2025               47.0
                 -----------------------------------------------
                            2030               47.0
                 -----------------------------------------------

                 (1) Firm electricity price is the sum of the electrical energy and pure capacity prices. Since pure capacity prices are in $/kW/yr, and energy prices in $/MWh, $/kW/yr must be allocated to the hours in question. See Chapter 3 for more information.

     In light of the relatively high energy prices that prevail in the region, absent near-term timing constraints (i.e., from 2002 onwards), the economic decision would be for the build mix to be comprised largely of new combined cycles, as shown in Exhibit 5-5. Accordingly, we anticipate that capacity prices throughout the horizon will be driven by these new and efficient


-----------------------
(9) The small increase in capacity prices between 2002 and 2005 is associated with the introduction of new power plant technology (i.e., slightly better gas plants) after 2005. Plants anticipate the lower prices due to this technological improvement and entrants in 2005 seek to recover more sooner. See later discussion.

units. The capacity prices associated with these low variable cost units reflect their high level of dispatch and their ability to earn significant profits VIS~A~VIS the energy price. This substantial energy margin considerably offsets the cost recovery required through the capacity price.

                                   EXHIBIT 5-5
             FORECASTED CAPACITY ADDITIONS IN PJM(1) (MW) - BASE CASE


----------------------------------------------------------------------------------------------------
    YEAR                  COMBINED CYCLES                   COMBUSTION TURBINES               TOTAL
               --------------------------------------------------------------------------
                     PLANNED          UNPLANNED         PLANNED           UNPLANNED
----------------------------------------------------------------------------------------------------
1999 - 2002            970              1,290              0                1,026             3,286
----------------------------------------------------------------------------------------------------
2003 - 2005             0               3,899              0                1,262             5,161
----------------------------------------------------------------------------------------------------
2006 - 2010             0               5,864              0                  0               5,864
----------------------------------------------------------------------------------------------------
2011 - 2015             0               9,500              0                1,418            10,918
----------------------------------------------------------------------------------------------------
2016 - 2020             0               6,770              0                2,970             9,740
----------------------------------------------------------------------------------------------------
2021 - 2025             0               9,895              0                2,049            11,944
----------------------------------------------------------------------------------------------------
2026 - 2030             0               8,490              0                1,066             9,556
----------------------------------------------------------------------------------------------------
   TOTAL               970             45,708              0                9,791            56,469
----------------------------------------------------------------------------------------------------

(1) Does not include104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - BASE CASE

     We anticipate that the Facility will be dispatched according to competitive system economics in the PJM marketplace. As such, the Facility will be dispatched based on its variable cost relative to other power plants in the region.

     We evaluated a single aggregated unit for the Red Oak power plant as there was little difference in heat rate or other operating characteristics across the three units comprising the Red Oak Facility. A summary of plant characteristics is shown in Exhibit 5-6.

                                   EXHIBIT 5-6
                    SUMMARY OF RED OAK PLANT CHARACTERISTICS


         --------------------------------------------------------------------
                              PARAMETER                          TREATMENT
         --------------------------------------------------------------------
          Capacity(1) (MW)                                           832
         --------------------------------------------------------------------
          Heat Rate (Btu/kWh)(2)                                   6,700
         --------------------------------------------------------------------
          Fuel                                                  Natural Gas
         --------------------------------------------------------------------
          Delivered Fuel Price (1998$/MMBtu)
                   2002                                             2.55
                   2005                                             2.66
                   2010                                             2.78
                   2015                                             2.92
                   2020                                             3.03
                   2025                                             3.03
                   2030                                             3.03
         --------------------------------------------------------------------
          Availability (%)                                           95
         --------------------------------------------------------------------
          Variable O&M (1998$/MWh)(3)                            0.8 - 4.3
         --------------------------------------------------------------------
          Minimum Turndown (%)                                       25
         --------------------------------------------------------------------
          NO(x) Rate (lbs/MMBtu)                                    0.02
         --------------------------------------------------------------------

          (1) ISO undegraded.
          (2) HHV, expected (vs. guaranteed).
          (3) Inversely correlated with capacity factor.

     Red Oak is very competitive due to its low heat rate of 6,700 Btu/kWh as compared with the PJM current system average of approximately 10,500 Btu/kWh. It is even competitive with many coal plants, particularly in the summer and shoulder seasons when gas prices are discounted, and in the later years when environmental costs become more burdensome for coal plants. Its dispatch remains above 80 percent through 2014, and then declines gradually thereafter to approximately 61 percent in 2030. The decline in dispatch is generally attributable to the addition of newer, more efficient combined cycle units to the system to meet growing demand requirements. These units displace Red Oak somewhat, particularly during off-peak hours. Consequently, in the outer years, Red Oak's dispatch is largely concentrated during peak and intermediate load hours and the realized price is thus higher than the simple all-hours annual average price.

                                   EXHIBIT 5-7
                          RED OAK DISPATCH - BASE CASE


         ---------------------------------------------------------------
             YEAR                               REALIZED ENERGY PRICE
                          AVAILABLE TIME   -----------------------------
                          DISPATCHED (%)             1998$/MWH
         ---------------------------------------------------------------
             2002              84.2                     25.0
         ---------------------------------------------------------------
             2005              85.1                     24.8
         ---------------------------------------------------------------
             2010              83.3                     25.2
         ---------------------------------------------------------------
             2015              78.1                     25.7
         ---------------------------------------------------------------
             2020              70.5                     25.7
         ---------------------------------------------------------------
             2025              63.8                     25.3
         ---------------------------------------------------------------
             2030              61.3                     24.8
         ---------------------------------------------------------------


     The PJM supply curves for the years 2002 and 2020 winter and summer periods are shown in Exhibits 5-8 and 5-9. Throughout the forecast horizon, the Red Oak Facility is very competitively positioned vis~a~vis coal plants, particularly in the summer months. It is also considerably more competitive than the large amount of existing oil/gas steam plants, and existing and new turbines.


                                   EXHIBIT 5-8
           PJM ILLUSTRATIVE PEAK HOUR SUPPLY CURVES - 2002 - BASE CASE




                                     [GRAPH]

                 A LINE GRAPH SHOWING PEAK HOUR SUPPLY BY MW IN 2020




                                   EXHIBIT 5-9
           PJM ILLUSTRATIVE PEAK HOUR SUPPLY CURVES - 2020 - BASE CASE




                                     [GRAPH]

                 A LINE GRAPH SHOWING PEAK HOUR SUPPLY BY MW IN 2020

SUMMARY OF LOW GAS PRICE CASE FORECASTS


FIRM PRICE FORECAST(10) - LOW GAS PRICE CASE

     On average, around-the-clock firm prices are approximately 10 percent lower in the Low Gas Case compared to the Base Case. Most of the reduction is associated with lower market energy prices as is discussed further in this section. The forecast of firm market prices is graphically shown in Exhibit 5-10 in real. Actual data points for individual years are shown in Exhibit 5-11.

                                  EXHIBIT 5-10
            SUMMARY OF FIRM(1) PRICE FORECAST - LOW GAS PRICE CASE




                                     [GRAPH]

                 A LINE GRAPH SHOWING FORECAST LOW PRICES BY YEAR



                                  EXHIBIT 5-11
      SUMMARY OF FIRM(1) ALL-IN PRICE FORECAST ($/MWh) - LOW GAS PRICE CASE


               -----------------------------------------------------
                                        ANNUAL AVERAGE FIRM
                       YEAR               PRICE FOR ENERGY
                                             (1998 $)
               -----------------------------------------------------
                       2002                26.7 (-3.2)
               -----------------------------------------------------
                       2005                27.2 (-3.3)
               -----------------------------------------------------
                       2010                27.2 (-3.2)
               -----------------------------------------------------
                       2015                27.2 (-3.2)
               -----------------------------------------------------
                       2020                26.6 (-3.2)
               -----------------------------------------------------
                       2025                26.0 (-3.1)
               -----------------------------------------------------
                       2030                25.6 (-3.0)
               -----------------------------------------------------

               (1)Firm Price = Sum of Energy Price and Capacity
               Price at 100 percent load factor.
               (   ) shows change from Base Case.


----------------------
(10) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

PJM EAST ENERGY PRICE FORECAST  - LOW GAS PRICE CASE

     Our near-term forecast, i.e., in 2002, in this case shows an annual average electrical energy price of approximately $21.3/MWh (1998$) as shown in Exhibit 5-12. This price is $2.7/MWh lower than in the Base Case and is reflective of a gas price $0.50/MMBtu lower than in the Base Case. In certain hours when coal is on the margin, the lower gas price has almost no effect on the market-clearing price. In hours when gas is on the margin, the lower gas price has a greater effect the higher the marginal unit heat rate. In certain seasons where oil/gas steam units burning oil are on the margin in the Base Case these units switch to burning gas in the Low Gas Case. In this event, the fuel price decreases may be less than $0.50/MMBtu.

                                  EXHIBIT 5-12
     PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - LOW GAS PRICE CASE


               ----------------------------------------------------
                      YEAR           ANNUAL AVERAGE - ALL HOURS
                                   --------------------------------
                                               (1998$)
               ----------------------------------------------------
                      2002                   21.3 (-2.7)
               ----------------------------------------------------
                      2005                   20.9 (-3.2)
               ----------------------------------------------------
                      2010                   21.0 (-3.5)
               ----------------------------------------------------
                      2015                   21.3 (-3.4)
               ----------------------------------------------------
                      2020                   21.1 (-3.3)
               ----------------------------------------------------
                      2025                   20.5 (-3.2)
               ----------------------------------------------------
                      2030                   20.1 (-3.1)
               ----------------------------------------------------

                 (   ) shows change from Base Case.

     The energy price differential remains on average approximately $3 to $3.5/MWh (1998$) relative to the Base Case. While gas prices increasingly influence the marginal unit, the marginal unit heat rate generally improves over time, thereby reducing the gas price effect.

     Through 2015, annual average energy prices remain relatively constant in real terms, with very minor fluctuations due to offsetting effects associated with a number of factors similar to those in the Base Case. Exerting upward price pressure is the transition from coal to gas on the margin in increasing hours, the reduction in PJM West imports due to increasing demand requirements there and in other neighboring regions, increasing environmental allowance prices for SO(2) and NO(x) emissions, and slightly increasing gas prices. The addition of new, efficient, low-variable cost combined cycle units to the system exerts offsetting downward pressure on prices. Together, these effects keep the energy prices from fluctuating any more than $0.40/MWh (1998$) through 2020.

     After 2020, Henry Hub gas prices are forecasted to no longer increase in real terms, eliminating the upward pressure of increasing gas prices on energy prices. The absence of this upward pressure causes prices to decrease slightly from 2020 through 2030.

PJM CAPACITY PRICE FORECAST - LOW GAS PRICE CASE

     The forecast for capacity prices in the PJM region in this case is shown in
Exhibit 5-13 and is very similar to the Base Case. While energy prices are lower than in the Base Case, variable costs for new marginal gas-fired units are also lower due to the lower gas prices. Consequently, new units are largely hedged to moderate changes in the gas price, and capacity prices are also largely unaffected.

                                  EXHIBIT 5-13
        PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - LOW GAS PRICE CASE


               ----------------------------------------------------
                      YEAR                 PURE CAPACITY PRICE
                                      -----------------------------
                                                 (1998$)
               ----------------------------------------------------
                      2002                     47.0 (-5.0)
               ----------------------------------------------------
                      2005                     55.0 (-1.0)
               ----------------------------------------------------
                      2010                     54.0 (+2.0)
               ----------------------------------------------------
                      2015                     52.0 (+2.0)
               ----------------------------------------------------
                      2020                     48.0 (+1.0)
               ----------------------------------------------------
                      2025                     48.0 (+1.0)
               ----------------------------------------------------
                      2030                     48.0 (+1.0)
               ----------------------------------------------------

                (   ) shows change from Base Case

     The build mix in the Low Gas Price Case is very similar to that of the Base Case. In total over the forecast horizon, approximately 2,700 MW fewer combined cycles are projected to come on-line and instead a larger number of combustion turbine builds are projected.

                                  EXHIBIT 5-14(1)
            FORECASTED CAPACITY ADDITIONS IN PJM - LOW GAS PRICE CASE

-------------------------------------------------------------------------------------------
      YEAR              COMBINED CYCLES               COMBUSTION TURBINES          TOTAL
                ----------------------------------------------------------------
                   PLANNED          UNPLANNED     PLANNED           UNPLANNED
-------------------------------------------------------------------------------------------
   1999-2002         970              4,528          0                  0          5,498
-------------------------------------------------------------------------------------------
   2003-2005          0               3,489          0                1,673        5,162
-------------------------------------------------------------------------------------------
   2006-2010          0               4,926          0                 938         5,864
-------------------------------------------------------------------------------------------
   2011-2015          0               8,204          0                2,683       10,887
-------------------------------------------------------------------------------------------
   2016-2020          0               4,470          0                4,023        8,493
-------------------------------------------------------------------------------------------
   2021-2025          0               8,987          0                2,023       11,010
-------------------------------------------------------------------------------------------
   2026-2030          0               8,409          0                1,147        9,556
-------------------------------------------------------------------------------------------
     Total           970             43,013          0               12,487       56,470
-------------------------------------------------------------------------------------------

(1)Does not include104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - LOW GAS PRICE CASE

     Red Oak is even more competitive with respect to the overall merit order in PJM in the Low Gas Price Case. Relative to other gas-fired units, its relative position is unchanged. However, relative to coal-fired and oil-fired units, its lower gas costs allow it to displace some of these units. On average, Red Oak is projected to economically dispatch at an approximately 10 percent greater capacity factor.

                                  EXHIBIT 5-15
                      RED OAK DISPATCH - LOW GAS PRICE CASE


        ------------------------------------------------------------------------
              YEAR(1)        AVAILABLE TIME            REALIZED ENERGY PRICE
                             DISPATCHED (%)       ------------------------------
                                                             1998$/MWh
        ------------------------------------------------------------------------
              2002            93.8 ( +9.6)                      21.4
        ------------------------------------------------------------------------
              2005            95.1 (+11.8)                      20.9
        ------------------------------------------------------------------------
              2010            92.7 ( +9.4)                      21.1
        ------------------------------------------------------------------------
              2015            92.0 (+13.9)                      21.4
        ------------------------------------------------------------------------
              2020            86.4 (+15.9)                      21.5
        ------------------------------------------------------------------------
              2025            80.4 (+16.6)                      21.0
        ------------------------------------------------------------------------
              2030            72.8 (+11.5)                      20.8
        ------------------------------------------------------------------------

          (    ) shows change from Base Case.

SUMMARY OF HIGH GAS PRICE CASE FORECASTS


FIRM PRICE FORECAST(11) - HIGH GAS PRICE CASE

     Converse to the Low Case, around-the-clock firm prices are approximately 10 percent higher than in the Base Case. The forecast of firm market prices is graphically shown in Exhibit 5-16 in real and nominal dollars. Actual data points for individual years are shown in Exhibit 5-17.

                                  EXHIBIT 5-16
              SUMMARY OF FIRM(1) PRICE FORECAST - HIGH GAS PRICE CASE



                                  [GRAPH]

              A LINE GRAPH SHOWNING HIGH GAS PRICE FORECAST-BY YEAR


-----------------------
(11) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

                                  EXHIBIT 5-17
    SUMMARY OF FIRM "ALL-IN" (1) PRICE FORECAST ($/MWh) - HIGH GAS PRICE CASE


                -----------------------------------------------------
                                   ANNUAL AVERAGE FIRM PRICE FOR
                       YEAR                    ENERGY
                                              (1998 $)
                -----------------------------------------------------
                       2002                 31.9 (+2.0)
                -----------------------------------------------------
                       2005                 33.5 (+3.0)
                -----------------------------------------------------
                       2010                 33.7 (+3.3)
                -----------------------------------------------------
                       2015                 33.7 (+3.3)
                -----------------------------------------------------
                       2020                 33.0 (+3.2)
                -----------------------------------------------------
                       2025                 32.2 (+3.1)
                -----------------------------------------------------
                       2030                 31.6 (+3.0)
                -----------------------------------------------------

                 (1)Firm Price = Sum of Energy Price and Capacity Price at 100 percent load factor.
                 (   ) shows change from Base Case.

PJM EAST ENERGY PRICE FORECAST - HIGH GAS PRICE CASE

     The High Gas Price Case assumes higher gas prices of $0.50/MMBtu relative to the Base Case. Our near-term forecast, i.e., in 2002, in this case shows an annual average electrical energy price of approximately $26.0/MWh (1998$) as shown in Exhibit 5-18. This price is $2/MWh higher than in the Base Case. The Higher gas price has less of an impact than the same differential in the Low Gas Case as oil/gas steam units on the margin burning gas in the Base Case are protected from higher gas prices in certain seasons from an oil price ceiling, as oil prices are unchanged in this scenario. No comparable ceiling is available to single fuel steam units and a less binding ceiling is applicable for combined cycle and combustion turbine units due to the considerably higher distillate price.

                                  EXHIBIT 5-18
     PJM EAST ELECTRICAL ENERGY PRICE FORECAST ($/MWh) - HIGH GAS PRICE CASE


                ---------------------------------------------------
                       YEAR           ANNUAL AVERAGE - ALL HOURS
                                     ------------------------------
                                                (1998$)
                ---------------------------------------------------
                       2002                   26.0 (+2.0)
                ---------------------------------------------------
                       2005                   26.9 (+2.8)
                ---------------------------------------------------
                       2010                   27.9 (+3.4)
                ---------------------------------------------------
                       2015                   27.9 (+3.2)
                ---------------------------------------------------
                       2020                   27.6 (+3.2)
                ---------------------------------------------------
                       2025                   26.8 (+3.1)
                ---------------------------------------------------
                       2030                   26.2 (+3.0)
                ---------------------------------------------------
                  (   ) shows change from Base Case.
                ---------------------------------------------------

     Annual average energy prices initially increase in real-terms, from approximately $26.0/MWh in 2002 to $27.9/MWh in 2015 before decreasing to $26.2/MWh (1998$) in 2030. The energy price differential relative to the Base Case remains in the $2.8 to $3.4/MWh range from 2005 to 2030.


PJM CAPACITY PRICE FORECAST - HIGH GAS PRICE CASE

     The forecast for capacity prices in the PJM region in this case is shown in
Exhibit 5-19 is very similar to the Base Case, again due to the unchanged capital and financing cost structure for new builds, and the relatively hedged position of new units to changes in gas prices.

                                  EXHIBIT 5-19
       PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - HIGH GAS PRICE CASE

                -----------------------------------------------
                       YEAR              PURE CAPACITY PRICE
                                     --------------------------
                                               (1998$)
                -----------------------------------------------
                       2002                    52.0 ()
                -----------------------------------------------
                       2005                   58.0 (+2)
                -----------------------------------------------
                       2010                   51.0 (-1)
                -----------------------------------------------
                       2015                   51.0 (+1)
                -----------------------------------------------
                       2020                    47.0 ()
                -----------------------------------------------
                       2025                    47.0 ()
                -----------------------------------------------
                       2030                    47.0 ()
                -----------------------------------------------
                  (   ) shows change from Base Case.
                -----------------------------------------------

     The build mix in the High Gas Price Case is also very similar to that of the Base Case, the only net difference being approximately 1,000 MW fewer combined cycles and greater combustion turbines over the entire forecast horizon.

                                  EXHIBIT 5-20
           FORECASTED CAPACITY ADDITIONS IN PJM(1) - HIGH GAS PRICE CASE


----------------------------------------------------------------------------------------------------------
       YEAR                  COMBINED CYCLES                   COMBUSTION TURBINES               TOTAL
                    ----------------------------------------------------------------------
                        PLANNED          UNPLANNED         PLANNED           UNPLANNED
----------------------------------------------------------------------------------------------------------
   1999 - 2002            970                0                0                1,625             2,595
----------------------------------------------------------------------------------------------------------
   2003 - 2005             0               2,985              0                2,177             5,162
----------------------------------------------------------------------------------------------------------
   2006 - 2010             0               7,086              0                  0               7,086
----------------------------------------------------------------------------------------------------------
   2011 - 2015             0               9,222              0                1,133            10,355
----------------------------------------------------------------------------------------------------------
   2016 - 2020             0               7,299              0                2,817            10,116
----------------------------------------------------------------------------------------------------------
   2021 - 2025             0              10,314              0                1,285            11,599
----------------------------------------------------------------------------------------------------------
   2026 - 2030             0               7,889              0                1,667             9,556
----------------------------------------------------------------------------------------------------------
      Total               970             44,795              0               10,704            56,469
----------------------------------------------------------------------------------------------------------

(1)Does not include104 MW expansion of Muddy Run pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - HIGH GAS PRICE CASE

     Red Oak is slightly less competitive with respect to the overall PJM merit order in the High Gas Price Case due to its higher variable costs. Again, its relative position is unchanged relative to other gas-fired units, but potentially disadvantaged relative to coal- and oil-fired units. Capacity factors are between 4 and 9 percent lower than in the Base Case, but are still never below 55 percent.

                                  EXHIBIT 5-21
                     RED OAK DISPATCH - HIGH GAS PRICE CASE


         -----------------------------------------------------------------------
             YEAR(1)            AVAILABLE TIME           REALIZED ENERGY PRICE
                                DISPATCHED (%)     -----------------------------
                                                              1998$/MWh
         -----------------------------------------------------------------------
             2002                75.5 (-8.7)                     28.0
         -----------------------------------------------------------------------
             2005                75.5 (-9.6)                     28.9
         -----------------------------------------------------------------------
             2010                75.5 (-7.8)                     29.5
         -----------------------------------------------------------------------
             2015                73.2 (-4.9)                     29.4
         -----------------------------------------------------------------------
             2020                67.2 (-3.3)                     29.3
         -----------------------------------------------------------------------
             2025                58.2 (-5.6)                     28.9
         -----------------------------------------------------------------------
             2030                57.7 (-3.6)                     28.2
         -----------------------------------------------------------------------

           (   ) shows change from Base Case.

SUMMARY OF OVERBUILD CASE FORECASTS


FIRM PRICE FORECAST(12) - OVERBUILD CASE

     The Overbuild Case was structured with builds as necessary to meet peak demand and reserve requirements of the Base Case through 2020, and an additional unexpected infusion of builds on the order of 10 percent of aggregate peak demand, above and beyond the additions included in the Base Case in 2020(13). The forecast of firm market prices is graphically shown in Exhibit 5-22 in real and nominal dollars. Actual data points for individual years are shown in
Exhibit 5-23.









---------------------
(12) This price is for all hours supply and it is firm unit contingent i.e. it is backed by a specific unit.

(13) In the Base Case, PJM was building approximately 1,700 MW for export purposes. In the Overbuild Case, we assumed a 10 percent overbuild of peak relative to local demand requirements. Thus, approximately 7,500 MW of builds above and beyond local requirements were infused, resulting in approximately 5,800 MW of additional builds relative to the Base Case.

                                  EXHIBIT 5-22
               SUMMARY OF FIRM(1) PRICE FORECAST - OVERBUILD CASE




                                     [GRAPH]

             A LINE GRAPH SHOWING PRICE FORECAST FOR OVERBUILD BY YEAR


                                  EXHIBIT 5-23
               SUMMARY OF FIRM(1) PRICE FORECAST - OVERBUILD CASE


                 ------------------------------------------------------
                                    ANNUAL AVERAGE FIRM PRICE FOR
                       YEAR                     ENERGY
                                             (1998 $/MWh)
                 ------------------------------------------------------
                       2002                    29.9 ()
                 ------------------------------------------------------
                       2005                    30.5 ()
                 ------------------------------------------------------
                       2010                    30.4 ()
                 ------------------------------------------------------
                       2015                    30.4 ()
                 ------------------------------------------------------
                       2020                  29.0 (-0.8)
                 ------------------------------------------------------
                       2025                    29.1 ()
                 ------------------------------------------------------
                       2030                    28.6 ()
                 ------------------------------------------------------

                  (1)Firm Price = Sum of Energy Price and Capacity Price at 100 percent load factor.
                  (   ) shows changes from Base Case.

PJM EAST ENERGY PRICE FORECAST - OVERBUILD CASE

     Energy prices are unchanged until 2020. In this year, the additional builds of approximately 5,800 MW in PJM are largely comprised of combined cycles, thus making available an even greater amount of low cost energy to the system. Energy prices thus decrease by $1.3/MWh (1998$) in this year.

                                  EXHIBIT 5-24
               PJM EAST ELECTRICAL ENERGY PRICE FORECAST - ($/MWh)

                -----------------------------------------------------
                       YEAR             ANNUAL AVERAGE - ALL HOURS
                                      -------------------------------
                                                 (1998$)
                -----------------------------------------------------
                       2002                      24.0 ()
                -----------------------------------------------------
                       2005                      24.1 ()
                -----------------------------------------------------
                       2010                      24.5 ()
                -----------------------------------------------------
                       2015                      24.7 ()
                -----------------------------------------------------
                       2020                    23.1 (-1.3)
                -----------------------------------------------------
                       2025                    23.6 (-0.1)
                -----------------------------------------------------
                       2030                    23.1 (-0.1)
                -----------------------------------------------------
                    (   ) shows changes from the Base Case.
                -----------------------------------------------------

     By 2025, projected demand growth is sufficient to absorb the overbuild, and energy prices are very similar to those in the Base Case.


PJM CAPACITY PRICE FORECAST - OVERBUILD CASE

     Capacity prices are also unchanged until 2020. In 2020, PJM has more capacity than required to meet local requirements. However, the excess can be absorbed by neighboring regions, and thus capacity still has considerable (although lesser) value and is derived as the price of capacity in the export region net firm transmission costs. Thus, the 2020 capacity price is approximately 15 percent lower than in the Base Case. By 2025, demand growth absorbs the excess, and once again, new builds are required for the system. The forecast for capacity prices in the PJM region in this case is shown in Exhibit 5-25.

                                  EXHIBIT 5-25
          PJM ANNUAL CAPACITY PRICE FORECAST ($/kW-YR) - OVERBUILD CASE

               -------------------------------------------------
                       YEAR             PURE CAPACITY PRICE
                                    ----------------------------
                                              (1998$)
               -------------------------------------------------
                       2002                   52.0 ()
               -------------------------------------------------
                       2005                   56.0 ()
               -------------------------------------------------
                       2010                   52.0 ()
               -------------------------------------------------
                       2015                   50.0 ()
               -------------------------------------------------
                       2020                   41 (-6)
               -------------------------------------------------
                       2025                   48 (+1)
               -------------------------------------------------
                       2030                   48 (+1)
               -------------------------------------------------
                   (    ) shows change from Base Case.
               -------------------------------------------------

                                  EXHIBIT 5-26
             FORECASTED CAPACITY ADDITIONS IN PJM(1) - OVERBUILD CASE


-------------------------------------------------------------------------------------------------------------
       YEAR                  COMBINED CYCLES                   COMBUSTION TURBINES               TOTAL
                   ------------------------------------------------------------------------
                        PLANNED          UNPLANNED         PLANNED           UNPLANNED
-------------------------------------------------------------------------------------------------------------
    1999-2002             970              1,290              0                1,026             3,286
-------------------------------------------------------------------------------------------------------------
    2003-2005              0               3,899              0                1,262             5,161
-------------------------------------------------------------------------------------------------------------
    2006-2010              0               5,864              0                  0               5,864
-------------------------------------------------------------------------------------------------------------
    2011-2015              0               9,500              0                1,418            10,918
-------------------------------------------------------------------------------------------------------------
    2016-2020            4,045             6,770            1,774              2,970            15,559
-------------------------------------------------------------------------------------------------------------
    2021-2025              0               5,963              0                1,105             7,068
-------------------------------------------------------------------------------------------------------------
    2026-2030              0               8,409              0                1,148             9,557
-------------------------------------------------------------------------------------------------------------
      Total              5,015            41,695            1,774              8,929            57,413
-------------------------------------------------------------------------------------------------------------

(1)Does not include104 MW expansion of pumped storage plant which ICF treats as a firm build.

DISCUSSION OF FACILITY DISPATCH - OVERBUILD CASE

     In 2020, there is a larger number of more efficient combined cycle units in the system relative to Red Oak, as compared to the Base Case. Thus, in certain marginal hours in 2020, Red Oak is displaced and its overall capacity factor is approximately 6 percent lower than in the Base Case.

                                  EXHIBIT 5-27
                        RED OAK DISPATCH - OVERBUILD CASE


             ----------------------------------------------------------------------------------
                      YEAR                   AVAILABLE TIME          REALIZED ENERGY PRICE
                                             DISPATCHED (%)     -------------------------------
                                                                           1998$/MWh
             ----------------------------------------------------------------------------------
                      2002                       84.2 ()                      25.0
             ----------------------------------------------------------------------------------
                      2005                       85.1 ()                      24.8
             ----------------------------------------------------------------------------------
                      2010                       83.3 ()                      25.2
             ----------------------------------------------------------------------------------
                      2015                       78.1 ()                      25.7
             ----------------------------------------------------------------------------------
                      2020                     64.7 (-5.8)                    24.2
             ----------------------------------------------------------------------------------
                      2025                     64.6 (+0.8)                    25.2
             ----------------------------------------------------------------------------------
                      2030                       61.3 ()                      24.7
             ----------------------------------------------------------------------------------

                 (   ) shows changes from the Base Case.

                                   APPENDIX A
                              ANNUAL PRICE RESULTS

-------------------------------------------------------------------------------

BASE CASE ANNUAL PRICE RESULTS


  Year     Red Oak Realized All-Hour Energy      PJM Capacity Price (98$/kW/yr)      Red Oak Firm Price (98$/MWh)
                   Price (98$/MWh)
  2002                   24.99                               52.0                               32.0
  2003                   24.92                               53.3                               32.1
  2004                   24.86                               54.6                               32.2
  2005                   24.79                               56.0                               32.3
  2006                   24.88                               55.2                               32.3
  2007                   24.97                               54.4                               32.3
  2008                   25.06                               53.6                               32.3
  2009                   25.15                               52.8                               32.4
  2010                   25.25                               52.0                               32.4
  2011                   25.33                               51.6                               32.5
  2012                   25.42                               51.2                               32.6
  2013                   25.51                               50.8                               32.7
  2014                   25.60                               50.4                               32.9
  2015                   25.69                               50.0                               33.0
  2016                   25.68                               49.4                               33.0
  2017                   25.68                               48.8                               33.1
  2018                   25.67                               48.2                               33.2
  2019                   25.67                               47.6                               33.2
  2020                   25.66                               47.0                               33.3
  2021                   25.59                               47.0                               33.4
  2022                   25.52                               47.0                               33.4
  2023                   25.45                               47.0                               33.5
  2024                   25.38                               47.0                               33.6
  2025                   25.31                               47.0                               33.7
  2026                   25.21                               47.0                               33.7
  2027                   25.11                               47.0                               33.7
  2028                   25.01                               47.0                               33.6
  2029                   24.91                               47.0                               33.6
  2030                   24.82                               47.0                               33.6

(1) Energy price realized during hours of dispatch, i.e., expressed at Red Oak capacity factor.
(2) Sum of realized energy price and capacity price at Red Oak capacity factor.

HIGH GAS CASE ANNUAL PRICE RESULTS


  Year     Red Oak Realized All-Hour Energy      PJM Capacity Price (98$/kW/yr)      Red Oak Firm Price(2)(98$/MWh)
                   Price(1)(98$/MWh)
  2002                   27.98                               52.0                               35.8
  2003                   28.28                               53.9                               36.4
  2004                   28.59                               55.9                               37.0
  2005                   28.90                               58.0                               37.7
  2006                   29.03                               56.5                               37.6
  2007                   29.16                               55.1                               37.5
  2008                   29.28                               53.7                               37.4
  2009                   29.41                               52.3                               37.3
  2010                   29.54                               51.0                               37.3
  2011                   29.51                               51.0                               37.3
  2012                   29.48                               51.0                               37.3
  2013                   29.45                               51.0                               37.3
  2014                   29.41                               51.0                               37.3
  2015                   29.38                               51.0                               37.3
  2016                   29.37                               50.2                               37.3
  2017                   29.36                               49.4                               37.3
  2018                   29.34                               48.6                               37.3
  2019                   29.33                               47.8                               37.3
  2020                   29.32                               47.0                               37.3
  2021                   29.24                               47.0                               37.5
  2022                   29.17                               47.0                               37.6
  2023                   29.09                               47.0                               37.8
  2024                   29.02                               47.0                               38.0
  2025                   28.94                               47.0                               38.2
  2026                   28.78                               47.0                               38.0
  2027                   28.63                               47.0                               37.9
  2028                   28.47                               47.0                               37.7
  2029                   28.32                               47.0                               37.6
  2030                   28.16                               47.0                               37.5

(1) Energy price realized during hours of dispatch, i.e., expressed at Red Oak capacity factor.
(2) Sum of realized energy price and capacity price at Red Oak capacity factor.

LOW GAS CASE ANNUAL PRICE RESULTS


  Year     Red Oak Realized All-Hour Energy      PJM Capacity Price (98$/kW/yr)      Red Oak Firm Price(2)(98$/MWh)
                   Price(1)(98$/MWh)
  2002                   27.98                               52.0                               35.8
  2003                   28.28                               53.9                               36.4
  2004                   28.59                               55.9                               37.0
  2005                   28.90                               58.0                               37.7
  2006                   29.03                               56.5                               37.6
  2007                   29.16                               55.1                               37.5
  2008                   29.28                               53.7                               37.4
  2009                   29.41                               52.3                               37.3
  2010                   29.54                               51.0                               37.3
  2011                   29.51                               51.0                               37.3
  2012                   29.48                               51.0                               37.3
  2013                   29.45                               51.0                               37.3
  2014                   29.41                               51.0                               37.3
  2015                   29.38                               51.0                               37.3
  2016                   29.37                               50.2                               37.3
  2017                   29.36                               49.4                               37.3
  2018                   29.34                               48.6                               37.3
  2019                   29.33                               47.8                               37.3
  2020                   29.32                               47.0                               37.3
  2021                   29.24                               47.0                               37.5
  2022                   29.17                               47.0                               37.6
  2023                   29.09                               47.0                               37.8
  2024                   29.02                               47.0                               38.0
  2025                   28.94                               47.0                               38.2
  2026                   28.78                               47.0                               38.0
  2027                   28.63                               47.0                               37.9
  2028                   28.47                               47.0                               37.7
  2029                   28.32                               47.0                               37.6
  2030                   28.16                               47.0                               37.5

(1) Energy price realized during hours of dispatch, i.e., expressed at Red Oak capacity factor.
(2) Sum of realized energy price and capacity price at Red Oak capacity factor.

OVERBUILD CASE ANNUAL PRICE RESULTS


  Year     Red Oak Realized All-Hour Energy      PJM Capacity Price (98$/kW/yr)      Red Oak Firm Price(2)(98$/MWh)
                   Price(1)(98$/MWh)
  2002                   21.39                               47.0                               27.1
  2003                   21.23                               49.5                               27.2
  2004                   21.07                               52.2                               27.4
  2005                   20.92                               55.0                               27.5
  2006                   20.96                               54.8                               27.6
  2007                   21.01                               54.6                               27.6
  2008                   21.05                               54.4                               27.7
  2009                   21.10                               54.2                               27.7
  2010                   21.15                               54.0                               27.8
  2011                   21.20                               53.6                               27.8
  2012                   21.25                               53.2                               27.8
  2013                   21.30                               52.8                               27.8
  2014                   21.35                               52.4                               27.8
  2015                   21.40                               52.0                               27.8
  2016                   21.41                               51.2                               27.8
  2017                   21.42                               50.4                               27.8
  2018                   21.44                               49.6                               27.8
  2019                   21.45                               48.8                               27.8
  2020                   21.46                               48.0                               27.8
  2021                   21.36                               48.0                               27.8
  2022                   21.27                               48.0                               27.8
  2023                   21.17                               48.0                               27.8
  2024                   21.08                               48.0                               27.8
  2025                   20.98                               48.0                               27.8
  2026                   20.95                               48.0                               27.9
  2027                   20.92                               48.0                               28.0
  2028                   20.89                               48.0                               28.1
  2029                   20.86                               48.0                               28.2
  2030                   20.83                               48.0                               28.4

(1) Energy prices realized during hours of dispatch, i.e., expressed at Red Oak capacity factor.
(2) Sum of realized energy price and capacity price at Red Oak capacity factor.

GAS PRICE COMPARISON (98$/MMBtu)


  Year           Base Case       High Gas Case     Low Gas Case         Overbuild Case
  2002             2.59              3.10              2.10                 2.59
  2003             2.61              3.12              2.12                 2.61
  2004             2.64              3.14              2.14                 2.64
  2005             2.66              3.17              2.16                 2.66
  2006             2.68              3.19              2.19                 2.68
  2007             2.70              3.22              2.21                 2.70
  2008             2.73              3.24              2.24                 2.73
  2009             2.75              3.27              2.26                 2.75
  2010             2.78              3.29              2.29                 2.78
  2011             2.81              3.32              2.31                 2.81
  2012             2.83              3.34              2.34                 2.83
  2013             2.86              3.37              2.37                 2.86
  2014             2.89              3.40              2.40                 2.89
  2015             2.93              3.43              2.42                 2.93
  2016             2.95              3.45              2.45                 2.95
  2017             2.97              3.47              2.47                 2.97
  2018             2.99              3.50              2.49                 2.99
  2019             3.01              3.52              2.52                 3.01
  2020             3.03              3.55              2.54                 3.02
  2021             3.03              3.55              2.54                 3.02
  2022             3.04              3.55              2.54                 3.02
  2023             3.04              3.55              2.54                 3.03
  2024             3.04              3.55              2.53                 3.03
  2025             3.04              3.55              2.53                 3.03
  2026             3.04              3.55              2.53                 3.03
  2027             3.04              3.55              2.53                 3.03
  2028             3.04              3.55              2.53                 3.03
  2029             3.03              3.55              2.53                 3.03
  2030             3.03              3.54              2.53                 3.03

                                   APPENDIX B

                 DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY

STRUCTURE OF THE COMPETITIVE MARKET

     The premise of this study is that all the facilities will primarily function in a competitive, deregulated, commodity-oriented, wholesale power business. This represents a change relative to most previous power projects in the United States that were built under different, much more regulated circumstances. The goal of this chapter is to describe the changes in the business environment facing the facilities and future power plants making at least some merchant sales, especially the change in the commercial risk. Later chapters will describe the economics of the new business and the computer-based market modeling performed as part of our analysis of the wholesale power market.

REGULATORY SETTING PRIOR TO EPACT (1992)

     Prior to the start of deregulation, regulation was primarily conducted by individual states. Most power was produced by vertically integrated, investor-owned utilities. Regulators mandated cost-plus pricing of electricity to retail customers who were only permitted to purchase power from the state-franchised utility. Under cost-plus pricing, utilities were allowed to charge prices sufficient to recover all prudently incurred costs of producing electricity, including an allowed rate of return on equity capital in the firm. Prices, or retail tariffs, were established through periodic rate case proceedings, and remained fixed until the next proceeding. Throughout most of the history of this system, cost-plus facilitated low cost corporate financing of even very large power plants and other capital investments.

     The regulatory lag between proceedings gave the utility some incentive to maintain efficient operations. In addition, regulators attempted to mandate utility action to decrease costs. However, by the late 1970s, policy-makers became dissatisfied in part due to rising electricity prices and two other key issues: (i) that cost-plus pricing failed to accommodate rapid technological change, and (ii) it failed to penalize utilities for poor investment decisions.

     The first major step towards deregulating electric utilities occurred with the passage on the federal level of the Public Utilities Regulatory Policies Act (PURPA). Secondarily, there also was the passage of the Power plant and Industrial Fuel Use Act; both laws were passed in 1978. The key element of PURPA was the requirement that utilities connect qualifying facilities (QFs), a category including coal and renewable-fuel based generation facilities, to the transmission grid and to purchase the power at or below the utilities' avoided cost (e.g., the variable and/or fixed costs the utility would have incurred to build and/or operate their own power plants). Utilities were also required to offer stand-by power to QFs at non-discriminatory rates.

     The Power Plant and Industrial Fuel Use Act barred the use of fuel oil and natural gas in new utility power plant facilities, forcing utilities to look to QFs and Independent Power Producers (IPPs) for supplemental peak-load requirements. Indeed, this entire move to keep utilities from gas eventually coincided with two key developments: (i) advances in small, easy to operate jet engine-based power-plants; and (ii) falling natural gas prices. Ultimately, the fuel use act was repealed but not before the momentum of power plant construction had shifted away from regulated utilities.

     Qualifying facilities proliferated in several states at the urging of local regulators which allowed them to enter into long-term contracts at prices equal to the avoided cost determined by state regulators. The use of long-term contracts allowed both QF and IPP projects to be heavily levered (most projects were financed at debt/equity ratios of four) and obtain low cost non-recourse project financing. By the early 1990s, as electricity demand growth continued, most new construction was being met by non-utility projects.

     The level of avoided costs, determined ex ante by regulators, was often very high relative to actual market rates, providing limited benefits or often excessive costs to ratepayers. This was in spite of low financing costs. As a result, many states and FERC established competitive bidding systems to achieve lower contract prices. Problems notwithstanding, PURPA demonstrated that utilities could integrate non-utility generating sources (NUGs) into their supply decisions as a reliable source of power and the financing could be made available. Further, it clearly raised the prospect that generation was not a natural monopoly and hence could be a deregulated competitive industry.

THE ROAD TO REGULATION

Wisconsin and New York were among the first states to start regulating electric utilities in 1907. With the Public Utilities Holding Company Act of 1935, multi-state holding companies were required to adopt simple corporate structures which became subject primarily to state regulation. Asset acquisition was confined to geographically defined areas and limited to utility-related functions, and regulatory oversight was established to monitor transactions among holding company affiliates. The Federal Water Power Act of 1920 and the Federal Power Act of 1935 provided for the creation of the Federal Power Commission (renamed the Federal Energy Regulatory Commission (FERC) in 1977) whose purpose was to regulate transactions involving the interstate transmission of electricity (among other duties). This practically restricted FERC to regulating transactions between utilities. The FPC also had the power to order interconnection among utilities. By the Post-World War II period, the country had in place the mixed state-federal system described in this chapter.

COMPETITION AFTER EPACT

     The Energy Policy Act (EPAct), enacted in 1992, addressed several key barriers to competition. Prior to EPAct, the non-utility generator was prohibited from using transmission to reach other buyers, and hence faced only one buyer - i.e., transmission was not subject to common carrier status. EPAct required transmission-owning utilities to deliver power from generators to other utilities and electric wholesale customers at reasonable, non-discriminatory, cost-based rates. The Act also provided for Exempt Wholesale Generators (EWGs), which are exempt from PURPA requirements on both fuel use and the corporate structure required under PUHCA, and were allowed to sell their power at market-determined prices. They essentially provided access to transmission for practically any new power plant. FERC Orders 888 and 889 were issued to implement the provisions of EPAct and required utilities to file their transmission tariffs with the FERC. Also, a separate decision by FERC opened power trading to non-utilities creating the wholesale power marketing industry. FERC's swift issuance of rather complex orders was facilitated by its prior deregulation of the natural gas transmission industry. Overall, EPAct and FERC action laid the foundations required for the creation of deregulated wholesale power markets.

     During this period FERC did not attempt to change end-user regulations, in deference to the authority of state regulators. However, aggressive FERC action set off a major change in state regulation, promising to further change the generation business. Today many state utility commissions and legislatures are in various stages of advancing their own deregulation plans. Most restructuring efforts allow limited or full access to end user consumers, with transmission and distribution systems regulated as common carriers. Under this arrangement, so-called "aggregators" or "marketers" act as intermediaries between generators and customers by aggregating customer loads and arranging with generators to meet the aggregate demand. This further supports new power plant construction since the buy side is thus opened.

     In order to achieve a level playing field, many states are also trying to require the establishment of an Independent System Operator (ISO) responsible for the unbiased dispatch of power, and/or a Power Exchange (PX) in which prices and quantities of power are determined.

IMPACT OF STRANDED COSTS

     Under cost-plus pricing, utilities were allowed to depreciate their assets and earn returns without regard to changes in the actual market value. Deregulation could change this. Under deregulation and current market conditions, many of the generation plants currently insulated by cost-plus pricing to franchised end use customers would show negative cash flows based on the remaining, undepreciated asset balances. The undepreciated assets that would not likely be recovered in a competitive environment are called "stranded assets." In addition, as mentioned, a large number of the contracts with both QFs and IPPs were priced prior to the deflation of energy prices after 1986, or used a level of avoided cost well above current market prices. If utilities holding such contracts were opened to competition, they would be forced to purchase power at above-market prices. Utilities may also be required to incur costs associated with specific environmental and social obligations mandated by the state that would not be recoverable in a competitive environment.

     The above market costs which result from deregulation are generally referred to as "stranded costs." Some state deregulation plans allow for partial or full recovery of stranded costs through non-bypassable competitive transition or societal benefits charges levied by the distribution company. The charges may continue until either all of the stranded costs have been recovered, or, in the case of charges to cover environmental and social programs, until regulators deem fit. Alternatively, regulators have set a transition period in which utilities can ameliorate their stranded cost problem through continuing depreciation and sales to end users at fixed above-market rates.

     The recovery of stranded costs does not directly affect our analysis. Competitive market prices and conditions reflect cash going forward, marginal costs, not the resolution of sunk stranded costs. However, there are indirect impacts of stranded cost recovery. For example, it has implications for retail prices and the market demand for electricity. For example, with only partial stranded cost recovery, lower retail prices may result which, in turn, may result in increased demand. The likely result of higher demand is accommodated in ICF's analysis, which has often rejected utility growth projections as being too low for this and other reasons.

     Additionally, resolution of stranded cost recovery is associated with other aspects of deregulation of the industry. These include rationalization of generation; notably the shutdown of uneconomic plants whose cash costs cannot be recovered but which are now insulated by cost plus regulation. This potentially includes some nuclear units as well as some conventional steam fossil units. On the other hand, full exposure to market incentives may result in modest upgrades of plant availabilities and capacities and some tapping of underutilized coal and repowering opportunities. On net, we have modeled some moderate changes or potential for changes; see later discussion.

     We do not believe, contrary to some public views, that treatment of stranded cost will result in widespread bankruptcy. However, even if it did, the operational and price effects should still be limited.

     Another related issue is divestiture of generation. In order to value assets and stranded costs, states are encouraging sales of generation assets. This also decreases market power. This analysis assumes a competitive market and to the extent this is not true, long-run prices and plant revenues could be higher.

SELECT ADDITIONAL DEREGULATION ISSUES

     FERC is also considering additional issues related to transmission. Chief among these relates to the treatment of congestion. This study anticipates congestion to a large degree by incorporating transmission constraints between regions. Also, FERC is considering additional aggregation of regions into regional ISOs. This is also anticipated in our analysis, which assumes regional consolidation of tariffs.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS



    Section 18-108 of the Delaware Limited Liability Company Act provides that subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and will have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.



    Section 4.2 of our Limited Liability Company Agreement provides that we will indemnify to the fullest extent permitted by the laws of the State of Delaware, as from time to time in effect, the Directors and Officers of our company.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
3*                      Amended and Restated Limited Liability Company Agreement,
                        dated as of November 23, 1999 by AES Red Oak, L.L.C.

4.1(a)*                 Trust Indenture, dated as of March 1, 2000, by and among AES
                        Red Oak, L.L.C., the Trustee and the Depositary Bank.

4.1(b)*                 First Supplemental Indenture, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., the Trustee and the
                        Depositary Bank.

4.2*                    Collateral Agency and Intercreditor Agreement, dated as of
                        March 1, 2000, by and among AES Red Oak, L.L.C., the
                        Trustee, the Collateral Agent, the Debt Service Reserve
                        Letter of Credit Provider, the Power Purchase Agreement
                        Letter of Credit Provider, the Working Capital Provider and
                        the Depositary Bank.

4.3*                    Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of March 1, 2000, by and among AES Red
                        Oak, L.L.C., the Debt Service Reserve Letter of Credit
                        Provider and the Banks named therein.

4.4*                    Power Purchase Agreement Letter of Credit and Reimbursement
                        Agreement, dated as of March 1, 2000, by and among AES Red
                        Oak, L.L.C., the Power Purchase Agreement Letter of Credit
                        Provider and the Banks named therein.

4.5*                    Global Bond, dated March 15, 2000, evidencing 8.54% Senior
                        Secured Bonds of AES Red Oak, L.L.C., Series A due 2019 in the principal amount of $224,000,000.

4.6*                    Global Bond, dated March 15, 2000, evidencing 9.20% Senior
                        Secured Bonds of AES Red Oak, L.L.C., Series B due 2029 in the principal amount of $160,000,000.

4.7*                    Equity Subscription Agreement, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., AES Red Oak, Inc. and the
                        Collateral Agent.

4.8*                    Working Capital Agreement, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., Working Capital Provider, and the
                        Banks named therein.

4.9* Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
4.10*                   Pledge and Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, Inc. and the Collateral Agent.

4.11*                   Pledge and Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

4.12*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between Williams Energy Marketing & Trading Company and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the Power Purchase Agreement).

4.13*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between The Williams Companies, Inc. and the Collateral
                        Agent, and consented to by AES Red Oak, L.L.C. (with respect to the PPA Guaranty)

4.14* Consent to Assignment, dated as of March 1, 2000, by and between Raytheon Engineers & Constructors, Inc. and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the EPC Contract).

4.15*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between Raytheon Company and the Collateral Agent, and
                        consented to by AES Red Oak, L.L.C. (with respect to the EPC
                        Guaranty).

4.16* Consent to Assignment, dated as of March 1, 2000, by and between Siemens Westinghouse Power Corporation and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the Maintenance Services Agreement).

4.17*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between AES Sayreville, L.L.C. and the Collateral Agent, and consented to by AES Red Oak, L.L.C. (with respect to the
                        Development and Operations Services Agreement).

4.18*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between Jersey Central Power and Light Company d/b/a/ GPU
                        Energy and the Collateral Agent, and consented to by AES Red
                        Oak, L.L.C. (with respect to the Interconnection Agreement).

4.19*                   Consent to Assignment, dated as of March 1, 2000, by and
                        between the Borough of Sayreville and the Collateral Agent, and consented to by AES Red Oak, L.L.C. (with respect to the
                        Water Supply Agreement).

5*                      Opinion of Hunton & Williams regarding Legality.

10.1+                   Fuel Conversion Services, Capacity and Ancillary Services
                        Purchase Agreement, dated as of September 17, 1999, and
                        Amendment No. 1, dated as of February 21, 2000, by and
                        between AES Red Oak, L.L.C. and Williams Energy Marketing &
                        Trading Company. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.2(a)+                Agreement for Engineering, Procurement and Construction
                        Services, dated as of October 15, 1999, and Amendment No. 1, dated as of February 23, 2000, by and between AES Red Oak,
                        L.L.C. and Raytheon Engineers & Constructors, Inc. (Portions
                        of this exhibit have been omitted pursuant to a request for confidential treatment.)

10.2(b)+                EPC Contract Prepayment Coordination Agreement, dated as of
                        March 14, 2000, between AES Red Oak, L.L.C. and Raytheon
                        Engineers and Constructors, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential
                        treatment.)

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
10.3+                   Guaranty, dated as of October 15, 1999, by Raytheon Company in favor of AES Red Oak, L.L.C. (Portions of this exhibit
                        have been omitted pursuant to a request for confidential
                        treatment.)

10.4+                   Maintenance Program Parts, Shop Repairs and Scheduled Outage
                        TFA Services Contract, dated as of December 8, 1999, and
                        Amendment No. 1, dated February 15, 2000, by and between AES
                        Red Oak, L.L.C. and Siemens Westinghouse Power Corporation.
                        (Portions of this exhibit have been omitted pursuant to a
                        request for confidential treatment.)

10.5+                   Development and Operations Services Agreement, dated as of
                        March 1, 2000, by and between AES Sayreville, L.L.C. and AES
                        Red Oak, L.L.C.

10.7* Water Supply Agreement, dated as of December 22, 1999, by and between AES Red Oak, L.L.C. and the Borough of Sayreville.

10.8+                   Generation Facility Transmission Interconnection Agreement,
                        dated as of April 27, 1999, by and between Jersey Central
                        Power & Light Company d/b/a GPU Energy and AES Red Oak,
                        L.L.C.

10.9*                   Mortgage, Security Agreement and Assignment of Leases and
                        Income, dated as of March 1, 2000, by and between AES Red
                        Oak, L.L.C. and the Mortgagee.

10.10*                  Assignment of Leases and Income, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

10.11* Financial Agreement, dated as of December 3, 1999, by and between AES Red Oak Urban Renewal Corporation and the
                        Borough of Sayreville.

10.12*                  Promissory Note, dated as of March 15, 2000, of AES Red Oak
                        Urban Renewal Corporation to AES Red Oak, L.L.C.

10.13* Ground Lease Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and AES Red Oak Urban Renewal
                        Corporation.

10.14* Sublease Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

10.15* Memorandum of Ground Lease, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and AES Red Oak Urban
                        Renewal Corporation.

10.16* Memorandum of Sublease, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

10.17*                  Construction Agency Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES
                        Red Oak, L.L.C.

10.18*                  Leasehold Mortgage, Security Agreement and Assignment of
                        Leases and Income, dated as of March 1, 2000, by and between
                        AES Red Oak Urban Renewal Corporation and AES Red Oak,
                        L.L.C.

10.19*                  Assignment of Mortgage, dated as of March 1, 2000, by AES
                        Red Oak, L.L.C. in favor of the Collateral Agent.

10.20* URC Security Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
10.21*                  Assignment of Leases and Income, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES
                        Red Oak, L.L.C.

10.22* Assignment of Assignment of Leases and Income, dated as of March 1, 2000, by AES Red Oak, L.L.C. in favor of the
                        Collateral Agent.

10.23+                  Guaranty, dated as of March 1, 2000, by The Williams
                        Companies, Inc. in favor of AES Red Oak, L.L.C. (PPA
                        Guaranty). (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

23.1*                   Consent of Stone & Webster.

23.2*                   Consent of ICF Resources Incorporated.

23.3*                   Consent of Hunton & Williams (contained in Exhibit 5).

23.4                    Consent of Deloitte & Touche LLP.

24* Power of Attorney (included on the signature page of this registration statement).

25*                     Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee under the Indenture.

27*                     Financial Data Schedule.

99.1*                   Form of Letter of Transmittal.

99.2*                   Form of Letter to Clients.

99.3*                   Form of Letter to Registered Holders and DTC Participants.

99.4*                   Form of Notice of Guaranteed Delivery.


------------------------


* Previously filed as an Exhibit to the Company's Registration Statement No. 333-40478 on Form S-4.



+ Previously filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement No. 333-40478 on Form S-4.

ITEM 22.  UNDERTAKINGS



    A. The undersigned registrant hereby undertakes:



       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price described in the "Calculation of Registration Fee" table in the effective registration statement; and



           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement.



       2. That, for the purpose of determining any liability under the Securities Act of 1933, each the post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be initial bona fide offering thereof.



       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



    B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.



    C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



    D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, and Commonwealth of Virginia, on August 11, 2000.



                                                       AES RED OAK, L.L.C.

                                                       By:             /s/ JOHN RUGGIRELLO
                                                            -----------------------------------------
                                                                         John Ruggirello


                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                   TITLE                            DATE
               ---------                                   -----                            ----
          /s/ JOHN RUGGIRELLO            President and Director
    -------------------------------                                                    August 11, 2000
            John Ruggirello

           /s/ BARRY SHARP*              Director and Chief Financial Officer
    -------------------------------      (and principal accounting officer)            August 11, 2000
              Barry Sharp

                                         Director
    -------------------------------                                                    August 11, 2000
              Roger Naill

          /s/ JOHN RUGGIRELLO
    -------------------------------
  *John Ruggirello, Attorney-in-Fact

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 3*                     Amended and Restated Limited Liability Company Agreement,
                        dated as of November 23, 1999 by AES Red Oak, L.L.C.

 4.1(a)*                Trust Indenture, dated as of March 1, 2000, by and among AES
                        Red Oak, L.L.C., the Trustee and the Depositary Bank.

 4.1(b)*                First Supplemental Indenture, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., the Trustee and the
                        Depositary Bank.

 4.2*                   Collateral Agency and Intercreditor Agreement, dated as of
                        March 1, 2000, by and among AES Red Oak, L.L.C., the
                        Trustee, the Collateral Agent, the Debt Service Reserve
                        Letter of Credit Provider, the Power Purchase Agreement
                        Letter of Credit Provider, the Working Capital Provider and
                        the Depositary Bank.

 4.3*                   Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of March 1, 2000, by and among AES Red
                        Oak, L.L.C., the Debt Service Reserve Letter of Credit
                        Provider and the Banks named therein.

 4.4*                   Power Purchase Agreement Letter of Credit and Reimbursement
                        Agreement, dated as of March 1, 2000, by and among AES Red
                        Oak, L.L.C., the Power Purchase Agreement Letter of Credit
                        Provider and the Banks named therein.

 4.5*                   Global Bond, dated March 15, 2000, evidencing 8.54% Senior
                        Secured Bonds of AES Red Oak, L.L.C., Series A due 2019 in the principal amount of $224,000,000.

 4.6*                   Global Bond, dated March 15, 2000, evidencing 9.20% Senior
                        Secured Bonds of AES Red Oak, L.L.C., Series B due 2029 in the principal amount of $160,000,000.

 4.7*                   Equity Subscription Agreement, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., AES Red Oak, Inc. and the
                        Collateral Agent.

 4.8*                   Working Capital Agreement, dated as of March 1, 2000, by and among AES Red Oak, L.L.C., Working Capital Provider, and the
                        Banks named therein.

 4.9* Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

 4.10*                  Pledge and Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, Inc. and the Collateral Agent.

 4.11*                  Pledge and Security Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

 4.12*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between Williams Energy Marketing & Trading Company and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the Power Purchase Agreement).

 4.13*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between The Williams Companies, Inc. and the Collateral
                        Agent, and consented to by AES Red Oak, L.L.C. (with respect to the PPA Guaranty)

 4.14* Consent to Assignment, dated as of March 1, 2000, by and between Raytheon Engineers & Constructors, Inc. and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the EPC Contract).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 4.15*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between Raytheon Company and the Collateral Agent, and
                        consented to by AES Red Oak, L.L.C. (with respect to the EPC
                        Guaranty).

 4.16* Consent to Assignment, dated as of March 1, 2000, by and between Siemens Westinghouse Power Corporation and the
                        Collateral Agent, and consented to by AES Red Oak, L.L.C.
                        (with respect to the Maintenance Services Agreement).

 4.17*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between AES Sayreville, L.L.C. and the Collateral Agent, and consented to by AES Red Oak, L.L.C. (with respect to the
                        Development and Operations Services Agreement).

 4.18*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between Jersey Central Power and Light Company d/b/a/ GPU
                        Energy and the Collateral Agent, and consented to by AES Red
                        Oak, L.L.C. (with respect to the Interconnection Agreement).

 4.19*                  Consent to Assignment, dated as of March 1, 2000, by and
                        between the Borough of Sayreville and the Collateral Agent, and consented to by AES Red Oak, L.L.C. (with respect to the
                        Water Supply Agreement).

 5*                     Opinion of Hunton & Williams regarding Legality.

 10.1+                  Fuel Conversion Services, Capacity and Ancillary Services
                        Purchase Agreement, dated as of September 17, 1999, and
                        Amendment No. 1, dated as of February 21, 2000, by and
                        between AES Red Oak, L.L.C. and Williams Energy Marketing &
                        Trading Company. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

 10.2(a)+               Agreement for Engineering, Procurement and Construction
                        Services, dated as of October 15, 1999, and Amendment No. 1, dated as of February 23, 2000, by and between AES Red Oak,
                        L.L.C. and Raytheon Engineers & Constructors, Inc. (Portions
                        of this exhibit have been omitted pursuant to a request for confidential treatment.)

 10.2(b)+               EPC Contract Prepayment Coordination Agreement, dated as of
                        March 14, 2000, between AES Red Oak, L.L.C. and Raytheon
                        Engineers and Constructors, Inc. (Portions of this exhibit have been omitted pursuant to a request for confidential
                        treatment.)

 10.3+                  Guaranty, dated as of October 15, 1999, by Raytheon Company in favor of AES Red Oak, L.L.C. (Portions of this exhibit
                        have been omitted pursuant to a request for confidential
                        treatment.)

 10.4+                  Maintenance Program Parts, Shop Repairs and Scheduled Outage
                        TFA Services Contract, dated as of December 8, 1999, and
                        Amendment No. 1, dated February 15, 2000, by and between AES
                        Red Oak, L.L.C. and Siemens Westinghouse Power Corporation.
                        (Portions of this exhibit have been omitted pursuant to a
                        request for confidential treatment.)

 10.5+                  Development and Operations Services Agreement, dated as of
                        March 1, 2000, by and between AES Sayreville, L.L.C. and AES
                        Red Oak, L.L.C.

 10.7* Water Supply Agreement, dated as of December 22, 1999, by and between AES Red Oak, L.L.C. and the Borough of Sayreville.

 10.8+                  Generation Facility Transmission Interconnection Agreement,
                        dated as of April 27, 1999, by and between Jersey Central
                        Power & Light Company d/b/a GPU Energy and AES Red Oak,
                        L.L.C.

 10.9*                  Mortgage, Security Agreement and Assignment of Leases and
                        Income, dated as of March 1, 2000, by and between AES Red
                        Oak, L.L.C. and the Mortgagee.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 10.10*                 Assignment of Leases and Income, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and the Collateral Agent.

 10.11* Financial Agreement, dated as of December 3, 1999, by and between AES Red Oak Urban Renewal Corporation and the
                        Borough of Sayreville.

 10.12*                 Promissory Note, dated as of March 15, 2000, of AES Red Oak
                        Urban Renewal Corporation to AES Red Oak, L.L.C.

 10.13* Ground Lease Agreement, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and AES Red Oak Urban Renewal
                        Corporation.

 10.14* Sublease Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

 10.15* Memorandum of Ground Lease, dated as of March 1, 2000, by and between AES Red Oak, L.L.C. and AES Red Oak Urban
                        Renewal Corporation.

 10.16* Memorandum of Sublease, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

 10.17*                 Construction Agency Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES
                        Red Oak, L.L.C.

 10.18*                 Leasehold Mortgage, Security Agreement and Assignment of
                        Leases and Income, dated as of March 1, 2000, by and between
                        AES Red Oak Urban Renewal Corporation and AES Red Oak,
                        L.L.C.

 10.19*                 Assignment of Mortgage, dated as of March 1, 2000, by AES
                        Red Oak, L.L.C. in favor of the Collateral Agent.

 10.20* URC Security Agreement, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES Red
                        Oak, L.L.C.

 10.21*                 Assignment of Leases and Income, dated as of March 1, 2000, by and between AES Red Oak Urban Renewal Corporation and AES
                        Red Oak, L.L.C.

 10.22* Assignment of Assignment of Leases and Income, dated as of March 1, 2000, by AES Red Oak, L.L.C. in favor of the
                        Collateral Agent.

 10.23+                 Guaranty, dated as of March 1, 2000, by The Williams
                        Companies, Inc. in favor of AES Red Oak, L.L.C. (PPA
                        Guaranty). (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

 23.1*                  Consent of Stone & Webster.

 23.2*                  Consent of ICF Resources Incorporated.

 23.3*                  Consent of Hunton & Williams (contained in Exhibit 5).

 23.4                   Consent of Deloitte & Touche LLP.

 24* Power of Attorney (included on the signature page of this registration statement).

 25*                    Statement of Eligibility and Qualification on Form T-1 of
                        The Bank of New York, as Trustee under the Indenture.

 27*                    Financial Data Schedule.

 99.1*                  Form of Letter of Transmittal.

 99.2*                  Form of Letter to Clients.

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
 99.3*                  Form of Letter to Registered Holders and DTC Participants.

 99.4*                  Form of Notice of Guaranteed Delivery.

------------------------

* Previously filed as an Exhibit to our Company's Registration Statement No. 333-40478 on Form S-4.


+ Previously filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement No. 333-40478 on Form S-4.